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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM N-1A



REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT
         OF 1940  (No. 811-7736)                                             [X]

         Amendment No.  45                                                   [X]
                       ----




                       (Check appropriate box or boxes.)




JANUS ASPEN SERIES
--------------------------------------------------------------------------------
(Exact Name of Registrant as Specified in Charter)


151 Detroit Street, Denver, Colorado 80206-4805
--------------------------------------------------------------------------------
Address of Principal Executive Offices           (Zip Code)


Registrant's Telephone No., including Area Code:  303-333-3863
                                                --------------------------------


Stephanie Grauerholz-Lofton - 151 Detroit Street, Denver, Colorado 80206-4805
--------------------------------------------------------------------------------
(Name and Address of Agent for Service)






EXPLANATORY NOTE

Corrective Filing
This is a corrective filing. This registration statement has been filed pursuant to Section 8(b) of the Investment Company Act of 1940.

                                         May 1, 2007

                                         GROWTH & CORE
                                          Large Cap Growth Portfolio
                                          Forty Portfolio
                                          Mid Cap Growth Portfolio
                                          Growth and Income Portfolio
                                          Fundamental Equity Portfolio
                                          Balanced Portfolio
                                         VALUE
                                          Mid Cap Value Portfolio
                                         INTERNATIONAL & GLOBAL
                                          Worldwide Growth Portfolio
                                          International Growth Portfolio
                                         SPECIALTY EQUITY
                                          Global Technology Portfolio
                                          Global Life Sciences Portfolio
                                         BOND
                                          Flexible Bond Portfolio
                                         MONEY MARKET
                                          Money Market Portfolio

                               JANUS ASPEN SERIES

                              INSTITUTIONAL SHARES

                                   Prospectus

     The Securities and Exchange Commission has not approved or disapproved of these securities or passed on the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

(JANUS LOGO)

        This Prospectus describes thirteen series (each, a "Portfolio" and collectively, the "Portfolios") of Janus Aspen Series (the "Trust") with a variety of investment objectives, including growth of capital, capital appreciation, current income, and a combination of growth and income. Janus Capital Management LLC ("Janus Capital") serves as investment adviser to each Portfolio. Mid Cap Value Portfolio is subadvised by Perkins, Wolf, McDonnell and Company, LLC ("Perkins").

        Each Portfolio of Janus Aspen Series currently offers one or more classes of shares. The Institutional Shares (the "Shares") are sold under the name of "Janus Aspen Series" and are offered by this Prospectus in connection with investment in and payments under variable annuity contracts and variable life insurance contracts (collectively, "variable insurance contracts"), as well as certain qualified retirement plans.

        Janus Aspen Series - Institutional Shares sells and redeems its Shares at net asset value without sales charges, commissions, or redemption fees. Each variable insurance contract involves fees and expenses that are not described in this Prospectus. Certain Portfolios may not be available in connection with a particular contract and certain contracts may limit allocations among the Portfolios. Refer to the accompanying contract prospectus for information regarding contract fees and expenses and any restrictions on purchases or allocations.

        This Prospectus contains information that a prospective purchaser of a variable insurance contract or plan participant should consider in conjunction with the accompanying separate account prospectus of the specific insurance company product before allocating purchase payments or premiums to the Portfolios.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

    RISK/RETURN SUMMARY
       Large Cap Growth Portfolio...............................    2
       Forty Portfolio..........................................    4
       Mid Cap Growth Portfolio.................................    6
       Growth and Income Portfolio..............................    8
       Fundamental Equity Portfolio.............................   10
       Balanced Portfolio.......................................   12
       Mid Cap Value Portfolio..................................   14
       Worldwide Growth Portfolio...............................   16
       International Growth Portfolio...........................   18
       Global Technology Portfolio..............................   20
       Global Life Sciences Portfolio...........................   23
       Flexible Bond Portfolio..................................   26
       Money Market Portfolio...................................   28

    FEES AND EXPENSES...........................................   30

    PRINCIPAL INVESTMENT STRATEGIES AND RISKS
       Portfolios other than Money Market Portfolio.............   33
       Frequently asked questions about principal investment
         strategies.............................................   33
       Risks common to all Non-Money Market Portfolios..........   37
       Frequently asked questions about certain risks of
         Non-Money Market Portfolios............................   37
       General portfolio policies of the Portfolios other than
         Money Market Portfolio.................................   40
       Money Market Portfolio...................................   43

    MANAGEMENT OF THE PORTFOLIOS
       Investment adviser.......................................   45
       Management expenses......................................   45
       Subadviser...............................................   48
       Investment personnel.....................................   48

    OTHER INFORMATION...........................................   52

    DISTRIBUTIONS AND TAXES.....................................   55

    SHAREHOLDER'S GUIDE
       Pricing of portfolio shares..............................   56
       Purchases................................................   57
       Redemptions..............................................   57
       Excessive trading........................................   58
       Shareholder communications...............................   60

    FINANCIAL HIGHLIGHTS........................................   61

    GLOSSARY OF INVESTMENT TERMS................................   74

    EXPLANATION OF RATING CATEGORIES............................   79

                                                            Table of contents  1

RISK/RETURN SUMMARY
--------------------------------------------------------------------------------

LARGE CAP GROWTH PORTFOLIO

   Large Cap Growth Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   LARGE CAP GROWTH PORTFOLIO seeks long-term growth of capital in a manner consistent with the preservation of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio has a policy of investing at least 80% of its net assets in the type of securities suggested by its name, as described below. The Portfolio will notify you in writing at least 60 days before making any changes to this policy. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES


   The Portfolio pursues its investment objective by investing, under normal circumstances, at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in common stocks of large-sized companies. Large-sized companies are those whose market capitalization falls within the range of companies in the Russell 1000(R) Index at the time of purchase. The market capitalizations within the index will vary, but as of March 31, 2007, they ranged from approximately $1.2 billion to $432.3 billion.


   For the Portfolio's 80% investment policy, assets are measured at the time of purchase.

   The portfolio manager applies a "bottom up" approach in choosing investments. In other words, the portfolio manager looks at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio manager is unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.

   Within the parameters of its specific investment policies, the Portfolio may invest without limit in foreign equity and debt securities, which may include investments in emerging markets.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.


   The Portfolio may have significant exposure to foreign markets, including emerging markets, that can be more volatile than the U.S. markets. As a result, its returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. A market swing in one or more countries or regions where the Portfolio has invested a significant amount of its assets may have a greater effect on the Portfolio's performance than it would in a more geographically diversified portfolio. The Portfolio's investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries.


 2  Janus Aspen Series

   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. The table compares the average annual returns for the Institutional Shares of the Portfolio for the periods indicated to broad-based securities market indices. The indices are unmanaged and are not available for direct investment. All figures assume reinvestment of dividends and distributions.


   LARGE CAP GROWTH PORTFOLIO - INSTITUTIONAL SHARES


      Annual returns for periods ended 12/31
                  22.75%     35.66%     43.98%    (14.55)%   (24.73)%   (26.51)%    31.73%      4.57%      4.23%        11.38%
                   1997       1998       1999       2000       2001       2002       2003       2004       2005          2006

      Best Quarter:  4th-1998 27.71%    Worst Quarter:  3rd-2001 (24.79)%



                                                              Average annual total return for periods ended 12/31/06
                                                              ------------------------------------------------------
                                                                                                     Since Inception
                                                                    1 year    5 years    10 years       (9/13/93)
          Large Cap Growth Portfolio - Institutional Shares         11.38%     3.28%      6.13%           8.54%
          Russell 1000(R) Growth Index(1)                            9.07%     2.69%      5.44%           8.80%
            (reflects no deduction for fees or expenses)
          S&P 500(R) Index(2)                                       15.80%     6.19%      8.42%          10.81%
            (reflects no deduction for fees or expenses)
                                                                    ------------------------------------------------


   (1) The Russell 1000(R) Growth Index measures the performance of those Russell 1000(R) companies with higher price-to-book ratios and higher forecasted growth values.
   (2) The S&P 500(R) Index is the Standard & Poor's Composite Index of 500 stocks, a widely recognized, unmanaged index of common stock prices.

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                          Risk/return summary  3

FORTY PORTFOLIO

   Forty Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   FORTY PORTFOLIO seeks long-term growth of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio will notify you in writing at least 60 days before making any such change. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio pursues its investment objective by normally investing primarily in a core group of 20-40 common stocks selected for their growth potential. The Portfolio may invest in companies of any size, from larger, well-established companies to smaller, emerging growth companies.

   The portfolio manager applies a "bottom up" approach in choosing investments. In other words, the portfolio manager looks at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio manager is unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.

   Within the parameters of its specific investment policies, the Portfolio may invest without limit in foreign equity and debt securities, which may include investments in emerging markets.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.


   The Portfolio is classified as nondiversified. As a result, a single security's increase or decrease in value may have a greater impact on the Portfolio's NAV and total return. Although the Portfolio may satisfy the requirements for a diversified portfolio, its nondiversified classification gives the portfolio manager more flexibility to hold larger positions in a smaller number of securities than a portfolio that is classified as diversified.



   The Portfolio may have significant exposure to foreign markets, including emerging markets, that can be more volatile than the U.S. markets. As a result, its returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. A market swing in one or more countries or regions where the Portfolio has invested a significant amount of its assets may have a greater effect on the Portfolio's performance than it would in a more geographically diversified portfolio. The Portfolio's investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries.


 4  Janus Aspen Series

   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. The table compares the average annual returns for the Institutional Shares of the Portfolio for the periods indicated to broad-based securities market indices. The indices are unmanaged and are not available for direct investment. All figures assume reinvestment of dividends and distributions.


   FORTY PORTFOLIO - INSTITUTIONAL SHARES


      Annual returns for periods ended 12/31
                  58.11%     67.00%    (18.18)%   (21.67)%   (15.67)%    20.54%     18.23%     12.85%         9.35%
                   1998       1999       2000       2001       2002       2003       2004       2005          2006

      Best Quarter:  4th-1999 41.77%    Worst Quarter:  3rd-2001 (18.70)%



                                                     Average annual total return for periods ended 12/31/06
                                                     ------------------------------------------------------
                                                                                            Since Inception
                                                                       1 year    5 years       (5/1/97)
          Forty Portfolio - Institutional Shares                        9.35%     8.20%         12.70%
          Russell 1000(R) Growth Index(1)                               9.07%     2.69%          4.90%
            (reflects no deduction for fees or expenses)
          S&P 500(R) Index(2)                                          15.80%     6.19%          7.82%
            (reflects no deduction for fees or expenses)
                                                                       ------------------------------------


   (1) The Russell 1000(R) Growth Index measures the performance of those Russell 1000(R) companies with higher price-to-book ratios and higher forecasted growth values.
   (2) The S&P 500(R) Index is the Standard & Poor's Composite Index of 500 stocks, a widely recognized, unmanaged index of common stock prices.

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                          Risk/return summary  5

MID CAP GROWTH PORTFOLIO

   Mid Cap Growth Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   MID CAP GROWTH PORTFOLIO seeks long-term growth of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio has a policy of investing at least 80% of its net assets in the type of securities suggested by its name, as described below. The Portfolio will notify you in writing at least 60 days before making any changes to this policy. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES


   The Portfolio pursues its investment objective by investing, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for investment purposes, in equity securities of mid-sized companies whose market capitalization falls, at the time of purchase, in the 12-month average of the capitalization range of the Russell Midcap(R) Growth Index. Market capitalization is a commonly used measure of the size and value of a company. The market capitalizations within the index will vary, but as of March 31, 2007, they ranged from approximately $1.2 billion to $21.5 billion.


   For the Portfolio's 80% investment policy, assets are measured at the time of purchase.

   The portfolio manager applies a "bottom up" approach in choosing investments. In other words, the portfolio manager looks at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio manager is unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.

   Within the parameters of its specific investment policies, the Portfolio may invest without limit in foreign equity and debt securities, which may include investments in emerging markets.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.

   The Portfolio's share price may fluctuate more than that of funds primarily invested in large companies. Mid-sized companies may pose greater market, liquidity, and information risks because of narrow product lines, limited financial resources, less depth in management, or a limited trading market for their stocks. The Portfolio's investments may often be focused in a small number of business sectors, which may pose greater market and liquidity risks.


   The Portfolio may have significant exposure to foreign markets, including emerging markets, that can be more volatile than the U.S. markets. As a result, its returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. A market swing in one or more countries


 6  Janus Aspen Series
   or regions where the Portfolio has invested a significant amount of its assets may have a greater effect on the Portfolio's performance than it would in a more geographically diversified portfolio. The Portfolio's investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries.

   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. The table compares the average annual returns for the Institutional Shares of the Portfolio for the periods indicated to broad-based securities market indices. The indices are unmanaged and are not available for direct investment. All figures assume reinvestment of dividends and distributions.


   MID CAP GROWTH PORTFOLIO - INSTITUTIONAL SHARES


      Annual returns for periods ended 12/31
                  12.66%     34.26%     125.40%   (31.82)%   (39.45)%   (27.93)%    35.10%     20.75%     12.31%        13.61%
                   1997       1998       1999       2000       2001       2002       2003       2004       2005          2006

      Best Quarter:  4th-1999 59.34%    Worst Quarter:  1st-2001 (32.12)%



                                                             Average annual total return for periods ended 12/31/06
                                                             ------------------------------------------------------
                                                                                                    Since Inception
                                                                   1 year    5 years    10 years       (9/13/93)
          Mid Cap Growth Portfolio - Institutional Shares          13.61%     8.45%       7.76%         10.97%
          Russell Midcap(R) Growth Index(1)                        10.66%     8.22%       8.62%         10.28%
            (reflects no deduction for fees or expenses)
          S&P MidCap 400 Index(2)                                  10.32%    10.89%      13.47%         13.80%
            (reflects no deduction for fees or expenses)
                                                                   ------------------------------------------------


   (1) The Russell Midcap(R) Growth Index measures the performance of those Russell Midcap(R) companies with higher price-to-book ratios and higher forecasted growth values. The stocks are also members of the Russell 1000(R) Growth Index.
   (2) The S&P MidCap 400 Index is an unmanaged group of 400 domestic stocks chosen for their market size, liquidity, and industry group representation.

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                          Risk/return summary  7

GROWTH AND INCOME PORTFOLIO

   Growth and Income Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments. Although the Portfolio may also emphasize some degree of income, it is not designed for investors who desire a certain level of income.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   GROWTH AND INCOME PORTFOLIO seeks long-term capital growth and current income.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio will notify you in writing at least 60 days before making any such change. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio pursues its investment objective by normally emphasizing investments in common stocks. The Portfolio will normally invest up to 75% of its assets in equity securities selected primarily for their growth potential, and at least 25% of its assets in securities the portfolio manager believes have income potential. Equity securities may make up part or all of this income component if they currently pay dividends or the portfolio manager believes they have potential for increasing or commencing dividend payments. All or part of the Portfolio's income component may consist of structured securities such as equity-linked structured notes. The Portfolio is not designed for investors who need consistent income, and the Portfolio's investment strategies could result in significant fluctuations of income.

   The portfolio manager applies a "bottom up" approach in choosing investments. In other words, the portfolio manager looks at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio manager is unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.

   Within the parameters of its specific investment policies, the Portfolio may invest without limit in foreign equity and debt securities, which may include investments in emerging markets.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices. "Value" stocks may perform differently from the market as a whole and other types of stocks, and can continue to be undervalued by the market for long periods of time.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.


   The income component of the Portfolio's holdings may include fixed-income securities. A fundamental risk of fixed-income securities is that their value will generally fall if interest rates rise. Since the value of a fixed-income portfolio will generally decrease when interest rates rise, the Portfolio's NAV may likewise decrease. Another fundamental risk associated with fixed-income securities is credit risk, which is the risk that an issuer of a bond will be unable to make principal and interest payments when due. Equity-linked structured notes may be more volatile and less liquid than other types of fixed-income securities. Such securities may have no guaranteed return of principal and may exhibit price behavior that does not correlate with other fixed-income securities.


 8  Janus Aspen Series

   The Portfolio may have significant exposure to foreign markets, including emerging markets, that can be more volatile than the U.S. markets. As a result, its returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. A market swing in one or more countries or regions where the Portfolio has invested a significant amount of its assets may have a greater effect on the Portfolio's performance than it would in a more geographically diversified portfolio. The Portfolio's investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries. As of December 31, 2006, approximately 6.6% of the Portfolio's investments were in emerging markets.


   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. The table compares the average annual returns for the Institutional Shares of the Portfolio for the periods indicated to broad-based securities market indices. The indices are unmanaged and are not available for direct investment. All figures assume reinvestment of dividends and distributions.


   GROWTH AND INCOME PORTFOLIO - INSTITUTIONAL SHARES


      Annual returns for periods ended 12/31
                  74.04%    (14.10)%   (13.37)%   (21.54)%    23.34%     11.97%     12.62%         8.06%
                   1999       2000       2001       2002       2003       2004       2005          2006

      Best Quarter:  4th-1999 38.39%    Worst Quarter:  3rd-2002 (16.59)%



                                                     Average annual total return for periods ended 12/31/06
                                                     ------------------------------------------------------
                                                                                            Since Inception
                                                                       1 year    5 years       (5/1/98)
          Growth and Income Portfolio - Institutional Shares            8.06%     5.69%          8.61%
          S&P 500(R) Index(1)                                          15.80%     6.19%          4.38%
            (reflects no deduction for fees or expenses)
          Russell 1000(R) Growth Index(2)                               9.07%     2.69%          1.24%
            (reflects no deduction for fees or expenses)
                                                                       ------------------------------------


   (1) The S&P 500(R) Index is the Standard & Poor's Composite Index of 500 stocks, a widely recognized, unmanaged index of common stock prices.
   (2) The Russell 1000(R) Growth Index measures the performance of those Russell 1000(R) companies with higher price-to-book ratios and higher forecasted growth values.

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                          Risk/return summary  9

FUNDAMENTAL EQUITY PORTFOLIO

   Fundamental Equity Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   FUNDAMENTAL EQUITY PORTFOLIO seeks long-term growth of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio has a policy of investing at least 80% of its net assets in the type of securities suggested by its name, as described below. The Portfolio will notify you in writing at least 60 days before making any changes to this policy. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio pursues its investment objective by investing, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for investment purposes, in equity securities selected for their growth potential. Eligible equity securities in which the Portfolio may invest include:

     - domestic and foreign common stocks;
     - preferred stocks;
     - securities convertible into common stocks or preferred stocks, such as convertible preferred stocks, bonds, and debentures; and
     - other securities with equity characteristics.

   The Portfolio may invest in companies of any size.

   For the Portfolio's 80% investment policy, assets are measured at the time of purchase.

   The portfolio manager applies a "bottom up" approach in choosing investments. In other words, the portfolio manager looks at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio manager is unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.

   Within the parameters of its specific investment policies, the Portfolio may invest without limit in foreign equity and debt securities, which may include investments in emerging markets.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.


   The Portfolio may have significant exposure to foreign markets, including emerging markets, that can be more volatile than the U.S. markets. As a result, its returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. A market swing in one or more countries or regions where the Portfolio has invested a significant amount of its assets may have a greater effect on the


 10  Janus Aspen Series

   Portfolio's performance than it would in a more geographically diversified portfolio. The Portfolio's investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries.

   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. For certain periods, the Portfolio's performance reflects the effect of expense waivers. Without the effect of these expense waivers, the performance shown would have been lower. The table compares the average annual returns for the Institutional Shares of the Portfolio for the periods indicated to broad-based securities market indices. The indices are unmanaged and are not available for direct investment. All figures assume reinvestment of dividends and distributions.


   FUNDAMENTAL EQUITY PORTFOLIO - INSTITUTIONAL SHARES


      Annual returns for periods ended 12/31
                  46.24%     41.58%     (8.07)%   (11.75)%   (18.27)%    23.10%     13.44%     15.68%         9.95%
                   1998       1999       2000       2001       2002       2003       2004       2005          2006

      Best Quarter:  4th-1998 28.51%    Worst Quarter:  3rd-2002 (15.35)%



                                                     Average annual total return for periods ended 12/31/06
                                                     ------------------------------------------------------
                                                                                            Since Inception
                                                                       1 year    5 years       (5/1/97)
          Fundamental Equity Portfolio - Institutional Shares           9.95%     7.74%         13.09%
          S&P 500(R) Index(1)                                          15.80%     6.19%          7.82%
            (reflects no deduction for fees or expenses)
          Russell 1000(R) Growth Index(2)                               9.07%     2.69%          4.90%
            (reflects no deduction for fees or expenses)
                                                                       ------------------------------------


   (1) The S&P 500(R) Index is the Standard & Poor's Composite Index of 500 stocks, a widely recognized, unmanaged index of common stock prices.
   (2) The Russell 1000(R) Growth Index measures the performance of those Russell 1000(R) companies with higher price-to-book ratios and higher forecasted growth values.

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                         Risk/return summary  11

BALANCED PORTFOLIO

   Balanced Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments. Although the Portfolio may also emphasize some degree of income, it is not designed for investors who desire a certain level of income.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   BALANCED PORTFOLIO seeks long-term capital growth, consistent with preservation of capital and balanced by current income.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio will notify you in writing at least 60 days before making any such change. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio pursues its investment objective by normally investing 50-60% of its assets in equity securities selected primarily for their growth potential and 40-50% of its assets in securities selected primarily for their income potential. The Portfolio normally invests at least 25% of its assets in fixed-income senior securities.

   The portfolio managers apply a "bottom up" approach in choosing investments. In other words, the portfolio managers look at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio managers are unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.

   Within the parameters of its specific investment policies, the Portfolio may invest without limit in foreign equity and debt securities, which may include investments in emerging markets. The Portfolio will limit its investment in high-yield/high-risk bonds (also called "junk" bonds) to 35% or less of its net assets.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in a balanced portfolio, including common stocks and bonds. Common stocks tend to be more volatile than many other investment choices.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.

   The income component of the Portfolio's holdings includes fixed-income securities. A fundamental risk of fixed-income securities is that their value will generally fall if interest rates rise. Since the value of a fixed-income portfolio will generally decrease when interest rates rise, the Portfolio's NAV may likewise decrease. Another fundamental risk associated with fixed-income securities is credit risk, which is the risk that an issuer of a bond will be unable to make principal and interest payments when due.


   The Portfolio may have significant exposure to foreign markets, including emerging markets, that can be more volatile than the U.S. markets. As a result, its returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. A market swing in one or more countries or regions where the Portfolio has invested a significant amount of its assets may have a greater effect on the


 12  Janus Aspen Series

   Portfolio's performance than it would in a more geographically diversified portfolio. The Portfolio's investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries.

   To the extent the Portfolio invests in high-yield/high-risk bonds, returns and NAV may be affected by factors such as economic changes, political changes, or developments specific to the company that issued the bond.

   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. The table compares the average annual returns for the Institutional Shares of the Portfolio for the periods indicated to broad-based securities market indices. The indices are unmanaged and are not available for direct investment. All figures assume reinvestment of dividends and distributions.


   BALANCED PORTFOLIO - INSTITUTIONAL SHARES


      Annual returns for periods ended 12/31
                  22.10%     34.28%     26.76%     (2.27)%    (4.66)%    (6.44)%    14.05%      8.53%      7.95%        10.72%
                   1997       1998       1999       2000       2001       2002       2003       2004       2005          2006

      Best Quarter:  4th-1998 20.32%    Worst Quarter:  3rd-2001 (5.87)%



                                                              Average annual total return for periods ended 12/31/06
                                                              ------------------------------------------------------
                                                                                                     Since Inception
                                                                    1 year    5 years    10 years       (9/13/93)
          Balanced Portfolio - Institutional Shares                 10.72%     6.72%      10.36%         11.40%
          S&P 500(R) Index(1)                                       15.80%     6.19%       8.42%         10.81%
            (reflects no deduction for fees or expenses)
          Lehman Brothers Government/Credit Index(2)                 3.78%     5.17%       6.26%          5.93%
            (reflects no deduction for fees or expenses)
          Balanced Index(3)                                         10.28%     6.00%       7.80%          8.88%
            (reflects no deduction for fees or expenses)
                                                                    ------------------------------------------------


   (1) The S&P 500(R) Index is the Standard & Poor's Composite Index of 500 stocks, a widely recognized, unmanaged index of common stock prices.
   (2) The Lehman Brothers Government/Credit Index is composed of all bonds that are of investment grade with at least one year until maturity.
   (3) The Balanced Index is a hypothetical combination of unmanaged indices. This internally calculated index combines the total returns from the S&P 500(R) Index (55%) and the Lehman Brothers Government/Credit Index (45%).

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                         Risk/return summary  13

MID CAP VALUE PORTFOLIO

   Mid Cap Value Portfolio (the "Portfolio") is designed for long-term investors who primarily seek capital appreciation and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   MID CAP VALUE PORTFOLIO seeks capital appreciation.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio has a policy of investing at least 80% of its net assets in the type of securities suggested by its name, as described below. The Portfolio will notify you in writing at least 60 days before making any changes to this policy. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES


   The Portfolio pursues its investment objective by investing primarily in common stocks selected for their capital appreciation potential. The Portfolio primarily invests in the common stocks of mid-sized companies whose stock prices the portfolio managers believe to be undervalued. The Portfolio invests, under normal circumstances, at least 80% of its assets plus the amount of any borrowings for investment purposes, in equity securities of companies whose market capitalization falls, at the time of purchase, within the 12-month average of the capitalization range of the Russell Midcap(R) Value Index. This average is updated monthly. The market capitalizations within the index will vary, but as of March 31, 2007, they ranged from approximately $1.2 billion to $21.8 billion.


   For the Portfolio's 80% investment policy, assets are measured at the time of purchase.

   The Portfolio focuses on companies that have fallen out of favor with the market or that appear to be temporarily misunderstood by the investment community. To a lesser degree, the Portfolio also invests in companies that demonstrate special situations or turnarounds, meaning companies that have experienced significant business problems but are believed to have favorable prospects for recovery. The Portfolio's portfolio managers generally look for companies with:

   - a low price relative to their assets, earnings, cash flow, or business franchise
   - products and services that give them a competitive advantage
   - quality balance sheets and strong management

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices. "Value" stocks may perform differently from the market as a whole and other types of stocks, and can continue to be undervalued by the market for long periods of time.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases or if the portfolio managers' belief about a company's intrinsic worth is incorrect. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.

   The Portfolio's share price may fluctuate more than that of funds primarily invested in large companies. Mid-sized companies may pose greater market, liquidity, and information risks because of narrow product lines, limited financial

 14  Janus Aspen Series
   resources, less depth in management, or a limited trading market for their stocks. The Portfolio's investments may often be focused in a small number of business sectors, which may pose greater market and liquidity risks.

   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. For certain periods, the Portfolio's performance reflects the effect of expense waivers. Without the effect of these expense waivers, the performance shown would have been lower. The table compares the average annual returns for the Institutional Shares of the Portfolio for the periods indicated to a broad-based securities market index. The index is unmanaged and is not available for direct investment. All figures assume reinvestment of dividends and distributions.


   MID CAP VALUE PORTFOLIO - INSTITUTIONAL SHARES


      Annual returns for periods ended 12/31
                                                   18.19%     10.43%        15.42%
                                                    2004       2005          2006

      Best Quarter:  4th-2004 10.44%    Worst Quarter:  3rd-2004 (1.40)%



                                          Average annual total return for periods ended 12/31/06
                                          ------------------------------------------------------
                                                                                 Since Inception
                                                                       1 year       (5/1/03)
          Mid Cap Value Portfolio - Institutional Shares               15.42%       21.45%
          Russell Midcap(R) Value Index(1)                             20.22%       24.66%
            (reflects no deduction for fees or expenses)
                                                                       -------------------------


   (1) The Russell Midcap(R) Value Index measures the performance of those Russell Midcap(R) companies with lower price-to-book ratios and lower forecasted growth values. The stocks are also members of the Russell 1000(R) Value Index.

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                         Risk/return summary  15

WORLDWIDE GROWTH PORTFOLIO

   Worldwide Growth Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   WORLDWIDE GROWTH PORTFOLIO seeks long-term growth of capital in a manner consistent with the preservation of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio will notify you in writing at least 60 days before making any such change. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio pursues its investment objective by investing primarily in common stocks of companies of any size located throughout the world. The Portfolio normally invests in issuers from several different countries, including the United States. The Portfolio may, under unusual circumstances, invest in a single country. The Portfolio may have significant exposure to emerging markets.

   The portfolio manager applies a "bottom up" approach in choosing investments. In other words, the portfolio manager looks at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio manager is unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.

   Within the parameters of its specific investment policies, the Portfolio may invest without limit in foreign equity and debt securities, which may include investments in emerging markets.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.


   The Portfolio normally has significant exposure to foreign markets, including emerging markets, that can be more volatile than the U.S. markets. As a result, its returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. A market swing in one or more countries or regions where the Portfolio has invested a significant amount of its assets may have a greater effect on the Portfolio's performance than it would in a more geographically diversified portfolio. The Portfolio's investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries. As of December 31, 2006, approximately 3.2% of the Portfolio's investments were in emerging markets.


   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

 16  Janus Aspen Series

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. The table compares the average annual returns for the Institutional Shares of the Portfolio for the periods indicated to a broad-based securities market index. The index is unmanaged and is not available for direct investment. All figures assume reinvestment of dividends and distributions.


   WORLDWIDE GROWTH PORTFOLIO - INSTITUTIONAL SHARES


      Annual returns for periods ended 12/31
                  22.15%     28.92%     64.45%    (15.67)%   (22.44)%   (25.50)%    23.99%      4.78%      5.87%        18.20%
                   1997       1998       1999       2000       2001       2002       2003       2004       2005          2006

      Best Quarter:  4th-1999 42.24%    Worst Quarter:  3rd-2001 (20.49)%



                                                              Average annual total return for periods ended 12/31/06
                                                              ------------------------------------------------------
                                                                                                     Since Inception
                                                                    1 year    5 years    10 years       (9/13/93)
          Worldwide Growth Portfolio - Institutional Shares         18.20%     3.91%      7.45%          11.15%
          Morgan Stanley Capital International World Index(SM)(1)   20.07%     9.97%      7.64%           8.68%
            (reflects no deduction for fees or expenses)
                                                                    ------------------------------------------------



   (1) The Morgan Stanley Capital International World Index(SM) is a market capitalization weighted index composed of companies representative of the market structure of developed market countries in North America, Europe, and the Asia/Pacific Region. The index includes reinvestment of dividends, net of foreign withholding taxes.


   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                         Risk/return summary  17

INTERNATIONAL GROWTH PORTFOLIO

   International Growth Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   INTERNATIONAL GROWTH PORTFOLIO seeks long-term growth of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio has a policy of investing at least 80% of its net assets in the type of securities suggested by its name, as described below. The Portfolio will notify you in writing at least 60 days before making any changes to this policy. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio invests, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for investment purposes, in securities of issuers from countries outside of the United States. The Portfolio normally invests in securities of issuers from several different countries, excluding the United States. Although the Portfolio intends to invest substantially all of its assets in issuers located outside the United States, it may at times invest in U.S. issuers, and it may, under unusual circumstances, invest all of its assets in a single country. The Portfolio may have significant exposure to emerging markets.

   For the Portfolio's 80% investment policy, assets are measured at the time of purchase.

   The portfolio manager applies a "bottom up" approach in choosing investments. In other words, the portfolio manager looks at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio manager is unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.

   Within the parameters of its specific investment policies, the Portfolio may invest without limit in foreign equity and debt securities, which may include investments in emerging markets.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.


   The Portfolio normally has significant exposure to foreign markets, including emerging markets, that can be more volatile than the U.S. markets. As a result, its returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. A market swing in one or more countries or regions where the Portfolio has invested a significant amount of its assets may have a greater effect on the Portfolio's performance than it would in a more geographically diversified portfolio. The Portfolio's investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries. As of December 31, 2006, approximately 34.0% of the Portfolio's investments were in emerging markets.


   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

 18  Janus Aspen Series

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. The table compares the average annual returns for the Institutional Shares of the Portfolio for the periods indicated to broad-based securities market indices. The indices are unmanaged and are not available for direct investment. All figures assume reinvestment of dividends and distributions.


   INTERNATIONAL GROWTH PORTFOLIO - INSTITUTIONAL SHARES


      Annual returns for periods ended 12/31
                  18.51%     17.23%     82.27%    (15.94)%   (23.23)%   (25.58)%    34.91%     18.99%     32.28%        47.02%
                   1997       1998       1999       2000       2001       2002       2003       2004       2005          2006

      Best Quarter:  4th-1999 58.48%    Worst Quarter:  3rd-2001 (20.38)%



                                                             Average annual total return for periods ended 12/31/06
                                                             ------------------------------------------------------
                                                                                                    Since Inception
                                                                   1 year    5 years    10 years       (5/2/94)
          International Growth Portfolio - Institutional Shares    47.02%    18.36%      14.27%         15.38%
          Morgan Stanley Capital International EAFE(R) Index(1)    26.34%    14.98%       7.71%          7.42%
            (reflects no deduction for fees or expenses)
          Morgan Stanley Capital International All Country World   26.65%    16.42%         N/A          8.35%(3)
            ex-U.S. Index(SM)(2) (reflects no deduction for fees
               or expenses)
          Morgan Stanley Capital International EAFE(R) Growth
            Index(4)                                               22.33%    12.27%       5.07%          5.06%(5)
            (reflects no deduction for fees or expenses)
                                                                   ------------------------------------------------


   (1) The Morgan Stanley Capital International ("MSCI") EAFE(R) (Europe, Australasia, Far East) Index is a free float-adjusted market capitalization weighted index designed to measure developed market equity performance. The MSCI EAFE(R) Index is composed of companies representative of the market structure of developed market countries. The index includes reinvestment of dividends, net of foreign withholding taxes.

   (2) Effective June 30, 2006, International Growth Portfolio changed its secondary benchmark from the MSCI EAFE(R) Growth Index to the MSCI All Country World ex-U.S. Index(SM). The new secondary benchmark provides a more appropriate representation of the Portfolio's investments. The MSCI All Country World ex-U.S. Index(SM) is an unmanaged, free float-adjusted, market capitalization weighted index composed of stocks of companies located in countries throughout the world, excluding the United States. It is designed to measure equity market performance in global developed and emerging markets outside the United States. The index includes reinvestment of dividends, net of foreign withholding taxes.


   (3) The average annual total return was calculated based on historical information from December 31, 1998 to December 31, 2006 for the MSCI All Country World ex-U.S. Index(SM).


   (4) The MSCI EAFE(R) Growth Index is a subset of the MSCI EAFE(R) Index and contains constituents of the MSCI EAFE(R) Index, which are categorized as growth securities. The index includes reinvestment of dividends, net of foreign withholding taxes.


   (5) The average annual total return was calculated based on historical information from April 30, 1994 to December 31, 2006 for the MSCI EAFE(R) Growth Index.


   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                         Risk/return summary  19

GLOBAL TECHNOLOGY PORTFOLIO

   Global Technology Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   GLOBAL TECHNOLOGY PORTFOLIO seeks long-term growth of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio has a policy of investing at least 80% of its net assets in the type of securities suggested by its name, as described below. The Portfolio will notify you in writing at least 60 days before making any changes to this policy. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio invests, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for investment purposes, in securities of companies that the portfolio managers believe will benefit significantly from advances or improvements in technology. These companies generally fall into two categories:

   a. companies that the portfolio managers believe have or will develop products, processes, or services that will provide significant technological advancements or improvements; and

   b. companies that the portfolio managers believe rely extensively on technology in connection with their operations or services.

   The Portfolio implements this policy by investing primarily in equity securities of U.S. and foreign companies selected for their growth potential. The Portfolio normally invests in issuers from several different countries, which may include the United States. The Portfolio may, under unusual circumstances, invest in a single country. The Portfolio may have significant exposure to emerging markets.

   For the Portfolio's 80% investment policy, assets are measured at the time of purchase.

   The portfolio managers apply a "bottom up" approach in choosing investments. In other words, the portfolio managers look at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio managers are unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.

   Within the parameters of its specific investment policies, the Portfolio may invest without limit in foreign equity and debt securities, which may include investments in emerging markets.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.

   The Portfolio normally has significant exposure to foreign markets, including emerging markets, that can be more volatile than the U.S. markets. As a result, its returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. A market swing in one or more countries or regions where the Portfolio has invested a significant amount of its assets may have a greater effect on the

 20  Janus Aspen Series

   Portfolio's performance than it would in a more geographically diversified portfolio. The Portfolio's investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries. As of December 31, 2006, approximately 9.1% of the Portfolio's investments were in emerging markets.


   Although the Portfolio does not concentrate its investments in specific industries, it may invest in companies related in such a way that they react similarly to certain market pressures. For example, competition among technology companies may result in increasingly aggressive pricing of their products and services, which may affect the profitability of companies in the Portfolio. In addition, because of the rapid pace of technological development, products or services developed by companies in the Portfolio may become rapidly obsolete or have relatively short product cycles. As a result, the Portfolio's returns may be considerably more volatile than the returns of a fund that does not invest in similarly related companies.

   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

                                                         Risk/return summary  21

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. For certain periods, the Portfolio's performance reflects the effect of expense waivers. Without the effect of these expense waivers, the performance shown would have been lower. The table compares the average annual returns for the Institutional Shares of the Portfolio for the periods indicated to broad-based securities market indices. The indices are unmanaged and are not available for direct investment. All figures assume reinvestment of dividends and distributions.


   GLOBAL TECHNOLOGY PORTFOLIO - INSTITUTIONAL SHARES


      Annual returns for periods ended 12/31
                                (37.07)%   (40.77)%    46.75%      0.88%     11.70%         8.12%
                                  2001       2002       2003       2004       2005          2006

      Best Quarter:  4th-2001 31.10%    Worst Quarter:  3rd-2001 (35.42)%



                                                     Average annual total return for periods ended 12/31/06
                                                     ------------------------------------------------------
                                                                                            Since Inception
                                                                       1 year    5 years       (1/18/00)
          Global Technology Portfolio - Institutional Shares            8.12%     1.15%        (11.15)%
          S&P 500(R) Index(1)                                          15.80%     6.19%           1.27%
            (reflects no deduction for fees or expenses)
          Morgan Stanley Capital International World Information
            Technology Index(2)                                         9.31%     1.33%        (10.29)%(3)
            (reflects no deduction for fees or expenses)
                                                                       ------------------------------------


   (1) The S&P 500(R) Index is the Standard & Poor's Composite Index of 500 stocks, a widely recognized, unmanaged index of common stock prices.
   (2) The Morgan Stanley Capital International ("MSCI") World Information Technology Index is a capitalization weighted index that monitors the performance of information technology stocks from developed market countries in North America, Europe, and the Asia/Pacific Region. The index includes reinvestment of dividends, net of foreign withholding taxes.
   (3) The average annual total return was calculated based on historical information from January 31, 2000 to December 31, 2006 for the MSCI World Information Technology Index.

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

 22  Janus Aspen Series

GLOBAL LIFE SCIENCES PORTFOLIO

   Global Life Sciences Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   GLOBAL LIFE SCIENCES PORTFOLIO seeks long-term growth of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio has a policy of investing at least 80% of its net assets in the type of securities suggested by its name, as described below. The Portfolio will notify you in writing at least 60 days before making any changes to this policy. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

   Strategies and policies that are noted as "fundamental" cannot be changed without a shareholder vote.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio invests, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for investment purposes, in securities of companies that the portfolio managers believe have a life science orientation. Generally speaking, the "life sciences" relate to maintaining or improving quality of life. So, for example, companies with a "life science orientation" include companies engaged in research, development, production, or distribution of products or services related to health and personal care, medicine, or pharmaceuticals. The Portfolio implements this policy by investing primarily in equity securities of U.S. and foreign companies selected for their growth potential. The Portfolio normally invests in issuers from several different countries, which may include the United States. The Portfolio may, under unusual circumstances, invest in a single country. As a fundamental policy, the Portfolio normally invests at least 25% of its total assets in the "life sciences" sector, which may include companies in the following industries: health care; pharmaceuticals; agriculture; cosmetics/personal care; and biotechnology. The Portfolio may have significant exposure to emerging markets.

   For the Portfolio's 80% investment policy, assets are measured at the time of purchase.

   The portfolio managers apply a "bottom up" approach in choosing investments. In other words, the portfolio managers look at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio managers are unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.

   Within the parameters of its specific investment policies, the Portfolio may invest without limit in foreign equity and debt securities, which may include investments in emerging markets.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.

   The Portfolio normally has significant exposure to foreign markets, including emerging markets, that can be more volatile than the U.S. markets. As a result, its returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. A market swing in one or more

                                                         Risk/return summary  23
   countries or regions where the Portfolio has invested a significant amount of its assets may have a greater effect on the Portfolio's performance than it would in a more geographically diversified portfolio. The Portfolio's investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries. As of December 31, 2006, approximately 1.0% of the Portfolio's investments were in emerging markets.


   The Portfolio focuses its investments in related industry groups. Because of this, companies in its portfolio may share common characteristics and react similarly to market developments. For example, many companies with a life science orientation are highly regulated and may be dependent upon certain types of technology. As a result, changes in government funding or subsidies, new or anticipated legislative changes, or technological advances could affect the value of such companies and, therefore, the Portfolio's NAV. The Portfolio's returns may be more volatile than those of a less concentrated portfolio.

   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

 24  Janus Aspen Series

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. For certain periods, the Portfolio's performance reflects the effect of expense waivers. Without the effect of these expense waivers, the performance shown would have been lower. The table compares the average annual returns for the Institutional Shares of the Portfolio for the periods indicated to broad-based securities market indices. The indices are unmanaged and are not available for direct investment. All figures assume reinvestment of dividends and distributions.


   GLOBAL LIFE SCIENCES PORTFOLIO - INSTITUTIONAL SHARES


      Annual returns for periods ended 12/31
                                (16.43)%   (29.34)%    26.23%     14.57%     12.59%         6.60%
                                  2001       2002       2003       2004       2005          2006

      Best Quarter:  1st-2006 13.65%    Worst Quarter:  1st-2001 (25.35)%



                                                     Average annual total return for periods ended 12/31/06
                                                     ------------------------------------------------------
                                                                                            Since Inception
                                                                       1 year    5 years       (1/18/00)
          Global Life Sciences Portfolio - Institutional Shares         6.60%     4.17%         (0.64)%
          S&P 500(R) Index(1)                                          15.80%     6.19%           1.27%
            (reflects no deduction for fees or expenses)
          Morgan Stanley Capital International World Health Care
            Index(2)                                                   10.47%     4.58%           4.64%(3)
            (reflects no deduction for fees or expenses)
                                                                       ------------------------------------


   (1) The S&P 500(R) Index is the Standard & Poor's Composite Index of 500 stocks, a widely recognized, unmanaged index of common stock prices.
   (2) The Morgan Stanley Capital International ("MSCI") World Health Care Index is a capitalization weighted index that monitors the performance of health care stocks from developed market countries in North America, Europe, and the Asia/Pacific Region. The index includes reinvestment of dividends, net of foreign withholding taxes.
   (3) The average annual total return was calculated based on historical information from January 31, 2000 to December 31, 2006 for the MSCI World Health Care Index.

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                         Risk/return summary  25

FLEXIBLE BOND PORTFOLIO

   Flexible Bond Portfolio (the "Portfolio") is designed for long-term investors who primarily seek total return.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   FLEXIBLE BOND PORTFOLIO seeks to obtain maximum total return, consistent with preservation of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio has a policy of investing at least 80% of its net assets in the type of securities suggested by its name, as described below. The Portfolio will notify you in writing at least 60 days before making any changes to this policy. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio pursues its investment objective by primarily investing, under normal circumstances, at least 80% of its assets plus the amount of any borrowings for investment purposes, in bonds. Bonds include, but are not limited to, government bonds, corporate bonds, convertible bonds, mortgage-backed securities, and zero-coupon bonds. The Portfolio will invest at least 65% of its assets in investment grade debt securities and will maintain an average-weighted effective maturity of five to ten years. The Portfolio will limit its investment in high-yield/high-risk bonds to 35% or less of its net assets. This Portfolio generates total return from a combination of current income and capital appreciation, but income is usually the dominant portion.

   For the Portfolio's 80% investment policy, assets are measured at the time of purchase.


   In addition to considering economic factors such as the effect of interest rates on the Portfolio's investments, the portfolio managers apply a "bottom up" approach in choosing investments. This means that the portfolio managers look at income-producing securities one at a time to determine if an income-producing security is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio managers are unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.


MAIN INVESTMENT RISKS

   Although the Portfolio may be less volatile than funds that invest most of their assets in common stocks, the Portfolio's returns and yields will vary, and you could lose money.

   The Portfolio invests in a variety of fixed-income securities. A fundamental risk of these securities is that their value will generally fall if interest rates rise. Since the value of a fixed-income portfolio will generally decrease when interest rates rise, the Portfolio's net asset value ("NAV") will likewise decrease. Another fundamental risk associated with the Portfolio is credit risk or default risk, which is the risk that an issuer will be unable to make principal and interest payments when due.

   The Portfolio will limit its investments in high-yield/high-risk bonds, also known as "junk" bonds, to 35% or less of its net assets. High-yield/high-risk bonds may be sensitive to economic changes, political changes, or adverse developments specific to the company that issued the bond. These bonds generally have a greater credit risk than other types of fixed-income securities and are typically in poor financial health. Because of these factors, the performance and NAV of the Portfolio may vary significantly, depending upon its holdings of high-yield/high-risk bonds.

   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

 26  Janus Aspen Series

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in Flexible Bond Portfolio by showing how the Portfolio's performance has varied over time. The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. For certain periods, the Portfolio's performance reflects the effect of expense waivers. Without the effect of these expense waivers, the performance shown would have been lower. The table compares the average annual returns for the Institutional Shares of the Portfolio for the periods indicated to a broad-based securities market index. The index is unmanaged and is not available for direct investment. All figures assume reinvestment of dividends and distributions.


   FLEXIBLE BOND PORTFOLIO - INSTITUTIONAL SHARES


      Annual returns for periods ended 12/31
                  11.76%      9.11%      1.60%      6.25%      7.74%     10.48%      6.39%      3.97%      2.00%        4.22%
                   1997       1998       1999       2000       2001       2002       2003       2004       2005          2006

      Best Quarter:  3rd-2002 5.63%    Worst Quarter:  2nd-2004 (2.87)%



                                                               Average annual total return for periods ended 12/31/06
                                                               ------------------------------------------------------
                                                                                                      Since Inception
                                                                     1 year    5 years    10 years       (9/13/93)
          Flexible Bond Portfolio - Institutional Shares             4.22%      5.37%      6.30%           7.09%
          Lehman Brothers Aggregate Bond Index(1)                    4.33%      5.06%      6.24%           6.01%
            (reflects no deduction for fees or expenses)
                                                                     ------------------------------------------------


   (1) The Lehman Brothers Aggregate Bond Index is made up of the Lehman Brothers Government/Corporate Bond Index, Mortgage-Backed Securities Index, and Asset-Backed Securities Index, including securities that are of investment grade quality or better, have at least one year to maturity, and have an outstanding par value of at least $100 million.

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                         Risk/return summary  27

MONEY MARKET PORTFOLIO

   Money Market Portfolio (the "Portfolio") is designed for investors who seek current income.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   MONEY MARKET PORTFOLIO seeks maximum current income to the extent consistent with stability of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio will notify you in writing at least 60 days before making any such change. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio pursues its investment objective by investing primarily in high quality debt obligations and obligations of financial institutions. Debt obligations may include commercial paper, notes and bonds, and variable amount master demand notes. Obligations of financial institutions include certificates of deposit and time deposits.

   The Portfolio will:

   - invest in high quality, short-term money market instruments that present minimal credit risks, as determined by Janus Capital
   - invest only in U.S. dollar-denominated instruments that have a remaining maturity of 397 days or less (as calculated pursuant to Rule 2a-7 under the Investment Company Act of 1940, as amended.)
   - maintain a dollar-weighted average portfolio maturity of 90 days or less

MAIN INVESTMENT RISKS

   The Portfolio's yields will vary as the short-term securities in its portfolio mature and the proceeds are reinvested in securities with different interest rates. Over time, the real value of the Portfolio's yield may be eroded by inflation. Although the Portfolio invests only in high-quality, short-term money market instruments, there is a risk that the value of the securities it holds will fall as a result of changes in interest rates, an issuer's actual or perceived creditworthiness, or an issuer's ability to meet its obligations.

   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

 28  Janus Aspen Series

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the performance of the Portfolio has varied over time. The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. For certain periods, the Portfolio's performance reflects the effect of expense waivers. Without the effect of these expense waivers, the performance shown would have been lower. The table shows how the Portfolio's returns over different periods average out. All figures assume reinvestment of dividends and distributions.


   MONEY MARKET PORTFOLIO - INSTITUTIONAL SHARES


      Annual returns for periods ended 12/31
                   5.17%      5.36%      4.98%      6.29%      4.22%      1.63%      0.86%      1.09%      2.94%        4.73%
                   1997       1998       1999       2000       2001       2002       2003       2004       2005          2006

      Best Quarter:  4th-2000 1.63%    Worst Quarter:  3rd-2003 0.18%



                                                               Average annual total return for periods ended 12/31/06
                                                               ------------------------------------------------------
                                                                                                      Since Inception
                                                                     1 year    5 years    10 years       (5/1/95)
          Money Market Portfolio - Institutional Shares              4.73%      2.24%      3.71%           3.92%
                                                                     ------------------------------------------------



   The 7-day yield for the Portfolio's Shares on December 31, 2006 was 4.90%.


   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                         Risk/return summary  29

FEES AND EXPENSES

   The following table describes the shareholder fees and annual fund operating expenses that you may pay if you buy and hold Shares of the Portfolios. The fees and expenses shown were determined based on net assets as of the fiscal year ended December 31, 2006. Contractual waivers agreed to by Janus Capital, where applicable, are included under "Net Annual Fund Operating Expenses."

   SHAREHOLDER FEES are those paid directly from your investment and may include sales loads, redemption fees, or exchange fees. The Portfolios are no-load investments, so you will generally not pay any shareholder fees when you buy or sell Shares of the Portfolios. However, each variable insurance contract involves fees and expenses not described in this Prospectus. Refer to the accompanying contract prospectus for information regarding contract fees and expenses and any restrictions on purchases or allocations.

   ANNUAL FUND OPERATING EXPENSES are paid out of a Portfolio's assets and include fees for portfolio management, maintenance of shareholder accounts, shareholder servicing, accounting, and other services. You do not pay these fees directly but, as the examples show, these costs are borne indirectly by all shareholders.

 30  Janus Aspen Series

   This table and the examples are designed to assist participants in qualified plans that invest in the Shares of the Portfolios in understanding the fees and expenses that you may pay as an investor in the Shares. OWNERS OF VARIABLE INSURANCE CONTRACTS THAT INVEST IN THE SHARES SHOULD REFER TO THE VARIABLE INSURANCE CONTRACT PROSPECTUS FOR A DESCRIPTION OF FEES AND EXPENSES, AS THE TABLE AND EXAMPLES DO NOT REFLECT DEDUCTIONS AT THE SEPARATE ACCOUNT LEVEL OR CONTRACT LEVEL FOR ANY CHARGES THAT MAY BE INCURRED UNDER A CONTRACT. INCLUSION OF THESE CHARGES WOULD INCREASE THE FEES AND EXPENSES DESCRIBED BELOW.


    ANNUAL FUND OPERATING EXPENSES (DEDUCTED FROM PORTFOLIO ASSETS)(*)
                                                                Acquired      Total Annual                Net Annual
                                      Management    Other     Fund(2) Fees   Fund Operating   Expense   Fund Operating
                                       Fees(1)     Expenses   and Expenses    Expenses(3)     Waivers    Expenses(3)
    GROWTH & CORE
      Large Cap Growth Portfolio        0.64%       0.05%        0.00%           0.69%           N/A        0.69%
      Forty Portfolio                   0.64%       0.06%        0.00%           0.70%           N/A        0.70%
      Mid Cap Growth Portfolio          0.64%       0.06%        0.00%           0.70%           N/A        0.70%
      Growth and Income Portfolio       0.62%       0.24%        0.01%           0.87%           N/A        0.87%
      Fundamental Equity Portfolio      0.60%       1.13%        0.00%           1.73%         0.53%        1.20%
      Balanced Portfolio                0.55%       0.03%        0.00%           0.58%           N/A        0.58%
    VALUE
      Mid Cap Value Portfolio(4)        0.64%       0.30%        0.02%           0.96%         0.00%        0.96%
    INTERNATIONAL & GLOBAL
      Worldwide Growth Portfolio(4)     0.60%       0.04%        0.00%           0.64%           N/A        0.64%
      International Growth Portfolio    0.64%       0.07%        0.00%           0.71%           N/A        0.71%
    SPECIALTY EQUITY
      Global Technology Portfolio       0.64%       0.19%        0.02%           0.85%         0.00%        0.85%
      Global Life Sciences Portfolio    0.64%       0.46%        0.00%           1.10%         0.00%        1.10%
    BOND
      Flexible Bond Portfolio           0.55%       0.10%        0.00%           0.65%         0.00%        0.65%
    MONEY MARKET
      Money Market Portfolio(5)         0.25%       1.09%          N/A           1.34%           N/A        1.34%


    * All expenses are shown without the effect of expense offset arrangements. Pursuant to such arrangements, credits realized as a result of uninvested cash balances are used to reduce custodian and transfer agent expenses.
   (1) The "Management Fee" is the investment advisory fee paid by each Portfolio to Janus Capital.

   (2) "Acquired Fund" means any underlying portfolio in which a Portfolio invests or has invested in during the period. Total Annual Fund Operating Expenses shown may not correlate to each Portfolio's ratio of gross expenses to average net assets appearing in the Financial Highlights tables, which reflect the operating expenses of a Portfolio and does not include Acquired Fund fees and expenses. Amounts less than 0.01%, if applicable, are included in Other Expenses.

   (3) Annual Fund Operating Expenses are stated both with and without contractual expense waivers by Janus Capital. Janus Capital has contractually agreed to waive certain Portfolios' total operating expenses (excluding brokerage commissions, interest, taxes, and extraordinary expenses) to certain limits until at least May 1, 2008. The expense waivers shown reflect the application of such limits. The expense limits are detailed in the Statement of Additional Information.

   (4) Mid Cap Value Portfolio and Worldwide Growth Portfolio pay an investment advisory fee rate that may adjust up or down based upon the Portfolio's performance relative to its benchmark index during a measuring period. This fee rate, prior to any performance adjustment, is shown in the table. Any such adjustment to this fee rate commenced February 2007, and may increase or decrease the Management Fee rate shown in the table by a variable up to 0.15%, assuming constant assets. The Management Fee rate could be even higher or lower than this range, however, depending on asset fluctuations. Refer to the "Management Expenses" section in this Prospectus for additional information with further description in the Statement of Additional Information. Mid Cap Value Portfolio has entered into an agreement with Janus Capital to limit certain expenses (refer to the "Management Expenses" section in this Prospectus for additional information with further description in the Statement of Additional Information). Because a fee waiver will have a positive effect upon the Portfolio's performance, a fee waiver that is in place during the period when the performance adjustment applies may affect the performance adjustment in a way that is favorable to Janus Capital. It is possible that the cumulative dollar amount of additional compensation ultimately payable to Janus Capital may, under some circumstances, exceed the cumulative dollar amount of management fees waived by Janus Capital.

   (5) Janus Capital has agreed to waive the Portfolio's total operating expenses (excluding brokerage commissions, interest, taxes, and extraordinary expenses) to the extent the Portfolio's Total Annual Fund Operating Expenses exceed 0.50%. Such waiver is voluntary and could change or be terminated at any time at the discretion of Janus Capital.

                                                         Risk/return summary  31

   EXAMPLES:
   THE FOLLOWING EXAMPLES ARE BASED ON EXPENSES WITHOUT WAIVERS. These examples are intended to help you compare the cost of investing in the Portfolios with the cost of investing in other mutual funds. The examples assume that you invest $10,000 in each Portfolio for the time periods indicated, reinvest all dividends and distributions, and then redeem all of your shares at the end of each period. The examples also assume that your investment has a 5% return each year, and that the Portfolios' operating expenses without waivers remain the same. Since no sales load applies, the results apply whether or not you redeem your investment at the end of each period. Although your actual costs may be higher or lower, based upon these assumptions your costs would be as follows:

                                                                 1 Year     3 Years    5 Years    10 Years
                                                                 -----------------------------------------
    GROWTH & CORE
      Large Cap Growth Portfolio                                  $  70      $ 221      $ 384     $   859
      Forty Portfolio                                             $  72      $ 224      $ 390     $   871
      Mid Cap Growth Portfolio                                    $  72      $ 224      $ 390     $   871
      Growth and Income Portfolio                                 $  89      $ 278      $ 482     $ 1,073
      Fundamental Equity Portfolio                                $ 176      $ 545      $ 939     $ 2,041
      Balanced Portfolio                                          $  59      $ 186      $ 324     $   726
    VALUE
      Mid Cap Value Portfolio(1)                                  $  98      $ 306      $ 531     $ 1,178
    INTERNATIONAL & GLOBAL
      Worldwide Growth Portfolio(1)                               $  65      $ 205      $ 357     $   798
      International Growth Portfolio                              $  73      $ 227      $ 395     $   883
    SPECIALTY EQUITY
      Global Technology Portfolio                                 $  87      $ 271      $ 471     $ 1,049
      Global Life Sciences Portfolio                              $ 112      $ 350      $ 606     $ 1,340
    BOND
      Flexible Bond Portfolio                                     $  66      $ 208      $ 362     $   810
    MONEY MARKET
      Money Market Portfolio                                      $ 136      $ 425      $ 734     $ 1,613

   (1) The numbers shown do not include the impact of any future potential adjustments to the investment advisory fee as a result of the performance-based investment advisory fee.

 32  Janus Aspen Series

PRINCIPAL INVESTMENT STRATEGIES AND RISKS
--------------------------------------------------------------------------------

   Each of the Portfolios has a similar investment objective and similar principal investment strategies to a Janus retail fund:

    GROWTH & CORE
      Large Cap Growth Portfolio                                                 Janus Fund
      Forty Portfolio                                                     Janus Twenty Fund
      Mid Cap Growth Portfolio                                        Janus Enterprise Fund
      Growth and Income Portfolio                              Janus Growth and Income Fund
      Fundamental Equity Portfolio                            Janus Fundamental Equity Fund
      Balanced Portfolio                                                Janus Balanced Fund
    VALUE
      Mid Cap Value Portfolio                                      Janus Mid Cap Value Fund
    INTERNATIONAL & GLOBAL
      Worldwide Growth Portfolio                                       Janus Worldwide Fund
      International Growth Portfolio                                    Janus Overseas Fund
    SPECIALTY EQUITY
      Global Technology Portfolio                              Janus Global Technology Fund
      Global Life Sciences Portfolio                        Janus Global Life Sciences Fund
    BOND
      Flexible Bond Portfolio                                      Janus Flexible Bond Fund
    MONEY MARKET
      Money Market Portfolio                                        Janus Money Market Fund

   Although it is anticipated that each Portfolio and its corresponding retail fund will hold similar securities, differences in asset size, cash flow needs, and other factors may result in differences in investment performance. The expenses of each Portfolio and its corresponding retail fund are expected to differ. The variable contract owner will also bear various insurance related costs at the insurance company level. You should review the accompanying separate account prospectus for a summary of fees and expenses. Large Cap Growth Portfolio invests, under normal circumstances, at least 80% of its net assets in common stocks of large-sized companies. Janus Fund can invest in companies of any size, although it generally invests in larger, more established companies. Forty Portfolio invests primarily in a core group of 20-40 common stocks selected for their growth potential. Janus Twenty Fund invests primarily in a core group of 20-30 common stocks selected for their growth potential. Mid Cap Growth Portfolio invests, under normal circumstances, at least 80% of its net assets in equity securities of mid-sized companies. Janus Enterprise Fund invests, under normal circumstances, at least 50% of its equity assets in medium-sized companies.

PORTFOLIOS OTHER THAN MONEY MARKET PORTFOLIO

   This section takes a closer look at the Portfolios' principal investment strategies, as well as certain risks of investing in the Portfolios.

   Please carefully review the "Risks" section of this Prospectus for a discussion of risks associated with certain investment techniques. The "Glossary of Investment Terms" includes descriptions of investment terms used throughout this Prospectus.

FREQUENTLY ASKED QUESTIONS ABOUT PRINCIPAL INVESTMENT STRATEGIES

   The following questions and answers are designed to help you better understand the Portfolios' principal investment strategies.

1. HOW ARE COMMON STOCKS SELECTED FOR THE PORTFOLIOS MANAGED BY JANUS?


   Unless its investment objective or policies prescribe otherwise, each of the Portfolios, with the exception of Flexible Bond Portfolio, may invest substantially all of its assets in common stocks if the portfolio managers believe that common stocks will appreciate in value. The portfolio managers generally take a "bottom up" approach to selecting


                                   Principal investment strategies and risks  33
   companies. This means that they seek to identify individual companies with earnings growth potential that may not be recognized by the market at large. The portfolio managers make this assessment by looking at companies one at a time, regardless of size, country of organization, place of principal business activity, or other similar selection criteria. The Portfolios may sell a holding if, among other things, the security reaches the portfolio managers' price target, if the company has a deterioration of fundamentals such as failing to meet key operating benchmarks, or if the portfolio managers find a better investment opportunity. The Portfolios may also sell a holding to meet redemptions.


   GROWTH AND INCOME PORTFOLIO and BALANCED PORTFOLIO may each emphasize varying degrees of income. In the case of Growth and Income Portfolio and Balanced Portfolio, the portfolio managers may consider dividend-paying characteristics to a greater degree in selecting common stocks. Realization of income is not a significant consideration when choosing investments for the other Portfolios. Income realized on the Portfolios' investments may be incidental to their objectives.

2. HOW ARE COMMON STOCKS SELECTED BY PERKINS FOR MID CAP VALUE PORTFOLIO?

   Mid Cap Value Portfolio's portfolio managers focus on companies that have fallen out of favor with the market or appear to be temporarily misunderstood by the investment community. The portfolio managers of Mid Cap Value Portfolio look for companies with strong fundamentals and competent management. They generally look for companies with products and services that give them a competitive advantage.

3. ARE THE SAME CRITERIA USED BY JANUS AND PERKINS TO SELECT FOREIGN SECURITIES?

   Generally, yes. The portfolio managers seek companies that meet their selection criteria, regardless of where a company is located. Foreign securities are generally selected on a stock-by-stock basis without regard to any defined allocation among countries or geographic regions. However, certain factors such as expected levels of inflation, government policies influencing business conditions, the outlook for currency relationships, and prospects for economic growth among countries, regions, or geographic areas may warrant greater consideration in selecting foreign securities. There are no limitations on the countries in which the Portfolios may invest and the Portfolios may at times have significant foreign exposure.

4. WHAT DOES "MARKET CAPITALIZATION" MEAN?

   Market capitalization is the most commonly used measure of the size and value of a company. It is computed by multiplying the current market price of a share of the company's stock by the total number of its shares outstanding. As noted previously, market capitalization is an important investment criterion for Large Cap Growth Portfolio, Mid Cap Growth Portfolio, and Mid Cap Value Portfolio. The other Portfolios offered by this Prospectus do not emphasize investments in companies of any particular size.


5. HOW DO THE PORTFOLIO MANAGERS OF MID CAP VALUE PORTFOLIO DETERMINE THAT A COMPANY MAY BE UNDERVALUED?


   A company may be undervalued when, in the opinion of the portfolio managers, shares of the company are selling for a price that is below their intrinsic worth. A company may be undervalued due to market or economic conditions, temporary earnings declines, unfavorable developments affecting the company, or other factors. Such factors may provide buying opportunities at attractive prices compared to historical or market price-earnings ratios, price/free cash flow, book value, or return on equity. The portfolio managers believe that buying these securities at a price that is below their intrinsic worth may generate greater returns for the Portfolio than those obtained by paying premium prices for companies currently in favor in the market.

6. WHAT IS A "SPECIAL SITUATION"?


   Certain Portfolios may invest in special situations or turnarounds. A special situation arises when the portfolio managers believe that the securities of an issuer will be recognized by the market and appreciate in value due to a specific development with respect to that issuer. Special situations may include significant changes in a company's allocation of its existing capital, a restructuring of assets, or a redirection of free cash flow. For example, issuers undergoing significant capital changes may include companies involved in spin-offs, sales of divisions, mergers or acquisitions, companies emerging from bankruptcy, or companies initiating large changes in their debt to equity ratio.


 34  Janus Aspen Series

   Companies that are redirecting cash flows may be reducing debt, repurchasing shares, or paying dividends. Special situations may also result from: (i) significant changes in industry structure through regulatory developments or shifts in competition; (ii) a new or improved product, service, operation, or technological advance; (iii) changes in senior management; or (iv) significant changes in cost structure. A Portfolio's performance could suffer from its investments in "special situations."


7. HOW DO GROWTH AND INCOME PORTFOLIO AND BALANCED PORTFOLIO DIFFER FROM EACH OTHER?

   Growth and Income Portfolio will normally invest at least 25% of its net assets in securities the portfolio manager believes have income potential. Balanced Portfolio places a greater emphasis on the income component of its portfolio and will normally invest 40-50% of its net assets in securities selected primarily for their income potential. As a result, Balanced Portfolio is expected to be less volatile than Growth and Income Portfolio. Growth and Income Portfolio places a greater emphasis on growth stocks and may derive a greater portion of its income from dividend-paying common stocks. Because of these factors, its NAV can be expected to fluctuate more than Balanced Portfolio.

8. HOW ARE ASSETS ALLOCATED BETWEEN THE GROWTH AND INCOME COMPONENTS OF GROWTH AND INCOME PORTFOLIO'S AND BALANCED PORTFOLIO'S HOLDINGS?

   Growth and Income Portfolio and Balanced Portfolio shift assets to varying degrees between the growth and income components of their portfolio holdings based on the portfolio managers' analyses of relevant market, financial, and economic conditions. If the portfolio managers believe that growth securities will provide better returns than the yields then available or expected on income-producing securities, that Portfolio will place a greater emphasis on the growth component. Growth and Income Portfolio's growth component will normally be up to 75% of its net assets. Balanced Portfolio's growth component will normally be 50-60% of its net assets. In addition, the Portfolios' income component may consist of dividend-paying stocks which exhibit growth characteristics.

9. WHAT TYPES OF SECURITIES MAKE UP THE GROWTH COMPONENT OF GROWTH AND INCOME PORTFOLIO'S AND BALANCED PORTFOLIO'S HOLDINGS?

   The growth component of these Portfolios' holdings is expected to consist primarily of common stocks, but may also include preferred stocks, convertible securities, or other securities selected primarily for their growth potential.

10. WHAT TYPES OF SECURITIES MAKE UP THE INCOME COMPONENT OF GROWTH AND INCOME PORTFOLIO'S AND BALANCED PORTFOLIO'S HOLDINGS?


   Growth and Income Portfolio's income component will consist largely of equities and other securities that the portfolio manager believes have income potential. Such securities may include equity securities, convertible securities, equity derivatives, and all types of debt securities.


   Equity securities may be included in the income component of Growth and Income Portfolio if they currently pay dividends or the portfolio manager believes they have the potential for either increasing their dividends or commencing dividends, if none are currently paid. Accordingly, Growth and Income Portfolio's income component may also exhibit growth characteristics. Growth and Income Portfolio's income component may consist of structured securities such as equity-linked structured notes. An investment in equity-linked notes creates exposure to the credit risk of the issuing financial institution, as well as to the market risk of the underlying securities. There is no guaranteed return of principal with these securities and the appreciation potential of these securities may be limited by a maximum payment or call right. In certain cases, equity-linked notes may be more volatile and less liquid than less complex securities or other types of fixed-income securities. Such securities may exhibit price behavior that does not correlate with other fixed-income securities. Equity-linked structured notes are further described in the "Glossary of Investment Terms." The income component of Balanced Portfolio's holdings will consist primarily of fixed-income securities.

                                   Principal investment strategies and risks  35

11. HOW COULD INTEREST RATES AFFECT THE VALUE OF MY GROWTH AND INCOME PORTFOLIO, BALANCED PORTFOLIO, OR FLEXIBLE BOND PORTFOLIO INVESTMENT?

   Generally, a fixed-income security will increase in value when interest rates fall and decrease in value when interest rates rise. Longer-term securities are generally more sensitive to interest rate changes than shorter-term securities, but they generally offer higher yields to compensate investors for the associated risks. High-yield bond prices are generally less directly responsive to interest rate changes than investment grade issues and may not always follow this pattern. The income component of Growth and Income Portfolio's and Balanced Portfolio's holdings may include fixed-income securities.

12. WHAT DOES "LIFE SCIENCE ORIENTATION" MEAN IN RELATION TO GLOBAL LIFE SCIENCES PORTFOLIO?


   Generally speaking, the "life sciences" relate to maintaining or improving quality of life. So, for example, companies with a "life science orientation" include companies engaged in research, development, production, or distribution of products or services related to health and personal care, medicine, or pharmaceuticals. Life science oriented companies also include companies that the portfolio managers believe to have growth potential primarily as a result of particular products, technology, patents, or other market advantages in the life sciences. Life sciences encompass a variety of industries, including health care, nutrition, agriculture, medical diagnostics, nuclear and biochemical research and development, and health care facilities ownership and operation.


13. WHAT IS GLOBAL TECHNOLOGY PORTFOLIO'S INDUSTRY POLICY?

   Global Technology Portfolio will not concentrate its investments in any particular industry or group of related industries. As a result, the portfolio managers may have more flexibility to find companies that they believe will benefit from advances or improvements in technology in a number of industries. Nevertheless, the Portfolio may hold a significant portion of its assets in industries such as: aerospace/defense; biotechnology; computers; office/business equipment; semiconductors; software; telecommunications; and telecommunications equipment.

14. HOW DOES FLEXIBLE BOND PORTFOLIO MANAGE INTEREST RATE RISK?


   The portfolio managers may vary the average-weighted effective maturity of the portfolio to reflect their analysis of interest rate trends and other factors. The Portfolio's average-weighted effective maturity will tend to be shorter when the portfolio managers expect interest rates to rise and longer when the portfolio managers expect interest rates to fall. The Portfolio may also use futures, options, and other derivatives to manage interest rate risk.


15. WHAT IS MEANT BY FLEXIBLE BOND PORTFOLIO'S "AVERAGE-WEIGHTED EFFECTIVE MATURITY"?

   The stated maturity of a bond is the date when the issuer must repay the bond's entire principal value to an investor. Some types of bonds may also have an "effective maturity" that is shorter than the stated date due to prepayment or call provisions. Securities without prepayment or call provisions generally have an effective maturity equal to their stated maturity. Average-weighted effective maturity is calculated by averaging the effective maturity of bonds in the Portfolio with each effective maturity "weighted" according to the percentage of net assets that it represents.

16. WHAT IS MEANT BY FLEXIBLE BOND PORTFOLIO'S "DURATION"?

   A bond's duration indicates the time it will take an investor to recoup his investment. Unlike average maturity, duration reflects both principal and interest payments. Generally, the higher the coupon rate on a bond, the lower its duration will be. The duration of a bond portfolio is calculated by averaging the duration of bonds held by the portfolio with each duration "weighted" according to the percentage of net assets that it represents. Because duration accounts for interest payments, the Portfolio's duration is usually shorter than its average maturity.

17. WHAT IS A HIGH-YIELD/HIGH-RISK BOND?

   A high-yield/high-risk bond (also called a "junk" bond) is a bond rated below investment grade by major rating agencies (i.e., BB+ or lower by Standard & Poor's Ratings Service ("Standard & Poor's") and Fitch, Inc. ("Fitch"), or Ba or lower by Moody's Investors Service, Inc. ("Moody's")) or is an unrated bond of similar quality. It presents greater risk of default (the failure to make timely interest and principal payments) than higher quality bonds.

 36  Janus Aspen Series

18. WHAT ARE U.S. GOVERNMENT SECURITIES?

   Certain Portfolios may invest in U.S. Government securities. U.S. Government securities include those issued directly by the U.S. Treasury and those issued or guaranteed by various U.S. Government agencies and instrumentalities. Some government securities are backed by the "full faith and credit" of the United States. Other government securities are backed only by the rights of the issuer to borrow from the U.S. Treasury. Others are supported by the discretionary authority of the U.S. Government to purchase the obligations. Certain other government securities are supported only by the credit of the issuer. For securities not backed by the full faith and credit of the United States, a Portfolio must look principally to the agency or instrumentality issuing or guaranteeing the securities for repayment and may not be able to assert a claim against the United States if the agency or instrumentality does not meet its commitment. Although they are high-quality, such securities may involve increased risk of loss of principal and interest compared to government debt securities that are backed by the full faith and credit of the United States.

RISKS COMMON TO ALL NON-MONEY MARKET PORTFOLIOS

   Because the Portfolios, with the exception of Flexible Bond Portfolio, may invest substantially all of their assets in common stocks, the main risk is the risk that the value of the stocks they hold might decrease in response to the activities of an individual company or in response to general market and/or economic conditions. If this occurs, a Portfolio's share price may also decrease. A Portfolio's performance may also be significantly affected, positively or negatively, by certain types of investments, such as foreign securities, derivative investments, non-investment grade bonds, initial public offerings ("IPOs"), or companies with relatively small market capitalizations. IPOs and other types of investments may have a magnified performance impact on a Portfolio with a small asset base. A Portfolio may not experience similar performance as its assets grow. Global Life Sciences Portfolio's and Global Technology Portfolio's performance may also be affected by industry risk to a greater extent than the other Portfolios.

   Because Flexible Bond Portfolio invests substantially all of its assets in fixed-income securities, it is subject to risks such as credit or default risks, and decreased value due to interest rate increases. The Portfolio's performance may also be affected by risks to certain types of investments, such as foreign securities and derivative instruments.


   Janus Capital manages many funds and numerous other accounts. Management of multiple accounts may involve conflicts of interest among those accounts, and may create potential risks, such as the risk that investment activity in one account may adversely affect another account. For example, short sale activity in an account could adversely affect the market value of long positions in one or more other accounts (and vice versa). Additionally, Janus Capital is the adviser to the funds and Janus Smart Portfolios, a series of "funds of funds," which invest in other Janus Capital mutual funds. Because Janus Capital is the adviser to the Janus Smart Portfolios and the funds, it is subject to certain potential conflicts of interest when allocating the assets of the Janus Smart Portfolios among such funds. A further discussion of potential conflicts of interest and a discussion of certain procedures intended to mitigate such potential conflicts is contained in the funds' Statement of Additional Information.


FREQUENTLY ASKED QUESTIONS ABOUT CERTAIN RISKS OF NON-MONEY MARKET PORTFOLIOS

   The following questions and answers are designed to help you better understand some of the risks of investing in the Portfolios.

1. CERTAIN PORTFOLIOS MAY INVEST IN SMALLER OR NEWER COMPANIES. DOES THIS CREATE ANY SPECIAL RISKS?

   Many attractive investment opportunities may be smaller, start-up companies offering emerging products or services. Smaller or newer companies may suffer more significant losses as well as realize more substantial growth than larger or more established issuers because they may lack depth of management, be unable to generate funds necessary for growth or potential development, or be developing or marketing new products or services for which markets are not yet established and may never become established. In addition, such companies may be insignificant factors in their industries and may become subject to intense competition from larger or more established companies. Securities of smaller or newer companies may have more limited trading markets than the markets for securities of larger or more established issuers, or may not be publicly traded at all, and may be subject to wide price fluctuations. Investments in such companies tend to be more volatile and somewhat more speculative.

                                   Principal investment strategies and risks  37

2. HOW DOES THE NONDIVERSIFIED CLASSIFICATION OF FORTY PORTFOLIO AFFECT ITS RISK PROFILE?


   Diversification is a way to reduce risk by investing in a broad range of stocks or other securities. A portfolio that is classified as "nondiversified" has the ability to take larger positions in a smaller number of issuers than a portfolio that is classified as "diversified." This gives a portfolio which is classified as nondiversified more flexibility to focus its investments in the most attractive companies identified by the portfolio manager. However, because the appreciation or depreciation of a single stock may have a greater impact on the NAV of a portfolio which is classified as nondiversified, its share price can be expected to fluctuate more than a comparable portfolio which is classified as diversified. This fluctuation, if significant, may affect the performance of the Portfolio. Since the Portfolio normally invests primarily in a core portfolio of 20-40 common stocks, this risk may be increased.


3. WHAT ARE THE RISKS ASSOCIATED WITH VALUE INVESTING?

   If the portfolio managers' perception of a company's worth is not realized in the time frame they expect, the overall performance of Mid Cap Value Portfolio may suffer. In general, the portfolio managers believe this risk is mitigated by investing in companies that are undervalued in the market in relation to earnings, cash flow, dividends, and/or assets.

4. WHAT IS MEANT BY "CREDIT QUALITY" AND WHAT ARE THE RISKS ASSOCIATED WITH IT?


   Credit quality measures the likelihood that the issuer will meet its obligations on a bond. One of the fundamental risks is credit risk, which is the risk that an issuer will be unable to make principal and interest payments when due. U.S. Government securities are generally considered to be the safest type of investment in terms of credit risk. Municipal obligations generally rank between U.S. Government securities and corporate debt securities in terms of credit safety. Corporate debt securities, particularly those rated below investment grade, present the highest credit risk.


5. HOW IS CREDIT QUALITY MEASURED?

   Ratings published by nationally recognized statistical rating agencies such as Standard & Poor's, Fitch, and Moody's are widely accepted measures of credit risk. The lower a bond issue is rated by an agency, the more credit risk it is considered to represent. Lower rated bonds generally pay higher yields to compensate investors for the associated risk. Please refer to the "Explanation of Rating Categories" section of this Prospectus for a description of bond rating categories.

6. HOW COULD THE PORTFOLIOS' INVESTMENTS IN FOREIGN SECURITIES AFFECT THEIR PERFORMANCE?

   Unless otherwise limited by its specific investment policies, each Portfolio may invest without limit in foreign securities either indirectly (e.g., depositary receipts) or directly in foreign markets, including emerging markets. Investments in foreign securities, including those of foreign governments, may involve greater risks than investing in domestic securities because a Portfolio's performance may depend on factors other than the performance of a particular company. These factors include:


   - CURRENCY RISK. As long as a Portfolio holds a foreign security, its value will be affected by the value of the local currency relative to the U.S. dollar. When a Portfolio sells a foreign currency denominated security, its value may be worth less in U.S. dollars even if the security increases in value in its home country. U.S. dollar-denominated securities of foreign issuers may also be affected by currency risk due to the overall impact of exposure to the issuer's local currency.


   - POLITICAL AND ECONOMIC RISK. Foreign investments may be subject to heightened political and economic risks, particularly in emerging markets which may have relatively unstable governments, immature economic structures, national policies restricting investments by foreigners, different legal systems, and economies based on only a few industries. In some countries, there is the risk that the government may take over the assets or operations of a company or that the government may impose taxes or limits on the removal of a Portfolio's assets from that country.

   - REGULATORY RISK. There may be less government supervision of foreign markets. As a result, foreign issuers may not be subject to the uniform accounting, auditing, and financial reporting standards and practices applicable to domestic issuers and there may be less publicly available information about foreign issuers.

 38  Janus Aspen Series

   - MARKET RISK. Foreign securities markets, particularly those of emerging market countries, may be less liquid and more volatile than domestic markets. Certain markets may require payment for securities before delivery and delays may be encountered in settling securities transactions. In some foreign markets, there may not be protection against failure by other parties to complete transactions. Such factors may hinder a Portfolio's ability to buy and sell emerging market securities in a timely manner, affecting the Portfolio's investment strategies and potentially affecting the value of the Portfolio.

   - TRANSACTION COSTS. Costs of buying, selling, and holding foreign securities, including brokerage, tax, and custody costs, may be higher than those involved in domestic transactions.

7. ARE THERE SPECIAL RISKS ASSOCIATED WITH INVESTMENTS IN SECURITIES OF COMPANIES FROM EMERGING MARKET COUNTRIES?

   Within the parameters of their specific investment policies, the Portfolios, particularly Worldwide Growth Portfolio, International Growth Portfolio, Global Technology Portfolio and Global Life Sciences Portfolio, may invest an unlimited amount of their assets in a company or companies from one or more "developing countries" or "emerging markets." Such countries include, but are not limited to, countries included in the MSCI Emerging Markets Index(SM).


   To the extent that a Portfolio invests a significant amount of its assets in one or more countries, returns and NAV may be affected to a large degree by events and economic conditions in such countries. A summary of each Portfolio's investments by country is contained in the Portfolios' shareholder reports and in the Portfolios' Form N-Q reports, which are filed with the SEC.


   In many developing markets, there is less government supervision and regulation of business and industry practices, stock exchanges, brokers, and listed companies than in more developed markets. The securities markets of many of the countries in which the Portfolios may invest may also be smaller, less liquid, and subject to greater price volatility than those in the United States. In the event of a default on any investments in foreign debt obligations, it may be more difficult for the Portfolios to obtain or to enforce a judgment against the issuers of such securities. The Portfolios may be subject to emerging markets risk to the extent that they invest in companies which are not considered to be from emerging markets, but which have customers, products, or transactions associated with emerging markets.

8. ARE THERE SPECIAL RISKS ASSOCIATED WITH INVESTMENTS IN HIGH-YIELD/HIGH-RISK BONDS?

   High-yield/high-risk bonds (or "junk" bonds) are bonds rated below investment grade by the primary rating agencies such as Standard & Poor's, Fitch, and Moody's or are unrated bonds of similar quality. The value of lower quality bonds generally is more dependent on credit risk and default risk than investment grade bonds. Issuers of high-yield/high-risk bonds may not be as strong financially as those issuing bonds with higher credit ratings and are more vulnerable to real or perceived economic changes, political changes, or adverse developments specific to the issuer. In addition, the junk bond market can experience sudden and sharp price swings.

   The secondary market on which high-yield securities are traded may be less liquid than the market for investment grade securities. The lack of a liquid secondary market may have an adverse impact on the market price of the security. When secondary markets for high-yield securities are less liquid than the market for investment grade securities, it also may be more difficult to value the securities because valuation may require more research, and elements of judgment may play a larger role in the valuation because there is less reliable, objective data available.

   Please refer to the "Explanation of Rating Categories" section of this Prospectus for a description of bond rating categories.

9. HOW DO THE PORTFOLIOS TRY TO REDUCE RISK?

   The Portfolios may use futures, options, swap agreements (including, but not limited to, credit default swaps with respect to Flexible Bond Portfolio), and other derivative instruments individually or in combination to "hedge" or protect their portfolios from adverse movements in securities prices and interest rates. The Portfolios may also use a variety of currency hedging techniques, including the use of forward currency contracts, to manage currency risk. There is no guarantee that derivative investments will benefit the Portfolios. A Portfolio's performance could be worse than if the Portfolio had not used such instruments.

                                   Principal investment strategies and risks  39

10. WHAT IS "INDUSTRY RISK"?

   Industry risk is the possibility that a group of related stocks will decline in price due to industry-specific developments. Companies in the same or similar industries may share common characteristics and are more likely to react similarly to industry-specific market or economic developments. Each Portfolio's investments, if any, in multiple companies in a particular industry increase that Portfolio's exposure to industry risk. In the life sciences, for example, many companies are subject to government regulation and approval of their products and services, which may affect their price or availability. In addition, the products and services offered by these companies may quickly become obsolete in the face of scientific or technological developments. The economic outlook of such companies may fluctuate dramatically due to changes in regulatory or competitive environments. Similarly, in technology-related industries, competitive pressures may have a significant effect on the performance of companies in which a Portfolio may invest. In addition, technology and technology-related companies often progress at an accelerated rate, and these companies may be subject to short product cycles and aggressive pricing, which may increase their volatility.

   Global Life Sciences Portfolio invests in a concentrated portfolio, which may result in greater exposure to related industries. As a result, the Portfolio may be more volatile than a less concentrated portfolio.

GENERAL PORTFOLIO POLICIES OF THE PORTFOLIOS OTHER THAN MONEY MARKET PORTFOLIO


   Unless otherwise stated, the following general policies apply to each Portfolio other than Money Market Portfolio. Except for the Portfolios' policies with respect to investments in illiquid securities and borrowing, the percentage limitations included in these policies and elsewhere in this Prospectus normally apply only at the time of purchase of a security. So, for example, if a Portfolio exceeds a limit as a result of market fluctuations or the sale of other securities, it will not be required to dispose of any securities.


   CASH POSITION

   The Portfolios may not always stay fully invested in stocks or bonds. For example, when the portfolio managers believe that market conditions are unfavorable for profitable investing, or when they are otherwise unable to locate attractive investment opportunities, a Portfolio's cash or similar investments may increase. In other words, cash or similar investments generally are a residual - they represent the assets that remain after a Portfolio has committed available assets to desirable investment opportunities. Partly because the portfolio managers act independently of each other, the cash positions of the Portfolios may vary significantly. When a Portfolio's investments in cash or similar investments increase, it may not participate in market advances or declines to the same extent that it would if the Portfolio remained more fully invested in stocks or bonds.


   In addition, a Portfolio may temporarily increase its cash position under certain unusual circumstances, such as to protect its assets or maintain liquidity in certain circumstances, for example, to meet unusually large redemptions. A Portfolio's cash position may also increase temporarily due to unusually large cash inflows. Under unusual circumstances such as these, a Portfolio may invest up to 100% of its assets in cash or similar investments. In this case, the Portfolio may not achieve its investment objective.

   OTHER TYPES OF INVESTMENTS
   Unless otherwise stated within its specific investment policies, each Portfolio, with the exception of Flexible Bond Portfolio, may also invest in other types of domestic and foreign securities and use other investment strategies, as described in the "Glossary of Investment Terms." These securities and strategies are not principal investment strategies of the Portfolios. If successful, they may benefit the Portfolios by earning a return on the Portfolios' assets or reducing risk; however, they may not achieve the Portfolios' objectives. These securities and strategies may include:

   - debt securities

   - indexed/structured securities


   - high-yield/high-risk bonds (20% or less of Large Cap Growth Portfolio's, Mid Cap Growth Portfolio's, Fundamental Equity Portfolio's, and Mid Cap Value Portfolio's assets and 35% or less of each of the other Portfolios' assets)


 40  Janus Aspen Series

   - options, futures, forwards, swap agreements, participatory notes, exchange-traded funds, and other types of derivatives individually or in combination for hedging purposes or for nonhedging purposes such as seeking to enhance return; such techniques may also be used to gain exposure to the market pending investment of cash balances or to meet liquidity needs


   - short sales "against the box" and "naked" (uncovered) short sales (no more than 10% of a Portfolio's assets may be invested in naked short sales)


   - securities purchased on a when-issued, delayed delivery, or forward commitment basis


   - bank loans, which may be acquired through loan participations and assignments (for Balanced Portfolio only, no more than 20% of the Portfolio's total assets)


   Unless otherwise stated within its specific investment policies, Flexible Bond Portfolio may also invest in other types of domestic and foreign securities and use other investment strategies, as described in the "Glossary of Investment Terms." These securities and strategies are not principal investment strategies of the Portfolio. If successful, they may benefit the Portfolio by earning a return on the Portfolio's assets or reducing risk; however, they may not achieve the Portfolio's objective. These securities and strategies may include:

   - equity securities


   - pass-through securities including mortgage- and asset-backed securities and mortgage dollar rolls



   - zero coupon, pay-in-kind, and step coupon securities


   - options, futures, forwards, swap agreements (including, but not limited to, credit default swaps with values not to exceed 10% of the net assets of the Portfolio), participatory notes, exchange-traded funds, and other types of derivatives individually or in combination for hedging purposes or for nonhedging purposes such as seeking to enhance return; such techniques may also be used to gain exposure to the market pending investment of cash balances or to meet liquidity needs

   - securities purchased on a when-issued, delayed delivery, or forward commitment basis

   - bank loans, which may be acquired through loan participations and assignments (no more than 20% of the Portfolio's total assets)

   ILLIQUID INVESTMENTS
   Each Portfolio may invest up to 15% of its net assets in illiquid investments. An illiquid investment is a security or other position that cannot be disposed of quickly in the normal course of business. For example, some securities are not registered under U.S. securities laws and cannot be sold to the U.S. public because of SEC regulations (these are known as "restricted securities"). Under procedures adopted by the Portfolios' Trustees, certain restricted securities may be deemed liquid, and will not be counted toward this 15% limit.

   FOREIGN SECURITIES
   Unless otherwise stated within its specific investment policies, each Portfolio may invest without limit in foreign equity and debt securities. The Portfolios may invest directly in foreign securities denominated in a foreign currency and not publicly traded in the United States. Other ways of investing in foreign securities include depositary receipts or shares and passive foreign investment companies.

   SPECIAL SITUATIONS

   Certain Portfolios may invest in companies that demonstrate special situations or turnarounds, meaning companies that have experienced significant business problems but are believed to have favorable prospects for recovery. For example, a special situation or turnaround may arise when, in the opinion of the portfolio managers, the securities of a particular issuer will be recognized by the market and appreciate in value due to a specific development with respect to that issuer. Special situations may include significant changes in a company's allocation of its existing capital, a restructuring of assets, or a redirection of free cash flow. For example, issuers undergoing significant capital changes may include companies involved in spin-offs, sales of divisions, mergers or acquisitions, companies emerging from bankruptcy, or companies initiating large changes in their debt to equity ratio. Developments creating a special


                                   Principal investment strategies and risks  41
   situation might include, among others, a new product or process, a technological breakthrough, a management change or other extraordinary corporate event, or differences in market supply of and demand for the security. A Portfolio's performance could suffer from its investments in "special situations."


   SECURITIES LENDING
   The Portfolios may seek to earn additional income through securities lending. Certain Portfolios may lend their portfolio securities to parties (typically brokers or other financial institutions) who need to borrow securities in order to complete certain transactions such as covering short sales, avoiding failures to deliver securities, or completing arbitrage activities. There is a risk of delay in recovering a loaned security and/or a risk of loss in collateral rights if the borrower fails financially.

   PORTFOLIO TURNOVER
   In general, the Portfolios intend to purchase securities for long-term investment, although, to a limited extent, each Portfolio may purchase securities in anticipation of relatively short-term price gains. Short-term transactions may also result from liquidity needs, securities having reached a price or yield objective, changes in interest rates or the credit standing of an issuer, or by reason of economic or other developments not foreseen at the time of the investment decision. A Portfolio may also sell one security and simultaneously purchase the same or a comparable security to take advantage of short-term differentials in bond yields or securities prices. Portfolio turnover is affected by market conditions, changes in the size of a Portfolio, the nature of a Portfolio's investments, and the investment style of the portfolio managers. Changes are made in a Portfolio's holdings whenever the portfolio managers believe such changes are desirable. Portfolio turnover rates are generally not a factor in making buy and sell decisions.

   Due to the nature of the securities in which Flexible Bond Portfolio invests, it may have relatively high portfolio turnover compared to other Portfolios.

   Increased portfolio turnover may result in higher costs for brokerage commissions, dealer mark-ups, and other transaction costs. Higher costs associated with increased portfolio turnover may offset gains in a Portfolio's performance. The "Financial Highlights" section of this Prospectus shows the Portfolios' historical turnover rates.

 42  Janus Aspen Series

MONEY MARKET PORTFOLIO

   This section takes a closer look at Money Market Portfolio's principal investment strategies, as well as certain risks of investing in the Portfolio.

   Money Market Portfolio is subject to certain specific SEC rule requirements. Among other things, the Portfolio is limited to investing in U.S. dollar-denominated instruments with a remaining maturity of 397 days or less (as calculated pursuant to Rule 2a-7 under the Investment Company Act of 1940, as amended).

PRINCIPAL INVESTMENT STRATEGIES AND RISKS

TYPES OF INVESTMENTS

   Money Market Portfolio invests primarily in:

   - high quality debt obligations
   - obligations of financial institutions

   Money Market Portfolio may also invest (to a lesser degree) in:

   - U.S. Government securities (securities issued or guaranteed by the U.S. Government, its agencies, and its instrumentalities)
   - municipal securities
   - preferred stock that, in conjunction with a demand feature, is the functional equivalent of a money market investment

   DEBT OBLIGATIONS

   Money Market Portfolio may invest in U.S. dollar-denominated debt obligations. Debt obligations include:

   - commercial paper

   - notes and bonds

   - variable amount master demand notes (the payment obligations on these instruments may be backed by securities, swap agreements or other assets, by a guarantee of a third party, or solely by the unsecured promise of the issuer to make payments when due)

   - privately issued commercial paper or other securities that are restricted as to disposition under the federal securities laws

   OBLIGATIONS OF FINANCIAL INSTITUTIONS

   Examples of obligations of financial institutions include:

   - negotiable certificates of deposit, bankers' acceptances, time deposits, and other obligations of U.S. banks (including savings and loan associations) having total assets in excess of one billion dollars and U.S. branches of foreign banks having total assets in excess of ten billion dollars

   - Eurodollar and Yankee bank obligations (Eurodollar bank obligations are dollar-denominated certificates of deposit or time deposits issued outside the U.S. capital markets by foreign branches of U.S. banks and by foreign banks. Yankee bank obligations are dollar-denominated obligations issued in the U.S. capital markets by foreign banks.)

   - other U.S. dollar-denominated obligations of foreign banks having total assets in excess of ten billion dollars that Janus Capital believes are of an investment quality comparable to obligations of U.S. banks in which Money Market Portfolio may invest


   Foreign, Eurodollar (and, to a limited extent, Yankee) bank obligations are subject to certain sovereign risks. One such risk is the possibility that a foreign government might prevent dollar-denominated funds from flowing across its borders. Other risks include: adverse political and economic developments in a foreign country; the extent and quality of government regulation of financial markets and institutions; the imposition of foreign withholding taxes; and expropriation or nationalization of foreign issuers.


                                   Principal investment strategies and risks  43

INVESTMENT TECHNIQUES

   The following is a description of other investment techniques that Money Market Portfolio may use:

   PARTICIPATION INTERESTS
   A participation interest gives Money Market Portfolio a proportionate, undivided interest in underlying debt securities and usually carries a demand feature.

   DEMAND FEATURES
   Demand features give Money Market Portfolio the right to resell securities at specified periods prior to their maturity dates. Demand features may shorten the life of a variable or floating rate security or preferred stock, enhance the instrument's credit quality, and provide a source of liquidity.

   Demand features are often issued by third party financial institutions, generally domestic and foreign banks. Accordingly, the credit quality and liquidity of Money Market Portfolio's investments may be dependent in part on the credit quality of the banks supporting the Portfolio's investments. This will result in exposure to risks pertaining to the banking industry, including the foreign banking industry. Brokerage firms and insurance companies also provide certain liquidity and credit support.

   VARIABLE AND FLOATING RATE SECURITIES
   Money Market Portfolio may invest in securities which have variable or floating rates of interest. These securities pay interest at rates that are adjusted periodically according to a specified formula, usually with reference to an interest rate index or market interest rate. Variable and floating rate securities are subject to changes in value based on changes in market interest rates or changes in the issuer's or guarantor's creditworthiness.

   MORTGAGE- AND ASSET-BACKED SECURITIES
   Money Market Portfolio may purchase fixed or variable rate mortgage-backed securities issued by Ginnie Mae, Fannie Mae, Freddie Mac, or other governmental or government-related entities. The Portfolio may purchase other mortgage-and asset-backed securities including securities backed by automobile loans, equipment leases, or credit card receivables.

   Unlike traditional debt instruments, payments on these securities include both interest and a partial payment of principal. Prepayments of the principal of underlying loans may shorten the effective maturities of these securities and may result in the Portfolio having to reinvest proceeds at a lower interest rate.

   SECURITIES LENDING
   Money Market Portfolio may seek to earn additional income through securities lending. The Portfolio may lend its portfolio securities to parties (typically brokers or other financial institutions) who need to borrow securities in order to complete certain transactions such as covering short sales, avoiding failures to deliver securities, or completing arbitrage activities. There is a risk of delay in recovering a loaned security and/or a risk of loss in collateral rights if the borrower fails financially.

   REPURCHASE AGREEMENTS
   Money Market Portfolio may enter into collateralized repurchase agreements. Repurchase agreements are transactions in which the Portfolio purchases securities and simultaneously commits to resell those securities to the seller at an agreed-upon price on an agreed-upon future date. The repurchase price reflects a market rate of interest and is collateralized by cash or securities.

   If the seller of the securities underlying a repurchase agreement fails to pay the agreed resale price on the agreed delivery date, Money Market Portfolio may incur costs in disposing of the collateral and may experience losses if there is any delay in its ability to do so.

 44  Janus Aspen Series

MANAGEMENT OF THE PORTFOLIOS
--------------------------------------------------------------------------------

INVESTMENT ADVISER

   Janus Capital Management LLC, 151 Detroit Street, Denver, Colorado 80206-4805, is the investment adviser to each of the Portfolios. Janus Capital is responsible for the day-to-day management of the Portfolios' investment portfolios and furnishes continuous advice and recommendations concerning the Portfolios' investments for all the Portfolios except Mid Cap Value Portfolio. Perkins is responsible for the day-to-day management of the investment portfolio of Mid Cap Value Portfolio. Janus Capital also provides certain administrative and other services, and is responsible for the other business affairs of all the Portfolios.

   Janus Capital (together with its predecessors) has served as investment adviser to Janus Fund since 1970 and currently serves as investment adviser to all of the Janus funds, acts as subadviser for a number of private-label mutual funds, and provides separate account advisory services for institutional accounts.

   Janus Capital furnishes certain administrative, compliance, and accounting services for the Portfolios, and may be reimbursed by the Portfolios for its costs in providing those services. In addition, employees of Janus Capital and/or its affiliates serve as officers of the Trust and Janus Capital provides office space for the Portfolios and pays the salaries, fees, and expenses of all Portfolio officers and those Trustees who are considered interested persons of Janus Capital.

   From its own assets, Janus Capital or its affiliates may make payments based on current assets to selected insurance companies, qualified plan service providers, or other financial intermediaries that were instrumental in the acquisition or retention of accounts for the Portfolios or that performed services with respect to contract owners and plan participants. The amount of these payments is determined from time to time by Janus Capital, may be substantial, and may differ among such intermediaries. Eligibility requirements for such payments to institutional intermediaries are determined by Janus Capital and/or its affiliates.

   Janus Capital or its affiliates may pay fees, from their own assets, to selected insurance companies, qualified plan service providers, and other financial intermediaries for providing recordkeeping, subaccounting, transaction processing, and other shareholder or administrative services (including payments for processing transactions via National Securities Clearing Corporation ("NSCC") or other means) in connection with investments in the Janus funds. These fees are in addition to any fees that may be paid by the Janus funds for these types of or other services.

   In addition, Janus Capital or its affiliates may also share certain marketing expenses with, or pay for or sponsor informational meetings, seminars, client awareness events, support for marketing materials, or business building programs for such intermediaries to raise awareness of the Portfolios.

   Participating insurance companies that purchase the Portfolios' Shares may perform certain administrative services relating to the Portfolios and Janus Capital or the Portfolios may pay those companies for such services.

   The receipt of (or prospect of receiving) payments described above are not intended to, but may provide a financial intermediary and its salespersons with an incentive to favor sales of Janus funds' shares over sales of other mutual funds (or non-mutual fund investments), or to favor sales of one class of Janus funds' shares over sales of another Janus funds' share class, with respect to which the financial intermediary does not receive such payments or receives them in a lower amount. These payment arrangements will not, however, change the price a contract owner or plan participant pays for shares or the amount that a Janus fund receives to invest on behalf of the contract owner or plan participant. You may wish to consider whether such arrangements exist when evaluating any recommendations to purchase or sell Shares of the Portfolios. Please contact your insurance company or plan sponsor for details on such arrangements.

MANAGEMENT EXPENSES

   Each Portfolio pays Janus Capital an investment advisory fee which is calculated daily and paid monthly. Each Portfolio's advisory agreement details the investment advisory fee and other expenses that the Portfolios must pay. Mid Cap Value Portfolio pays Perkins a subadvisory fee directly for managing the Portfolio.

   Each Portfolio incurs expenses not assumed by Janus Capital, including any transfer agent and custodian fees and expenses, legal and auditing fees, printing and mailing costs of sending reports and other information to existing

                                                Management of the Portfolios  45
   shareholders, and Independent Trustees' fees and expenses. The following table reflects the contractual investment advisory fee rate (expressed as an annual rate) for each Portfolio, as well as the actual investment advisory fee rate paid by each Portfolio to Janus Capital (net of fee waivers, if applicable) based on each Portfolio's average net assets. Under the advisory agreement with Janus Capital and the subadvisory agreement with Perkins, Mid Cap Value Portfolio paid management fees to Janus Capital and Perkins. The investment advisory fee rate is aggregated to include all investment advisory and subadvisory fees (as applicable) paid by a Portfolio.


                                                                                             Actual Investment
                                                                                             Advisory Fee (%)
                                                                      Contractual            (for the fiscal
                                                  Average Daily       Investment Advisory    year ended
                                                    Net Assets          Fee (%)              December 31,
    Portfolio Name                                 of Portfolio       (annual rate)            2006)
    GROWTH & CORE
      Large Cap Growth Portfolio                All Asset Levels             0.64                  0.64
      Forty Portfolio                           All Asset Levels             0.64                  0.64
      Mid Cap Growth Portfolio                  All Asset Levels             0.64                  0.64
      Growth and Income Portfolio               All Asset Levels             0.62                  0.62
      Fundamental Equity Portfolio              All Asset Levels             0.60(1)               0.07
      Balanced Portfolio                        All Asset Levels             0.55                  0.55
    VALUE
      Mid Cap Value Portfolio(2)                All Asset Levels             0.64(1)               0.64
    INTERNATIONAL & GLOBAL
      Worldwide Growth Portfolio(2)             All Asset Levels             0.60                  0.57(3)
      International Growth Portfolio            All Asset Levels             0.64                  0.64
    SPECIALTY EQUITY
      Global Technology Portfolio               All Asset Levels             0.64(1)               0.64
      Global Life Sciences Portfolio            All Asset Levels             0.64(1)               0.64
    BOND
      Flexible Bond Portfolio                   First $300 Million           0.55(1)               0.55
                                                Over $300 Million            0.45
    MONEY MARKET
      Money Market Portfolio(4)                 All Asset Levels             0.25                  0.00(5)



   (1) Janus Capital has agreed to limit the Portfolio's total operating expenses (excluding brokerage commissions, interest, taxes, and extraordinary expenses) to a certain level until at least May 1, 2008. Application of the expense waiver and its effect on annual fund operating expenses is reflected, when applicable, in the Annual Fund Operating Expenses table in the "Fees and Expenses" section of this Prospectus, and additional information is included in the Statement of Additional Information. The waiver is not reflected in the fee rate shown.


   (2) The Portfolio's investment advisory fee rate changed from a fixed rate to a rate that adjusts up or down based upon the Portfolio's performance relative to its benchmark index. Any such adjustment to this fee rate commenced February 2007. Details discussing this performance fee are included below with a further description in the Statement of Additional Information.


   (3) The fee rate shown reflects a fee waiver which was in effect for a portion of the fiscal year. For the period from July 1, 2006 through January 31, 2007 ("Waiver Period"), Janus Capital contractually agreed to waive its right to receive a portion of the Portfolio's base management fee, at the annual rate of up to 0.15% of average daily net assets, under certain conditions. This waiver was applied for any calendar month in the Waiver Period if the total return performance of the Portfolio for the period from February 1, 2006 through the end of the preceding calendar month, calculated as though there had been no waiver of the base management fee, was less than performance of the Portfolio's primary benchmark index for that period. Further details related to this waiver are included in the Statement of Additional Information ("SAI").

   (4) Janus Capital has agreed to waive the Portfolio's total operating expenses (excluding brokerage commissions, interest, taxes, and extraordinary expenses) to the extent the Portfolio's Total Annual Fund Operating Expenses exceed 0.50%. Such waiver is voluntary and could change or be terminated at any time at the discretion of Janus Capital.

   (5) For the fiscal year ended December 31, 2006, the Portfolio did not pay Janus Capital any investment advisory fees (net of fee waivers). The Portfolio's fee waiver exceeded the investment advisory fee.


   A discussion regarding the basis for the Board of Trustees' approval of the Portfolios' investment advisory agreements and subadvisory agreements (as applicable) is included in the Portfolios' annual and semiannual reports to shareholders. You can request the Portfolios' annual or semiannual reports (as they become available), free of charge,

 46  Janus Aspen Series
   by contacting your plan sponsor, broker-dealer, or financial institution, or by contacting a Janus representative at 1-800-525-0020. The reports are also available, free of charge, on www.janus.com/info.

   For Mid Cap Value Portfolio and Worldwide Growth Portfolio, the investment advisory fee is determined by calculating a base fee and applying a performance adjustment (described in further detail below). The base fee rate is the same as the investment advisory fee rate shown in the table above. The performance adjustment either increases or decreases the base fee depending on how well each Portfolio has performed relative to its benchmark as shown below:

    Portfolio Name                                     Benchmark Index
    ----------------------------------------------------------------------------------------------------
    Mid Cap Value Portfolio                            Russell Midcap(R) Value Index
    Worldwide Growth Portfolio                         MSCI World Index(SM)

   Only the base fee rate applied until February 2007 for each Portfolio, at which time the calculation of the performance adjustment is applied as follows:

   Investment Advisory Fee = Base Fee +/- Performance Adjustment


   The investment advisory fee paid to Janus Capital by each of Mid Cap Value Portfolio and Worldwide Growth Portfolio consists of two components: (1) a base fee calculated by applying the contractual fixed-rate of the advisory fee to the Portfolio's average daily net assets during the previous month ("Base Fee"), plus or minus (2) a performance-fee adjustment ("Performance Adjustment") calculated by applying a variable rate of up to 0.15% (positive or negative) to the Portfolio's average daily net assets during the applicable performance measurement period. The performance measurement period generally is the previous 36 months, although no Performance Adjustment will be made until a Portfolio's performance-based fee structure has been in effect for at least 12 months. When a Portfolio's performance-based fee structure has been in effect for at least 12 months, but less than 36 months, the performance measurement period will be equal to the time that has elapsed since the performance-based fee structure took effect. As noted above, any Performance Adjustment, as applicable, began February 2007 for each Portfolio.


   No Performance Adjustment will be applied unless the difference between the Portfolio's investment performance and the investment record of the Portfolio's benchmark index is 0.50% or greater (positive or negative) during the applicable performance measurement period. Because the Performance Adjustment is tied to a Portfolio's relative performance to its benchmark index (and not its absolute performance), the Performance Adjustment could increase Janus Capital's fee even if the Portfolio's Shares lose value during the performance measurement period and could decrease Janus Capital's fee even if the Portfolio's Shares increase in value during the performance measurement period. For purposes of computing the Base Fee and the Performance Adjustment, net assets will be averaged over different periods (average daily net assets during the previous month for the Base Fee, versus average daily net assets during the performance measurement period for the Performance Adjustment). Performance of a Portfolio is calculated net of expenses whereas a Portfolio's benchmark index does not have any fees or expenses. Reinvestment of dividends and distributions are included in calculating both the performance of a Portfolio and the Portfolio's benchmark index. The Base Fee is calculated and accrued daily. The Performance Adjustment is calculated monthly in arrears and is accrued evenly each day throughout the month. The investment fee is paid monthly in arrears.

   The investment performance of a Portfolio's Service Shares for the performance measurement period is used to calculate the Performance Adjustment. After Janus Capital determines whether a particular Portfolio's performance was above or below its benchmark index by comparing the investment performance of the Portfolio's Service Shares against the investment record of that Portfolio's benchmark index, Janus Capital will apply the same Performance Adjustment (positive or negative) across each other class of shares of the Portfolio, as applicable. It is not possible to predict the effect of the Performance Adjustment on future overall compensation to Janus Capital since it will depend on the performance of each Portfolio relative to the record of the Portfolio's benchmark index and future changes to the size of each Portfolio.

   The Portfolios' Statement of Additional Information contains additional information about performance-based fees.

                                                Management of the Portfolios  47

SUBADVISER

   PERKINS, WOLF, MCDONNELL AND COMPANY, LLC serves as subadviser to Mid Cap Value Portfolio, and has served in such capacity since the Portfolio's inception. Perkins, 311 S. Wacker Drive, Suite 6000, Chicago, Illinois 60606, has been in the investment management business since 1984 and provides day-to-day management of the portfolio operations, as well as other mutual funds and separate accounts. Janus Capital has a 30% ownership stake in Perkins.

INVESTMENT PERSONNEL

   Unless otherwise noted, the Portfolio Manager has primary responsibility for the day-to-day management of the Portfolio described.

JANUS PORTFOLIO MANAGERS

ANDREW ACKER, CFA
--------------------------------------------------------------------------------

     is Co-Portfolio Manager of Global Life Sciences Portfolio, which he has co-managed since October 2004. In addition, Mr. Acker performs duties as a research analyst. He joined Janus Capital in 1999 as a securities analyst. Mr. Acker holds a Bachelor of Science degree (magna cum laude) in Biochemical Sciences from Harvard College where he was a member of Phi Beta Kappa. He also holds a Master's degree in Business Administration with honors from Harvard Business School. Mr. Acker and Thomas Malley are jointly and primarily responsible for day-to-day management of the Portfolio, with no limitations on the authority of one co-portfolio manager in relation to the other. He holds the Chartered Financial Analyst designation.


JONATHAN D. COLEMAN, CFA
--------------------------------------------------------------------------------
     is Co-Chief Investment Officer of Janus Capital. He is Executive Vice President and Portfolio Manager of Mid Cap Growth Portfolio, which he has managed since February 2002. Mr. Coleman is also Portfolio Manager of other Janus accounts. He joined Janus Capital in 1994 as a research analyst. Mr. Coleman holds a Bachelor's degree in Political Economy and Spanish from Williams College, where he was a member of Phi Beta Kappa.
     As a Fulbright Fellow, he conducted research on economic integration in Central America. Mr. Coleman holds the Chartered Financial Analyst designation.

DAVID J. CORKINS
--------------------------------------------------------------------------------
     is Executive Vice President and Portfolio Manager of Large Cap Growth Portfolio, which he has managed since February 2006. Mr. Corkins was Portfolio Manager of Growth and Income Portfolio from May 1998 to
     December 2003. He is also Portfolio Manager of other Janus accounts. He joined Janus Capital in 1995 as a research analyst. Mr. Corkins holds a Bachelor of Arts degree in English and Russian from Dartmouth and he received his Master's degree in Business Administration from Columbia University.


CRAIG JACOBSON, CFA

--------------------------------------------------------------------------------

     is Executive Vice President and Co-Portfolio Manager of Money Market Portfolio, which he has co-managed since April 2007. Mr. Jacobson is also Portfolio Manager of other Janus accounts and performs duties as a fixed-income analyst. He joined Janus Capital in 1995 and became a money market trader in 1997. He holds a Bachelor of Science degree in Finance and a Master of Science degree in Finance from the University of Illinois. Mr. Jacobson and J. Eric Thorderson are jointly and primarily responsible for the day-to-day management of Money Market Portfolio, with no limitation on the authority of one co-portfolio manager in relation to the other. Mr. Jacobson holds the Chartered Financial Analyst designation.


 48  Janus Aspen Series

BRENT A. LYNN, CFA
--------------------------------------------------------------------------------
     is Executive Vice President and Portfolio Manager of International
     Growth Portfolio, which he has managed or co-managed since January 2001. Mr. Lynn is also Portfolio Manager of other Janus accounts. He joined
     Janus Capital in 1991 as a research analyst. Mr. Lynn holds a Bachelor of Arts degree in Economics and a Master's degree in Economics and Industrial Engineering from Stanford University. Mr. Lynn holds the Chartered Financial Analyst designation.

THOMAS R. MALLEY, CFA
--------------------------------------------------------------------------------

     is Executive Vice President and Co-Portfolio Manager of Global Life Sciences Portfolio, which he has managed since its inception and co-managed since October 2004. Mr. Malley is also Portfolio Manager of other Janus accounts. He joined Janus Capital in 1991 as a research analyst. Mr. Malley holds a Bachelor of Science degree in Biology from Stanford University. Mr. Malley and Andrew Acker are jointly and primarily responsible for day-to-day management of the Portfolio, with no limitations on the authority of one co-portfolio manager in relation to the other. He holds the Chartered Financial Analyst designation.


MARC PINTO, CFA
--------------------------------------------------------------------------------
     is Executive Vice President and Co-Portfolio Manager of Balanced
     Portfolio, which he has co-managed since May 2005. Mr. Pinto is also Portfolio Manager of other Janus accounts. He joined Janus Capital in
     1994 as an analyst. He holds a Bachelor's degree in History from Yale University and a Master's degree in Business Administration from Harvard University. Mr. Pinto and Gibson Smith are jointly and primarily responsible for the day-to-day management of Balanced Portfolio, with no limitation on the authority of one co-portfolio manager in relation to the other. Mr. Pinto focuses on the equity portion of the Portfolio. He holds the Chartered Financial Analyst designation.

SCOTT W. SCHOELZEL
--------------------------------------------------------------------------------
     is Executive Vice President and Portfolio Manager of Forty Portfolio, which he has managed since its inception. Mr. Schoelzel is also
     Portfolio Manager of other Janus accounts. He joined Janus Capital in
     1994. Mr. Schoelzel holds a Bachelor of Arts degree in Business from Colorado College.

J. BRADLEY SLINGERLEND, CFA
--------------------------------------------------------------------------------

     is Executive Vice President and Co-Portfolio Manager of Global Technology Portfolio, which he has co-managed since February 2006. In addition, Mr. Slingerlend performs duties as an equity research analyst, focusing primarily on technology companies. He is also Portfolio Manager of other Janus accounts. Mr. Slingerlend joined Janus Capital in 2000 as a research analyst. He holds a Bachelor's degree in Economics and Astrophysics from Williams College. Mr. Slingerlend and Burton H. Wilson are jointly and primarily responsible for the day-to-day management of Global Technology Portfolio, with no limitations on the authority of one co-portfolio manager in relation to the other. Mr. Slingerlend holds the Chartered Financial Analyst designation.


                                                Management of the Portfolios  49

GIBSON SMITH

--------------------------------------------------------------------------------

     is Co-Chief Investment Officer of Janus Capital. Mr. Smith is Executive Vice President and Co-Portfolio Manager of Flexible Bond Portfolio, which he has co-managed since May 2007. He is also Executive Vice President and Co-Portfolio Manager of Balanced Portfolio, which he has co-managed since May 2005. In addition, Mr. Smith is Portfolio Manager of other Janus accounts. He joined Janus Capital in 2001 as a fixed-income analyst. Mr. Smith holds a Bachelor's degree in Economics from the University of Colorado. Mr. Smith and Darrell Watters are jointly and primarily responsible for the day-to-day management of Flexible Bond Portfolio, with no limitation on the authority of one co-portfolio manager in relation to the other. Mr. Smith and Marc Pinto are jointly and primarily responsible for the day-to-day management of Balanced Portfolio, with no limitation on the authority of one co-portfolio manager in relation to the other. Mr. Smith focuses on the fixed-income portion of Balanced Portfolio.


MINYOUNG SOHN, CFA
--------------------------------------------------------------------------------
     is Executive Vice President and Portfolio Manager of Growth and Income Portfolio and Fundamental Equity Portfolio, which he has managed since January 2004 and May 2005, respectively. Mr. Sohn is also Portfolio
     Manager of other Janus accounts. He joined Janus Capital in 1998 as a research analyst. Mr. Sohn holds a Bachelor of Arts degree (cum laude) in Government and Economics from Dartmouth College. Mr. Sohn holds the Chartered Financial Analyst designation.



RONALD V. SPEAKER, CFA
--------------------------------------------------------------------------------

     is Executive Vice President and Portfolio Manager of Flexible Bond Portfolio until May 15, 2007. He has managed or co-managed Flexible Bond Portfolio since its inception. Mr. Speaker is also Portfolio Manager of other Janus accounts. Mr. Speaker joined Janus Capital in 1986. He holds a Bachelor of Arts degree in Finance from the University of Colorado. Mr. Speaker holds the Chartered Financial Analyst designation.


J. ERIC THORDERSON, CFA
--------------------------------------------------------------------------------

     is Executive Vice President and Co-Portfolio Manager of Money Market Portfolio, which he has managed or co-managed since January 2001. Mr. Thorderson is also Portfolio Manager of other Janus accounts. He joined Janus Capital in 1996 as a money market analyst. He holds a Bachelor of Arts degree in Business Administration from Wayne State University and a Master of Business Administration degree from the University of Illinois. Mr. Thorderson and Craig Jacobson are jointly and primarily responsible for the day-to-day management of Money Market Portfolio, with no limitation on the authority of one co-portfolio manager in relation to the other. Mr. Thorderson holds the Chartered Financial Analyst designation.



DARRELL WATTERS

--------------------------------------------------------------------------------

     is Executive Vice President and Co-Portfolio Manager of Flexible Bond Portfolio, which he has co-managed since May 2007. He is also Portfolio Manager of other Janus accounts and performs duties as a fixed-income analyst. He joined Janus Capital in 1993 as a municipal bond trader. Mr. Watters holds a Bachelor's degree in Economics from Colorado State University. Mr. Watters and Gibson Smith are jointly and primarily responsible for the day-to-day management of Flexible Bond Portfolio, with no limitation on the authority of one co-portfolio manager in relation to the other.


 50  Janus Aspen Series

BURTON H. WILSON
--------------------------------------------------------------------------------

     is Executive Vice President and Co-Portfolio Manager of Global Technology Portfolio, which he has co-managed since February 2006. In addition, Mr. Wilson performs duties as an equity research analyst, focusing primarily on technology companies. He is also Portfolio Manager of other Janus accounts. Mr. Wilson joined Janus Capital in 2005 as a research analyst. Prior to joining Janus Capital, he was a research analyst at Lincoln Equity Management from 2000 to 2004. Mr. Wilson holds a Bachelor of Arts degree in Mathematics from the University of Virginia, a Law degree from the University of Virginia School of Law, and a Master's degree in Business Administration from the University of California at Berkeley's Haas School of Business. Mr. Wilson and J. Bradley Slingerlend are jointly and primarily responsible for the day-to-day management of Global Technology Portfolio, with no limitations on the authority of one co-portfolio manager in relation to the other.


JASON P. YEE, CFA
--------------------------------------------------------------------------------
     is Executive Vice President and Portfolio Manager of Worldwide Growth Portfolio, which he has managed since July 2004. Mr. Yee is also
     Portfolio Manager of other Janus accounts. He joined Janus Capital in
     1992, working as a research analyst until 1996. He re-joined Janus
     Capital in 2000 as a research analyst. He holds a Bachelor of Science in Mechanical Engineering from Stanford University. Mr. Yee holds the Chartered Financial Analyst designation.

PERKINS PORTFOLIO MANAGERS

JEFFREY R. KAUTZ, CFA
--------------------------------------------------------------------------------
     is Co-Manager of Mid Cap Value Portfolio, which he has co-managed since its inception. He is also Co-Portfolio Manager of other Janus accounts.
     Mr. Kautz has served as a research analyst for the value products of Perkins since October 1997. Previously, he was a co-portfolio manager for Berger Mid Cap Value Fund. Mr. Kautz holds a Bachelor of Science degree in Mechanical Engineering from the University of Illinois, and a Master of Business Administration in Finance from the University of Chicago. Mr. Kautz is jointly and primarily responsible for the day-to-day management of the Portfolio. Mr. Kautz holds the Chartered Financial Analyst designation.

THOMAS M. PERKINS
--------------------------------------------------------------------------------
     has been the lead Co-Manager of Mid Cap Value Portfolio since its inception. He is also Co-Portfolio Manager of other Janus accounts. Mr. Perkins has been a portfolio manager since 1974 and joined Perkins as a portfolio manager in 1998. Previously, he was a co-portfolio manager for Berger Mid Cap Value Fund. Mr. Perkins holds a Bachelor of Arts degree in History from Harvard University. Mr. Perkins is jointly and primarily responsible for the day-to-day management of the Portfolio, and as lead Co-Manager, exercises final decision-making authority over the Portfolio as necessary.


   Information about the compensation structure, other accounts managed, and the range of ownership of securities for the portfolio managers is included in the SAI.


                                                Management of the Portfolios  51

OTHER INFORMATION
--------------------------------------------------------------------------------

   CLASSES OF SHARES

   Each Portfolio currently offers one, two, or three classes of shares, one of which, the Institutional Shares, is offered pursuant to this Prospectus and sold under the name Janus Aspen Series. The Shares offered by this Prospectus are available only in connection with investment in and payments under variable insurance contracts, as well as certain qualified retirement plans. Service Shares and Service II Shares of each Portfolio offering such Shares are offered only in connection with investment in and payments under variable insurance contracts, as well as certain qualified retirement plans that require a fee from Portfolio assets to procure distribution and administrative services to contract owners and plan participants. For Service II Shares, a redemption fee may be imposed on interests in separate accounts or plans held 60 days or less. Because the expenses of each class may differ, the performance of each class is expected to differ. If you would like additional information about the Service Shares or Service II Shares, please call 1-800-525-0020.

   CLOSED FUND POLICIES

   The Portfolios may discontinue sales of their shares to new investors if Janus Capital and the Trustees believe that continued sales may adversely affect a Portfolio's ability to achieve its investment objective. If sales of a Portfolio are discontinued to new investors, it is expected that existing shareholders invested in that Portfolio would be permitted to continue to purchase shares through their existing Portfolio accounts and to reinvest any dividends or capital gains distributions in such accounts, absent highly unusual circumstances. In addition, it is expected that existing or new participants in employer-sponsored retirement plans, including employees of Janus Capital Group Inc. ("JCGI") and any of its subsidiaries covered under the JCGI retirement plan, which currently offer one or more portfolios as an investment option would be able to direct contributions to that portfolio through their plan, regardless of whether they invested in such portfolio prior to its closing.

   In the case of certain mergers or reorganizations, retirement plans would be able to add a closed portfolio as an investment option and, for certain Portfolios, sponsors of certain wrap programs with existing accounts in the Portfolio would be able to continue to invest in the Portfolio on behalf of new customers. Such mergers, reorganizations, acquisitions, or other business combinations are those in which one or more companies involved in such transaction currently offers the Portfolio as an investment option, and any company that as a result of such transaction becomes affiliated with the company currently offering the Portfolio (as a parent company, subsidiary, sister company, or otherwise). Such companies may request to add the Portfolio as an investment option under its retirement plan. New accounts may also be permitted in a closed portfolio for certain plans and programs offered in connection with employer-sponsored retirement plans where the retirement plan has an existing account in the closed portfolio. Requests will be reviewed by management on an individual basis, taking into consideration whether the addition of the Portfolio may negatively impact existing Portfolio shareholders.

   Janus Capital encourages its employees to own shares of the Janus funds. Accordingly, upon prior approval, employees of Janus Capital and its affiliates may open new accounts in a closed fund. Trustees of the Portfolios may also open new accounts in a closed fund. Additional information regarding general policies and exceptions can be found in the closed funds' prospectuses.

   PENDING LEGAL MATTERS

   In the fall of 2003, the Securities and Exchange Commission ("SEC"), the Office of the New York State Attorney General ("NYAG"), the Colorado Attorney General ("COAG"), and the Colorado Division of Securities ("CDS") announced that they were investigating alleged frequent trading practices in the mutual fund industry. On August 18, 2004, Janus Capital announced that it had reached final settlements with the SEC, the NYAG, the COAG, and the CDS related to such regulators' investigations into Janus Capital's frequent trading arrangements.

   A number of civil lawsuits were brought against Janus Capital and certain of its affiliates, the Janus funds, and related entities and individuals based on allegations similar to those announced by the above regulators and were filed in several state and federal jurisdictions. Such lawsuits alleged a variety of theories for recovery including, but not limited

 52  Janus Aspen Series
   to, the federal securities laws, other federal statutes (including ERISA), and various common law doctrines. The Judicial Panel on Multidistrict Litigation transferred these actions to the U.S. District Court for the District of Maryland (the "Court") for coordinated proceedings. On September 29, 2004, five consolidated amended complaints were filed with the Court that generally include: (i) claims by a putative class of investors in certain Janus funds asserting claims on behalf of the investor class (Marini, et al.
   v. Janus Investment Fund, et al., U.S. District Court, District of Maryland, Case No. 04-CV-00497); (ii) derivative claims by investors in certain Janus funds ostensibly on behalf of such funds (Steinberg et al. v. Janus Capital Management, LLC et al., U.S. District Court, District of Maryland, Case No. 04-CV-00518); (iii) claims on behalf of participants in the Janus 401(k) plan (Wangberger v. Janus Capital Group Inc., 401(k) Advisory Committee, et al., U.S. District Court, District of Maryland, Case No. JFM-05-2711); (iv) claims brought on behalf of shareholders of Janus Capital Group, Inc. ("JCGI") on a derivative basis against the Board of Directors of JCGI (Chasen v. Whiston, et al., U.S. District Court, District of Maryland, Case No. 04-MD-00855); and
   (v) claims by a putative class of shareholders of JCGI asserting claims on behalf of the shareholders (Wiggins, et al. v. Janus Capital Group Inc., et al., U.S. District Court, District of Maryland, Case No. 04-CV-00818). Each of the five complaints initially named JCGI and/or Janus Capital as a defendant. In addition, the following were also named as defendants in one or more of the actions: Janus Investment Fund ("JIF"), Janus Aspen Series ("JAS"), Janus Adviser Series ("JAD"), Janus Distributors LLC, Enhanced Investment Technologies, LLC ("INTECH"), Bay Isle Financial LLC ("Bay Isle"), Perkins, Wolf, McDonnell and Company, LLC ("Perkins"), the Advisory Committee of the Janus 401(k) plan, and the current or former directors of JCGI.


   On August 25, 2005, the Court entered orders dismissing most of the claims asserted against Janus Capital and its affiliates by fund investors in the Marini and Steinberger actions described above except certain claims under
   Section 10(b) of the Securities Exchange Act of 1934 and under Section 36(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). On August 15, 2006, the Wangberger complaint in the 401(k) plan class action described above was dismissed by the district court with prejudice; the plaintiff appealed that dismissal decision to the United States Court of Appeals for the Fourth Circuit. That appeal is still pending. The Court also dismissed the Chasen action described above against JCGI's Board of Directors without leave to amend. Finally, a Motion to Dismiss the Wiggins action brought by JCGI shareholders is fully briefed and pending before the district court.


   In addition to the lawsuits described above, the Auditor of the State of West Virginia ("Auditor"), in his capacity as securities commissioner, has initiated administrative proceedings against many of the defendants in the market timing cases (including JCGI and Janus Capital) and, as a part of its relief, is seeking disgorgement and other monetary relief based on similar market timing allegations (In the Matter of Janus Capital Group Inc. et al., Before the Securities Commissioner, State of West Virginia, Summary Order No. 05-1320). The respondents in these proceedings collectively sought a Writ of Prohibition in state court, which was denied. Their subsequent Petition for Appeal was also denied. Consequently, in September 2006, JCGI and Janus Capital filed their answer to the Auditor's summary order instituting proceedings and requested a hearing. JCGI and Janus Capital, as well as other similarly situated defendants, continue to challenge the statutory authority of the Auditor to bring such an action. No further proceedings are currently scheduled.

   In addition to the "market timing" actions described above, Janus Capital is a defendant in a consolidated lawsuit in the U.S. District Court for the District of Colorado challenging the investment advisory fees charged by Janus Capital to certain Janus funds (Walter Sins, et al. v. Janus Capital Management LLC, U.S. District Court, District of Colorado, Case No. 04-CV-01647-WDM-MEH; Michael Fleisher, et al. v. Janus Capital Management, LLC, 04-CV-02395-MSK-CBS). The action was filed in 2004 by fund investors asserting breach of fiduciary duty under Section 36(b) of the 1940 Act. The plaintiffs seek declaratory and injunctive relief and an unspecified amount of damages. The trial is scheduled to commence on May 21, 2007.

   In 2001, Janus Capital's predecessor was also named as a defendant in a class action suit in the U.S. District Court for the Southern District of New York, alleging that certain underwriting firms and institutional investors violated antitrust laws in connection with initial public offerings (Pfeiffer v. Credit Suisse First Boston aka In re Initial Public Offering Antitrust Litigation, U.S. District Court, Southern District of New York, Case No. 01-CV-2014). The U.S. District Court

                                                           Other information  53
   dismissed the plaintiff's antitrust claims in November 2003; however, the U.S. Court of Appeals vacated that decision and remanded it for further proceedings. In March 2006, the defendants, including Janus Capital, filed a Petition for a Writ of Certiorari with the U.S. Supreme Court to review the decision of the U.S. Court of Appeals. In June 2006, the U.S. Supreme Court invited the U.S. Solicitor General to file a brief expressing the view of the United States and, in November 2006, the Solicitor General filed a brief expressing its view on the matter. The U.S. Supreme Court has granted the Petition for a Writ of Certiorari and heard argument on the matter on March 27, 2007. The parties are now awaiting a decision on the matter from the U.S. Supreme Court.


   Additional lawsuits may be filed against certain of the Janus funds, Janus Capital, and related parties in the future. Janus Capital does not currently believe that these pending actions will materially affect its ability to continue providing services it has agreed to provide to the Janus funds.

   CONFLICTS OF INTEREST

   The Shares offered by this Prospectus are available only to variable annuity and variable life separate accounts of insurance companies that are unaffiliated with Janus Capital and to certain qualified retirement plans. Although the Portfolios do not currently anticipate any disadvantages to policy owners because each Portfolio offers its Shares to such entities, there is a possibility that a material conflict may arise. The Trustees monitor events in an effort to identify any disadvantages or material irreconcilable conflicts and to determine what action, if any, should be taken in response. If a material disadvantage or conflict is identified, the Trustees may require one or more insurance company separate accounts or qualified plans to withdraw its investments in one or more Portfolios or substitute Shares of another Portfolio. If this occurs, a Portfolio may be forced to sell its securities at disadvantageous prices. In addition, the Portfolios may refuse to sell their Shares to any separate account or qualified plan or may suspend or terminate the offering of a Portfolio's Shares if such action is required by law or regulatory authority or is in the best interests of that Portfolio's shareholders. It is possible that a qualified plan investing in the Portfolios could lose its qualified plan status under the Internal Revenue Code, which could have adverse tax consequences on insurance company separate accounts investing in the Portfolios. Janus Capital intends to monitor such qualified plans and the Portfolios may discontinue sales to a qualified plan and require plan participants with existing investments in the Portfolios to redeem those investments if a plan loses (or in the opinion of Janus Capital is at risk of losing) its qualified plan status.

   DISTRIBUTION OF THE PORTFOLIOS

   The Portfolios are distributed by Janus Distributors LLC ("Janus Distributors"), which is a member of the National Association of Securities Dealers, Inc. ("NASD"). To obtain information about NASD member firms and their associated persons, you may contact NASD Regulation, Inc. at www.nasdr.com, or the Public Disclosure Hotline at 800-289-9999. An investor brochure containing information describing the Public Disclosure Program is available from NASD Regulation, Inc.

 54  Janus Aspen Series

DISTRIBUTIONS AND TAXES
--------------------------------------------------------------------------------

DISTRIBUTIONS

   To avoid taxation of the Portfolios, the Internal Revenue Code requires each Portfolio to distribute all or substantially all of its net investment income and any net capital gains realized on its investments at least annually. A Portfolio's income from certain dividends, interest, and any net realized short-term capital gains are paid to shareholders as ordinary income dividends. Net realized long-term capital gains are paid to shareholders as capital gains distributions, regardless of how long you have held shares of the Portfolio. Distributions are made at the class level, so they may vary from class to class within a single Portfolio.

PORTFOLIOS OTHER THAN MONEY MARKET PORTFOLIO

   DISTRIBUTION SCHEDULE

   Dividends for the Portfolios are normally declared and distributed in June and December. Capital gains distributions are normally declared and distributed in June. However, in certain situations it may be necessary for a Portfolio to declare and distribute capital gains distributions in December. If necessary, dividends and net capital gains may be distributed at other times as well.

   HOW DISTRIBUTIONS AFFECT A PORTFOLIO'S NAV

   Distributions are paid to shareholders as of the record date of a distribution of a Portfolio, regardless of how long the shares have been held. Undistributed dividends and net capital gains are included in each Portfolio's daily NAV. The share price of a Portfolio drops by the amount of the distribution, net of any subsequent market fluctuations. For example, assume that on December 31, a Portfolio declared a dividend in the amount of $0.25 per share. If the Portfolio's share price was $10.00 on December 30, the Portfolio's share price on December 31 would be $9.75, barring market fluctuations.

MONEY MARKET PORTFOLIO

   For Money Market Portfolio, dividends representing substantially all of the net investment income and any net realized gains on sales of securities are declared daily, Saturdays, Sundays, and holidays included, and distributed as of the last business day of each month. If a month begins on a Saturday, Sunday, or holiday, dividends for those days are declared and distributed at the end of the preceding month. All distributions will be automatically reinvested in Shares of the Portfolio. The date you receive your dividend may vary depending on how your insurance company or plan sponsor processes trades. Please contact your insurance company or plan sponsor for details.

TAXES

   TAXES ON DISTRIBUTIONS

   Because Shares of the Portfolios may be purchased only through variable insurance contracts and qualified plans, it is anticipated that any income dividends or net capital gains distributions made by a Portfolio will be exempt from current taxation if left to accumulate within the variable insurance contract or qualified plan. Generally, withdrawals from such contracts or plans may be subject to ordinary income tax and, if made before age 59 1/2, a 10% penalty tax may be imposed. The tax status of your investment depends on the features of your qualified plan or variable insurance contract. Further information may be found in your plan documents or in the prospectus of the separate account offering such contract.

   TAXATION OF THE PORTFOLIOS


   Dividends, interest, and some capital gains received by the Portfolios on foreign securities may be subject to foreign tax withholding or other foreign taxes. If a Portfolio is eligible, it may from year to year make the election permitted under Section 853 of the Internal Revenue Code to pass through such taxes to shareholders as a foreign tax credit. If such an election is not made, any foreign taxes paid or accrued will represent an expense to the Portfolios.



   The Portfolios do not expect to pay any federal income or excise taxes because they intend to meet certain requirements of the Internal Revenue Code. In addition, because the Shares of each Portfolio are sold in connection with variable insurance contracts, each Portfolio intends to qualify under the Internal Revenue Code with respect to the diversification requirements related to the tax-deferred status of insurance company separate accounts.


                                                     Distributions and taxes  55

SHAREHOLDER'S GUIDE
--------------------------------------------------------------------------------

   Investors may not purchase or redeem Shares of the Portfolios directly. Shares may be purchased or redeemed only through variable insurance contracts offered by the separate accounts of participating insurance companies or through qualified retirement plans. Certain Portfolios may not be available in connection with a particular contract and certain contracts may limit allocations among the Portfolios. REFER TO THE PROSPECTUS FOR THE PARTICIPATING INSURANCE COMPANY'S SEPARATE ACCOUNT OR YOUR PLAN DOCUMENTS FOR INSTRUCTIONS ON PURCHASING OR SELLING OF VARIABLE INSURANCE CONTRACTS AND ON HOW TO SELECT SPECIFIC PORTFOLIOS AS INVESTMENT OPTIONS FOR A CONTRACT OR A QUALIFIED PLAN.

   With certain limited exceptions, the Portfolios are available only to U.S. citizens or residents.

PRICING OF PORTFOLIO SHARES

   The per share NAV for each class is computed by dividing the total value of assets allocated to the class, less liabilities allocated to that class, by the total number of shares outstanding for the class. A Portfolio's NAV is calculated as of the close of the regular trading session of the New York Stock Exchange ("NYSE") (normally 4:00 p.m. New York time) each day that the NYSE is open ("business day"). However, the NAV may be calculated earlier if trading on the NYSE is restricted, or as permitted by the SEC. Because foreign securities markets may operate on days that are not business days in the United States, the value of a Portfolio's holdings may change on days when you will not be able to purchase or redeem a Portfolio's shares to the extent that Portfolio is invested in such markets.

   All purchases and sales will be duly processed at the NAV next calculated after your request is received in good order by a Portfolio or its agent. In order to receive a day's price, your order must be received in good order by a Portfolio (or insurance company or plan sponsor) or its agent by the close of the regular trading session of the NYSE.

   Securities held by the Portfolios other than Money Market Portfolio are generally valued at market value. Certain short-term instruments maturing within 60 days or less (such as Money Market Portfolio's portfolio securities) are valued at amortized cost, which approximates market value. Amortized cost valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity (or such other date as permitted by Rule 2a-7) of any discount or premium. If fluctuating interest rates cause the market value of Money Market Portfolio's portfolio to deviate more than 1/2 of 1% from the value determined on the basis of amortized cost, the Trustees will consider whether any action, such as adjusting the NAV to reflect current market conditions, should be initiated to prevent any material dilutive effect on shareholders.

   If a market quotation is not readily available or is deemed unreliable, or if an event that is expected to affect the value of a portfolio security occurs after the close of the principal exchange or market on which that security is traded, and before the close of the NYSE, the fair value of a security (except for short-term instruments maturing within 60 days or less) will be determined in good faith under policies and procedures established by and under the supervision of the Portfolios' Board of Trustees. Circumstances in which fair value pricing may be utilized include, but are not limited to: (i) when significant events occur which may affect the securities of a single issuer, such as mergers, bankruptcies, or significant issuer-specific developments; (ii) when significant events occur which may affect an entire market, such as natural disasters or significant governmental actions; and
   (iii) when non-significant events occur such as markets closing early or not opening, security trading halts, or pricing of nonvalued securities and restricted or nonpublic securities. The Portfolios may use a systematic fair valuation model provided by an independent pricing service to value foreign equity securities in order to adjust for stale pricing, which may occur between the close of certain foreign exchanges and of the NYSE. While fair value pricing may be more commonly used with foreign equity securities, it may also be used with, among other things, thinly-traded domestic securities or fixed-income securities.

   Due to the subjective nature of fair value pricing, a Portfolio's value for a particular security may be different from the last quoted market price. Fair value pricing may reduce arbitrage activity involving the frequent buying and selling of mutual fund shares by investors seeking to take advantage of a perceived lag between a change in the value of a Portfolio's portfolio securities and the reflection of such change in the Portfolio's NAV, as further described in the "Excessive Trading" section of this Prospectus. While funds that invest in foreign securities may be at a greater risk for

 56  Janus Aspen Series
   arbitrage activity, such activity may also arise in mutual funds which do not invest in foreign securities, for example, when trading in a security held by a Portfolio is halted and does not resume prior to the time the Portfolio calculates its NAV (referred to as "stale pricing"). Portfolios that hold thinly-traded securities, such as certain small-capitalization securities, may be subject to attempted use of arbitrage techniques. To the extent that a Portfolio's valuation of a security is different from the security's market value, short-term arbitrage traders may dilute the NAV of a Portfolio, which negatively impacts long-term shareholders. The Portfolios' fair value pricing and excessive trading policies and procedures may not completely eliminate short-term trading in certain omnibus accounts and other accounts traded through intermediaries.

   The value of the securities of other open-end funds held by a Portfolio, if any, will be calculated using the NAV of such underlying funds, and the prospectuses for such open-end funds explain the circumstances under which they use fair value pricing and the effects of using fair value pricing.

PURCHASES

   Purchases of Shares may be made only by the separate accounts of insurance companies for the purpose of funding variable insurance contracts or by qualified plans. Refer to the prospectus of the appropriate insurance company separate account or your plan documents for information on how to invest in the Shares of each Portfolio. Participating insurance companies and certain other designated organizations are authorized to receive purchase orders on the Portfolios' behalf. As discussed under "Investment Adviser," Janus Capital and its affiliates may make payments to selected insurance companies, qualified plan service providers, or other financial intermediaries that were instrumental in the acquisition of the accounts in the Portfolios or that provide services in connection with investments in the Portfolios. You may wish to consider such arrangements when evaluating any recommendation of the Portfolios.

   Each Portfolio reserves the right to reject any purchase order, including exchange purchases, for any reason. The Portfolios are not intended for excessive trading. For more information about the Portfolios' policy on excessive trading, refer to "Excessive Trading."

   The Portfolios may discontinue sales to a qualified plan and require plan participants with existing investments in the Shares to redeem those investments if the plan loses (or in the opinion of Janus Capital, is at risk of losing) its qualified plan status.

REDEMPTIONS

   Redemptions, like purchases, may be effected only through the separate accounts of participating insurance companies or through qualified plans. Please refer to the appropriate separate account prospectus or plan documents for details.

   Shares of any Portfolio may be redeemed on any business day on which the Portfolio's NAV is calculated. Redemptions are duly processed at the NAV next calculated after your redemption order is received in good order by a Portfolio or its agent. Redemption proceeds will normally be sent the business day following receipt of the redemption order, but in no event later than seven days after receipt of such order.

   REDEMPTIONS IN-KIND

   Shares normally will be redeemed for cash, although each Portfolio retains the right to redeem some or all of its shares in-kind under unusual circumstances, in order to protect the interests of remaining shareholders, or to accommodate a request by a particular shareholder that does not adversely affect the interest of the remaining shareholders, by delivery of securities selected from its assets at its discretion. However, each Portfolio is required to redeem shares solely for cash up to the lesser of $250,000 or 1% of the NAV of that Portfolio during any 90-day period for any one shareholder. Should redemptions by any shareholder exceed such limitation, a Portfolio will have the option of redeeming the excess in cash or in-kind. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming shareholder might incur brokerage or other transaction costs to convert the securities to cash.

                                                         Shareholder's guide  57

EXCESSIVE TRADING

   EXCESSIVE TRADING POLICIES AND PROCEDURES

   The Board of Trustees has adopted policies and procedures with respect to short-term and excessive trading of Portfolio shares ("excessive trading"). The Portfolios are intended for long-term investment purposes only and the Portfolios will take reasonable steps to attempt to detect and deter excessive trading. Transactions placed in violation of the Portfolios' excessive trading policies may be cancelled or revoked by the Portfolio by the next business day following receipt by the Portfolio. The trading history of accounts determined to be under common ownership or control within any of the Janus funds may be considered in enforcing these policies and procedures. As described below, however, the Portfolios may not be able to identify all instances of excessive trading or completely eliminate the possibility of excessive trading. In particular, it may be difficult to identify excessive trading in certain omnibus accounts and other accounts traded through intermediaries (such as insurance companies or plan sponsors). By their nature, omnibus accounts, in which purchases and redemptions of the Portfolios' shares by multiple investors are aggregated by the intermediary and presented to the Portfolios on a net basis, may effectively conceal the identity of individual investors and their transactions from the Portfolios and their agents.

   The Portfolios attempt to deter excessive trading through at least the following methods:

   - fair valuation of securities as described under "Pricing of Portfolio Shares;" and

   - redemption fees as described under "Redemption Fee" (where applicable on certain classes of certain Portfolios).

   The Portfolios monitor Portfolio share transactions, subject to the limitations described below. Generally, a purchase of a Portfolio's shares followed by the redemption of the Portfolio's shares within a 90-day period may result in enforcement of a Portfolio's excessive trading policies and procedures with respect to future purchase orders, provided that the Portfolios reserve the right to reject any purchase request as explained above.

   If the Portfolios detect excessive trading, the Portfolios may suspend or permanently terminate the exchange privilege (if permitted by your insurance company or plan sponsor) of the account and may bar future purchases into the Portfolio and any of the other Janus funds by such investor. The Portfolios' excessive trading policies generally do not apply to a money market portfolio, although money market portfolios at all times reserve the right to reject any purchase request (including exchange purchases, if permitted by your insurance company or plan sponsor) for any reason without prior notice.

   The Portfolios' Board of Trustees may approve from time to time a redemption fee to be imposed by any Janus fund, subject to 60 days' notice to shareholders of that fund.

   Investors who place transactions through the same insurance company or plan sponsor on an omnibus basis may be deemed part of a group for the purpose of the Portfolios' excessive trading policies and procedures and may be rejected in whole or in part by a Portfolio. The Portfolios, however, cannot always identify or reasonably detect excessive trading that may be facilitated by insurance companies or plan sponsors or made difficult to identify through the use of omnibus accounts by those intermediaries that transmit purchase, exchange, and redemption orders to the Portfolios, and thus the Portfolios may have difficulty curtailing such activity. Transactions accepted by an insurance company or plan sponsor in violation of the Portfolios' excessive trading policies may be cancelled or revoked by a Portfolio by the next business day following receipt by that Portfolio.

   In an attempt to detect and deter excessive trading in omnibus accounts, the Portfolios or their agents may require intermediaries to impose restrictions on the trading activity of accounts traded through those intermediaries. Such restrictions may include, but are not limited to, requiring that trades be placed by U.S. mail, prohibiting purchases for a designated period of time (typically 30 to 90 days) by investors who have recently redeemed Portfolio shares, requiring intermediaries to report information about customers who purchase and redeem large amounts, and similar restrictions. The Portfolios' ability to impose such restrictions with respect to accounts traded through particular

 58  Janus Aspen Series
   intermediaries may vary depending on the systems capabilities, applicable contractual and legal restrictions, and cooperation of those intermediaries.

   Certain transactions in Portfolio shares, such as periodic rebalancing (no more frequently than quarterly) or those which are made pursuant to systematic purchase, exchange, or redemption programs generally do not raise excessive trading concerns and normally do not require application of the Portfolios' methods to detect and deter excessive trading.

   Each Portfolio also reserves the right to reject any purchase request (including exchange purchases) by any investor or group of investors for any reason without prior notice, including, in particular, if the trading activity in the account(s) is deemed to be disruptive to a Portfolio. For example, a Portfolio may refuse a purchase order if the portfolio managers believe they would be unable to invest the money effectively in accordance with the Portfolio's investment policies or the Portfolio would otherwise be adversely affected due to the size of the transaction, frequency of trading, or other factors.

   The Portfolios' policies and procedures regarding excessive trading may be modified at any time by the Portfolios' Board of Trustees.

   EXCESSIVE TRADING RISKS

   Excessive trading may present risks to a Portfolio's long-term shareholders. Excessive trading into and out of a Portfolio may disrupt portfolio investment strategies, may create taxable gains to remaining Portfolio shareholders, and may increase Portfolio expenses, all of which may negatively impact investment returns for all remaining shareholders, including long-term shareholders.

   Portfolios that invest in foreign securities may be at a greater risk for excessive trading. Investors may attempt to take advantage of anticipated price movements in securities held by a portfolio based on events occurring after the close of a foreign market that may not be reflected in the portfolio's NAV (referred to as "price arbitrage"). Such arbitrage opportunities may also arise in portfolios which do not invest in foreign securities, for example, when trading in a security held by a portfolio is halted and does not resume prior to the time the portfolio calculates its NAV (referred to as "stale pricing"). Portfolios that hold thinly-traded securities, such as certain small-capitalization securities, may be subject to attempted use of arbitrage techniques. To the extent that a Portfolio's valuation of a security differs from the security's market value, short-term arbitrage traders may dilute the NAV of a Portfolio, which negatively impacts long-term shareholders. Although the Portfolios have adopted fair valuation policies and procedures intended to reduce the Portfolios' exposure to price arbitrage, stale pricing, and other potential pricing inefficiencies, under such circumstances there is potential for short-term arbitrage trades to dilute the value of Portfolio shares.

   Although the Portfolios take steps to detect and deter excessive trading pursuant to the policies and procedures described in this Prospectus and approved by the Board of Trustees, there is no assurance that these policies and procedures will be effective in limiting excessive trading in all circumstances. For example, the Portfolios may be unable to completely eliminate the possibility of excessive trading in certain omnibus accounts and other accounts traded through intermediaries. Omnibus accounts may effectively conceal the identity of individual investors and their transactions from the Portfolios and their agents. This makes the Portfolios' identification of excessive trading transactions in the Portfolios through an omnibus account difficult and makes the elimination of excessive trading in the account impractical without the assistance of the intermediary. Moreover, the contract between an insurance company and the owner of a variable insurance contract may govern the frequency with which the contract owner may cause the insurance company to purchase or redeem shares of a Portfolio. Although the Portfolios encourage intermediaries to take necessary actions to detect and deter excessive trading, some intermediaries may be unable or unwilling to do so, and accordingly, the Portfolios cannot eliminate completely the possibility of excessive trading.

   Shareholders that invest through an omnibus account should be aware that they may be subject to the policies and procedures of their insurance company or plan sponsor with respect to excessive trading in the Portfolios.

                                                         Shareholder's guide  59

AVAILABILITY OF PORTFOLIO HOLDINGS INFORMATION


   The Mutual Fund Holdings Disclosure Policies and Procedures adopted by Janus Capital and the Portfolios, including all funds managed within the Janus fund complex, are designed to be in the best interests of the Portfolios and to protect the confidentiality of the Portfolios' portfolio holdings. The following describes those policies and procedures.



   The non-money market portfolios' holdings (excluding cash investments, derivatives, short positions, and other investment positions), consisting of at least the names of the holdings, are generally available monthly, with a 30-day lag, on www.janus.com/info. They are posted to the website within approximately two business days after month-end. The money market portfolio's portfolio holdings are generally available monthly, with no lag, on www.janus.com/info. They are posted to the website within approximately six business days after month-end. All of the portfolios' holdings remain available at least until a Form N-CSR or Form N-Q is filed with the SEC for the period that includes the date as of which the website information is current. The portfolios' portfolio holdings can be found on www.janus.com/info under the Characteristics tab of each Portfolio.


   In addition, the portfolios' top portfolio holdings in order of position size and as a percentage of the total portfolio, are published monthly with a 30-day lag, and quarterly with a 15-day lag, on www.janus.com/info. Most portfolios disclose their top ten portfolio holdings. However, certain portfolios disclose only their top five portfolio holdings. Security breakdowns (e.g., industry, sector, regional, market capitalization, and asset allocation) for the non-money market portfolios are published monthly with a 30-day lag, and quarterly with a 15-day lag, on www.janus.com/info. The portfolios' top portfolio holdings, as well as the non-money market portfolios' security breakdowns, are posted to the website within approximately two business days after the end of the applicable period and remain available until the following period's information is posted.


   Specific portfolio level performance attribution information and statistics for all portfolios shall be available to any person monthly upon request, with a 30-day lag, following the posting of the portfolios' portfolio holdings on www.janus.com/info.


   Notwithstanding the foregoing, Janus Capital may exclude from publication all or any portion of portfolio holdings or change the time periods of disclosure as deemed necessary to protect the interests of the portfolios. A summary of the portfolio holdings disclosure policies and procedures, which includes a discussion of any exceptions, is contained in the Portfolios' SAI.

   Complete schedules of the Portfolios' holdings as of the end of the Portfolios' first and third fiscal quarters are filed with the SEC within 60 days of the end of such quarters on Form N-Q. The Portfolios' Form N-Q: (i) is available on the SEC's website at http://www.sec.gov; (ii) may be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. (information on the Public Reference Room may be obtained by calling 1-800-SEC-0330); and (iii) is available without charge, upon request, by calling a Janus representative at 1-800-525-0020 (toll free). Complete schedules of the Portfolios' holdings as of the end of the Portfolios' second and fourth fiscal quarters are included in the Portfolios' annual and semiannual reports which are filed with the SEC within 60 days of the end of such quarters. The annual reports are filed on Form type N-CSR and the semiannual reports are filed on Form type N-CSRS. Shareholder reports containing such portfolio holdings are available to shareholders through their insurance company or plan sponsor and are also available at www.janus.com/info.

SHAREHOLDER COMMUNICATIONS

   Your insurance company or plan sponsor is responsible for providing annual and semiannual reports, including the financial statements of the Portfolios that you have authorized for investment. These reports show each Portfolio's investments and the market value of such investments, as well as other information about each Portfolio and its operations. Please contact your insurance company or plan sponsor to obtain these reports. The Trust's fiscal year ends December 31.

 60  Janus Aspen Series

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------


   The financial highlights tables are intended to help you understand the Institutional Shares financial performance through December 31 of the fiscal periods shown. Items "Net asset value, beginning of period" through "Net asset value, end of period" reflect financial results for a single Portfolio Share. The information shown for the fiscal periods ended December 31 has been audited by PricewaterhouseCoopers LLP, whose report, along with the Portfolios' financial statements, is included in the Annual Report, which is available upon request, and incorporated by reference into the SAI.



   The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in the Institutional Shares of the Portfolios (assuming reinvestment of all dividends and distributions) but do not include charges and expenses attributable to any insurance product. If these charges and expenses had been included, the performance for the periods shown would be lower.



LARGE CAP GROWTH PORTFOLIO - INSTITUTIONAL SHARES
---------------------------------------------------------------------------------------------------------------------------
                                                                      Years ended December 31
                                           2006             2005              2004               2003               2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                  $20.86           $20.08             $19.23             $14.61             $19.89
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)                0.12             0.09               0.04               0.02               0.01
 Net gain/(loss) on securities
   (both realized and unrealized)            2.25             0.76               0.84               4.62             (5.29)
 Total from investment operations            2.37             0.85               0.88               4.64             (5.28)
 LESS DISTRIBUTIONS:
 Dividends (from net investment
   income)                                 (0.11)           (0.07)             (0.03)             (0.02)                 --
 Distributions (from capital gains)            --               --                 --                 --                 --
 Total distributions                       (0.11)           (0.07)             (0.03)             (0.02)                 --
 NET ASSET VALUE, END OF PERIOD            $23.12           $20.86             $20.08             $19.23             $14.61
 Total return                              11.38%            4.23%              4.57%             31.73%           (26.51)%
 Net assets, end of period (in
   thousands)                            $677,289         $730,374         $1,177,145         $1,666,317         $1,484,889
 Average net assets for the period
   (in thousands)                        $693,731         $857,660         $1,462,102         $1,533,995         $1,967,021
 Ratio of gross expenses to average
   net assets(1)(2)                         0.69%            0.66%              0.67%              0.67%              0.67%
 Ratio of net expenses to average
   net assets(3)                            0.69%            0.66%              0.66%              0.67%              0.67%
 Ratio of net investment
   income/(loss) to average net
   assets                                   0.49%            0.31%              0.14%              0.12%            (0.08)%
 Portfolio turnover rate                      54%              87%                33%                24%                36%
---------------------------------------------------------------------------------------------------------------------------


(1) The expense ratio reflects expenses prior to any expense offset arrangements.
(2) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets and was less than 0.01%.
(3) The expense ratio reflects expenses after any expense offset arrangements.

                                                        Financial highlights  61

FORTY PORTFOLIO - INSTITUTIONAL SHARES
---------------------------------------------------------------------------------------------------------------------------
                                                                      Years ended December 31
                                           2006               2005               2004               2003             2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                  $27.68             $24.58             $20.84             $17.37           $20.72
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)                0.13               0.06               0.06               0.08             0.12
 Net gain/(loss) on securities
   (both realized and unrealized)            2.45               3.10               3.74               3.48           (3.36)
 Total from investment operations            2.58               3.16               3.80               3.56           (3.24)
 LESS DISTRIBUTIONS AND OTHER:
 Dividends (from net investment
   income)                                 (0.10)             (0.06)             (0.06)             (0.09)           (0.11)
 Distributions (from capital gains)            --                 --                 --                 --               --
 Payment from affiliate                        --                 --(1)              --(1)              --               --
 Total distributions and other             (0.10)             (0.06)             (0.06)             (0.09)           (0.11)
 NET ASSET VALUE, END OF PERIOD            $30.16             $27.68             $24.58             $20.84           $17.37
 Total return                               9.35%             12.85%(2)          18.23%(2)          20.54%         (15.67)%
 Net assets, end of period (in
   thousands)                            $439,009           $560,842           $502,681           $530,617         $528,210
 Average net assets for the period
   (in thousands)                        $474,784           $509,092           $495,684           $509,046         $640,500
 Ratio of gross expenses to average
   net assets(3)(4)                         0.70%(5)           0.67%              0.67%              0.68%            0.67%
 Ratio of net expenses to average
   net assets(6)                            0.70%(5)           0.67%              0.67%              0.68%            0.67%
 Ratio of net investment
   income/(loss) to average net
   assets                                   0.37%              0.24%              0.24%              0.40%            0.56%
 Portfolio turnover rate                      44%                42%                16%                41%              62%
---------------------------------------------------------------------------------------------------------------------------


(1) Payment from affiliate aggregated less than $0.01 on a per share basis for the fiscal year end.
(2) Janus Capital and/or Janus Services LLC fully reimbursed the Portfolio for a loss on a transaction resulting from certain trading, pricing, and/or shareholder activity errors, which otherwise would have reduced total return by less than 0.01%.
(3) The expense ratio reflects expenses prior to any expense offset arrangements.
(4) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets and was less than 0.01%.

(5) Ratio of gross expenses to average net assets and Ratio of net expenses to average net assets includes dividends on short positions. The ratio would be 0.70% and 0.70%, respectively, without the inclusion of dividends on short positions.


(6) The expense ratio reflects expenses after any expense offset arrangements.


 62  Janus Aspen Series

MID CAP GROWTH PORTFOLIO - INSTITUTIONAL SHARES
---------------------------------------------------------------------------------------------------------------------------
                                                                      Years ended December 31
                                           2006             2005              2004               2003               2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                  $29.02           $25.84             $21.40             $15.84             $21.98
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)                0.03             0.08               0.02               0.01             (0.01)
 Net gain/(loss) on securities
   (both realized and unrealized)            3.92             3.10               4.42               5.55             (6.13)
 Total from investment operations            3.95             3.18               4.44               5.56             (6.14)
 LESS DISTRIBUTIONS AND OTHER:
 Dividends (from net investment
   income)                                     --               --                 --                 --                 --
 Distributions (from capital gains)            --               --                 --                 --                 --
 Payment from affiliate                        --               --(1)              --                 --                 --
 Total distributions and other                 --               --                 --                 --                 --
 NET ASSET VALUE, END OF PERIOD            $32.97           $29.02             $25.84             $21.40             $15.84
 Total return                              13.61%           12.31%(2)          20.75%             35.10%           (27.93)%
 Net assets, end of period (in
   thousands)                            $523,173         $532,085         $1,205,813         $1,649,423         $1,324,273
 Average net assets for the period
   (in thousands)                        $525,467         $706,963         $1,579,383         $1,461,491         $1,609,280
 Ratio of gross expenses to average
   net assets(3)(4)                         0.69%            0.67%              0.66%              0.67%              0.67%
 Ratio of net expenses to average
   net assets(5)                            0.69%            0.67%              0.66%              0.67%              0.67%
 Ratio of net investment
   income/(loss) to average net
   assets                                 (0.03)%          (0.01)%            (0.05)%            (0.11)%            (0.07)%
 Portfolio turnover rate                      41%              32%                25%                36%                63%
---------------------------------------------------------------------------------------------------------------------------



(1) Payment from affiliate aggregated less than $0.01 on a per share basis for the fiscal year end.


(2) Janus Capital and/or Janus Services LLC fully reimbursed the Portfolio for a loss on a transaction resulting from certain trading, pricing, and/or shareholder activity errors, which otherwise would have reduced total return by less than 0.01%.


(3) The expense ratio reflects expenses prior to any expense offset arrangements.


(4) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets and was less than 0.01%.


(5) The expense ratio reflects expenses after any expense offset arrangements.


                                                        Financial highlights  63

GROWTH AND INCOME PORTFOLIO - INSTITUTIONAL SHARES
-----------------------------------------------------------------------------------------------------------------
                                                                 Years ended December 31
                                          2006            2005            2004            2003             2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                 $17.57          $15.70          $14.11          $11.56           $14.87
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)               0.29            0.10            0.09            0.15             0.12
 Net gain/(loss) on securities
   (both realized and unrealized)           1.13            1.88            1.60            2.53           (3.32)
 Total from investment operations           1.42            1.98            1.69            2.68           (3.20)
 LESS DISTRIBUTIONS AND OTHER:
 Dividends (from net investment
   income)                                (0.32)          (0.11)          (0.10)          (0.13)           (0.11)
 Distributions (from capital gains)           --              --              --              --               --
 Payment from affiliate                       --(1)           --              --              --               --
 Total distributions and other            (0.32)          (0.11)          (0.10)          (0.13)           (0.11)
 NET ASSET VALUE, END OF PERIOD           $18.67          $17.57          $15.70          $14.11           $11.56
 Total return                              8.12%(2)       12.62%          11.97%          23.34%         (21.54)%
 Net assets, end of period (in
   thousands)                            $46,586         $38,146         $27,784         $26,816          $55,271
 Average net assets for the period
   (in thousands)                        $43,210         $31,257         $25,658         $29,902          $72,550
 Ratio of gross expenses to average
   net assets(3)(4)                        0.86%           0.74%           0.77%           0.83%            0.76%
 Ratio of net expenses to average
   net assets(5)                           0.86%           0.74%           0.77%           0.83%            0.76%
 Ratio of net investment
   income/(loss) to average net
   assets                                  1.97%           0.62%           0.63%           0.85%            0.81%
 Portfolio turnover rate                     58%             37%             48%             43%              54%
-----------------------------------------------------------------------------------------------------------------



(1) Payment from affiliate aggregated less than $0.01 on a per share basis for the fiscal year end.


(2) Janus Capital and/or Janus Services LLC fully reimbursed the Portfolio for a loss on a transaction resulting from certain trading, pricing, and/or shareholder activity errors, which otherwise would have reduced total return by less than 0.01%.


(3) The expense ratio reflects expenses prior to any expense offset arrangements.


(4) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets and was less than 0.01%.


(5) The expense ratio reflects expenses after any expense offset arrangements.


 64  Janus Aspen Series

FUNDAMENTAL EQUITY PORTFOLIO - INSTITUTIONAL SHARES
-------------------------------------------------------------------------------------------------------------------
                                                                  Years ended December 31
                                          2006            2005             2004             2003             2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                 $21.31          $18.44           $16.27           $13.24           $16.26
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)               0.04            0.02             0.03             0.02             0.05
 Net gain/(loss) on securities
   (both realized and unrealized)           2.09            2.87             2.16             3.04           (3.02)
 Total from investment operations           2.13            2.89             2.19             3.06           (2.97)
 LESS DISTRIBUTIONS AND OTHER:
 Dividends (from net investment
   income)                                (0.04)          (0.02)           (0.02)           (0.02)           (0.05)
 Distributions (from capital gains)           --              --               --               --               --
 Tax return of capital                        --              --               --           (0.01)               --
 Payment from affiliate                       --              --(1)            --               --               --
 Total distributions and other            (0.04)          (0.02)           (0.02)           (0.03)           (0.05)
 NET ASSET VALUE, END OF PERIOD           $23.40          $21.31           $18.44           $16.27           $13.24
 Total return                              9.99%          15.68%(2)        13.44%           23.10%         (18.27)%
 Net assets, end of period (in
   thousands)                            $13,331         $12,798          $10,414          $10,593           $9,825
 Average net assets for the period
   (in thousands)                        $13,447         $11,057          $10,039           $9,905          $11,550
 Ratio of gross expenses to average
   net assets(3)(4)(5)                     1.20%           1.21%            1.23%            1.25%            1.25%
 Ratio of net expenses to average
   net assets(6)                           1.20%           1.20%            1.23%            1.25%            1.25%
 Ratio of net investment
   income/(loss) to average net
   assets                                  0.15%           0.06%            0.14%            0.03%            0.32%
 Portfolio turnover rate                     51%             62%              65%              82%              97%
-------------------------------------------------------------------------------------------------------------------


(1) Payment from affiliate aggregated less than $0.01 on a per share basis for the fiscal year end.

(2) Janus Capital and/or Janus Services LLC fully reimbursed the Portfolio for a loss on a transaction resulting from certain trading, pricing, and/or shareholder activity errors, which otherwise would have reduced total return by 0.03%.

(3) The expense ratio reflects expenses prior to any expense offset arrangements.

(4) The ratio was 1.73% in 2006, 1.44% in 2005, 1.52% in 2004, 2.08% in 2003,
    and 1.87% in 2002 before waiver of certain fees incurred by the Portfolio.


(5) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets without waivers and/or expense reimbursements and was less than 0.01%.

(6) The expense ratio reflects expenses after any expense offset arrangements.

                                                        Financial highlights  65

BALANCED PORTFOLIO - INSTITUTIONAL SHARES
-------------------------------------------------------------------------------------------------------------------------------
                                                                        Years ended December 31
                                            2006               2005               2004               2003               2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                    $25.74             $24.39             $22.98             $20.59             $22.57
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)                  0.61               0.61               0.60               0.47               0.55
 Net gain/(loss) on securities
   (both realized and unrealized)              2.12               1.31               1.35               2.40             (2.00)
 Total from investment operations              2.73               1.92               1.95               2.87             (1.45)
 LESS DISTRIBUTIONS AND OTHER:
 Dividends (from net investment
   income)                                   (0.58)             (0.57)             (0.54)             (0.48)             (0.53)
 Distributions (from capital gains)              --                 --                 --                 --                 --
 Payment from affiliate                          --(1)              --(1)              --                 --                 --
 Total distributions and other               (0.58)             (0.57)             (0.54)             (0.48)             (0.53)
 NET ASSET VALUE, END OF PERIOD              $27.89             $25.74             $24.39             $22.98             $20.59
 Total return                                10.72%(2)           7.95%(2)           8.53%             14.05%            (6.44)%
 Net assets, end of period (in
   thousands)                            $1,475,350         $1,681,985         $2,395,562         $3,253,664         $3,141,601
 Average net assets for the period
   (in thousands)                        $1,554,032         $1,887,185         $3,012,164         $3,183,585         $3,327,140
 Ratio of gross expenses to average
   net assets(3)(4)                           0.58%              0.57%              0.61%              0.67%              0.67%
 Ratio of net expenses to average
   net assets(5)                              0.57%              0.56%              0.61%              0.67%              0.67%
 Ratio of net investment
   income/(loss) to average net
   assets                                     2.04%              2.01%              2.08%              2.12%              2.53%
 Portfolio turnover rate                        52%                52%                64%                69%                94%
-------------------------------------------------------------------------------------------------------------------------------


(1) Payment from affiliate aggregated less than $0.01 on a per share basis for the fiscal year end.
(2) Janus Capital and/or Janus Services LLC fully reimbursed the Portfolio for a loss on a transaction resulting from certain trading, pricing, and/or shareholder activity errors, which otherwise would have reduced total return by less than 0.01%.
(3) The expense ratio reflects expenses prior to any expense offset arrangements.
(4) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets and was less than 0.01%.
(5) The expense ratio reflects expenses after any expense offset arrangements.

 66  Janus Aspen Series

MID CAP VALUE PORTFOLIO - INSTITUTIONAL SHARES
------------------------------------------------------------------------------------------------
                                                    Years or Period ended December 31
                                          2006            2005            2004           2003(1)
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                 $15.32          $15.54          $13.61         $10.07
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)               0.20            0.19            0.04           0.03
 Net gain/(loss) on securities
   (both realized and unrealized)           2.06            1.31            2.39           3.54
 Total from investment operations           2.26            1.50            2.43           3.57
 LESS DISTRIBUTIONS AND OTHER:
 Dividends (from net investment
   income)                                (0.20)          (0.13)          (0.04)         (0.03)
 Distributions (from capital gains)       (0.74)          (1.59)          (0.46)             --
 Payment from affiliate                       --              --(2)           --             --
 Total distributions and other            (0.94)          (1.72)          (0.50)         (0.03)
 NET ASSET VALUE, END OF PERIOD           $16.64          $15.32          $15.54         $13.61
 Total return(3)                          15.42%          10.43%(4)       18.19%         35.41%
 Net assets, end of period (in
   thousands)                            $11,227          $9,922         $10,099         $6,070
 Average net assets for the period
   (in thousands)                         $9,223         $10,160          $8,108         $4,457
 Ratio of gross expenses to average
   net assets(5)(6)(7)(8)                  0.94%           0.87%           1.01%          1.25%
 Ratio of net expenses to average
   net assets(5)(9)                        0.94%           0.86%           1.01%          1.25%
 Ratio of net investment
   income/(loss) to average net
   assets(5)                               1.45%           1.16%           0.31%          0.46%
 Portfolio turnover rate(5)                  89%             74%             92%           120%
------------------------------------------------------------------------------------------------


(1) Fiscal period May 1, 2003 (inception) to December 31, 2003.
(2) Payment from affiliate aggregated less than $0.01 on a per share basis for the fiscal year end.

(3) Total return is not annualized for periods of less than one full year.


(4) Janus Capital and/or Janus Services LLC fully reimbursed the Portfolio for a loss on a transaction resulting from certain trading, pricing, and/or shareholder activity errors, which otherwise would have reduced total return by 0.02%.

(5) Annualized for periods of less than one full year.
(6) The expense ratio reflects expenses prior to any expense offset arrangements.
(7) The ratio was 1.36% in 2003 before waiver of certain fees incurred by the Portfolio.

(8) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets without waivers and/or expense reimbursements and was less than 0.01%.

(9) The expense ratio reflects expenses after any expense offset arrangements.

                                                        Financial highlights  67

WORLDWIDE GROWTH PORTFOLIO - INSTITUTIONAL SHARES
-------------------------------------------------------------------------------------------------------------------------------
                                                                        Years ended December 31
                                            2006               2005               2004               2003               2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                    $27.96             $26.78             $25.82             $21.05             $28.54
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)                  0.54               0.44               0.28               0.23               0.23
 Net gain/(loss) on securities
   (both realized and unrealized)              4.50               1.11               0.94               4.79             (7.50)
 Total from investment operations              5.04               1.55               1.22               5.02             (7.27)
 LESS DISTRIBUTIONS AND OTHER:
 Dividends (from net investment
   income)                                   (0.52)             (0.37)             (0.26)             (0.25)             (0.22)
 Distributions (from capital gains)              --                 --                 --                 --                 --
 Tax return of capital                           --                 --                 --                 --(1)              --
 Payment from affiliate                          --(2)              --(2)              --(2)              --                 --
 Total distributions and other               (0.52)             (0.37)             (0.26)             (0.25)             (0.22)
 NET ASSET VALUE, END OF PERIOD              $32.48             $27.96             $26.78             $25.82             $21.05
 Total return                                18.24%(3)           5.87%(4)           4.78%(3)          23.99%           (25.50)%
 Net assets, end of period (in
   thousands)                            $1,208,155         $1,464,300         $2,491,921         $3,743,762         $3,722,823
 Average net assets for the period
   (in thousands)                        $1,271,755         $1,767,226         $3,232,578         $3,672,695         $4,703,406
 Ratio of gross expenses to average
   net assets(5)(6)(7)                        0.61%              0.61%              0.66%              0.71%              0.70%
 Ratio of net expenses to average
   net assets(8)                              0.61%              0.61%              0.66%              0.71%              0.70%
 Ratio of net investment
   income/(loss) to average net
   assets                                     1.59%              1.33%              0.99%              1.08%              0.88%
 Portfolio turnover rate                        46%                41%               120%               126%                73%
-------------------------------------------------------------------------------------------------------------------------------


(1) Tax return of capital aggregated less than $0.01 on a per share basis for the fiscal year end.
(2) Payment from affiliate aggregated less than $0.01 on a per share basis for the fiscal year end.
(3) Janus Capital and/or Janus Services LLC fully reimbursed the Portfolio for a loss on a transaction resulting from certain trading, pricing, and/or shareholder activity errors, which otherwise would have reduced total return by less than 0.01%.
(4) Janus Capital and/or Janus Services LLC fully reimbursed the Portfolio for a loss on a transaction resulting from certain trading, pricing, and/or shareholder activity errors, which otherwise would have reduced total return by 0.02%.

(5) The ratio was 0.64% in 2006 before waiver of certain fees and/or reduction of adviser's fees.


(6) The expense ratio reflects expenses prior to any expense offset arrangements.


(7) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets without waivers and/or expense reimbursements and was less than 0.01%.


(8) The expense ratio reflects expenses after any expense offset arrangements.


 68  Janus Aspen Series

INTERNATIONAL GROWTH PORTFOLIO - INSTITUTIONAL SHARES
-----------------------------------------------------------------------------------------------------------------------
                                                                    Years ended December 31
                                           2006             2005             2004             2003              2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                  $35.54           $27.19           $23.06           $17.30             $23.47
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)                0.56             0.41             0.30             0.24               0.18
 Net gain/(loss) on securities
   (both realized and unrealized)           15.97             8.30             4.05             5.75             (6.17)
 Total from investment operations           16.53             8.71             4.35             5.99             (5.99)
 LESS DISTRIBUTIONS AND OTHER:
 Dividends (from net investment
   income)                                 (0.86)           (0.36)           (0.22)           (0.23)             (0.18)
 Distributions (from capital gains)            --               --               --               --                 --
 Payment from affiliate                        --(1)            --               --(1)            --                 --
 Total distributions and other             (0.86)           (0.36)           (0.22)           (0.23)             (0.18)
 NET ASSET VALUE, END OF PERIOD            $51.21           $35.54           $27.19           $23.06             $17.30
 Total return                              46.98%(2)        32.28%           18.99%(2)        34.91%           (25.58)%
 Net assets, end of period (in
   thousands)                            $844,734         $549,948         $465,055         $637,918           $598,972
 Average net assets for the period
   (in thousands)                        $691,150         $473,781         $556,677         $595,791           $736,907
 Ratio of gross expenses to average
   net assets(3)(4)                         0.71%            0.70%            0.69%            0.76%              0.74%
 Ratio of net expenses to average
   net assets(5)                            0.71%            0.70%            0.68%            0.76%              0.74%
 Ratio of net investment
   income/(loss) to average net
   assets                                   1.79%            1.05%            1.02%            1.26%              0.90%
 Portfolio turnover rate                      60%              57%              65%             123%                74%
-----------------------------------------------------------------------------------------------------------------------


(1) Payment from affiliate aggregated less than $0.01 on a per share basis for the fiscal year end.
(2) Janus Capital and/or Janus Services LLC fully reimbursed the Portfolio for a loss on a transaction resulting from certain trading, pricing, and/or shareholder activity errors, which otherwise would have reduced total return by less than 0.01%.
(3) The expense ratio reflects expenses prior to any expense offset arrangements.
(4) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets and was less than 0.01%.
(5) The expense ratio reflects expenses after any expense offset arrangements.

                                                        Financial highlights  69

GLOBAL TECHNOLOGY PORTFOLIO - INSTITUTIONAL SHARES
--------------------------------------------------------------------------------------------------------------
                                                                Years ended December 31
                                          2006           2005           2004           2003             2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                 $3.82          $3.42          $3.39           $2.31            $3.90
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)              0.03           0.05           0.02          (0.01)             0.02
 Net gain/(loss) on securities
   (both realized and unrealized)          0.28           0.35           0.01            1.09           (1.61)
 Total from investment operations          0.31           0.40           0.03            1.08           (1.59)
 LESS DISTRIBUTIONS:
 Dividends (from net investment
   income)                                   --             --             --              --               --
 Distributions (from capital gains)          --             --             --              --               --
 Total distributions                         --             --             --              --               --
 NET ASSET VALUE, END OF PERIOD           $4.13          $3.82          $3.42           $3.39            $2.31
 Total return                             8.12%         11.70%          0.88%          46.75%         (40.77)%
 Net assets, end of period (in
   thousands)                            $2,673         $2,989         $4,423          $5,580           $2,721
 Average net assets for the period
   (in thousands)                        $2,823         $3,100         $4,887          $3,871           $3,974
 Ratio of gross expenses to average
   net assets(1)(2)                       0.83%          0.73%          0.72%           0.85%            0.72%
 Ratio of net expenses to average
   net assets(3)                          0.83%          0.73%          0.72%           0.85%            0.72%
 Ratio of net investment
   income/(loss) to average net
   assets                                 0.13%          0.01%          0.19%         (0.22)%          (0.05)%
 Portfolio turnover rate                    89%            42%            30%             46%              70%
--------------------------------------------------------------------------------------------------------------


(1) The expense ratio reflects expenses prior to any expense offset arrangements.
(2) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets and was less than 0.01%.
(3) The expense ratio reflects expenses after any expense offset arrangements.

 70  Janus Aspen Series

GLOBAL LIFE SCIENCES PORTFOLIO - INSTITUTIONAL SHARES
-----------------------------------------------------------------------------------------------------------------
                                                                 Years ended December 31
                                          2006            2005            2004            2003             2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                  $8.94           $7.94           $6.93           $5.49            $7.77
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)               0.05            0.03            0.02            0.02             0.02
 Net gain/(loss) on securities
   (both realized and unrealized)           0.54            0.97            0.99            1.42           (2.30)
 Total from investment operations           0.59            1.00            1.01            1.44           (2.28)
 LESS DISTRIBUTIONS:
 Dividends (from net investment
   income)                                    --              --              --              --               --
 Distributions (from capital gains)           --              --              --              --               --
 Total distributions                          --              --              --              --               --
 NET ASSET VALUE, END OF PERIOD            $9.53           $8.94           $7.94           $6.93            $5.49
 Total return                              6.60%          12.59%          14.57%          26.23%         (29.34)%
 Net assets, end of period (in
   thousands)                             $3,428          $3,879          $4,088          $3,822           $3,359
 Average net assets for the period
   (in thousands)                         $3,913          $3,733          $3,998          $3,601           $4,432
 Ratio of gross expenses to average
   net assets(1)(2)                        1.10%           0.95%           0.90%           0.97%            0.87%
 Ratio of net expenses to average
   net assets(3)                           1.10%           0.95%           0.90%           0.97%            0.87%
 Ratio of net investment
   income/(loss) to average net
   assets                                (0.48)%         (0.53)%         (0.42)%         (0.34)%          (0.39)%
 Portfolio turnover rate                     80%             89%            108%            110%             113%
-----------------------------------------------------------------------------------------------------------------


(1) The expense ratio reflects expenses prior to any expense offset arrangements.
(2) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets and was less than 0.01%.
(3) The expense ratio reflects expenses after any expense offset arrangements.

                                                        Financial highlights  71

FLEXIBLE BOND PORTFOLIO - INSTITUTIONAL SHARES
---------------------------------------------------------------------------------------------------------------------
                                                                   Years ended December 31
                                           2006             2005             2004             2003             2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                  $11.36           $12.14           $12.49           $12.30           $11.66
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)                0.54             0.60             0.66             0.63             0.55
 Net gain/(loss) on securities
   (both realized and unrealized)          (0.08)           (0.36)           (0.18)             0.15             0.65
 Total from investment operations            0.46             0.24             0.48             0.78             1.20
 LESS DISTRIBUTIONS AND OTHER:
 Dividends (from net investment
   income)                                 (0.56)           (0.59)           (0.68)           (0.59)           (0.56)
 Distributions (from capital gains)        (0.02)           (0.43)           (0.15)               --               --
 Payment from affiliate                        --               --(1)            --(1)            --               --
 Total distributions and other             (0.58)           (1.02)           (0.83)           (0.59)           (0.56)
 NET ASSET VALUE, END OF PERIOD            $11.24           $11.36           $12.14           $12.49           $12.30
 Total return                               4.22%            2.00%(2)         3.97%(2)         6.39%           10.48%
 Net assets, end of period (in
   thousands)                            $264,656         $278,324         $404,522         $576,021         $591,189
 Average net assets for the period
   (in thousands)                        $264,990         $321,856         $525,932         $623,513         $466,274
 Ratio of gross expenses to average
   net assets(3)(4)                         0.64%            0.57%            0.59%            0.64%            0.66%
 Ratio of net expenses to average
   net assets(5)                            0.64%            0.57%            0.59%            0.64%            0.66%
 Ratio of net investment
   income/(loss) to average net
   assets                                   4.63%            4.18%            4.28%            4.51%            5.02%
 Portfolio turnover rate                     163%(6)          171%(6)          171%             154%             229%
---------------------------------------------------------------------------------------------------------------------


(1) Payment from affiliate aggregated less than $0.01 on a per share basis for the fiscal year end.

(2) Janus Capital and/or Janus Services LLC fully reimbursed the Portfolio for a loss on a transaction resulting from certain trading, pricing, and/or shareholder activity errors, which otherwise would have reduced total return by less than 0.01%.

(3) The expense ratio reflects expenses prior to any expense offset arrangements.
(4) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets and was less than 0.01%.
(5) The expense ratio reflects expenses after any expense offset arrangements.

(6) Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate would have been 165% in 2006 and 177% in 2005.


 72  Janus Aspen Series

MONEY MARKET PORTFOLIO - INSTITUTIONAL SHARES
------------------------------------------------------------------------------------------------------------------
                                                                  Years ended December 31
                                          2006            2005            2004             2003             2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                  $1.00           $1.00           $1.00            $1.00            $1.00
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)               0.05            0.03            0.01             0.01             0.02
 Net gain/(loss) on securities                --(1)           --(1)           --(1)            --(1)            --
 Total from investment operations           0.05            0.03            0.01             0.01             0.02
 LESS DISTRIBUTIONS:
 Dividends (from net investment
   income)                                (0.05)          (0.03)          (0.01)           (0.01)           (0.02)
 Distributions (from capital gains)           --              --              --(1)            --(1)            --
 Total distributions                      (0.05)          (0.03)          (0.01)           (0.01)           (0.02)
 NET ASSET VALUE, END OF PERIOD            $1.00           $1.00           $1.00            $1.00            $1.00
 Total return                              4.73%           2.94%           1.09%            0.86%            1.63%
 Net assets, end of period (in
   thousands)                            $12,456         $10,360         $12,138          $20,761          $73,402
 Average net assets for the period
   (in thousands)                        $12,305         $12,086         $14,396          $31,124          $93,310
 Ratio of gross expenses to average
   net assets(2)(3)(4)                     0.50%           0.50%           0.50%            0.50%            0.39%
 Ratio of net expenses to average
   net assets(5)                           0.50%           0.50%           0.50%            0.50%            0.39%
 Ratio of net investment
   income/(loss) to average net
   assets                                  4.65%           2.87%           1.04%            0.87%            1.63%
------------------------------------------------------------------------------------------------------------------


(1) Net gain/(loss) on securities and/or Distributions (from capital gains) aggregated less than $0.01 on a per share basis for the fiscal year end.
(2) The expense ratio reflects expenses prior to any expense offset arrangements.

(3) The ratio was 1.34% in 2006, 0.86% in 2005, 0.98% in 2004, 0.78% in 2003,
    and 0.39% in 2002, before waiver of certain fees incurred by the Portfolio.


(4) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets without waivers and/or expense reimbursements and was less than 0.01%.

(5) The expense ratio reflects expenses after any expense offset arrangements.

                                                        Financial highlights  73

GLOSSARY OF INVESTMENT TERMS
--------------------------------------------------------------------------------

   This glossary provides a more detailed description of some of the types of securities, investment strategies, and other instruments in which the Portfolios may invest. The Portfolios may invest in these instruments to the extent permitted by their investment objectives and policies. The Portfolios are not limited by this discussion and may invest in any other types of instruments not precluded by the policies discussed elsewhere in this Prospectus.

I. EQUITY AND DEBT SECURITIES

   BANK LOANS include institutionally-traded floating and fixed-rate debt securities generally acquired as a participation interest in or assignment of a loan originated by a lender or financial institution. Assignments and participations involve credit, interest rate, and liquidity risk. Interest rates on floating rate securities adjust with interest rate changes and/or issuer credit quality. If a Portfolio purchases a participation interest, it may only be able to enforce its rights through the lender and may assume the credit risk of both the borrower and the lender. Additional risks are involved in purchasing assignments. If a loan is foreclosed, a Portfolio may become part owner of any collateral securing the loan, and may bear the costs and liabilities associated with owning and disposing of any collateral. The Portfolio could be held liable as a co-lender. In addition, there is no assurance that the liquidation of any collateral from a secured loan would satisfy a borrower's obligations or that any collateral could be liquidated. A Portfolio may have difficulty trading assignments and participations to third parties or selling such securities in secondary markets, which in turn may affect the Portfolio's NAV.

   BONDS are debt securities issued by a company, municipality, government, or government agency. The issuer of a bond is required to pay the holder the amount of the loan (or par value of the bond) at a specified maturity and to make scheduled interest payments.

   COMMERCIAL PAPER is a short-term debt obligation with a maturity ranging from 1 to 270 days issued by banks, corporations, and other borrowers to investors seeking to invest idle cash. A Portfolio may purchase commercial paper issued in private placements under Section 4(2) of the Securities Act of 1933.

   COMMON STOCKS are equity securities representing shares of ownership in a company and usually carry voting rights and earn dividends. Unlike preferred stock, dividends on common stock are not fixed but are declared at the discretion of the issuer's board of directors.

   CONVERTIBLE SECURITIES are preferred stocks or bonds that pay a fixed dividend or interest payment and are convertible into common stock at a specified price or conversion ratio.

   DEBT SECURITIES are securities representing money borrowed that must be repaid at a later date. Such securities have specific maturities and usually a specific rate of interest or an original purchase discount.

   DEPOSITARY RECEIPTS are receipts for shares of a foreign-based corporation that entitle the holder to dividends and capital gains on the underlying security. Receipts include those issued by domestic banks (American Depositary Receipts), foreign banks (Global or European Depositary Receipts), and broker-dealers (depositary shares).

   EQUITY SECURITIES generally include domestic and foreign common stocks; preferred stocks; securities convertible into common stocks or preferred stocks; warrants to purchase common or preferred stocks; and other securities with equity characteristics.

   EXCHANGE-TRADED FUNDS are index-based investment companies which hold substantially all of their assets in securities with equity characteristics. As a shareholder of another investment company, a Portfolio would bear its pro rata portion of the other investment company's expenses, including advisory fees, in addition to the expenses the Portfolio bears directly in connection with its own operations.

   FIXED-INCOME SECURITIES are securities that pay a specified rate of return. The term generally includes short- and long-term government, corporate, and municipal obligations that pay a specified rate of interest, dividends, or coupons for a specified period of time. Coupon and dividend rates may be fixed for the life of the issue or, in the case of adjustable and floating rate securities, for a shorter period.

 74  Janus Aspen Series

   HIGH-YIELD/HIGH-RISK BONDS are bonds that are rated below investment grade by the primary rating agencies (i.e., BB+ or lower by Standard & Poor's and Fitch, or Ba or lower by Moody's). Other terms commonly used to describe such bonds include "lower rated bonds," "non-investment grade bonds," and "junk bonds."

   MORTGAGE- AND ASSET-BACKED SECURITIES are shares in a pool of mortgages or other debt. These securities are generally pass-through securities, which means that principal and interest payments on the underlying securities (less servicing fees) are passed through to shareholders on a pro rata basis. These securities involve prepayment risk, which is the risk that the underlying mortgages or other debt may be refinanced or paid off prior to their maturities during periods of declining interest rates. In that case, a Portfolio may have to reinvest the proceeds from the securities at a lower rate. Potential market gains on a security subject to prepayment risk may be more limited than potential market gains on a comparable security that is not subject to prepayment risk.

   MORTGAGE DOLLAR ROLLS are transactions in which a Portfolio sells a mortgage-related security, such as a security issued by GNMA, to a dealer and simultaneously agrees to purchase a similar security (but not the same security) in the future at a pre-determined price. A "dollar roll" can be viewed as a collateralized borrowing in which a Portfolio pledges a mortgage-related security to a dealer to obtain cash.

   PASS-THROUGH SECURITIES are shares or certificates of interest in a pool of debt obligations that have been repackaged by an intermediary, such as a bank or broker-dealer.

   PASSIVE FOREIGN INVESTMENT COMPANIES (PFICS) are any foreign corporations which generate certain amounts of passive income or hold certain amounts of assets for the production of passive income. Passive income includes dividends, interest, royalties, rents, and annuities. To avoid taxes and interest that a Portfolio must pay if these investments are profitable, the Portfolios may make various elections permitted by the tax laws. These elections could require that a Portfolio recognize taxable income, which in turn must be distributed, before the securities are sold and before cash is received to pay the distributions.

   PAY-IN-KIND BONDS are debt securities that normally give the issuer an option to pay cash at a coupon payment date or give the holder of the security a similar bond with the same coupon rate and a face value equal to the amount of the coupon payment that would have been made.

   PREFERRED STOCKS are equity securities that generally pay dividends at a specified rate and have preference over common stock in the payment of dividends and liquidation. Preferred stock generally does not carry voting rights.

   REAL ESTATE INVESTMENT TRUST (REIT) is an investment trust that operates through the pooled capital of many investors who buy its shares. Investments are indirect ownership of either income property or mortgage loans.

   RULE 144A SECURITIES are securities that are not registered for sale to the general public under the Securities Act of 1933, but that may be resold to certain institutional investors.

   STANDBY COMMITMENT is a right to sell a specified underlying security or securities within a specified period of time and at an exercise price equal to the amortized cost of the underlying security or securities plus accrued interest, if any, at the time of exercise, that may be sold, transferred, or assigned only with the underlying security or securities. A standby commitment entitles the holder to receive same day settlement, and will be considered to be from the party to whom the investment company will look for payment of the exercise price.

   STEP COUPON BONDS are high-quality issues with above-market interest rates and a coupon that increases over the life of the bond. They may pay monthly, semiannual, or annual interest payments. On the date of each coupon payment, the issuer decides whether to call the bond at par, or whether to extend it until the next payment date at the new coupon rate.

   STRIP BONDS are debt securities that are stripped of their interest (usually by a financial intermediary) after the securities are issued. The market value of these securities generally fluctuates more in response to changes in interest rates than interest-paying securities of comparable maturity.

                                                Glossary of investment terms  75

   TENDER OPTION BONDS are relatively long-term bonds that are coupled with the option to tender the securities to a bank, broker-dealer, or other financial institution at periodic intervals and receive the face value of the bond. This investment structure is commonly used as a means of enhancing a security's liquidity.

   U.S. GOVERNMENT SECURITIES include direct obligations of the U.S. Government that are supported by its full faith and credit. Treasury bills have initial maturities of less than one year, Treasury notes have initial maturities of one to ten years, and Treasury bonds may be issued with any maturity but generally have maturities of at least ten years. U.S. Government securities also include indirect obligations of the U.S. Government that are issued by federal agencies and government sponsored entities. Unlike Treasury securities, agency securities generally are not backed by the full faith and credit of the U.S. Government. Some agency securities are supported by the right of the issuer to borrow from the Treasury, others are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations, and others are supported only by the credit of the sponsoring agency.

   VARIABLE AND FLOATING RATE SECURITIES have variable or floating rates of interest and, under certain limited circumstances, may have varying principal amounts. Variable and floating rate securities pay interest at rates that are adjusted periodically according to a specified formula, usually with reference to some interest rate index or market interest rate (the "underlying index"). The floating rate tends to decrease the security's price sensitivity to changes in interest rates.

   WARRANTS are securities, typically issued with preferred stock or bonds, which give the holder the right to buy a proportionate amount of common stock at a specified price. The specified price is usually higher than the market price at the time of issuance of the warrant. The right may last for a period of years or indefinitely.

   ZERO COUPON BONDS are debt securities that do not pay regular interest at regular intervals, but are issued at a discount from face value. The discount approximates the total amount of interest the security will accrue from the date of issuance to maturity. The market value of these securities generally fluctuates more in response to changes in interest rates than interest-paying securities.

II. FUTURES, OPTIONS, AND OTHER DERIVATIVES

   CREDIT DEFAULT SWAPS are a specific kind of counterparty agreement that allows the transfer of third party credit risk from one party to the other. One party in the swap is a lender and faces credit risk from a third party, and the counterparty in the credit default swap agrees to insure this risk in exchange of regular periodic payments.

   EQUITY-LINKED STRUCTURED NOTES are derivative securities which are specially designed to combine the characteristics of one or more underlying securities and their equity derivatives in a single note form. The return and/or yield or income component may be based on the performance of the underlying equity securities, an equity index, and/or option positions. Equity-linked structured notes are typically offered in limited transactions by financial institutions in either registered or non-registered form. An investment in equity-linked notes creates exposure to the credit risk of the issuing financial institution, as well as to the market risk of the underlying securities. There is no guaranteed return of principal with these securities and the appreciation potential of these securities may be limited by a maximum payment or call right. In certain cases, equity-linked notes may be more volatile and less liquid than less complex securities or other types of fixed-income securities. Such securities may exhibit price behavior that does not correlate with other fixed-income securities.

   FORWARD CONTRACTS are contracts to purchase or sell a specified amount of a financial instrument for an agreed upon price at a specified time. Forward contracts are not currently exchange-traded and are typically negotiated on an individual basis. A Portfolio may enter into forward currency contracts for investment purposes or to hedge against declines in the value of securities denominated in, or whose value is tied to, a currency other than the U.S. dollar or to reduce the impact of currency appreciation on purchases of such securities. It may also enter into forward contracts to purchase or sell securities or other financial indices.

 76  Janus Aspen Series

   FUTURES CONTRACTS are contracts that obligate the buyer to receive and the seller to deliver an instrument or money at a specified price on a specified date. A Portfolio may buy and sell futures contracts on foreign currencies, securities, and financial indices including indices of U.S. Government, foreign government, equity, or fixed-income securities. A Portfolio may also buy options on futures contracts. An option on a futures contract gives the buyer the right, but not the obligation, to buy or sell a futures contract at a specified price on or before a specified date. Futures contracts and options on futures are standardized and traded on designated exchanges.

   INDEXED/STRUCTURED SECURITIES are typically short- to intermediate-term debt securities whose value at maturity or interest rate is linked to currencies, interest rates, equity securities, indices, commodity prices, or other financial indicators. Such securities may be positively or negatively indexed (e.g., their value may increase or decrease if the reference index or instrument appreciates). Indexed/structured securities may have return characteristics similar to direct investments in the underlying instruments and may be more volatile than the underlying instruments. A Portfolio bears the market risk of an investment in the underlying instruments, as well as the credit risk of the issuer.

   INTEREST RATE SWAPS involve the exchange by two parties of their respective commitments to pay or receive interest (e.g., an exchange of floating rate payments for fixed rate payments).

   INVERSE FLOATERS are debt instruments whose interest rate bears an inverse relationship to the interest rate on another instrument or index. For example, upon reset, the interest rate payable on the inverse floater may go down when the underlying index has risen. Certain inverse floaters may have an interest rate reset mechanism that multiplies the effects of change in the underlying index. Such mechanism may increase the volatility of the security's market value.

   OPTIONS are the right, but not the obligation, to buy or sell a specified amount of securities or other assets on or before a fixed date at a predetermined price. A Portfolio may purchase and write put and call options on securities, securities indices, and foreign currencies. A Portfolio may purchase or write such options individually or in combination.

   PARTICIPATORY NOTES are derivative securities which are linked to the performance of an underlying Indian security and which allow investors to gain market exposure to Indian securities without trading directly in the local Indian market.

III. OTHER INVESTMENTS, STRATEGIES, AND/OR TECHNIQUES

   REPURCHASE AGREEMENTS involve the purchase of a security by a Portfolio and a simultaneous agreement by the seller (generally a bank or dealer) to repurchase the security from the Portfolio at a specified date or upon demand. This technique offers a method of earning income on idle cash. These securities involve the risk that the seller will fail to repurchase the security, as agreed. In that case, a Portfolio will bear the risk of market value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security.

   REVERSE REPURCHASE AGREEMENTS involve the sale of a security by a Portfolio to another party (generally a bank or dealer) in return for cash and an agreement by the Portfolio to buy the security back at a specified price and time. This technique will be used primarily to provide cash to satisfy unusually high redemption requests, or for other temporary or emergency purposes.

   SHORT SALES in which a Portfolio may engage may be of two types, short sales "against the box" or "naked" (uncovered) short sales. Short sales against the box involve selling either a security that a Portfolio owns, or a security equivalent in kind or amount to the security sold short that the Portfolio has the right to obtain, for delivery at a specified date in the future. Naked short sales involve selling a security that a Portfolio borrows and does not own. A Portfolio may enter into a short sale to hedge against anticipated declines in the market price of a security or to reduce portfolio volatility. If the value of a security sold short increases prior to the scheduled delivery date, the Portfolio loses the opportunity to participate in the gain. For naked short sales, the Portfolio will incur a loss if the value of a security increases during this period because it will be paying more for the security than it has received from the purchaser in the short sale. If the price declines during this period, a Portfolio will realize a short-term capital gain. Although a Portfolio's potential for gain as a result of a short sale is limited to the price at which it sold the security short less the

                                                Glossary of investment terms  77
   cost of borrowing the security, its potential for loss is theoretically unlimited because there is no limit to the cost of replacing the borrowed security.

   WHEN-ISSUED, DELAYED DELIVERY, AND FORWARD COMMITMENT TRANSACTIONS generally involve the purchase of a security with payment and delivery at some time in the future - i.e., beyond normal settlement. A Portfolio does not earn interest on such securities until settlement and bears the risk of market value fluctuations in between the purchase and settlement dates. New issues of stocks and bonds, private placements, and U.S. Government securities may be sold in this manner.

 78  Janus Aspen Series

EXPLANATION OF RATING CATEGORIES
--------------------------------------------------------------------------------

   The following is a description of credit ratings issued by three of the major credit rating agencies. Credit ratings evaluate only the safety of principal and interest payments, not the market value risk of lower quality securities. Credit rating agencies may fail to change credit ratings to reflect subsequent events on a timely basis. Although Janus Capital and Perkins consider security ratings when making investment decisions, they also perform their own investment analysis and do not rely solely on the ratings assigned by credit agencies.

STANDARD & POOR'S
RATINGS SERVICE

    BOND RATING                  EXPLANATION
    -----------------------------------------------------------------------------------------
    Investment Grade
    AAA......................... Highest rating; extremely strong capacity to pay principal and interest.
    AA.......................... High quality; very strong capacity to pay principal and interest.
    A........................... Strong capacity to pay principal and interest; somewhat more susceptible to the adverse effects of changing circumstances and economic conditions.
    BBB-........................ Adequate capacity to pay principal and interest; normally exhibit adequate protection parameters, but adverse economic conditions or changing circumstances more likely to lead to a weakened capacity to pay principal and interest than for higher rated bonds.

    Non-Investment Grade
    BB+, B, CCC, CC, C.......... Predominantly speculative with respect to the issuer's capacity to meet required interest and principal payments.
                                 BB - lowest degree of speculation; C - the highest degree of speculation. Quality and protective characteristics
                                 outweighed by large uncertainties or major risk exposure to adverse conditions.
    D........................... In default.

FITCH, INC.

    BOND RATING                  EXPLANATION
    -----------------------------------------------------------------------------------------
    Investment Grade
    AAA......................... Highest rating; extremely strong capacity to pay principal and interest.
    AA.......................... High quality; very strong capacity to pay principal and interest.
    A........................... Strong capacity to pay principal and interest; somewhat more susceptible to the adverse effects of changing circumstances and economic conditions.
    BBB-........................ Adequate capacity to pay principal and interest; normally exhibit adequate protection parameters, but adverse economic conditions or changing circumstances more likely to lead to a weakened capacity to pay principal and interest than for higher rated bonds.

    Non-Investment Grade
    BB+, B, CCC, CC, C.......... Predominantly speculative with respect to the issuer's capacity to meet required interest and principal payments.
                                 BB - lowest degree of speculation; C - the highest degree of speculation. Quality and protective characteristics
                                 outweighed by large uncertainties or major risk exposure to adverse conditions.
    D........................... In default.

                                            Explanation of rating categories  79

MOODY'S INVESTORS
SERVICE, INC.

    BOND RATING                  EXPLANATION
    -----------------------------------------------------------------------------------------
    Investment Grade
    Aaa......................... Highest quality, smallest degree of investment risk.
    Aa.......................... High quality; together with Aaa bonds, they compose the high-grade bond group.
    A........................... Upper to medium-grade obligations; many favorable investment attributes.
    Baa......................... Medium-grade obligations; neither highly protected nor poorly secured. Interest and principal appear adequate for the present but certain protective elements may be lacking or may be unreliable over any great length of time.

    Non-Investment Grade
    Ba.......................... More uncertain, with speculative elements. Protection of interest and principal payments not well safeguarded during good and bad times.
    B........................... Lack characteristics of desirable investment; potentially low assurance of timely interest and principal payments or maintenance of other contract terms over time.
    Caa......................... Poor standing, may be in default; elements of danger with respect to principal or interest payments.
    Ca.......................... Speculative in a high degree; could be in default or have other marked shortcomings.
    C........................... Lowest rated; extremely poor prospects of ever attaining investment standing.


   Unrated securities will be treated as non-investment grade securities unless the portfolio managers determine that such securities are the equivalent of investment grade securities. When calculating the quality assigned to securities that receive different ratings from two or more agencies ("split rated securities"), the security will receive: (i) the middle rating from the three reporting agencies if three agencies provide a rating for the security;
   (ii) the lowest rating if only two agencies provide a rating for the security; or (iii) the rating assigned if only one agency rates the security.


SECURITIES HOLDINGS BY RATING CATEGORY


   During the year ended December 31, 2006, the percentage of securities holdings for Flexible Bond Portfolio by rating category based upon a weighted monthly average was:



    FLEXIBLE BOND PORTFOLIO
    ---------------------------------------------------------------------
     BONDS-S&P RATING:
     AAA                                                           64.05%
     AA                                                             5.57%
     A                                                              4.50%
     BBB                                                           12.17%
     BB                                                             5.00%
     B                                                              3.49%
     CCC                                                            0.35%
     CC                                                             0.00%
     C                                                              0.00%
     Not Rated                                                      0.96%
     Preferred Stock                                                0.71%
     Cash and Options                                               3.20%
     TOTAL                                                        100.00%
    ---------------------------------------------------------------------


   No other Portfolio described in this Prospectus held 5% or more of its assets in bonds rated below investment grade for the year ended December 31, 2006.

 80  Janus Aspen Series

                      This page intentionally left blank.

                     You can make inquiries and request
                     other information, including a
                     Statement of Additional Information,
                     Annual Report, or Semiannual Report,
                     free of charge, by contacting your
                     insurance company or plan sponsor, or
                     by contacting a Janus representative
                     at 1-800-525-0020. The Portfolios'
                     Statement of Additional Information
                     and most recent Annual and Semiannual
                     Reports are also available, free of
                     charge, on www.janus.com/info.
                     Additional information about the
                     Portfolios' investments is available
                     in the Portfolios' Annual and
                     Semiannual Reports. In the Portfolios'
                     Annual and Semiannual Reports, you
                     will find a discussion of the market
                     conditions and investment strategies
                     that significantly affected the
                     Portfolios' performance during their
                     last fiscal period. Other information
                     is also available from financial
                     intermediaries that sell Shares of the
                     Portfolios.

                     The Statement of Additional
                     Information provides detailed
                     information about the Portfolios and
                     is incorporated into this Prospectus
                     by reference. You may review and copy
                     information about the Portfolios
                     (including the Portfolios' Statement
                     of Additional Information) at the
                     Public Reference Room of the SEC or
                     get text only copies, after paying a
                     duplicating fee, by sending an
                     electronic request by e-mail to
                     publicinfo@sec.gov or by writing to or
                     calling the Public Reference Room,
                     Washington, D.C. 20549-0102
                     (1-202-942-8090). Information on the
                     operation of the Public Reference Room
                     may also be obtained by calling this
                     number. You may also obtain reports
                     and other information about the
                     Portfolios from the Electronic Data
                     Gathering Analysis and Retrieval
                     (EDGAR) Database on the SEC's website
                     at http://www.sec.gov.

                                  (JANUS LOGO)

                                   www.janus.com/info

                                   151 Detroit Street
                                   Denver, CO 80206-4805
                                   1-800-525-0020

            The Trust's Investment Company Act File No. is 811-7736.

                                       May 1, 2007

                                       GROWTH & CORE
                                         Large Cap Growth Portfolio
                                         Forty Portfolio
                                         Mid Cap Growth Portfolio
                                         Growth and Income Portfolio
                                         Fundamental Equity Portfolio
                                         Balanced Portfolio
                                       RISK-MANAGED
                                         Janus Aspen INTECH Risk-Managed Growth
                                         Portfolio
                                         Janus Aspen INTECH Risk-Managed Core
                                         Portfolio
                                       VALUE
                                         Mid Cap Value Portfolio
                                         Small Company Value Portfolio
                                       INTERNATIONAL & GLOBAL
                                         Worldwide Growth Portfolio
                                         International Growth Portfolio
                                         Foreign Stock Portfolio
                                       SPECIALTY EQUITY
                                         Global Technology Portfolio
                                         Global Life Sciences Portfolio
                                       BOND
                                         Flexible Bond Portfolio

                               JANUS ASPEN SERIES
                                 SERVICE SHARES

                                   Prospectus

     The Securities and Exchange Commission has not approved or disapproved of these securities or passed on the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

(JANUS LOGO)

        This Prospectus describes sixteen series (each, a "Portfolio" and collectively, the "Portfolios") of Janus Aspen Series (the "Trust") with a variety of investment objectives, including growth of capital, capital appreciation, current income, and a combination of growth and income. Janus Capital Management LLC ("Janus Capital") serves as investment adviser to each Portfolio. Janus Aspen INTECH Risk-Managed Growth Portfolio and Janus Aspen INTECH Risk-Managed Core Portfolio (together, the "Risk-Managed Portfolios") are subadvised by Enhanced Investment Technologies, LLC ("INTECH"). Mid Cap Value Portfolio is subadvised by Perkins, Wolf, McDonnell and Company, LLC ("Perkins").

        Each Portfolio of Janus Aspen Series currently offers one or more classes of shares. The Service Shares (the "Shares") are offered by this Prospectus in connection with investment in and payments under variable annuity contracts and variable life insurance contracts (collectively, "variable insurance contracts"), as well as certain qualified retirement plans.

        Janus Aspen Series - Service Shares sells and redeems its Shares at net asset value without sales charges, commissions, or redemption fees. Each variable insurance contract involves fees and expenses that are not described in this Prospectus. Certain Portfolios may not be available in connection with a particular contract and certain contracts may limit allocations among the Portfolios. Refer to the accompanying contract prospectus for information regarding contract fees and expenses and any restrictions on purchases or allocations.

        This Prospectus contains information that a prospective purchaser of a variable insurance contract or plan participant should consider in conjunction with the accompanying separate account prospectus of the specific insurance company product before allocating purchase payments or premiums to the Portfolios.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

    RISK/RETURN SUMMARY
       Large Cap Growth Portfolio...............................    2
       Forty Portfolio..........................................    4
       Mid Cap Growth Portfolio.................................    6
       Growth and Income Portfolio..............................    9
       Fundamental Equity Portfolio.............................   12
       Balanced Portfolio.......................................   15
       Janus Aspen INTECH Risk-Managed Growth Portfolio.........   18
       Janus Aspen INTECH Risk-Managed Core Portfolio...........   20
       Mid Cap Value Portfolio..................................   22
       Small Company Value Portfolio............................   24
       Worldwide Growth Portfolio...............................   26
       International Growth Portfolio...........................   28
       Foreign Stock Portfolio..................................   31
       Global Technology Portfolio..............................   34
       Global Life Sciences Portfolio...........................   37
       Flexible Bond Portfolio..................................   40

    FEES AND EXPENSES...........................................   42

    PRINCIPAL INVESTMENT STRATEGIES AND RISKS
       Frequently asked questions about principal investment
         strategies.............................................   45
       Risks....................................................   50
       Frequently asked questions about certain risks...........   50
       General portfolio policies...............................   53

    MANAGEMENT OF THE PORTFOLIOS
       Investment adviser.......................................   57
       Management expenses......................................   58
       Subadvisers..............................................   61
       Investment personnel.....................................   61

    OTHER INFORMATION...........................................   66

    DISTRIBUTIONS AND TAXES.....................................   69

    SHAREHOLDER'S GUIDE
       Pricing of portfolio shares..............................   70
       Distribution and service fees............................   71
       Purchases................................................   71
       Redemptions..............................................   71
       Excessive trading........................................   72
       Shareholder communications...............................   75

    FINANCIAL HIGHLIGHTS........................................   76

    GLOSSARY OF INVESTMENT TERMS................................   92

    EXPLANATION OF RATING CATEGORIES............................   97

                                                            Table of contents  1

RISK/RETURN SUMMARY
--------------------------------------------------------------------------------

LARGE CAP GROWTH PORTFOLIO

   Large Cap Growth Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   LARGE CAP GROWTH PORTFOLIO seeks long-term growth of capital in a manner consistent with the preservation of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio has a policy of investing at least 80% of its net assets in the type of securities suggested by its name, as described below. The Portfolio will notify you in writing at least 60 days before making any changes to this policy. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES


   The Portfolio pursues its investment objective by investing, under normal circumstances, at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in common stocks of large-sized companies. Large-sized companies are those whose market capitalization falls within the range of companies in the Russell 1000(R) Index at the time of purchase. The market capitalizations within the index will vary, but as of March 31, 2007, they ranged from approximately $1.2 billion to $432.3 billion.


   For the Portfolio's 80% investment policy, assets are measured at the time of purchase.

   The portfolio manager applies a "bottom up" approach in choosing investments. In other words, the portfolio manager looks at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio manager is unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.

   Within the parameters of its specific investment policies, the Portfolio may invest without limit in foreign equity and debt securities, which may include investments in emerging markets.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.


   The Portfolio may have significant exposure to foreign markets, including emerging markets, that can be more volatile than the U.S. markets. As a result, its returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. A market swing in one or more countries or regions where the Portfolio has invested a significant amount of its assets may have a greater effect on the Portfolio's performance than it would in a more geographically diversified portfolio. The Portfolio's investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries.


 2  Janus Aspen Series

   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The Portfolio's Service Shares commenced operations on December 31, 1999. The returns shown for the Service Shares for periods prior to December 31, 1999 reflect the historical performance of a different class of shares (the Institutional Shares), restated based on the Service Shares' estimated fees and expenses (ignoring any fee and expense limitations). The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. The table compares the average annual returns for the Service Shares of the Portfolio for the periods indicated to broad-based securities market indices. The indices are unmanaged and are not available for direct investment. All figures assume reinvestment of dividends and distributions.


   LARGE CAP GROWTH PORTFOLIO - SERVICE SHARES


      Annual returns for periods ended 12/31
                  22.49%     35.59%     43.01%    (14.75)%   (24.90)%   (26.72)%    31.49%      4.25%      4.01%        11.13%
                   1997       1998       1999       2000       2001       2002       2003       2004       2005          2006

      Best Quarter:  4th-1998 27.71%    Worst Quarter:  3rd-2001 (24.83)%



                                                              Average annual total return for periods ended 12/31/06
                                                              ------------------------------------------------------
                                                                                                     Since Inception
                                                                    1 year    5 years    10 years       (9/13/93)
          Large Cap Growth Portfolio - Service Shares               11.13%     3.02%      5.85%           8.23%
          Russell 1000(R) Growth Index(1)                            9.07%     2.69%      5.44%           8.80%
            (reflects no deduction for fees or expenses)
          S&P 500(R) Index(2)                                       15.80%     6.19%      8.42%          10.81%
            (reflects no deduction for fees or expenses)
                                                                    ------------------------------------------------


   (1) The Russell 1000(R) Growth Index measures the performance of those Russell 1000(R) companies with higher price-to-book ratios and higher forecasted growth values.
   (2) The S&P 500(R) Index is the Standard & Poor's Composite Index of 500 stocks, a widely recognized, unmanaged index of common stock prices.

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                          Risk/return summary  3

FORTY PORTFOLIO

   Forty Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   FORTY PORTFOLIO seeks long-term growth of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio will notify you in writing at least 60 days before making any such change. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio pursues its investment objective by normally investing primarily in a core group of 20-40 common stocks selected for their growth potential. The Portfolio may invest in companies of any size, from larger, well-established companies to smaller, emerging growth companies.

   The portfolio manager applies a "bottom up" approach in choosing investments. In other words, the portfolio manager looks at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio manager is unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.

   Within the parameters of its specific investment policies, the Portfolio may invest without limit in foreign equity and debt securities, which may include investments in emerging markets.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.


   The Portfolio is classified as nondiversified. As a result, a single security's increase or decrease in value may have a greater impact on the Portfolio's NAV and total return. Although the Portfolio may satisfy the requirements for a diversified portfolio, its nondiversified classification gives the portfolio manager more flexibility to hold larger positions in a smaller number of securities than a portfolio that is classified as diversified.



   The Portfolio may have significant exposure to foreign markets, including emerging markets, that can be more volatile than the U.S. markets. As a result, its returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. A market swing in one or more countries or regions where the Portfolio has invested a significant amount of its assets may have a greater effect on the Portfolio's performance than it would in a more geographically diversified portfolio. The Portfolio's investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries.


 4  Janus Aspen Series

   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The Portfolio's Service Shares commenced operations on December 31, 1999. The returns shown for the Service Shares for periods prior to December 31, 1999 reflect the historical performance of a different class of shares (the Institutional Shares), restated based on the Service Shares' estimated fees and expenses (ignoring any fee and expense limitations). The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. The table compares the average annual returns for the Service Shares of the Portfolio for the periods indicated to broad-based securities market indices. The indices are unmanaged and are not available for direct investment. All figures assume reinvestment of dividends and distributions.


   FORTY PORTFOLIO - SERVICE SHARES


      Annual returns for periods ended 12/31
                  57.91%     64.60%    (18.37)%   (21.83)%   (15.93)%    20.23%     17.97%     12.56%         9.12%
                   1998       1999       2000       2001       2002       2003       2004       2005          2006

      Best Quarter:  4th-1999 40.00%    Worst Quarter:  3rd-2001 (18.74)%



                                                     Average annual total return for periods ended 12/31/06
                                                     ------------------------------------------------------
                                                                                            Since Inception
                                                                       1 year    5 years       (5/1/97)
          Forty Portfolio - Service Shares                              9.12%     7.93%         12.35%
          Russell 1000(R) Growth Index(1)                               9.07%     2.69%          4.90%
            (reflects no deduction for fees or expenses)
          S&P 500(R) Index(2)                                          15.80%     6.19%          7.82%
            (reflects no deduction for fees or expenses)
                                                                       ------------------------------------


   (1) The Russell 1000(R) Growth Index measures the performance of those Russell 1000(R) companies with higher price-to-book ratios and higher forecasted growth values.
   (2) The S&P 500(R) Index is the Standard & Poor's Composite Index of 500 stocks, a widely recognized, unmanaged index of common stock prices.

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                          Risk/return summary  5

MID CAP GROWTH PORTFOLIO

   Mid Cap Growth Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   MID CAP GROWTH PORTFOLIO seeks long-term growth of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio has a policy of investing at least 80% of its net assets in the type of securities suggested by its name, as described below. The Portfolio will notify you in writing at least 60 days before making any changes to this policy. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES


   The Portfolio pursues its investment objective by investing, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for investment purposes, in equity securities of mid-sized companies whose market capitalization falls, at the time of purchase, in the 12-month average of the capitalization range of the Russell Midcap(R) Growth Index. Market capitalization is a commonly used measure of the size and value of a company. The market capitalizations within the index will vary, but as of March 31, 2007, they ranged from approximately $1.2 billion to $21.5 billion.


   For the Portfolio's 80% investment policy, assets are measured at the time of purchase.

   The portfolio manager applies a "bottom up" approach in choosing investments. In other words, the portfolio manager looks at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio manager is unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.

   Within the parameters of its specific investment policies, the Portfolio may invest without limit in foreign equity and debt securities, which may include investments in emerging markets.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.

   The Portfolio's share price may fluctuate more than that of funds primarily invested in large companies. Mid-sized companies may pose greater market, liquidity, and information risks because of narrow product lines, limited financial resources, less depth in management, or a limited trading market for their stocks. The Portfolio's investments may often be focused in a small number of business sectors, which may pose greater market and liquidity risks.


   The Portfolio may have significant exposure to foreign markets, including emerging markets, that can be more volatile than the U.S. markets. As a result, its returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. A market swing in one or more countries


 6  Janus Aspen Series
   or regions where the Portfolio has invested a significant amount of its assets may have a greater effect on the Portfolio's performance than it would in a more geographically diversified portfolio. The Portfolio's investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries.

   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

                                                          Risk/return summary  7

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The Portfolio's Service Shares commenced operations on December 31, 1999. The returns shown for the Service Shares for periods prior to December 31, 1999 reflect the historical performance of a different class of shares (the Institutional Shares), restated based on the Service Shares' estimated fees and expenses (ignoring any fee and expense limitations). The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. The table compares the average annual returns for the Service Shares of the Portfolio for the periods indicated to broad-based securities market indices. The indices are unmanaged and are not available for direct investment. All figures assume reinvestment of dividends and distributions.


   MID CAP GROWTH PORTFOLIO - SERVICE SHARES


      Annual returns for periods ended 12/31
                  12.53%     34.19%     123.16%   (31.78)%   (39.59)%   (28.12)%    34.76%     20.48%     12.03%        13.31%
                   1997       1998       1999       2000       2001       2002       2003       2004       2005          2006

      Best Quarter:  4th-1999 58.17%    Worst Quarter:  1st-2001 (32.17)%



                                                             Average annual total return for periods ended 12/31/06
                                                             ------------------------------------------------------
                                                                                                    Since Inception
                                                                   1 year    5 years    10 years       (9/13/93)
          Mid Cap Growth Portfolio - Service Shares                13.31%     8.18%       7.48%         10.68%
          Russell Midcap(R) Growth Index(1)                        10.66%     8.22%       8.62%         10.28%
            (reflects no deduction for fees or expenses)
          S&P MidCap 400 Index(2)                                  10.32%    10.89%      13.47%         13.80%
            (reflects no deduction for fees or expenses)
                                                                   ------------------------------------------------


   (1) The Russell Midcap(R) Growth Index measures the performance of those Russell Midcap(R) companies with higher price-to-book ratios and higher forecasted growth values. The stocks are also members of the Russell 1000(R) Growth Index.
   (2) The S&P MidCap 400 Index is an unmanaged group of 400 domestic stocks chosen for their market size, liquidity, and industry group representation.

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

 8  Janus Aspen Series

GROWTH AND INCOME PORTFOLIO

   Growth and Income Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments. Although the Portfolio may also emphasize some degree of income, it is not designed for investors who desire a certain level of income.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   GROWTH AND INCOME PORTFOLIO seeks long-term capital growth and current income.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio will notify you in writing at least 60 days before making any such change. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio pursues its investment objective by normally emphasizing investments in common stocks. The Portfolio will normally invest up to 75% of its assets in equity securities selected primarily for their growth potential, and at least 25% of its assets in securities the portfolio manager believes have income potential. Equity securities may make up part or all of this income component if they currently pay dividends or the portfolio manager believes they have potential for increasing or commencing dividend payments. All or part of the Portfolio's income component may consist of structured securities such as equity-linked structured notes. The Portfolio is not designed for investors who need consistent income, and the Portfolio's investment strategies could result in significant fluctuations of income.

   The portfolio manager applies a "bottom up" approach in choosing investments. In other words, the portfolio manager looks at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio manager is unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.

   Within the parameters of its specific investment policies, the Portfolio may invest without limit in foreign equity and debt securities, which may include investments in emerging markets.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices. "Value" stocks may perform differently from the market as a whole and other types of stocks, and can continue to be undervalued by the market for long periods of time.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.


   The income component of the Portfolio's holdings may include fixed-income securities. A fundamental risk of fixed-income securities is that their value will generally fall if interest rates rise. Since the value of a fixed-income portfolio will generally decrease when interest rates rise, the Portfolio's NAV may likewise decrease. Another fundamental risk associated with fixed-income securities is credit risk, which is the risk that an issuer of a bond will be unable to make principal and interest payments when due. Equity-linked structured notes may be more volatile and less liquid than other types of fixed-income securities. Such securities may have no guaranteed return of principal and may exhibit price behavior that does not correlate with other fixed-income securities.


                                                          Risk/return summary  9

   The Portfolio may have significant exposure to foreign markets, including emerging markets, that can be more volatile than the U.S. markets. As a result, its returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. A market swing in one or more countries or regions where the Portfolio has invested a significant amount of its assets may have a greater effect on the Portfolio's performance than it would in a more geographically diversified portfolio. The Portfolio's investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries. As of December 31, 2006, approximately 6.6% of the Portfolio's investments were in emerging markets.


   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

 10  Janus Aspen Series

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The Portfolio's Service Shares commenced operations on December 31, 1999. The returns shown for the Service Shares for periods prior to December 31, 1999 reflect the historical performance of a different class of shares (the Institutional Shares), restated based on the Service Shares' estimated fees and expenses (ignoring any fee and expense limitations). The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. The table compares the average annual returns for the Service Shares of the Portfolio for the periods indicated to broad-based securities market indices. The indices are unmanaged and are not available for direct investment. All figures assume reinvestment of dividends and distributions.


   GROWTH AND INCOME PORTFOLIO - SERVICE SHARES


      Annual returns for periods ended 12/31
                  73.09%    (14.31)%   (13.58)%   (21.77)%    23.60%     11.32%     12.40%         7.78%
                   1999       2000       2001       2002       2003       2004       2005          2006

      Best Quarter:  4th-1999 37.51%    Worst Quarter:  3rd-2002 (16.67)%



                                                     Average annual total return for periods ended 12/31/06
                                                     ------------------------------------------------------
                                                                                            Since Inception
                                                                       1 year    5 years       (5/1/98)
          Growth and Income Portfolio - Service Shares                  7.78%     5.45%          8.35%
          S&P 500(R) Index(1)                                          15.80%     6.19%          4.38%
            (reflects no deduction for fees or expenses)
          Russell 1000(R) Growth Index(2)                               9.07%     2.69%          1.24%
            (reflects no deduction for fees or expenses)
                                                                       ------------------------------------


   (1) The S&P 500(R) Index is the Standard & Poor's Composite Index of 500 stocks, a widely recognized, unmanaged index of common stock prices.
   (2) The Russell 1000(R) Growth Index measures the performance of those Russell 1000(R) companies with higher price-to-book ratios and higher forecasted growth values.

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                         Risk/return summary  11

FUNDAMENTAL EQUITY PORTFOLIO

   Fundamental Equity Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   FUNDAMENTAL EQUITY PORTFOLIO seeks long-term growth of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio has a policy of investing at least 80% of its net assets in the type of securities suggested by its name, as described below. The Portfolio will notify you in writing at least 60 days before making any changes to this policy. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio pursues its investment objective by investing, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for investment purposes, in equity securities selected for their growth potential. Eligible equity securities in which the Portfolio may invest include:

     - domestic and foreign common stocks;
     - preferred stocks;
     - securities convertible into common stocks or preferred stocks, such as convertible preferred stocks, bonds, and debentures; and
     - other securities with equity characteristics.

   The Portfolio may invest in companies of any size.

   For the Portfolio's 80% investment policy, assets are measured at the time of purchase.

   The portfolio manager applies a "bottom up" approach in choosing investments. In other words, the portfolio manager looks at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio manager is unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.

   Within the parameters of its specific investment policies, the Portfolio may invest without limit in foreign equity and debt securities, which may include investments in emerging markets.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.


   The Portfolio may have significant exposure to foreign markets, including emerging markets, that can be more volatile than the U.S. markets. As a result, its returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. A market swing in one or more countries or regions where the Portfolio has invested a significant amount of its assets may have a greater effect on the


 12  Janus Aspen Series

   Portfolio's performance than it would in a more geographically diversified portfolio. The Portfolio's investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries.

   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

                                                         Risk/return summary  13

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The Portfolio's Service Shares commenced operations on December 31, 1999. The returns shown for the Service Shares for periods prior to December 31, 1999 reflect the historical performance of a different class of shares (the Institutional Shares), restated based on the Service Shares' estimated fees and expenses (ignoring any fee and expense limitations). The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. For certain periods, the Portfolio's performance reflects the effect of expense waivers. Without the effect of these expense waivers, the performance shown would have been lower. The table compares the average annual returns for the Service Shares of the Portfolio for the periods indicated to broad-based securities market indices. The indices are unmanaged and are not available for direct investment. All figures assume reinvestment of dividends and distributions.


   FUNDAMENTAL EQUITY PORTFOLIO - SERVICE SHARES


      Annual returns for periods ended 12/31
                  45.99%     40.39%     (8.24)%   (12.04)%   (18.45)%    25.08%     13.22%     15.35%         9.69%
                   1998       1999       2000       2001       2002       2003       2004       2005          2006

      Best Quarter:  4th-1998 28.47%    Worst Quarter:  3rd-2002 (15.40)%



                                                     Average annual total return for periods ended 12/31/06
                                                     ------------------------------------------------------
                                                                                            Since Inception
                                                                       1 year    5 years       (5/1/97)
          Fundamental Equity Portfolio - Service Shares                 9.69%     7.88%         12.96%
          S&P 500(R) Index(1)                                          15.80%     6.19%          7.82%
            (reflects no deduction for fees or expenses)
          Russell 1000(R) Growth Index(2)                               9.07%     2.69%          4.90%
            (reflects no deduction for fees or expenses)
                                                                       ------------------------------------


   (1) The S&P 500(R) Index is the Standard & Poor's Composite Index of 500 stocks, a widely recognized, unmanaged index of common stock prices.
   (2) The Russell 1000(R) Growth Index measures the performance of those Russell 1000(R) companies with higher price-to-book ratios and higher forecasted growth values.

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

 14  Janus Aspen Series

BALANCED PORTFOLIO

   Balanced Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments. Although the Portfolio may also emphasize some degree of income, it is not designed for investors who desire a certain level of income.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   BALANCED PORTFOLIO seeks long-term capital growth, consistent with preservation of capital and balanced by current income.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio will notify you in writing at least 60 days before making any such change. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio pursues its investment objective by normally investing 50-60% of its assets in equity securities selected primarily for their growth potential and 40-50% of its assets in securities selected primarily for their income potential. The Portfolio normally invests at least 25% of its assets in fixed-income senior securities.

   The portfolio managers apply a "bottom up" approach in choosing investments. In other words, the portfolio managers look at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio managers are unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.

   Within the parameters of its specific investment policies, the Portfolio may invest without limit in foreign equity and debt securities, which may include investments in emerging markets. The Portfolio will limit its investment in high-yield/high-risk bonds (also called "junk" bonds) to 35% or less of its net assets.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in a balanced portfolio, including common stocks and bonds. Common stocks tend to be more volatile than many other investment choices.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.

   The income component of the Portfolio's holdings includes fixed-income securities. A fundamental risk of fixed-income securities is that their value will generally fall if interest rates rise. Since the value of a fixed-income portfolio will generally decrease when interest rates rise, the Portfolio's NAV may likewise decrease. Another fundamental risk associated with fixed-income securities is credit risk, which is the risk that an issuer of a bond will be unable to make principal and interest payments when due.


   The Portfolio may have significant exposure to foreign markets, including emerging markets, that can be more volatile than the U.S. markets. As a result, its returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. A market swing in one or more countries or regions where the Portfolio has invested a significant amount of its assets may have a greater effect on the


                                                         Risk/return summary  15

   Portfolio's performance than it would in a more geographically diversified portfolio. The Portfolio's investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries.

   To the extent the Portfolio invests in high-yield/high-risk bonds, returns and NAV may be affected by factors such as economic changes, political changes, or developments specific to the company that issued the bond.

   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

 16  Janus Aspen Series

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The Portfolio's Service Shares commenced operations on December 31, 1999. The returns shown for the Service Shares for periods prior to December 31, 1999 reflect the historical performance of a different class of shares (the Institutional Shares), restated based on the Service Shares' estimated fees and expenses (ignoring any fee and expense limitations). The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. The table compares the average annual returns for the Service Shares of the Portfolio for the periods indicated to broad-based securities market indices. The indices are unmanaged and are not available for direct investment. All figures assume reinvestment of dividends and distributions.


   BALANCED PORTFOLIO - SERVICE SHARES


      Annual returns for periods ended 12/31
                  21.96%     34.03%     26.03%     (1.37)%    (4.90)%    (6.67)%    13.72%      8.29%      7.62%        10.41%
                   1997       1998       1999       2000       2001       2002       2003       2004       2005          2006

      Best Quarter:  4th-1998 20.26%    Worst Quarter:  3rd-2001 (5.91)%



                                                              Average annual total return for periods ended 12/31/06
                                                              ------------------------------------------------------
                                                                                                     Since Inception
                                                                    1 year    5 years    10 years       (9/13/93)
          Balanced Portfolio - Service Shares                       10.41%     6.44%      10.19%         11.30%
          S&P 500(R) Index(1)                                       15.80%     6.19%       8.42%         10.81%
            (reflects no deduction for fees or expenses)
          Lehman Brothers Government/Credit Index(2)                 3.78%     5.17%       6.26%          5.93%
            (reflects no deduction for fees or expenses)
          Balanced Index(3)                                         10.28%     6.00%       7.80%          8.88%
            (reflects no deduction for fees or expenses)
                                                                    ------------------------------------------------


   (1) The S&P 500(R) Index is the Standard & Poor's Composite Index of 500 stocks, a widely recognized, unmanaged index of common stock prices.
   (2) The Lehman Brothers Government/Credit Index is composed of all bonds that are of investment grade with at least one year until maturity.
   (3) The Balanced Index is a hypothetical combination of unmanaged indices. This internally calculated index combines the total returns from the S&P 500(R) Index (55%) and the Lehman Brothers Government/Credit Index (45%).

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                         Risk/return summary  17

JANUS ASPEN INTECH RISK-MANAGED GROWTH PORTFOLIO

   Risk-Managed Growth Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   RISK-MANAGED GROWTH PORTFOLIO seeks long-term growth of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio will notify you in writing at least 60 days before making any such change. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio invests primarily in common stocks from the universe of the Portfolio's benchmark index, which is the Russell 1000(R) Growth Index. Stocks are selected for their potential contribution to the long-term growth of capital, utilizing INTECH's mathematical investment process.

   The Portfolio pursues its investment objective by applying a mathematical investment process to construct an investment portfolio from the universe of common stocks within its benchmark index. The goal of this process is to build a portfolio of stocks in a more efficient combination than the benchmark index. The process seeks to capitalize on the natural volatility of the market by searching for stocks within the index that have high relative volatility (providing the potential for excess returns) but that essentially move in opposite directions or have low correlation to each other (providing the potential for lower relative risk). By constructing the portfolio in this manner and continually rebalancing the portfolio to maintain potentially more efficient weightings, INTECH's mathematical investment process seeks to create a portfolio that produces returns in excess of its benchmark with an equal or lesser amount of risk.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.

   The proprietary mathematical investment process used by INTECH may not achieve the desired results. Additionally, the rebalancing techniques used by INTECH may result in a higher portfolio turnover rate and related expenses compared to a "buy and hold" fund strategy. There is a risk that if INTECH's method of identifying stocks with higher volatility than the benchmark or its method of identifying stocks that tend to move in the same or opposite direction relative to each other (correlation) does not result in selecting stocks with continuing volatility or the expected correlation, the Portfolio may not outperform the benchmark index.

   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

 18  Janus Aspen Series

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. For certain periods, the Portfolio's performance reflects the effect of expense waivers. Without the effect of these expense waivers, the performance shown would have been lower. The table compares the average annual returns for the Service Shares of the Portfolio for the periods indicated to a broad-based securities market index. The index is unmanaged and is not available for direct investment. All figures assume reinvestment of dividends and distributions.


   RISK-MANAGED GROWTH PORTFOLIO - SERVICE SHARES


      Annual returns for periods ended 12/31
                                                   12.00%      6.89%        6.31%
                                                    2004       2005          2006

      Best Quarter:  4th-2004 8.92%    Worst Quarter:  2nd-2006 (4.69)%



                                          Average annual total return for periods ended 12/31/06
                                          ------------------------------------------------------
                                                                                 Since Inception
                                                                       1 year       (1/2/03)
          Risk-Managed Growth Portfolio - Service Shares               6.31%         12.39%
          Russell 1000(R) Growth Index(1)                              9.07%         11.25%
            (reflects no deduction for fees or expenses)
                                                                       -------------------------


   (1) The Russell 1000(R) Growth Index measures the performance of those Russell 1000(R) companies with higher price-to-book ratios and higher forecasted growth values.

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                         Risk/return summary  19

JANUS ASPEN INTECH RISK-MANAGED CORE PORTFOLIO

   Risk-Managed Core Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   RISK-MANAGED CORE PORTFOLIO seeks long-term growth of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio will notify you in writing at least 60 days before making any such change. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio invests primarily in common stocks from the universe of the Portfolio's benchmark index, which is the S&P 500(R) Index. Stocks are selected for their potential contribution to the long-term growth of capital, utilizing INTECH's mathematical investment process.

   The Portfolio pursues its investment objective by applying a mathematical investment process to construct an investment portfolio from the universe of common stocks within its benchmark index. The goal of this process is to build a portfolio of stocks in a more efficient combination than the benchmark index. The process seeks to capitalize on the natural volatility of the market by searching for stocks within the index that have high relative volatility (providing the potential for excess returns) but that essentially move in opposite directions or have low correlation to each other (providing the potential for lower relative risk). By constructing the portfolio in this manner and continually rebalancing the portfolio to maintain potentially more efficient weightings, INTECH's mathematical investment process seeks to create a portfolio that produces returns in excess of its benchmark with an equal or lesser amount of risk.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.

   The proprietary mathematical investment process used by INTECH may not achieve the desired results. Additionally, the rebalancing techniques used by INTECH may result in a higher portfolio turnover rate and related expenses compared to a "buy and hold" fund strategy. There is a risk that if INTECH's method of identifying stocks with higher volatility than the benchmark or its method of identifying stocks that tend to move in the same or opposite direction relative to each other (correlation) does not result in selecting stocks with continuing volatility or the expected correlation, the Portfolio may not outperform the benchmark index.

   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

 20  Janus Aspen Series

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. For certain periods, the Portfolio's performance reflects the effect of expense waivers. Without the effect of these expense waivers, the performance shown would have been lower. The table compares the average annual returns for the Service Shares of the Portfolio for the periods indicated to a broad-based securities market index. The index is unmanaged and is not available for direct investment. All figures assume reinvestment of dividends and distributions.


   RISK-MANAGED CORE PORTFOLIO - SERVICE SHARES


      Annual returns for periods ended 12/31
                                                   17.55%     10.92%        10.77%
                                                    2004       2005          2006

      Best Quarter:  4th-2004 9.48%    Worst Quarter:  2nd-2006 (2.64)%



                                          Average annual total return for periods ended 12/31/06
                                          ------------------------------------------------------
                                                                                 Since Inception
                                                                       1 year       (1/2/03)
          Risk-Managed Core Portfolio - Service Shares                 10.77%        15.91%
          S&P 500(R) Index(1)                                          15.80%        13.83%
            (reflects no deduction for fees or expenses)
                                                                       -------------------------


   (1) The S&P 500(R) Index is the Standard & Poor's Composite Index of 500 stocks, a widely recognized, unmanaged index of common stock prices.

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                         Risk/return summary  21

MID CAP VALUE PORTFOLIO

   Mid Cap Value Portfolio (the "Portfolio") is designed for long-term investors who primarily seek capital appreciation and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   MID CAP VALUE PORTFOLIO seeks capital appreciation.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio has a policy of investing at least 80% of its net assets in the type of securities suggested by its name, as described below. The Portfolio will notify you in writing at least 60 days before making any changes to this policy. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES


   The Portfolio pursues its investment objective by investing primarily in common stocks selected for their capital appreciation potential. The Portfolio primarily invests in the common stocks of mid-sized companies whose stock prices the portfolio managers believe to be undervalued. The Portfolio invests, under normal circumstances, at least 80% of its assets plus the amount of any borrowings for investment purposes, in equity securities of companies whose market capitalization falls, at the time of purchase, within the 12-month average of the capitalization range of the Russell Midcap(R) Value Index. This average is updated monthly. The market capitalizations within the index will vary, but as of March 31, 2007, they ranged from approximately $1.2 billion to $21.8 billion.


   For the Portfolio's 80% investment policy, assets are measured at the time of purchase.

   The Portfolio focuses on companies that have fallen out of favor with the market or that appear to be temporarily misunderstood by the investment community. To a lesser degree, the Portfolio also invests in companies that demonstrate special situations or turnarounds, meaning companies that have experienced significant business problems but are believed to have favorable prospects for recovery. The Portfolio's portfolio managers generally look for companies with:

   - a low price relative to their assets, earnings, cash flow, or business franchise
   - products and services that give them a competitive advantage
   - quality balance sheets and strong management

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices. "Value" stocks may perform differently from the market as a whole and other types of stocks, and can continue to be undervalued by the market for long periods of time.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases or if the portfolio managers' belief about a company's intrinsic worth is incorrect. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.

   The Portfolio's share price may fluctuate more than that of funds primarily invested in large companies. Mid-sized companies may pose greater market, liquidity, and information risks because of narrow product lines, limited financial

 22  Janus Aspen Series
   resources, less depth in management, or a limited trading market for their stocks. The Portfolio's investments may often be focused in a small number of business sectors, which may pose greater market and liquidity risks.

   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. For certain periods, the Portfolio's performance reflects the effect of expense waivers. Without the effect of these expense waivers, the performance shown would have been lower. The table compares the average annual returns for the Service Shares of the Portfolio for the periods indicated to a broad-based securities market index. The index is unmanaged and is not available for direct investment. All figures assume reinvestment of dividends and distributions.


   MID CAP VALUE PORTFOLIO - SERVICE SHARES


      Annual returns for periods ended 12/31
                                             36.24%     17.79%      9.93%        15.06%
                                              2003       2004       2005          2006

      Best Quarter:  2nd-2003 17.23%    Worst Quarter:  1st-2003 (6.00)%



                                          Average annual total return for periods ended 12/31/06
                                          ------------------------------------------------------
                                                                                 Since Inception
                                                                       1 year      (12/31/02)
          Mid Cap Value Portfolio - Service Shares                     15.06%        19.36%
          Russell Midcap(R) Value Index(1)                             20.22%        23.32%
            (reflects no deduction for fees or expenses)
                                                                       -------------------------


   (1) The Russell Midcap(R) Value Index measures the performance of those Russell Midcap(R) companies with lower price-to-book ratios and lower forecasted growth values. The stocks are also members of the Russell 1000(R) Value Index.

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                         Risk/return summary  23

SMALL COMPANY VALUE PORTFOLIO

   Small Company Value Portfolio (the "Portfolio") is designed for long-term investors who primarily seek capital appreciation and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   SMALL COMPANY VALUE PORTFOLIO seeks capital appreciation.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio has a policy of investing at least 80% of its net assets in the type of securities suggested by its name, as described below. The Portfolio will notify you in writing at least 60 days before making any changes to this policy. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES


   The Portfolio pursues its investment objective by investing primarily in common stocks selected for their capital appreciation potential. The Portfolio primarily invests in the common stocks of small companies whose stock prices are believed to be undervalued by the portfolio manager. The Portfolio invests, under normal circumstances, at least 80% of its assets plus the amount of any borrowings for investment purposes, in equity securities of small companies whose market capitalization, at the time of initial purchase, is less than the 12-month average of the maximum market capitalization for companies included in the Russell 2000(R) Value Index. This average is updated monthly. The market capitalizations within the index will vary, but as of March 31, 2007, they ranged from approximately $81.0 million to $3.8 billion.


   For the Portfolio's 80% investment policy, assets are measured at the time of purchase.

   The Portfolio uses fundamental analysis and proprietary valuation models to select a holding of stocks for the Portfolio. The Portfolio's portfolio manager generally looks for companies:

   - that have reasonably solid fundamentals
   - whose stocks are trading at a discount relative to their intrinsic investment value based on their assets, earnings, cash flow, or franchise values

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices. "Value" stocks may perform differently from the market as a whole and other types of stocks, and can continue to be undervalued by the market for long periods of time.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases or if the portfolio manager's belief about a company's intrinsic worth is incorrect. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.

   The Portfolio's share price may fluctuate more than that of funds primarily invested in large or mid-sized companies. Small company securities may underperform as compared to the securities of larger companies. They may also pose greater market, liquidity, and information risks because of narrow product lines, limited financial resources, less depth in management, or a limited trading market for their stocks.

 24  Janus Aspen Series

   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. For certain periods, the Portfolio's performance reflects the effect of expense waivers. Without the effect of these expense waivers, the performance shown would have been lower. The table compares the average annual returns for the Service Shares of the Portfolio for the periods indicated to a broad-based securities market index. The index is unmanaged and is not available for direct investment. All figures assume reinvestment of dividends and distributions.


   SMALL COMPANY VALUE PORTFOLIO - SERVICE SHARES


      Annual returns for periods ended 12/31
                                             43.15%     18.16%      3.49%        21.87%
                                              2003       2004       2005          2006

      Best Quarter:  2nd-2003 19.82%    Worst Quarter:  2nd-2006 (4.46)%



                                          Average annual total return for periods ended 12/31/06
                                          ------------------------------------------------------
                                                                                 Since Inception
                                                                       1 year      (12/31/02)
          Small Company Value Portfolio - Service Shares               21.87%        20.59%
          Russell 2000(R) Value Index(1)                               23.48%        23.26%
            (reflects no deduction for fees or expenses)
                                                                       -------------------------


   (1) The Russell 2000(R) Value Index measures the performance of those Russell 2000(R) companies with lower price-to-book ratios and lower forecasted growth values.

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                         Risk/return summary  25

WORLDWIDE GROWTH PORTFOLIO

   Worldwide Growth Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   WORLDWIDE GROWTH PORTFOLIO seeks long-term growth of capital in a manner consistent with the preservation of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio will notify you in writing at least 60 days before making any such change. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio pursues its investment objective by investing primarily in common stocks of companies of any size located throughout the world. The Portfolio normally invests in issuers from several different countries, including the United States. The Portfolio may, under unusual circumstances, invest in a single country. The Portfolio may have significant exposure to emerging markets.

   The portfolio manager applies a "bottom up" approach in choosing investments. In other words, the portfolio manager looks at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio manager is unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.

   Within the parameters of its specific investment policies, the Portfolio may invest without limit in foreign equity and debt securities, which may include investments in emerging markets.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.


   The Portfolio normally has significant exposure to foreign markets, including emerging markets, that can be more volatile than the U.S. markets. As a result, its returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. A market swing in one or more countries or regions where the Portfolio has invested a significant amount of its assets may have a greater effect on the Portfolio's performance than it would in a more geographically diversified portfolio. The Portfolio's investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries. As of December 31, 2006, approximately 3.2% of the Portfolio's investments were in emerging markets.


   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

 26  Janus Aspen Series

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The Portfolio's Service Shares commenced operations on December 31, 1999. The returns shown for the Service Shares for periods prior to December 31, 1999 reflect the historical performance of a different class of shares (the Institutional Shares), restated based on the Service Shares' estimated fees and expenses (ignoring any fee and expense limitations). The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. The table compares the average annual returns for the Service Shares of the Portfolio for the periods indicated to a broad-based securities market index. The index is unmanaged and is not available for direct investment. All figures assume reinvestment of dividends and distributions.


   WORLDWIDE GROWTH PORTFOLIO - SERVICE SHARES


      Annual returns for periods ended 12/31
                  21.91%     28.71%     63.49%    (15.99)%   (22.62)%   (25.71)%    23.68%      4.53%      5.57%        17.94%
                   1997       1998       1999       2000       2001       2002       2003       2004       2005          2006

      Best Quarter:  4th-1999 41.62%    Worst Quarter:  3rd-2001 (20.50)%



                                                              Average annual total return for periods ended 12/31/06
                                                              ------------------------------------------------------
                                                                                                     Since Inception
                                                                    1 year    5 years    10 years       (9/13/93)
          Worldwide Growth Portfolio - Service Shares               17.94%     3.64%      7.15%          10.85%
          Morgan Stanley Capital International World Index(SM)(1)   20.07%     9.97%      7.64%           8.68%
            (reflects no deduction for fees or expenses)
                                                                    ------------------------------------------------



   (1) The Morgan Stanley Capital International World Index(SM) is a market capitalization weighted index composed of companies representative of the market structure of developed market countries in North America, Europe, and the Asia/Pacific Region. The index includes reinvestment of dividends, net of foreign withholding taxes.


   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                         Risk/return summary  27

INTERNATIONAL GROWTH PORTFOLIO

   International Growth Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   INTERNATIONAL GROWTH PORTFOLIO seeks long-term growth of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio has a policy of investing at least 80% of its net assets in the type of securities suggested by its name, as described below. The Portfolio will notify you in writing at least 60 days before making any changes to this policy. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio invests, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for investment purposes, in securities of issuers from countries outside of the United States. The Portfolio normally invests in securities of issuers from several different countries, excluding the United States. Although the Portfolio intends to invest substantially all of its assets in issuers located outside the United States, it may at times invest in U.S. issuers, and it may, under unusual circumstances, invest all of its assets in a single country. The Portfolio may have significant exposure to emerging markets.

   For the Portfolio's 80% investment policy, assets are measured at the time of purchase.

   The portfolio manager applies a "bottom up" approach in choosing investments. In other words, the portfolio manager looks at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio manager is unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.

   Within the parameters of its specific investment policies, the Portfolio may invest without limit in foreign equity and debt securities, which may include investments in emerging markets.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.


   The Portfolio normally has significant exposure to foreign markets, including emerging markets, that can be more volatile than the U.S. markets. As a result, its returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. A market swing in one or more countries or regions where the Portfolio has invested a significant amount of its assets may have a greater effect on the Portfolio's performance than it would in a more geographically diversified portfolio. The Portfolio's investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries. As of December 31, 2006, approximately 34.0% of the Portfolio's investments were in emerging markets.


   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

 28  Janus Aspen Series

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The Portfolio's Service Shares commenced operations on December 31, 1999. The returns shown for the Service Shares for periods prior to December 31, 1999 reflect the historical performance of a different class of shares (the Institutional Shares), restated based on the Service Shares' estimated fees and expenses (ignoring any fee and expense limitations). The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. The table compares the average annual returns for the Service Shares of the Portfolio for the periods indicated to broad-based securities market indices. The indices are unmanaged and are not available for direct investment. All figures assume reinvestment of dividends and distributions.


                                                         Risk/return summary  29

   INTERNATIONAL GROWTH PORTFOLIO - SERVICE SHARES


      Annual returns for periods ended 12/31
                  18.36%     16.88%     79.52%    (16.14)%   (23.43)%   (25.76)%    34.53%     18.69%     31.94%        46.63%
                   1997       1998       1999       2000       2001       2002       2003       2004       2005          2006

      Best Quarter:  4th-1999 56.24%    Worst Quarter:  3rd-2001 (20.44)%



                                                             Average annual total return for periods ended 12/31/06
                                                             ------------------------------------------------------
                                                                                                    Since Inception
                                                                   1 year    5 years    10 years       (5/2/94)
          International Growth Portfolio - Service Shares          46.63%    18.06%      13.85%         15.32%
          Morgan Stanley Capital International EAFE(R) Index(1)    26.34%    14.98%       7.71%          7.42%
            (reflects no deduction for fees or expenses)
          Morgan Stanley Capital International All Country World   26.65%    16.42%        N/A           8.35%(3)
            ex-U.S. Index(SM)(2) (reflects no deduction for fees
               or expenses)
          Morgan Stanley Capital International EAFE(R) Growth
            Index(4)                                               22.33%    12.27%       5.07%          5.06%(5)
            (reflects no deduction for fees or expenses)
                                                                   ------------------------------------------------


   (1) The Morgan Stanley Capital International ("MSCI") EAFE(R) (Europe, Australasia, Far East) Index is a free float-adjusted market capitalization weighted index designed to measure developed market equity performance. The MSCI EAFE(R) Index is composed of companies representative of the market structure of developed market countries. The index includes reinvestment of dividends, net of foreign withholding taxes.

   (2) Effective June 30, 2006, International Growth Portfolio changed its secondary benchmark from the MSCI EAFE(R) Growth Index to the MSCI All Country World ex-U.S. Index(SM). The new secondary benchmark provides a more appropriate representation of the Portfolio's investments. The MSCI All Country World ex-U.S. Index(SM) is an unmanaged, free float-adjusted, market capitalization weighted index composed of stocks of companies located in countries throughout the world, excluding the United States. It is designed to measure equity market performance in global developed and emerging markets outside the United States. The index includes reinvestment of dividends, net of foreign withholding taxes.


   (3) The average annual total return was calculated based on historical information from December 31, 1998 to December 31, 2006 for the MSCI All Country World ex-U.S. Index(SM).


   (4) The MSCI EAFE(R) Growth Index is a subset of the MSCI EAFE(R) Index and contains constituents of the MSCI EAFE(R) Index, which are categorized as growth securities. The index includes reinvestment of dividends, net of foreign withholding taxes.


   (5) The average annual total return was calculated based on historical information from April 30, 1994 to December 31, 2006 for the MSCI EAFE(R) Growth Index.


   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

 30  Janus Aspen Series

FOREIGN STOCK PORTFOLIO

   Foreign Stock Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   FOREIGN STOCK PORTFOLIO seeks long-term growth of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio has a policy of investing at least 80% of its net assets in the type of securities suggested by its name, as described below. The Portfolio will notify you in writing at least 60 days before making any changes to this policy. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio pursues its investment objective by investing, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for investment purposes, in stocks of issuers located in several different countries, excluding the United States. Although the Portfolio intends to invest substantially all of its assets in issuers located outside the United States, it may at times invest in U.S. issuers, and it may, under unusual circumstances, invest all of its assets in a single country. The Portfolio emphasizes investments in companies the portfolio manager believes are undervalued relative to their intrinsic worth. The Portfolio may have significant exposure to emerging markets.

   The portfolio manager emphasizes investments in companies with an attractive price/free cash flow, which is the relationship between the price of a stock and the company's available cash from operations, minus capital expenditures. The portfolio manager will typically seek attractively valued companies that are improving their free cash flow and returns on invested capital. These companies may also include special situations companies that are experiencing management changes and/or are temporarily out of favor.

   For the Portfolio's 80% investment policy, assets are measured at the time of purchase.

   The portfolio manager applies a "bottom up" approach in choosing investments. In other words, the portfolio manager looks at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio manager is unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.

   Within the parameters of its specific investment policies, the Portfolio may invest without limit in foreign equity and debt securities, which may include investments in emerging markets.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices. "Value" stocks may perform differently from the market as a whole and other types of stocks, and can continue to be undervalued by the market for long periods of time.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases or if the portfolio manager's belief about a company's intrinsic worth is incorrect. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.

                                                         Risk/return summary  31

   The Portfolio is classified as nondiversified. As a result, a single security's increase or decrease in value may have a greater impact on the Portfolio's NAV and total return. Although the Portfolio may ordinarily satisfy the requirements for a diversified portfolio and has operated as diversified, its nondiversified classification gives the portfolio manager more flexibility to hold larger positions in a smaller number of securities than a portfolio that is classified as diversified.



   The Portfolio normally has significant exposure to foreign markets, including emerging markets, that can be more volatile than the U.S. markets. As a result, its returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. A market swing in one or more countries or regions where the Portfolio has invested a significant amount of its assets may have a greater effect on the Portfolio's performance than it would in a more geographically diversified portfolio. The Portfolio's investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries. As of December 31, 2006, approximately 1.8% of the Portfolio's investments were in emerging markets.


   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

 32  Janus Aspen Series

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. For certain periods, the Portfolio's performance reflects the effect of expense waivers. Without the effect of these expense waivers, the performance shown would have been lower. The table compares the average annual returns for the Service Shares of the Portfolio for the periods indicated to a broad-based securities market index. The index is unmanaged and is not available for direct investment. All figures assume reinvestment of dividends and distributions.


   FOREIGN STOCK PORTFOLIO - SERVICE SHARES


      Annual returns for periods ended 12/31
                                      (13.37)%    33.39%     18.22%      6.24%        18.06%
                                        2002       2003       2004       2005          2006

      Best Quarter:  2nd-2003 21.91%    Worst Quarter:  3rd-2002 (18.96)%



                                                     Average annual total return for periods ended 12/31/06
                                                     ------------------------------------------------------
                                                                                            Since Inception
                                                                       1 year    5 years       (5/1/01)
          Foreign Stock Portfolio - Service Shares                     18.06%    11.37%         10.91%
          Morgan Stanley Capital International EAFE(R) Index(1)        26.34%    14.98%          9.69%
            (reflects no deduction for fees or expenses)
                                                                       ------------------------------------


   (1) The Morgan Stanley Capital International ("MSCI") EAFE(R) (Europe, Australasia, Far East) Index is a free float-adjusted market capitalization weighted index designed to measure developed market equity performance. The MSCI EAFE(R) Index is composed of companies representative of the market structure of developed market countries. The index includes reinvestment of dividends, net of foreign withholding taxes.

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                         Risk/return summary  33

GLOBAL TECHNOLOGY PORTFOLIO

   Global Technology Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   GLOBAL TECHNOLOGY PORTFOLIO seeks long-term growth of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio has a policy of investing at least 80% of its net assets in the type of securities suggested by its name, as described below. The Portfolio will notify you in writing at least 60 days before making any changes to this policy. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio invests, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for investment purposes, in securities of companies that the portfolio managers believe will benefit significantly from advances or improvements in technology. These companies generally fall into two categories:

   a. companies that the portfolio managers believe have or will develop products, processes, or services that will provide significant technological advancements or improvements; and

   b. companies that the portfolio managers believe rely extensively on technology in connection with their operations or services.

   The Portfolio implements this policy by investing primarily in equity securities of U.S. and foreign companies selected for their growth potential. The Portfolio normally invests in issuers from several different countries, which may include the United States. The Portfolio may, under unusual circumstances, invest in a single country. The Portfolio may have significant exposure to emerging markets.

   For the Portfolio's 80% investment policy, assets are measured at the time of purchase.

   The portfolio managers apply a "bottom up" approach in choosing investments. In other words, the portfolio managers look at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio managers are unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.

   Within the parameters of its specific investment policies, the Portfolio may invest without limit in foreign equity and debt securities, which may include investments in emerging markets.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.

 34  Janus Aspen Series

   The Portfolio normally has significant exposure to foreign markets, including emerging markets, that can be more volatile than the U.S. markets. As a result, its returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. A market swing in one or more countries or regions where the Portfolio has invested a significant amount of its assets may have a greater effect on the Portfolio's performance than it would in a more geographically diversified portfolio. The Portfolio's investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries. As of December 31, 2006, approximately 9.1% of the Portfolio's investments were in emerging markets.


   Although the Portfolio does not concentrate its investments in specific industries, it may invest in companies related in such a way that they react similarly to certain market pressures. For example, competition among technology companies may result in increasingly aggressive pricing of their products and services, which may affect the profitability of companies in the Portfolio. In addition, because of the rapid pace of technological development, products or services developed by companies in the Portfolio may become rapidly obsolete or have relatively short product cycles. As a result, the Portfolio's returns may be considerably more volatile than the returns of a fund that does not invest in similarly related companies.

   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

                                                         Risk/return summary  35

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. For certain periods, the Portfolio's performance reflects the effect of expense waivers. Without the effect of these expense waivers, the performance shown would have been lower. The table compares the average annual returns for the Service Shares of the Portfolio for the periods indicated to broad-based securities market indices. The indices are unmanaged and are not available for direct investment. All figures assume reinvestment of dividends and distributions.


   GLOBAL TECHNOLOGY PORTFOLIO - SERVICE SHARES


      Annual returns for periods ended 12/31
                                (37.31)%   (40.93)%    46.47%      0.57%     11.55%         7.83%
                                  2001       2002       2003       2004       2005          2006

      Best Quarter:  4th-2001 31.19%    Worst Quarter:  3rd-2001 (35.48)%



                                                     Average annual total return for periods ended 12/31/06
                                                     ------------------------------------------------------
                                                                                            Since Inception
                                                                       1 year    5 years       (1/18/00)
          Global Technology Portfolio - Service Shares                  7.83%     0.91%        (11.36)%
          S&P 500(R) Index(1)                                          15.80%     6.19%           1.27%
            (reflects no deduction for fees or expenses)
          Morgan Stanley Capital International World Information
            Technology Index(2)                                         9.31%     1.33%        (10.29)%(3)
            (reflects no deduction for fees or expenses)
                                                                       ------------------------------------


   (1) The S&P 500(R) Index is the Standard & Poor's Composite Index of 500 stocks, a widely recognized, unmanaged index of common stock prices.
   (2) The Morgan Stanley Capital International ("MSCI") World Information Technology Index is a capitalization weighted index that monitors the performance of information technology stocks from developed market countries in North America, Europe, and the Asia/Pacific Region. The index includes reinvestment of dividends, net of foreign withholding taxes.
   (3) The average annual total return was calculated based on historical information from January 31, 2000 to December 31, 2006 for the MSCI World Information Technology Index.

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

 36  Janus Aspen Series

GLOBAL LIFE SCIENCES PORTFOLIO

   Global Life Sciences Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   GLOBAL LIFE SCIENCES PORTFOLIO seeks long-term growth of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio has a policy of investing at least 80% of its net assets in the type of securities suggested by its name, as described below. The Portfolio will notify you in writing at least 60 days before making any changes to this policy. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

   Strategies and policies that are noted as "fundamental" cannot be changed without a shareholder vote.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio invests, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for investment purposes, in securities of companies that the portfolio managers believe have a life science orientation. Generally speaking, the "life sciences" relate to maintaining or improving quality of life. So, for example, companies with a "life science orientation" include companies engaged in research, development, production, or distribution of products or services related to health and personal care, medicine, or pharmaceuticals. The Portfolio implements this policy by investing primarily in equity securities of U.S. and foreign companies selected for their growth potential. The Portfolio normally invests in issuers from several different countries, which may include the United States. The Portfolio may, under unusual circumstances, invest in a single country. As a fundamental policy, the Portfolio normally invests at least 25% of its total assets in the "life sciences" sector, which may include companies in the following industries: health care; pharmaceuticals; agriculture; cosmetics/personal care; and biotechnology. The Portfolio may have significant exposure to emerging markets.

   For the Portfolio's 80% investment policy, assets are measured at the time of purchase.

   The portfolio managers apply a "bottom up" approach in choosing investments. In other words, the portfolio managers look at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio managers are unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.

   Within the parameters of its specific investment policies, the Portfolio may invest without limit in foreign equity and debt securities, which may include investments in emerging markets.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.

                                                         Risk/return summary  37

   The Portfolio normally has significant exposure to foreign markets, including emerging markets, that can be more volatile than the U.S. markets. As a result, its returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. A market swing in one or more countries or regions where the Portfolio has invested a significant amount of its assets may have a greater effect on the Portfolio's performance than it would in a more geographically diversified portfolio. The Portfolio's investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries. As of December 31, 2006, approximately 1.0% of the Portfolio's investments were in emerging markets.


   The Portfolio focuses its investments in related industry groups. Because of this, companies in its portfolio may share common characteristics and react similarly to market developments. For example, many companies with a life science orientation are highly regulated and may be dependent upon certain types of technology. As a result, changes in government funding or subsidies, new or anticipated legislative changes, or technological advances could affect the value of such companies and, therefore, the Portfolio's NAV. The Portfolio's returns may be more volatile than those of a less concentrated portfolio.

   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

 38  Janus Aspen Series

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. For certain periods, the Portfolio's performance reflects the effect of expense waivers. Without the effect of these expense waivers, the performance shown would have been lower. The table compares the average annual returns for the Service Shares of the Portfolio for the periods indicated to broad-based securities market indices. The indices are unmanaged and are not available for direct investment. All figures assume reinvestment of dividends and distributions.


   GLOBAL LIFE SCIENCES PORTFOLIO - SERVICE SHARES


      Annual returns for periods ended 12/31
                                (16.76)%   (29.55)%    26.19%     14.22%     12.33%         6.33%
                                  2001       2002       2003       2004       2005          2006

      Best Quarter:  1st-2006 13.46%    Worst Quarter:  1st-2001 (25.46)%



                                                     Average annual total return for periods ended 12/31/06
                                                     ------------------------------------------------------
                                                                                            Since Inception
                                                                       1 year    5 years       (1/18/00)
          Global Life Sciences Portfolio - Service Shares               6.33%     3.94%         (0.89)%
          S&P 500(R) Index(1)                                          15.80%     6.19%           1.27%
            (reflects no deduction for fees or expenses)
          Morgan Stanley Capital International World Health Care
            Index(2)                                                   10.47%     4.58%           4.64%(3)
            (reflects no deduction for fees or expenses)
                                                                       ------------------------------------


   (1) The S&P 500(R) Index is the Standard & Poor's Composite Index of 500 stocks, a widely recognized, unmanaged index of common stock prices.
   (2) The Morgan Stanley Capital International ("MSCI") World Health Care Index is a capitalization weighted index that monitors the performance of health care stocks from developed market countries in North America, Europe, and the Asia/Pacific Region. The index includes reinvestment of dividends, net of foreign withholding taxes.
   (3) The average annual total return was calculated based on historical information from January 31, 2000 to December 31, 2006 for the MSCI World Health Care Index.

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                         Risk/return summary  39

FLEXIBLE BOND PORTFOLIO

   Flexible Bond Portfolio (the "Portfolio") is designed for long-term investors who primarily seek total return.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   FLEXIBLE BOND PORTFOLIO seeks to obtain maximum total return, consistent with preservation of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio has a policy of investing at least 80% of its net assets in the type of securities suggested by its name, as described below. The Portfolio will notify you in writing at least 60 days before making any changes to this policy. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio pursues its investment objective by primarily investing, under normal circumstances, at least 80% of its assets plus the amount of any borrowings for investment purposes, in bonds. Bonds include, but are not limited to, government bonds, corporate bonds, convertible bonds, mortgage-backed securities, and zero-coupon bonds. The Portfolio will invest at least 65% of its assets in investment grade debt securities and will maintain an average-weighted effective maturity of five to ten years. The Portfolio will limit its investment in high-yield/high-risk bonds to 35% or less of its net assets. This Portfolio generates total return from a combination of current income and capital appreciation, but income is usually the dominant portion.

   For the Portfolio's 80% investment policy, assets are measured at the time of purchase.


   In addition to considering economic factors such as the effect of interest rates on the Portfolio's investments, the portfolio managers apply a "bottom up" approach in choosing investments. This means that the portfolio managers look at income-producing securities one at a time to determine if an income-producing security is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio managers are unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.


MAIN INVESTMENT RISKS

   Although the Portfolio may be less volatile than funds that invest most of their assets in common stocks, the Portfolio's returns and yields will vary, and you could lose money.

   The Portfolio invests in a variety of fixed-income securities. A fundamental risk of these securities is that their value will generally fall if interest rates rise. Since the value of a fixed-income portfolio will generally decrease when interest rates rise, the Portfolio's net asset value ("NAV") will likewise decrease. Another fundamental risk associated with the Portfolio is credit risk or default risk, which is the risk that an issuer will be unable to make principal and interest payments when due.

   The Portfolio will limit its investments in high-yield/high-risk bonds, also known as "junk" bonds, to 35% or less of its net assets. High-yield/high-risk bonds may be sensitive to economic changes, political changes, or adverse developments specific to the company that issued the bond. These bonds generally have a greater credit risk than other types of fixed-income securities and are typically in poor financial health. Because of these factors, the performance and NAV of the Portfolio may vary significantly, depending upon its holdings of high-yield/high-risk bonds.

   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

 40  Janus Aspen Series

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in Flexible Bond Portfolio by showing how the Portfolio's performance has varied over time. The Portfolio's Service Shares commenced operations on December 31, 1999. The returns shown for the Service Shares for periods prior to December 31, 1999 reflect the historical performance of a different class of shares (the Institutional Shares), restated based on the Service Shares' estimated fees and expenses (ignoring any fee and expense limitations). The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses. For certain periods, the Portfolio's performance reflects the effect of expense waivers. Without the effect of these expense waivers, the performance shown would have been lower. The table compares the average annual returns for the Service Shares of the Portfolio for the periods indicated to a broad-based securities market index. The index is unmanaged and is not available for direct investment. All figures assume reinvestment of dividends and distributions.


   FLEXIBLE BOND PORTFOLIO - SERVICE SHARES


      Annual returns for periods ended 12/31
                  11.52%      8.85%      1.30%      6.00%      7.49%     10.16%      6.17%      3.70%      1.76%        3.98%
                   1997       1998       1999       2000       2001       2002       2003       2004       2005          2006

      Best Quarter:  3rd-2002 5.66%    Worst Quarter:  2nd-2004 (2.97)%



                                                               Average annual total return for periods ended 12/31/06
                                                               ------------------------------------------------------
                                                                                                      Since Inception
                                                                     1 year    5 years    10 years       (9/13/93)
          Flexible Bond Portfolio - Service Shares                   3.98%      5.11%      6.04%           6.89%
          Lehman Brothers Aggregate Bond Index(1)                    4.33%      5.06%      6.24%           6.01%
            (reflects no deduction for fees or expenses)
                                                                     ------------------------------------------------


   (1) The Lehman Brothers Aggregate Bond Index is made up of the Lehman Brothers Government/Corporate Bond Index, Mortgage-Backed Securities Index, and Asset-Backed Securities Index, including securities that are of investment grade quality or better, have at least one year to maturity, and have an outstanding par value of at least $100 million.

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                         Risk/return summary  41

FEES AND EXPENSES

   The following table describes the shareholder fees and annual fund operating expenses that you may pay if you buy and hold Shares of the Portfolios. The fees and expenses shown were determined based on net assets as of the fiscal year ended December 31, 2006. Contractual waivers agreed to by Janus Capital, where applicable, are included under "Net Annual Fund Operating Expenses."

   SHAREHOLDER FEES are those paid directly from your investment and may include sales loads, redemption fees, or exchange fees. The Portfolios are no-load investments, so you will generally not pay any shareholder fees when you buy or sell Shares of the Portfolios. However, each variable insurance contract involves fees and expenses not described in this Prospectus. Refer to the accompanying contract prospectus for information regarding contract fees and expenses and any restrictions on purchases or allocations.

   ANNUAL FUND OPERATING EXPENSES are paid out of a Portfolio's assets and include fees for portfolio management, maintenance of shareholder accounts, shareholder servicing, accounting, and other services. You do not pay these fees directly but, as the examples show, these costs are borne indirectly by all shareholders.

 42  Janus Aspen Series

   This table and the examples are designed to assist participants in qualified plans that invest in the Shares of the Portfolios in understanding the fees and expenses that you may pay as an investor in the Shares. OWNERS OF VARIABLE INSURANCE CONTRACTS THAT INVEST IN THE SHARES SHOULD REFER TO THE VARIABLE INSURANCE CONTRACT PROSPECTUS FOR A DESCRIPTION OF FEES AND EXPENSES, AS THE TABLE AND EXAMPLES DO NOT REFLECT DEDUCTIONS AT THE SEPARATE ACCOUNT LEVEL OR CONTRACT LEVEL FOR ANY CHARGES THAT MAY BE INCURRED UNDER A CONTRACT. INCLUSION OF THESE CHARGES WOULD INCREASE THE FEES AND EXPENSES DESCRIBED BELOW.

    ANNUAL FUND OPERATING EXPENSES (DEDUCTED FROM PORTFOLIO ASSETS)(*)
                                               Distribution                Acquired      Total Annual                Net Annual
                                  Management     (12b-1)       Other     Fund(3) Fees   Fund Operating   Expense   Fund Operating
                                   Fees(1)       Fees(2)      Expenses   and Expenses    Expenses(4)     Waivers    Expenses(4)
    GROWTH & CORE
      Large Cap Growth Portfolio    0.64%         0.25%         0.05%        0.00%           0.94%          N/A        0.94%
      Forty Portfolio               0.64%         0.25%         0.06%        0.00%           0.95%          N/A        0.95%
      Mid Cap Growth Portfolio      0.64%         0.25%         0.06%        0.00%           0.95%          N/A        0.95%
      Growth and Income
        Portfolio                   0.62%         0.25%         0.22%        0.01%           1.10%          N/A        1.10%
      Fundamental Equity
        Portfolio                   0.60%         0.25%         1.15%        0.00%           2.00%        0.55%        1.45%
      Balanced Portfolio            0.55%         0.25%         0.03%        0.00%           0.83%          N/A        0.83%
    RISK-MANAGED
      Risk-Managed Growth
        Portfolio                   0.50%         0.25%         1.48%(5)     0.00%           2.23%        0.78%        1.45%
      Risk-Managed Core
        Portfolio(6)                0.50%         0.25%         1.11%(5)     0.00%           1.86%        0.41%        1.45%
    VALUE
      Mid Cap Value Portfolio(6)    0.64%         0.25%         0.41%(5)     0.02%           1.32%        0.00%        1.32%
      Small Company Value
        Portfolio                   0.74%         0.25%         1.20%(5)     0.01%           2.20%        0.50%        1.70%
    INTERNATIONAL & GLOBAL
      Worldwide Growth
        Portfolio(6)                0.60%         0.25%         0.05%        0.00%           0.90%          N/A        0.90%
      International Growth
        Portfolio                   0.64%         0.25%         0.07%        0.00%           0.96%          N/A        0.96%
      Foreign Stock Portfolio       0.64%         0.25%         0.81%        0.02%           1.72%        0.20%        1.52%
    SPECIALTY EQUITY
      Global Technology
        Portfolio                   0.64%         0.25%         0.19%        0.02%           1.10%        0.00%        1.10%
      Global Life Sciences
        Portfolio                   0.64%         0.25%         0.46%        0.00%           1.35%        0.00%        1.35%
    BOND
      Flexible Bond Portfolio       0.55%         0.25%         0.10%        0.00%           0.90%        0.00%        0.90%

    * All expenses are shown without the effect of expense offset arrangements. Pursuant to such arrangements, credits realized as a result of uninvested cash balances are used to reduce custodian and transfer agent expenses.

   (1) The "Management Fee" is the investment advisory fee paid by each Portfolio to Janus Capital.
   (2) Because the 12b-1 fee is charged as an ongoing fee, over time the fee will increase the cost of your investment and may cost you more than paying other types of sales charges.

   (3) "Acquired Fund" means any underlying portfolio in which a Portfolio invests or has invested in during the period. Total Annual Fund Operating Expenses shown may not correlate to each Portfolio's ratio of gross expenses to average net assets appearing in the Financial Highlights tables, which reflect the operating expenses of a Portfolio and does not include Acquired Fund fees and expenses. Amounts less than 0.01%, if applicable, are included in Other Expenses.

   (4) Annual Fund Operating Expenses are stated both with and without contractual expense waivers by Janus Capital. Janus Capital has contractually agreed to waive certain Portfolios' total operating expenses (excluding the distribution and shareholder servicing fee, the administrative services fee applicable to certain Portfolios, brokerage commissions, interest, taxes, and extraordinary expenses) to certain limits until at least May 1, 2008. The expense waivers shown reflect the application of such limits. The expense limits are detailed in the Statement of Additional Information.
   (5) Included in Other Expenses is an administrative services fee of 0.10% of the average daily net assets of the Portfolio to compensate Janus Services LLC for providing, or arranging for the provision of, recordkeeping, subaccounting, and administrative services to retirement or pension plan participants, variable contract owners or other underlying investors investing through institutional channels.

                                                         Risk/return summary  43

   (6) Risk-Managed Core Portfolio, Mid Cap Value Portfolio, and Worldwide Growth Portfolio pay an investment advisory fee rate that may adjust up or down based upon the Portfolio's performance relative to its benchmark index during a measuring period. This fee rate, prior to any performance adjustment, is shown in the table. Any such adjustment to this fee rate commenced January 2007 for Risk-Managed Core Portfolio and February 2007 for Mid Cap Value Portfolio and Worldwide Growth Portfolio, and may increase or decrease the Management Fee rate shown in the table by a variable up to 0.15%, assuming constant assets. The Management Fee rate could be even higher or lower than this range, however, depending on asset fluctuations. Refer to the "Management Expenses" section in this Prospectus for additional information with further description in the Statement of Additional Information. Risk-Managed Core Portfolio and Mid Cap Value Portfolio have entered into an agreement with Janus Capital to limit certain expenses (refer to the "Management Expenses" section in this Prospectus for additional information with further description in the Statement of Additional Information). Because a fee waiver will have a positive effect upon each Portfolio's performance, a fee waiver that is in place during the period when the performance adjustment applies may affect the performance adjustment in a way that is favorable to Janus Capital. It is possible that the cumulative dollar amount of additional compensation ultimately payable to Janus Capital may, under some circumstances, exceed the cumulative dollar amount of management fees waived by Janus Capital.


   EXAMPLES:
   THE FOLLOWING EXAMPLES ARE BASED ON EXPENSES WITHOUT WAIVERS. These examples are intended to help you compare the cost of investing in the Portfolios with the cost of investing in other mutual funds. The examples assume that you invest $10,000 in each Portfolio for the time periods indicated, reinvest all dividends and distributions, and then redeem all of your shares at the end of each period. The examples also assume that your investment has a 5% return each year, and that the Portfolios' operating expenses without waivers remain the same. Since no sales load applies, the results apply whether or not you redeem your investment at the end of each period. Although your actual costs may be higher or lower, based upon these assumptions your costs would be as follows:

                                                              1 Year     3 Years     5 Years     10 Years
                                                              -------------------------------------------
    GROWTH & CORE
      Large Cap Growth Portfolio                               $  96     $    300    $    520    $  1,155
      Forty Portfolio                                          $  97     $    303    $    525    $  1,166
      Mid Cap Growth Portfolio                                 $  97     $    303    $    525    $  1,166
      Growth and Income Portfolio                              $ 112     $    350    $    606    $  1,340
      Fundamental Equity Portfolio                             $ 203     $    627    $  1,078    $  2,327
      Balanced Portfolio                                       $  85     $    265    $    460    $  1,025
    RISK-MANAGED
      Risk-Managed Growth Portfolio                            $ 226     $    697    $  1,195    $  2,565
      Risk-Managed Core Portfolio(1)                           $ 189     $    585    $  1,006    $  2,180
    VALUE
      Mid Cap Value Portfolio(1)                               $ 134     $    418    $    723    $  1,590
      Small Company Value Portfolio                            $ 223     $    688    $  1,180    $  2,534
    INTERNATIONAL & GLOBAL
      Worldwide Growth Portfolio(1)                            $  92     $    287    $    498    $  1,108
      International Growth Portfolio                           $  98     $    306    $    531    $  1,178
      Foreign Stock Portfolio                                  $ 174     $    539    $    928    $  2,019
    SPECIALTY EQUITY
      Global Technology Portfolio                              $ 112     $    350    $    606    $  1,340
      Global Life Sciences Portfolio                           $ 137     $    428    $    739    $  1,624
    BOND
      Flexible Bond Portfolio                                  $  92     $    287    $    498    $  1,108

   (1) The numbers shown do not include the impact of any future potential adjustments to the investment advisory fee as a result of the performance-based investment advisory fee.

 44  Janus Aspen Series

PRINCIPAL INVESTMENT STRATEGIES AND RISKS
--------------------------------------------------------------------------------

   Certain Portfolios have a similar investment objective and similar principal investment strategies to a Janus retail fund:

    GROWTH & CORE
      Large Cap Growth Portfolio                                                 Janus Fund
      Forty Portfolio                                                     Janus Twenty Fund
      Mid Cap Growth Portfolio                                        Janus Enterprise Fund
      Growth and Income Portfolio                              Janus Growth and Income Fund
      Fundamental Equity Portfolio                            Janus Fundamental Equity Fund
      Balanced Portfolio                                                Janus Balanced Fund
    VALUE
      Mid Cap Value Portfolio                                      Janus Mid Cap Value Fund
    INTERNATIONAL & GLOBAL
      Worldwide Growth Portfolio                                       Janus Worldwide Fund
      International Growth Portfolio                                    Janus Overseas Fund
    SPECIALTY EQUITY
      Global Technology Portfolio                              Janus Global Technology Fund
      Global Life Sciences Portfolio                        Janus Global Life Sciences Fund
    BOND
      Flexible Bond Portfolio                                      Janus Flexible Bond Fund

   Although it is anticipated that each Portfolio and its corresponding retail fund will hold similar securities, differences in asset size, cash flow needs, and other factors may result in differences in investment performance. The expenses of each Portfolio and its corresponding retail fund are expected to differ. The variable contract owner will also bear various insurance related costs at the insurance company level. You should review the accompanying separate account prospectus for a summary of fees and expenses. Foreign Stock Portfolio, Small Company Value Portfolio, Risk-Managed Growth Portfolio, and Risk-Managed Core Portfolio do not have a corresponding Janus retail fund. Large Cap Growth Portfolio invests, under normal circumstances, at least 80% of its net assets in common stocks of large-sized companies. Janus Fund can invest in companies of any size, although it generally invests in larger, more established companies. Forty Portfolio invests primarily in a core group of 20-40 common stocks selected for their growth potential. Janus Twenty Fund invests primarily in a core group of 20-30 common stocks selected for their growth potential. Mid Cap Growth Portfolio invests, under normal circumstances, at least 80% of its net assets in equity securities of mid-sized companies. Janus Enterprise Fund invests, under normal circumstances, at least 50% of its equity assets in medium-sized companies.

   This section takes a closer look at the Portfolios' principal investment strategies, as well as certain risks of investing in the Portfolios.

   Please carefully review the "Risks" section of this Prospectus for a discussion of risks associated with certain investment techniques. The "Glossary of Investment Terms" includes descriptions of investment terms used throughout this Prospectus.

FREQUENTLY ASKED QUESTIONS ABOUT PRINCIPAL INVESTMENT STRATEGIES

   The following questions and answers are designed to help you better understand the Portfolios' principal investment strategies.

1. HOW ARE COMMON STOCKS SELECTED FOR THE PORTFOLIOS MANAGED BY JANUS?


   Unless its investment objective or policies prescribe otherwise, each of the Portfolios, with the exception of Flexible Bond Portfolio, may invest substantially all of its assets in common stocks if the portfolio managers believe that common stocks will appreciate in value. The portfolio managers generally take a "bottom up" approach to selecting companies. This means that they seek to identify individual companies with earnings growth potential that may not be


                                   Principal investment strategies and risks  45
   recognized by the market at large. The portfolio managers make this assessment by looking at companies one at a time, regardless of size, country of organization, place of principal business activity, or other similar selection criteria. The Portfolios may sell a holding if, among other things, the security reaches the portfolio managers' price target, if the company has a deterioration of fundamentals such as failing to meet key operating benchmarks, or if the portfolio managers find a better investment opportunity. The Portfolios may also sell a holding to meet redemptions.


   GROWTH AND INCOME PORTFOLIO and BALANCED PORTFOLIO may each emphasize varying degrees of income. In the case of Growth and Income Portfolio and Balanced Portfolio, the portfolio managers may consider dividend-paying characteristics to a greater degree in selecting common stocks. Realization of income is not a significant consideration when choosing investments for the other Portfolios. Income realized on the Portfolios' investments may be incidental to their objectives.

   FOREIGN STOCK PORTFOLIO emphasizes investments in companies with attractive prices compared to their free cash flow. The portfolio manager will typically seek attractively valued companies that are improving their free cash flow and improving their returns on invested capital. These companies may also include special situations companies that are experiencing management changes and/or are temporarily out of favor.

   SMALL COMPANY VALUE PORTFOLIO'S portfolio manager uses fundamental analysis and proprietary valuation models to select a core holding of stocks for the Portfolio. The portfolio manager generally looks for companies with reasonably solid fundamentals that are trading at a discount relative to their intrinsic investment value based on their assets, earnings, cash flow, or franchise value. To a certain degree, Small Company Value Portfolio invests in companies that demonstrate special situations or turnarounds, meaning companies that have experienced significant business problems but are believed to have favorable prospects for recovery.

2. HOW ARE COMMON STOCKS SELECTED BY PERKINS FOR MID CAP VALUE PORTFOLIO?

   Mid Cap Value Portfolio's portfolio managers focus on companies that have fallen out of favor with the market or appear to be temporarily misunderstood by the investment community. The portfolio managers of Mid Cap Value Portfolio look for companies with strong fundamentals and competent management. They generally look for companies with products and services that give them a competitive advantage.

3. ARE THE SAME CRITERIA USED BY JANUS AND PERKINS TO SELECT FOREIGN SECURITIES?

   Generally, yes. The portfolio managers seek companies that meet their selection criteria, regardless of where a company is located. Foreign securities are generally selected on a stock-by-stock basis without regard to any defined allocation among countries or geographic regions. However, certain factors such as expected levels of inflation, government policies influencing business conditions, the outlook for currency relationships, and prospects for economic growth among countries, regions, or geographic areas may warrant greater consideration in selecting foreign securities. There are no limitations on the countries in which the Portfolios may invest and the Portfolios may at times have significant foreign exposure.

4. HOW ARE COMMON STOCKS SELECTED BY INTECH FOR THE RISK-MANAGED PORTFOLIOS?


   INTECH applies a mathematical investment process to construct an investment portfolio for each Risk-Managed Portfolio. INTECH developed the formulas underlying this mathematical investment process.


   The mathematical investment process is designed to take advantage of market volatility (variation in stock prices), rather than using fundamental research or market/economic trends to predict the future returns of stocks. The process seeks to generate a return in excess of each Portfolio's benchmark over the long term, while controlling the risk relative to the benchmark. The mathematical investment process involves:

   - selecting stocks primarily from stocks within a Portfolio's benchmark;

   - periodically determining a target weighting of these stocks and rebalancing to the target weighting; and

   - monitoring the total risk and volatility of a Portfolio's holdings with respect to its benchmark index.

 46  Janus Aspen Series

   INTECH seeks to outperform each Portfolio's benchmark index through its mathematical investment process. INTECH seeks to identify stocks for each Portfolio in a manner that does not increase the overall portfolio volatility above that of the benchmark index. More volatile stocks may tend to reside on the smaller cap end of the benchmark index. INTECH employs risk controls designed to minimize the risk of significant underperformance relative to the benchmark index. However, the proprietary mathematical investment process used by INTECH may not achieve the desired results.

   The Portfolios may use exchange-traded funds, as well as futures, options, and other derivatives, to gain exposure to the stock market pending investment of cash balances or to meet liquidity needs.

5. ARE THE SAME CRITERIA USED BY INTECH TO SELECT FOREIGN SECURITIES?


   Generally, yes. To the extent that foreign securities may be included in a Portfolio's benchmark index, INTECH's mathematical investment process may select foreign securities from within the applicable benchmark index, regardless of where a company is located. There are no limitations on the countries in which the Portfolios may invest.


6. WHAT DOES "MARKET CAPITALIZATION" MEAN?

   Market capitalization is the most commonly used measure of the size and value of a company. It is computed by multiplying the current market price of a share of the company's stock by the total number of its shares outstanding. As noted previously, market capitalization is an important investment criterion for Large Cap Growth Portfolio, Mid Cap Growth Portfolio, Mid Cap Value Portfolio, and Small Company Value Portfolio. The other Portfolios offered by this Prospectus do not emphasize investments in companies of any particular size.


7. HOW DO THE PORTFOLIO MANAGERS OF MID CAP VALUE PORTFOLIO, SMALL COMPANY VALUE PORTFOLIO, AND FOREIGN STOCK PORTFOLIO DETERMINE THAT A COMPANY MAY BE UNDERVALUED?


   A company may be undervalued when, in the opinion of the portfolio managers, shares of the company are selling for a price that is below their intrinsic worth. A company may be undervalued due to market or economic conditions, temporary earnings declines, unfavorable developments affecting the company, or other factors. Such factors may provide buying opportunities at attractive prices compared to historical or market price-earnings ratios, price/free cash flow, book value, or return on equity. The portfolio managers believe that buying these securities at a price that is below their intrinsic worth may generate greater returns for the Portfolios than those obtained by paying premium prices for companies currently in favor in the market.

8. WHAT IS A "SPECIAL SITUATION"?


   Certain Portfolios may invest in special situations or turnarounds. A special situation arises when the portfolio managers believe that the securities of an issuer will be recognized by the market and appreciate in value due to a specific development with respect to that issuer. Special situations may include significant changes in a company's allocation of its existing capital, a restructuring of assets, or a redirection of free cash flow. For example, issuers undergoing significant capital changes may include companies involved in spin-offs, sales of divisions, mergers or acquisitions, companies emerging from bankruptcy, or companies initiating large changes in their debt to equity ratio. Companies that are redirecting cash flows may be reducing debt, repurchasing shares, or paying dividends. Special situations may also result from: (i) significant changes in industry structure through regulatory developments or shifts in competition; (ii) a new or improved product, service, operation, or technological advance; (iii) changes in senior management; or (iv) significant changes in cost structure. A Portfolio's performance could suffer from its investments in "special situations."


9. HOW DO GROWTH AND INCOME PORTFOLIO AND BALANCED PORTFOLIO DIFFER FROM EACH OTHER?

   Growth and Income Portfolio will normally invest at least 25% of its net assets in securities the portfolio manager believes have income potential. Balanced Portfolio places a greater emphasis on the income component of its portfolio and will normally invest 40-50% of its net assets in securities selected primarily for their income potential. As a result, Balanced Portfolio is expected to be less volatile than Growth and Income Portfolio. Growth and Income Portfolio
                                   Principal investment strategies and risks  47
   places a greater emphasis on growth stocks and may derive a greater portion of its income from dividend-paying common stocks. Because of these factors, its NAV can be expected to fluctuate more than Balanced Portfolio.

10. HOW ARE ASSETS ALLOCATED BETWEEN THE GROWTH AND INCOME COMPONENTS OF GROWTH AND INCOME PORTFOLIO'S AND BALANCED PORTFOLIO'S HOLDINGS?

   Growth and Income Portfolio and Balanced Portfolio shift assets to varying degrees between the growth and income components of their portfolio holdings based on the portfolio managers' analyses of relevant market, financial, and economic conditions. If the portfolio managers believe that growth securities will provide better returns than the yields then available or expected on income-producing securities, that Portfolio will place a greater emphasis on the growth component. Growth and Income Portfolio's growth component will normally be up to 75% of its net assets. Balanced Portfolio's growth component will normally be 50-60% of its net assets. In addition, the Portfolios' income component may consist of dividend-paying stocks which exhibit growth characteristics.

11. WHAT TYPES OF SECURITIES MAKE UP THE GROWTH COMPONENT OF GROWTH AND INCOME PORTFOLIO'S AND BALANCED PORTFOLIO'S HOLDINGS?

   The growth component of these Portfolios' holdings is expected to consist primarily of common stocks, but may also include preferred stocks, convertible securities, or other securities selected primarily for their growth potential.

12. WHAT TYPES OF SECURITIES MAKE UP THE INCOME COMPONENT OF GROWTH AND INCOME PORTFOLIO'S AND BALANCED PORTFOLIO'S HOLDINGS?


   Growth and Income Portfolio's income component will consist largely of equities and other securities that the portfolio manager believes have income potential. Such securities may include equity securities, convertible securities, equity derivatives, and all types of debt securities.


   Equity securities may be included in the income component of Growth and Income Portfolio if they currently pay dividends or the portfolio manager believes they have the potential for either increasing their dividends or commencing dividends, if none are currently paid. Accordingly, Growth and Income Portfolio's income component may also exhibit growth characteristics. Growth and Income Portfolio's income component may consist of structured securities such as equity-linked structured notes. An investment in equity-linked notes creates exposure to the credit risk of the issuing financial institution, as well as to the market risk of the underlying securities. There is no guaranteed return of principal with these securities and the appreciation potential of these securities may be limited by a maximum payment or call right. In certain cases, equity-linked notes may be more volatile and less liquid than less complex securities or other types of fixed-income securities. Such securities may exhibit price behavior that does not correlate with other fixed-income securities. Equity-linked structured notes are further described in the "Glossary of Investment Terms." The income component of Balanced Portfolio's holdings will consist primarily of fixed-income securities.

13. HOW COULD INTEREST RATES AFFECT THE VALUE OF MY GROWTH AND INCOME PORTFOLIO, BALANCED PORTFOLIO, OR FLEXIBLE BOND PORTFOLIO INVESTMENT?

   Generally, a fixed-income security will increase in value when interest rates fall and decrease in value when interest rates rise. Longer-term securities are generally more sensitive to interest rate changes than shorter-term securities, but they generally offer higher yields to compensate investors for the associated risks. High-yield bond prices are generally less directly responsive to interest rate changes than investment grade issues and may not always follow this pattern. The income component of Growth and Income Portfolio's and Balanced Portfolio's holdings may include fixed-income securities.

14. WHAT DOES "LIFE SCIENCE ORIENTATION" MEAN IN RELATION TO GLOBAL LIFE SCIENCES PORTFOLIO?

   Generally speaking, the "life sciences" relate to maintaining or improving quality of life. So, for example, companies with a "life science orientation" include companies engaged in research, development, production, or distribution of

 48  Janus Aspen Series
   products or services related to health and personal care, medicine, or pharmaceuticals. Life science oriented companies also include companies that the portfolio managers believe to have growth potential primarily as a result of particular products, technology, patents, or other market advantages in the life sciences. Life sciences encompass a variety of industries, including health care, nutrition, agriculture, medical diagnostics, nuclear and biochemical research and development, and health care facilities ownership and operation.


15. WHAT IS GLOBAL TECHNOLOGY PORTFOLIO'S INDUSTRY POLICY?

   Global Technology Portfolio will not concentrate its investments in any particular industry or group of related industries. As a result, the portfolio managers may have more flexibility to find companies that they believe will benefit from advances or improvements in technology in a number of industries. Nevertheless, the Portfolio may hold a significant portion of its assets in industries such as: aerospace/defense; biotechnology; computers; office/business equipment; semiconductors; software; telecommunications; and telecommunications equipment.

16. HOW DOES FLEXIBLE BOND PORTFOLIO MANAGE INTEREST RATE RISK?


   The portfolio managers may vary the average-weighted effective maturity of the portfolio to reflect their analysis of interest rate trends and other factors. The Portfolio's average-weighted effective maturity will tend to be shorter when the portfolio managers expect interest rates to rise and longer when the portfolio managers expect interest rates to fall. The Portfolio may also use futures, options, and other derivatives to manage interest rate risk.


17. WHAT IS MEANT BY FLEXIBLE BOND PORTFOLIO'S "AVERAGE-WEIGHTED EFFECTIVE MATURITY"?

   The stated maturity of a bond is the date when the issuer must repay the bond's entire principal value to an investor. Some types of bonds may also have an "effective maturity" that is shorter than the stated date due to prepayment or call provisions. Securities without prepayment or call provisions generally have an effective maturity equal to their stated maturity. Average-weighted effective maturity is calculated by averaging the effective maturity of bonds in the Portfolio with each effective maturity "weighted" according to the percentage of net assets that it represents.

18. WHAT IS MEANT BY FLEXIBLE BOND PORTFOLIO'S "DURATION"?

   A bond's duration indicates the time it will take an investor to recoup his investment. Unlike average maturity, duration reflects both principal and interest payments. Generally, the higher the coupon rate on a bond, the lower its duration will be. The duration of a bond portfolio is calculated by averaging the duration of bonds held by the portfolio with each duration "weighted" according to the percentage of net assets that it represents. Because duration accounts for interest payments, the Portfolio's duration is usually shorter than its average maturity.

19. WHAT IS A HIGH-YIELD/HIGH-RISK BOND?

   A high-yield/high-risk bond (also called a "junk" bond) is a bond rated below investment grade by major rating agencies (i.e., BB+ or lower by Standard & Poor's Ratings Service ("Standard & Poor's") and Fitch, Inc. ("Fitch"), or Ba or lower by Moody's Investors Service, Inc. ("Moody's")) or is an unrated bond of similar quality. It presents greater risk of default (the failure to make timely interest and principal payments) than higher quality bonds.

20. WHAT ARE U.S. GOVERNMENT SECURITIES?

   Certain Portfolios may invest in U.S. Government securities. U.S. Government securities include those issued directly by the U.S. Treasury and those issued or guaranteed by various U.S. Government agencies and instrumentalities. Some government securities are backed by the "full faith and credit" of the United States. Other government securities are backed only by the rights of the issuer to borrow from the U.S. Treasury. Others are supported by the discretionary authority of the U.S. Government to purchase the obligations. Certain other government securities are supported only by the credit of the issuer. For securities not backed by the full faith and credit of the United States, a Portfolio must look principally to the agency or instrumentality issuing or guaranteeing the securities for repayment and may not be able to assert a claim against the United States if the agency or instrumentality does not meet its commitment. Although they are high-quality, such securities may involve increased risk of loss of principal and interest compared to government debt securities that are backed by the full faith and credit of the United States.

                                   Principal investment strategies and risks  49

RISKS

   Because the Portfolios, with the exception of Flexible Bond Portfolio, may invest substantially all of their assets in common stocks, the main risk is the risk that the value of the stocks they hold might decrease in response to the activities of an individual company or in response to general market and/or economic conditions. If this occurs, a Portfolio's share price may also decrease. A Portfolio's performance may also be significantly affected, positively or negatively, by certain types of investments, such as foreign securities, derivative investments, non-investment grade bonds, initial public offerings ("IPOs"), or companies with relatively small market capitalizations. IPOs and other types of investments may have a magnified performance impact on a Portfolio with a small asset base. A Portfolio may not experience similar performance as its assets grow. Global Life Sciences Portfolio's and Global Technology Portfolio's performance may also be affected by industry risk to a greater extent than the other Portfolios.

   Because Flexible Bond Portfolio invests substantially all of its assets in fixed-income securities, it is subject to risks such as credit or default risks, and decreased value due to interest rate increases. The Portfolio's performance may also be affected by risks to certain types of investments, such as foreign securities and derivative instruments.


   Janus Capital manages many funds and numerous other accounts. Management of multiple accounts may involve conflicts of interest among those accounts, and may create potential risks, such as the risk that investment activity in one account may adversely affect another account. For example, short sale activity in an account could adversely affect the market value of long positions in one or more other accounts (and vice versa). Additionally, Janus Capital is the adviser to the funds and Janus Smart Portfolios, a series of "funds of funds," which invest in other Janus Capital mutual funds. Because Janus Capital is the adviser to the Janus Smart Portfolios and the funds, it is subject to certain potential conflicts of interest when allocating the assets of the Janus Smart Portfolios among such funds. A further discussion of potential conflicts of interest and a discussion of certain procedures intended to mitigate such potential conflicts is contained in the funds' Statement of Additional Information.


FREQUENTLY ASKED QUESTIONS ABOUT CERTAIN RISKS

   The following questions and answers are designed to help you better understand some of the risks of investing in the Portfolios.

1. CERTAIN PORTFOLIOS MAY INVEST IN SMALLER OR NEWER COMPANIES. DOES THIS CREATE ANY SPECIAL RISKS?

   Many attractive investment opportunities may be smaller, start-up companies offering emerging products or services. Smaller or newer companies may suffer more significant losses as well as realize more substantial growth than larger or more established issuers because they may lack depth of management, be unable to generate funds necessary for growth or potential development, or be developing or marketing new products or services for which markets are not yet established and may never become established. In addition, such companies may be insignificant factors in their industries and may become subject to intense competition from larger or more established companies. Securities of smaller or newer companies may have more limited trading markets than the markets for securities of larger or more established issuers, or may not be publicly traded at all, and may be subject to wide price fluctuations. Investments in such companies tend to be more volatile and somewhat more speculative. Because Small Company Value Portfolio normally invests at least 80% of its assets in equity securities of smaller or newer companies, these risks may be increased.

2. HOW DOES THE NONDIVERSIFIED CLASSIFICATION OF FORTY PORTFOLIO AND FOREIGN STOCK PORTFOLIO AFFECT EACH PORTFOLIO'S RISK PROFILE?


   Diversification is a way to reduce risk by investing in a broad range of stocks or other securities. A portfolio that is classified as "nondiversified" has the ability to take larger positions in a smaller number of issuers than a portfolio that is classified as "diversified." This gives a portfolio which is classified as nondiversified more flexibility to focus its investments in the most attractive companies identified by the portfolio manager. However, because the appreciation or depreciation of a single stock may have a greater impact on the NAV of a portfolio which is classified as nondiversified, its share price can be expected to fluctuate more than a comparable portfolio which is classified as diversified. This


 50  Janus Aspen Series
   fluctuation, if significant, may affect the performance of a Portfolio. Since Forty Portfolio normally invests primarily in a core portfolio of 20-40 common stocks, this risk may be increased.

3. WHAT ARE THE RISKS ASSOCIATED WITH VALUE INVESTING?


   If the portfolio managers' perception of a company's worth is not realized in the time frame they expect, the overall performance of Mid Cap Value Portfolio, Small Company Value Portfolio, and Foreign Stock Portfolio may suffer. In general, the portfolio managers believe this risk is mitigated by investing in companies that are undervalued in the market in relation to earnings, cash flow, dividends, and/or assets.


4. WHAT IS MEANT BY "CREDIT QUALITY" AND WHAT ARE THE RISKS ASSOCIATED WITH IT?


   Credit quality measures the likelihood that the issuer will meet its obligations on a bond. One of the fundamental risks is credit risk, which is the risk that an issuer will be unable to make principal and interest payments when due. U.S. Government securities are generally considered to be the safest type of investment in terms of credit risk. Municipal obligations generally rank between U.S. Government securities and corporate debt securities in terms of credit safety. Corporate debt securities, particularly those rated below investment grade, present the highest credit risk.


5. HOW IS CREDIT QUALITY MEASURED?

   Ratings published by nationally recognized statistical rating agencies such as Standard & Poor's, Fitch, and Moody's are widely accepted measures of credit risk. The lower a bond issue is rated by an agency, the more credit risk it is considered to represent. Lower rated bonds generally pay higher yields to compensate investors for the associated risk. Please refer to the "Explanation of Rating Categories" section of this Prospectus for a description of bond rating categories.

6. HOW COULD THE PORTFOLIOS' INVESTMENTS IN FOREIGN SECURITIES AFFECT THEIR PERFORMANCE?

   Unless otherwise limited by its specific investment policies, each Portfolio may invest without limit in foreign securities either indirectly (e.g., depositary receipts) or directly in foreign markets, including emerging markets. Investments in foreign securities, including those of foreign governments, may involve greater risks than investing in domestic securities because a Portfolio's performance may depend on factors other than the performance of a particular company. These factors include:


   - CURRENCY RISK. As long as a Portfolio holds a foreign security, its value will be affected by the value of the local currency relative to the U.S. dollar. When a Portfolio sells a foreign currency denominated security, its value may be worth less in U.S. dollars even if the security increases in value in its home country. U.S. dollar-denominated securities of foreign issuers may also be affected by currency risk due to the overall impact of exposure to the issuer's local currency.


   - POLITICAL AND ECONOMIC RISK. Foreign investments may be subject to heightened political and economic risks, particularly in emerging markets which may have relatively unstable governments, immature economic structures, national policies restricting investments by foreigners, different legal systems, and economies based on only a few industries. In some countries, there is the risk that the government may take over the assets or operations of a company or that the government may impose taxes or limits on the removal of a Portfolio's assets from that country.

   - REGULATORY RISK. There may be less government supervision of foreign markets. As a result, foreign issuers may not be subject to the uniform accounting, auditing, and financial reporting standards and practices applicable to domestic issuers and there may be less publicly available information about foreign issuers.

   - MARKET RISK. Foreign securities markets, particularly those of emerging market countries, may be less liquid and more volatile than domestic markets. Certain markets may require payment for securities before delivery and delays may be encountered in settling securities transactions. In some foreign markets, there may not be protection against failure by other parties to complete transactions. Such factors may hinder a Portfolio's ability to buy and sell

                                   Principal investment strategies and risks  51
     emerging market securities in a timely manner, affecting the Portfolio's investment strategies and potentially affecting the value of the Portfolio.

   - TRANSACTION COSTS. Costs of buying, selling, and holding foreign securities, including brokerage, tax, and custody costs, may be higher than those involved in domestic transactions.

7. ARE THERE SPECIAL RISKS ASSOCIATED WITH INVESTMENTS IN SECURITIES OF COMPANIES FROM EMERGING MARKET COUNTRIES?

   Within the parameters of their specific investment policies, the Portfolios, particularly Worldwide Growth Portfolio, International Growth Portfolio, Foreign Stock Portfolio, Global Technology Portfolio, and Global Life Sciences Portfolio, may invest an unlimited amount of their assets in a company or companies from one or more "developing countries" or "emerging markets." Such countries include, but are not limited to, countries included in the MSCI Emerging Markets Index(SM).


   To the extent that a Portfolio invests a significant amount of its assets in one or more countries, returns and NAV may be affected to a large degree by events and economic conditions in such countries. A summary of each Portfolio's investments by country is contained in the Portfolios' shareholder reports and in the Portfolios' Form N-Q reports, which are filed with the SEC.


   In many developing markets, there is less government supervision and regulation of business and industry practices, stock exchanges, brokers, and listed companies than in more developed markets. The securities markets of many of the countries in which the Portfolios may invest may also be smaller, less liquid, and subject to greater price volatility than those in the United States. In the event of a default on any investments in foreign debt obligations, it may be more difficult for the Portfolios to obtain or to enforce a judgment against the issuers of such securities. The Portfolios may be subject to emerging markets risk to the extent that they invest in companies which are not considered to be from emerging markets, but which have customers, products, or transactions associated with emerging markets.

8. ARE THERE SPECIAL RISKS ASSOCIATED WITH INVESTMENTS IN HIGH-YIELD/HIGH-RISK BONDS?

   High-yield/high-risk bonds (or "junk" bonds) are bonds rated below investment grade by the primary rating agencies such as Standard & Poor's, Fitch, and Moody's or are unrated bonds of similar quality. The value of lower quality bonds generally is more dependent on credit risk and default risk than investment grade bonds. Issuers of high-yield/high-risk bonds may not be as strong financially as those issuing bonds with higher credit ratings and are more vulnerable to real or perceived economic changes, political changes, or adverse developments specific to the issuer. In addition, the junk bond market can experience sudden and sharp price swings.

   The secondary market on which high-yield securities are traded may be less liquid than the market for investment grade securities. The lack of a liquid secondary market may have an adverse impact on the market price of the security. When secondary markets for high-yield securities are less liquid than the market for investment grade securities, it also may be more difficult to value the securities because valuation may require more research, and elements of judgment may play a larger role in the valuation because there is less reliable, objective data available.

   Please refer to the "Explanation of Rating Categories" section of this Prospectus for a description of bond rating categories.

9. HOW DO THE PORTFOLIOS TRY TO REDUCE RISK?

   The Portfolios may use futures, options, swap agreements (including, but not limited to, credit default swaps with respect to Flexible Bond Portfolio), and other derivative instruments individually or in combination to "hedge" or protect their portfolios from adverse movements in securities prices and interest rates. The Portfolios may also use a variety of currency hedging techniques, including the use of forward currency contracts, to manage currency risk. There is no guarantee that derivative investments will benefit the Portfolios. A Portfolio's performance could be worse than if the Portfolio had not used such instruments.

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

   The Risk-Managed Portfolios' subadviser, INTECH, approaches risk management from a perspective that evaluates risk relative to a direct investment in the benchmark index. Risk controls are designed to minimize the risk of significant underperformance relative to the benchmark index.

   The Risk-Managed Portfolios normally remain as fully invested as possible and do not seek to lessen the effects of a declining market through hedging or temporary defensive positions. However, they may use futures and options and may invest in exchange-traded funds to gain exposure to the stock market pending investment of cash balances or to meet liquidity needs. There is no guarantee that these types of derivative investments will work and their use could cause lower returns or even losses to the Portfolios.

10. WHAT IS "INDUSTRY RISK"?

   Industry risk is the possibility that a group of related stocks will decline in price due to industry-specific developments. Companies in the same or similar industries may share common characteristics and are more likely to react similarly to industry-specific market or economic developments. Each Portfolio's investments, if any, in multiple companies in a particular industry increase that Portfolio's exposure to industry risk. In the life sciences, for example, many companies are subject to government regulation and approval of their products and services, which may affect their price or availability. In addition, the products and services offered by these companies may quickly become obsolete in the face of scientific or technological developments. The economic outlook of such companies may fluctuate dramatically due to changes in regulatory or competitive environments. Similarly, in technology-related industries, competitive pressures may have a significant effect on the performance of companies in which a Portfolio may invest. In addition, technology and technology-related companies often progress at an accelerated rate, and these companies may be subject to short product cycles and aggressive pricing, which may increase their volatility.

   Global Life Sciences Portfolio invests in a concentrated portfolio, which may result in greater exposure to related industries. As a result, the Portfolio may be more volatile than a less concentrated portfolio.

GENERAL PORTFOLIO POLICIES


   Unless otherwise stated, the following general policies apply to each Portfolio. Except for the Portfolios' policies with respect to investments in illiquid securities and borrowing, the percentage limitations included in these policies and elsewhere in this Prospectus normally apply only at the time of purchase of a security. So, for example, if a Portfolio exceeds a limit as a result of market fluctuations or the sale of other securities, it will not be required to dispose of any securities.


   CASH POSITION
   The Risk-Managed Portfolios, subadvised by INTECH, normally remain as fully invested as possible and do not seek to lessen the effects of a declining market through hedging or temporary defensive positions. The Risk-Managed Portfolios may use exchange-traded funds as well as futures, options, and other derivatives to gain exposure to the stock market pending investment of cash balances or to meet liquidity needs. There is no guarantee that these types of derivative investments will work and their use could cause lower returns or even losses to the Portfolios.


   Except as described above for the Risk-Managed Portfolios, the Portfolios may not always stay fully invested in stocks or bonds. For example, when the portfolio managers and/or investment personnel believe that market conditions are unfavorable for profitable investing, or when they are otherwise unable to locate attractive investment opportunities, a Portfolio's cash or similar investments may increase. In other words, cash or similar investments generally are a residual - they represent the assets that remain after a Portfolio has committed available assets to desirable investment opportunities. Partly because the portfolio managers and/or investment personnel act independently of each other, the cash positions of the Portfolios may vary significantly. When a Portfolio's investments in cash or similar investments increase, it may not participate in market advances or declines to the same extent that it would if the Portfolio remained more fully invested in stocks or bonds.


                                   Principal investment strategies and risks  53

   In addition, a Portfolio may temporarily increase its cash position under certain unusual circumstances, such as to protect its assets or maintain liquidity in certain circumstances, for example, to meet unusually large redemptions. A Portfolio's cash position may also increase temporarily due to unusually large cash inflows. Under unusual circumstances such as these, a Portfolio may invest up to 100% of its assets in cash or similar investments. In this case, the Portfolio may not achieve its investment objective.

   OTHER TYPES OF INVESTMENTS
   Unless otherwise stated within its specific investment policies, each Portfolio, with the exception of Flexible Bond Portfolio, may also invest in other types of domestic and foreign securities and use other investment strategies, as described in the "Glossary of Investment Terms." These securities and strategies are not principal investment strategies of the Portfolios. If successful, they may benefit the Portfolios by earning a return on the Portfolios' assets or reducing risk; however, they may not achieve the Portfolios' objectives. These securities and strategies may include:

   - debt securities

   - indexed/structured securities


   - high-yield/high-risk bonds (20% or less of Large Cap Growth Portfolio's, Mid Cap Growth Portfolio's, Fundamental Equity Portfolio's, Mid Cap Value Portfolio's, Small Company Value Portfolio's, and Foreign Stock Portfolio's assets and 35% or less of each of the other Portfolios' assets, with the exception of the Risk-Managed Portfolios, which do not intend to invest in high-yield/high-risk bonds)


   - options, futures, forwards, swap agreements, participatory notes, exchange-traded funds, and other types of derivatives individually or in combination for hedging purposes or for nonhedging purposes such as seeking to enhance return; such techniques may also be used to gain exposure to the market pending investment of cash balances or to meet liquidity needs


   - short sales "against the box" and "naked" (uncovered) short sales (no more than 10% of a Portfolio's assets may be invested in naked short sales), with the exception of the Risk-Managed Portfolios, which do not intend to invest in short sales


   - securities purchased on a when-issued, delayed delivery, or forward commitment basis


   - bank loans, which may be acquired through loan participations and assignments (for Balanced Portfolio only, no more than 20% of the Portfolio's total assets)


   Unless otherwise stated within its specific investment policies, Flexible Bond Portfolio may also invest in other types of domestic and foreign securities and use other investment strategies, as described in the "Glossary of Investment Terms." These securities and strategies are not principal investment strategies of the Portfolio. If successful, they may benefit the Portfolio by earning a return on the Portfolio's assets or reducing risk; however, they may not achieve the Portfolio's objective. These securities and strategies may include:

   - equity securities


   - pass-through securities including mortgage- and asset-backed securities and mortgage dollar rolls



   - zero coupon, pay-in-kind, and step coupon securities


   - options, futures, forwards, swap agreements (including, but not limited to, credit default swaps with values not to exceed 10% of the net assets of the Portfolio), participatory notes, exchange-traded funds, and other types of derivatives individually or in combination for hedging purposes or for nonhedging purposes such as seeking to enhance return; such techniques may also be used to gain exposure to the market pending investment of cash balances or to meet liquidity needs

 54  Janus Aspen Series

   - securities purchased on a when-issued, delayed delivery, or forward commitment basis

   - bank loans, which may be acquired through loan participations and assignments (no more than 20% of the Portfolio's total assets)

   ILLIQUID INVESTMENTS
   Each Portfolio may invest up to 15% of its net assets in illiquid investments. An illiquid investment is a security or other position that cannot be disposed of quickly in the normal course of business. For example, some securities are not registered under U.S. securities laws and cannot be sold to the U.S. public because of SEC regulations (these are known as "restricted securities"). Under procedures adopted by the Portfolios' Trustees, certain restricted securities may be deemed liquid, and will not be counted toward this 15% limit. The Risk-Managed Portfolios do not intend to invest in illiquid investments.

   FOREIGN SECURITIES
   Unless otherwise stated within its specific investment policies, each Portfolio may invest without limit in foreign equity and debt securities. The Portfolios may invest directly in foreign securities denominated in a foreign currency and not publicly traded in the United States. Other ways of investing in foreign securities include depositary receipts or shares and passive foreign investment companies. The Risk-Managed Portfolios' investments in foreign securities are limited to the extent those securities are included in their respective benchmark indices.

   SPECIAL SITUATIONS

   Certain Portfolios may invest in companies that demonstrate special situations or turnarounds, meaning companies that have experienced significant business problems but are believed to have favorable prospects for recovery. For example, a special situation or turnaround may arise when, in the opinion of the portfolio managers and/or investment personnel, the securities of a particular issuer will be recognized by the market and appreciate in value due to a specific development with respect to that issuer. Special situations may include significant changes in a company's allocation of its existing capital, a restructuring of assets, or a redirection of free cash flow. For example, issuers undergoing significant capital changes may include companies involved in spin-offs, sales of divisions, mergers or acquisitions, companies emerging from bankruptcy, or companies initiating large changes in their debt to equity ratio. Developments creating a special situation might include, among others, a new product or process, a technological breakthrough, a management change or other extraordinary corporate event, or differences in market supply of and demand for the security. A Portfolio's performance could suffer from its investments in "special situations."


   SECURITIES LENDING
   The Portfolios may seek to earn additional income through securities lending. Certain Portfolios may lend their portfolio securities to parties (typically brokers or other financial institutions) who need to borrow securities in order to complete certain transactions such as covering short sales, avoiding failures to deliver securities, or completing arbitrage activities. There is a risk of delay in recovering a loaned security and/or a risk of loss in collateral rights if the borrower fails financially.

   PORTFOLIO TURNOVER
   In general, the Portfolios intend to purchase securities for long-term investment, although, to a limited extent, each Portfolio may purchase securities in anticipation of relatively short-term price gains. Short-term transactions may also result from liquidity needs, securities having reached a price or yield objective, changes in interest rates or the credit standing of an issuer, or by reason of economic or other developments not foreseen at the time of the investment decision. A Portfolio may also sell one security and simultaneously purchase the same or a comparable security to take advantage of short-term differentials in bond yields or securities prices. Portfolio turnover is affected by market conditions, changes in the size of a Portfolio, the nature of a Portfolio's investments, and the investment style of the portfolio managers and/or investment personnel. Changes are made in a Portfolio's holdings whenever the portfolio

                                   Principal investment strategies and risks  55
   managers and/or investment personnel believe such changes are desirable. Portfolio turnover rates are generally not a factor in making buy and sell decisions.

   The Risk-Managed Portfolios generally intend to purchase securities for long-term investment, although, to a limited extent, portfolio securities may be held for relatively shorter periods. Short-term transactions may also result from liquidity needs, securities having reached a price objective, changes in the credit standing of an issuer, or by reason of economic or other developments not foreseen at the time of the investment. As a result of INTECH's mathematical investment process, the Portfolios may sell one security and simultaneously purchase the same or a comparable security. Portfolio turnover may also be affected by market conditions, changes in the size of the Portfolios, and the nature of the Portfolios' investments. Portfolio turnover rates are not a factor in making buy and sell decisions.

   The rebalancing techniques used by the Risk-Managed Portfolios may result in a higher portfolio turnover compared to a "buy and hold" fund strategy. INTECH periodically rebalances the stocks in the portfolios to their target weighting versus each Portfolio's benchmark index, as determined by INTECH's mathematical investment process.

   Due to the nature of the securities in which Flexible Bond Portfolio invests, it may have relatively high portfolio turnover compared to other Portfolios.

   Increased portfolio turnover may result in higher costs for brokerage commissions, dealer mark-ups, and other transaction costs. Higher costs associated with increased portfolio turnover may offset gains in a Portfolio's performance. The "Financial Highlights" section of this Prospectus shows the Portfolios' historical turnover rates.

 56  Janus Aspen Series

MANAGEMENT OF THE PORTFOLIOS
--------------------------------------------------------------------------------

INVESTMENT ADVISER

   Janus Capital Management LLC, 151 Detroit Street, Denver, Colorado 80206-4805, is the investment adviser to each of the Portfolios. Janus Capital is responsible for the day-to-day management of the Portfolios' investment portfolios and furnishes continuous advice and recommendations concerning the Portfolios' investments for all the Portfolios except Risk-Managed Growth Portfolio, Risk-Managed Core Portfolio, and Mid Cap Value Portfolio. INTECH is responsible for the day-to-day management of the investment portfolios of Risk-Managed Growth Portfolio and Risk-Managed Core Portfolio. Perkins is responsible for the day-to-day management of the investment portfolio of Mid Cap Value Portfolio. Janus Capital also provides certain administrative and other services, and is responsible for the other business affairs of all the Portfolios.

   Janus Capital (together with its predecessors) has served as investment adviser to Janus Fund since 1970 and currently serves as investment adviser to all of the Janus funds, acts as subadviser for a number of private-label mutual funds, and provides separate account advisory services for institutional accounts.

   Janus Capital furnishes certain administrative, compliance, and accounting services for the Portfolios, and may be reimbursed by the Portfolios for its costs in providing those services. In addition, employees of Janus Capital and/or its affiliates serve as officers of the Trust and Janus Capital provides office space for the Portfolios and pays the salaries, fees, and expenses of all Portfolio officers and those Trustees who are considered interested persons of Janus Capital.

   From its own assets, Janus Capital or its affiliates may make payments based on current assets to selected insurance companies, qualified plan service providers, or other financial intermediaries that were instrumental in the acquisition or retention of accounts for the Portfolios or that performed services with respect to contract owners and plan participants. The amount of these payments is determined from time to time by Janus Capital, may be substantial, and may differ among such intermediaries. Eligibility requirements for such payments to institutional intermediaries are determined by Janus Capital and/or its affiliates.

   Janus Capital or its affiliates may pay fees, from their own assets, to selected insurance companies, qualified plan service providers, and other financial intermediaries for providing recordkeeping, subaccounting, transaction processing, and other shareholder or administrative services (including payments for processing transactions via National Securities Clearing Corporation ("NSCC") or other means) in connection with investments in the Janus funds. These fees are in addition to any fees that may be paid by the Janus funds for these types of or other services.

   In addition, Janus Capital or its affiliates may also share certain marketing expenses with, or pay for or sponsor informational meetings, seminars, client awareness events, support for marketing materials, or business building programs for such intermediaries to raise awareness of the Portfolios.

   Participating insurance companies that purchase the Portfolios' Shares may perform certain administrative services relating to the Portfolios and Janus Capital or the Portfolios may pay those companies for such services.

   The receipt of (or prospect of receiving) payments described above are not intended to, but may provide a financial intermediary and its salespersons with an incentive to favor sales of Janus funds' shares over sales of other mutual funds (or non-mutual fund investments), or to favor sales of one class of Janus funds' shares over sales of another Janus funds' share class, with respect to which the financial intermediary does not receive such payments or receives them in a lower amount. These payment arrangements will not, however, change the price a contract owner or plan participant pays for shares or the amount that a Janus fund receives to invest on behalf of the contract owner or plan participant. You may wish to consider whether such arrangements exist when evaluating any recommendations to purchase or sell Shares of the Portfolios. Please contact your insurance company or plan sponsor for details on such arrangements.

                                                Management of the Portfolios  57

MANAGEMENT EXPENSES

   Each Portfolio pays Janus Capital an investment advisory fee which is calculated daily and paid monthly. Each Portfolio's advisory agreement details the investment advisory fee and other expenses that the Portfolios must pay. Janus Capital pays INTECH a subadvisory fee from its investment advisory fee for managing the Risk-Managed Portfolios. Mid Cap Value Portfolio pays Perkins a subadvisory fee directly for managing the Portfolio.

   Each Portfolio incurs expenses not assumed by Janus Capital, including the administrative services fee for Risk-Managed Growth Portfolio, Risk-Managed Core Portfolio, Mid Cap Value Portfolio, and Small Company Value Portfolio, the distribution and shareholder servicing fees, any transfer agent and custodian fees and expenses, legal and auditing fees, printing and mailing costs of sending reports and other information to existing shareholders, and Independent Trustees' fees and expenses. The following table reflects the contractual investment advisory fee rate (expressed as an annual rate) for each Portfolio, as well as the actual investment advisory fee rate paid by each Portfolio to Janus Capital (net of fee waivers, if applicable) based on each Portfolio's average net assets. Under the advisory agreement with Janus Capital and the subadvisory agreement with Perkins, Mid Cap Value Portfolio paid management fees to Janus Capital and Perkins. The investment advisory fee rate is aggregated to include all investment advisory and subadvisory fees (as applicable) paid by a Portfolio.

 58  Janus Aspen Series

                                                                                              Actual Investment
                                                                          Contractual          Advisory Fee (%)
                                                   Average Daily          Investment         (for the fiscal year
                                                    Net Assets         Advisory Fee (%)       ended December 31,
    Portfolio Name                                 of Portfolio          (annual rate)              2006)
    GROWTH & CORE
      Large Cap Growth Portfolio                All Asset Levels             0.64                     0.64
      Forty Portfolio                           All Asset Levels             0.64                     0.64
      Mid Cap Growth Portfolio                  All Asset Levels             0.64                     0.64
      Growth and Income Portfolio               All Asset Levels             0.62                     0.62
      Fundamental Equity Portfolio              All Asset Levels             0.60(1)                  0.07
      Balanced Portfolio                        All Asset Levels             0.55                     0.55
    RISK-MANAGED
      Risk-Managed Growth Portfolio             All Asset Levels             0.50(1)                  0.00(2)
      Risk-Managed Core Portfolio(3)            All Asset Levels             0.50(1)                  0.10
    VALUE
      Mid Cap Value Portfolio(3)                All Asset Levels             0.64(1)                  0.64
      Small Company Value Portfolio             All Asset Levels             0.74(1)                  0.24
    INTERNATIONAL & GLOBAL
      Worldwide Growth Portfolio(3)             All Asset Levels             0.60                     0.57(4)
      International Growth Portfolio            All Asset Levels             0.64                     0.64
      Foreign Stock Portfolio                   All Asset Levels             0.64(1)                  0.44
    SPECIALTY EQUITY
      Global Technology Portfolio               All Asset Levels             0.64(1)                  0.64
      Global Life Sciences Portfolio            All Asset Levels             0.64(1)                  0.64
    BOND
      Flexible Bond Portfolio                   First $300 Million           0.55(1)                  0.55
                                                Over $300 Million            0.45



   (1) Janus Capital has agreed to limit the Portfolio's total operating expenses (excluding the distribution and shareholder servicing fee, the administrative services fee applicable to certain Portfolios, brokerage commissions, interest, taxes, and extraordinary expenses) to a certain level until at least May 1, 2008. Application of the expense waiver and its effect on annual fund operating expenses is reflected, when applicable, in the Annual Fund Operating Expenses table in the "Fees and Expenses" section of this Prospectus, and additional information is included in the Statement of Additional Information. The waiver is not reflected in the fee rate shown.


   (2) For the fiscal year ended December 31, 2006, the Portfolio did not pay Janus Capital any investment advisory fees (net of fee waivers). The Portfolio's fee waiver exceeded the investment advisory fee.


   (3) The Portfolio's investment advisory fee rate changed from a fixed rate to a rate that adjusts up or down based upon the Portfolio's performance relative to its benchmark index. Any such adjustment to this fee rate commenced January 2007 for Risk-Managed Core Portfolio and February 2007 for Mid Cap Value Portfolio and Worldwide Growth Portfolio. Details discussing this performance fee are included below with a further description in the Statement of Additional Information.


   (4) The fee rate shown reflects a fee waiver which was in effect for a portion of the fiscal year. For the period from July 1, 2006 through January 31, 2007 ("Waiver Period"), Janus Capital contractually agreed to waive its right to receive a portion of the Portfolio's base management fee, at the annual rate of up to 0.15% of average daily net assets, under certain conditions. This waiver was applied for any calendar month in the Waiver Period if the total return performance of the Portfolio for the period from February 1, 2006 through the end of the preceding calendar month, calculated as though there had been no waiver of the base management fee, was less than performance of the Portfolio's primary benchmark index for that period. Further details related to this waiver are included in the Statement of Additional Information ("SAI").


   A discussion regarding the basis for the Board of Trustees' approval of the Portfolios' investment advisory agreements and subadvisory agreements (as applicable) is included in the Portfolios' annual and semiannual reports to shareholders. You can request the Portfolios' annual or semiannual reports (as they become available), free of charge, by contacting your plan sponsor, broker-dealer, or financial institution, or by contacting a Janus representative at 1-800-525-0020. The reports are also available, free of charge, on www.janus.com/info.

   For Risk-Managed Core Portfolio, Mid Cap Value Portfolio, and Worldwide Growth Portfolio, the investment advisory fee is determined by calculating a base fee and applying a performance adjustment (described in further detail below).

                                                Management of the Portfolios  59

   The base fee rate is the same as the investment advisory fee rate shown in the table above. The performance adjustment either increases or decreases the base fee depending on how well each Portfolio has performed relative to its benchmark as shown below:

    Portfolio Name                                     Benchmark Index
    ----------------------------------------------------------------------------------------------------
    Risk-Managed Core Portfolio                        S&P 500(R) Index
    Mid Cap Value Portfolio                            Russell Midcap(R) Value Index
    Worldwide Growth Portfolio                         MSCI World Index(SM)

   Only the base fee rate applied until January 2007 for Risk-Managed Core Portfolio and until February 2007 for Mid Cap Value Portfolio and Worldwide Growth Portfolio, at which time the calculation of the performance adjustment is applied as follows:

   Investment Advisory Fee = Base Fee +/- Performance Adjustment


   The investment advisory fee paid to Janus Capital by each of Risk-Managed Core Portfolio, Mid Cap Value Portfolio, and Worldwide Growth Portfolio consists of two components: (1) a base fee calculated by applying the contractual fixed-rate of the advisory fee to the Portfolio's average daily net assets during the previous month ("Base Fee"), plus or minus (2) a performance-fee adjustment ("Performance Adjustment") calculated by applying a variable rate of up to 0.15% (positive or negative) to the Portfolio's average daily net assets during the applicable performance measurement period. The performance measurement period generally is the previous 36 months, although no Performance Adjustment will be made until a Portfolio's performance-based fee structure has been in effect for at least 12 months. When a Portfolio's performance-based fee structure has been in effect for at least 12 months, but less than 36 months, the performance measurement period will be equal to the time that has elapsed since the performance-based fee structure took effect. As noted above, any Performance Adjustment, as applicable, began January 2007 for Risk-Managed Core Portfolio and February 2007 for Mid Cap Value Portfolio and Worldwide Growth Portfolio.


   No Performance Adjustment will be applied unless the difference between the Portfolio's investment performance and the investment record of the Portfolio's benchmark index is 0.50% or greater (positive or negative) during the applicable performance measurement period. Because the Performance Adjustment is tied to a Portfolio's relative performance to its benchmark index (and not its absolute performance), the Performance Adjustment could increase Janus Capital's fee even if the Portfolio's Shares lose value during the performance measurement period and could decrease Janus Capital's fee even if the Portfolio's Shares increase in value during the performance measurement period. For purposes of computing the Base Fee and the Performance Adjustment, net assets will be averaged over different periods (average daily net assets during the previous month for the Base Fee, versus average daily net assets during the performance measurement period for the Performance Adjustment). Performance of a Portfolio is calculated net of expenses whereas a Portfolio's benchmark index does not have any fees or expenses. Reinvestment of dividends and distributions are included in calculating both the performance of a Portfolio and the Portfolio's benchmark index. The Base Fee is calculated and accrued daily. The Performance Adjustment is calculated monthly in arrears and is accrued evenly each day throughout the month. The investment fee is paid monthly in arrears.

   The investment performance of a Portfolio's Service Shares for the performance measurement period is used to calculate the Performance Adjustment. After Janus Capital determines whether a particular Portfolio's performance was above or below its benchmark index by comparing the investment performance of the Portfolio's Service Shares against the investment record of that Portfolio's benchmark index, Janus Capital will apply the same Performance Adjustment (positive or negative) across each other class of shares of the Portfolio, as applicable. It is not possible to predict the effect of the Performance Adjustment on future overall compensation to Janus Capital since it will depend on the performance of each Portfolio relative to the record of the Portfolio's benchmark index and future changes to the size of each Portfolio.

   The Portfolios' Statement of Additional Information contains additional information about performance-based fees.

 60  Janus Aspen Series

SUBADVISERS


   ENHANCED INVESTMENT TECHNOLOGIES, LLC serves as subadviser to Risk-Managed Growth Portfolio and Risk-Managed Core Portfolio and has served in such capacity since the Portfolios' inception. INTECH, 2401 PGA Boulevard, Suite 100, Palm Beach Gardens, Florida 33410, also serves as investment adviser or subadviser to other U.S. registered and unregistered investment companies, offshore investment funds, and other institutional accounts and registered investment companies. As subadviser, INTECH provides day-to-day management of the investment operations of the Risk-Managed Portfolios. Janus Capital indirectly owns approximately 86.5% of the outstanding voting shares of INTECH.


   PERKINS, WOLF, MCDONNELL AND COMPANY, LLC serves as subadviser to Mid Cap Value Portfolio, and has served in such capacity since the Portfolio's inception. Perkins, 311 S. Wacker Drive, Suite 6000, Chicago, Illinois 60606, has been in the investment management business since 1984 and provides day-to-day management of the portfolio operations, as well as other mutual funds and separate accounts. Janus Capital has a 30% ownership stake in Perkins.

INVESTMENT PERSONNEL

   Unless otherwise noted, the Portfolio Manager has primary responsibility for the day-to-day management of the Portfolio described.

JANUS PORTFOLIO MANAGERS

ANDREW ACKER, CFA
--------------------------------------------------------------------------------

     is Co-Portfolio Manager of Global Life Sciences Portfolio, which he has co-managed since October 2004. In addition, Mr. Acker performs duties as a research analyst. He joined Janus Capital in 1999 as a securities analyst. Mr. Acker holds a Bachelor of Science degree (magna cum laude) in Biochemical Sciences from Harvard College where he was a member of Phi Beta Kappa. He also holds a Master's degree in Business Administration with honors from Harvard Business School. Mr. Acker and Thomas Malley are jointly and primarily responsible for day-to-day management of the Portfolio, with no limitations on the authority of one co-portfolio manager in relation to the other. He holds the Chartered Financial Analyst designation.


JONATHAN D. COLEMAN, CFA
--------------------------------------------------------------------------------
     is Co-Chief Investment Officer of Janus Capital. He is Executive Vice President and Portfolio Manager of Mid Cap Growth Portfolio, which he has managed since February 2002. Mr. Coleman is also Portfolio Manager of other Janus accounts. He joined Janus Capital in 1994 as a research analyst. Mr. Coleman holds a Bachelor's degree in Political Economy and Spanish from Williams College, where he was a member of Phi Beta Kappa.
     As a Fulbright Fellow, he conducted research on economic integration in Central America. Mr. Coleman holds the Chartered Financial Analyst designation.

DAVID J. CORKINS
--------------------------------------------------------------------------------
     is Executive Vice President and Portfolio Manager of Large Cap Growth Portfolio, which he has managed since February 2006. Mr. Corkins was Portfolio Manager of Growth and Income Portfolio from May 1998 to
     December 2003. He is also Portfolio Manager of other Janus accounts. He joined Janus Capital in 1995 as a research analyst. Mr. Corkins holds a Bachelor of Arts degree in English and Russian from Dartmouth and he received his Master's degree in Business Administration from Columbia University.

                                                Management of the Portfolios  61

JAKOB V. HOLM, CFA
--------------------------------------------------------------------------------
     is Executive Vice President and Portfolio Manager of Small Company Value Portfolio, which he has managed or co-managed since its inception. Mr.
     Holm is also Portfolio Manager of other Janus accounts. He joined Janus Capital in July 2005. Prior to joining Janus Capital, Mr. Holm co-managed the Portfolio (2002-2005) and worked as a research analyst, analyzing equity and fixed-income securities (2000-2005) at Bay Isle Financial LLC. He holds a Bachelor of Arts degree in Economics from Augustana College and a Master of International Management degree from Thunderbird, The Garvin School of International Management. Mr. Holm holds the Chartered Financial Analyst designation.

BRENT A. LYNN, CFA
--------------------------------------------------------------------------------
     is Executive Vice President and Portfolio Manager of International
     Growth Portfolio, which he has managed or co-managed since January 2001. Mr. Lynn is also Portfolio Manager of other Janus accounts. He joined
     Janus Capital in 1991 as a research analyst. Mr. Lynn holds a Bachelor of Arts degree in Economics and a Master's degree in Economics and Industrial Engineering from Stanford University. Mr. Lynn holds the Chartered Financial Analyst designation.

THOMAS R. MALLEY, CFA
--------------------------------------------------------------------------------

     is Executive Vice President and Co-Portfolio Manager of Global Life Sciences Portfolio, which he has managed since its inception and co-managed since October 2004. Mr. Malley is also Portfolio Manager of other Janus accounts. He joined Janus Capital in 1991 as a research analyst. Mr. Malley holds a Bachelor of Science degree in Biology from Stanford University. Mr. Malley and Andrew Acker are jointly and primarily responsible for day-to-day management of the Portfolio, with no limitations on the authority of one co-portfolio manager in relation to the other. He holds the Chartered Financial Analyst designation.


MARC PINTO, CFA
--------------------------------------------------------------------------------
     is Executive Vice President and Co-Portfolio Manager of Balanced
     Portfolio, which he has co-managed since May 2005. Mr. Pinto is also Portfolio Manager of other Janus accounts. He joined Janus Capital in
     1994 as an analyst. He holds a Bachelor's degree in History from Yale University and a Master's degree in Business Administration from Harvard University. Mr. Pinto and Gibson Smith are jointly and primarily responsible for the day-to-day management of Balanced Portfolio, with no limitation on the authority of one co-portfolio manager in relation to the other. Mr. Pinto focuses on the equity portion of the Portfolio. He holds the Chartered Financial Analyst designation.

SCOTT W. SCHOELZEL
--------------------------------------------------------------------------------
     is Executive Vice President and Portfolio Manager of Forty Portfolio, which he has managed since its inception. Mr. Schoelzel is also
     Portfolio Manager of other Janus accounts. He joined Janus Capital in
     1994. Mr. Schoelzel holds a Bachelor of Arts degree in Business from Colorado College.

 62  Janus Aspen Series

J. BRADLEY SLINGERLEND, CFA
--------------------------------------------------------------------------------

     is Executive Vice President and Co-Portfolio Manager of Global Technology Portfolio, which he has co-managed since February 2006. In addition, Mr. Slingerlend performs duties as an equity research analyst, focusing primarily on technology companies. He is also Portfolio Manager of other Janus accounts. Mr. Slingerlend joined Janus Capital in 2000 as a research analyst. He holds a Bachelor's degree in Economics and Astrophysics from Williams College. Mr. Slingerlend and Burton H. Wilson are jointly and primarily responsible for the day-to-day management of Global Technology Portfolio, with no limitations on the authority of one co-portfolio manager in relation to the other. Mr. Slingerlend holds the Chartered Financial Analyst designation.



GIBSON SMITH

-----------------------------------------------------------------------------

     is Co-Chief Investment Officer of Janus Capital. Mr. Smith is Executive Vice President and Co-Portfolio Manager of Flexible Bond Portfolio, which he has co-managed since May 2007. He is also Executive Vice President and Co-Portfolio Manager of Balanced Portfolio, which he has co-managed since May 2005. In addition, Mr. Smith is Portfolio Manager of other Janus accounts. He joined Janus Capital in 2001 as a fixed-income analyst. Mr. Smith holds a Bachelor's degree in Economics from the University of Colorado. Mr. Smith and Darrell Watters are jointly and primarily responsible for the day-to-day management of Flexible Bond Portfolio, with no limitation on the authority of one co-portfolio manager in relation to the other. Mr. Smith and Marc Pinto are jointly and primarily responsible for the day-to-day management of Balanced Portfolio, with no limitation on the authority of one co-portfolio manager in relation to the other. Mr. Smith focuses on the fixed-income portion of Balanced Portfolio.


MINYOUNG SOHN, CFA
--------------------------------------------------------------------------------
     is Executive Vice President and Portfolio Manager of Growth and Income Portfolio and Fundamental Equity Portfolio, which he has managed since January 2004 and May 2005, respectively. Mr. Sohn is also Portfolio
     Manager of other Janus accounts. He joined Janus Capital in 1998 as a research analyst. Mr. Sohn holds a Bachelor of Arts degree (cum laude) in Government and Economics from Dartmouth College. Mr. Sohn holds the Chartered Financial Analyst designation.

RONALD V. SPEAKER, CFA
--------------------------------------------------------------------------------

     is Executive Vice President and Portfolio Manager of Flexible Bond Portfolio until May 15, 2007. He has managed or co-managed Flexible Bond Portfolio since its inception. Mr. Speaker is also Portfolio Manager of other Janus accounts. Mr. Speaker joined Janus Capital in 1986. He holds a Bachelor of Arts degree in Finance from the University of Colorado. Mr. Speaker holds the Chartered Financial Analyst designation.



DARRELL WATTERS

--------------------------------------------------------------------------------

     is Executive Vice President and Co-Portfolio Manager of Flexible Bond Portfolio, which he has co-managed since May 2007. He is also Portfolio Manager of other Janus accounts and performs duties as a fixed-income analyst. He joined Janus Capital in 1993 as a municipal bond trader. Mr. Watters holds a Bachelor's degree in Economics from Colorado State University. Mr. Watters and Gibson Smith are jointly and primarily responsible for the day-to-day management of Flexible Bond Portfolio, with no limitation on the authority of one co-portfolio manager in relation to the other.


                                                Management of the Portfolios  63

BURTON H. WILSON
--------------------------------------------------------------------------------

     is Executive Vice President and Co-Portfolio Manager of Global Technology Portfolio, which he has co-managed since February 2006. In addition, Mr. Wilson performs duties as an equity research analyst, focusing primarily on technology companies. He is also Portfolio Manager of other Janus accounts. Mr. Wilson joined Janus Capital in 2005 as a research analyst. Prior to joining Janus Capital, he was a research analyst at Lincoln Equity Management from 2000 to 2004. Mr. Wilson holds a Bachelor of Arts degree in Mathematics from the University of Virginia, a Law degree from the University of Virginia School of Law, and a Master's degree in Business Administration from the University of California at Berkeley's Haas School of Business. Mr. Wilson and J. Bradley Slingerlend are jointly and primarily responsible for the day-to-day management of Global Technology Portfolio, with no limitations on the authority of one co-portfolio manager in relation to the other.


JASON P. YEE, CFA
--------------------------------------------------------------------------------
     is Executive Vice President and Portfolio Manager of Worldwide Growth Portfolio and Foreign Stock Portfolio, which he has managed since July
     2004 and since inception, respectively. Mr. Yee is also Portfolio
     Manager of other Janus accounts. He joined Janus Capital in 1992, working as a research analyst until 1996. He re-joined Janus Capital in 2000 as a research analyst. He holds a Bachelor of Science in Mechanical Engineering from Stanford University. Mr. Yee holds the Chartered
     Financial Analyst designation.

INTECH INVESTMENT TEAM


     No one person of the investment team is primarily responsible for implementing the investment strategies of the Risk-Managed Portfolios. A team of investment professionals consisting of Dr. Robert Fernholz, David E. Hurley, Dr. Cary Maguire, and Joseph Runnels works together to implement the mathematical investment process.



     E. Robert Fernholz has been Chief Investment Officer ("CIO") of INTECH since January 1991. Dr. Fernholz joined INTECH in June 1987. He received his A.B. in Mathematics from Princeton University and his Ph.D. in Mathematics from Columbia University. As CIO, Dr. Fernholz sets policy for the investment strategy, reviews proposed changes, and assures adherence to policy. Dr. Fernholz implements and supervises the optimization process. David E. Hurley, CFA, has been Executive Vice President and Chief Operating Officer of INTECH since March 2002. Mr. Hurley, previously INTECH's Chief Compliance Officer from January 1996 to February 2003, joined INTECH in January 1988. He received his B.S. in Engineering from the United States Military Academy. Mr. Hurley is responsible for daily oversight of all aspects of the mathematical investment process from a portfolio management perspective. Mr. Hurley has oversight, supervisory, and support responsibility for the day-to-day implementation of the portfolio management and trading process. Mr. Hurley holds the Chartered Financial Analyst designation. Cary Maguire has been Senior Investment Officer of INTECH since August 2002. Dr. Maguire, previously Director of Research from January 1995 to July 2002, joined INTECH in November 1991. He received his Ph.D. in Physics from Princeton University. He holds an M.B.A. from Southern Methodist University. Dr. Maguire is a Phi Beta Kappa graduate of Stanford with degrees in Chemistry and Music. Dr. Maguire implements the optimization process and supervises implementation of the portfolio management and trading process. He conducts mathematical research on the mathematical investment process and reviews and recommends improvements to the CIO. Joseph W. Runnels, CFA, has been Vice President of Portfolio Management at INTECH since March 2003. Mr. Runnels, previously Director of Trading and Operations from January 1999 to March 2003, joined INTECH in June 1998. Mr. Runnels holds a B.S. in Business Administration from Murray State University. Mr. Runnels implements the day-to-day portfolio management and trading process for client portfolios. He also handles brokerage relationships and supervises the daily execution of trading for client accounts. Mr. Runnels holds the Chartered Financial Analyst designation.


 64  Janus Aspen Series

PERKINS PORTFOLIO MANAGERS

JEFFREY R. KAUTZ, CFA
--------------------------------------------------------------------------------
     is Co-Manager of Mid Cap Value Portfolio, which he has co-managed since its inception. He is also Co-Portfolio Manager of other Janus accounts.
     Mr. Kautz has served as a research analyst for the value products of Perkins since October 1997. Previously, he was a co-portfolio manager for Berger Mid Cap Value Fund. Mr. Kautz holds a Bachelor of Science degree in Mechanical Engineering from the University of Illinois, and a Master of Business Administration in Finance from the University of Chicago. Mr. Kautz is jointly and primarily responsible for the day-to-day management of the Portfolio. Mr. Kautz holds the Chartered Financial Analyst designation.

THOMAS M. PERKINS
--------------------------------------------------------------------------------
     has been the lead Co-Manager of Mid Cap Value Portfolio since its inception. He is also Co-Portfolio Manager of other Janus accounts. Mr. Perkins has been a portfolio manager since 1974 and joined Perkins as a portfolio manager in 1998. Previously, he was a co-portfolio manager for Berger Mid Cap Value Fund. Mr. Perkins holds a Bachelor of Arts degree in History from Harvard University. Mr. Perkins is jointly and primarily responsible for the day-to-day management of the Portfolio, and as lead Co-Manager, exercises final decision-making authority over the Portfolio as necessary.


   Information about the compensation structure, other accounts managed, and the range of ownership of securities for the portfolio managers and/or investment personnel is included in the SAI.


                                                Management of the Portfolios  65

OTHER INFORMATION
--------------------------------------------------------------------------------

   CLASSES OF SHARES

   Each Portfolio currently offers one, two, or three classes of shares, one of which, the Service Shares, is offered pursuant to this Prospectus. The Shares offered by this Prospectus are available only in connection with investment in and payments under variable insurance contracts, as well as certain qualified retirement plans that require a fee from Portfolio assets to procure distribution and administrative services to contract owners and plan participants. Institutional Shares of each Portfolio offering such Shares are offered only in connection with investment in and payments under variable insurance contracts, as well as certain qualified retirement plans. Service II Shares of each Portfolio offering such Shares are offered only in connection with investment in and payments under variable insurance contracts, as well as certain qualified retirement plans that require a fee from Portfolio assets to procure distribution and administrative services to contract owners and plan participants and include a redemption fee. The redemption fee may be imposed on interests in separate accounts or plans held 60 days or less. Because the expenses of each class may differ, the performance of each class is expected to differ. If you would like additional information about the Institutional Shares or Service II Shares, please call 1-800-525-0020.

   CLOSED FUND POLICIES

   The Portfolios may discontinue sales of their shares to new investors if Janus Capital and the Trustees believe that continued sales may adversely affect a Portfolio's ability to achieve its investment objective. If sales of a Portfolio are discontinued to new investors, it is expected that existing shareholders invested in that Portfolio would be permitted to continue to purchase shares through their existing Portfolio accounts and to reinvest any dividends or capital gains distributions in such accounts, absent highly unusual circumstances. In addition, it is expected that existing or new participants in employer-sponsored retirement plans, including employees of Janus Capital Group Inc. ("JCGI") and any of its subsidiaries covered under the JCGI retirement plan, which currently offer one or more portfolios as an investment option would be able to direct contributions to that portfolio through their plan, regardless of whether they invested in such portfolio prior to its closing.

   In the case of certain mergers or reorganizations, retirement plans would be able to add a closed portfolio as an investment option and, for certain Portfolios, sponsors of certain wrap programs with existing accounts in the Portfolio would be able to continue to invest in the Portfolio on behalf of new customers. Such mergers, reorganizations, acquisitions, or other business combinations are those in which one or more companies involved in such transaction currently offers the Portfolio as an investment option, and any company that as a result of such transaction becomes affiliated with the company currently offering the Portfolio (as a parent company, subsidiary, sister company, or otherwise). Such companies may request to add the Portfolio as an investment option under its retirement plan. New accounts may also be permitted in a closed portfolio for certain plans and programs offered in connection with employer-sponsored retirement plans where the retirement plan has an existing account in the closed portfolio. Requests will be reviewed by management on an individual basis, taking into consideration whether the addition of the Portfolio may negatively impact existing Portfolio shareholders.

   Janus Capital encourages its employees to own shares of the Janus funds. Accordingly, upon prior approval, employees of Janus Capital and its affiliates may open new accounts in a closed fund. Trustees of the Portfolios may also open new accounts in a closed fund. Additional information regarding general policies and exceptions can be found in the closed funds' prospectuses.

   PENDING LEGAL MATTERS

   In the fall of 2003, the Securities and Exchange Commission ("SEC"), the Office of the New York State Attorney General ("NYAG"), the Colorado Attorney General ("COAG"), and the Colorado Division of Securities ("CDS") announced that they were investigating alleged frequent trading practices in the mutual fund industry. On August 18, 2004, Janus Capital announced that it had reached final settlements with the SEC, the NYAG, the COAG, and the CDS related to such regulators' investigations into Janus Capital's frequent trading arrangements.

 66  Janus Aspen Series

   A number of civil lawsuits were brought against Janus Capital and certain of its affiliates, the Janus funds, and related entities and individuals based on allegations similar to those announced by the above regulators and were filed in several state and federal jurisdictions. Such lawsuits alleged a variety of theories for recovery including, but not limited to, the federal securities laws, other federal statutes (including ERISA), and various common law doctrines. The Judicial Panel on Multidistrict Litigation transferred these actions to the U.S. District Court for the District of Maryland (the "Court") for coordinated proceedings. On September 29, 2004, five consolidated amended complaints were filed with the Court that generally include: (i) claims by a putative class of investors in certain Janus funds asserting claims on behalf of the investor class (Marini, et al. v. Janus Investment Fund, et al., U.S. District Court, District of Maryland, Case No. 04-CV-00497); (ii) derivative claims by investors in certain Janus funds ostensibly on behalf of such funds (Steinberg et al. v. Janus Capital Management, LLC et al., U.S. District Court, District of Maryland, Case No. 04-CV-00518); (iii) claims on behalf of participants in the Janus 401(k) plan (Wangberger v. Janus Capital Group Inc., 401(k) Advisory Committee, et al., U.S. District Court, District of Maryland, Case No. JFM-05-2711); (iv) claims brought on behalf of shareholders of Janus Capital Group, Inc. ("JCGI") on a derivative basis against the Board of Directors of JCGI (Chasen v. Whiston, et al., U.S. District Court, District of Maryland, Case No. 04-MD-00855); and
   (v) claims by a putative class of shareholders of JCGI asserting claims on behalf of the shareholders (Wiggins, et al. v. Janus Capital Group Inc., et al., U.S. District Court, District of Maryland, Case No. 04-CV-00818). Each of the five complaints initially named JCGI and/or Janus Capital as a defendant. In addition, the following were also named as defendants in one or more of the actions: Janus Investment Fund ("JIF"), Janus Aspen Series ("JAS"), Janus Adviser Series ("JAD"), Janus Distributors LLC, Enhanced Investment Technologies, LLC ("INTECH"), Bay Isle Financial LLC ("Bay Isle"), Perkins, Wolf, McDonnell and Company, LLC ("Perkins"), the Advisory Committee of the Janus 401(k) plan, and the current or former directors of JCGI.


   On August 25, 2005, the Court entered orders dismissing most of the claims asserted against Janus Capital and its affiliates by fund investors in the Marini and Steinberger actions described above except certain claims under
   Section 10(b) of the Securities Exchange Act of 1934 and under Section 36(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). On August 15, 2006, the Wangberger complaint in the 401(k) plan class action described above was dismissed by the district court with prejudice; the plaintiff appealed that dismissal decision to the United States Court of Appeals for the Fourth Circuit. That appeal is still pending. The Court also dismissed the Chasen action described above against JCGI's Board of Directors without leave to amend. Finally, a Motion to Dismiss the Wiggins action brought by JCGI shareholders is fully briefed and pending before the district court.


   In addition to the lawsuits described above, the Auditor of the State of West Virginia ("Auditor"), in his capacity as securities commissioner, has initiated administrative proceedings against many of the defendants in the market timing cases (including JCGI and Janus Capital) and, as a part of its relief, is seeking disgorgement and other monetary relief based on similar market timing allegations (In the Matter of Janus Capital Group Inc. et al., Before the Securities Commissioner, State of West Virginia, Summary Order No. 05-1320). The respondents in these proceedings collectively sought a Writ of Prohibition in state court, which was denied. Their subsequent Petition for Appeal was also denied. Consequently, in September 2006, JCGI and Janus Capital filed their answer to the Auditor's summary order instituting proceedings and requested a hearing. JCGI and Janus Capital, as well as other similarly situated defendants, continue to challenge the statutory authority of the Auditor to bring such an action. No further proceedings are currently scheduled.

   In addition to the "market timing" actions described above, Janus Capital is a defendant in a consolidated lawsuit in the U.S. District Court for the District of Colorado challenging the investment advisory fees charged by Janus Capital to certain Janus funds (Walter Sins, et al. v. Janus Capital Management LLC, U.S. District Court, District of Colorado, Case No. 04-CV-01647-WDM-MEH; Michael Fleisher, et al. v. Janus Capital Management, LLC, 04-CV-02395-MSK-CBS). The action was filed in 2004 by fund investors asserting breach of fiduciary duty under Section 36(b) of the 1940 Act. The plaintiffs seek declaratory and injunctive relief and an unspecified amount of damages. The trial is scheduled to commence on May 21, 2007.

                                                           Other information  67

   In 2001, Janus Capital's predecessor was also named as a defendant in a class action suit in the U.S. District Court for the Southern District of New York, alleging that certain underwriting firms and institutional investors violated antitrust laws in connection with initial public offerings (Pfeiffer v. Credit Suisse First Boston aka In re Initial Public Offering Antitrust Litigation, U.S. District Court, Southern District of New York, Case No. 01-CV-2014). The U.S. District Court dismissed the plaintiff's antitrust claims in November 2003; however, the U.S. Court of Appeals vacated that decision and remanded it for further proceedings. In March 2006, the defendants, including Janus Capital, filed a Petition for a Writ of Certiorari with the U.S. Supreme Court to review the decision of the U.S. Court of Appeals. In June 2006, the U.S. Supreme Court invited the U.S. Solicitor General to file a brief expressing the view of the United States and, in November 2006, the Solicitor General filed a brief expressing its view on the matter. The U.S. Supreme Court has granted the Petition for a Writ of Certiorari and heard argument on the matter on March 27, 2007. The parties are now awaiting a decision on the matter from the U.S. Supreme Court.


   Additional lawsuits may be filed against certain of the Janus funds, Janus Capital, and related parties in the future. Janus Capital does not currently believe that these pending actions will materially affect its ability to continue providing services it has agreed to provide to the Janus funds.

   CONFLICTS OF INTEREST

   The Shares offered by this Prospectus are available only to variable annuity and variable life separate accounts of insurance companies that are unaffiliated with Janus Capital and to certain qualified retirement plans. Although the Portfolios do not currently anticipate any disadvantages to policy owners because each Portfolio offers its Shares to such entities, there is a possibility that a material conflict may arise. The Trustees monitor events in an effort to identify any disadvantages or material irreconcilable conflicts and to determine what action, if any, should be taken in response. If a material disadvantage or conflict is identified, the Trustees may require one or more insurance company separate accounts or qualified plans to withdraw its investments in one or more Portfolios or substitute Shares of another Portfolio. If this occurs, a Portfolio may be forced to sell its securities at disadvantageous prices. In addition, the Portfolios may refuse to sell their Shares to any separate account or qualified plan or may suspend or terminate the offering of a Portfolio's Shares if such action is required by law or regulatory authority or is in the best interests of that Portfolio's shareholders. It is possible that a qualified plan investing in the Portfolios could lose its qualified plan status under the Internal Revenue Code, which could have adverse tax consequences on insurance company separate accounts investing in the Portfolios. Janus Capital intends to monitor such qualified plans and the Portfolios may discontinue sales to a qualified plan and require plan participants with existing investments in the Portfolios to redeem those investments if a plan loses (or in the opinion of Janus Capital is at risk of losing) its qualified plan status.

   DISTRIBUTION OF THE PORTFOLIOS

   The Portfolios are distributed by Janus Distributors LLC ("Janus Distributors"), which is a member of the National Association of Securities Dealers, Inc. ("NASD"). To obtain information about NASD member firms and their associated persons, you may contact NASD Regulation, Inc. at www.nasdr.com, or the Public Disclosure Hotline at 800-289-9999. An investor brochure containing information describing the Public Disclosure Program is available from NASD Regulation, Inc.

 68  Janus Aspen Series

DISTRIBUTIONS AND TAXES
--------------------------------------------------------------------------------

DISTRIBUTIONS

   To avoid taxation of the Portfolios, the Internal Revenue Code requires each Portfolio to distribute all or substantially all of its net investment income and any net capital gains realized on its investments at least annually. A Portfolio's income from certain dividends, interest, and any net realized short-term capital gains are paid to shareholders as ordinary income dividends. Net realized long-term capital gains are paid to shareholders as capital gains distributions, regardless of how long you have held shares of the Portfolio. Distributions are made at the class level, so they may vary from class to class within a single Portfolio.

   DISTRIBUTION SCHEDULE

   Dividends for the Portfolios are normally declared and distributed in June and December. Capital gains distributions are normally declared and distributed in June. However, in certain situations it may be necessary for a Portfolio to declare and distribute capital gains distributions in December. If necessary, dividends and net capital gains may be distributed at other times as well.

   HOW DISTRIBUTIONS AFFECT A PORTFOLIO'S NAV

   Distributions are paid to shareholders as of the record date of a distribution of a Portfolio, regardless of how long the shares have been held. Undistributed dividends and net capital gains are included in each Portfolio's daily NAV. The share price of a Portfolio drops by the amount of the distribution, net of any subsequent market fluctuations. For example, assume that on December 31, a Portfolio declared a dividend in the amount of $0.25 per share. If the Portfolio's share price was $10.00 on December 30, the Portfolio's share price on December 31 would be $9.75, barring market fluctuations.

TAXES

   TAXES ON DISTRIBUTIONS

   Because Shares of the Portfolios may be purchased only through variable insurance contracts and qualified plans, it is anticipated that any income dividends or net capital gains distributions made by a Portfolio will be exempt from current taxation if left to accumulate within the variable insurance contract or qualified plan. Generally, withdrawals from such contracts or plans may be subject to ordinary income tax and, if made before age 59 1/2, a 10% penalty tax may be imposed. The tax status of your investment depends on the features of your qualified plan or variable insurance contract. Further information may be found in your plan documents or in the prospectus of the separate account offering such contract.

   TAXATION OF THE PORTFOLIOS


   Dividends, interest, and some capital gains received by the Portfolios on foreign securities may be subject to foreign tax withholding or other foreign taxes. If a Portfolio is eligible, it may from year to year make the election permitted under Section 853 of the Internal Revenue Code to pass through such taxes to shareholders as a foreign tax credit. If such an election is not made, any foreign taxes paid or accrued will represent an expense to the Portfolios.



   The Portfolios do not expect to pay any federal income or excise taxes because they intend to meet certain requirements of the Internal Revenue Code. In addition, because the Shares of each Portfolio are sold in connection with variable insurance contracts, each Portfolio intends to qualify under the Internal Revenue Code with respect to the diversification requirements related to the tax-deferred status of insurance company separate accounts.


                                                     Distributions and taxes  69

SHAREHOLDER'S GUIDE
--------------------------------------------------------------------------------

   Investors may not purchase or redeem Shares of the Portfolios directly. Shares may be purchased or redeemed only through variable insurance contracts offered by the separate accounts of participating insurance companies or through qualified retirement plans. Certain Portfolios may not be available in connection with a particular contract and certain contracts may limit allocations among the Portfolios. REFER TO THE PROSPECTUS FOR THE PARTICIPATING INSURANCE COMPANY'S SEPARATE ACCOUNT OR YOUR PLAN DOCUMENTS FOR INSTRUCTIONS ON PURCHASING OR SELLING OF VARIABLE INSURANCE CONTRACTS AND ON HOW TO SELECT SPECIFIC PORTFOLIOS AS INVESTMENT OPTIONS FOR A CONTRACT OR A QUALIFIED PLAN.

   With certain limited exceptions, the Portfolios are available only to U.S. citizens or residents.

PRICING OF PORTFOLIO SHARES

   The per share NAV for each class is computed by dividing the total value of assets allocated to the class, less liabilities allocated to that class, by the total number of shares outstanding for the class. A Portfolio's NAV is calculated as of the close of the regular trading session of the New York Stock Exchange ("NYSE") (normally 4:00 p.m. New York time) each day that the NYSE is open ("business day"). However, the NAV may be calculated earlier if trading on the NYSE is restricted, or as permitted by the SEC. Because foreign securities markets may operate on days that are not business days in the United States, the value of a Portfolio's holdings may change on days when you will not be able to purchase or redeem a Portfolio's shares to the extent that Portfolio is invested in such markets.

   All purchases and sales will be duly processed at the NAV next calculated after your request is received in good order by a Portfolio or its agent. In order to receive a day's price, your order must be received in good order by a Portfolio (or insurance company or plan sponsor) or its agent by the close of the regular trading session of the NYSE.

   Securities held by the Portfolios are generally valued at market value. Certain short-term instruments maturing within 60 days or less are valued at amortized cost, which approximates market value. If a market quotation is not readily available or is deemed unreliable, or if an event that is expected to affect the value of a portfolio security occurs after the close of the principal exchange or market on which that security is traded, and before the close of the NYSE, the fair value of a security (except for short-term instruments maturing within 60 days or less) will be determined in good faith under policies and procedures established by and under the supervision of the Portfolios' Board of Trustees. Circumstances in which fair value pricing may be utilized include, but are not limited to: (i) when significant events occur which may affect the securities of a single issuer, such as mergers, bankruptcies, or significant issuer-specific developments; (ii) when significant events occur which may affect an entire market, such as natural disasters or significant governmental actions; and (iii) when non-significant events occur such as markets closing early or not opening, security trading halts, or pricing of nonvalued securities and restricted or nonpublic securities. The Portfolios may use a systematic fair valuation model provided by an independent pricing service to value foreign equity securities in order to adjust for stale pricing, which may occur between the close of certain foreign exchanges and of the NYSE. While fair value pricing may be more commonly used with foreign equity securities, it may also be used with, among other things, thinly-traded domestic securities or fixed-income securities.

   Due to the subjective nature of fair value pricing, a Portfolio's value for a particular security may be different from the last quoted market price. Fair value pricing may reduce arbitrage activity involving the frequent buying and selling of mutual fund shares by investors seeking to take advantage of a perceived lag between a change in the value of a Portfolio's portfolio securities and the reflection of such change in the Portfolio's NAV, as further described in the "Excessive Trading" section of this Prospectus. While funds that invest in foreign securities may be at a greater risk for arbitrage activity, such activity may also arise in mutual funds which do not invest in foreign securities, for example, when trading in a security held by a Portfolio is halted and does not resume prior to the time the Portfolio calculates its NAV (referred to as "stale pricing"). Portfolios that hold thinly-traded securities, such as certain small-capitalization securities, may be subject to attempted use of arbitrage techniques. To the extent that a Portfolio's valuation of a security is different from the security's market value, short-term arbitrage traders may dilute the NAV of a Portfolio, which negatively impacts long-term shareholders. The Portfolios' fair value pricing and excessive trading policies and

 70  Janus Aspen Series
   procedures may not completely eliminate short-term trading in certain omnibus accounts and other accounts traded through intermediaries.

   The value of the securities of other open-end funds held by a Portfolio, if any, will be calculated using the NAV of such underlying funds, and the prospectuses for such open-end funds explain the circumstances under which they use fair value pricing and the effects of using fair value pricing.

DISTRIBUTION AND SERVICE FEES

   DISTRIBUTION AND SHAREHOLDER SERVICING PLAN

   Under a distribution and shareholder servicing plan (the "Plan") adopted in accordance with Rule 12b-1 under the 1940 Act, the Shares may pay Janus Distributors, the Trust's distributor, a fee at an annual rate of up to 0.25% of the average daily net assets of the Shares of a Portfolio. Under the terms of the Plan, the Trust is authorized to make payments to Janus Distributors for remittance to insurance companies and qualified plan service providers as compensation for distribution and services performed by such entities. Because 12b-1 fees are paid out of the Portfolios' assets on an ongoing basis, over time they will increase the cost of your investment and may cost you more than paying other types of sales charges.

   ADMINISTRATIVE SERVICES FEE


   Janus Services LLC, the Portfolios' transfer agent, receives an administrative services fee at an annual rate of up to 0.10% of the average daily net assets of Risk-Managed Growth Portfolio, Risk-Managed Core Portfolio, Mid Cap Value Portfolio, and Small Company Value Portfolio for providing, or arranging for the provision of, recordkeeping, subaccounting, and other administrative services to retirement or pension plan participants, variable contract owners, or other underlying investors investing through institutional channels.


PURCHASES

   Purchases of Shares may be made only by the separate accounts of insurance companies for the purpose of funding variable insurance contracts or by qualified plans. Refer to the prospectus of the appropriate insurance company separate account or your plan documents for information on how to invest in the Shares of each Portfolio. Participating insurance companies and certain other designated organizations are authorized to receive purchase orders on the Portfolios' behalf. As discussed under "Investment Adviser," Janus Capital and its affiliates may make payments to selected insurance companies, qualified plan service providers, or other financial intermediaries that were instrumental in the acquisition of the accounts in the Portfolios or that provide services in connection with investments in the Portfolios. You may wish to consider such arrangements when evaluating any recommendation of the Portfolios.

   Each Portfolio reserves the right to reject any purchase order, including exchange purchases, for any reason. The Portfolios are not intended for excessive trading. For more information about the Portfolios' policy on excessive trading, refer to "Excessive Trading."

   The Portfolios may discontinue sales to a qualified plan and require plan participants with existing investments in the Shares to redeem those investments if the plan loses (or in the opinion of Janus Capital, is at risk of losing) its qualified plan status.

REDEMPTIONS

   Redemptions, like purchases, may be effected only through the separate accounts of participating insurance companies or through qualified plans. Please refer to the appropriate separate account prospectus or plan documents for details.

   Shares of any Portfolio may be redeemed on any business day on which the Portfolio's NAV is calculated. Redemptions are duly processed at the NAV next calculated after your redemption order is received in good order by a Portfolio or

                                                         Shareholder's guide  71
   its agent. Redemption proceeds will normally be sent the business day following receipt of the redemption order, but in no event later than seven days after receipt of such order.

   REDEMPTIONS IN-KIND

   Shares normally will be redeemed for cash, although each Portfolio retains the right to redeem some or all of its shares in-kind under unusual circumstances, in order to protect the interests of remaining shareholders, or to accommodate a request by a particular shareholder that does not adversely affect the interest of the remaining shareholders, by delivery of securities selected from its assets at its discretion. However, each Portfolio is required to redeem shares solely for cash up to the lesser of $250,000 or 1% of the NAV of that Portfolio during any 90-day period for any one shareholder. Should redemptions by any shareholder exceed such limitation, a Portfolio will have the option of redeeming the excess in cash or in-kind. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming shareholder might incur brokerage or other transaction costs to convert the securities to cash.

EXCESSIVE TRADING

   EXCESSIVE TRADING POLICIES AND PROCEDURES

   The Board of Trustees has adopted policies and procedures with respect to short-term and excessive trading of Portfolio shares ("excessive trading"). The Portfolios are intended for long-term investment purposes only and the Portfolios will take reasonable steps to attempt to detect and deter excessive trading. Transactions placed in violation of the Portfolios' excessive trading policies may be cancelled or revoked by the Portfolio by the next business day following receipt by the Portfolio. The trading history of accounts determined to be under common ownership or control within any of the Janus funds may be considered in enforcing these policies and procedures. As described below, however, the Portfolios may not be able to identify all instances of excessive trading or completely eliminate the possibility of excessive trading. In particular, it may be difficult to identify excessive trading in certain omnibus accounts and other accounts traded through intermediaries (such as insurance companies or plan sponsors). By their nature, omnibus accounts, in which purchases and redemptions of the Portfolios' shares by multiple investors are aggregated by the intermediary and presented to the Portfolios on a net basis, may effectively conceal the identity of individual investors and their transactions from the Portfolios and their agents.

   The Portfolios attempt to deter excessive trading through at least the following methods:

   - fair valuation of securities as described under "Pricing of Portfolio Shares;" and

   - redemption fees as described under "Redemption Fee" (where applicable on certain classes of certain Portfolios).

   The Portfolios monitor Portfolio share transactions, subject to the limitations described below. Generally, a purchase of a Portfolio's shares followed by the redemption of the Portfolio's shares within a 90-day period may result in enforcement of a Portfolio's excessive trading policies and procedures with respect to future purchase orders, provided that the Portfolios reserve the right to reject any purchase request as explained above.

   If the Portfolios detect excessive trading, the Portfolios may suspend or permanently terminate the exchange privilege (if permitted by your insurance company or plan sponsor) of the account and may bar future purchases into the Portfolio and any of the other Janus funds by such investor. The Portfolios' excessive trading policies generally do not apply to a money market portfolio, although money market portfolios at all times reserve the right to reject any purchase request (including exchange purchases, if permitted by your insurance company or plan sponsor) for any reason without prior notice.

   The Portfolios' Board of Trustees may approve from time to time a redemption fee to be imposed by any Janus fund, subject to 60 days' notice to shareholders of that fund.

   Investors who place transactions through the same insurance company or plan sponsor on an omnibus basis may be deemed part of a group for the purpose of the Portfolios' excessive trading policies and procedures and may be

 72  Janus Aspen Series
   rejected in whole or in part by a Portfolio. The Portfolios, however, cannot always identify or reasonably detect excessive trading that may be facilitated by insurance companies or plan sponsors or made difficult to identify through the use of omnibus accounts by those intermediaries that transmit purchase, exchange, and redemption orders to the Portfolios, and thus the Portfolios may have difficulty curtailing such activity. Transactions accepted by an insurance company or plan sponsor in violation of the Portfolios' excessive trading policies may be cancelled or revoked by a Portfolio by the next business day following receipt by that Portfolio.

   In an attempt to detect and deter excessive trading in omnibus accounts, the Portfolios or their agents may require intermediaries to impose restrictions on the trading activity of accounts traded through those intermediaries. Such restrictions may include, but are not limited to, requiring that trades be placed by U.S. mail, prohibiting purchases for a designated period of time (typically 30 to 90 days) by investors who have recently redeemed Portfolio shares, requiring intermediaries to report information about customers who purchase and redeem large amounts, and similar restrictions. The Portfolios' ability to impose such restrictions with respect to accounts traded through particular intermediaries may vary depending on the systems capabilities, applicable contractual and legal restrictions, and cooperation of those intermediaries.

   Certain transactions in Portfolio shares, such as periodic rebalancing (no more frequently than quarterly) or those which are made pursuant to systematic purchase, exchange, or redemption programs generally do not raise excessive trading concerns and normally do not require application of the Portfolios' methods to detect and deter excessive trading.

   Each Portfolio also reserves the right to reject any purchase request (including exchange purchases) by any investor or group of investors for any reason without prior notice, including, in particular, if the trading activity in the account(s) is deemed to be disruptive to a Portfolio. For example, a Portfolio may refuse a purchase order if the portfolio managers and/or investment personnel believe they would be unable to invest the money effectively in accordance with the Portfolio's investment policies or the Portfolio would otherwise be adversely affected due to the size of the transaction, frequency of trading, or other factors.

   The Portfolios' policies and procedures regarding excessive trading may be modified at any time by the Portfolios' Board of Trustees.

   EXCESSIVE TRADING RISKS

   Excessive trading may present risks to a Portfolio's long-term shareholders. Excessive trading into and out of a Portfolio may disrupt portfolio investment strategies, may create taxable gains to remaining Portfolio shareholders, and may increase Portfolio expenses, all of which may negatively impact investment returns for all remaining shareholders, including long-term shareholders.

   Portfolios that invest in foreign securities may be at a greater risk for excessive trading. Investors may attempt to take advantage of anticipated price movements in securities held by a portfolio based on events occurring after the close of a foreign market that may not be reflected in the portfolio's NAV (referred to as "price arbitrage"). Such arbitrage opportunities may also arise in portfolios which do not invest in foreign securities, for example, when trading in a security held by a portfolio is halted and does not resume prior to the time the portfolio calculates its NAV (referred to as "stale pricing"). Portfolios that hold thinly-traded securities, such as certain small-capitalization securities, may be subject to attempted use of arbitrage techniques. To the extent that a Portfolio's valuation of a security differs from the security's market value, short-term arbitrage traders may dilute the NAV of a Portfolio, which negatively impacts long-term shareholders. Although the Portfolios have adopted fair valuation policies and procedures intended to reduce the Portfolios' exposure to price arbitrage, stale pricing, and other potential pricing inefficiencies, under such circumstances there is potential for short-term arbitrage trades to dilute the value of Portfolio shares.

   Although the Portfolios take steps to detect and deter excessive trading pursuant to the policies and procedures described in this Prospectus and approved by the Board of Trustees, there is no assurance that these policies and

                                                         Shareholder's guide  73
   procedures will be effective in limiting excessive trading in all circumstances. For example, the Portfolios may be unable to completely eliminate the possibility of excessive trading in certain omnibus accounts and other accounts traded through intermediaries. Omnibus accounts may effectively conceal the identity of individual investors and their transactions from the Portfolios and their agents. This makes the Portfolios' identification of excessive trading transactions in the Portfolios through an omnibus account difficult and makes the elimination of excessive trading in the account impractical without the assistance of the intermediary. Moreover, the contract between an insurance company and the owner of a variable insurance contract may govern the frequency with which the contract owner may cause the insurance company to purchase or redeem shares of a Portfolio. Although the Portfolios encourage intermediaries to take necessary actions to detect and deter excessive trading, some intermediaries may be unable or unwilling to do so, and accordingly, the Portfolios cannot eliminate completely the possibility of excessive trading.

   Shareholders that invest through an omnibus account should be aware that they may be subject to the policies and procedures of their insurance company or plan sponsor with respect to excessive trading in the Portfolios.

AVAILABILITY OF PORTFOLIO HOLDINGS INFORMATION


   The Mutual Fund Holdings Disclosure Policies and Procedures adopted by Janus Capital and the Portfolios, including all funds managed within the Janus fund complex, are designed to be in the best interests of the Portfolios and to protect the confidentiality of the Portfolios' portfolio holdings. The following describes those policies and procedures.



   The non-money market portfolios' holdings (excluding cash investments, derivatives, short positions, and other investment positions), consisting of at least the names of the holdings, are generally available monthly, with a 30-day lag, on www.janus.com/info. They are posted to the website within approximately two business days after month-end. The money market portfolio's portfolio holdings are generally available monthly, with no lag, on www.janus.com/info. They are posted to the website within approximately six business days after month-end. All of the portfolios' holdings remain available at least until a Form N-CSR or Form N-Q is filed with the SEC for the period that includes the date as of which the website information is current. The portfolios' portfolio holdings can be found on www.janus.com/info under the Characteristics tab of each Portfolio.


   In addition, the portfolios' top portfolio holdings in order of position size and as a percentage of the total portfolio, are published monthly with a 30-day lag, and quarterly with a 15-day lag, on www.janus.com/info. Most portfolios disclose their top ten portfolio holdings. However, certain portfolios disclose only their top five portfolio holdings. Security breakdowns (e.g., industry, sector, regional, market capitalization, and asset allocation) for the non-money market portfolios are published monthly with a 30-day lag, and quarterly with a 15-day lag, on www.janus.com/info. The portfolios' top portfolio holdings, as well as the non-money market portfolios' security breakdowns, are posted to the website within approximately two business days after the end of the applicable period and remain available until the following period's information is posted.


   Specific portfolio level performance attribution information and statistics for all portfolios shall be available to any person monthly upon request, with a 30-day lag, following the posting of the portfolios' portfolio holdings on www.janus.com/info.


   Notwithstanding the foregoing, Janus Capital may exclude from publication all or any portion of portfolio holdings or change the time periods of disclosure as deemed necessary to protect the interests of the portfolios. A summary of the portfolio holdings disclosure policies and procedures, which includes a discussion of any exceptions, is contained in the Portfolios' SAI.

   Complete schedules of the Portfolios' holdings as of the end of the Portfolios' first and third fiscal quarters are filed with the SEC within 60 days of the end of such quarters on Form N-Q. The Portfolios' Form N-Q: (i) is available on the SEC's website at http://www.sec.gov; (ii) may be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. (information on the Public Reference Room may be obtained by calling 1-800-SEC-0330); and (iii) is available without charge, upon request, by calling a Janus representative at 1-800-525-0020 (toll free). Complete schedules of the Portfolios' holdings as of the end of the Portfolios' second and fourth fiscal quarters are

 74  Janus Aspen Series
   included in the Portfolios' annual and semiannual reports which are filed with the SEC within 60 days of the end of such quarters. The annual reports are filed on Form type N-CSR and the semiannual reports are filed on Form type N-CSRS. Shareholder reports containing such portfolio holdings are available to shareholders through their insurance company or plan sponsor and are also available at www.janus.com/info.

SHAREHOLDER COMMUNICATIONS

   Your insurance company or plan sponsor is responsible for providing annual and semiannual reports, including the financial statements of the Portfolios that you have authorized for investment. These reports show each Portfolio's investments and the market value of such investments, as well as other information about each Portfolio and its operations. Please contact your insurance company or plan sponsor to obtain these reports. The Trust's fiscal year ends December 31.

                                                         Shareholder's guide  75

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------


   The financial highlights tables are intended to help you understand the Service Shares financial performance through December 31 of the fiscal periods shown. Items "Net asset value, beginning of period" through "Net asset value, end of period" reflect financial results for a single Portfolio Share. The information shown for the fiscal periods ended December 31 has been audited by PricewaterhouseCoopers LLP, whose report, along with the Portfolios' financial statements, is included in the Annual Report, which is available upon request, and incorporated by reference into the SAI.



   The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in the Service Shares of the Portfolios (assuming reinvestment of all dividends and distributions) but do not include charges and expenses attributable to any insurance product. If these charges and expenses had been included, the performance for the periods shown would be lower.



LARGE CAP GROWTH PORTFOLIO - SERVICE SHARES
---------------------------------------------------------------------------------------------------------------------
                                                                   Years ended December 31
                                           2006             2005             2004             2003             2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                  $20.62           $19.85           $19.04           $14.48           $19.76
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)                0.02           (0.02)           (0.04)           (0.03)           (0.04)
 Net gain/(loss) on securities
   (both realized and unrealized)            2.26             0.82             0.85             4.59           (5.24)
 Total from investment operations            2.28             0.80             0.81             4.56           (5.28)
 LESS DISTRIBUTIONS:
 Dividends (from net investment
   income)                                 (0.06)           (0.03)               --               --               --
 Distributions (from capital gains)            --               --               --               --               --
 Total distributions                       (0.06)           (0.03)               --               --               --
 NET ASSET VALUE, END OF PERIOD            $22.84           $20.62           $19.85           $19.04           $14.48
 Total return                              11.08%            4.01%            4.25%           31.49%         (26.72)%
 Net assets, end of period (in
   thousands)                            $149,718         $157,041         $183,028         $211,100         $177,327
 Average net assets for the period
   (in thousands)                        $148,875         $163,753         $191,544         $188,994         $219,594
 Ratio of gross expenses to average
   net assets(1)(2)                         0.94%            0.91%            0.92%            0.92%            0.92%
 Ratio of net expenses to average
   net assets(3)                            0.94%            0.91%            0.91%            0.92%            0.92%
 Ratio of net investment
   income/(loss) to average net
   assets                                   0.24%            0.06%          (0.11)%          (0.13)%          (0.33)%
 Portfolio turnover rate                      54%              87%              33%              24%              36%
---------------------------------------------------------------------------------------------------------------------


(1) The expense ratio reflects expenses prior to any expense offset arrangements.
(2) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets and was less than 0.01%.
(3) The expense ratio reflects expenses after any expense offset arrangements.

 76  Janus Aspen Series

FORTY PORTFOLIO - SERVICE SHARES
---------------------------------------------------------------------------------------------------------
                                                             Years ended December 31
                                           2006          2005          2004          2003          2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                  $27.45        $24.39        $20.68        $17.24        $20.57
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)                0.03            --(1)         --(1)       0.03          0.06
 Net gain/(loss) on securities
   (both realized and unrealized)            2.47          3.06          3.72          3.46        (3.33)
 Total from investment operations            2.50          3.06          3.72          3.49        (3.27)
 LESS DISTRIBUTIONS:
 Dividends (from net investment
   income)                                 (0.04)            --(1)     (0.01)        (0.05)        (0.06)
 Distributions (from capital gains)            --            --            --            --            --
 Total distributions                       (0.04)            --        (0.01)        (0.05)        (0.06)
 NET ASSET VALUE, END OF PERIOD            $29.91        $27.45        $24.39        $20.68        $17.24
 Total return                               9.12%        12.56%        17.97%        20.23%      (15.93)%
 Net assets, end of period (in
   thousands)                            $446,909      $465,001      $437,777      $427,292      $367,266
 Average net assets for the period
   (in thousands)                        $439,970      $441,936      $423,061      $390,044      $432,801
 Ratio of gross expenses to average
   net assets(2)(3)                         0.95%(4)      0.92%         0.92%         0.93%         0.92%
 Ratio of net expenses to average
   net assets(5)                            0.95%(4)      0.92%         0.92%         0.93%         0.92%
 Ratio of net investment
   income/(loss) to average net
   assets                                   0.12%       (0.01)%         0.00%         0.15%         0.30%
 Portfolio turnover rate                      44%           42%           16%           41%           62%
---------------------------------------------------------------------------------------------------------


(1) Net investment income/(loss) and Dividends (from net investment income) aggregated less than $0.01 on a per share basis for the fiscal year end.
(2) The expense ratio reflects expenses prior to any expense offset arrangements.
(3) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets and was less than 0.01%.

(4) Ratio of gross expenses to average net assets and Ratio of net expenses to average net assets includes dividends on short positions. The ratio would be 0.95% and 0.95%, respectively, without the inclusion of dividends on short positions.


(5) The expense ratio reflects expenses after any expense offset arrangements.


                                                        Financial highlights  77

MID CAP GROWTH PORTFOLIO - SERVICE SHARES
---------------------------------------------------------------------------------------------------------------------
                                                                   Years ended December 31
                                           2006             2005             2004             2003             2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                  $28.41           $25.36           $21.05           $15.62           $21.73
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)              (0.09)           (0.05)           (0.05)           (0.03)           (0.04)
 Net gain/(loss) on securities
   (both realized and unrealized)            3.87             3.10             4.36             5.46           (6.07)
 Total from investment operations            3.78             3.05             4.31             5.43           (6.11)
 LESS DISTRIBUTIONS AND OTHER:
 Dividends (from net investment
   income)                                     --               --               --               --               --
 Distributions (from capital gains)            --               --               --               --               --
 Payment from affiliate                        --               --(1)            --               --               --
 Total distributions and other                 --               --               --               --               --
 NET ASSET VALUE, END OF PERIOD            $32.19           $28.41           $25.36           $21.05           $15.62
 Total return                              13.31%           12.03%(2)        20.48%           34.76%         (28.12)%
 Net assets, end of period (in
   thousands)                            $254,484         $256,225         $240,418         $204,838         $137,089
 Average net assets for the period
   (in thousands)                        $253,611         $244,487         $211,792         $167,689         $149,682
 Ratio of gross expenses to average
   net assets(3)(4)                         0.94%            0.92%            0.91%            0.92%            0.92%
 Ratio of net expenses to average
   net assets(5)                            0.94%            0.92%            0.91%            0.92%            0.92%
 Ratio of net investment
   income/(loss) to average net
   assets                                 (0.28)%          (0.23)%          (0.28)%          (0.35)%          (0.32)%
 Portfolio turnover rate                      41%              32%              25%              36%              63%
---------------------------------------------------------------------------------------------------------------------


(1) Payment from affiliate aggregated less than $0.01 on a per share basis for the fiscal year end.
(2) Janus Capital and/or Janus Services LLC fully reimbursed the Portfolio for a loss on a transaction resulting from certain trading, pricing, and/or shareholder activity errors, which otherwise would have reduced total return by less than 0.01%.
(3) The expense ratio reflects expenses prior to any expense offset arrangements.
(4) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets and was less than 0.01%.
(5) The expense ratio reflects expenses after any expense offset arrangements.

 78  Janus Aspen Series

GROWTH AND INCOME PORTFOLIO - SERVICE SHARES
-------------------------------------------------------------------------------------------------------------------
                                                                  Years ended December 31
                                          2006            2005             2004             2003             2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                 $17.66          $15.77           $14.22           $11.56           $14.87
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)               0.31            0.07             0.06             0.06             0.08
 Net gain/(loss) on securities
   (both realized and unrealized)           1.06            1.87             1.55             2.66           (3.31)
 Total from investment operations           1.37            1.94             1.61             2.72           (3.23)
 LESS DISTRIBUTIONS AND OTHER:
 Dividends (from net investment
   income)                                (0.24)          (0.06)           (0.06)           (0.06)           (0.08)
 Distributions (from capital gains)           --              --               --               --               --
 Payment from affiliate                       --            0.01               --               --               --
 Total distributions and other            (0.24)          (0.05)           (0.06)           (0.06)           (0.08)
 NET ASSET VALUE, END OF PERIOD           $18.79          $17.66           $15.77           $14.22           $11.56
 Total return                              7.83%          12.40%(1)        11.32%           23.60%         (21.77)%
 Net assets, end of period (in
   thousands)                            $37,176         $55,551          $55,596          $62,223          $62,087
 Average net assets for the period
   (in thousands)                        $44,953         $53,705          $56,017          $61,252          $78,089
 Ratio of gross expenses to average
   net assets(2)(3)                        1.09%           0.99%            1.02%            1.10%            1.01%
 Ratio of net expenses to average
   net assets(4)                           1.09%           0.99%            1.02%            1.10%            1.01%
 Ratio of net investment
   income/(loss) to average net
   assets                                  1.70%           0.37%            0.36%            0.44%            0.57%
 Portfolio turnover rate                     58%             37%              48%              43%              54%
-------------------------------------------------------------------------------------------------------------------



(1) Janus Capital and/or Janus Services LLC fully reimbursed the Portfolio for a loss on a transaction resulting from certain trading, pricing, and/or shareholder activity errors, which otherwise would have reduced total return by 0.05%.

(2) The expense ratio reflects expenses prior to any expense offset arrangements.
(3) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets and was less than 0.01%.
(4) The expense ratio reflects expenses after any expense offset arrangements.

                                                        Financial highlights  79

FUNDAMENTAL EQUITY PORTFOLIO - SERVICE SHARES
----------------------------------------------------------------------------------------------------------------
                                                                 Years ended December 31
                                          2006            2005           2004            2003             2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                 $21.44         $18.59         $16.42           $13.16           $16.15
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)             (0.01)             --(1)      (0.01)               --(1)          0.01
 Net gain/(loss) on securities
   (both realized and unrealized)           2.09           2.85           2.18             3.30           (2.99)
 Total from investment operations           2.08           2.85           2.17             3.30           (2.98)
 LESS DISTRIBUTIONS AND OTHER:
 Dividends (from net investment
   income)                                (0.02)             --(2)          --           (0.04)           (0.01)
 Distributions (from capital gains)           --             --             --               --               --
 Tax return of capital                        --             --             --               --(3)            --
 Payment from affiliate                       --             --(4)          --               --               --
 Total distributions and other            (0.02)             --             --           (0.04)           (0.01)
 NET ASSET VALUE, END OF PERIOD           $23.50         $21.44         $18.59           $16.42           $13.16
 Total return                              9.69%         15.35%(5)      13.22%           25.08%         (18.45)%
 Net assets, end of period (in
   thousands)                             $1,834         $1,049           $379             $289           $1,251
 Average net assets for the period
   (in thousands)                         $1,825           $667           $290             $219           $1,012
 Ratio of gross expenses to average
   net assets(6)(7)(8)                     1.45%          1.46%          1.48%            1.50%            1.50%
 Ratio of net expenses to average
   net assets(9)                           1.45%          1.45%          1.48%            1.50%            1.50%
 Ratio of net investment
   income/(loss) to average net
   assets                                (0.12)%         (0.21)%        (0.09)%         (0.39)%            0.09%
 Portfolio turnover rate                     51%            62%            65%              82%              97%
----------------------------------------------------------------------------------------------------------------


(1) Net investment income/(loss) aggregated less than $0.01 on a per share basis for the fiscal year end.
(2) Dividends (from net investment income) aggregated less than $0.01 on a per share basis for the fiscal year end.
(3) Tax return of capital aggregated less than $0.01 on a per share basis for the fiscal year end.
(4) Payment from affiliate aggregated less than $0.01 on a per share basis for the fiscal year end.

(5) Janus Capital and/or Janus Services LLC fully reimbursed the Portfolio for a loss on a transaction resulting from certain trading, pricing, and/or shareholder activity errors, which otherwise would have reduced total return by 0.03%.

(6) The expense ratio reflects expenses prior to any expense offset arrangements.

(7) The ratio was 2.00% in 2006, 1.73% in 2005, 1.76% in 2004, 2.35% in 2003,
    and 2.12% in 2002 before waiver of certain fees incurred by the Portfolio.


(8) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets without waivers and/or expense reimbursements and was less than 0.01%.

(9) The expense ratio reflects expenses after any expense offset arrangements.

 80  Janus Aspen Series

BALANCED PORTFOLIO - SERVICE SHARES
---------------------------------------------------------------------------------------------------------------------
                                                                   Years ended December 31
                                           2006             2005             2004             2003             2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                  $26.61           $25.24           $23.82           $21.32           $23.31
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)                0.49             0.45             0.44             0.39             0.45
 Net gain/(loss) on securities
   (both realized and unrealized)            2.27             1.46             1.52             2.52           (2.00)
 Total from investment operations            2.76             1.91             1.96             2.91           (1.55)
 LESS DISTRIBUTIONS AND OTHER:
 Dividends (from net investment
   income)                                 (0.54)           (0.54)           (0.54)           (0.41)           (0.44)
 Distributions (from capital gains)            --               --               --               --               --
 Payment from affiliate                        --(1)            --(1)            --               --               --
 Total distributions and other             (0.54)           (0.54)           (0.54)           (0.41)           (0.44)
 NET ASSET VALUE, END OF PERIOD            $28.83           $26.61           $25.24           $23.82           $21.32
 Total return                              10.46%(2)         7.62%(2)         8.29%           13.72%          (6.67)%
 Net assets, end of period (in
   thousands)                            $509,087         $559,467         $514,135         $431,044         $282,367
 Average net assets for the period
   (in thousands)                        $515,319         $526,693         $465,719         $349,871         $237,813
 Ratio of gross expenses to average
   net assets(3)(4)                         0.83%            0.82%            0.86%            0.92%            0.92%
 Ratio of net expenses to average
   net assets(5)                            0.82%            0.82%            0.86%            0.92%            0.92%
 Ratio of net investment
   income/(loss) to average net
   assets                                   1.79%            1.77%            1.85%            1.86%            2.28%
 Portfolio turnover rate                      52%              52%              64%              69%              94%
---------------------------------------------------------------------------------------------------------------------


(1) Payment from affiliate aggregated less than $0.01 on a per share basis for the fiscal year end.
(2) Janus Capital and/or Janus Services LLC fully reimbursed the Portfolio for a loss on a transaction resulting from certain trading, pricing, and/or shareholder activity errors, which otherwise would have reduced total return by less than 0.01%.
(3) The expense ratio reflects expenses prior to any expense offset arrangements.
(4) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets and was less than 0.01%.
(5) The expense ratio reflects expenses after any expense offset arrangements.

                                                        Financial highlights  81

RISK-MANAGED GROWTH PORTFOLIO - SERVICE SHARES
------------------------------------------------------------------------------------------------
                                                    Years or Period ended December 31
                                          2006            2005            2004           2003(1)
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                 $11.55          $12.14          $12.44          $10.00
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)                 --(2)           --(2)           --(2)           --(2)
 Net gain/(loss) on securities
   (both realized and unrealized)           0.72            0.83            1.48            2.54
 Total from investment operations           0.72            0.83            1.48            2.54
 LESS DISTRIBUTIONS:
 Dividends (from net investment
   income)                                    --              --              --              --
 Distributions (from capital gains)       (0.52)          (1.32)          (1.78)          (0.10)
 Tax return of capital                        --          (0.10)              --              --
 Total distributions                      (0.52)          (1.42)          (1.78)          (0.10)
 NET ASSET VALUE, END OF PERIOD           $11.75          $11.55          $12.14          $12.44
 Total return(3)                           6.22%           6.89%          12.00%          25.38%
 Net assets, end of period (in
   thousands)                            $10,409         $11,253         $10,532          $9,401
 Average net assets for the period
   (in thousands)                        $10,314         $10,600          $9,724          $8,135
 Ratio of gross expenses to average
   net assets(4)(5)(6)(7)                  1.45%           1.45%           1.43%           1.50%
 Ratio of net expenses to average
   net assets(4)(8)                        1.45%           1.45%           1.42%           1.50%
 Ratio of net investment
   income/(loss) to average net
   assets(4)                             (0.21)%         (0.54)%         (0.34)%         (0.67)%
 Portfolio turnover rate(4)                 120%            126%            110%             65%
------------------------------------------------------------------------------------------------


(1) Fiscal period January 2, 2003 (inception date) to December 31, 2003.
(2) Net investment income/(loss) aggregated less than $0.01 on a per share basis for the fiscal year or period end.

(3) Total return is not annualized for periods of less than one full year.

(4) Annualized for periods of less than one full year.
(5) The expense ratio reflects expenses prior to any expense offset arrangements.

(6) The ratio was 2.23% in 2006, 1.68% in 2005, 1.73% in 2004, and 2.58% in 2003
    before waiver of certain fees incurred by the Portfolio.


(7) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets without waivers and/or expense reimbursements and was less than 0.01%.

(8) The expense ratio reflects expenses after any expense offset arrangements.

 82  Janus Aspen Series

RISK-MANAGED CORE PORTFOLIO - SERVICE SHARES
------------------------------------------------------------------------------------------------
                                                    Years or Period ended December 31
                                          2006            2005            2004           2003(1)
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                 $12.47          $13.60          $12.49          $10.00
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)               0.02            0.04            0.02              --(2)
 Net gain/(loss) on securities
   (both realized and unrealized)           1.33            1.43            2.16            2.50
 Total from investment operations           1.35            1.47            2.18            2.50
 LESS DISTRIBUTIONS:
 Dividends (from net investment
   income)                                (0.02)          (0.04)          (0.01)              --
 Distributions (from capital gains)       (1.09)          (2.35)          (1.06)          (0.01)
 Tax return of capital                        --          (0.21)              --              --
 Total distributions                      (1.11)          (2.60)          (1.07)          (0.01)
 NET ASSET VALUE, END OF PERIOD           $12.71          $12.47          $13.60          $12.49
 Total return(3)                          10.77%          10.92%          17.55%          24.99%
 Net assets, end of period (in
   thousands)                            $16,721         $19,754         $20,680         $11,337
 Average net assets for the period
   (in thousands)                        $18,260         $19,174         $15,270          $8,414
 Ratio of gross expenses to average
   net assets(4)(5)(6)(7)                  1.45%           1.35%           1.43%           1.50%
 Ratio of net expenses to average
   net assets(4)(8)                        1.45%           1.34%           1.43%           1.50%
 Ratio of net investment
   income/(loss) to average net
   assets(4)                               0.17%           0.42%           0.14%              0%
 Portfolio turnover rate(4)                 141%            109%             84%             61%
------------------------------------------------------------------------------------------------


(1) Fiscal period January 2, 2003 (inception date) to December 31, 2003.
(2) Net investment income/(loss) aggregated less than $0.01 on a per share basis for the fiscal period end.

(3) Total return is not annualized for periods of less than one full year.

(4) Annualized for periods of less than one full year.
(5) The expense ratio reflects expenses prior to any expense offset arrangements.

(6) The ratio was 1.86% in 2006 and 2.62% in 2003 before waiver of certain fees incurred by the Portfolio.


(7) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets without waivers and/or expense reimbursements and was less than 0.01%.

(8) The expense ratio reflects expenses after any expense offset arrangements.

                                                        Financial highlights  83

MID CAP VALUE PORTFOLIO - SERVICE SHARES
------------------------------------------------------------------------------------------------
                                                         Years ended December 31
                                          2006            2005            2004            2003
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                 $15.26          $15.52          $13.61          $10.00
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)               0.14            0.11              --(1)         0.02
 Net gain/(loss) on securities
   (both realized and unrealized)           2.06            1.32            2.37            3.60
 Total from investment operations           2.20            1.43            2.37            3.62
 LESS DISTRIBUTIONS AND OTHER:
 Dividends (from net investment
   income)                                (0.16)          (0.10)              --(1)       (0.01)
 Distributions (from capital gains)       (0.74)          (1.59)          (0.46)              --
 Payment from affiliate                       --              --(2)           --              --
 Total distributions and other            (0.90)          (1.69)          (0.46)          (0.01)
 NET ASSET VALUE, END OF PERIOD           $16.56          $15.26          $15.52          $13.61
 Total return                             15.06%           9.93%(3)       17.79%          36.24%
 Net assets, end of period (in
   thousands)                            $69,217         $46,394         $31,465         $23,628
 Average net assets for the period
   (in thousands)                        $58,793         $36,590         $25,782         $14,025
 Ratio of gross expenses to average
   net assets(4)(5)(6)                     1.30%           1.22%           1.36%           1.50%
 Ratio of net expenses to average
   net assets(7)                           1.30%           1.22%           1.36%           1.50%
 Ratio of net investment
   income/(loss) to average net
   assets                                  1.08%           0.86%         (0.05)%           0.20%
 Portfolio turnover rate                     89%             74%             92%            120%
------------------------------------------------------------------------------------------------


(1) Net investment income/(loss) and Dividends (from net investment income) aggregated less than $0.01 on a per share basis for the fiscal year end.
(2) Payment from affiliate aggregated less than $0.01 on a per share basis for the fiscal year end.

(3) Janus Capital and/or Janus Services LLC fully reimbursed the Portfolio for a loss on a transaction resulting from certain trading, pricing, and/or shareholder activity errors, which otherwise would have reduced total return by 0.02%.

(4) The expense ratio reflects expenses prior to any expense offset arrangements.
(5) The ratio was 1.90% in 2003 before waiver of certain fees incurred by the Portfolio.

(6) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets without waivers and/or expense reimbursements and was less than 0.01%.

(7) The expense ratio reflects expenses after any expense offset arrangements.

 84  Janus Aspen Series

SMALL COMPANY VALUE PORTFOLIO - SERVICE SHARES
---------------------------------------------------------------------------------------------------
                                                     Years or Period ended December 31
                                          2006         2005         2004         2003       2002(1)
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                 $16.45       $15.90      $14.20        $9.92       $10.00
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)             (0.01)           --(2)     0.01         0.02           --(2)
 Net gain/(loss) on securities
   (both realized and unrealized)           3.60         0.55        2.51         4.26       (0.08)
 Total from investment operations           3.59         0.55        2.52         4.28       (0.08)
 LESS DISTRIBUTIONS:
 Dividends (from net investment
   income)                                    --           --      (0.02)           --           --
 Distributions (from capital gains)       (0.15)           --(3)   (0.80)           --           --
 Total distributions                      (0.15)           --      (0.82)           --           --
 NET ASSET VALUE, END OF PERIOD           $19.89       $16.45      $15.90       $14.20        $9.92
 Total return(4)                          21.80%        3.49%      18.16%       43.15%      (0.80)%
 Net assets, end of period (in
   thousands)                            $16,845       $9,013      $2,755       $1,626         $496
 Average net assets for the period
   (in thousands)                        $13,106       $5,120      $2,062         $856          $--
 Ratio of gross expenses to average
   net assets(5)(6)(7)(8)                  1.69%        1.69%       1.60%        1.60%          N/A
 Ratio of net expenses to average
   net assets(5)(9)                        1.69%        1.69%       1.59%        1.60%          N/A
 Ratio of net investment
   income/(loss) to average net
   assets(5)                             (0.32)%      (0.25)%      (0.05)%       0.14%          N/A
 Portfolio turnover rate(5)                  59%          53%         43%          50%           0%
---------------------------------------------------------------------------------------------------


(1) Portfolio commenced operations on December 31, 2002 (inception date).
(2) Net investment income/(loss) aggregated less than $0.01 on a per share basis for the fiscal year or period end.
(3) Distributions (from capital gains) aggregated less than $0.01 on a per share basis for the fiscal year end.

(4) Total return is not annualized for periods of less than one full year.

(5) Annualized for periods of less than one full year.
(6) The expense ratio reflects expenses prior to any expense offset arrangements.

(7) The ratio was 2.19% in 2006, 2.79% in 2005, 4.49% in 2004, and 12.61% in
    2003 before waiver of certain fees incurred by the Portfolio.


(8) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets without waivers and/or expense reimbursements and was less than 0.01%.

(9) The expense ratio reflects expenses after any expense offset arrangements.

                                                        Financial highlights  85

WORLDWIDE GROWTH PORTFOLIO - SERVICE SHARES
---------------------------------------------------------------------------------------------------------------
                                                                Years ended December 31
                                           2006          2005          2004             2003             2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                  $27.76        $26.62        $25.70           $20.95           $28.38
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)                0.36          0.29          0.17             0.17             0.14
 Net gain/(loss) on securities
   (both realized and unrealized)            4.58          1.18          0.99             4.77           (7.43)
 Total from investment operations            4.94          1.47          1.16             4.94           (7.29)
 LESS DISTRIBUTIONS AND OTHER:
 Dividends (from net investment
   income)                                 (0.48)        (0.33)        (0.24)           (0.19)           (0.14)
 Distributions (from capital gains)            --            --            --               --               --
 Tax return of capital                         --            --            --               --(1)            --
 Payment from affiliate                        --            --(2)         --(2)            --               --
 Total distributions and other             (0.48)        (0.33)        (0.24)           (0.19)           (0.14)
 NET ASSET VALUE, END OF PERIOD            $32.22        $27.76        $26.62           $25.70           $20.95
 Total return                              17.97%         5.57%(3)      4.53%(4)        23.68%         (25.71)%
 Net assets, end of period (in
   thousands)                            $209,951      $201,382      $235,999         $236,991         $192,629
 Average net assets for the period
   (in thousands)                        $195,343      $206,310      $232,280         $207,451         $188,639
 Ratio of gross expenses to average
   net assets(5)(6)(7)                      0.86%         0.86%         0.91%            0.96%            0.95%
 Ratio of net expenses to average
   net assets(8)                            0.86%         0.86%         0.91%            0.96%            0.95%
 Ratio of net investment
   income/(loss) to average net
   assets                                   1.29%         1.11%         0.74%            0.80%            0.64%
 Portfolio turnover rate                      46%           41%          120%             126%              73%
---------------------------------------------------------------------------------------------------------------


(1) Tax return of capital aggregated less than $0.01 on a per share basis for the fiscal year end.
(2) Payment from affiliate aggregated less than $0.01 on a per share basis for the fiscal year end.

(3) Janus Capital and/or Janus Services LLC fully reimbursed the Portfolio for a loss on a transaction resulting from certain trading, pricing, and/or shareholder activity errors, which otherwise would have reduced total return by 0.02%.

(4) Janus Capital and/or Janus Services LLC fully reimbursed the Portfolio for a loss on a transaction resulting from certain trading, pricing, and/or shareholder activity errors, which otherwise would have reduced total return by less than 0.01%.

(5) The ratio was 0.90% in 2006 before waiver of certain fees and/or reduction of adviser's fees.


(6) The expense ratio reflects expenses prior to any expense offset arrangements.


(7) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets without waivers and/or expense reimbursements and was less than 0.01%.


(8) The expense ratio reflects expenses after any expense offset arrangements.


 86  Janus Aspen Series

INTERNATIONAL GROWTH PORTFOLIO - SERVICE SHARES
-----------------------------------------------------------------------------------------------------------------------
                                                                    Years ended December 31
                                            2006              2005             2004             2003             2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                    $35.17           $26.94           $22.89           $17.18           $23.30
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)                  0.46             0.31             0.20             0.18             0.13
 Net gain/(loss) on securities
   (both realized and unrealized)             15.79             8.24             4.05             5.71           (6.12)
 Total from investment operations             16.25             8.55             4.25             5.89           (5.99)
 LESS DISTRIBUTIONS AND OTHER:
 Dividends (from net investment
   income)                                   (0.80)           (0.32)           (0.20)           (0.18)           (0.13)
 Distributions (from capital gains)              --               --               --               --               --
 Payment from affiliate                          --(1)            --(1)            --(1)            --               --
 Total distributions and other               (0.80)           (0.32)           (0.20)           (0.18)           (0.13)
 NET ASSET VALUE, END OF PERIOD              $50.62           $35.17           $26.94           $22.89           $17.18
 Total return                                46.66%(2)        31.94%(2)        18.69%(2)        34.53%         (25.76)%
 Net assets, end of period (in
   thousands)                            $1,072,922         $635,357         $498,735         $457,965         $380,620
 Average net assets for the period
   (in thousands)                          $826,815         $523,662         $457,088         $391,922         $477,995
 Ratio of gross expenses to average
   net assets(3)(4)                           0.96%            0.95%            0.94%            1.01%            0.99%
 Ratio of net expenses to average
   net assets(5)                              0.96%            0.95%            0.93%            1.01%            0.99%
 Ratio of net investment
   income/(loss) to average net
   assets                                     1.49%            0.78%            0.77%            0.99%            0.67%
 Portfolio turnover rate                        60%              57%              65%             123%              74%
-----------------------------------------------------------------------------------------------------------------------


(1) Payment from affiliate aggregated less than $0.01 on a per share basis for the fiscal year end.
(2) Janus Capital and/or Janus Services LLC fully reimbursed the Portfolio for a loss on a transaction resulting from certain trading, pricing, and/or shareholder activity errors, which otherwise would have reduced total return by less than 0.01%.
(3) The expense ratio reflects expenses prior to any expense offset arrangements.
(4) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets and was less than 0.01%.
(5) The expense ratio reflects expenses after any expense offset arrangements.

                                                        Financial highlights  87

FOREIGN STOCK PORTFOLIO - SERVICE SHARES
------------------------------------------------------------------------------------------------------------------
                                                                  Years ended December 31
                                          2006            2005            2004             2003             2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                 $14.85          $14.09          $11.95            $9.00           $10.49
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)               0.25            0.11            0.04             0.06               --(1)
 Net gain/(loss) on securities
   (both realized and unrealized)           2.37            0.76            2.14             2.95           (1.41)
 Total from investment operations           2.62            0.87            2.18             3.01           (1.41)
 LESS DISTRIBUTIONS:
 Dividends (from net investment
   income)                                (0.25)          (0.11)          (0.04)           (0.04)               --
 Distributions (from capital gains)       (0.47)              --              --               --           (0.08)
 Tax return of capital                        --              --              --           (0.02)               --
 Total distributions                      (0.72)          (0.11)          (0.04)           (0.06)           (0.08)
 NET ASSET VALUE, END OF PERIOD           $16.75          $14.85          $14.09           $11.95            $9.00
 Total return                             18.06%           6.24%          18.22%           33.39%         (13.37)%
 Net assets, end of period (in
   thousands)                            $18,984         $15,672         $16,889           $8,481           $5,969
 Average net assets for the period
   (in thousands)                        $17,224         $16,595         $13,297           $6,758           $3,989
 Ratio of gross expenses to average
   net assets(2)(3)(4)                     1.49%           1.45%           1.46%            1.50%            1.50%
 Ratio of net expenses to average
   net assets(5)                           1.49%           1.44%           1.45%            1.50%            1.50%
 Ratio of net investment
   income/(loss) to average net
   assets                                  1.13%           0.82%           0.34%            0.40%          (0.09)%
 Portfolio turnover rate                     16%             20%             14%              31%             106%
------------------------------------------------------------------------------------------------------------------



(1) Net investment income/(loss) aggregated less than $0.01 on a per share basis for the fiscal year end.


(2) The expense ratio reflects expenses prior to any expense offset arrangements.


(3) The ratio was 1.69% in 2006, 1.45% in 2005, 1.46% in 2004, 1.89% in 2003,
    and 2.54% in 2002 before waiver of certain fees incurred by the Portfolio.


(4) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets without waivers and/or expense reimbursements and was less than 0.01%.


(5) The expense ratio reflects expenses after any expense offset arrangements.


 88  Janus Aspen Series

GLOBAL TECHNOLOGY PORTFOLIO - SERVICE SHARES
---------------------------------------------------------------------------------------------------------------------
                                                                   Years ended December 31
                                           2006             2005             2004             2003             2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                   $3.96            $3.55            $3.53            $2.41            $4.08
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)                  --(1)            --(1)            --(1)            --(1)            --(1)
 Net gain/(loss) on securities
   (both realized and unrealized)            0.31             0.41             0.02             1.12           (1.67)
 Total from investment operations            0.31             0.41             0.02             1.12           (1.67)
 LESS DISTRIBUTIONS:
 Dividends (from net investment
   income)                                     --               --               --               --               --
 Distributions (from capital gains)            --               --               --               --               --
 Total distributions                           --               --               --               --               --
 NET ASSET VALUE, END OF PERIOD             $4.27            $3.96            $3.55            $3.53            $2.41
 Total return                               7.83%           11.55%            0.57%           46.47%         (40.93)%
 Net assets, end of period (in
   thousands)                            $132,281         $138,172         $151,354         $180,513         $127,656
 Average net assets for the period
   (in thousands)                        $134,175         $134,959         $161,072         $147,151         $191,037
 Ratio of gross expenses to average
   net assets(2)(3)                         1.08%            0.98%            0.97%            1.10%            0.97%
 Ratio of net expenses to average
   net assets(4)                            1.08%            0.98%            0.97%            1.10%            0.97%
 Ratio of net investment
   income/(loss) to average net
   assets                                 (0.12)%          (0.24)%          (0.06)%          (0.44)%          (0.29)%
 Portfolio turnover rate                      89%              42%              30%              46%              70%
---------------------------------------------------------------------------------------------------------------------


(1) Net investment income/(loss) aggregated less than $0.01 on a per share basis for the fiscal year end.
(2) The expense ratio reflects expenses prior to any expense offset arrangements.
(3) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets and was less than 0.01%.
(4) The expense ratio reflects expenses after any expense offset arrangements.

                                                        Financial highlights  89

GLOBAL LIFE SCIENCES PORTFOLIO - SERVICE SHARES
-------------------------------------------------------------------------------------------------------------------
                                                                  Years ended December 31
                                          2006            2005             2004             2003             2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                  $8.84           $7.87            $6.89            $5.46            $7.75
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)             (0.01)              --(1)            --(1)            --(1)            --(1)
 Net gain/(loss) on securities
   (both realized and unrealized)           0.57            0.97             0.98             1.43           (2.29)
 Total from investment operations           0.56            0.97             0.98             1.43           (2.29)
 LESS DISTRIBUTIONS:
 Dividends (from net investment
   income)                                    --              --               --               --               --
 Distributions (from capital gains)           --              --               --               --               --
 Total distributions                          --              --               --               --               --
 NET ASSET VALUE, END OF PERIOD            $9.40           $8.84            $7.87            $6.89            $5.46
 Total return                              6.33%          12.33%           14.22%           26.19%         (29.55)%
 Net assets, end of period (in
   thousands)                            $26,288         $30,522          $30,082          $31,282          $26,514
 Average net assets for the period
   (in thousands)                        $30,308         $30,905          $31,902          $28,604          $34,475
 Ratio of gross expenses to average
   net assets(2)(3)                        1.35%           1.20%            1.15%            1.22%            1.12%
 Ratio of net expenses to average
   net assets(4)                           1.35%           1.20%            1.15%            1.22%            1.12%
 Ratio of net investment
   income/(loss) to average net
   assets                                (0.73)%         (0.77)%          (0.66)%          (0.59)%          (0.63)%
 Portfolio turnover rate                     80%             89%             108%             110%             113%
-------------------------------------------------------------------------------------------------------------------


(1) Net investment income/(loss) aggregated less than $0.01 on a per share basis for the fiscal year end.
(2) The expense ratio reflects expenses prior to any expense offset arrangements.
(3) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets and was less than 0.01%.
(4) The expense ratio reflects expenses after any expense offset arrangements.

 90  Janus Aspen Series

FLEXIBLE BOND PORTFOLIO - SERVICE SHARES
----------------------------------------------------------------------------------------------------------------
                                                                 Years ended December 31
                                          2006            2005            2004            2003            2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                 $11.91          $12.70          $13.11          $12.82          $11.98
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)               0.51            0.53            0.54            0.53            0.34
 Net gain/(loss) on securities
   (both realized and unrealized)         (0.05)          (0.31)          (0.07)            0.26            0.87
 Total from investment operations           0.46            0.22            0.47            0.79            1.21
 LESS DISTRIBUTIONS AND OTHER:
 Dividends (from net investment
   income)                                (0.49)          (0.58)          (0.73)          (0.50)          (0.37)
 Distributions (from capital gains)       (0.02)          (0.43)          (0.15)              --              --
 Payment from affiliate                       --              --(1)           --(1)           --              --
 Total distributions and other            (0.51)          (1.01)          (0.88)          (0.50)          (0.37)
 NET ASSET VALUE, END OF PERIOD           $11.86          $11.91          $12.70          $13.11          $12.82
 Total return                              3.98%           1.76%(2)        3.70%(2)        6.17%          10.16%
 Net assets, end of period (in
   thousands)                            $27,630         $32,909         $34,867         $31,272         $14,025
 Average net assets for the period
   (in thousands)                        $30,780         $33,352         $33,840         $23,523          $7,218
 Ratio of gross expenses to average
   net assets(3)(4)                        0.89%           0.83%           0.84%           0.89%           0.91%
 Ratio of net expenses to average
   net assets(5)                           0.89%           0.82%           0.84%           0.89%           0.91%
 Ratio of net investment
   income/(loss) to average net
   assets                                  4.36%           3.94%           4.03%           4.26%           4.61%
 Portfolio turnover rate                    163%(6)         171%(6)         171%            154%            229%
----------------------------------------------------------------------------------------------------------------


(1) Payment from affiliate aggregated less than $0.01 on a per share basis for the fiscal year end.

(2) Janus Capital and/or Janus Services LLC fully reimbursed the Portfolio for a loss on a transaction resulting from certain trading, pricing, and/or shareholder activity errors, which otherwise would have reduced total return by less than 0.01%.

(3) The expense ratio reflects expenses prior to any expense offset arrangements.
(4) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets and was less than 0.01%.
(5) The expense ratio reflects expenses after any expense offset arrangements.

(6) Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate would have been 165% in 2006 and 177% in 2005.


                                                        Financial highlights  91

GLOSSARY OF INVESTMENT TERMS
--------------------------------------------------------------------------------

   This glossary provides a more detailed description of some of the types of securities, investment strategies, and other instruments in which the Portfolios may invest. The Portfolios may invest in these instruments to the extent permitted by their investment objectives and policies. The Portfolios are not limited by this discussion and may invest in any other types of instruments not precluded by the policies discussed elsewhere in this Prospectus.

I. EQUITY AND DEBT SECURITIES

   BANK LOANS include institutionally-traded floating and fixed-rate debt securities generally acquired as a participation interest in or assignment of a loan originated by a lender or financial institution. Assignments and participations involve credit, interest rate, and liquidity risk. Interest rates on floating rate securities adjust with interest rate changes and/or issuer credit quality. If a Portfolio purchases a participation interest, it may only be able to enforce its rights through the lender and may assume the credit risk of both the borrower and the lender. Additional risks are involved in purchasing assignments. If a loan is foreclosed, a Portfolio may become part owner of any collateral securing the loan, and may bear the costs and liabilities associated with owning and disposing of any collateral. The Portfolio could be held liable as a co-lender. In addition, there is no assurance that the liquidation of any collateral from a secured loan would satisfy a borrower's obligations or that any collateral could be liquidated. A Portfolio may have difficulty trading assignments and participations to third parties or selling such securities in secondary markets, which in turn may affect the Portfolio's NAV.

   BONDS are debt securities issued by a company, municipality, government, or government agency. The issuer of a bond is required to pay the holder the amount of the loan (or par value of the bond) at a specified maturity and to make scheduled interest payments.

   COMMERCIAL PAPER is a short-term debt obligation with a maturity ranging from 1 to 270 days issued by banks, corporations, and other borrowers to investors seeking to invest idle cash. A Portfolio may purchase commercial paper issued in private placements under Section 4(2) of the Securities Act of 1933.

   COMMON STOCKS are equity securities representing shares of ownership in a company and usually carry voting rights and earn dividends. Unlike preferred stock, dividends on common stock are not fixed but are declared at the discretion of the issuer's board of directors.

   CONVERTIBLE SECURITIES are preferred stocks or bonds that pay a fixed dividend or interest payment and are convertible into common stock at a specified price or conversion ratio.

   DEBT SECURITIES are securities representing money borrowed that must be repaid at a later date. Such securities have specific maturities and usually a specific rate of interest or an original purchase discount.

   DEPOSITARY RECEIPTS are receipts for shares of a foreign-based corporation that entitle the holder to dividends and capital gains on the underlying security. Receipts include those issued by domestic banks (American Depositary Receipts), foreign banks (Global or European Depositary Receipts), and broker-dealers (depositary shares).

   EQUITY SECURITIES generally include domestic and foreign common stocks; preferred stocks; securities convertible into common stocks or preferred stocks; warrants to purchase common or preferred stocks; and other securities with equity characteristics.

   EXCHANGE-TRADED FUNDS are index-based investment companies which hold substantially all of their assets in securities with equity characteristics. As a shareholder of another investment company, a Portfolio would bear its pro rata portion of the other investment company's expenses, including advisory fees, in addition to the expenses the Portfolio bears directly in connection with its own operations.

   FIXED-INCOME SECURITIES are securities that pay a specified rate of return. The term generally includes short- and long-term government, corporate, and municipal obligations that pay a specified rate of interest, dividends, or coupons for a specified period of time. Coupon and dividend rates may be fixed for the life of the issue or, in the case of adjustable and floating rate securities, for a shorter period.

 92  Janus Aspen Series

   HIGH-YIELD/HIGH-RISK BONDS are bonds that are rated below investment grade by the primary rating agencies (i.e., BB+ or lower by Standard & Poor's and Fitch, or Ba or lower by Moody's). Other terms commonly used to describe such bonds include "lower rated bonds," "non-investment grade bonds," and "junk bonds."

   MORTGAGE- AND ASSET-BACKED SECURITIES are shares in a pool of mortgages or other debt. These securities are generally pass-through securities, which means that principal and interest payments on the underlying securities (less servicing fees) are passed through to shareholders on a pro rata basis. These securities involve prepayment risk, which is the risk that the underlying mortgages or other debt may be refinanced or paid off prior to their maturities during periods of declining interest rates. In that case, a Portfolio may have to reinvest the proceeds from the securities at a lower rate. Potential market gains on a security subject to prepayment risk may be more limited than potential market gains on a comparable security that is not subject to prepayment risk.

   MORTGAGE DOLLAR ROLLS are transactions in which a Portfolio sells a mortgage-related security, such as a security issued by GNMA, to a dealer and simultaneously agrees to purchase a similar security (but not the same security) in the future at a pre-determined price. A "dollar roll" can be viewed as a collateralized borrowing in which a Portfolio pledges a mortgage-related security to a dealer to obtain cash.

   PASS-THROUGH SECURITIES are shares or certificates of interest in a pool of debt obligations that have been repackaged by an intermediary, such as a bank or broker-dealer.

   PASSIVE FOREIGN INVESTMENT COMPANIES (PFICS) are any foreign corporations which generate certain amounts of passive income or hold certain amounts of assets for the production of passive income. Passive income includes dividends, interest, royalties, rents, and annuities. To avoid taxes and interest that a Portfolio must pay if these investments are profitable, the Portfolios may make various elections permitted by the tax laws. These elections could require that a Portfolio recognize taxable income, which in turn must be distributed, before the securities are sold and before cash is received to pay the distributions.

   PAY-IN-KIND BONDS are debt securities that normally give the issuer an option to pay cash at a coupon payment date or give the holder of the security a similar bond with the same coupon rate and a face value equal to the amount of the coupon payment that would have been made.

   PREFERRED STOCKS are equity securities that generally pay dividends at a specified rate and have preference over common stock in the payment of dividends and liquidation. Preferred stock generally does not carry voting rights.

   REAL ESTATE INVESTMENT TRUST (REIT) is an investment trust that operates through the pooled capital of many investors who buy its shares. Investments are indirect ownership of either income property or mortgage loans.

   RULE 144A SECURITIES are securities that are not registered for sale to the general public under the Securities Act of 1933, but that may be resold to certain institutional investors.

   STANDBY COMMITMENT is a right to sell a specified underlying security or securities within a specified period of time and at an exercise price equal to the amortized cost of the underlying security or securities plus accrued interest, if any, at the time of exercise, that may be sold, transferred, or assigned only with the underlying security or securities. A standby commitment entitles the holder to receive same day settlement, and will be considered to be from the party to whom the investment company will look for payment of the exercise price.

   STEP COUPON BONDS are high-quality issues with above-market interest rates and a coupon that increases over the life of the bond. They may pay monthly, semiannual, or annual interest payments. On the date of each coupon payment, the issuer decides whether to call the bond at par, or whether to extend it until the next payment date at the new coupon rate.

   STRIP BONDS are debt securities that are stripped of their interest (usually by a financial intermediary) after the securities are issued. The market value of these securities generally fluctuates more in response to changes in interest rates than interest-paying securities of comparable maturity.

                                                Glossary of investment terms  93

   TENDER OPTION BONDS are relatively long-term bonds that are coupled with the option to tender the securities to a bank, broker-dealer, or other financial institution at periodic intervals and receive the face value of the bond. This investment structure is commonly used as a means of enhancing a security's liquidity.

   U.S. GOVERNMENT SECURITIES include direct obligations of the U.S. Government that are supported by its full faith and credit. Treasury bills have initial maturities of less than one year, Treasury notes have initial maturities of one to ten years, and Treasury bonds may be issued with any maturity but generally have maturities of at least ten years. U.S. Government securities also include indirect obligations of the U.S. Government that are issued by federal agencies and government sponsored entities. Unlike Treasury securities, agency securities generally are not backed by the full faith and credit of the U.S. Government. Some agency securities are supported by the right of the issuer to borrow from the Treasury, others are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations, and others are supported only by the credit of the sponsoring agency.

   VARIABLE AND FLOATING RATE SECURITIES have variable or floating rates of interest and, under certain limited circumstances, may have varying principal amounts. Variable and floating rate securities pay interest at rates that are adjusted periodically according to a specified formula, usually with reference to some interest rate index or market interest rate (the "underlying index"). The floating rate tends to decrease the security's price sensitivity to changes in interest rates.

   WARRANTS are securities, typically issued with preferred stock or bonds, which give the holder the right to buy a proportionate amount of common stock at a specified price. The specified price is usually higher than the market price at the time of issuance of the warrant. The right may last for a period of years or indefinitely.

   ZERO COUPON BONDS are debt securities that do not pay regular interest at regular intervals, but are issued at a discount from face value. The discount approximates the total amount of interest the security will accrue from the date of issuance to maturity. The market value of these securities generally fluctuates more in response to changes in interest rates than interest-paying securities.

II. FUTURES, OPTIONS, AND OTHER DERIVATIVES

   CREDIT DEFAULT SWAPS are a specific kind of counterparty agreement that allows the transfer of third party credit risk from one party to the other. One party in the swap is a lender and faces credit risk from a third party, and the counterparty in the credit default swap agrees to insure this risk in exchange of regular periodic payments.

   EQUITY-LINKED STRUCTURED NOTES are derivative securities which are specially designed to combine the characteristics of one or more underlying securities and their equity derivatives in a single note form. The return and/or yield or income component may be based on the performance of the underlying equity securities, an equity index, and/or option positions. Equity-linked structured notes are typically offered in limited transactions by financial institutions in either registered or non-registered form. An investment in equity-linked notes creates exposure to the credit risk of the issuing financial institution, as well as to the market risk of the underlying securities. There is no guaranteed return of principal with these securities and the appreciation potential of these securities may be limited by a maximum payment or call right. In certain cases, equity-linked notes may be more volatile and less liquid than less complex securities or other types of fixed-income securities. Such securities may exhibit price behavior that does not correlate with other fixed-income securities.

   FORWARD CONTRACTS are contracts to purchase or sell a specified amount of a financial instrument for an agreed upon price at a specified time. Forward contracts are not currently exchange-traded and are typically negotiated on an individual basis. A Portfolio may enter into forward currency contracts for investment purposes or to hedge against declines in the value of securities denominated in, or whose value is tied to, a currency other than the U.S. dollar or to reduce the impact of currency appreciation on purchases of such securities. It may also enter into forward contracts to purchase or sell securities or other financial indices.

 94  Janus Aspen Series

   FUTURES CONTRACTS are contracts that obligate the buyer to receive and the seller to deliver an instrument or money at a specified price on a specified date. A Portfolio may buy and sell futures contracts on foreign currencies, securities, and financial indices including indices of U.S. Government, foreign government, equity, or fixed-income securities. A Portfolio may also buy options on futures contracts. An option on a futures contract gives the buyer the right, but not the obligation, to buy or sell a futures contract at a specified price on or before a specified date. Futures contracts and options on futures are standardized and traded on designated exchanges.

   INDEXED/STRUCTURED SECURITIES are typically short- to intermediate-term debt securities whose value at maturity or interest rate is linked to currencies, interest rates, equity securities, indices, commodity prices, or other financial indicators. Such securities may be positively or negatively indexed (e.g., their value may increase or decrease if the reference index or instrument appreciates). Indexed/structured securities may have return characteristics similar to direct investments in the underlying instruments and may be more volatile than the underlying instruments. A Portfolio bears the market risk of an investment in the underlying instruments, as well as the credit risk of the issuer.

   INTEREST RATE SWAPS involve the exchange by two parties of their respective commitments to pay or receive interest (e.g., an exchange of floating rate payments for fixed rate payments).

   INVERSE FLOATERS are debt instruments whose interest rate bears an inverse relationship to the interest rate on another instrument or index. For example, upon reset, the interest rate payable on the inverse floater may go down when the underlying index has risen. Certain inverse floaters may have an interest rate reset mechanism that multiplies the effects of change in the underlying index. Such mechanism may increase the volatility of the security's market value.

   OPTIONS are the right, but not the obligation, to buy or sell a specified amount of securities or other assets on or before a fixed date at a predetermined price. A Portfolio may purchase and write put and call options on securities, securities indices, and foreign currencies. A Portfolio may purchase or write such options individually or in combination.

   PARTICIPATORY NOTES are derivative securities which are linked to the performance of an underlying Indian security and which allow investors to gain market exposure to Indian securities without trading directly in the local Indian market.

III. OTHER INVESTMENTS, STRATEGIES, AND/OR TECHNIQUES

   REPURCHASE AGREEMENTS involve the purchase of a security by a Portfolio and a simultaneous agreement by the seller (generally a bank or dealer) to repurchase the security from the Portfolio at a specified date or upon demand. This technique offers a method of earning income on idle cash. These securities involve the risk that the seller will fail to repurchase the security, as agreed. In that case, a Portfolio will bear the risk of market value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security.

   REVERSE REPURCHASE AGREEMENTS involve the sale of a security by a Portfolio to another party (generally a bank or dealer) in return for cash and an agreement by the Portfolio to buy the security back at a specified price and time. This technique will be used primarily to provide cash to satisfy unusually high redemption requests, or for other temporary or emergency purposes.

   SHORT SALES in which a Portfolio may engage may be of two types, short sales "against the box" or "naked" (uncovered) short sales. Short sales against the box involve selling either a security that a Portfolio owns, or a security equivalent in kind or amount to the security sold short that the Portfolio has the right to obtain, for delivery at a specified date in the future. Naked short sales involve selling a security that a Portfolio borrows and does not own. A Portfolio may enter into a short sale to hedge against anticipated declines in the market price of a security or to reduce portfolio volatility. If the value of a security sold short increases prior to the scheduled delivery date, the Portfolio loses the opportunity to participate in the gain. For naked short sales, the Portfolio will incur a loss if the value of a security increases during this period because it will be paying more for the security than it has received from the purchaser in the short sale. If the price declines during this period, a Portfolio will realize a short-term capital gain. Although a Portfolio's potential for gain as a result of a short sale is limited to the price at which it sold the security short less the

                                                Glossary of investment terms  95
   cost of borrowing the security, its potential for loss is theoretically unlimited because there is no limit to the cost of replacing the borrowed security.

   WHEN-ISSUED, DELAYED DELIVERY, AND FORWARD COMMITMENT TRANSACTIONS generally involve the purchase of a security with payment and delivery at some time in the future - i.e., beyond normal settlement. A Portfolio does not earn interest on such securities until settlement and bears the risk of market value fluctuations in between the purchase and settlement dates. New issues of stocks and bonds, private placements, and U.S. Government securities may be sold in this manner.

 96  Janus Aspen Series

EXPLANATION OF RATING CATEGORIES
--------------------------------------------------------------------------------

   The following is a description of credit ratings issued by three of the major credit rating agencies. Credit ratings evaluate only the safety of principal and interest payments, not the market value risk of lower quality securities. Credit rating agencies may fail to change credit ratings to reflect subsequent events on a timely basis. Although Janus Capital and Perkins consider security ratings when making investment decisions, they also perform their own investment analysis and do not rely solely on the ratings assigned by credit agencies.

STANDARD & POOR'S
RATINGS SERVICE

    BOND RATING                  EXPLANATION
    -----------------------------------------------------------------------------------------
    Investment Grade
    AAA......................... Highest rating; extremely strong capacity to pay principal and interest.
    AA.......................... High quality; very strong capacity to pay principal and interest.
    A........................... Strong capacity to pay principal and interest; somewhat more susceptible to the adverse effects of changing circumstances and economic conditions.
    BBB-........................ Adequate capacity to pay principal and interest; normally exhibit adequate protection parameters, but adverse economic conditions or changing circumstances more likely to lead to a weakened capacity to pay principal and interest than for higher rated bonds.

    Non-Investment Grade
    BB+, B, CCC, CC, C.......... Predominantly speculative with respect to the issuer's capacity to meet required interest and principal payments.
                                 BB - lowest degree of speculation; C - the highest degree of speculation. Quality and protective characteristics
                                 outweighed by large uncertainties or major risk exposure to adverse conditions.
    D........................... In default.

FITCH, INC.

    BOND RATING                  EXPLANATION
    -----------------------------------------------------------------------------------------
    Investment Grade
    AAA......................... Highest rating; extremely strong capacity to pay principal and interest.
    AA.......................... High quality; very strong capacity to pay principal and interest.
    A........................... Strong capacity to pay principal and interest; somewhat more susceptible to the adverse effects of changing circumstances and economic conditions.
    BBB-........................ Adequate capacity to pay principal and interest; normally exhibit adequate protection parameters, but adverse economic conditions or changing circumstances more likely to lead to a weakened capacity to pay principal and interest than for higher rated bonds.

    Non-Investment Grade
    BB+, B, CCC, CC, C.......... Predominantly speculative with respect to the issuer's capacity to meet required interest and principal payments.
                                 BB - lowest degree of speculation; C - the highest degree of speculation. Quality and protective characteristics
                                 outweighed by large uncertainties or major risk exposure to adverse conditions.
    D........................... In default.

                                            Explanation of rating categories  97

MOODY'S INVESTORS
SERVICE, INC.

    BOND RATING                  EXPLANATION
    -----------------------------------------------------------------------------------------
    Investment Grade
    Aaa......................... Highest quality, smallest degree of investment risk.
    Aa.......................... High quality; together with Aaa bonds, they compose the high-grade bond group.
    A........................... Upper to medium-grade obligations; many favorable investment attributes.
    Baa......................... Medium-grade obligations; neither highly protected nor poorly secured. Interest and principal appear adequate for the present but certain protective elements may be lacking or may be unreliable over any great length of time.

    Non-Investment Grade
    Ba.......................... More uncertain, with speculative elements. Protection of interest and principal payments not well safeguarded during good and bad times.
    B........................... Lack characteristics of desirable investment; potentially low assurance of timely interest and principal payments or maintenance of other contract terms over time.
    Caa......................... Poor standing, may be in default; elements of danger with respect to principal or interest payments.
    Ca.......................... Speculative in a high degree; could be in default or have other marked shortcomings.
    C........................... Lowest rated; extremely poor prospects of ever attaining investment standing.


   Unrated securities will be treated as non-investment grade securities unless the portfolio managers determine that such securities are the equivalent of investment grade securities. When calculating the quality assigned to securities that receive different ratings from two or more agencies ("split rated securities"), the security will receive: (i) the middle rating from the three reporting agencies if three agencies provide a rating for the security;
   (ii) the lowest rating if only two agencies provide a rating for the security; or (iii) the rating assigned if only one agency rates the security.


SECURITIES HOLDINGS BY RATING CATEGORY


   During the year ended December 31, 2006, the percentage of securities holdings for Flexible Bond Portfolio by rating category based upon a weighted monthly average was:



    FLEXIBLE BOND PORTFOLIO
    ---------------------------------------------------------------------
     BONDS-S&P RATING:
     AAA                                                           64.05%
     AA                                                             5.57%
     A                                                              4.50%
     BBB                                                           12.17%
     BB                                                             5.00%
     B                                                              3.49%
     CCC                                                            0.35%
     CC                                                             0.00%
     C                                                              0.00%
     Not Rated                                                      0.96%
     Preferred Stock                                                0.71%
     Cash and Options                                               3.20%
     TOTAL                                                        100.00%
    ---------------------------------------------------------------------


   No other Portfolio described in this Prospectus held 5% or more of its assets in bonds rated below investment grade for the year ended December 31, 2006.

 98  Janus Aspen Series
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

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 100

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

                     You can make inquiries and request
                     other information, including a
                     Statement of Additional Information,
                     Annual Report, or Semiannual Report,
                     free of charge, by contacting your
                     insurance company or plan sponsor, or
                     by contacting a Janus representative
                     at 1-800-525-0020. The Portfolios'
                     Statement of Additional Information
                     and most recent Annual and Semiannual
                     Reports are also available, free of
                     charge, on www.janus.com/info.
                     Additional information about the
                     Portfolios' investments is available
                     in the Portfolios' Annual and
                     Semiannual Reports. In the Portfolios'
                     Annual and Semiannual Reports, you
                     will find a discussion of the market
                     conditions and investment strategies
                     that significantly affected the
                     Portfolios' performance during their
                     last fiscal period. Other information
                     is also available from financial
                     intermediaries that sell Shares of the
                     Portfolios.

                     The Statement of Additional
                     Information provides detailed
                     information about the Portfolios and
                     is incorporated into this Prospectus
                     by reference. You may review and copy
                     information about the Portfolios
                     (including the Portfolios' Statement
                     of Additional Information) at the
                     Public Reference Room of the SEC or
                     get text only copies, after paying a
                     duplicating fee, by sending an
                     electronic request by e-mail to
                     publicinfo@sec.gov or by writing to or
                     calling the Public Reference Room,
                     Washington, D.C. 20549-0102
                     (1-202-942-8090). Information on the
                     operation of the Public Reference Room
                     may also be obtained by calling this
                     number. You may also obtain reports
                     and other information about the
                     Portfolios from the Electronic Data
                     Gathering Analysis and Retrieval
                     (EDGAR) Database on the SEC's website
                     at http://www.sec.gov.

                                  (JANUS LOGO)

                                   www.janus.com/info

                                   151 Detroit Street
                                   Denver, CO 80206-4805
                                   1-800-525-0020

            The Trust's Investment Company Act File No. is 811-7736.

                                       May 1, 2007

                                       INTERNATIONAL & GLOBAL
                                        Worldwide Growth Portfolio
                                        International Growth Portfolio
                                       SPECIALTY EQUITY
                                        Global Technology Portfolio

                               JANUS ASPEN SERIES

                               SERVICE II SHARES

                                   Prospectus

     The Securities and Exchange Commission has not approved or disapproved of these securities or passed on the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

(JANUS LOGO)

        This Prospectus describes three series (each, a "Portfolio" and collectively, the "Portfolios") of Janus Aspen Series (the "Trust") with different investment objectives. Janus Capital Management LLC ("Janus Capital") serves as investment adviser to each Portfolio.

        Each Portfolio of Janus Aspen Series currently offers one or more classes of shares. The Service II Shares (the "Shares") are offered by this Prospectus in connection with investment in and payments under variable annuity contracts and variable life insurance contracts (collectively, "variable insurance contracts"), as well as certain qualified retirement plans.

        Janus Aspen Series - Service II Shares sells and redeems its Shares at net asset value without sales charges or commissions. A redemption fee may be imposed on interests held in separate accounts or plans for 60 days or less. Each variable insurance contract involves fees and expenses that are not described in this Prospectus. Certain Portfolios may not be available in connection with a particular contract and certain contracts may limit allocations among the Portfolios. Refer to the accompanying contract prospectus for information regarding contract fees and expenses and any restrictions on purchases or allocations.

        This Prospectus contains information that a prospective purchaser of a variable insurance contract or plan participant should consider in conjunction with the accompanying separate account prospectus of the specific insurance company product before allocating purchase payments or premiums to the Portfolios.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

    RISK/RETURN SUMMARY
       Worldwide Growth Portfolio...............................    2
       International Growth Portfolio...........................    4
       Global Technology Portfolio..............................    7

    FEES AND EXPENSES...........................................   10

    PRINCIPAL INVESTMENT STRATEGIES AND RISKS
       Frequently asked questions about principal investment
         strategies.............................................   12
       Risks....................................................   13
       Frequently asked questions about certain risks...........   13
       General portfolio policies...............................   15

    MANAGEMENT OF THE PORTFOLIOS
       Investment adviser.......................................   18
       Management expenses......................................   19
       Investment personnel.....................................   21

    OTHER INFORMATION...........................................   22

    DISTRIBUTIONS AND TAXES.....................................   25

    SHAREHOLDER'S GUIDE
       Pricing of portfolio shares..............................   26
       Distribution fee.........................................   27
       Purchases................................................   27
       Redemptions..............................................   27
       Redemption fee...........................................   28
       Excessive trading........................................   28
       Shareholder communications...............................   31

    FINANCIAL HIGHLIGHTS........................................   32

    GLOSSARY OF INVESTMENT TERMS................................   35

                                                            Table of contents  1

RISK/RETURN SUMMARY
--------------------------------------------------------------------------------

WORLDWIDE GROWTH PORTFOLIO

   Worldwide Growth Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   WORLDWIDE GROWTH PORTFOLIO seeks long-term growth of capital in a manner consistent with the preservation of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio will notify you in writing at least 60 days before making any such change. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio pursues its investment objective by investing primarily in common stocks of companies of any size located throughout the world. The Portfolio normally invests in issuers from several different countries, including the United States. The Portfolio may, under unusual circumstances, invest in a single country. The Portfolio may have significant exposure to emerging markets.

   The portfolio manager applies a "bottom up" approach in choosing investments. In other words, the portfolio manager looks at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio manager is unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.

   Within the parameters of its specific investment policies, the Portfolio may invest without limit in foreign equity and debt securities, which may include investments in emerging markets.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.


   The Portfolio normally has significant exposure to foreign markets, including emerging markets, that can be more volatile than the U.S. markets. As a result, its returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. A market swing in one or more countries or regions where the Portfolio has invested a significant amount of its assets may have a greater effect on the Portfolio's performance than it would in a more geographically diversified portfolio. The Portfolio's investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries. As of December 31, 2006, approximately 3.2% of the Portfolio's investments were in emerging markets.


   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

 2  Janus Aspen Series

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The Portfolio's Service II Shares commenced operations on December 31, 2001. The returns shown for the Service II Shares for periods prior to December 31, 2001 reflect the historical performance of a different class of shares (the Institutional Shares), restated based on the Service II Shares' estimated fees and expenses (ignoring any fee and expense limitations). The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses, but do not take into account the 1.00% redemption fee (on interests held in separate accounts or plans for 60 days or less). The table compares the average annual returns for the Service II Shares of the Portfolio for the periods indicated to a broad-based securities market index. The index is unmanaged and is not available for direct investment. All figures assume reinvestment of dividends and distributions.


   WORLDWIDE GROWTH PORTFOLIO - SERVICE II SHARES


      Annual returns for periods ended 12/31
                  21.91%     28.71%     63.49%    (15.99)%   (22.62)%   (25.71)%    23.70%      4.50%      5.63%        17.92%
                   1997       1998       1999       2000       2001       2002       2003       2004       2005          2006

      Best Quarter:  4th-1999 41.62%    Worst Quarter:  3rd-2001 (20.50)%



                                                              Average annual total return for periods ended 12/31/06
                                                              ------------------------------------------------------
                                                                                                     Since Inception
                                                                    1 year    5 years    10 years       (9/13/93)
          Worldwide Growth Portfolio - Service II Shares            17.92%     3.65%      7.15%          10.85%
          Morgan Stanley Capital International World Index(SM)(1)   20.07%     9.97%      7.64%           8.68%
            (reflects no deduction for fees or expenses)
                                                                    ------------------------------------------------



   (1) The Morgan Stanley Capital International World Index(SM) is a market capitalization weighted index composed of companies representative of the market structure of developed market countries in North America, Europe, and the Asia/Pacific Region. The index includes reinvestment of dividends, net of foreign withholding taxes.


   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                          Risk/return summary  3

INTERNATIONAL GROWTH PORTFOLIO

   International Growth Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   INTERNATIONAL GROWTH PORTFOLIO seeks long-term growth of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio has a policy of investing at least 80% of its net assets in the type of securities suggested by its name, as described below. The Portfolio will notify you in writing at least 60 days before making any changes to this policy. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio invests, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for investment purposes, in securities of issuers from countries outside of the United States. The Portfolio normally invests in securities of issuers from several different countries, excluding the United States. Although the Portfolio intends to invest substantially all of its assets in issuers located outside the United States, it may at times invest in U.S. issuers, and it may, under unusual circumstances, invest all of its assets in a single country. The Portfolio may have significant exposure to emerging markets.

   For the Portfolio's 80% investment policy, assets are measured at the time of purchase.

   The portfolio manager applies a "bottom up" approach in choosing investments. In other words, the portfolio manager looks at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio manager is unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.

   Within the parameters of its specific investment policies, the Portfolio may invest without limit in foreign equity and debt securities, which may include investments in emerging markets.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.


   The Portfolio normally has significant exposure to foreign markets, including emerging markets, that can be more volatile than the U.S. markets. As a result, its returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. A market swing in one or more countries or regions where the Portfolio has invested a significant amount of its assets may have a greater effect on the Portfolio's performance than it would in a more geographically diversified portfolio. The Portfolio's investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries. As of December 31, 2006, approximately 34.0% of the Portfolio's investments were in emerging markets.


   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

 4  Janus Aspen Series

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The Portfolio's Service II Shares commenced operations on December 31, 2001. The returns shown for the Service II Shares for periods prior to December 31, 2001 reflect the historical performance of a different class of shares (the Institutional Shares), restated based on the Service II Shares' estimated fees and expenses (ignoring any fee and expense limitations). The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses, but do not take into account the 1.00% redemption fee (on interests held in separate accounts or plans for 60 days or less). The table compares the average annual returns for the Service II Shares of the Portfolio for the periods indicated to broad-based securities market indices. The indices are unmanaged and are not available for direct investment. All figures assume reinvestment of dividends and distributions.


                                                          Risk/return summary  5

   INTERNATIONAL GROWTH PORTFOLIO - SERVICE II SHARES


      Annual returns for periods ended 12/31
                  18.36%     16.88%     79.52%    (16.14)%   (23.43)%   (25.51)%    34.55%     18.75%     31.97%        46.70%
                   1997       1998       1999       2000       2001       2002       2003       2004       2005          2006

      Best Quarter:  4th-1999 56.24%    Worst Quarter:  3rd-2001 (20.44)%



                                                             Average annual total return for periods ended 12/31/06
                                                             ------------------------------------------------------
                                                                                                    Since Inception
                                                                   1 year    5 years    10 years       (5/2/94)
          International Growth Portfolio - Service II Shares       46.70%    18.17%      13.90%         15.36%
          Morgan Stanley Capital International EAFE(R) Index(1)    26.34%    14.98%       7.71%          7.42%
            (reflects no deduction for fees or expenses)
          Morgan Stanley Capital International All Country World   26.65%    16.42%        N/A           8.35%(3)
            ex-U.S. Index(SM)(2) (reflects no deduction for fees
               or expenses)
          Morgan Stanley Capital International EAFE(R) Growth
            Index(4)                                               22.33%    12.27%       5.07%          5.06%(5)
            (reflects no deduction for fees or expenses)
                                                                   ------------------------------------------------


   (1) The Morgan Stanley Capital International ("MSCI") EAFE(R) (Europe, Australasia, Far East) Index is a free float-adjusted market capitalization weighted index designed to measure developed market equity performance. The MSCI EAFE(R) Index is composed of companies representative of the market structure of developed market countries. The index includes reinvestment of dividends, net of foreign withholding taxes.

   (2) Effective June 30, 2006, International Growth Portfolio changed its secondary benchmark from the MSCI EAFE(R) Growth Index to the MSCI All Country World ex-U.S. Index(SM). The new secondary benchmark provides a more appropriate representation of the Portfolio's investments. The MSCI All Country World ex-U.S. Index(SM) is an unmanaged, free float-adjusted, market capitalization weighted index composed of stocks of companies located in countries throughout the world, excluding the United States. It is designed to measure equity market performance in global developed and emerging markets outside the United States. The index includes reinvestment of dividends, net of foreign withholding taxes.


   (3) The average annual total return was calculated based on historical information from December 31, 1998 to December 31, 2006 for the MSCI All Country World ex-U.S. Index(SM).


   (4) The MSCI EAFE(R) Growth Index is a subset of the MSCI EAFE(R) Index and contains constituents of the MSCI EAFE(R) Index, which are categorized as growth securities. The index includes reinvestment of dividends, net of foreign withholding taxes.


   (5) The average annual total return was calculated based on historical information from April 30, 1994 to December 31, 2006 for the MSCI EAFE(R) Growth Index.


   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

 6  Janus Aspen Series

GLOBAL TECHNOLOGY PORTFOLIO

   Global Technology Portfolio (the "Portfolio") is designed for long-term investors who primarily seek growth of capital and who can tolerate the greater risks associated with common stock investments.

INVESTMENT OBJECTIVE

--------------------------------------------------------------------------------
   GLOBAL TECHNOLOGY PORTFOLIO seeks long-term growth of capital.

   The Portfolio's Trustees may change this objective or the Portfolio's principal investment strategies without a shareholder vote. The Portfolio has a policy of investing at least 80% of its net assets in the type of securities suggested by its name, as described below. The Portfolio will notify you in writing at least 60 days before making any changes to this policy. If there is a material change to the Portfolio's objective or principal investment strategies, you should consider whether the Portfolio remains an appropriate investment for you. There is no guarantee that the Portfolio will meet its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

   The Portfolio invests, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for investment purposes, in securities of companies that the portfolio managers believe will benefit significantly from advances or improvements in technology. These companies generally fall into two categories:

   a. companies that the portfolio managers believe have or will develop products, processes, or services that will provide significant technological advancements or improvements; and

   b. companies that the portfolio managers believe rely extensively on technology in connection with their operations or services.

   The Portfolio implements this policy by investing primarily in equity securities of U.S. and foreign companies selected for their growth potential. The Portfolio normally invests in issuers from several different countries, which may include the United States. The Portfolio may, under unusual circumstances, invest in a single country. The Portfolio may have significant exposure to emerging markets.

   For the Portfolio's 80% investment policy, assets are measured at the time of purchase.

   The portfolio managers apply a "bottom up" approach in choosing investments. In other words, the portfolio managers look at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. If the portfolio managers are unable to find such investments, the Portfolio's uninvested assets may be held in cash or similar investments, subject to the Portfolio's specific investment policies.

   Within the parameters of its specific investment policies, the Portfolio may invest without limit in foreign equity and debt securities, which may include investments in emerging markets.

MAIN INVESTMENT RISKS

   The biggest risk is that the Portfolio's returns may vary, and you could lose money. The Portfolio is designed for long-term investors interested in an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.

   The value of the Portfolio's holdings may decrease if the value of an individual company or multiple companies in the Portfolio decreases. The value of the Portfolio's holdings could also decrease if the stock market goes down, regardless of how well the individual companies perform. If the value of the Portfolio's holdings decreases, the Portfolio's net asset value ("NAV") will also decrease, which means if you sell your shares in the Portfolio you may lose money.

                                                          Risk/return summary  7

   The Portfolio normally has significant exposure to foreign markets, including emerging markets, that can be more volatile than the U.S. markets. As a result, its returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. A market swing in one or more countries or regions where the Portfolio has invested a significant amount of its assets may have a greater effect on the Portfolio's performance than it would in a more geographically diversified portfolio. The Portfolio's investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries. As of December 31, 2006, approximately 9.1% of the Portfolio's investments were in emerging markets.


   Although the Portfolio does not concentrate its investments in specific industries, it may invest in companies related in such a way that they react similarly to certain market pressures. For example, competition among technology companies may result in increasingly aggressive pricing of their products and services, which may affect the profitability of companies in the Portfolio. In addition, because of the rapid pace of technological development, products or services developed by companies in the Portfolio may become rapidly obsolete or have relatively short product cycles. As a result, the Portfolio's returns may be considerably more volatile than the returns of a fund that does not invest in similarly related companies.

   An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

 8  Janus Aspen Series

PERFORMANCE INFORMATION


   The following information provides some indication of the risks of investing in the Portfolio by showing how the Portfolio's performance has varied over time. The Portfolio's Service II Shares commenced operations on December 31, 2001. The returns shown for the Service II Shares for periods prior to December 31, 2001 reflect the historical performance of a different class of shares (the Institutional Shares), restated based on the Service II Shares' estimated fees and expenses (ignoring any fee and expense limitations). The bar chart depicts the change in performance from year to year during the periods indicated, but does not include charges or expenses attributable to any insurance product, which would lower the performance illustrated. The Portfolio does not impose any sales or other charges that would affect total return computations. Total return figures include the effect of the Portfolio's expenses, but do not take into account the 1.00% redemption fee (on interests held in separate accounts or plans for 60 days or less). For certain periods, the Portfolio's performance reflects the effect of expense waivers. Without the effect of these expense waivers, the performance shown would have been lower. The table compares the average annual returns for the Service II Shares of the Portfolio for the periods indicated to broad-based securities market indices. The indices are unmanaged and are not available for direct investment. All figures assume reinvestment of dividends and distributions.


   GLOBAL TECHNOLOGY PORTFOLIO - SERVICE II SHARES


      Annual returns for periods ended 12/31
                                (37.31)%   (40.92)%    47.13%      0.84%     11.33%         7.94%
                                  2001       2002       2003       2004       2005          2006

      Best Quarter:  4th-2001 31.19%    Worst Quarter:  3rd-2001 (35.48)%



                                                     Average annual total return for periods ended 12/31/06
                                                     ------------------------------------------------------
                                                                                            Since Inception
                                                                       1 year    5 years       (1/18/00)
          Global Technology Portfolio - Service II Shares               7.94%     1.04%        (11.36)%
          S&P 500(R) Index(1)                                          15.80%     6.19%           1.27%
            (reflects no deduction for fees or expenses)
          Morgan Stanley Capital International World Information
            Technology Index(2)                                         9.31%     1.33%        (10.29)%(3)
            (reflects no deduction for fees or expenses)
                                                                       ------------------------------------


   (1) The S&P 500(R) Index is the Standard & Poor's Composite Index of 500 stocks, a widely recognized, unmanaged index of common stock prices.
   (2) The Morgan Stanley Capital International ("MSCI") World Information Technology Index is a capitalization weighted index that monitors the performance of information technology stocks from developed market countries in North America, Europe, and the Asia/Pacific Region. The index includes reinvestment of dividends, net of foreign withholding taxes.
   (3) The average annual total return was calculated based on historical information from January 31, 2000 to December 31, 2006 for the MSCI World Information Technology Index.

   The Portfolio's past performance does not necessarily indicate how it will perform in the future.

                                                          Risk/return summary  9

FEES AND EXPENSES

   The following table describes the shareholder fees and annual fund operating expenses that you may pay if you buy and hold Shares of the Portfolios. The fees and expenses shown were determined based on net assets as of the fiscal year ended December 31, 2006. Contractual waivers agreed to by Janus Capital, where applicable, are included under "Net Annual Fund Operating Expenses."

   SHAREHOLDER FEES are those paid directly from your investment and may include sales loads, redemption fees, or exchange fees. The Portfolios are no-load investments, so you will generally not pay any shareholder fees when you buy or sell Shares of the Portfolios. However, if you sell Shares of a Portfolio that you have held for 60 days or less, you may pay a redemption fee. Also, each variable insurance contract involves fees and expenses not described in this Prospectus. Refer to the accompanying contract prospectus for information regarding contract fees and expenses and any restrictions on purchases or allocations.

   ANNUAL FUND OPERATING EXPENSES are paid out of a Portfolio's assets and include fees for portfolio management, maintenance of shareholder accounts, shareholder servicing, accounting, and other services. You do not pay these fees directly but, as the examples show, these costs are borne indirectly by all shareholders.

 10  Janus Aspen Series

   This table and the examples are designed to assist participants in qualified plans that invest in the Shares of the Portfolios in understanding the fees and expenses that you may pay as an investor in the Shares. OWNERS OF VARIABLE INSURANCE CONTRACTS THAT INVEST IN THE SHARES SHOULD REFER TO THE VARIABLE INSURANCE CONTRACT PROSPECTUS FOR A DESCRIPTION OF FEES AND EXPENSES, AS THE TABLE AND EXAMPLES DO NOT REFLECT DEDUCTIONS AT THE SEPARATE ACCOUNT LEVEL OR CONTRACT LEVEL FOR ANY CHARGES THAT MAY BE INCURRED UNDER A CONTRACT. INCLUSION OF THESE CHARGES WOULD INCREASE THE FEES AND EXPENSES DESCRIBED BELOW.

SHAREHOLDER FEES (PAID DIRECTLY FROM YOUR INVESTMENT)
  Sales charges                                                                                   None
  Redemption fee on Shares of a Portfolio held 60 days or less (as a % of amount redeemed)       1.00%(1)


    ANNUAL FUND OPERATING EXPENSES (DEDUCTED FROM PORTFOLIO ASSETS)(*)
                                                                                Acquired       Total Annual
                                         Management                  Other      Fund(4) Fees   Fund Operating
                                         Fees(2)                     Expenses   and Expenses   Expenses
                                                      Distribution
                                                      (12b-1)
                                                      Fees(3)
    INTERNATIONAL & GLOBAL
      Worldwide Growth Portfolio(5)        0.60%         0.25%        0.05%        0.00%           0.90%
      International Growth Portfolio       0.64%         0.25%        0.07%        0.00%           0.96%
    SPECIALTY EQUITY
      Global Technology Portfolio          0.64%         0.25%        0.19%        0.02%           1.10%


    * All expenses are shown without the effect of expense offset arrangements. Pursuant to such arrangements, credits realized as a result of uninvested cash balances are used to reduce custodian and transfer agent expenses.
   (1) A redemption fee of 1.00% applies to interests held in a separate account or qualified plan for 60 days or less. The redemption fee may be waived in certain circumstances, as described in the Shareholder's Guide in this Prospectus.
   (2) The "Management Fee" is the investment advisory fee paid by each Portfolio to Janus Capital.
   (3) Because the 12b-1 fee is charged as an ongoing fee, over time the fee will increase the cost of your investment and may cost you more than paying other types of sales charges.

   (4) "Acquired Fund" means any underlying portfolio in which a Portfolio invests or has invested in during the period. Total Annual Fund Operating Expenses shown may not correlate to each Portfolio's ratio of gross expenses to average net assets appearing in the Financial Highlights tables, which reflect the operating expenses of a Portfolio and does not include Acquired Fund fees and expenses. Amounts less than 0.01%, if applicable, are included in Other Expenses.


   (5) Worldwide Growth Portfolio pays an investment advisory fee rate that may adjust up or down based upon the Portfolio's performance relative to its benchmark index during a measuring period. This fee rate, prior to any performance adjustment, is shown in the table. Any such adjustment to this fee rate commenced February 2007, and may increase or decrease the Management Fee rate shown in the table by a variable up to 0.15%, assuming constant assets. The Management Fee rate could be even higher or lower than this range, however, depending on asset fluctuations. Refer to the "Management Expenses" section in this Prospectus for additional information with further description in the Statement of Additional Information.


   EXAMPLES:
   These examples are intended to help you compare the cost of investing in the Portfolios with the cost of investing in other mutual funds. The examples assume that you invest $10,000 in each Portfolio for the time periods indicated, reinvest all dividends and distributions, and then redeem all of your shares at the end of each period. The examples also assume that your investment has a 5% return each year, and that the Portfolios' operating expenses remain the same. Since no sales load applies, the results apply whether or not you redeem your investment at the end of each period. Although your actual costs may be higher or lower, based upon these assumptions your costs would be as follows:

                                                                 1 Year     3 Years    5 Years    10 Years
                                                                 -----------------------------------------
    INTERNATIONAL & GLOBAL
      Worldwide Growth Portfolio(1)                               $  92      $ 287      $ 498     $ 1,108
      International Growth Portfolio                              $  98      $ 306      $ 531     $ 1,178
    SPECIALTY EQUITY
      Global Technology Portfolio                                 $ 112      $ 350      $ 606     $ 1,340

   (1) The numbers shown do not include the impact of any future potential adjustments to the investment advisory fee as a result of the performance-based investment advisory fee.

                                                         Risk/return summary  11

PRINCIPAL INVESTMENT STRATEGIES AND RISKS
--------------------------------------------------------------------------------

   Each of the Portfolios has a similar investment objective and similar principal investment strategies to a Janus retail fund:


    INTERNATIONAL & GLOBAL
      Worldwide Growth Portfolio                                       Janus Worldwide Fund
      International Growth Portfolio                                    Janus Overseas Fund
    SPECIALTY EQUITY
      Global Technology Portfolio                              Janus Global Technology Fund


   Although it is anticipated that each Portfolio and its corresponding retail fund will hold similar securities, differences in asset size, cash flow needs, and other factors may result in differences in investment performance. The expenses of each Portfolio and its corresponding retail fund are expected to differ. The variable contract owner will also bear various insurance related costs at the insurance company level. You should review the accompanying separate account prospectus for a summary of fees and expenses.

   This section takes a closer look at the Portfolios' principal investment strategies, as well as certain risks of investing in the Portfolios.

   Please carefully review the "Risks" section of this Prospectus for a discussion of risks associated with certain investment techniques. The "Glossary of Investment Terms" includes descriptions of investment terms used throughout this Prospectus.

FREQUENTLY ASKED QUESTIONS ABOUT PRINCIPAL INVESTMENT STRATEGIES

   The following questions and answers are designed to help you better understand the Portfolios' principal investment strategies.


1. HOW ARE COMMON STOCKS SELECTED FOR THE PORTFOLIOS?


   Unless its investment objective or policies prescribe otherwise, each of the Portfolios may invest substantially all of its assets in common stocks if the portfolio managers believe that common stocks will appreciate in value. The portfolio managers generally take a "bottom up" approach to selecting companies. This means that they seek to identify individual companies with earnings growth potential that may not be recognized by the market at large. The portfolio managers make this assessment by looking at companies one at a time, regardless of size, country of organization, place of principal business activity, or other similar selection criteria. The Portfolios may sell a holding if, among other things, the security reaches the portfolio managers' price target, if the company has a deterioration of fundamentals such as failing to meet key operating benchmarks, or if the portfolio managers find a better investment opportunity. The Portfolios may also sell a holding to meet redemptions.

   Realization of income is not a significant consideration when choosing investments for the Portfolios. Income realized on the Portfolios' investments may be incidental to their objectives.

2. ARE THE SAME CRITERIA USED TO SELECT FOREIGN SECURITIES?

   Generally, yes. The portfolio managers seek companies that meet their selection criteria, regardless of where a company is located. Foreign securities are generally selected on a stock-by-stock basis without regard to any defined allocation among countries or geographic regions. However, certain factors such as expected levels of inflation, government policies influencing business conditions, the outlook for currency relationships, and prospects for economic growth among countries, regions, or geographic areas may warrant greater consideration in selecting foreign securities. There are no limitations on the countries in which the Portfolios may invest and the Portfolios may at times have significant foreign exposure.

 12  Janus Aspen Series

3. WHAT DOES "MARKET CAPITALIZATION" MEAN?

   Market capitalization is the most commonly used measure of the size and value of a company. It is computed by multiplying the current market price of a share of the company's stock by the total number of its shares outstanding. The Portfolios do not emphasize investments in companies of any particular size.

4. WHAT IS GLOBAL TECHNOLOGY PORTFOLIO'S INDUSTRY POLICY?

   Global Technology Portfolio will not concentrate its investments in any particular industry or group of related industries. As a result, the portfolio managers may have more flexibility to find companies that they believe will benefit from advances or improvements in technology in a number of industries. Nevertheless, the Portfolio may hold a significant portion of its assets in industries such as: aerospace/defense; biotechnology; computers; office/business equipment; semiconductors; software; telecommunications; and telecommunications equipment.

RISKS

   Because the Portfolios may invest substantially all of their assets in common stocks, the main risk is the risk that the value of the stocks they hold might decrease in response to the activities of an individual company or in response to general market and/or economic conditions. If this occurs, a Portfolio's share price may also decrease. A Portfolio's performance may also be significantly affected, positively or negatively, by certain types of investments, such as foreign securities, derivative investments, non-investment grade bonds, initial public offerings ("IPOs"), or companies with relatively small market capitalizations. IPOs and other types of investments may have a magnified performance impact on a Portfolio with a small asset base. A Portfolio may not experience similar performance as its assets grow. Global Technology Portfolio's performance may also be affected by industry risk to a greater extent than the other Portfolios.


   Janus Capital manages many funds and numerous other accounts. Management of multiple accounts may involve conflicts of interest among those accounts, and may create potential risks, such as the risk that investment activity in one account may adversely affect another account. For example, short sale activity in an account could adversely affect the market value of long positions in one or more other accounts (and vice versa). Additionally, Janus Capital is the adviser to the funds and Janus Smart Portfolios, a series of "funds of funds," which invest in other Janus Capital mutual funds. Because Janus Capital is the adviser to the Janus Smart Portfolios and the funds, it is subject to certain potential conflicts of interest when allocating the assets of the Janus Smart Portfolios among such funds. A further discussion of potential conflicts of interest and a discussion of certain procedures intended to mitigate such potential conflicts is contained in the funds' Statement of Additional Information.


FREQUENTLY ASKED QUESTIONS ABOUT CERTAIN RISKS

   The following questions and answers are designed to help you better understand some of the risks of investing in the Portfolios.

1. THE PORTFOLIOS MAY INVEST IN SMALLER OR NEWER COMPANIES. DOES THIS CREATE ANY SPECIAL RISKS?

   Many attractive investment opportunities may be smaller, start-up companies offering emerging products or services. Smaller or newer companies may suffer more significant losses as well as realize more substantial growth than larger or more established issuers because they may lack depth of management, be unable to generate funds necessary for growth or potential development, or be developing or marketing new products or services for which markets are not yet established and may never become established. In addition, such companies may be insignificant factors in their industries and may become subject to intense competition from larger or more established companies. Securities of smaller or newer companies may have more limited trading markets than the markets for securities of larger or more established issuers, or may not be publicly traded at all, and may be subject to wide price fluctuations. Investments in such companies tend to be more volatile and somewhat more speculative.

                                   Principal investment strategies and risks  13

2. HOW COULD THE PORTFOLIOS' INVESTMENTS IN FOREIGN SECURITIES AFFECT THEIR PERFORMANCE?


   Each Portfolio may invest without limit in foreign securities either indirectly (e.g., depositary receipts) or directly in foreign markets, including emerging markets. Investments in foreign securities, including those of foreign governments, may involve greater risks than investing in domestic securities because a Portfolio's performance may depend on factors other than the performance of a particular company. These factors include:



   - CURRENCY RISK. As long as a Portfolio holds a foreign security, its value will be affected by the value of the local currency relative to the U.S. dollar. When a Portfolio sells a foreign currency denominated security, its value may be worth less in U.S. dollars even if the security increases in value in its home country. U.S. dollar-denominated securities of foreign issuers may also be affected by currency risk due to the overall impact of exposure to the issuer's local currency.


   - POLITICAL AND ECONOMIC RISK. Foreign investments may be subject to heightened political and economic risks, particularly in emerging markets which may have relatively unstable governments, immature economic structures, national policies restricting investments by foreigners, different legal systems, and economies based on only a few industries. In some countries, there is the risk that the government may take over the assets or operations of a company or that the government may impose taxes or limits on the removal of a Portfolio's assets from that country.

   - REGULATORY RISK. There may be less government supervision of foreign markets. As a result, foreign issuers may not be subject to the uniform accounting, auditing, and financial reporting standards and practices applicable to domestic issuers and there may be less publicly available information about foreign issuers.

   - MARKET RISK. Foreign securities markets, particularly those of emerging market countries, may be less liquid and more volatile than domestic markets. Certain markets may require payment for securities before delivery and delays may be encountered in settling securities transactions. In some foreign markets, there may not be protection against failure by other parties to complete transactions. Such factors may hinder a Portfolio's ability to buy and sell emerging market securities in a timely manner, affecting the Portfolio's investment strategies and potentially affecting the value of the Portfolio.

   - TRANSACTION COSTS. Costs of buying, selling, and holding foreign securities, including brokerage, tax, and custody costs, may be higher than those involved in domestic transactions.

3. ARE THERE SPECIAL RISKS ASSOCIATED WITH INVESTMENTS IN SECURITIES OF COMPANIES FROM EMERGING MARKET COUNTRIES?


   The Portfolios may invest an unlimited amount of their assets in a company or companies from one or more "developing countries" or "emerging markets." Such countries include, but are not limited to, countries included in the MSCI Emerging Markets Index(SM). To the extent that a Portfolio invests a significant amount of its assets in one or more countries, returns and NAV may be affected to a large degree by events and economic conditions in such countries. A summary of each Portfolio's investments by country is contained in the Portfolios' shareholder reports and in the Portfolios' Form N-Q reports, which are filed with the SEC.


   In many developing markets, there is less government supervision and regulation of business and industry practices, stock exchanges, brokers, and listed companies than in more developed markets. The securities markets of many of the countries in which the Portfolios may invest may also be smaller, less liquid, and subject to greater price volatility than those in the United States. In the event of a default on any investments in foreign debt obligations, it may be more difficult for the Portfolios to obtain or to enforce a judgment against the issuers of such securities. The Portfolios may be subject to emerging markets risk to the extent that they invest in companies which are not considered to be from emerging markets, but which have customers, products, or transactions associated with emerging markets.




4. HOW DO THE PORTFOLIOS TRY TO REDUCE RISK?



   The Portfolios may use futures, options, swap agreements, and other derivative instruments individually or in combination to "hedge" or protect their portfolios from adverse movements in securities prices and interest rates. The Portfolios may also use a variety of currency hedging techniques, including the use of forward currency contracts, to


 14  Janus Aspen Series
   manage currency risk. There is no guarantee that derivative investments will benefit the Portfolios. A Portfolio's performance could be worse than if the Portfolio had not used such instruments.


5. WHAT IS "INDUSTRY RISK"?


   Industry risk is the possibility that a group of related stocks will decline in price due to industry-specific developments. Companies in the same or similar industries may share common characteristics and are more likely to react similarly to industry-specific market or economic developments. Each Portfolio's investments, if any, in multiple companies in a particular industry increase that Portfolio's exposure to industry risk. In technology-related industries, competitive pressures may have a significant effect on the performance of companies in which a Portfolio may invest. In addition, technology and technology-related companies often progress at an accelerated rate, and these companies may be subject to short product cycles and aggressive pricing, which may increase their volatility.

GENERAL PORTFOLIO POLICIES


   Unless otherwise stated, the following general policies apply to each Portfolio. Except for the Portfolios' policies with respect to investments in illiquid securities and borrowing, the percentage limitations included in these policies and elsewhere in this Prospectus normally apply only at the time of purchase of a security. So, for example, if a Portfolio exceeds a limit as a result of market fluctuations or the sale of other securities, it will not be required to dispose of any securities.


   CASH POSITION

   The Portfolios may not always stay fully invested in stocks or bonds. For example, when the portfolio managers believe that market conditions are unfavorable for profitable investing, or when they are otherwise unable to locate attractive investment opportunities, a Portfolio's cash or similar investments may increase. In other words, cash or similar investments generally are a residual - they represent the assets that remain after a Portfolio has committed available assets to desirable investment opportunities. Partly because the portfolio managers act independently of each other, the cash positions of the Portfolios may vary significantly. When a Portfolio's investments in cash or similar investments increase, it may not participate in market advances or declines to the same extent that it would if the Portfolio remained more fully invested in stocks or bonds.


   In addition, a Portfolio may temporarily increase its cash position under certain unusual circumstances, such as to protect its assets or maintain liquidity in certain circumstances, for example, to meet unusually large redemptions. A Portfolio's cash position may also increase temporarily due to unusually large cash inflows. Under unusual circumstances such as these, a Portfolio may invest up to 100% of its assets in cash or similar investments. In this case, the Portfolio may not achieve its investment objective.

   OTHER TYPES OF INVESTMENTS
   Unless otherwise stated within its specific investment policies, each Portfolio may also invest in other types of domestic and foreign securities and use other investment strategies, as described in the "Glossary of Investment Terms." These securities and strategies are not principal investment strategies of the Portfolios. If successful, they may benefit the Portfolios by earning a return on the Portfolios' assets or reducing risk; however, they may not achieve the Portfolios' objectives. These securities and strategies may include:

   - debt securities

   - indexed/structured securities


   - high-yield/high-risk bonds (35% or less of each Portfolios' assets)


   - options, futures, forwards, swap agreements, participatory notes, exchange-traded funds, and other types of derivatives individually or in combination for hedging purposes or for nonhedging purposes such as seeking to

                                   Principal investment strategies and risks  15
     enhance return; such techniques may also be used to gain exposure to the market pending investment of cash balances or to meet liquidity needs


   - short sales "against the box" and "naked" (uncovered) short sales (no more than 10% of a Portfolio's assets may be invested in naked short sales)


   - securities purchased on a when-issued, delayed delivery, or forward commitment basis

   ILLIQUID INVESTMENTS
   Each Portfolio may invest up to 15% of its net assets in illiquid investments. An illiquid investment is a security or other position that cannot be disposed of quickly in the normal course of business. For example, some securities are not registered under U.S. securities laws and cannot be sold to the U.S. public because of SEC regulations (these are known as "restricted securities"). Under procedures adopted by the Portfolios' Trustees, certain restricted securities may be deemed liquid, and will not be counted toward this 15% limit.

   FOREIGN SECURITIES
   Unless otherwise stated within its specific investment policies, each Portfolio may invest without limit in foreign equity and debt securities. The Portfolios may invest directly in foreign securities denominated in a foreign currency and not publicly traded in the United States. Other ways of investing in foreign securities include depositary receipts or shares and passive foreign investment companies.

   SPECIAL SITUATIONS

   Certain Portfolios may invest in companies that demonstrate special situations or turnarounds, meaning companies that have experienced significant business problems but are believed to have favorable prospects for recovery. For example, a special situation or turnaround may arise when, in the opinion of the portfolio managers, the securities of a particular issuer will be recognized by the market and appreciate in value due to a specific development with respect to that issuer. Special situations may include significant changes in a company's allocation of its existing capital, a restructuring of assets, or a redirection of free cash flow. For example, issuers undergoing significant capital changes may include companies involved in spin-offs, sales of divisions, mergers or acquisitions, companies emerging from bankruptcy, or companies initiating large changes in their debt to equity ratio. Developments creating a special situation might include, among others, a new product or process, a technological breakthrough, a management change or other extraordinary corporate event, or differences in market supply of and demand for the security. A Portfolio's performance could suffer from its investments in "special situations."


   SECURITIES LENDING
   The Portfolios may seek to earn additional income through securities lending. Certain Portfolios may lend their portfolio securities to parties (typically brokers or other financial institutions) who need to borrow securities in order to complete certain transactions such as covering short sales, avoiding failures to deliver securities, or completing arbitrage activities. There is a risk of delay in recovering a loaned security and/or a risk of loss in collateral rights if the borrower fails financially.

   PORTFOLIO TURNOVER
   In general, the Portfolios intend to purchase securities for long-term investment, although, to a limited extent, each Portfolio may purchase securities in anticipation of relatively short-term price gains. Short-term transactions may also result from liquidity needs, securities having reached a price or yield objective, changes in interest rates or the credit standing of an issuer, or by reason of economic or other developments not foreseen at the time of the investment decision. A Portfolio may also sell one security and simultaneously purchase the same or a comparable security to take advantage of short-term differentials in bond yields or securities prices. Portfolio turnover is affected by market conditions, changes in the size of a Portfolio, the nature of a Portfolio's investments, and the investment style of the

 16  Janus Aspen Series
   portfolio managers. Changes are made in a Portfolio's holdings whenever the portfolio managers believe such changes are desirable. Portfolio turnover rates are generally not a factor in making buy and sell decisions.

   Increased portfolio turnover may result in higher costs for brokerage commissions, dealer mark-ups, and other transaction costs. Higher costs associated with increased portfolio turnover may offset gains in a Portfolio's performance. The "Financial Highlights" section of this Prospectus shows the Portfolios' historical turnover rates.

                                   Principal investment strategies and risks  17

MANAGEMENT OF THE PORTFOLIOS
--------------------------------------------------------------------------------

INVESTMENT ADVISER

   Janus Capital Management LLC, 151 Detroit Street, Denver, Colorado 80206-4805, is the investment adviser to each of the Portfolios. Janus Capital is responsible for the day-to-day management of the Portfolios' investment portfolios and furnishes continuous advice and recommendations concerning the Portfolios' investments. Janus Capital also provides certain administrative and other services, and is responsible for the other business affairs of the Portfolios.

   Janus Capital (together with its predecessors) has served as investment adviser to Janus Fund since 1970 and currently serves as investment adviser to all of the Janus funds, acts as subadviser for a number of private-label mutual funds, and provides separate account advisory services for institutional accounts.

   Janus Capital furnishes certain administrative, compliance, and accounting services for the Portfolios, and may be reimbursed by the Portfolios for its costs in providing those services. In addition, employees of Janus Capital and/or its affiliates serve as officers of the Trust and Janus Capital provides office space for the Portfolios and pays the salaries, fees, and expenses of all Portfolio officers and those Trustees who are considered interested persons of Janus Capital.

   From its own assets, Janus Capital or its affiliates may make payments based on current assets to selected insurance companies, qualified plan service providers, or other financial intermediaries that were instrumental in the acquisition or retention of accounts for the Portfolios or that performed services with respect to contract owners and plan participants. The amount of these payments is determined from time to time by Janus Capital, may be substantial, and may differ among such intermediaries. Eligibility requirements for such payments to institutional intermediaries are determined by Janus Capital and/or its affiliates.

   Janus Capital or its affiliates may pay fees, from their own assets, to selected insurance companies, qualified plan service providers, and other financial intermediaries for providing recordkeeping, subaccounting, transaction processing, and other shareholder or administrative services (including payments for processing transactions via National Securities Clearing Corporation ("NSCC") or other means) in connection with investments in the Janus funds. These fees are in addition to any fees that may be paid by the Janus funds for these types of or other services.

   In addition, Janus Capital or its affiliates may also share certain marketing expenses with, or pay for or sponsor informational meetings, seminars, client awareness events, support for marketing materials, or business building programs for such intermediaries to raise awareness of the Portfolios.

   Participating insurance companies that purchase the Portfolios' Shares may perform certain administrative services relating to the Portfolios and Janus Capital or the Portfolios may pay those companies for such services.

   The receipt of (or prospect of receiving) payments described above are not intended to, but may provide a financial intermediary and its salespersons with an incentive to favor sales of Janus funds' shares over sales of other mutual funds (or non-mutual fund investments), or to favor sales of one class of Janus funds' shares over sales of another Janus funds' share class, with respect to which the financial intermediary does not receive such payments or receives them in a lower amount. These payment arrangements will not, however, change the price a contract owner or plan participant pays for shares or the amount that a Janus fund receives to invest on behalf of the contract owner or plan participant. You may wish to consider whether such arrangements exist when evaluating any recommendations to purchase or sell Shares of the Portfolios. Please contact your insurance company or plan sponsor for details on such arrangements.

 18  Janus Aspen Series

MANAGEMENT EXPENSES

   Each Portfolio pays Janus Capital an investment advisory fee which is calculated daily and paid monthly. Each Portfolio's advisory agreement details the investment advisory fee and other expenses that the Portfolios must pay.

   Each Portfolio incurs expenses not assumed by Janus Capital, including the distribution and shareholder servicing fees, any transfer agent and custodian fees and expenses, legal and auditing fees, printing and mailing costs of sending reports and other information to existing shareholders, and Independent Trustees' fees and expenses. The following table reflects the contractual investment advisory fee rate (expressed as an annual rate) for each Portfolio, as well as the actual investment advisory fee rate paid by each Portfolio to Janus Capital (net of fee waivers, if applicable) based on each Portfolio's average net assets.


                                                                                              Actual Investment
                                                                          Contractual          Advisory Fee (%)
                                                    Average Daily         Investment         (for the fiscal year
                                                      Net Assets       Advisory Fee (%)       ended December 31,
    Portfolio Name                                   of Portfolio        (annual rate)              2006)
      Worldwide Growth Portfolio(1)                All Asset Levels          0.60                     0.57(2)
      International Growth Portfolio               All Asset Levels          0.64                     0.64
      Global Technology Portfolio                  All Asset Levels          0.64(3)                  0.64



   (1) The Portfolio's investment advisory fee rate changed from a fixed rate to a rate that adjusts up or down based upon the Portfolio's performance relative to its benchmark index. Any such adjustment to this fee rate commenced February 2007. Details discussing this performance fee are included below with a further description in the Statement of Additional Information.


   (2) The fee rate shown reflects a fee waiver which was in effect for a portion of the fiscal year. For the period from July 1, 2006 through January 31, 2007 ("Waiver Period"), Janus Capital contractually agreed to waive its right to receive a portion of the Portfolio's base management fee, at the annual rate of up to 0.15% of average daily net assets, under certain conditions. This waiver was applied for any calendar month in the Waiver Period if the total return performance of the Portfolio for the period from February 1, 2006 through the end of the preceding calendar month, calculated as though there had been no waiver of the base management fee, was less than performance of the Portfolio's primary benchmark index for that period. Further details related to this waiver are included in the Statement of Additional Information ("SAI").


   (3) Janus Capital has agreed to limit the Portfolio's total operating expenses (excluding the distribution and shareholder servicing fee, brokerage commissions, interest, taxes, and extraordinary expenses) to a certain level until at least May 1, 2008. Application of the expense waiver and its effect on annual fund operating expenses is reflected, when applicable, in the Annual Fund Operating Expenses table in the "Fees and Expenses" section of this Prospectus, and additional information is included in the Statement of Additional Information. The waiver is not reflected in the fee rate shown.


   A discussion regarding the basis for the Board of Trustees' approval of the Portfolios' investment advisory agreements is included in the Portfolios' annual and semiannual reports to shareholders. You can request the Portfolios' annual or semiannual reports (as they become available), free of charge, by contacting your plan sponsor, broker-dealer, or financial institution, or by contacting a Janus representative at 1-800-525-0020. The reports are also available, free of charge, on www.janus.com/info.

   For Worldwide Growth Portfolio, the investment advisory fee is determined by calculating a base fee and applying a performance adjustment (described in further detail below). The base fee rate is the same as the investment advisory

                                                Management of the Portfolios  19
   fee rate shown in the table above. The performance adjustment either increases or decreases the base fee depending on how well the Portfolio has performed relative to its benchmark as shown below:

    Portfolio Name                                     Benchmark Index
    ----------------------------------------------------------------------------------------------------
    Worldwide Growth Portfolio                         MSCI World Index(SM)

   Only the base fee rate applied until February 2007 for the Portfolio, at which time the calculation of the performance adjustment is applied as follows:

   Investment Advisory Fee = Base Fee +/- Performance Adjustment


   The investment advisory fee paid to Janus Capital by Worldwide Growth Portfolio consists of two components: (1) a base fee calculated by applying the contractual fixed-rate of the advisory fee to the Portfolio's average daily net assets during the previous month ("Base Fee"), plus or minus (2) a performance-fee adjustment ("Performance Adjustment") calculated by applying a variable rate of up to 0.15% (positive or negative) to the Portfolio's average daily net assets during the applicable performance measurement period. The performance measurement period generally is the previous 36 months, although no Performance Adjustment will be made until the Portfolio's performance-based fee structure has been in effect for at least 12 months. When the Portfolio's performance-based fee structure has been in effect for at least 12 months, but less than 36 months, the performance measurement period will be equal to the time that has elapsed since the performance-based fee structure took effect. As noted above, any Performance Adjustment, as applicable, began February 2007 for the Portfolio.


   No Performance Adjustment will be applied unless the difference between the Portfolio's investment performance and the investment record of the Portfolio's benchmark index is 0.50% or greater (positive or negative) during the applicable performance measurement period. Because the Performance Adjustment is tied to the Portfolio's relative performance to its benchmark index (and not its absolute performance), the Performance Adjustment could increase Janus Capital's fee even if the Portfolio's Shares lose value during the performance measurement period and could decrease Janus Capital's fee even if the Portfolio's Shares increase in value during the performance measurement period. For purposes of computing the Base Fee and the Performance Adjustment, net assets will be averaged over different periods (average daily net assets during the previous month for the Base Fee, versus average daily net assets during the performance measurement period for the Performance Adjustment). Performance of the Portfolio is calculated net of expenses whereas the Portfolio's benchmark index does not have any fees or expenses. Reinvestment of dividends and distributions are included in calculating both the performance of the Portfolio and the Portfolio's benchmark index. The Base Fee is calculated and accrued daily. The Performance Adjustment is calculated monthly in arrears and is accrued evenly each day throughout the month. The investment fee is paid monthly in arrears.


   The investment performance of the Portfolio's Service Shares for the performance measurement period is used to calculate the Performance Adjustment. After Janus Capital determines whether the Portfolio's performance was above or below its benchmark index by comparing the investment performance of the Portfolio's Service Shares against the investment record of the Portfolio's benchmark index, Janus Capital will apply the same Performance Adjustment (positive or negative) across each other class of shares of the Portfolio, as applicable. It is not possible to predict the effect of the Performance Adjustment on future overall compensation to Janus Capital since it will depend on the performance of the Portfolio relative to the record of the Portfolio's benchmark index and future changes to the size of the Portfolio.


   The Portfolio's Statement of Additional Information contains additional information about performance-based fees.

 20  Janus Aspen Series

INVESTMENT PERSONNEL

   Unless otherwise noted, the Portfolio Manager has primary responsibility for the day-to-day management of the Portfolio described.

PORTFOLIO MANAGERS

BRENT A. LYNN, CFA
--------------------------------------------------------------------------------
     is Executive Vice President and Portfolio Manager of International
     Growth Portfolio, which he has managed or co-managed since January 2001. Mr. Lynn is also Portfolio Manager of other Janus accounts. He joined
     Janus Capital in 1991 as a research analyst. Mr. Lynn holds a Bachelor of Arts degree in Economics and a Master's degree in Economics and Industrial Engineering from Stanford University. Mr. Lynn holds the Chartered Financial Analyst designation.

J. BRADLEY SLINGERLEND, CFA
--------------------------------------------------------------------------------

     is Executive Vice President and Co-Portfolio Manager of Global Technology Portfolio, which he has co-managed since February 2006. In addition, Mr. Slingerlend performs duties as an equity research analyst, focusing primarily on technology companies. He is also Portfolio Manager of other Janus accounts. Mr. Slingerlend joined Janus Capital in 2000 as a research analyst. He holds a Bachelor's degree in Economics and Astrophysics from Williams College. Mr. Slingerlend and Burton H. Wilson are jointly and primarily responsible for the day-to-day management of Global Technology Portfolio, with no limitations on the authority of one co-portfolio manager in relation to the other. Mr. Slingerlend holds the Chartered Financial Analyst designation.


BURTON H. WILSON
--------------------------------------------------------------------------------

     is Executive Vice President and Co-Portfolio Manager of Global Technology Portfolio, which he has co-managed since February 2006. In addition, Mr. Wilson performs duties as an equity research analyst, focusing primarily on technology companies. He is also Portfolio Manager of other Janus accounts. Mr. Wilson joined Janus Capital in 2005 as a research analyst. Prior to joining Janus Capital, he was a research analyst at Lincoln Equity Management from 2000 to 2004. Mr. Wilson holds a Bachelor of Arts degree in Mathematics from the University of Virginia, a Law degree from the University of Virginia School of Law, and a Master's degree in Business Administration from the University of California at Berkeley's Haas School of Business. Mr. Wilson and J. Bradley Slingerlend are jointly and primarily responsible for the day-to-day management of Global Technology Portfolio, with no limitations on the authority of one co-portfolio manager in relation to the other.


JASON P. YEE, CFA
--------------------------------------------------------------------------------
     is Executive Vice President and Portfolio Manager of Worldwide Growth Portfolio, which he has managed since July 2004. Mr. Yee is also
     Portfolio Manager of other Janus accounts. He joined Janus Capital in
     1992, working as a research analyst until 1996. He re-joined Janus
     Capital in 2000 as a research analyst. He holds a Bachelor of Science in Mechanical Engineering from Stanford University. Mr. Yee holds the Chartered Financial Analyst designation.

   Information about the compensation structure, other accounts managed, and the range of ownership of securities for the portfolio managers is included in the SAI.

                                                Management of the Portfolios  21

OTHER INFORMATION
--------------------------------------------------------------------------------

   CLASSES OF SHARES

   Each Portfolio currently offers three classes of shares, one of which, the Service II Shares, is offered pursuant to this Prospectus. The Shares offered by this Prospectus are available only in connection with investment in and payments under variable insurance contracts, as well as certain qualified retirement plans that require a fee from Portfolio assets to procure distribution and administrative services to contract owners and plan participants, and include a redemption fee. The redemption fee may be imposed on interests in separate accounts or plans held 60 days or less and thus an insurance company or qualified plan must have agreed to administer the fee. Institutional Shares of the Portfolios are offered only in connection with investment in and payments under variable insurance contracts, as well as certain qualified retirement plans. Service Shares of the Portfolios are offered only in connection with investment in and payments under variable insurance contracts, as well as certain qualified retirement plans that require a fee from Portfolio assets to procure distribution and administrative services to contract owners and plan participants. Because the expenses of each class may differ, the performance of each class is expected to differ. If you would like additional information about the Institutional Shares or Service Shares, please call 1-800-525-0020.

   CLOSED FUND POLICIES

   The Portfolios may discontinue sales of their shares to new investors if Janus Capital and the Trustees believe that continued sales may adversely affect a Portfolio's ability to achieve its investment objective. If sales of a Portfolio are discontinued to new investors, it is expected that existing shareholders invested in that Portfolio would be permitted to continue to purchase shares through their existing Portfolio accounts and to reinvest any dividends or capital gains distributions in such accounts, absent highly unusual circumstances. In addition, it is expected that existing or new participants in employer-sponsored retirement plans, including employees of Janus Capital Group Inc. ("JCGI") and any of its subsidiaries covered under the JCGI retirement plan, which currently offer one or more portfolios as an investment option would be able to direct contributions to that portfolio through their plan, regardless of whether they invested in such portfolio prior to its closing.

   In the case of certain mergers or reorganizations, retirement plans would be able to add a closed portfolio as an investment option and, for certain Portfolios, sponsors of certain wrap programs with existing accounts in the Portfolio would be able to continue to invest in the Portfolio on behalf of new customers. Such mergers, reorganizations, acquisitions, or other business combinations are those in which one or more companies involved in such transaction currently offers the Portfolio as an investment option, and any company that as a result of such transaction becomes affiliated with the company currently offering the Portfolio (as a parent company, subsidiary, sister company, or otherwise). Such companies may request to add the Portfolio as an investment option under its retirement plan. New accounts may also be permitted in a closed portfolio for certain plans and programs offered in connection with employer-sponsored retirement plans where the retirement plan has an existing account in the closed portfolio. Requests will be reviewed by management on an individual basis, taking into consideration whether the addition of the Portfolio may negatively impact existing Portfolio shareholders.

   Janus Capital encourages its employees to own shares of the Janus funds. Accordingly, upon prior approval, employees of Janus Capital and its affiliates may open new accounts in a closed fund. Trustees of the Portfolios may also open new accounts in a closed fund. Additional information regarding general policies and exceptions can be found in the closed funds' prospectuses.

   PENDING LEGAL MATTERS

   In the fall of 2003, the Securities and Exchange Commission ("SEC"), the Office of the New York State Attorney General ("NYAG"), the Colorado Attorney General ("COAG"), and the Colorado Division of Securities ("CDS") announced that they were investigating alleged frequent trading practices in the mutual fund industry. On August 18, 2004, Janus Capital announced that it had reached final settlements with the SEC, the NYAG, the COAG, and the CDS related to such regulators' investigations into Janus Capital's frequent trading arrangements.

 22  Janus Aspen Series

   A number of civil lawsuits were brought against Janus Capital and certain of its affiliates, the Janus funds, and related entities and individuals based on allegations similar to those announced by the above regulators and were filed in several state and federal jurisdictions. Such lawsuits alleged a variety of theories for recovery including, but not limited to, the federal securities laws, other federal statutes (including ERISA), and various common law doctrines. The Judicial Panel on Multidistrict Litigation transferred these actions to the U.S. District Court for the District of Maryland (the "Court") for coordinated proceedings. On September 29, 2004, five consolidated amended complaints were filed with the Court that generally include: (i) claims by a putative class of investors in certain Janus funds asserting claims on behalf of the investor class (Marini, et al. v. Janus Investment Fund, et al., U.S. District Court, District of Maryland, Case No. 04-CV-00497); (ii) derivative claims by investors in certain Janus funds ostensibly on behalf of such funds (Steinberg et al. v. Janus Capital Management, LLC et al., U.S. District Court, District of Maryland, Case No. 04-CV-00518); (iii) claims on behalf of participants in the Janus 401(k) plan (Wangberger v. Janus Capital Group Inc., 401(k) Advisory Committee, et al., U.S. District Court, District of Maryland, Case No. JFM-05-2711); (iv) claims brought on behalf of shareholders of Janus Capital Group, Inc. ("JCGI") on a derivative basis against the Board of Directors of JCGI (Chasen v. Whiston, et al., U.S. District Court, District of Maryland, Case No. 04-MD-00855); and
   (v) claims by a putative class of shareholders of JCGI asserting claims on behalf of the shareholders (Wiggins, et al. v. Janus Capital Group Inc., et al., U.S. District Court, District of Maryland, Case No. 04-CV-00818). Each of the five complaints initially named JCGI and/or Janus Capital as a defendant. In addition, the following were also named as defendants in one or more of the actions: Janus Investment Fund ("JIF"), Janus Aspen Series ("JAS"), Janus Adviser Series ("JAD"), Janus Distributors LLC, Enhanced Investment Technologies, LLC ("INTECH"), Bay Isle Financial LLC ("Bay Isle"), Perkins, Wolf, McDonnell and Company, LLC ("Perkins"), the Advisory Committee of the Janus 401(k) plan, and the current or former directors of JCGI.


   On August 25, 2005, the Court entered orders dismissing most of the claims asserted against Janus Capital and its affiliates by fund investors in the Marini and Steinberger actions described above except certain claims under
   Section 10(b) of the Securities Exchange Act of 1934 and under Section 36(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). On August 15, 2006, the Wangberger complaint in the 401(k) plan class action described above was dismissed by the district court with prejudice; the plaintiff appealed that dismissal decision to the United States Court of Appeals for the Fourth Circuit. That appeal is still pending. The Court also dismissed the Chasen action described above against JCGI's Board of Directors without leave to amend. Finally, a Motion to Dismiss the Wiggins action brought by JCGI shareholders is fully briefed and pending before the district court.


   In addition to the lawsuits described above, the Auditor of the State of West Virginia ("Auditor"), in his capacity as securities commissioner, has initiated administrative proceedings against many of the defendants in the market timing cases (including JCGI and Janus Capital) and, as a part of its relief, is seeking disgorgement and other monetary relief based on similar market timing allegations (In the Matter of Janus Capital Group Inc. et al., Before the Securities Commissioner, State of West Virginia, Summary Order No. 05-1320). The respondents in these proceedings collectively sought a Writ of Prohibition in state court, which was denied. Their subsequent Petition for Appeal was also denied. Consequently, in September 2006, JCGI and Janus Capital filed their answer to the Auditor's summary order instituting proceedings and requested a hearing. JCGI and Janus Capital, as well as other similarly situated defendants, continue to challenge the statutory authority of the Auditor to bring such an action. No further proceedings are currently scheduled.

   In addition to the "market timing" actions described above, Janus Capital is a defendant in a consolidated lawsuit in the U.S. District Court for the District of Colorado challenging the investment advisory fees charged by Janus Capital to certain Janus funds (Walter Sins, et al. v. Janus Capital Management LLC, U.S. District Court, District of Colorado, Case No. 04-CV-01647-WDM-MEH; Michael Fleisher, et al. v. Janus Capital Management, LLC, 04-CV-02395-MSK-CBS). The action was filed in 2004 by fund investors asserting breach of fiduciary duty under Section 36(b) of the 1940 Act. The plaintiffs seek declaratory and injunctive relief and an unspecified amount of damages. The trial is scheduled to commence on May 21, 2007.

                                                           Other information  23

   In 2001, Janus Capital's predecessor was also named as a defendant in a class action suit in the U.S. District Court for the Southern District of New York, alleging that certain underwriting firms and institutional investors violated antitrust laws in connection with initial public offerings (Pfeiffer v. Credit Suisse First Boston aka In re Initial Public Offering Antitrust Litigation, U.S. District Court, Southern District of New York, Case No. 01-CV-2014). The U.S. District Court dismissed the plaintiff's antitrust claims in November 2003; however, the U.S. Court of Appeals vacated that decision and remanded it for further proceedings. In March 2006, the defendants, including Janus Capital, filed a Petition for a Writ of Certiorari with the U.S. Supreme Court to review the decision of the U.S. Court of Appeals. In June 2006, the U.S. Supreme Court invited the U.S. Solicitor General to file a brief expressing the view of the United States and, in November 2006, the Solicitor General filed a brief expressing its view on the matter. The U.S. Supreme Court has granted the Petition for a Writ of Certiorari and heard argument on the matter on March 27, 2007. The parties are now awaiting a decision on the matter from the U.S. Supreme Court.


   Additional lawsuits may be filed against certain of the Janus funds, Janus Capital, and related parties in the future. Janus Capital does not currently believe that these pending actions will materially affect its ability to continue providing services it has agreed to provide to the Janus funds.

   CONFLICTS OF INTEREST

   The Shares offered by this Prospectus are available only to variable annuity and variable life separate accounts of insurance companies that are unaffiliated with Janus Capital and to certain qualified retirement plans. Although the Portfolios do not currently anticipate any disadvantages to policy owners because each Portfolio offers its Shares to such entities, there is a possibility that a material conflict may arise. The Trustees monitor events in an effort to identify any disadvantages or material irreconcilable conflicts and to determine what action, if any, should be taken in response. If a material disadvantage or conflict is identified, the Trustees may require one or more insurance company separate accounts or qualified plans to withdraw its investments in one or more Portfolios or substitute Shares of another Portfolio. If this occurs, a Portfolio may be forced to sell its securities at disadvantageous prices. In addition, the Portfolios may refuse to sell their Shares to any separate account or qualified plan or may suspend or terminate the offering of a Portfolio's Shares if such action is required by law or regulatory authority or is in the best interests of that Portfolio's shareholders. It is possible that a qualified plan investing in the Portfolios could lose its qualified plan status under the Internal Revenue Code, which could have adverse tax consequences on insurance company separate accounts investing in the Portfolios. Janus Capital intends to monitor such qualified plans and the Portfolios may discontinue sales to a qualified plan and require plan participants with existing investments in the Portfolios to redeem those investments if a plan loses (or in the opinion of Janus Capital is at risk of losing) its qualified plan status.

   DISTRIBUTION OF THE PORTFOLIOS

   The Portfolios are distributed by Janus Distributors LLC ("Janus Distributors"), which is a member of the National Association of Securities Dealers, Inc. ("NASD"). To obtain information about NASD member firms and their associated persons, you may contact NASD Regulation, Inc. at www.nasdr.com, or the Public Disclosure Hotline at 800-289-9999. An investor brochure containing information describing the Public Disclosure Program is available from NASD Regulation, Inc.

 24  Janus Aspen Series

DISTRIBUTIONS AND TAXES
--------------------------------------------------------------------------------

DISTRIBUTIONS

   To avoid taxation of the Portfolios, the Internal Revenue Code requires each Portfolio to distribute all or substantially all of its net investment income and any net capital gains realized on its investments at least annually. A Portfolio's income from certain dividends, interest, and any net realized short-term capital gains are paid to shareholders as ordinary income dividends. Net realized long-term capital gains are paid to shareholders as capital gains distributions, regardless of how long you have held shares of the Portfolio. Distributions are made at the class level, so they may vary from class to class within a single Portfolio.

   DISTRIBUTION SCHEDULE

   Dividends for the Portfolios are normally declared and distributed in June and December. Capital gains distributions are normally declared and distributed in June. However, in certain situations it may be necessary for a Portfolio to declare and distribute capital gains distributions in December. If necessary, dividends and net capital gains may be distributed at other times as well.

   HOW DISTRIBUTIONS AFFECT A PORTFOLIO'S NAV

   Distributions are paid to shareholders as of the record date of a distribution of a Portfolio, regardless of how long the shares have been held. Undistributed dividends and net capital gains are included in each Portfolio's daily NAV. The share price of a Portfolio drops by the amount of the distribution, net of any subsequent market fluctuations. For example, assume that on December 31, a Portfolio declared a dividend in the amount of $0.25 per share. If the Portfolio's share price was $10.00 on December 30, the Portfolio's share price on December 31 would be $9.75, barring market fluctuations.

TAXES

   TAXES ON DISTRIBUTIONS

   Because Shares of the Portfolios may be purchased only through variable insurance contracts and qualified plans, it is anticipated that any income dividends or net capital gains distributions made by a Portfolio will be exempt from current taxation if left to accumulate within the variable insurance contract or qualified plan. Generally, withdrawals from such contracts or plans may be subject to ordinary income tax and, if made before age 59 1/2, a 10% penalty tax may be imposed. The tax status of your investment depends on the features of your qualified plan or variable insurance contract. Further information may be found in your plan documents or in the prospectus of the separate account offering such contract.

   TAXATION OF THE PORTFOLIOS


   Dividends, interest, and some capital gains received by the Portfolios on foreign securities may be subject to foreign tax withholding or other foreign taxes. If a Portfolio is eligible, it may from year to year make the election permitted under Section 853 of the Internal Revenue Code to pass through such taxes to shareholders as a foreign tax credit. If such an election is not made, any foreign taxes paid or accrued will represent an expense to the Portfolios.



   The Portfolios do not expect to pay any federal income or excise taxes because they intend to meet certain requirements of the Internal Revenue Code. In addition, because the Shares of each Portfolio are sold in connection with variable insurance contracts, each Portfolio intends to qualify under the Internal Revenue Code with respect to the diversification requirements related to the tax-deferred status of insurance company separate accounts.


                                                     Distributions and taxes  25

SHAREHOLDER'S GUIDE
--------------------------------------------------------------------------------

   Investors may not purchase or redeem Shares of the Portfolios directly. Shares may be purchased or redeemed only through variable insurance contracts offered by the separate accounts of participating insurance companies or through qualified retirement plans. REFER TO THE PROSPECTUS FOR THE PARTICIPATING INSURANCE COMPANY'S SEPARATE ACCOUNT OR YOUR PLAN DOCUMENTS FOR INSTRUCTIONS ON PURCHASING OR SELLING OF VARIABLE INSURANCE CONTRACTS AND ON HOW TO SELECT SPECIFIC PORTFOLIOS AS INVESTMENT OPTIONS FOR A CONTRACT OR A QUALIFIED PLAN.

   With certain limited exceptions, the Portfolios are available only to U.S. citizens or residents.

PRICING OF PORTFOLIO SHARES

   The per share NAV for each class is computed by dividing the total value of assets allocated to the class, less liabilities allocated to that class, by the total number of shares outstanding for the class. A Portfolio's NAV is calculated as of the close of the regular trading session of the New York Stock Exchange ("NYSE") (normally 4:00 p.m. New York time) each day that the NYSE is open ("business day"). However, the NAV may be calculated earlier if trading on the NYSE is restricted, or as permitted by the SEC. Because foreign securities markets may operate on days that are not business days in the United States, the value of a Portfolio's holdings may change on days when you will not be able to purchase or redeem a Portfolio's shares to the extent that Portfolio is invested in such markets.

   All purchases and sales will be duly processed at the NAV next calculated after your request is received in good order by a Portfolio or its agent. In order to receive a day's price, your order must be received in good order by a Portfolio (or insurance company or plan sponsor) or its agent by the close of the regular trading session of the NYSE.

   Securities held by the Portfolios are generally valued at market value. Certain short-term instruments maturing within 60 days or less are valued at amortized cost, which approximates market value. If a market quotation is not readily available or is deemed unreliable, or if an event that is expected to affect the value of a portfolio security occurs after the close of the principal exchange or market on which that security is traded, and before the close of the NYSE, the fair value of a security (except for short-term instruments maturing within 60 days or less) will be determined in good faith under policies and procedures established by and under the supervision of the Portfolios' Board of Trustees. Circumstances in which fair value pricing may be utilized include, but are not limited to: (i) when significant events occur which may affect the securities of a single issuer, such as mergers, bankruptcies, or significant issuer-specific developments; (ii) when significant events occur which may affect an entire market, such as natural disasters or significant governmental actions; and (iii) when non-significant events occur such as markets closing early or not opening, security trading halts, or pricing of nonvalued securities and restricted or nonpublic securities. The Portfolios may use a systematic fair valuation model provided by an independent pricing service to value foreign equity securities in order to adjust for stale pricing, which may occur between the close of certain foreign exchanges and of the NYSE. While fair value pricing may be more commonly used with foreign equity securities, it may also be used with, among other things, thinly-traded domestic securities or fixed-income securities.

   Due to the subjective nature of fair value pricing, a Portfolio's value for a particular security may be different from the last quoted market price. Fair value pricing may reduce arbitrage activity involving the frequent buying and selling of mutual fund shares by investors seeking to take advantage of a perceived lag between a change in the value of a Portfolio's portfolio securities and the reflection of such change in the Portfolio's NAV, as further described in the "Excessive Trading" section of this Prospectus. While funds that invest in foreign securities may be at a greater risk for arbitrage activity, such activity may also arise in mutual funds which do not invest in foreign securities, for example, when trading in a security held by a Portfolio is halted and does not resume prior to the time the Portfolio calculates its NAV (referred to as "stale pricing"). Portfolios that hold thinly-traded securities, such as certain small-capitalization securities, may be subject to attempted use of arbitrage techniques. To the extent that a Portfolio's valuation of a security is different from the security's market value, short-term arbitrage traders may dilute the NAV of a Portfolio, which negatively impacts long-term shareholders. The Portfolios' fair value pricing and excessive trading policies and procedures may not completely eliminate short-term trading in certain omnibus accounts and other accounts traded through intermediaries.

 26  Janus Aspen Series

   The value of the securities of other open-end funds held by a Portfolio, if any, will be calculated using the NAV of such underlying funds, and the prospectuses for such open-end funds explain the circumstances under which they use fair value pricing and the effects of using fair value pricing.

DISTRIBUTION FEE

   DISTRIBUTION AND SHAREHOLDER SERVICING PLAN

   Under a distribution and shareholder servicing plan (the "Plan") adopted in accordance with Rule 12b-1 under the 1940 Act, the Shares may pay Janus Distributors, the Trust's distributor, a fee at an annual rate of up to 0.25% of the average daily net assets of the Shares of a Portfolio. Under the terms of the Plan, the Trust is authorized to make payments to Janus Distributors for remittance to insurance companies and qualified plan service providers as compensation for distribution and services performed by such entities. Because 12b-1 fees are paid out of the Portfolios' assets on an ongoing basis, over time they will increase the cost of your investment and may cost you more than paying other types of sales charges.

PURCHASES

   Purchases of Shares may be made only by the separate accounts of insurance companies for the purpose of funding variable insurance contracts or by qualified plans. Refer to the prospectus of the appropriate insurance company separate account or your plan documents for information on how to invest in the Shares of each Portfolio. Participating insurance companies and certain other designated organizations are authorized to receive purchase orders on the Portfolios' behalf. As discussed under "Investment Adviser," Janus Capital and its affiliates may make payments to selected insurance companies, qualified plan service providers, or other financial intermediaries that were instrumental in the acquisition of the accounts in the Portfolios or that provide services in connection with investments in the Portfolios. You may wish to consider such arrangements when evaluating any recommendation of the Portfolios.

   Each Portfolio reserves the right to reject any purchase order, including exchange purchases, for any reason. The Portfolios are not intended for excessive trading. For more information about the Portfolios' policy on excessive trading, refer to "Excessive Trading."

   The Portfolios may discontinue sales to a qualified plan and require plan participants with existing investments in the Shares to redeem those investments if the plan loses (or in the opinion of Janus Capital, is at risk of losing) its qualified plan status.

REDEMPTIONS

   Redemptions, like purchases, may be effected only through the separate accounts of participating insurance companies or through qualified plans. Please refer to the appropriate separate account prospectus or plan documents for details.

   Shares of any Portfolio may be redeemed on any business day on which the Portfolio's NAV is calculated. Redemptions are duly processed at the NAV next calculated after your redemption order is received in good order by a Portfolio or its agent. Redemption proceeds, less any applicable redemption fee, will normally be sent the business day following receipt of the redemption order, but in no event later than seven days after receipt of such order.

   REDEMPTIONS IN-KIND

   Shares normally will be redeemed for cash, although each Portfolio retains the right to redeem some or all of its shares in-kind under unusual circumstances, in order to protect the interests of remaining shareholders, or to accommodate a request by a particular shareholder that does not adversely affect the interest of the remaining shareholders, by delivery of securities selected from its assets at its discretion. However, each Portfolio is required to redeem shares solely for cash up to the lesser of $250,000 or 1% of the NAV of that Portfolio during any 90-day period for any one shareholder. Should redemptions by any shareholder exceed such limitation, a Portfolio will have the option of

                                                         Shareholder's guide  27
   redeeming the excess in cash or in-kind. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming shareholder might incur brokerage or other transaction costs to convert the securities to cash.

REDEMPTION FEE

   A variable insurance contract owner or plan participant who chooses to redeem an interest in a separate account or plan investing in any Portfolio may be subject to a 1.00% redemption fee if such interest is held for 60 days or less. This fee is paid to the Portfolio rather than Janus Capital, and is designed to deter excessive short-term trading and to offset the brokerage commissions, market impact, and other costs associated with changes in the Portfolio's asset level and cash flow due to short-term money movements in and out of the Portfolio. Your insurance company or plan sponsor has agreed to charge the Portfolios' redemption fee. However, due to operational requirements, these intermediaries' methods for tracking and calculating the fee may differ in some respects from the Portfolios'.

   The redemption fee does not apply to: (i) any shares purchased through reinvested distributions (dividends and capital gains); (ii) scheduled and systematic redemptions, including asset rebalancing and dollar cost averaging; (iii) variable insurance contract or qualified plan withdrawals or loans, including required minimum distributions; (iv) redemptions due to the movement of funds at annuitization of a variable insurance contract or qualified withdrawals from a retirement plan; (v) redemptions due to transfers between the fixed annuity segment and variable annuity segment after annuitization; (vi) involuntary redemptions imposed by Janus Capital; and (vii) redemptions resulting from the death or disability of a variable insurance contract owner or plan participant. When cooperation from an insurance company or plan sponsor is necessary to impose a redemption fee on its clients' or participants' accounts, different or additional exemptions may be applied by the insurance company or plan sponsor. Redemption fees may be waived under certain circumstances involving involuntary redemptions imposed by an insurance company or plan sponsor. Contact your insurance company or plan sponsor or refer to your plan documents for more information on whether the redemption fee is applied to your shares.

   In addition to the circumstances noted in the preceding paragraph, each Portfolio reserves the right to waive the redemption fee at its discretion where it believes such waiver is in the best interests of the Portfolio, including but not limited to when it determines that imposition of the redemption fee is not necessary to protect the Portfolio from the effects of short-term trading. In addition, the Portfolios reserve the right to modify or eliminate the redemption fee or waivers at any time. If there is a material change to the Portfolios' redemption fee, the Portfolios will notify you at least 60 days prior to the effective date of the change.

EXCESSIVE TRADING

   EXCESSIVE TRADING POLICIES AND PROCEDURES

   The Board of Trustees has adopted policies and procedures with respect to short-term and excessive trading of Portfolio shares ("excessive trading"). The Portfolios are intended for long-term investment purposes only and the Portfolios will take reasonable steps to attempt to detect and deter excessive trading. Transactions placed in violation of the Portfolios' excessive trading policies may be cancelled or revoked by the Portfolio by the next business day following receipt by the Portfolio. The trading history of accounts determined to be under common ownership or control within any of the Janus funds may be considered in enforcing these policies and procedures. As described below, however, the Portfolios may not be able to identify all instances of excessive trading or completely eliminate the possibility of excessive trading. In particular, it may be difficult to identify excessive trading in certain omnibus accounts and other accounts traded through intermediaries (such as insurance companies or plan sponsors). By their nature, omnibus accounts, in which purchases and redemptions of the Portfolios' shares by multiple investors are aggregated by the intermediary and presented to the Portfolios on a net basis, may effectively conceal the identity of individual investors and their transactions from the Portfolios and their agents.

 28  Janus Aspen Series

   The Portfolios attempt to deter excessive trading through at least the following methods:

   - redemption fees as described under "Redemption Fee;" and

   - fair valuation of securities as described under "Pricing of Portfolio Shares."

   The Portfolios monitor Portfolio share transactions, subject to the limitations described below. Generally, a purchase of a Portfolio's shares followed by the redemption of the Portfolio's shares within a 90-day period may result in enforcement of a Portfolio's excessive trading policies and procedures with respect to future purchase orders, provided that the Portfolios reserve the right to reject any purchase request as explained above.

   If the Portfolios detect excessive trading, the Portfolios may suspend or permanently terminate the exchange privilege (if permitted by your insurance company or plan sponsor) of the account and may bar future purchases into the Portfolio and any of the other Janus funds by such investor. The Portfolios' excessive trading policies generally do not apply to a money market portfolio, although money market portfolios at all times reserve the right to reject any purchase request (including exchange purchases, if permitted by your insurance company or plan sponsor) for any reason without prior notice.

   The Portfolios' Board of Trustees may approve from time to time a redemption fee to be imposed by any Janus fund, subject to 60 days' notice to shareholders of that fund.

   Investors who place transactions through the same insurance company or plan sponsor on an omnibus basis may be deemed part of a group for the purpose of the Portfolios' excessive trading policies and procedures and may be rejected in whole or in part by a Portfolio. The Portfolios, however, cannot always identify or reasonably detect excessive trading that may be facilitated by insurance companies or plan sponsors or made difficult to identify through the use of omnibus accounts by those intermediaries that transmit purchase, exchange, and redemption orders to the Portfolios, and thus the Portfolios may have difficulty curtailing such activity. Transactions accepted by an insurance company or plan sponsor in violation of the Portfolios' excessive trading policies may be cancelled or revoked by a Portfolio by the next business day following receipt by that Portfolio.

   In an attempt to detect and deter excessive trading in omnibus accounts, the Portfolios or their agents may require intermediaries to impose restrictions on the trading activity of accounts traded through those intermediaries. Such restrictions may include, but are not limited to, requiring that trades be placed by U.S. mail, prohibiting purchases for a designated period of time (typically 30 to 90 days) by investors who have recently redeemed Portfolio shares, requiring intermediaries to report information about customers who purchase and redeem large amounts, and similar restrictions. The Portfolios' ability to impose such restrictions with respect to accounts traded through particular intermediaries may vary depending on the systems capabilities, applicable contractual and legal restrictions, and cooperation of those intermediaries.

   Certain transactions in Portfolio shares, such as periodic rebalancing (no more frequently than quarterly) or those which are made pursuant to systematic purchase, exchange, or redemption programs generally do not raise excessive trading concerns and normally do not require application of the Portfolios' methods to detect and deter excessive trading.

   Each Portfolio also reserves the right to reject any purchase request (including exchange purchases) by any investor or group of investors for any reason without prior notice, including, in particular, if the trading activity in the account(s) is deemed to be disruptive to a Portfolio. For example, a Portfolio may refuse a purchase order if the portfolio managers believe they would be unable to invest the money effectively in accordance with the Portfolio's investment policies or the Portfolio would otherwise be adversely affected due to the size of the transaction, frequency of trading, or other factors.

   The Portfolios' policies and procedures regarding excessive trading may be modified at any time by the Portfolios' Board of Trustees.

                                                         Shareholder's guide  29

   EXCESSIVE TRADING RISKS

   Excessive trading may present risks to a Portfolio's long-term shareholders. Excessive trading into and out of a Portfolio may disrupt portfolio investment strategies, may create taxable gains to remaining Portfolio shareholders, and may increase Portfolio expenses, all of which may negatively impact investment returns for all remaining shareholders, including long-term shareholders.

   Portfolios that invest in foreign securities may be at a greater risk for excessive trading. Investors may attempt to take advantage of anticipated price movements in securities held by a portfolio based on events occurring after the close of a foreign market that may not be reflected in the portfolio's NAV (referred to as "price arbitrage"). Such arbitrage opportunities may also arise in portfolios which do not invest in foreign securities, for example, when trading in a security held by a portfolio is halted and does not resume prior to the time the portfolio calculates its NAV (referred to as "stale pricing"). Portfolios that hold thinly-traded securities, such as certain small-capitalization securities, may be subject to attempted use of arbitrage techniques. To the extent that a Portfolio's valuation of a security differs from the security's market value, short-term arbitrage traders may dilute the NAV of a Portfolio, which negatively impacts long-term shareholders. Although the Portfolios have adopted fair valuation policies and procedures intended to reduce the Portfolios' exposure to price arbitrage, stale pricing, and other potential pricing inefficiencies, under such circumstances there is potential for short-term arbitrage trades to dilute the value of Portfolio shares.

   Although the Portfolios take steps to detect and deter excessive trading pursuant to the policies and procedures described in this Prospectus and approved by the Board of Trustees, there is no assurance that these policies and procedures will be effective in limiting excessive trading in all circumstances. For example, the Portfolios may be unable to completely eliminate the possibility of excessive trading in certain omnibus accounts and other accounts traded through intermediaries. Omnibus accounts may effectively conceal the identity of individual investors and their transactions from the Portfolios and their agents. This makes the Portfolios' identification of excessive trading transactions in the Portfolios through an omnibus account difficult and makes the elimination of excessive trading in the account impractical without the assistance of the intermediary. Moreover, the contract between an insurance company and the owner of a variable insurance contract may govern the frequency with which the contract owner may cause the insurance company to purchase or redeem shares of a Portfolio. Although the Portfolios encourage intermediaries to take necessary actions to detect and deter excessive trading, some intermediaries may be unable or unwilling to do so, and accordingly, the Portfolios cannot eliminate completely the possibility of excessive trading.

   Shareholders that invest through an omnibus account should be aware that they may be subject to the policies and procedures of their insurance company or plan sponsor with respect to excessive trading in the Portfolios.

AVAILABILITY OF PORTFOLIO HOLDINGS INFORMATION


   The Mutual Fund Holdings Disclosure Policies and Procedures adopted by Janus Capital and the Portfolios, including all funds managed within the Janus fund complex, are designed to be in the best interests of the Portfolios and to protect the confidentiality of the Portfolios' portfolio holdings. The following describes those policies and procedures.



   The non-money market portfolios' holdings (excluding cash investments, derivatives, short positions, and other investment positions), consisting of at least the names of the holdings, are generally available monthly, with a 30-day lag, on www.janus.com/info. They are posted to the website within approximately two business days after month-end. The money market portfolio's portfolio holdings are generally available monthly, with no lag, on www.janus.com/info. They are posted to the website within approximately six business days after month-end. All of the portfolios' holdings remain available at least until a Form N-CSR or Form N-Q is filed with the SEC for the period that includes the date as of which the website information is current. The portfolios' portfolio holdings can be found on www.janus.com/info under the Characteristics tab of each Portfolio.


   In addition, the portfolios' top portfolio holdings in order of position size and as a percentage of the total portfolio, are published monthly with a 30-day lag, and quarterly with a 15-day lag, on www.janus.com/info. Most portfolios disclose their top ten portfolio holdings. However, certain portfolios disclose only their top five portfolio holdings.

 30  Janus Aspen Series

   Security breakdowns (e.g., industry, sector, regional, market capitalization, and asset allocation) for the non-money market portfolios are published monthly with a 30-day lag, and quarterly with a 15-day lag, on www.janus.com/info. The portfolios' top portfolio holdings, as well as the non-money market portfolios' security breakdowns, are posted to the website within approximately two business days after the end of the applicable period and remain available until the following period's information is posted.


   Specific portfolio level performance attribution information and statistics for all portfolios shall be available to any person monthly upon request, with a 30-day lag, following the posting of the portfolios' portfolio holdings on www.janus.com/info.


   Notwithstanding the foregoing, Janus Capital may exclude from publication all or any portion of portfolio holdings or change the time periods of disclosure as deemed necessary to protect the interests of the portfolios. A summary of the portfolio holdings disclosure policies and procedures, which includes a discussion of any exceptions, is contained in the Portfolios' SAI.

   Complete schedules of the Portfolios' holdings as of the end of the Portfolios' first and third fiscal quarters are filed with the SEC within 60 days of the end of such quarters on Form N-Q. The Portfolios' Form N-Q: (i) is available on the SEC's website at http://www.sec.gov; (ii) may be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. (information on the Public Reference Room may be obtained by calling 1-800-SEC-0330); and (iii) is available without charge, upon request, by calling a Janus representative at 1-800-525-0020 (toll free). Complete schedules of the Portfolios' holdings as of the end of the Portfolios' second and fourth fiscal quarters are included in the Portfolios' annual and semiannual reports which are filed with the SEC within 60 days of the end of such quarters. The annual reports are filed on Form type N-CSR and the semiannual reports are filed on Form type N-CSRS. Shareholder reports containing such portfolio holdings are available to shareholders through their insurance company or plan sponsor and are also available at www.janus.com/info.

SHAREHOLDER COMMUNICATIONS

   Your insurance company or plan sponsor is responsible for providing annual and semiannual reports, including the financial statements of the Portfolios that you have authorized for investment. These reports show each Portfolio's investments and the market value of such investments, as well as other information about each Portfolio and its operations. Please contact your insurance company or plan sponsor to obtain these reports. The Trust's fiscal year ends December 31.

                                                         Shareholder's guide  31

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------


   The financial highlights tables are intended to help you understand the Service II Shares financial performance through December 31 of the fiscal periods shown. Items "Net asset value, beginning of period" through "Net asset value, end of period" reflect financial results for a single Portfolio Share. The information shown for the fiscal periods ended December 31 has been audited by PricewaterhouseCoopers LLP, whose report, along with the Portfolios' financial statements, is included in the Annual Report, which is available upon request, and incorporated by reference into the SAI.



   The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in the Service II Shares of the Portfolios (assuming reinvestment of all dividends and distributions) but do not include charges and expenses attributable to any insurance product. If these charges and expenses had been included, the performance for the periods shown would be lower.



WORLDWIDE GROWTH PORTFOLIO - SERVICE II SHARES
-------------------------------------------------------------------------------------------------------------
                                                               Years ended December 31
                                          2006           2005           2004           2003            2002
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                $27.85         $26.70         $25.79         $21.02           $28.49
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)              0.36           0.30           0.17           0.17             0.15
 Net gain/(loss) on securities
   (both realized and unrealized)          4.58           1.19           0.98           4.79           (7.47)
 Total from investment operations          4.94           1.49           1.15           4.96           (7.32)
 DISTRIBUTIONS AND OTHER:
 Dividends (from net investment
   income)                               (0.49)         (0.34)         (0.24)         (0.19)           (0.15)
 Distributions (from capital gains)          --             --             --             --               --
 Tax return of capital                       --             --             --             --(1)            --
 Redemption fees                             --(2)          --(2)          --(2)          --(2)            --(2)
 Payment from affiliate                      --             --(3)          --             --               --
 Total distributions and other           (0.49)         (0.34)         (0.24)         (0.19)           (0.15)
 NET ASSET VALUE, END OF PERIOD          $32.30         $27.85         $26.70         $25.79           $21.02
 Total return                            17.92%          5.63%(4)       4.50%         23.70%         (25.71)%
 Net assets, end of period (in
   thousands)                               $12            $10            $10             $9               $7
 Average net assets for the period
   (in thousands)                           $11            $10             $9             $8               $9
 Ratio of gross expenses to average
   net assets(5)(6)(7)                    0.86%          0.86%          0.91%          0.96%            0.95%
 Ratio of net expenses to average
   net assets(8)                          0.86%          0.85%          0.91%          0.96%            0.95%
 Ratio of net investment
   income/(loss) to average net
   assets                                 1.26%          1.12%          0.74%          0.80%            0.64%
 Portfolio turnover rate                    46%            41%           120%           126%              73%
-------------------------------------------------------------------------------------------------------------


(1) Tax return of capital aggregated less than $0.01 on a per share basis for the fiscal year end.
(2) No redemption fees were received by the Portfolio for the fiscal year end.
(3) Payment from affiliate aggregated less than $0.01 on a per share basis for the fiscal year end.
(4) Janus Capital and/or Janus Services LLC fully reimbursed the Portfolio for a loss on a transaction resulting from certain trading, pricing, and/or shareholder activity errors, which otherwise would have reduced total return by 0.02%.

(5) The ratio was 0.90% in 2006 before waiver of certain fees and/or reduction of adviser's fees.


(6) The expense ratio reflects expenses prior to any expense offset arrangements.


(7) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets without waivers and/or expense reimbursements and was less than 0.01%.


(8) The expense ratio reflects expenses after any expense offset arrangements.


 32  Janus Aspen Series

INTERNATIONAL GROWTH PORTFOLIO - SERVICE II SHARES
-------------------------------------------------------------------------------------------------------------------
                                                                  Years ended December 31
                                           2006             2005            2004            2003           2002(1)
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                  $35.38           $27.11          $23.02          $17.27           $23.24
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)                0.49             0.30            0.20            0.17             0.04
 Net gain/(loss) on securities
   (both realized and unrealized)           15.85             8.31            4.08            5.75           (6.01)
 Total from investment operations           16.34             8.61            4.28            5.92           (5.97)
 DISTRIBUTIONS AND OTHER:
 Dividends (from net investment
   income)                                 (0.94)           (0.34)          (0.20)          (0.18)           (0.04)
 Distributions (from capital gains)            --               --              --              --               --
 Redemption fees                             0.02               --(2)         0.01            0.01             0.04
 Payment from affiliate                        --(3)            --(3)           --(3)           --               --
 Total distributions and other             (0.92)           (0.34)          (0.19)          (0.17)               --
 NET ASSET VALUE, END OF PERIOD            $50.80           $35.38          $27.11          $23.02           $17.27
 Total return                              46.70%(4)        31.97%(4)       18.75%(4)       34.55%         (25.51)%
 Net assets, end of period (in
   thousands)                            $303,730         $113,120         $72,194         $60,206          $35,742
 Average net assets for the period
   (in thousands)                        $186,734          $82,746         $63,943         $47,299          $15,892
 Ratio of gross expenses to average
   net assets(5)(6)                         0.96%            0.95%           0.94%           1.01%            1.01%
 Ratio of net expenses to average
   net assets(7)                            0.95%            0.95%           0.93%           1.01%            1.01%
 Ratio of net investment
   income/(loss) to average net
   assets                                   1.26%            0.78%           0.79%           0.98%            0.47%
 Portfolio turnover rate                      60%              57%             65%            123%              74%
-------------------------------------------------------------------------------------------------------------------



(1) Certain amounts have been reclassified from the original presentation to conform to current year presentation.

(2) Redemption fees aggregated less than $0.01 on a per share basis for the fiscal year end.
(3) Payment from affiliate aggregated less than $0.01 on a per share basis for the fiscal year end.
(4) Janus Capital and/or Janus Services LLC fully reimbursed the Portfolio for a loss on a transaction resulting from certain trading, pricing, and/or shareholder activity errors, which otherwise would have reduced total return by less than 0.01%.
(5) The expense ratio reflects expenses prior to any expense offset arrangements.
(6) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets and was less than 0.01%.
(7) The expense ratio reflects expenses after any expense offset arrangements.

                                                        Financial highlights  33

GLOBAL TECHNOLOGY PORTFOLIO - SERVICE II SHARES
-----------------------------------------------------------------------------------------------------------------
                                                                 Years ended December 31
                                          2006            2005            2004            2003           2002(1)
 NET ASSET VALUE, BEGINNING OF
   PERIOD                                  $4.03           $3.62           $3.59           $2.44            $4.13
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income/(loss)                 --(2)           --(2)           --(2)           --(2)          0.01
 Net gain/(loss) on securities
   (both realized and unrealized)           0.32            0.41            0.03            1.14           (1.71)
 Total from investment operations           0.32            0.41            0.03            1.14           (1.70)
 DISTRIBUTIONS AND OTHER:
 Dividends (from net investment
   income)                                    --              --              --              --               --
 Distributions (from capital gains)           --              --              --              --               --
 Redemption fees                              --(3)           --(3)           --(3)         0.01             0.01
 Total distributions and other                --              --              --            0.01             0.01
 NET ASSET VALUE, END OF PERIOD            $4.35           $4.03           $3.62           $3.59            $2.44
 Total return                              7.94%          11.33%           0.84%          47.13%         (40.92)%
 Net assets, end of period (in
   thousands)                            $24,868         $25,882         $27,404         $28,634          $13,911
 Average net assets for the period
   (in thousands)                        $25,605         $24,247         $25,926         $21,419           $6,085
 Ratio of gross expenses to average
   net assets(4)(5)                        1.08%           0.99%           0.97%           1.10%            1.04%
 Ratio of net expenses to average
   net assets(6)                           1.08%           0.98%           0.97%           1.10%            1.04%
 Ratio of net investment
   income/(loss) to average net
   assets                                (0.13)%         (0.25)%         (0.06)%         (0.44)%          (0.42)%
 Portfolio turnover rate                     89%             42%             30%             46%              70%
-----------------------------------------------------------------------------------------------------------------



(1) Certain amounts have been reclassified from the original presentation to conform to current year presentation.

(2) Net investment income/(loss) aggregated less than $0.01 on a per share basis for the fiscal year end.
(3) Redemption fees aggregated less than $0.01 on a per share basis for the fiscal year end.
(4) The expense ratio reflects expenses prior to any expense offset arrangements.
(5) The effect of non-recurring costs assumed by Janus Capital is included in the ratio of gross expenses to average net assets and was less than 0.01%.
(6) The expense ratio reflects expenses after any expense offset arrangements.

 34  Janus Aspen Series

GLOSSARY OF INVESTMENT TERMS
--------------------------------------------------------------------------------

   This glossary provides a more detailed description of some of the types of securities, investment strategies, and other instruments in which the Portfolios may invest. The Portfolios may invest in these instruments to the extent permitted by their investment objectives and policies. The Portfolios are not limited by this discussion and may invest in any other types of instruments not precluded by the policies discussed elsewhere in this Prospectus.

I. EQUITY AND DEBT SECURITIES

   BANK LOANS include institutionally-traded floating and fixed-rate debt securities generally acquired as a participation interest in or assignment of a loan originated by a lender or financial institution. Assignments and participations involve credit, interest rate, and liquidity risk. Interest rates on floating rate securities adjust with interest rate changes and/or issuer credit quality. If a Portfolio purchases a participation interest, it may only be able to enforce its rights through the lender and may assume the credit risk of both the borrower and the lender. Additional risks are involved in purchasing assignments. If a loan is foreclosed, a Portfolio may become part owner of any collateral securing the loan, and may bear the costs and liabilities associated with owning and disposing of any collateral. The Portfolio could be held liable as a co-lender. In addition, there is no assurance that the liquidation of any collateral from a secured loan would satisfy a borrower's obligations or that any collateral could be liquidated. A Portfolio may have difficulty trading assignments and participations to third parties or selling such securities in secondary markets, which in turn may affect the Portfolio's NAV.

   BONDS are debt securities issued by a company, municipality, government, or government agency. The issuer of a bond is required to pay the holder the amount of the loan (or par value of the bond) at a specified maturity and to make scheduled interest payments.

   COMMERCIAL PAPER is a short-term debt obligation with a maturity ranging from 1 to 270 days issued by banks, corporations, and other borrowers to investors seeking to invest idle cash. A Portfolio may purchase commercial paper issued in private placements under Section 4(2) of the Securities Act of 1933.

   COMMON STOCKS are equity securities representing shares of ownership in a company and usually carry voting rights and earn dividends. Unlike preferred stock, dividends on common stock are not fixed but are declared at the discretion of the issuer's board of directors.

   CONVERTIBLE SECURITIES are preferred stocks or bonds that pay a fixed dividend or interest payment and are convertible into common stock at a specified price or conversion ratio.

   DEBT SECURITIES are securities representing money borrowed that must be repaid at a later date. Such securities have specific maturities and usually a specific rate of interest or an original purchase discount.

   DEPOSITARY RECEIPTS are receipts for shares of a foreign-based corporation that entitle the holder to dividends and capital gains on the underlying security. Receipts include those issued by domestic banks (American Depositary Receipts), foreign banks (Global or European Depositary Receipts), and broker-dealers (depositary shares).

   EQUITY SECURITIES generally include domestic and foreign common stocks; preferred stocks; securities convertible into common stocks or preferred stocks; warrants to purchase common or preferred stocks; and other securities with equity characteristics.

   EXCHANGE-TRADED FUNDS are index-based investment companies which hold substantially all of their assets in securities with equity characteristics. As a shareholder of another investment company, a Portfolio would bear its pro rata portion of the other investment company's expenses, including advisory fees, in addition to the expenses the Portfolio bears directly in connection with its own operations.

   FIXED-INCOME SECURITIES are securities that pay a specified rate of return. The term generally includes short- and long-term government, corporate, and municipal obligations that pay a specified rate of interest, dividends, or coupons for a specified period of time. Coupon and dividend rates may be fixed for the life of the issue or, in the case of adjustable and floating rate securities, for a shorter period.

                                                Glossary of investment terms  35

   HIGH-YIELD/HIGH-RISK BONDS are bonds that are rated below investment grade by the primary rating agencies (i.e., BB+ or lower by Standard & Poor's and Fitch, or Ba or lower by Moody's). Other terms commonly used to describe such bonds include "lower rated bonds," "non-investment grade bonds," and "junk bonds."

   MORTGAGE- AND ASSET-BACKED SECURITIES are shares in a pool of mortgages or other debt. These securities are generally pass-through securities, which means that principal and interest payments on the underlying securities (less servicing fees) are passed through to shareholders on a pro rata basis. These securities involve prepayment risk, which is the risk that the underlying mortgages or other debt may be refinanced or paid off prior to their maturities during periods of declining interest rates. In that case, a Portfolio may have to reinvest the proceeds from the securities at a lower rate. Potential market gains on a security subject to prepayment risk may be more limited than potential market gains on a comparable security that is not subject to prepayment risk.

   MORTGAGE DOLLAR ROLLS are transactions in which a Portfolio sells a mortgage-related security, such as a security issued by GNMA, to a dealer and simultaneously agrees to purchase a similar security (but not the same security) in the future at a pre-determined price. A "dollar roll" can be viewed as a collateralized borrowing in which a Portfolio pledges a mortgage-related security to a dealer to obtain cash.

   PASS-THROUGH SECURITIES are shares or certificates of interest in a pool of debt obligations that have been repackaged by an intermediary, such as a bank or broker-dealer.

   PASSIVE FOREIGN INVESTMENT COMPANIES (PFICS) are any foreign corporations which generate certain amounts of passive income or hold certain amounts of assets for the production of passive income. Passive income includes dividends, interest, royalties, rents, and annuities. To avoid taxes and interest that a Portfolio must pay if these investments are profitable, the Portfolios may make various elections permitted by the tax laws. These elections could require that a Portfolio recognize taxable income, which in turn must be distributed, before the securities are sold and before cash is received to pay the distributions.

   PAY-IN-KIND BONDS are debt securities that normally give the issuer an option to pay cash at a coupon payment date or give the holder of the security a similar bond with the same coupon rate and a face value equal to the amount of the coupon payment that would have been made.

   PREFERRED STOCKS are equity securities that generally pay dividends at a specified rate and have preference over common stock in the payment of dividends and liquidation. Preferred stock generally does not carry voting rights.

   REAL ESTATE INVESTMENT TRUST (REIT) is an investment trust that operates through the pooled capital of many investors who buy its shares. Investments are indirect ownership of either income property or mortgage loans.

   RULE 144A SECURITIES are securities that are not registered for sale to the general public under the Securities Act of 1933, but that may be resold to certain institutional investors.

   STANDBY COMMITMENT is a right to sell a specified underlying security or securities within a specified period of time and at an exercise price equal to the amortized cost of the underlying security or securities plus accrued interest, if any, at the time of exercise, that may be sold, transferred, or assigned only with the underlying security or securities. A standby commitment entitles the holder to receive same day settlement, and will be considered to be from the party to whom the investment company will look for payment of the exercise price.

   STEP COUPON BONDS are high-quality issues with above-market interest rates and a coupon that increases over the life of the bond. They may pay monthly, semiannual, or annual interest payments. On the date of each coupon payment, the issuer decides whether to call the bond at par, or whether to extend it until the next payment date at the new coupon rate.

   STRIP BONDS are debt securities that are stripped of their interest (usually by a financial intermediary) after the securities are issued. The market value of these securities generally fluctuates more in response to changes in interest rates than interest-paying securities of comparable maturity.

 36  Janus Aspen Series

   TENDER OPTION BONDS are relatively long-term bonds that are coupled with the option to tender the securities to a bank, broker-dealer, or other financial institution at periodic intervals and receive the face value of the bond. This investment structure is commonly used as a means of enhancing a security's liquidity.

   U.S. GOVERNMENT SECURITIES include direct obligations of the U.S. Government that are supported by its full faith and credit. Treasury bills have initial maturities of less than one year, Treasury notes have initial maturities of one to ten years, and Treasury bonds may be issued with any maturity but generally have maturities of at least ten years. U.S. Government securities also include indirect obligations of the U.S. Government that are issued by federal agencies and government sponsored entities. Unlike Treasury securities, agency securities generally are not backed by the full faith and credit of the U.S. Government. Some agency securities are supported by the right of the issuer to borrow from the Treasury, others are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations, and others are supported only by the credit of the sponsoring agency.

   VARIABLE AND FLOATING RATE SECURITIES have variable or floating rates of interest and, under certain limited circumstances, may have varying principal amounts. Variable and floating rate securities pay interest at rates that are adjusted periodically according to a specified formula, usually with reference to some interest rate index or market interest rate (the "underlying index"). The floating rate tends to decrease the security's price sensitivity to changes in interest rates.

   WARRANTS are securities, typically issued with preferred stock or bonds, which give the holder the right to buy a proportionate amount of common stock at a specified price. The specified price is usually higher than the market price at the time of issuance of the warrant. The right may last for a period of years or indefinitely.

   ZERO COUPON BONDS are debt securities that do not pay regular interest at regular intervals, but are issued at a discount from face value. The discount approximates the total amount of interest the security will accrue from the date of issuance to maturity. The market value of these securities generally fluctuates more in response to changes in interest rates than interest-paying securities.

II. FUTURES, OPTIONS, AND OTHER DERIVATIVES

   CREDIT DEFAULT SWAPS are a specific kind of counterparty agreement that allows the transfer of third party credit risk from one party to the other. One party in the swap is a lender and faces credit risk from a third party, and the counterparty in the credit default swap agrees to insure this risk in exchange of regular periodic payments.

   EQUITY-LINKED STRUCTURED NOTES are derivative securities which are specially designed to combine the characteristics of one or more underlying securities and their equity derivatives in a single note form. The return and/or yield or income component may be based on the performance of the underlying equity securities, an equity index, and/or option positions. Equity-linked structured notes are typically offered in limited transactions by financial institutions in either registered or non-registered form. An investment in equity-linked notes creates exposure to the credit risk of the issuing financial institution, as well as to the market risk of the underlying securities. There is no guaranteed return of principal with these securities and the appreciation potential of these securities may be limited by a maximum payment or call right. In certain cases, equity-linked notes may be more volatile and less liquid than less complex securities or other types of fixed-income securities. Such securities may exhibit price behavior that does not correlate with other fixed-income securities.

   FORWARD CONTRACTS are contracts to purchase or sell a specified amount of a financial instrument for an agreed upon price at a specified time. Forward contracts are not currently exchange-traded and are typically negotiated on an individual basis. A Portfolio may enter into forward currency contracts for investment purposes or to hedge against declines in the value of securities denominated in, or whose value is tied to, a currency other than the U.S. dollar or to reduce the impact of currency appreciation on purchases of such securities. It may also enter into forward contracts to purchase or sell securities or other financial indices.

                                                Glossary of investment terms  37

   FUTURES CONTRACTS are contracts that obligate the buyer to receive and the seller to deliver an instrument or money at a specified price on a specified date. A Portfolio may buy and sell futures contracts on foreign currencies, securities, and financial indices including indices of U.S. Government, foreign government, equity, or fixed-income securities. A Portfolio may also buy options on futures contracts. An option on a futures contract gives the buyer the right, but not the obligation, to buy or sell a futures contract at a specified price on or before a specified date. Futures contracts and options on futures are standardized and traded on designated exchanges.

   INDEXED/STRUCTURED SECURITIES are typically short- to intermediate-term debt securities whose value at maturity or interest rate is linked to currencies, interest rates, equity securities, indices, commodity prices, or other financial indicators. Such securities may be positively or negatively indexed (e.g., their value may increase or decrease if the reference index or instrument appreciates). Indexed/structured securities may have return characteristics similar to direct investments in the underlying instruments and may be more volatile than the underlying instruments. A Portfolio bears the market risk of an investment in the underlying instruments, as well as the credit risk of the issuer.

   INTEREST RATE SWAPS involve the exchange by two parties of their respective commitments to pay or receive interest (e.g., an exchange of floating rate payments for fixed rate payments).

   INVERSE FLOATERS are debt instruments whose interest rate bears an inverse relationship to the interest rate on another instrument or index. For example, upon reset, the interest rate payable on the inverse floater may go down when the underlying index has risen. Certain inverse floaters may have an interest rate reset mechanism that multiplies the effects of change in the underlying index. Such mechanism may increase the volatility of the security's market value.

   OPTIONS are the right, but not the obligation, to buy or sell a specified amount of securities or other assets on or before a fixed date at a predetermined price. A Portfolio may purchase and write put and call options on securities, securities indices, and foreign currencies. A Portfolio may purchase or write such options individually or in combination.

   PARTICIPATORY NOTES are derivative securities which are linked to the performance of an underlying Indian security and which allow investors to gain market exposure to Indian securities without trading directly in the local Indian market.

III. OTHER INVESTMENTS, STRATEGIES, AND/OR TECHNIQUES

   REPURCHASE AGREEMENTS involve the purchase of a security by a Portfolio and a simultaneous agreement by the seller (generally a bank or dealer) to repurchase the security from the Portfolio at a specified date or upon demand. This technique offers a method of earning income on idle cash. These securities involve the risk that the seller will fail to repurchase the security, as agreed. In that case, a Portfolio will bear the risk of market value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security.

   REVERSE REPURCHASE AGREEMENTS involve the sale of a security by a Portfolio to another party (generally a bank or dealer) in return for cash and an agreement by the Portfolio to buy the security back at a specified price and time. This technique will be used primarily to provide cash to satisfy unusually high redemption requests, or for other temporary or emergency purposes.

   SHORT SALES in which a Portfolio may engage may be of two types, short sales "against the box" or "naked" (uncovered) short sales. Short sales against the box involve selling either a security that a Portfolio owns, or a security equivalent in kind or amount to the security sold short that the Portfolio has the right to obtain, for delivery at a specified date in the future. Naked short sales involve selling a security that a Portfolio borrows and does not own. A Portfolio may enter into a short sale to hedge against anticipated declines in the market price of a security or to reduce portfolio volatility. If the value of a security sold short increases prior to the scheduled delivery date, the Portfolio loses the opportunity to participate in the gain. For naked short sales, the Portfolio will incur a loss if the value of a security increases during this period because it will be paying more for the security than it has received from the purchaser in the short sale. If the price declines during this period, a Portfolio will realize a short-term capital gain. Although a Portfolio's potential for gain as a result of a short sale is limited to the price at which it sold the security short less the

 38  Janus Aspen Series
   cost of borrowing the security, its potential for loss is theoretically unlimited because there is no limit to the cost of replacing the borrowed security.

   WHEN-ISSUED, DELAYED DELIVERY, AND FORWARD COMMITMENT TRANSACTIONS generally involve the purchase of a security with payment and delivery at some time in the future - i.e., beyond normal settlement. A Portfolio does not earn interest on such securities until settlement and bears the risk of market value fluctuations in between the purchase and settlement dates. New issues of stocks and bonds, private placements, and U.S. Government securities may be sold in this manner.

                                                Glossary of investment terms  39

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 40

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

                     You can make inquiries and request
                     other information, including a
                     Statement of Additional Information,
                     Annual Report, or Semiannual Report,
                     free of charge, by contacting your
                     insurance company or plan sponsor, or
                     by contacting a Janus representative
                     at 1-800-525-0020. The Portfolios'
                     Statement of Additional Information
                     and most recent Annual and Semiannual
                     Reports are also available, free of
                     charge, on www.janus.com/info.
                     Additional information about the
                     Portfolios' investments is available
                     in the Portfolios' Annual and
                     Semiannual Reports. In the Portfolios'
                     Annual and Semiannual Reports, you
                     will find a discussion of the market
                     conditions and investment strategies
                     that significantly affected the
                     Portfolios' performance during their
                     last fiscal period. Other information
                     is also available from financial
                     intermediaries that sell Shares of the
                     Portfolios.

                     The Statement of Additional
                     Information provides detailed
                     information about the Portfolios and
                     is incorporated into this Prospectus
                     by reference. You may review and copy
                     information about the Portfolios
                     (including the Portfolios' Statement
                     of Additional Information) at the
                     Public Reference Room of the SEC or
                     get text only copies, after paying a
                     duplicating fee, by sending an
                     electronic request by e-mail to
                     publicinfo@sec.gov or by writing to or
                     calling the Public Reference Room,
                     Washington, D.C. 20549-0102
                     (1-202-942-8090). Information on the
                     operation of the Public Reference Room
                     may also be obtained by calling this
                     number. You may also obtain reports
                     and other information about the
                     Portfolios from the Electronic Data
                     Gathering Analysis and Retrieval
                     (EDGAR) Database on the SEC's website
                     at http://www.sec.gov.

                                  (JANUS LOGO)

                                   www.janus.com/info

                                   151 Detroit Street
                                   Denver, CO 80206-4805
                                   1-800-525-0020

            The Trust's Investment Company Act File No. is 811-7736.

                                       May 1, 2007

                                       GROWTH & CORE
                                        Large Cap Growth Portfolio
                                        Forty Portfolio
                                        Mid Cap Growth Portfolio
                                        Growth and Income Portfolio
                                        Fundamental Equity Portfolio
                                        Balanced Portfolio
                                       VALUE
                                        Mid Cap Value Portfolio
                                       INTERNATIONAL & GLOBAL
                                        Worldwide Growth Portfolio
                                        International Growth Portfolio
                                       SPECIALTY EQUITY
                                        Global Technology Portfolio
                                        Global Life Sciences Portfolio
                                       BOND
                                        Flexible Bond Portfolio

                               JANUS ASPEN SERIES
                              INSTITUTIONAL SHARES

                      Statement of Additional Information


     This Statement of Additional Information ("SAI") expands upon and supplements the information contained in the current Prospectuses for the Institutional Shares (the "Shares") of the Portfolios listed above, each of which is a separate series of Janus Aspen Series, a Delaware statutory trust (the "Trust"). Each of these series of the Trust represents shares of beneficial interest in a separate portfolio of securities and other assets with its own objective and policies. The Shares are sold under the name of "Janus Aspen Series". Janus Capital Management LLC ("Janus Capital") is the investment adviser of each Portfolio. In addition, a subadviser is responsible for the day-to-day operations of Mid Cap Value Portfolio.


     Shares of the Portfolios may be purchased only by separate accounts of insurance companies for the purpose of funding variable life insurance policies and variable annuity contracts (collectively, "variable insurance contracts") and by certain qualified retirement plans. Certain Portfolios also offer one or two additional classes of shares to certain qualified plans or separate accounts of insurance companies.


     This SAI is not a Prospectus and should be read in conjunction with the Portfolios' Prospectuses dated May 1, 2007, and any supplements thereto, which are incorporated by reference into this SAI and may be obtained from your insurance company or plan sponsor, or by contacting a Janus representative at 1-800-525-0020. This SAI contains additional and more detailed information about the Portfolios' operations and activities than the Prospectuses. The Annual and Semiannual Reports, which contain important financial information about the Portfolios, are incorporated by reference into this SAI and are also available, without charge, from your plan sponsor, or other financial intermediary, at www.janus.com/info, or by contacting a Janus representative at 1-800-525-0020.

(JANUS LOGO)

TABLE OF CONTENTS
--------------------------------------------------------------------------------

    Classification, Investment Policies and Restrictions, and
    Investment Strategies and Risks.............................    2
    Investment Adviser and Subadviser...........................   29
    Custodian, Transfer Agent, and Certain Affiliations.........   44
    Portfolio Transactions and Brokerage........................   45
    Trustees and Officers.......................................   49
    Shares of the Trust.........................................   62
       Net Asset Value Determination............................   62
       Purchases................................................   62
       Redemptions..............................................   63
    Income Dividends, Capital Gains Distributions, and Tax
    Status......................................................   64
    Principal Shareholders......................................   65
    Miscellaneous Information...................................   68
       Shares of the Trust......................................   68
       Shareholder Meetings.....................................   68
       Voting Rights............................................   68
       Independent Registered Public Accounting Firm............   69
       Registration Statement...................................   69
    Financial Statements........................................   70
    Appendix A..................................................   71
       Explanation of Rating Categories.........................   71

CLASSIFICATION, INVESTMENT POLICIES AND RESTRICTIONS,
AND INVESTMENT STRATEGIES AND RISKS
--------------------------------------------------------------------------------

JANUS ASPEN SERIES

   This Statement of Additional Information includes information about 12 series of the Trust. Each Portfolio is a series of the Trust, an open-end, management investment company.

   EQUITY PORTFOLIOS. Large Cap Growth Portfolio, Forty Portfolio, Mid Cap Growth Portfolio, Growth and Income Portfolio, Fundamental Equity Portfolio, Balanced Portfolio, Mid Cap Value Portfolio, Worldwide Growth Portfolio, International Growth Portfolio, Global Technology Portfolio, and Global Life Sciences Portfolio are referred to collectively in this SAI as the "Equity Portfolios."

   BOND PORTFOLIO. Flexible Bond Portfolio is referred to in this SAI as the "Bond Portfolio."

CLASSIFICATION

   The Investment Company Act of 1940, as amended, ("1940 Act") classifies mutual funds as either diversified or nondiversified. Forty Portfolio is classified as nondiversified. Large Cap Growth Portfolio, Mid Cap Growth Portfolio, Growth and Income Portfolio, Fundamental Equity Portfolio, Balanced Portfolio, Mid Cap Value Portfolio, Worldwide Growth Portfolio, International Growth Portfolio, Global Technology Portfolio, Global Life Sciences Portfolio and Flexible Bond Portfolio are classified as diversified.

SUBADVISER

   PORTFOLIO SUBADVISED BY PERKINS. Perkins, Wolf, McDonnell and Company, LLC ("Perkins") is the investment subadviser for Mid Cap Value Portfolio.

INVESTMENT POLICIES AND RESTRICTIONS APPLICABLE TO ALL PORTFOLIOS

   The Portfolios are subject to certain fundamental policies and restrictions that may not be changed without shareholder approval. Shareholder approval means approval by the lesser of: (i) more than 50% of the outstanding voting securities of the Trust (or a particular Portfolio or particular class of shares if a matter affects just that Portfolio or that class of shares) or
   (ii) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding voting securities of the Trust (or a particular Portfolio or class of shares) are present or represented by proxy. The following policies are fundamental policies of the Portfolios. Each of these policies applies to all of the Portfolios, except policies (1) and (2), which apply only to the Portfolios specifically listed in those policies.

   (1) With respect to 75% of its total assets, Large Cap Growth Portfolio, Mid Cap Growth Portfolio, Growth and Income Portfolio, Fundamental Equity Portfolio, Balanced Portfolio, Mid Cap Value Portfolio, Worldwide Growth Portfolio, International Growth Portfolio, Global Technology Portfolio, Global Life Sciences Portfolio and Flexible Bond Portfolio may not purchase securities of an issuer (other than the U.S. Government, its agencies, instrumentalities or authorities, or repurchase agreements collateralized by U.S. Government securities, and other investment companies) if: (a) such purchase would, at the time, cause more than 5% of the Portfolio's total assets taken at market value to be invested in the securities of such issuer or (b) such purchase would, at the time, result in more than 10% of the outstanding voting securities of such issuer being held by the Portfolio.

   Each Portfolio may not:

   (2) Invest 25% or more of the value of its total assets in any particular industry (other than U.S. Government securities). This policy does not apply to Global Life Sciences Portfolio.

   (3) Invest directly in real estate or interests in real estate; however, each Portfolio may own debt or equity securities issued by companies engaged in those businesses.

   (4) Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments (but this limitation shall not prevent each Portfolio from purchasing or selling foreign currencies, options, futures, swaps, forward contracts, or other derivative instruments, or from investing in securities or other instruments backed by physical commodities).

   (5) Lend any security or make any other loan if, as a result, more than 33 1/3% of the Portfolio's total assets would be lent to other parties (but this limitation does not apply to investments in repurchase agreements, commercial paper, debt securities, or loans, including assignments and participation interests).

   (6) Act as an underwriter of securities issued by others, except to the extent that the Portfolio may be deemed an underwriter in connection with the disposition of its portfolio securities.

   (7) Borrow money except that each Portfolio may borrow money for temporary or emergency purposes (not for leveraging or investment). Borrowings from banks will not, in any event, exceed one-third of the value of a Portfolio's total assets (including the amount borrowed). This policy shall not prohibit short sales transactions or futures, options, swaps, or forward transactions. The Portfolios may not issue "senior securities" in contravention of the 1940 Act.

   As a fundamental policy, each Portfolio may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies, and limitations as such Portfolio.

   The Trustees have adopted additional investment restrictions for the Portfolios. These restrictions are operating policies of the Portfolios and may be changed by the Trustees without shareholder approval. The additional restrictions adopted by the Trustees to date include the following:


   (a) The Portfolios may sell securities short if they own or have the right to obtain securities equivalent in kind and amount to the securities sold short without the payment of any additional consideration therefore ("short sales against the box"). In addition, the Equity Portfolios may engage in "naked" (uncovered) short sales, which involve selling a security that a Portfolio borrows and does not own. The total market value of all of a Portfolio's naked short sale positions will not exceed 10% of its assets. Transactions in futures, options, swaps, and forward contracts are not deemed to constitute selling securities short.



   (b) The Portfolios do not intend to purchase securities on margin, except that the Portfolios may obtain such short-term credits as are necessary for the clearance of transactions, and provided that margin payments and other deposits in connection with transactions in futures, options, swaps, and forward contracts shall not be deemed to constitute purchasing securities on margin.


   (c) A Portfolio may not mortgage or pledge any securities owned or held by such Portfolio in amounts that exceed, in the aggregate, 15% of that Portfolio's net asset value ("NAV"), provided that this limitation does not apply to: reverse repurchase agreements; deposits of assets to margin; guarantee positions in futures, options, swaps, or forward contracts; or the segregation of assets in connection with such contracts.


   (d) The Portfolios do not currently intend to purchase any security or enter into a repurchase agreement if, as a result, more than 15% of their respective net assets would be invested in repurchase agreements not entitling the holder to payment of principal and interest within seven days and in securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market. The Trustees, or the Portfolios' investment adviser acting pursuant to authority delegated by the Trustees, may determine that a readily available market exists for: securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933, as amended, ("Rule 144A Securities"), or any successor to such rule; Section 4(2) commercial paper; and municipal lease obligations. Accordingly, such securities may not be subject to the foregoing limitation.


   (e) The Portfolios may not invest in companies for the purpose of exercising control of management.

   Under the terms of an exemptive order received from the Securities and Exchange Commission ("SEC"), each Portfolio may borrow money from or lend money to other funds that permit such transactions and for which Janus Capital or one of its affiliates serves as investment adviser. All such borrowing and lending will be subject to the above limits and to the limits and other conditions in such exemptive order. A Portfolio will borrow money through the program only when the costs are equal to or lower than the cost of bank loans. Interfund loans and borrowings normally extend overnight, but can have a maximum duration of seven days. A Portfolio will lend through the program only when the returns are higher than those available from other short-term instruments (such as repurchase agreements). A Portfolio may have to borrow from a bank at a higher interest rate if an interfund loan is called or not renewed. Any delay in repayment to a lending Portfolio could result in a lost investment opportunity or additional borrowing costs.

   For the purposes of these investment restrictions, the identification of the issuer of a municipal obligation depends on the terms and conditions of the security. When assets and revenues of a political subdivision are separate from those of the government that created the subdivision and the security is backed only by the assets and revenues of the subdivision, the subdivision is deemed to be the sole issuer. Similarly, in the case of an industrial development bond, if the bond is backed only by assets and revenues of a nongovernmental user, then the nongovernmental user would be deemed to be the sole issuer. If, however, in either case, the creating government or some other entity guarantees the security, the guarantee would be considered a separate security that would be treated as an issue of the guaranteeing entity.

   For purposes of each Portfolio's policies on investing in particular industries, the Portfolios will rely primarily on industry or industry group classifications as published by Bloomberg L.P. To the extent that Bloomberg L.P. industry classifications are so broad that the primary economic characteristics in a single class are materially different, the Portfolios may further classify issuers in accordance with industry classifications as published by the SEC.

INVESTMENT POLICIES APPLICABLE TO CERTAIN PORTFOLIOS

   BALANCED PORTFOLIO. As an operational policy, at least 25% of the assets of Balanced Portfolio will normally be invested in fixed-income senior securities.

   GLOBAL LIFE SCIENCES PORTFOLIO. As a fundamental policy, Global Life Sciences Portfolio will normally invest at least 25% of its total assets, in the aggregate, in the following industry groups: health care, pharmaceuticals, agriculture, cosmetics/personal care, and biotechnology. The Portfolio does not have a policy to concentrate in any industry other than those listed above.

INVESTMENT STRATEGIES AND RISKS

Diversification


   Diversification is a way to reduce risk by investing in a broad range of stocks or other securities. A portfolio that is classified as "nondiversified" has the ability to take larger positions in a smaller number of issuers than a portfolio that is classified as "diversified." This gives a portfolio which is classified as nondiversified more flexibility to focus its investments in the most attractive companies identified by the portfolio managers. However, because the appreciation or depreciation of a single stock may have a greater impact on the NAV of a portfolio which is classified as nondiversified, its share price can be expected to fluctuate more than a comparable portfolio which is classified as diversified. This fluctuation, if significant, may affect the performance of a portfolio.


Cash Position

   As discussed in the Prospectus, a Portfolio's cash position may temporarily increase under various circumstances. Securities that the Portfolios may invest in as a means of receiving a return on idle cash include domestic or foreign denominated commercial paper, certificates of deposit, repurchase agreements, or other short-term debt obligations. These securities may include U.S. and foreign short-term cash instruments. Each Portfolio may also invest in money market funds, including funds managed by Janus Capital. (See "Investment Company Securities.")

Illiquid Investments

   Each Portfolio may invest up to 15% of its net assets in illiquid investments (i.e., securities that are not readily marketable). The Trustees have authorized Janus Capital to make liquidity determinations with respect to certain securities, including Rule 144A Securities, commercial paper, and municipal lease obligations purchased by the Portfolios. Under the guidelines established by the Trustees, Janus Capital will consider the following factors: (i) the frequency of trades and quoted prices for the security; (ii) the number of dealers willing to purchase or sell the security and the number of other potential purchasers; (iii) the willingness of dealers to undertake to make a market in the security; and (iv) the nature of the security and the nature of the marketplace trades, including the time needed to dispose of the security, the method of soliciting offers, and the mechanics of the transfer. In the case of commercial paper, Janus Capital will also consider whether the paper is traded flat or in default as to principal and interest and any ratings of the paper by a nationally recognized statistical rating organization ("NRSRO"). Certain securities previously deemed liquid may become illiquid in any subsequent assessment of the foregoing factors or other changes. Foreign securities that may be freely traded on or through the facilities of an offshore exchange or other established offshore securities market are not restricted under the Portfolios' liquidity procedures if traded in that market. Such securities will be treated as "restricted" if traded in the United States because foreign securities are not registered for sale under the U.S. Securities Act of 1933, as amended (the "1933 Act").


   If illiquid securities exceed 15% of a Portfolio's net assets after the time of purchase, the Portfolio will take steps to reduce in an orderly fashion its holdings of illiquid securities. Because illiquid securities may not be readily marketable, the portfolio managers may not be able to dispose of them in a timely manner. As a result, the Portfolio may be forced to hold illiquid securities while their price depreciates. Depreciation in the price of illiquid securities may cause the NAV of a Portfolio to decline.



   Each Portfolio may invest up to 5% of its total assets in venture capital investments, although no more than 0.5% of its total assets will be invested in any one venture capital company. Venture capital investments are investments in new and early stage companies whose securities are not publicly traded. These investments may present significant opportunities for capital appreciation but involve a high degree of risk that can result in substantial losses. The Portfolios may not be able to sell such investments when the portfolio managers deem it appropriate to do so due to restrictions on their sale. In addition, the Portfolios may be forced to sell their venture capital investments at less than fair market value. Where venture capital investments must be registered prior to their sale, the Portfolios may be obligated to pay all or part of the registration expenses. Any of these situations may result in a decrease in a Portfolio's NAV.


Securities Lending

   Under procedures adopted by the Trustees, the Portfolios may lend securities to qualified parties (typically brokers or other financial institutions) who need to borrow securities in order to complete certain transactions such as covering short sales, avoiding failures to deliver securities, or completing arbitrage activities. The Portfolios may seek to earn additional income through securities lending. There is the risk of delay in recovering a loaned security or the risk of loss in collateral rights if the borrower fails financially. In addition, Janus Capital makes efforts to balance the benefits and risks from granting such loans. The Portfolios do not have the right to vote on securities while they are being lent; however, the Portfolios may attempt to call back the loan and vote the proxy if time permits. All loans will be continuously secured by collateral which may consist of cash, U.S. Government securities, domestic and foreign short-term debt instruments, letters of credit, money market mutual funds or other money market accounts, or such other collateral as permitted by the SEC. Cash collateral may be invested in affiliated money market funds or other accounts advised by Janus Capital to the extent consistent with exemptive relief obtained from the SEC or as permitted by the 1940 Act and rules promulgated thereunder. Cash collateral may also be invested in unaffiliated money market funds or other accounts.

Foreign Securities

   Unless otherwise limited by its specific investment policies, each Portfolio may invest without limit in foreign securities either indirectly (e.g., depositary receipts) or directly in foreign markets, including emerging markets. Investments in foreign securities, including those of foreign governments, may involve greater risks than investing in domestic securities because a Portfolio's performance may depend on factors other than the performance of a particular company. These factors include:

   CURRENCY RISK. As long as a Portfolio holds a foreign security, its value will be affected by the value of the local currency relative to the U.S. dollar. When a Portfolio sells a foreign denominated security, its value may be worth less in U.S. dollars even if the security increases in value in its home country. U.S. dollar-denominated securities of foreign issuers may also be affected by currency risk due to the overall impact of exposure to the issuer's local currency.

   POLITICAL AND ECONOMIC RISK. Foreign investments may be subject to heightened political and economic risks, particularly in emerging markets which may have relatively unstable governments, immature economic structures, national policies restricting investments by foreigners, different legal systems, and economies based on only a few industries. In some countries, there is the risk that the government may take over the assets or operations of a company or that the government may impose taxes or limits on the removal of a Portfolio's assets from that country.

   REGULATORY RISK. There may be less government supervision of foreign markets. As a result, foreign issuers may not be subject to the uniform accounting, auditing, and financial reporting standards and practices applicable to domestic issuers and there may be less publicly available information about foreign issuers.

   MARKET RISK. Foreign securities markets, particularly those of emerging market countries, may be less liquid and more volatile than domestic markets. Certain markets may require payment for securities before delivery and delays may be encountered in settling securities transactions. In some foreign markets, there may not be protection against failure by other parties to complete transactions. Such factors may hinder a Portfolio's ability to buy and sell emerging market securities in a timely manner, affecting the Portfolio's investment strategies and potentially affecting the value of the Portfolio.

   TRANSACTION COSTS. Costs of buying, selling, and holding foreign securities, including brokerage, tax, and custody costs, may be higher than those involved in domestic transactions.


   EMERGING MARKETS. Within the parameters of their specific investment policies, the Portfolios, particularly Worldwide Growth Portfolio, International Growth Portfolio, Global Technology Portfolio, and Global Life Sciences Portfolio, may invest their assets in a company or companies from one or more "developing countries" or "emerging markets." Such countries include, but are not limited to, countries included in the Morgan Stanley Capital International ("MSCI") Emerging Markets Index(SM). Investing in emerging markets involves certain risks not typically associated with investing in the United States, and imposes risks greater than, or in addition to, risks of investing in more developed foreign countries. In many developing markets, there is less government supervision and regulation of business and industry practices, stock exchanges, brokers, and listed companies than in more developed markets. There is a risk in developing countries that a future economic or political crisis could lead to price controls, forced mergers of companies, expropriation or confiscatory taxation, seizure, nationalization, or creation of government monopolies, any of which may have a detrimental effect on a Portfolio's investments. Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation or deflation for many years, and future inflation may adversely affect the economies and securities markets of such countries. The securities markets of many of the countries in which the Portfolios may invest may also be smaller, less liquid, and subject to greater price volatility than those in the United States. In the event of a default on any investments in foreign debt obligations, it may be more difficult for the Portfolios to obtain or to enforce a judgment against the issuers of such securities. In addition, there may be little financial or accounting information available with respect to issuers of emerging market securities, and it may be difficult as a result to assess the value of an investment in such securities. The Portfolios may be subject to emerging markets risk to the extent that they invest in companies which are not considered to be from emerging markets, but which have customers, products, or transactions associated with emerging markets. A summary of each Portfolio's investments by country is contained in the Portfolios' shareholder reports and Form N-Q reports, which are filed with the SEC.


Short Sales

   Each Portfolio may engage in "short sales against the box." This technique involves selling either a security that a Portfolio owns, or a security equivalent in kind and amount to the security sold short that the Portfolio has the right to obtain, for delivery at a specified date in the future. A Portfolio may enter into a short sale against the box to hedge against anticipated declines in the market price of portfolio securities. If the value of the securities sold short increases prior to the scheduled delivery date, a Portfolio loses the opportunity to participate in the gain.


   The Equity Portfolios, with the exception of Flexible Bond Portfolio, may also engage in "naked" (uncovered) short sales. A Portfolio may engage in naked short sales when the portfolio managers anticipate that a security's market purchase price will be less than its borrowing price. In a naked short sale transaction, a Portfolio sells a security it does not own to a purchaser at a specified price. To complete a naked short sale, a Portfolio must: (i) borrow the security to deliver it to the purchaser and (ii) buy that same security in the market to return it to the lender. Naked short sales involve the same fundamental risk as short sales against the box, as described in the previous paragraph. In addition, a Portfolio may incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the Portfolio replaces the borrowed security, and the Portfolio may realize a gain if the security declines in price between those same dates. Although a Portfolio's potential for gain as a result of a short sale is limited to the price at which it sold the security short less the cost of borrowing the security, the potential for loss is theoretically unlimited because there is no limit to the cost of replacing the borrowed security. To borrow the security, a Portfolio may also be required to pay a premium, which would increase the cost of the security sold.


   The Portfolios may not always be able to close out a short position at a particular time or at an acceptable price. A lender may request that the borrowed securities be returned to it on short notice, and a Portfolio may have to buy the borrowed securities at an unfavorable price. If this occurs at a time that other short sellers of the same security also want to close out their positions, a "short squeeze" can occur. A short squeeze occurs when demand is greater than supply for the stock sold short. A short squeeze makes it more likely that a Portfolio will have to cover its short sale at an unfavorable price. If that happens, the Portfolio may lose some or all of the potential profit from, or even incur a loss as a result of, the short sale.

   Until a Portfolio closes its short position or replaces the borrowed security, the Portfolio may designate liquid assets it owns (other than the short sale proceeds) as segregated assets to the books of the broker and/or its custodian in an amount equal to its obligation to purchase the securities sold short, as required by the 1940 Act. The amount segregated in this manner is expected to be increased or decreased each business day equal to the change in market value of the Portfolio's obligation to purchase the security sold short. The proceeds of the short sale will be retained by the broker, to the extent necessary to meet the margin requirements, until the short position is closed out. If the lending broker requires the Portfolio to deposit additional collateral (in addition to the short sales proceeds that the broker holds during the period of the short sale), which may be as much as 50% of the value of the securities sold short, the amount of the additional collateral may be deducted in determining the amount of cash or liquid assets the Portfolio is required to segregate to cover the short sale obligation pursuant to the 1940 Act. The amount segregated must be unencumbered by any other obligation or claim other than the obligation that is being covered. A Portfolio believes that short sale obligations that are covered, either by an offsetting asset or right (acquiring the security sold short or having an option to purchase the security sold short at an exercise price that covers the obligation), or by the Portfolio's segregated asset procedures (or a combination thereof), are not senior securities under the 1940 Act and are not subject to the Portfolio's borrowing restrictions. This requirement to segregate assets limits a Portfolio's leveraging of its investments and the related risk of losses from leveraging. A Portfolio also is required to pay the lender of the security any dividends or interest that accrue on a borrowed security during the period of the loan. Depending on the arrangements made with the broker or custodian, a Portfolio may or may not receive any payments (including interest) on collateral it has deposited with the broker. The total market value of all of a Portfolio's naked short sale positions will not exceed 10% of its net assets.


Zero Coupon, Step Coupon, and Pay-In-Kind Securities

   Within the parameters of its specific investment policies, each Portfolio may invest up to 10% (without limit for Flexible Bond Portfolio) of its assets in zero coupon, pay-in-kind, and step coupon securities. Zero coupon bonds are issued and traded at a discount from their face value. They do not entitle the holder to any periodic payment of interest prior to maturity. Step coupon bonds are high-quality issues with above-market interest rates and a coupon that increases over the life of the bond. They may pay monthly, semiannual, or annual interest payments. On the date of each coupon payment, the issuer decides whether to call the bond at par or whether to extend it until the next payment date at the new coupon rate. Pay-in-kind bonds normally give the issuer an option to pay cash at a coupon payment date or give the holder of the security a similar bond with the same coupon rate and a face value equal to the amount of the coupon payment that would have been made. For the purposes of any Portfolio's restriction on investing in income-producing securities, income-producing securities include securities that make periodic interest payments as well as those that make interest payments on a deferred basis or pay interest only at maturity (e.g., Treasury bills or zero coupon bonds).

   Current federal income tax law requires holders of zero coupon securities and step coupon securities to report the portion of the original issue discount on such securities that accrues during a given year as interest income, even though the holders receive no cash payments of interest during the year. In order to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, a Portfolio must distribute its investment company taxable income, including the original issue discount accrued on zero coupon or step coupon bonds. Because a Portfolio will not receive cash payments on a current basis with respect to accrued original-issue discount on zero coupon bonds or step coupon bonds during the period before interest payments begin, in some years that Portfolio may have to distribute cash obtained from other sources in order to satisfy the distribution requirements under the Internal Revenue Code. A Portfolio may obtain such cash from selling other portfolio holdings which may cause that Portfolio to incur capital gains or losses on the sale. Additionally, these actions are likely to reduce the assets to which Portfolio expenses could be allocated and to reduce the rate of return for that Portfolio. In some circumstances, such sales might be necessary in order to satisfy cash distribution requirements even though investment considerations might otherwise make it undesirable for a Portfolio to sell the securities at the time.

   Generally, the market prices of zero coupon, step coupon, and pay-in-kind securities are more volatile than the prices of securities that pay interest periodically and in cash and are likely to respond to changes in interest rates to a greater degree than other types of debt securities having similar maturities and credit quality.

Pass-Through Securities

   The Portfolios may invest in various types of pass-through securities, such as mortgage-backed securities, asset-backed securities, credit-linked trust certificates, traded custody receipts, and participation interests. A pass-through security is a share or certificate of interest in a pool of debt obligations that have been repackaged by an intermediary, such as a bank or broker-dealer. The purchaser of a pass-through security receives an undivided interest in the underlying pool of securities. The issuers of the underlying securities make interest and principal payments to the intermediary which are passed through to purchasers, such as the Portfolios. The most common type of pass-through securities are mortgage-backed securities. Ginnie Mae Certificates are mortgage-backed securities that evidence an undivided interest in a pool of mortgage loans. Ginnie Mae Certificates differ from bonds in that principal is paid back monthly by the borrowers over the term of the loan rather than returned in a lump sum at maturity. A Portfolio will generally purchase "modified pass-through" Ginnie Mae Certificates, which entitle the holder to receive a share of all interest and principal payments paid and owned on the mortgage pool, net of fees paid to the "issuer" and Ginnie Mae, regardless of whether or not the mortgagor actually makes the payment. Ginnie Mae Certificates are backed as to the timely payment of principal and interest by the full faith and credit of the U.S. Government.

   Freddie Mac issues two types of mortgage pass-through securities: mortgage participation certificates ("PCs") and guaranteed mortgage certificates ("GMCs"). PCs resemble Ginnie Mae Certificates in that each PC represents a pro rata share of all interest and principal payments made and owned on the underlying pool. Freddie Mac guarantees timely payments of interest on PCs and the full return of principal. GMCs also represent a pro rata interest in a pool of mortgages. However, these instruments pay interest semiannually and return principal once a year in guaranteed minimum payments. This type of security is guaranteed by Freddie Mac as to timely payment of principal and interest but it is not guaranteed by the full faith and credit of the U.S. Government.

   Fannie Mae issues guaranteed mortgage pass-through certificates ("Fannie Mae Certificates"). Fannie Mae Certificates resemble Ginnie Mae Certificates in that each Fannie Mae Certificate represents a pro rata share of all interest and principal payments made and owned on the underlying pool. This type of security is guaranteed by Fannie Mae as to timely payment of principal and interest but it is not guaranteed by the full faith and credit of the U.S. Government.

   Except for GMCs, each of the mortgage-backed securities described above is characterized by monthly payments to the holder, reflecting the monthly payments made by the borrowers who received the underlying mortgage loans. The payments to the security holders (such as the Portfolios), like the payments on the underlying loans, represent both principal and interest. Although the underlying mortgage loans are for specified periods of time, such as 20 or 30 years, the borrowers can, and typically do, pay them off sooner. Thus, the security holders frequently receive prepayments of principal in addition to the principal that is part of the regular monthly payments. The portfolio managers will consider estimated prepayment rates in calculating the average-weighted maturity of a Portfolio. A borrower is more likely to prepay a mortgage that bears a relatively high rate of interest. This means that in times of declining interest rates, higher yielding mortgage-backed securities held by a Portfolio might be converted to cash and that Portfolio will be forced to accept lower interest rates when that cash is used to purchase additional securities in the mortgage-backed securities sector or in other investment sectors. Additionally, prepayments during such periods will limit a Portfolio's ability to participate in as large a market gain as may be experienced with a comparable security not subject to prepayment.

   Asset-backed securities represent interests in pools of consumer loans and are backed by paper or accounts receivables originated by banks, credit card companies, or other providers of credit. Generally, the originating bank or credit provider is neither the obligor nor the guarantor of the security, and interest and principal payments ultimately depend upon payment of the underlying loans by individuals. Tax-exempt asset-backed securities include units of beneficial interests in pools of purchase contracts, financing leases, and sales agreements that may be created when a municipality enters into an installment purchase contract or lease with a vendor. Such securities may be secured by the assets purchased or leased by the municipality; however, if the municipality stops making payments, there generally will be no recourse against the vendor. The market for tax-exempt, asset-backed securities is still relatively new. These obligations are likely to involve unscheduled prepayments of principal.

   The Portfolios also may invest in pass-through securities, which are interests evidencing direct ownership of a pool of debt securities. Holders of the interests are entitled to receive distributions of interest, principal, and other payments on each of the underlying debt securities (less expenses), and in some cases distributions of the underlying debt securities. The underlying debt securities have a specified maturity but are subject to prepayment risk because if an issuer prepays the principal, a Portfolio may have additional cash to invest at a time when prevailing interest rates have declined and reinvestment of such additional funds is made at a lower rate. The value of the underlying debt securities may change due to changes in market interest rates. If interest rates rise, the value of the underlying debt securities, and therefore the value of the pass-through security, may decline. If the underlying debt securities are high-yield securities, the risks associated with high-yield/high-risk securities discussed in this SAI and in the Portfolios' Prospectuses may apply.

Investment Company Securities

   From time to time, the Portfolios may invest in securities of other investment companies, subject to the provisions of the 1940 Act and any applicable SEC exemptive orders. Section 12(d)(1) of the 1940 Act prohibits a Portfolio from acquiring: (i) more than 3% of another investment company's voting stock; (ii) securities of another investment company with a value in excess of 5% of a Portfolio's total assets; or (iii) securities of such other investment company and all other investment companies owned by a Portfolio having a value in excess of 10% of the Portfolio's total assets. In addition,
   Section 12(d)(1) prohibits another investment company from selling its shares to a Portfolio if, after the sale: (i) the Portfolio owns more than 3% of the other investment company's voting stock or (ii) the Portfolio and other investment companies, and companies controlled by them, own more than 10% of the voting stock of such other investment company. The Portfolios may invest their cash holdings in affiliated or non-affiliated money market funds and purchase unlimited shares of funds managed by Janus Capital, as permitted by the 1940 Act and rules promulgated thereunder and/or an SEC exemptive order.

   Investment companies may include index-based investments such as exchange-traded funds ("ETFs"), which hold substantially all of their assets in securities representing their specific index. Accordingly, the main risk of investing in index-based investments is the same as investing in a portfolio of equity securities comprising the index. As a shareholder of another investment company, a Portfolio would bear its pro rata portion of the other investment company's expenses, including advisory fees, in addition to the expenses the Portfolio bears directly in connection with its own operation. The market prices of index-based investments will fluctuate in accordance with both changes in the market value of their underlying portfolio securities and due to supply and demand for the instruments on the exchanges on which they are traded (which may result in their trading at a discount or premium to their NAVs). Index-based investments may not replicate exactly the performance of their specific index because of transaction costs and because of the temporary unavailability of certain component securities of the index. Some ETFs have obtained exemptive orders permitting other investment companies, such as the Portfolios, to acquire their securities in excess of the limits of the 1940 Act.

Depositary Receipts

   Each Portfolio may invest in sponsored and unsponsored American Depositary Receipts ("ADRs"), which are receipts issued by an American bank or trust company evidencing ownership of underlying securities issued by a foreign issuer. ADRs, in registered form, are designed for use in U.S. securities markets. Unsponsored ADRs may be created without the participation of the foreign issuer. Holders of these ADRs generally bear all the costs of the ADR facility, whereas foreign issuers typically bear certain costs in a sponsored ADR. The bank or trust company depositary of an unsponsored ADR may be under no obligation to distribute shareholder communications received from the foreign issuer or to pass through voting rights. The Portfolios may also invest in European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs"), and in other similar instruments representing securities of foreign companies. EDRs and GDRs are securities that are typically issued by foreign banks or foreign trust companies, although U.S. banks or U.S. trust companies may issue them. EDRs and GDRs are structured similarly to the arrangements of ADRs. EDRs, in bearer form, are designed for use in European securities markets.


   Depositary Receipts are generally subject to the same sort of risks as direct investments in a foreign country, such as currency risk, political and economic risk, and market risk, because their values depend on the performance of a foreign security denominated in its home currency. The risks of foreign investing are addressed in some detail in the Portfolios' Prospectuses.


U.S. Government Securities

   To the extent permitted by its investment objective and policies, each Portfolio, particularly Balanced Portfolio and Flexible Bond Portfolio, may invest in U.S. Government securities. The 1940 Act defines U.S. Government securities to include securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities. U.S. Government securities may also include repurchase agreements collateralized by and municipal securities escrowed with or refunded with U.S. Government securities. U.S. Government securities in which a Portfolio may invest include U.S. Treasury securities and obligations issued or guaranteed by U.S. Government agencies and instrumentalities that are backed by the full faith and credit of the U.S. Government, such as those issued or guaranteed by the Small Business Administration, Maritime Administration, Export-Import Bank of the United States, Farmers Home Administration, Federal Housing Administration, and Ginnie Mae. In addition, U.S. Government securities in which a Portfolio may invest include securities backed only by the rights of the issuers to borrow from the U.S. Treasury, such as those issued by the Federal Farm Credit Bank, Federal Intermediate Credit Banks, Tennessee Valley Authority, and Freddie Mac. Securities issued by Fannie Mae, the Federal Home Loan Banks, and the Student Loan Marketing Association ("Sallie Mae") are supported by the discretionary authority of the U.S. Government to purchase the obligations. There is no guarantee that the U.S. Government will support securities not backed by its full faith and credit. Accordingly, although these securities have historically involved little risk of loss of principal if held to maturity, they may involve more risk than securities backed by the full faith and credit of the U.S. Government because the Portfolios must look principally to the agency or instrumentality issuing or guaranteeing the securities for repayment and may not be able to assert a claim against the United States if the agency or instrumentality does not meet its commitment.

Municipal Obligations

   The Portfolios may invest in municipal obligations issued by states, territories, and possessions of the United States and the District of Columbia. The value of municipal obligations can be affected by changes in their actual or perceived credit quality. The credit quality of municipal obligations can be affected by, among other things, the financial condition of the issuer or guarantor, the issuer's future borrowing plans and sources of revenue, the economic feasibility of the revenue bond project or general borrowing purpose, political or economic developments in the region where the security is issued, and the liquidity of the security. Because municipal securities are generally traded over-the-counter, the liquidity of a particular issue often depends on the willingness of dealers to make a market in the security. The liquidity of some municipal obligations may be enhanced by demand features, which would enable a Portfolio to demand payment on short notice from the issuer or a financial intermediary.

Other Income-Producing Securities

   Other types of income-producing securities that the Portfolios may purchase include, but are not limited to, the following types of securities:

   VARIABLE AND FLOATING RATE OBLIGATIONS. These types of securities have variable or floating rates of interest and, under certain limited circumstances, may have varying principal amounts. Variable and floating rate securities pay interest at rates that are adjusted periodically according to a specified formula, usually with reference to some interest rate index or market interest rate (the "underlying index"). The floating rate tends to decrease the security's price sensitivity to changes in interest rates. These types of securities are relatively long-term instruments that often carry demand features permitting the holder to demand payment of principal at any time or at specified intervals prior to maturity.


   In order to most effectively use these investments, the portfolio managers must correctly assess probable movements in interest rates. This involves different skills than those used to select most portfolio securities. If the portfolio managers incorrectly forecast such movements, a Portfolio could be adversely affected by the use of variable or floating rate obligations.


   STANDBY COMMITMENTS. These instruments, which are similar to a put, give a Portfolio the option to obligate a broker-dealer or bank to repurchase a security held by that Portfolio at a specified price.

   TENDER OPTION BONDS. Tender option bonds are relatively long-term bonds that are coupled with the option to tender the securities to a bank, broker-dealer, or other financial institution at periodic intervals and receive the face value of the bond. This investment structure is commonly used as a means of enhancing a security's liquidity.

   INVERSE FLOATERS. Inverse floaters are debt instruments whose interest bears an inverse relationship to the interest rate on another security. No Portfolio will invest more than 5% of its assets in inverse floaters. Similar to variable and floating rate obligations, effective use of inverse floaters requires skills different from those needed to select most portfolio securities. If movements in interest rates are incorrectly anticipated, a Portfolio could lose money or its NAV could decline by the use of inverse floaters.

   STRIP BONDS. Strip bonds are debt securities that are stripped of their interest (usually by a financial intermediary) after the securities are issued. The market value of these securities generally fluctuates more in response to changes in interest rates than interest-paying securities of comparable maturity.

   The Portfolios will purchase standby commitments, tender option bonds, and instruments with demand features primarily for the purpose of increasing the liquidity of their portfolio holdings.


Real Estate Investment Trusts ("REITs")



   REITs are sometimes informally characterized as equity REITs, mortgage REITs, and hybrid REITs. Investment in REITs may subject a Fund to risks associated with the direct ownership of real estate, such as decreases in real estate values, overbuilding, increased competition, and other risks related to local or general economic conditions, increases in operating costs and property taxes, changes in zoning laws, casualty or condemnation losses, possible environmental liabilities, regulatory limitations on rent, and fluctuations in rental income. Equity REITs generally experience these risks directly through fee or leasehold interests, whereas mortgage REITs generally experience these risks indirectly through mortgage interests, unless the mortgage REIT forecloses on the underlying real estate. Changes in interest rates may also affect the value of a Portfolio's investment in REITs. For instance, during periods of declining interest rates, certain mortgage REITs may hold mortgages that the mortgagors elect to prepay, which prepayment may diminish the yield on securities issues by those REITs.



   Certain REITs have relatively small market capitalizations, which may tend to increase the volatility of the market price of their securities. Furthermore, REITs are dependent upon specialized management skills, have limited diversification and are, therefore, subject to risks inherent in operating and financing a limited number of projects. REITs are also subject to heavy cash flow dependency, defaults by borrowers and the possibility of failing to qualify for tax-free pass-through of income under the Internal Revenue Code and to maintain exemption from the registration requirements of the 1940 Act. By investing in REITs indirectly through a Portfolio, a shareholder will bear not only his or her proportionate share of the expenses of a Portfolio, but also, indirectly, similar expenses of the REITs. In addition, REITs depend generally on their ability to generate cash flow to make distributions to shareholders.


Repurchase and Reverse Repurchase Agreements

   In a repurchase agreement, a Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date within a number of days (usually not more than seven) from the date of purchase. The resale price consists of the purchase price plus an agreed upon incremental amount that is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value (at least equal to the amount of the agreed upon resale price and marked-to-market daily) of the underlying security or "collateral." A risk associated with repurchase agreements is the failure of the seller to repurchase the securities as agreed, which may cause a Portfolio to suffer a loss if the market value of such securities declines before they can be liquidated on the open market. In the event of bankruptcy or insolvency of the seller, a Portfolio may encounter delays and incur costs in liquidating the underlying security. Repurchase agreements that mature in more than seven days are subject to the 15% limit on illiquid investments. While it is not possible to eliminate all risks from these transactions, it is the policy of the Portfolios to limit repurchase agreements to those parties whose creditworthiness has been reviewed and found satisfactory by Janus Capital.

   A Portfolio may use reverse repurchase agreements to obtain cash to satisfy unusually heavy redemption requests or for other temporary or emergency purposes without the necessity of selling portfolio securities, or to earn additional

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

   income on portfolio securities, such as Treasury bills or notes. In a reverse repurchase agreement, a Portfolio sells a portfolio security to another party, such as a bank or broker-dealer, in return for cash and agrees to repurchase the instrument at a particular price and time. While a reverse repurchase agreement is outstanding, a Portfolio will maintain cash and appropriate liquid assets in a segregated custodial account to cover its obligation under the agreement. A Portfolio will enter into reverse repurchase agreements only with parties that Janus Capital deems creditworthy. Using reverse repurchase agreements to earn additional income involves the risk that the interest earned on the invested proceeds is less than the expense of the reverse repurchase agreement transaction. This technique may also have a leveraging effect on a Portfolio, although the Portfolio's intent to segregate assets in the amount of the reverse repurchase agreement minimizes this effect.

Mortgage Dollar Rolls

   Flexible Bond Portfolio also may enter into "mortgage dollar rolls," which are similar to reverse repurchase agreements in certain respects. In a "mortgage dollar roll" transaction, the Portfolio sells a mortgage-related security (such as a GNMA security) to a dealer and simultaneously agrees to repurchase a similar security (but not the same security) in the future at a pre-determined price. A "dollar roll" can be viewed, like a reverse repurchase agreement, as a collateralized borrowing in which the Portfolio pledges a mortgage-related security to a dealer to obtain cash. Unlike in the case of reverse repurchase agreements, the dealer with which the Portfolio enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by the Portfolio, but only securities which are "substantially identical." To be considered "substantially identical," the securities returned to the Portfolio generally must: (i) be collateralized by the same types of underlying mortgages; (ii) be issued by the same agency and be part of the same program; (iii) have a similar original stated maturity; (iv) have identical net coupon rates; (v) have similar market yields (and, therefore, price); and (vi) satisfy "good delivery" requirements, meaning that the aggregate principal amounts of the securities delivered and received back must be within 2.5% of the initial amount delivered.

   The Portfolio's obligations under a dollar roll agreement must be covered by cash, U.S. Government securities, or other liquid high grade debt obligations equal in value to the securities subject to repurchase by the Portfolio, maintained in a segregated account. To the extent that the Portfolio collateralizes its obligations under a dollar roll agreement, the asset coverage requirements of the 1940 Act will not apply to such transactions. Furthermore, under certain circumstances, an underlying mortgage-backed security that is part of a dollar roll transaction may be considered illiquid. During the roll period, the Portfolio foregoes principal and interest paid on the mortgage-backed security. The Portfolio is compensated by the difference between the current sales price and the lower forward price purchase price, often referred to as the "drop," as well as the interest earned on the cash proceeds of the initial sales.

   Successful use of mortgage dollar rolls depends on the Portfolio's ability to predict interest rates and mortgage payments. Dollar roll transactions involve the risk that the market value of the securities the Portfolio is required to purchase may decline below the agreed upon repurchase price.

Bank Loans

   Balanced Portfolio and Flexible Bond Portfolio may invest in bank loans (no more than 20% of each Portfolio's total assets), which include institutionally traded floating rate securities generally acquired as an assignment or participation interest in loans originated by a lender or financial institution. Assignments and participations involve credit, interest rate, and liquidity risk. Interest rates on floating rate securities adjust with general interest rate changes and/or issuer credit quality. The interest rates paid on a floating rate security in which a Portfolio invests generally are readjusted periodically to an increment over a designated benchmark rate, such as the one-month, three-month, six-month, or one-year London Interbank Offered Rate ("LIBOR").

   When a Portfolio purchases an assignment, it typically acquires direct rights against the borrower in the loan. However, the rights and obligations acquired by a Portfolio as the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. A Portfolio may be required generally to rely upon the assigning bank to demand payment and enforce its rights against the borrower, but may otherwise be entitled to all of

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

   such bank's rights in the loan. Additional risks are involved in purchasing assignments. For example, if a loan is foreclosed, a Portfolio may become part owner of any collateral securing the loan, and may bear the costs and liabilities associated with owning and disposing of any collateral. Legal theories of lender liability could conceivably be applied against a Portfolio. In addition, there is no assurance that the liquidation of any collateral from a secured loan would satisfy a borrower's obligations or that any collateral could be liquidated.

   If a Portfolio purchases a participation interest, it typically will have a contractual relationship with the lender and not with the borrower. As a result, a Portfolio may have the right to receive payments of principal, interest, and any fees to which it is entitled only from the lender and only upon receipt by the lender of the payments from the borrower. A Portfolio generally will have no right to enforce compliance by the borrower with the terms of the underlying loan agreement, nor any rights with respect to set-off against the borrower and the Portfolio may not directly benefit from any collateral supporting the underlying loan. As a result, a Portfolio may assume the credit risk of both the borrower and the lender. The failure by a Portfolio to receive scheduled interest or principal payments may adversely affect the income of the Portfolio and may likely reduce the value of its assets, which would be reflected in a reduction in the Portfolio's NAV.

   The borrower of a loan in which a Portfolio holds an assignment or participation interest may, either at its own election or pursuant to the terms of the loan documentation, prepay amounts of the loan from time to time. There is no assurance that a Portfolio will be able to reinvest the proceeds of any loan prepayment at the same interest rate or on the same terms as those of the original loan participation.

   A Portfolio may have difficulty trading assignments and participations to third parties. There may be restrictions on transfer and only limited opportunities may exist to sell such securities in secondary markets. As a result, a Portfolio may be unable to sell assignments or participations at the desired time or only at a price less than fair market value.

   Notwithstanding its intention generally not to receive material, nonpublic information with respect to its management of investments in floating rate loans, Janus Capital may from time to time come into possession of material, nonpublic information about the issuers of loans that may be held in a Portfolio's holdings. Possession of such information may in some instances occur despite Janus Capital's efforts to avoid such possession, but in other instances Janus Capital may choose to receive such information (for example, in connection with participation in a creditor's committee with respect to a financially distressed issuer). As, and to the extent, required by applicable law, Janus Capital's ability to trade in these loans for the account of a Portfolio could potentially be limited by its possession of such information. Such limitations on Janus Capital's ability to trade could have an adverse effect on a Portfolio by, for example, preventing the Portfolio from selling a loan that is experiencing a material decline in value. In some instances, these trading restrictions could continue in effect for a substantial period of time.

High-Yield/High-Risk Bonds

   Within the parameters of its specific investment policies, no Portfolio intends to invest more than 35% of its net assets in bonds that are rated below investment grade (i.e., bonds rated BB+ or lower by Standard & Poor's Ratings Service and Fitch, Inc., or Ba or lower by Moody's Investors Service, Inc.), and Large Cap Growth Portfolio, Mid Cap Growth Portfolio, Fundamental Equity Portfolio, and Mid Cap Value Portfolio will, under normal circumstances, each limit its investments in such bonds to 20% or less of its net assets. Lower rated bonds involve a higher degree of credit risk, which is the risk that the issuer will not make interest or principal payments when due. In the event of an unanticipated default, a Portfolio would experience a reduction in its income, and could expect a decline in the market value of the bonds so affected.


   Any Portfolio may also invest in unrated bonds of foreign and domestic issuers. For the Portfolios subject to such limit, unrated bonds may be included in any Portfolio's limit, as applicable, on investments in bonds rated below investment grade unless its portfolio managers deem such securities to be the equivalent of investment grade bonds. Unrated bonds, while not necessarily of lower quality than rated bonds, may not have as broad a market. Because of the size and perceived demand of the issue, among other factors, certain municipalities may not incur the costs of obtaining a rating. A Portfolio's portfolio managers will analyze the creditworthiness of the issuer, as well as any financial institution or other party responsible for payments on the bond, in determining whether to purchase unrated municipal bonds.


   The secondary market on which high-yield securities are traded may be less liquid than the market for investment grade securities. The lack of a liquid secondary market may have an adverse impact on the market price of the security. When secondary markets for high-yield securities are less liquid than the market for investment grade securities, it also may be more difficult to value the securities because valuation may require more research, and elements of judgment may play a larger role in the valuation because there is less reliable, objective data available.

   Please refer to the "Explanation of Rating Categories" section of this SAI for a description of bond rating categories.

Defaulted Securities


   A Portfolio may hold defaulted securities if its portfolio managers believe, based upon their analysis of the financial condition, results of operations and economic outlook of an issuer, that there is potential for resumption of income payments and that the securities offer an unusual opportunity for capital appreciation. For the Portfolios subject to such limit, defaulted securities will be included in each Portfolio's limit on investments in bonds rated below investment grade. Notwithstanding the portfolio managers' belief about the resumption of income, however, the purchase of any security on which payment of interest or dividends is suspended involves a high degree of risk. Such risk includes, among other things, the following:


   FINANCIAL AND MARKET RISKS. Investments in securities that are in default involve a high degree of financial and market risks that can result in substantial or, at times, even total losses. Issuers of defaulted securities may have substantial capital needs and may become involved in bankruptcy or reorganization proceedings. Among the problems involved in investments in such issuers is the fact that it may be difficult to obtain information about the condition of such issuers. The market prices of such securities also are subject to abrupt and erratic movements and above average price volatility, and the spread between the bid and asked prices of such securities may be greater than normally expected.


   DISPOSITION OF PORTFOLIO SECURITIES. Although the Portfolios generally will purchase securities for which their portfolio managers expect an active market to be maintained, defaulted securities may be less actively traded than other securities and it may be difficult to dispose of substantial holdings of such securities at prevailing market prices. The Portfolios will limit holdings of any such securities to amounts that the portfolio managers believe could be readily sold, and holdings of such securities would, in any event, be limited so as not to limit the Portfolios' ability to readily dispose of securities to meet redemptions.


   OTHER. Defaulted securities require active monitoring and may, at times, require participation in bankruptcy or receivership proceedings on behalf of the Portfolios.

Futures, Options, and Other Derivative Instruments

   FUTURES CONTRACTS. The Portfolios may enter into contracts for the purchase or sale for future delivery of equity securities, fixed-income securities, foreign currencies, or contracts based on financial indices, including indices of U.S. Government securities, foreign government securities, equity or fixed-income securities. U.S. futures contracts are traded on exchanges which have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC") and must be executed through a futures commission merchant ("FCM"), or brokerage firm, which is a member of the relevant contract market. Through their clearing corporations, the exchanges guarantee performance of the contracts as between the clearing members of the exchange.

   The buyer or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, both the buyer and seller are required to deposit "initial margin" for the benefit of the FCM when the contract is entered into. Initial margin deposits are equal to a percentage of the contract's value, as set by the exchange on which the contract is traded, and currently may be maintained in cash or certain other liquid assets by the Portfolios' custodian or subcustodian for the benefit of the FCM. Initial margin payments are similar to good faith deposits or performance bonds. Unlike margin extended by a securities broker, initial margin payments do not constitute purchasing securities on margin for purposes of the Portfolio's investment limitations. If the value of either party's position declines, that party will be required to make additional "variation margin" payments for the benefit of the FCM to settle the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. In the event of the bankruptcy of the FCM that holds margin on behalf of a Portfolio, that Portfolio may be entitled to return of margin owed to such Portfolio only in proportion to the amount received by the FCM's other customers. Janus Capital or the subadviser will attempt to minimize the risk by careful monitoring of the creditworthiness of the FCMs with which the Portfolios do business. FCMs may no longer maintain margin assets with the Portfolios' custodian or subcustodian and are required to hold such accounts directly.

   The Portfolios may enter into futures contracts and related options as permitted under CFTC Rule 4.5. The Portfolios have claimed exclusion from the definition of the term "commodity pool operator" adopted by the CFTC and the National Futures Association, which regulate trading in the futures markets. Therefore, the Portfolios are not subject to commodity pool operator registration and regulation under the Commodity Exchange Act.

   Although a Portfolio will segregate cash and liquid assets in an amount sufficient to cover its open futures obligations, the segregated assets would be available to that Portfolio immediately upon closing out the futures position; however, closing out open futures positions through customary settlement procedures could take several days. Because a Portfolio's cash that may otherwise be invested would be held uninvested or invested in other liquid assets so long as the futures position remains open, such Portfolio's return could be diminished due to the opportunity losses of foregoing other potential investments.

   The Portfolios may enter into futures contracts to gain exposure to the stock market pending investment of cash balances or to meet liquidity needs. A Portfolio may also enter into futures contracts to protect itself from fluctuations in the value of individual securities or the securities markets generally, or interest rate fluctuations without actually buying or selling the underlying debt or equity security. For example, if the Portfolio anticipates an increase in the price of stocks, and it intends to purchase stocks at a later time, that Portfolio could enter into a futures contract to purchase a stock index as a temporary substitute for stock purchases. If an increase in the market occurs that influences the stock index as anticipated, the value of the futures contracts will increase, thereby serving as a hedge against that Portfolio not participating in a market advance. This technique is sometimes known as an anticipatory hedge. A Portfolio may also use this technique with respect to an individual company's stock. To the extent a Portfolio enters into futures contracts for this purpose, the segregated assets maintained to cover such Portfolio's obligations with respect to the futures contracts will consist of liquid assets from its portfolio in an amount equal to the difference between the contract price and the aggregate value of the initial and variation margin payments made by that Portfolio with respect to the futures contracts. Conversely, if a Portfolio holds stocks and seeks to protect itself from a decrease in stock prices, the Portfolio might sell stock index futures contracts, thereby hoping to offset the potential decline in the value of its portfolio securities by a corresponding increase in the value of the futures contract position. Similarly, if a Portfolio holds an individual company's stock and expects the price of that stock to decline, the Portfolio may sell a futures contract on that stock in hopes of offsetting the potential decline in the company's stock price. A Portfolio could protect against a decline in stock prices by selling portfolio securities and investing in money market instruments, but the use of futures contracts enables it to maintain a defensive position without having to sell portfolio securities.


   If a Portfolio owns bonds and the portfolio managers expect interest rates to increase, that Portfolio may take a short position in interest rate futures contracts. Taking such a position would have much the same effect as that Portfolio selling bonds in its portfolio. If interest rates increase as anticipated, the value of the bonds would decline, but the value of that Portfolio's interest rate futures contract would increase, thereby keeping the NAV of that Portfolio from declining as much as it may have otherwise. If, on the other hand, the portfolio managers expect interest rates to decline, that Portfolio may take a long position in interest rate futures contracts in anticipation of later closing out the futures position and purchasing the bonds. Although a Portfolio can accomplish similar results by buying securities with long maturities and selling securities with short maturities, given the greater liquidity of the futures market than the cash market, it may be possible to accomplish the same result more easily and more quickly by using futures contracts as an investment tool to reduce risk.


   The ordinary spreads between prices in the cash and futures markets, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial margin and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close out futures contracts through offsetting transactions which could distort the normal price relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery of the instrument underlying a futures contract. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced and prices in the futures market distorted. Third, from the point of view of speculators, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of the foregoing distortions, a correct forecast of general price trends by the portfolio managers still may not result in a successful use of futures.



   Futures contracts entail risks. There is no guarantee that derivative investments will benefit the Portfolios. A Portfolio's performance could be worse than if the Portfolio had not used such instruments. For example, if a Portfolio has hedged against the effects of a possible decrease in prices of securities held in its portfolio and prices increase instead, that Portfolio will lose part or all of the benefit of the increased value of these securities because of offsetting losses in its futures positions. This risk may be magnified for single stock futures transactions, as the portfolio managers must predict the direction of the price of an individual stock, as opposed to securities prices generally. In addition, if a Portfolio has insufficient cash, it may have to sell securities from its portfolio to meet daily variation margin requirements. Those sales may be, but will not necessarily be, at increased prices which reflect the rising market and may occur at a time when the sales are disadvantageous to such Portfolio.


   The prices of futures contracts depend primarily on the value of their underlying instruments. Because there are a limited number of types of futures contracts, it is possible that the standardized futures contracts available to a Portfolio will not match exactly such Portfolio's current or potential investments. A Portfolio may buy and sell futures contracts based on underlying instruments with different characteristics from the securities in which it typically invests - for example, by hedging investments in portfolio securities with a futures contract based on a broad index of securities - which involves a risk that the futures position will not correlate precisely with the performance of such Portfolio's investments.

   Futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments closely correlate with a Portfolio's investments, such as with a single stock futures contract. Futures prices are affected by factors such as current and anticipated short-term interest rates, changes in volatility of the underlying instruments, and the time remaining until expiration of the contract. Those factors may affect securities prices differently from futures prices. Imperfect correlations between a Portfolio's investments and its futures positions also may result from differing levels of demand in the futures markets and the securities markets, from structural differences in how futures and securities are traded, and from imposition of daily price fluctuation limits for futures contracts. A Portfolio may buy or sell futures contracts with a greater or lesser value than the securities it wishes to hedge or is considering purchasing in order to attempt to compensate for differences in historical volatility between the futures contract and the securities, although this may not be successful in all cases. If price changes in a Portfolio's futures positions are poorly correlated with its other investments, its futures positions may fail to produce desired gains or result in losses that are not offset by the gains in that Portfolio's other investments.

   Because futures contracts are generally settled within a day from the date they are closed out, compared with a settlement period of three days for some types of securities, the futures markets can provide superior liquidity to the securities markets. Nevertheless, there is no assurance that a liquid secondary market will exist for any particular futures contract at any particular time. In addition, futures exchanges may establish daily price fluctuation limits for futures contracts and may halt trading if a contract's price moves upward or downward more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached, it may be impossible for a Portfolio to enter into new positions or close out existing positions. If the secondary market for a futures contract is not liquid because of price fluctuation limits or otherwise, a Portfolio may not be able to promptly liquidate unfavorable futures positions and potentially could be required to continue to hold a futures position until the delivery date, regardless of changes in its value. As a result, such Portfolio's access to other assets held to cover its futures positions also could be impaired.

   OPTIONS ON FUTURES CONTRACTS. The Portfolios may buy and write put and call options on futures contracts. An option on a future gives a Portfolio the right (but not the obligation) to buy or sell a futures contract at a specified price on or before a specified date. The purchase of a call option on a futures contract is similar in some respects to the purchase of a call option on an individual security. As with other option transactions, securities will be segregated to cover applicable margin or segregation requirements on open futures contracts. Depending on the pricing of the option compared to either the price of the futures contract upon which it is based or the price of the underlying instrument, ownership of the option may or may not be less risky than ownership of the futures contract or the underlying instrument. As with the purchase of futures contracts, when a Portfolio is not fully invested it may buy a call option on a futures contract to hedge against a market advance.

   The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the security or foreign currency which is deliverable under, or of the index comprising, the futures contract. If the futures price at the expiration of the option is below the exercise price, a Portfolio will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in that Portfolio's holdings. The writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the security or foreign currency which is deliverable under, or of the index comprising, the futures contract. If the futures price at expiration of the option is higher than the exercise price, a Portfolio will retain the full amount of the option premium which provides a partial hedge against any increase in the price of securities which that Portfolio is considering buying. If a call or put option a Portfolio has written is exercised, such Portfolio will incur a loss which will be reduced by the amount of the premium it received. Depending on the degree of correlation between the change in the value of its portfolio securities and changes in the value of the futures positions, a Portfolio's losses from existing options on futures may to some extent be reduced or increased by changes in the value of portfolio securities.

   The purchase of a put option on a futures contract is similar in some respects to the purchase of protective put options on portfolio securities. For example, a Portfolio may buy a put option on a futures contract to hedge its portfolio against the risk of falling prices or rising interest rates.

   The amount of risk a Portfolio assumes when it buys an option on a futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the options bought.

   FORWARD CONTRACTS. A forward contract is an agreement between two parties in which one party is obligated to deliver a stated amount of a stated asset at a specified time in the future and the other party is obligated to pay a specified amount for the assets at the time of delivery. The Portfolios may enter into forward contracts to purchase and sell government securities, equity or income securities, foreign currencies, or other financial instruments. Currently, the Portfolios do not intend to invest in forward contracts other than forward currency contracts. Forward contracts generally are traded in an interbank market conducted directly between traders (usually large commercial banks) and their customers. Unlike futures contracts, which are standardized contracts, forward contracts can be specifically drawn to meet the needs of the parties that enter into them. The parties to a forward contract may agree to offset or terminate the contract before its maturity, or may hold the contract to maturity and complete the contemplated exchange.

   The following discussion summarizes the Portfolios' principal uses of forward foreign currency exchange contracts ("forward currency contracts"). A Portfolio may enter into forward currency contracts with stated contract values of up to the value of that Portfolio's assets. A forward currency contract is an obligation to buy or sell an amount of a specified currency for an agreed price (which may be in U.S. dollars or a foreign currency). A Portfolio may invest for nonhedging purposes such as seeking to enhance return. A Portfolio will exchange foreign currencies for U.S. dollars and for other foreign currencies in the normal course of business and may buy and sell currencies through forward currency contracts in order to fix a price for securities it has agreed to buy or sell ("transaction hedge"). A Portfolio also may hedge some or all of its investments denominated in a foreign currency or exposed to foreign currency fluctuations against a decline in the value of that currency relative to the U.S. dollar by entering into forward currency contracts to sell an amount of that currency (or a proxy currency whose performance is expected to replicate or exceed the performance of that currency relative to the U.S. dollar) approximating the value of some or all of its portfolio securities denominated in or exposed to that currency ("position hedge") or by participating in options or futures contracts with respect to the currency. A Portfolio also may enter into a forward currency contract with respect to a currency where the Portfolio is considering the purchase or sale of investments denominated in that currency but has not yet selected the specific investments ("anticipatory hedge"). In any of these circumstances a Portfolio may, alternatively, enter into a forward currency contract to purchase or sell one foreign currency for a second currency that is expected to perform more favorably relative to the U.S. dollar if the portfolio managers believe there is a reasonable degree of correlation between movements in the two currencies ("cross-hedge").



   These types of hedging minimize the effect of currency appreciation as well as depreciation, but do not eliminate fluctuations in the underlying U.S. dollar equivalent value of the proceeds of or rates of return on a Portfolio's foreign currency denominated portfolio securities. The matching of the increase in value of a forward contract and the decline in the U.S. dollar equivalent value of the foreign currency denominated asset that is the subject of the hedge generally will not be precise. Shifting a Portfolio's currency exposure from one foreign currency to another removes that Portfolio's opportunity to profit from increases in the value of the original currency and involves a risk of increased losses to such Portfolio if its portfolio managers' projection of future exchange rates is inaccurate. Proxy hedges and cross-hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which hedged securities are denominated. Unforeseen changes in currency prices may result in poorer overall performance for a Portfolio than if it had not entered into such contracts.


   In general, the Portfolios cover outstanding forward currency contracts by maintaining liquid portfolio securities denominated in or whose value is tied to the currency underlying the forward contract or the currency being hedged. To the extent that a Portfolio is not able to cover its forward currency positions with underlying portfolio securities, the Portfolios' custodian segregates cash or other liquid assets having a value equal to the aggregate amount of such Portfolio's commitments under forward contracts entered into with respect to position hedges, cross-hedges, and anticipatory hedges. If the value of the securities used to cover a position or the value of segregated assets declines, a Portfolio will find alternative cover or segregate additional cash or other liquid assets on a daily basis so that the value of the covered and segregated assets will be equal to the amount of such Portfolio's commitments with respect to such contracts. As an alternative to segregating assets, a Portfolio may buy call options permitting such Portfolio to buy the amount of foreign currency being hedged by a forward sale contract or a Portfolio may buy put options permitting it to sell the amount of foreign currency subject to a forward buy contract.

   While forward contracts are not currently regulated by the CFTC, the CFTC may in the future assert authority to regulate forward contracts. In such event, the Portfolios' ability to utilize forward contracts may be restricted. In addition, a Portfolio may not always be able to enter into forward contracts at attractive prices and may be limited in its ability to use these contracts to hedge Portfolio assets.

   OPTIONS ON FOREIGN CURRENCIES. The Portfolios may buy and write options on foreign currencies in a manner similar to that in which futures or forward contracts on foreign currencies will be utilized. For example, a decline in the U.S. dollar value of a foreign currency in which portfolio securities are denominated will reduce the U.S. dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of portfolio securities, a Portfolio may buy put options on the foreign currency. If the value of the currency declines, such Portfolio will have the right to sell such currency for a fixed amount in U.S. dollars, thereby offsetting, in whole or in part, the adverse effect on its portfolio.

   Conversely, when a rise in the U.S. dollar value of a currency in which securities to be acquired are denominated is projected, thereby increasing the cost of such securities, a Portfolio may buy call options on the foreign currency. The purchase of such options could offset, at least partially, the effects of the adverse movements in exchange rates. As in the case of other types of options, however, the benefit to a Portfolio from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, if currency exchange rates do not move in the direction or to the extent projected, a Portfolio could sustain losses on transactions in foreign currency options that would require such Portfolio to forego a portion or all of the benefits of advantageous changes in those rates.

   The Portfolios may also write options on foreign currencies. For example, to hedge against a potential decline in the U.S. dollar value of foreign currency denominated securities due to adverse fluctuations in exchange rates, a Portfolio could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option will most likely not be exercised and the decline in value of portfolio securities will be offset by the amount of the premium received.

   Similarly, instead of purchasing a call option to hedge against a potential increase in the U.S. dollar cost of securities to be acquired, a Portfolio could write a put option on the relevant currency which, if rates move in the manner projected, should expire unexercised and allow that Portfolio to hedge the increased cost up to the amount of the premium. As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium. If exchange rates do not move in the expected direction, the option may be exercised and a Portfolio would be required to buy or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on foreign currencies, a Portfolio also may lose all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.

   The Portfolios may write covered call options on foreign currencies. A call option written on a foreign currency by a Portfolio is "covered" if that Portfolio owns the foreign currency underlying the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other foreign currencies held in its portfolio. A call option is also covered if a Portfolio has a call on the same foreign currency in the same principal amount as the call written if the exercise price of the call held: (i) is equal to or less than the exercise price of the call written or (ii) is greater than the exercise price of the call written, if the difference is maintained by such Portfolio in cash or other liquid assets in a segregated account with the Portfolio's custodian.

   The Portfolios also may write call options on foreign currencies for cross-hedging purposes. A call option on a foreign currency is for cross-hedging purposes if it is designed to provide a hedge against a decline due to an adverse change in the exchange rate in the U.S. dollar value of a security which a Portfolio owns or has the right to acquire and which is denominated in the currency underlying the option. Call options on foreign currencies which are entered into for cross-hedging purposes are not covered. However, in such circumstances, a Portfolio will collateralize the option by segregating cash or other liquid assets in an amount not less than the value of the underlying foreign currency in U.S. dollars marked-to-market daily.

   OPTIONS ON SECURITIES. In an effort to increase current income and to reduce fluctuations in NAV, the Portfolios may write covered put and call options and buy put and call options on securities that are traded on United States and foreign securities exchanges and over-the-counter. The Portfolios may write and buy options on the same types of securities that the Portfolios may purchase directly.

   A put option written by a Portfolio is "covered" if that Portfolio: (i) segregates cash not available for investment or other liquid assets with a value equal to the exercise price of the put with the Portfolio's custodian or (ii) holds a put on the same security and in the same principal amount as the put written, and the exercise price of the put held is equal to or greater than the exercise price of the put written. The premium paid by the buyer of an option will reflect, among other things, the relationship of the exercise price to the market price and the volatility of the underlying security, the remaining term of the option, supply and demand, and interest rates.

   A call option written by a Portfolio is "covered" if that Portfolio owns the underlying security covered by the call or has an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account by the Portfolio's custodian) upon conversion or exchange of other securities held in its portfolio. A call option is also deemed to be covered if a Portfolio holds a call on the same security and in the same principal amount as the call written and the exercise price of the call held: (i) is equal to or less than the exercise price of the call written or (ii) is greater than the exercise price of the call written if the difference is maintained by that Portfolio in cash and other liquid assets in a segregated account with its custodian.


   The Portfolios also may write call options that are not covered for cross-hedging purposes. A Portfolio collateralizes its obligation under a written call option for cross-hedging purposes by segregating cash or other liquid assets in an amount not less than the market value of the underlying security, marked-to-market daily. A Portfolio would write a call option for cross-hedging purposes, instead of writing a covered call option, when the premium to be received from the cross-hedge transaction would exceed that which would be received from writing a covered call option and its portfolio managers believe that writing the option would achieve the desired hedge.


   The writer of an option may have no control over when the underlying securities must be sold, in the case of a call option, or bought, in the case of a put option, since with regard to certain options, the writer may be assigned an exercise notice at any time prior to the termination of the obligation. Whether or not an option expires unexercised, the writer retains the amount of the premium. This amount, of course, may, in the case of a covered call option, be offset by a decline in the market value of the underlying security during the option period. If a call option is exercised, the writer experiences a profit or loss from the sale of the underlying security. If a put option is exercised, the writer must fulfill the obligation to buy the underlying security at the exercise price, which will usually exceed the then market value of the underlying security.

   The writer of an option that wishes to terminate its obligation may effect a "closing purchase transaction." This is accomplished by buying an option of the same series as the option previously written. The effect of the purchase is that the writer's position will be canceled by the clearing corporation. However, a writer may not effect a closing purchase transaction after being notified of the exercise of an option. Likewise, an investor who is the holder of an option may liquidate its position by effecting a "closing sale transaction." This is accomplished by selling an option of the same series as the option previously bought. There is no guarantee that either a closing purchase or a closing sale transaction can be effected.

   In the case of a written call option, effecting a closing transaction will permit a Portfolio to write another call option on the underlying security with either a different exercise price or expiration date or both. In the case of a written put option, such transaction will permit a Portfolio to write another put option to the extent that the exercise price is secured by deposited liquid assets. Effecting a closing transaction also will permit a Portfolio to use the cash or proceeds from the concurrent sale of any securities subject to the option for other investments. If a Portfolio desires to sell a particular security from its portfolio on which it has written a call option, such Portfolio will effect a closing transaction prior to or concurrent with the sale of the security.

   A Portfolio will realize a profit from a closing transaction if the price of the purchase transaction is less than the premium received from writing the option or the price received from a sale transaction is more than the premium paid to buy the option. A Portfolio will realize a loss from a closing transaction if the price of the purchase transaction is more than the premium received from writing the option or the price received from a sale transaction is less than the premium paid to buy the option. Because increases in the market price of a call option generally will reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by a Portfolio.

   An option position may be closed out only where a secondary market for an option of the same series exists. If a secondary market does not exist, the Portfolio may not be able to effect closing transactions in particular options and the Portfolio would have to exercise the options in order to realize any profit. If a Portfolio is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying security until the option expires or it delivers the underlying security upon exercise. The absence of a liquid secondary market may be due to the following: (i) insufficient trading interest in certain options; (ii) restrictions imposed by a national securities exchange ("Exchange") on which the option is traded on opening or closing transactions or both; (iii) trading halts, suspensions, or other restrictions imposed with respect to particular classes or series of options or underlying securities; (iv) unusual or unforeseen circumstances that interrupt normal operations on an Exchange; (v) the facilities of an Exchange or of the Options Clearing Corporation ("OCC") may not at all times be adequate to handle current trading volume; or (vi) one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options on that Exchange that had been issued by the OCC as a result of trades on that Exchange would continue to be exercisable in accordance with their terms.

   A Portfolio may write options in connection with buy-and-write transactions. In other words, a Portfolio may buy a security and then write a call option against that security. The exercise price of such call will depend upon the expected price movement of the underlying security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written. Buy-and-write transactions using in-the-money call options may be used when it is expected that the price of the underlying security will remain flat or decline moderately during the option period. Buy-and-write transactions using at-the-money call options may be used when it is expected that the price of the underlying security will remain fixed or advance moderately during the option period. Buy-and-write transactions using out-of-the-money call options may be used when it is expected that the premiums received from writing the call option plus the appreciation in the market price of the underlying security up to the exercise price will be greater than the appreciation in the price of the underlying security alone. If the call options are exercised in such transactions, a Portfolio's maximum gain will be the premium received by it for writing the option, adjusted upwards or downwards by the difference between that Portfolio's purchase price of the security and the exercise price. If the options are not exercised and the price of the underlying security declines, the amount of such decline will be offset by the amount of premium received.

   The writing of covered put options is similar in terms of risk and return characteristics to buy-and-write transactions. If the market price of the underlying security rises or otherwise is above the exercise price, the put option will expire worthless and a Portfolio's gain will be limited to the premium received. If the market price of the underlying security declines or otherwise is below the exercise price, a Portfolio may elect to close the position or take delivery of the security at the exercise price and that Portfolio's return will be the premium received from the put options minus the amount by which the market price of the security is below the exercise price.

   A Portfolio may buy put options to hedge against a decline in the value of its portfolio. By using put options in this way, a Portfolio will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by transaction costs.

   A Portfolio may buy call options to hedge against an increase in the price of securities that it may buy in the future. The premium paid for the call option plus any transaction costs will reduce the benefit, if any, realized by such Portfolio upon exercise of the option, and, unless the price of the underlying security rises sufficiently, the option may expire worthless to that Portfolio.

   A Portfolio may write straddles (combinations of put and call options on the same underlying security), which are generally a nonhedging technique used for purposes such as seeking to enhance return. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out than individual options contracts. The straddle rules of the Internal Revenue Code require deferral of certain losses realized on positions of a straddle to the extent that a Portfolio has unrealized gains in offsetting positions at year end. The holding period of the securities comprising the straddle will be suspended until the straddle is terminated.

   EURODOLLAR INSTRUMENTS. A Portfolio may make investments in Eurodollar instruments. Eurodollar instruments are U.S. dollar-denominated futures contracts or options thereon which are linked to the London Interbank Offered Rate ("LIBOR"), although foreign currency denominated instruments are available from time to time. Eurodollar futures contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. A Portfolio might use Eurodollar futures contracts and options thereon to hedge against changes in LIBOR, to which many interest rate swaps and fixed-income instruments are linked.

   SWAPS AND SWAP-RELATED PRODUCTS. A Portfolio may enter into interest rate swaps, caps, and floors on either an asset-based or liability-based basis, depending upon whether it is hedging its assets or its liabilities, and will usually enter into interest rate swaps on a net basis (i.e., the two payment streams are netted out, with a Portfolio receiving or paying, as the case may be, only the net amount of the two payments). The net amount of the excess, if any, of a Portfolio's obligations over its entitlement with respect to each interest rate swap will be calculated on a daily basis and an amount of cash or other liquid assets having an aggregate NAV at least equal to the accrued excess will be maintained in a segregated account by the Portfolios' custodian. If a Portfolio enters into an interest rate swap on other than a net basis, it would maintain a segregated account in the full amount accrued on a daily basis of its obligations with respect to the swap. A Portfolio will not enter into any interest rate swap, cap, or floor transaction unless the unsecured senior debt or the claims-paying ability of the other party thereto is rated in one of the three highest rating categories of at least one NRSRO at the time of entering into such transaction. Janus Capital or the subadviser will monitor the creditworthiness of all counterparties on an ongoing basis. If there is a default by the other party to such a transaction, a Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

   The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. Janus Capital has determined that, as a result, the swap market has become relatively liquid. Caps and floors are more recent innovations for which standardized documentation has not yet been developed and, accordingly, they are less liquid than swaps. To the extent a Portfolio sells (i.e., writes) caps and floors, it will segregate cash or other liquid assets having an aggregate NAV at least equal to the full amount, accrued on a daily basis, of its obligations with respect to any caps or floors.

   There is no limit on the amount of interest rate swap transactions that may be entered into by a Portfolio. These transactions may in some instances involve the delivery of securities or other underlying assets by a Portfolio or its counterparty to collateralize obligations under the swap. Under the documentation currently used in those markets, the risk of loss with respect to interest rate swaps is limited to the net amount of the payments that a Portfolio is contractually obligated to make. If the other party to an interest rate swap that is not collateralized defaults, a Portfolio would risk the loss of the net amount of the payments that it contractually is entitled to receive. A Portfolio may buy and sell (i.e., write) caps and floors without limitation, subject to the segregation requirement described above.


   Flexible Bond Portfolio may enter into credit default swap agreements (with values not to exceed 10% of the net assets of the Portfolio) for investment purposes and to add leverage to its portfolio. As the seller in a credit default swap contract, the Portfolio would be required to pay the par (or other agreed-upon) value of a referenced debt obligation to the counterparty in the event of a default by a third party, such as a U.S. or foreign corporate issuer, on the debt obligation. In return, the Portfolio would receive from the counterparty a periodic stream of payments over the term of the contract provided that no event of default has occurred. If no default occurs, the Portfolio would keep the stream of payments and would have no payment obligations. As the seller, the Portfolio would effectively add leverage to its portfolio because, in addition to its total net assets, the Portfolio would be subject to investment exposure on the notional amount of the swap.

   Flexible Bond Portfolio may also purchase credit default swap contracts in order to hedge against the risk of default of debt securities held in its portfolio, in which case the Portfolio would function as the counterparty referenced in the preceding paragraph. This would involve the risk that the investment may expire worthless and would only generate income in the event of an actual default by the issuer of the underlying obligation (as opposed to a credit downgrade or other indication of financial instability). It would also involve credit risk - that the seller may fail to satisfy its payment obligations to the Portfolio in the event of a default.

   ADDITIONAL RISKS OF OPTIONS ON FOREIGN CURRENCIES, FORWARD CONTRACTS, AND FOREIGN INSTRUMENTS. Unlike transactions entered into by the Portfolios in futures contracts, options on foreign currencies and forward contracts are not traded on contract markets regulated by the CFTC or (with the exception of certain foreign currency options) by the SEC. To the contrary, such instruments are traded through financial institutions acting as market-makers, although foreign currency options are also traded on certain Exchanges, such as the Philadelphia Stock Exchange and the Chicago Board Options Exchange, subject to SEC regulation. Similarly, options on currencies may be traded over-the-counter. In an over-the-counter trading environment, many of the protections afforded to Exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the buyer of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost. Moreover, an option writer and a buyer or seller of futures or forward contracts could lose amounts substantially in excess of any premium received or initial margin or collateral posted due to the potential additional margin and collateral requirements associated with such positions.

   Options on foreign currencies traded on Exchanges are within the jurisdiction of the SEC, as are other securities traded on Exchanges. As a result, many of the protections provided to traders on organized Exchanges will be available with respect to such transactions. In particular, all foreign currency option positions entered into on an Exchange are cleared and guaranteed by the OCC, thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on an Exchange may be more readily available than in the over-the-counter market, potentially permitting a Portfolio to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.

   The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of the availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities, and the effects of other political and economic events. In addition, exchange-traded options on foreign currencies involve certain risks not presented by the over-the-counter market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in applicable foreign countries for this purpose. As a result, the OCC may, if it determines that foreign governmental restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on the OCC or its clearing member, impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices, or prohibitions on exercise.

   In addition, options on U.S. Government securities, futures contracts, options on futures contracts, forward contracts, and options on foreign currencies may be traded on foreign exchanges and over-the-counter in foreign countries. Such transactions are subject to the risk of governmental actions affecting trading in or the prices of foreign currencies or securities. The value of such positions also could be adversely affected by: (i) other complex foreign political and economic factors; (ii) lesser availability than in the United States of data on which to make trading decisions; (iii) delays in a Portfolio's ability to act upon economic events occurring in foreign markets during nonbusiness hours in the United States; (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States; and (v) low trading volume.

   A Portfolio may from time to time participate on committees formed by creditors to negotiate with the management of financially troubled issuers of securities held by that Portfolio. Such participation may subject a Portfolio to expenses such as legal fees and may make that Portfolio an "insider" of the issuer for purposes of the federal securities laws, and therefore may restrict that Portfolio's ability to trade in or acquire additional positions in a particular security or other securities of the issuer when it might otherwise desire to do so. Participation by a Portfolio on such committees also may expose that Portfolio to potential liabilities under the federal bankruptcy laws or other laws governing the rights of creditors and debtors. A Portfolio would participate on such committees only when Janus Capital believes that such participation is necessary or desirable to enforce that Portfolio's rights as a creditor or to protect the value of securities held by that Portfolio.

Portfolio Turnover


   Portfolio turnover rates for the fiscal periods ended December 31, 2006 and December 31, 2005 are presented in the table below. As a reference point, a portfolio turnover rate of 100% would mean that a Portfolio had sold and purchased securities valued at 100% of its net assets within a one-year period. Variations in portfolio turnover rates shown may be due to market conditions, changes in the size of a Portfolio, the nature of a Portfolio's investments, and the investment style and/or outlook of the portfolio managers. Higher levels of portfolio turnover may result in higher costs for brokerage commissions, dealer mark-ups, and other transaction costs. Higher costs associated with increased portfolio turnover may offset gains in Portfolio performance.



                                Portfolio Turnover for       Portfolio Turnover for
                                the fiscal year ended        the fiscal year ended
Portfolio Name                    December 31, 2006            December 31, 2005
-----------------------------------------------------------------------------------
GROWTH & CORE
  Large Cap Growth Portfolio              54%                          87%
  Forty Portfolio                         44%                          42%
  Mid Cap Growth Portfolio                41%                          32%
  Growth and Income Portfolio             58%                          37%
  Fundamental Equity Portfolio            51%                          62%
  Balanced Portfolio                      52%                          52%
VALUE
  Mid Cap Value Portfolio                 89%                          74%
INTERNATIONAL & GLOBAL
  Worldwide Growth Portfolio              46%                          41%
  International Growth
    Portfolio                             60%                          57%
SPECIALTY EQUITY
  Global Technology Portfolio             89%                          42%
  Global Life Sciences
    Portfolio                             80%                          89%
BOND
  Flexible Bond Portfolio                163%                         171%


PORTFOLIO HOLDINGS DISCLOSURE POLICIES AND PROCEDURES

   The Mutual Fund Holdings Disclosure Policies and Procedures adopted by Janus Capital and the Portfolios, including all funds managed within the Janus fund complex, are designed to be in the best interests of the Portfolios and to protect the confidentiality of the Portfolios' holdings. The following describes those policies and procedures.


   The non-money market portfolios' portfolio holdings (excluding cash investments, derivatives, short positions, and other investment positions), consisting of at least the names of the holdings, are generally available monthly, with a 30-day lag, on www.janus.com/info. They are posted to the website within approximately two business days after month-end. Portfolio holdings of portfolios subadvised by INTECH are generally available on a calendar quarter-end basis with a 60-day lag. The money market portfolio's portfolio holdings are generally available monthly, with no lag, on www.janus.com/info. They are posted to the website within approximately six business days after month-end. All of the portfolios' holdings remain available at least until a Form N-CSR or Form N-Q is filed with the SEC for the period that includes the date as of which the website information is current. The top ten portfolio holdings for each portfolio (except that certain portfolios publish the top five portfolio holdings) are published monthly with a 30-day lag, and quarterly with a 15-day lag, on www.janus.com/info approximately two business days after the end of the applicable period. Security breakdowns (e.g., industry, sector, regional, market capitalization, and asset allocation) for certain portfolios are published monthly with a 30-day lag, and quarterly with a 15-day lag, on www.janus.com/info.


   Specific portfolio level performance attribution information and statistics for all portfolios shall be available upon request to any person quarterly with a 15-day lag, and monthly with a 30-day lag, following the posting of the portfolios' portfolio holdings on www.janus.com/info. Janus Capital may exclude from publication all or any portion of portfolio holdings or change the time periods of disclosure as deemed necessary to protect the interests of the portfolios.


   The portfolios' Trustees, officers, and primary service providers, including investment advisers, distributors, administrators, transfer agents, custodians, and their respective personnel, may receive or have access to nonpublic portfolio holdings information. In addition, third parties, including but not limited to those that provide services to the Janus funds, Janus Capital, and its affiliates, such as trade execution measurement systems providers, independent pricing services, proxy voting service providers, the portfolios' insurers, computer systems service providers, lenders, counsel, accountants/auditors, and rating and ranking organizations may also receive or have access to nonpublic portfolio holdings information. Other recipients of nonpublic portfolio holdings information may include, but may not be limited to, third parties such as consultants, data aggregators, and asset allocation services which calculate information derived from holdings for use by Janus Capital, and which supply their analyses (but not the holdings themselves) to their clients. Such parties, either by agreement or by virtue of their duties, are required to maintain confidentiality with respect to such nonpublic portfolio holdings.

   Nonpublic portfolio holdings information may be disclosed to certain third parties upon a good faith determination made by Janus Capital's Chief Compliance Officer or senior management team that a portfolio has a legitimate business purpose for such disclosure and the recipient agrees to maintain confidentiality. Preapproval by the Chief Compliance Officer or senior management team is not required for certain routine service providers and in response to regulatory, administrative, and judicial requirements. The Chief Compliance Officer reports to the Janus portfolios' Trustees regarding material compliance matters with respect to the portfolio holdings disclosure policies and procedures.

   As of the date of this SAI, the following non-affiliated third parties, which consist of service providers and consultants as described above, receive or may have access to nonpublic portfolio holdings information, which may include the full holdings of a Portfolio. Certain of the arrangements below reflect relationships of an affiliated subadviser, INTECH, and its products.


    NAME                                                          FREQUENCY            LAG TIME
    ----                                                          ---------            --------
    Brockhouse & Cooper Inc.                                      Quarterly            Current
    Callan Associates Inc.                                        As needed            Current
    Cambridge Associates LLC                                      Quarterly            Current
    Charles River Systems, Inc.                                   As needed            Current
    Charles Schwab & Co., Inc.                                    As needed            Current
    Citibank, N.A.                                                Daily                Current
    CMS BondEdge                                                  As needed            Current
    Deloitte & Touche LLP                                         As needed            Current
    Deloitte Tax LLP                                              As needed            Current
    Eagle Investment Systems Corp.                                As needed            Current
    Eaton Vance Management                                        As needed            Current
    Ernst & Young LLP                                             As needed            Current

    NAME                                                          FREQUENCY            LAG TIME
    ----                                                          ---------            --------
    FactSet Research Systems, Inc.                                As needed            Current
    Financial Models Company, Inc.                                As needed            Current
    FT Interactive Data Corporation                               Daily                Current
    Institutional Shareholder Services, Inc.                      Daily                Current
    International Data Corporation                                Daily                Current
    Investment Technology Group, Inc.                             Daily                Current
    Jeffrey Slocum & Associates, Inc.                             As needed            Current
    Lehman Brothers Inc.                                          Daily                Current
    Marco Consulting Group, Inc.                                  Monthly              Current
    Marquette Associates                                          As needed            Current
    Markit Loans, Inc.                                            Daily                Current
    Mercer Investment Consulting, Inc.                            Quarterly            Current
    Moody's Investors Service Inc.                                Weekly               7 days or more
    New England Pension Consultants                               Monthly              Current
    PricewaterhouseCoopers LLP                                    As needed            Current
    Reuters America Inc.                                          Daily                Current
    Rocaton Investment Advisors, LLC                              As needed            Current
    Rogerscasey, Inc.                                             Quarterly            Current
    Russell/Mellon Analytical Services, LLC                       Monthly              Current
    Sapient Corporation                                           As needed            Current
    SEI Investments                                               As needed            Current
    Simcorp USA, Inc.                                             As needed            Current
    Standard & Poor's                                             Daily                Current
    Standard & Poor's Financial Services                          Weekly               2 days or more
    Standard & Poor's Securities Evaluation                       Daily                Current
    State Street Bank and Trust Company                           Daily                Current
    Summit Strategies Group                                       Monthly; Quarterly   Current
    The Yield Book Inc.                                           Daily                Current
    UBS Securities LLC                                            As needed            Current
    Wachovia Securities LLC                                       As needed            Current
    Wall Street On Demand, Inc.                                   Monthly; Quarterly   30 days; 15 days
    Wilshire Associates Incorporated                              As needed            Current
    Yanni Partners, Inc.                                          Quarterly            Current
    Zephyr Associates, Inc.                                       Quarterly            Current


   In addition to the categories of persons and names of persons described above who may receive nonpublic portfolio holdings information, brokers executing portfolio trades on behalf of the portfolios may receive nonpublic portfolio holdings information.

   Janus Capital manages other accounts such as separate accounts, private accounts, unregistered products, and portfolios sponsored by companies other than Janus Capital. These other accounts may be managed in a similar fashion to certain Janus funds and thus may have similar portfolio holdings. Such accounts may be subject to different portfolio holdings disclosure policies that permit public disclosure of portfolio holdings information in different forms and at different times than the Portfolios' portfolio holdings disclosure policies. Additionally, clients of such accounts have access to their portfolio holdings, and may not be subject to the Portfolios' portfolio holdings disclosure policies.

INVESTMENT ADVISER AND SUBADVISER
--------------------------------------------------------------------------------

INVESTMENT ADVISER - JANUS CAPITAL MANAGEMENT LLC

   As stated in the Prospectus, each Portfolio has an Investment Advisory Agreement with Janus Capital Management LLC, 151 Detroit Street, Denver, Colorado 80206-4805. Janus Capital is a direct subsidiary of Janus Capital Group Inc. ("JCGI"), a publicly traded company with principal operations in financial asset management businesses. JCGI owns approximately 95% of Janus Capital, with the remaining 5% held by Janus Management Holdings Corporation.

   Each Advisory Agreement provides that Janus Capital will furnish continuous advice and recommendations concerning the Portfolios' investments, provide office space for the Portfolios, and pay the salaries, fees, and expenses of all Portfolio officers and of those Trustees who are considered to be interested persons of Janus Capital. Janus Capital is also authorized to perform the management and administrative services necessary for the operation of the Portfolios. As discussed below, Janus Capital has delegated certain of these duties for Mid Cap Value Portfolio to Perkins pursuant to a subadvisory agreement ("Sub-Advisory Agreement") between Janus Capital and Perkins.

   Janus Capital and its affiliates also may make payments out of their own assets to selected broker-dealer firms or institutions that are or are expected to be instrumental in the acquisition or retention of contract owners or plan participants for the Portfolios or other Janus funds or that perform recordkeeping or other services with respect to shareholder accounts. The amount of these payments is determined from time to time by Janus Capital, may be substantial, and may differ for different financial intermediaries. Eligibility requirements for such payments to institutional intermediaries are determined by Janus Capital and/or its affiliates.

   In addition, from their own assets, Janus Capital, Janus Distributors LLC ("Janus Distributors"), or their affiliates may pay brokerage firms, banks, financial advisers, retirement plan service providers, and other financial intermediaries fees for providing recordkeeping, subaccounting, transaction processing, and other shareholder or administrative services in connection with investments in the Janus funds. These fees are in addition to any fees that may be paid by the Janus funds for these types of or other services. You may wish to consider whether such arrangements exist when evaluating any recommendations to purchase or sell shares of the Portfolios.

   Janus Capital or its affiliates may also share certain marketing expenses with, or pay for or sponsor informational meetings, seminars, client awareness events, support for marketing materials, or business building programs for such intermediaries to raise awareness of the Portfolios.

   The Portfolios pay custodian fees and expenses, brokerage commissions and dealer spreads, and other expenses in connection with the execution of portfolio transactions, legal and accounting expenses, interest and taxes, a portion of trade or other investment company dues and expenses, registration fees, expenses of shareholders' meetings and reports to shareholders, fees and expenses of Portfolio Trustees who are not interested persons of Janus Capital, other costs of complying with applicable laws regulating the sale of Portfolio shares, and compensation to the Portfolios' transfer agent. Pursuant to the Advisory Agreements, Janus Capital furnishes certain other services, including NAV determination, portfolio accounting, and recordkeeping, for which the Portfolios may reimburse Janus Capital for its costs.

   The Portfolios pay a monthly investment advisory fee to Janus Capital for its services. The fee is based on the average daily net assets of each Portfolio and is calculated at the annual rate as shown below for each Portfolio.

   The following table reflects the Portfolios' contractual investment advisory fee rates during the most recent fiscal year.

                                                                                 Contractual
                                                      Average Daily              Investment
                                                        Net Assets            Advisory Fees (%)
Portfolio Name                                         of Portfolio             (annual rate)
------------------------------------------------------------------------------------------------
GROWTH & CORE
  Large Cap Growth Portfolio                        All Asset Levels                0.64
  Forty Portfolio                                   All Asset Levels                0.64
  Mid Cap Growth Portfolio                          All Asset Levels                0.64
  Growth and Income Portfolio                       All Asset Levels                0.62
  Fundamental Equity Portfolio                      All Asset Levels                0.60
  Balanced Portfolio                                All Asset Levels                0.55
VALUE
  Mid Cap Value Portfolio(1)                        All Asset Levels                0.64
INTERNATIONAL & GLOBAL
  Worldwide Growth Portfolio                        All Asset Levels                0.60(2)
  International Growth Portfolio                    All Asset Levels                0.64
SPECIALTY EQUITY
  Global Technology Portfolio                       All Asset Levels                0.64
  Global Life Sciences Portfolio                    All Asset Levels                0.64
BOND
  Flexible Bond Portfolio                           First $300 Million              0.55
                                                    Over $300 million               0.45

(1) 50% of the investment advisory fee (less any fee waivers or expense reimbursements) is payable directly by the Portfolio to Perkins, the Portfolio's subadviser.
(2) The investment advisory agreement for the Portfolio with Janus Capital provides for the payment by the Portfolio of a base management fee at the annual rate of 0.60% of the average daily net assets of the Portfolio ("Base Fee"), subject to a performance fee adjustment which commenced February 1, 2007, as described in the Prospectus. The performance fee adjustment is based on the total return performance of the Portfolio ("Portfolio Performance") as compared to the performance of the Portfolio's benchmark index, the Morgan Stanley Capital International World Index(SM) ("Benchmark Performance").

    For the period from July 1, 2006 through January 31, 2007 ("Waiver Period"), Janus Capital waived a portion of the Base Fee, at the annual rate of up to 0.15% of average daily net assets, under certain conditions. This waiver was applied for any calendar month in the Waiver Period if Portfolio Performance for the period from February 1, 2006 through the end of the preceding calendar month, calculated as though there had been no waiver of the Base Fee, was less than performance of the Portfolio's primary benchmark index for that period, as follows:

PERCENT BY WHICH PORTFOLIO PERFORMANCE IS LESS THAN BENCHMARK PERFORMANCE   ANNUAL RATE OF WAIVER AS PERCENT OF AVERAGE NET ASSETS*
-------------------------------------------------------------------------   -------------------------------------------------------
                                   0.0                                                              0.0
                                  -0.5                                                              0.0125
                                  -1.0                                                              0.0250
                                  -1.5                                                              0.0375
                                  -2.0                                                              0.0500
                                  -2.5                                                              0.0625
                                  -3.0                                                              0.0750
                                  -3.5                                                              0.0875
                                  -4.0                                                              0.1000
                                  -4.5                                                              0.1125
                                  -5.0                                                              0.1250
                                  -5.5                                                              0.1375
                                  -6.0                                                              0.1500

   ------------------

   * The waiver was calculated in increments of 0.0125% for every full 0.5% of Portfolio Performance below Benchmark Performance, with a maximum waiver of 0.15%.

   For example, the first waiver was calculated based on Portfolio Performance compared to Benchmark Performance for the period from February 1, 2006 to June 30, 2006. If Portfolio Performance was less than Benchmark Performance by 0.5% or more, a waiver was applied to reduce management fees paid by the Portfolio during the month of July 2006. A similar calculation was repeated monthly, with each successive monthly calculation based on a period that included the most recently completed month, until the last waiver, if any, was calculated for the period from February 1, 2006 through December 31, 2006 and applied during January 2007. The Waiver Period terminated January 31, 2007. Because any fee waiver will have a positive effect upon the Portfolio's performance, fee waivers during the Waiver Period may effect the performance fee adjustment that commenced February 1, 2007, in a way that is favorable to Janus Capital. It is possible that the cumulative dollar amount of additional compensation ultimately payable to Janus Capital after February 1, 2007, under some circumstances, may exceed the cumulative dollar amount of management fees waived by Janus Capital during the Waiver Period.

   During the Waiver Period, even if Portfolio Performance exceeded Benchmark Performance, the management fee did not exceed the Base Fee, and Janus Capital may not recover any management fees previously waived. However, effective for periods after January 31, 2007, the performance adjustment to the investment advisory fee takes effect.

   PERFORMANCE-BASED INVESTMENT ADVISORY FEE


   APPLIES TO MID CAP VALUE PORTFOLIO AND WORLDWIDE GROWTH PORTFOLIO ONLY



   Effective February 1, 2006 for Mid Cap Value Portfolio and Worldwide Growth Portfolio, each Portfolio implemented an investment advisory fee rate that adjusts up or down based upon each Portfolio's performance relative to its respective benchmark index. Any performance adjustment commenced February 2007 for Mid Cap Value Portfolio and Worldwide Growth Portfolio. Until that time, only the contractual rate shown in the table on the previous page applied.



   Under the performance-based fee structure, the investment advisory fee paid to Janus Capital by each Portfolio consists of two components: (1) a base fee calculated by applying the contractual fixed-rate of the advisory fee to the Portfolio's average daily net assets during the previous month ("Base Fee"), plus or minus (2) a performance-fee adjustment ("Performance Adjustment") calculated by applying a variable rate of up to 0.15% (positive or negative) to the Portfolio's average daily net assets during the applicable performance measurement period. The performance measurement period generally is the previous 36 months, although no Performance Adjustment will be made until the performance-based fee structure has been in effect for at least 12 months and, accordingly, only the Portfolio's Base Fee rate applies for the initial 12 months. When the performance-based fee structure has been in effect for at least 12 months, but less than 36 months, the performance measurement period will be equal to the time that has elapsed since the performance-based fee structure took effect (which was February 1, 2006, as noted above). The Base Fee is calculated and accrued daily. The Performance Adjustment is calculated monthly in arrears and is accrued evenly each day throughout the month. As is currently the case, the investment advisory fee is paid monthly in arrears.


   For each Portfolio, the fixed rate used in computing the Base Fee is the same as that used in computing the fee paid to Janus Capital by the Portfolio under its Investment Advisory Agreement effective during the most recent fiscal year. The Performance Adjustment may result in an increase or decrease in the investment advisory fee paid by a Portfolio, depending upon the investment performance of the Portfolio relative to its benchmark index over the performance measurement period. No Performance Adjustment is applied unless the difference between the Portfolio's investment performance and the investment record of the Portfolio's benchmark index is 0.50% or greater (positive or negative) during the applicable performance measurement period. Because the Performance Adjustment is tied to a Portfolio's performance relative to its benchmark index (and not its absolute performance), the Performance Adjustment could increase Janus Capital's fee even if the Portfolio's shares lose value during the performance measurement period and could decrease Janus Capital's fee even if the Portfolio's shares increase in value during the performance measurement period. For purposes of computing the Base Fee and the Performance Adjustment, net assets are averaged over different periods (average daily net assets during the previous month for the Base Fee versus average daily net assets during the performance measurement period for the Performance Adjustment). Performance of a Portfolio is calculated net of expenses, whereas a Portfolio's benchmark index does not have any fees or expenses. Reinvestment of dividends and distributions are included in calculating both the performance of a Portfolio and the Portfolio's benchmark index.

   The investment performance of a Portfolio's Service Shares ("Service Shares") is used for purposes of calculating the Portfolio's Performance Adjustment. After Janus Capital determines whether a particular Portfolio's performance was above or below its benchmark index by comparing the investment performance of the Portfolio's Service Shares against the investment record of that Portfolio's benchmark index, Janus Capital will apply the same Performance Adjustment (positive or negative) across each other class of shares of the Portfolio.

   The Trustees may determine that a class of shares of a Portfolio other than Service Shares is the most appropriate for use in calculating the Performance Adjustment. If a different class of shares is substituted in calculating the Performance Adjustment, the use of that successor class of shares may apply to the entire performance measurement period so long as the successor class was outstanding at the beginning of such period. If the successor class of shares was not outstanding for all or a portion of the performance measurement period, it may only be used in calculating that portion of the Performance Adjustment attributable to the period during which the successor class was outstanding, and any prior portion of the performance measurement period would be calculated using the class of shares previously designated. Any change to the class of shares used to calculate the Performance Adjustment is subject to applicable law. It is currently the position of the staff of the SEC (the "Staff") that any changes to a class of shares selected for purposes of calculating the Performance Adjustment will require shareholder approval. If there is a change in the Staff's position, the Trustees intend to notify shareholders of such change in position at such time as the Trustees may determine that a change in such selected class is appropriate.

   The Trustees may from time to time determine that another securities index for a Portfolio is a more appropriate benchmark index for purposes of evaluating the performance of that Portfolio. In that event, the Trustees may approve the substitution of a successor index for the Portfolio's benchmark index. However, the calculation of the Performance Adjustment for any portion of the performance measurement period prior to the adoption of the successor index will still be based upon the Portfolio's performance compared to its former benchmark index. Any change to a particular Portfolio's benchmark index for purposes of calculating the Performance Adjustment is subject to applicable law. It is currently the position of the Staff that any changes to a Portfolio's benchmark index will require shareholder approval. If there is a change in the Staff's position, the Trustees intend to notify shareholders of such change in position at such time as the Trustees may determine that a change in a Portfolio's benchmark index is appropriate.

   It is not possible to predict the effect of the Performance Adjustment on future overall compensation to Janus Capital since it will depend on the performance of each Portfolio relative to the record of the Portfolio's benchmark index and future changes to the size of each Portfolio.

   If the average daily net assets of a Portfolio remain constant during a 36-month performance measurement period, current net assets will be the same as average net assets over the performance measurement period and the maximum Performance Adjustment will be equivalent to 0.15% of current net assets. When current net assets vary from net assets over the 36-month performance measurement period, the Performance Adjustment, as a percentage of current assets, may vary significantly, including at a rate more or less than 0.15%, depending upon whether the net assets of the Portfolio had been increasing or decreasing (and the amount of such increase or decrease) during the performance measurement period. Note that if net assets for a Portfolio were increasing during the performance measurement period, the total performance fee paid, measured in dollars, would be more than if that Portfolio had not increased its net assets during the performance measurement period.

   Suppose, for example, that the Performance Adjustment was being computed after the assets of a Portfolio had been shrinking. Assume its monthly Base Fee was 1/12(th) of 0.60% of average daily net assets during the previous month. Assume also that average daily net assets during the 36 month performance measurement period were $500 million, but that average daily net assets during the preceding month were just $200 million.

   The Base Fee would be computed as follows:

   $200 million x 0.60% / 12 = $100,000

   If the Portfolio outperformed or underperformed its benchmark index by an amount which triggered the maximum Performance Adjustment, the Performance Adjustment would be computed as follows:

   $500 million x 0.15% / 12 = $62,500, which is approximately 1/12(th) of 0.375% of $200 million.

   If the Portfolio had outperformed its benchmark index, the total advisory fee rate for that month would be $162,500, which is approximately 1/12(th) of 0.975% of $200 million.

   If the Portfolio had underperformed its benchmark index, the total advisory fee rate for that month would be $37,500, which is approximately 1/12(th) of 0.225% of $200 million.

   Therefore, the total advisory fee rate for that month, as a percentage of average net assets during the preceding month, would be approximately 1/12(th) of 0.975% in the case of outperformance, or approximately 1/12(th) of 0.225% in the case of underperformance. Under extreme circumstances, involving underperformance by a rapidly shrinking Portfolio, the dollar amount of the Performance Adjustment could be more than the dollar amount of the Base Fee. In such circumstances, Janus Capital would reimburse the applicable Portfolio.

   By contrast, the Performance Adjustment would be a smaller percentage of current assets if the net assets of the Portfolio were increasing during the performance measurement period. Suppose, for example, that the Performance Adjustment was being computed after the assets of a Portfolio had been growing. Assume its average daily net assets during the 36-month performance measurement period were $500 million, but that average daily net assets during the preceding month were $800 million.

   The Base Fee would be computed as follows:

   $800 million x 0.60% / 12 = $400,000

   If the Portfolio outperformed or underperformed its benchmark index by an amount which triggered the maximum Performance Adjustment, the Performance Adjustment would be computed as follows:

   $500 million x 0.15% / 12 = $62,500, which is approximately 1/12(th) of 0.094% of $800 million.

   If the Portfolio had outperformed its benchmark index, the total advisory fee rate for that month would be $462,500, which is approximately 1/12(th) of 0.694% of $800 million.

   If the Portfolio had underperformed its benchmark index, the total advisory fee rate for that month would be $337,500, which is approximately 1/12(th) of 0.506% of $800 million.

   Therefore, the total advisory fee rate for that month, as a percentage of average net assets during the preceding month, would be approximately 1/12(th) of 0.694% in the case of outperformance, or approximately 1/12(th) of 0.506% in the case of underperformance.

   The Base Fee for each Portfolio (which is the same as the annual investment advisory fee rate paid by the Portfolio during the most recent fiscal year) and the Portfolio's benchmark index used for purposes of calculating the Performance Adjustment are shown in the following table:

                                                                                                     Base Fee (%)
    Portfolio Name                                                Benchmark Index                    (annual rate)
    ----------------------------------------------------------------------------------------------------------------
    Mid Cap Value Portfolio                                       Russell Midcap(R) Value              0.64(2)
                                                                  Index(1)
    Worldwide Growth Portfolio                                    MSCI World Index(SM)(3)              0.60

   (1) The Russell Midcap(R) Value Index measures the performance of those Russell Midcap(R) companies with lower price-to-book ratios and lower forecasted growth rates.
   (2) This amount is reduced by the amount payable by Mid Cap Value Portfolio to Perkins, the subadviser to Mid Cap Value Portfolio, pursuant to a Sub-Advisory Agreement between Janus Capital and Perkins. Under this Sub-Advisory Agreement, Mid Cap Value Portfolio pays Perkins a fee equal to 50% of the advisory fee otherwise payable by the Portfolio to Janus Capital (net of any reimbursements of expenses incurred or fees waived by Janus Capital). For the fiscal year ended December 31, 2006, Mid Cap Value Portfolio paid Perkins a subadvisory fee at the annual rate of 0.32% of the Portfolio's average daily net assets.
   (3) The MSCI World Index(SM) is a market capitalization weighted index composed of companies representative of the market structure of developed market countries in North America, Europe, and the Asia/Pacific Region. The index includes reinvestment of dividends, net of foreign withholding taxes.

   The following hypothetical examples illustrate the application of the Performance Adjustment for each Portfolio. The examples assume that the average daily net assets of the Portfolio remain constant during a 36-month performance measurement period. The Performance Adjustment would be a smaller percentage of current assets if the net assets of the Portfolio were increasing during the performance measurement period, and a greater percentage of current assets if the net assets of the Portfolio were decreasing during the performance measurement period. All numbers in the examples are rounded to the nearest hundredth percent. The net assets of each Portfolio as of the fiscal year ended December 31, 2006 is shown below:


    Portfolio                                                     Net Assets (000s)
    -------------------------------------------------------------------------------
    Mid Cap Value Portfolio                                          $   80,444
    Worldwide Growth Portfolio                                        1,418,118


   EXAMPLES: MID CAP VALUE PORTFOLIO

   The monthly maximum positive or negative Performance Adjustment of 1/12th of 0.15% of average net assets during the prior 36 months occurs if the Portfolio outperforms or underperforms its benchmark index by 4.00% over the same period. The Performance Adjustment is made in even increments for every 0.50% difference in the investment performance of the Portfolio's Service Shares compared to the investment record of the Russell Midcap(R) Value Index.

   Example 1: Portfolio Outperforms Its Benchmark By 4%

   If the Portfolio has outperformed the Russell Midcap(R) Value Index by 4% during the preceding 36 months, the Portfolio would calculate the investment advisory fee as follows:

                                                                                                Total Advisory Fee Rate
    Base Fee Rate                                                 Performance Adjustment Rate       For That Month
    -------------------------------------------------------------------------------------------------------------------
    1/12th of 0.64%                                                    1/12th of 0.15%            1/12th of 0.79%

   Example 2: Portfolio Performance Tracks Its Benchmark

   If the Portfolio performance has tracked the performance of the Russell Midcap(R) Value Index during the preceding 36 months, the Portfolio would calculate the investment advisory fee as follows:

                                                                                                Total Advisory Fee Rate
    Base Fee Rate                                                 Performance Adjustment Rate       For That Month
    -------------------------------------------------------------------------------------------------------------------
    1/12th of 0.64%                                                         0.00                  1/12th of 0.64%

   Example 3: Portfolio Underperforms Its Benchmark By 4%

   If the Portfolio has underperformed the Russell Midcap(R) Value Index by 4% during the preceding 36 months, the Portfolio would calculate the investment advisory fee as follows:

                                                                                                Total Advisory Fee Rate
    Base Fee Rate                                                 Performance Adjustment Rate       For That Month
    -------------------------------------------------------------------------------------------------------------------
    1/12th of 0.64%                                                   1/12th of -0.15%            1/12th of 0.49%

   Under the terms of the current Sub-Advisory Agreement between Janus Capital, on behalf of Mid Cap Value Portfolio, and Perkins, Mid Cap Value Portfolio pays Perkins a fee equal to 50% of the advisory fee otherwise paid to Janus Capital by the Portfolio (and Janus Capital's fee is thereby reduced by 50% to account for the fee paid directly to Perkins). This means that the subadvisory fee rate for fees paid by the Portfolio to Perkins will adjust upward or downward in line with the advisory fee rate for fees paid by the Portfolio to Janus Capital based on Mid Cap Value Portfolio Service Shares' performance relative to the Russell Midcap(R) Value Index.

   EXAMPLES: WORLDWIDE GROWTH PORTFOLIO

   The monthly maximum positive or negative Performance Adjustment of 1/12th of 0.15% of average net assets during the prior 36 months occurs if the Portfolio outperforms or underperforms its benchmark index by 6.00% over the same period. The Performance Adjustment is made in even increments for every 0.50% difference in the investment performance of the Portfolio's Service Shares compared to the investment record of the MSCI World Index(SM).

   Example 1: Portfolio Outperforms Its Benchmark By 6%

   If the Portfolio has outperformed the MSCI World Index(SM) by 6% during the preceding 36 months, the Portfolio would calculate the investment advisory fee as follows:

                                                                                                Total Advisory Fee Rate
    Base Fee Rate                                                 Performance Adjustment Rate       For That Month
    -------------------------------------------------------------------------------------------------------------------
    1/12th of 0.60%                                                    1/12th of 0.15%            1/12th of 0.75%

   Example 2: Portfolio Performance Tracks Its Benchmark

   If the Portfolio has tracked the performance of the MSCI World Index(SM) during the preceding 36 months, the Portfolio would calculate the investment advisory fee as follows:

                                                                                                Total Advisory Fee Rate
    Base Fee Rate                                                 Performance Adjustment Rate       For That Month
    -------------------------------------------------------------------------------------------------------------------
    1/12th of 0.60%                                                         0.00                  1/12th of 0.60%

   Example 3: Portfolio Underperforms Its Benchmark By 6%

   If the Portfolio has underperformed the MSCI World Index(SM) by 6% during the preceding 36 months, the Portfolio would calculate the investment advisory fee as follows:

                                                                                                Total Advisory Fee Rate
    Base Fee Rate                                                 Performance Adjustment Rate       For That Month
    -------------------------------------------------------------------------------------------------------------------
    1/12th of 0.60%                                                   1/12th of -0.15%            1/12th of 0.45%

   FEE WAIVERS

   Janus Capital agreed by contract to waive the advisory fee payable by certain Portfolios in an amount equal to the amount, if any, that such Portfolio's normal operating expenses in any fiscal year, including the investment advisory fee, but excluding the distribution and shareholder servicing fee applicable to Service Shares and Service II Shares, the administrative services fee applicable to Service Shares, brokerage commissions, interest, taxes, and extraordinary expenses, exceed the annual rate shown below. For information about how these expense limits affect the total expenses of each class of the Portfolios, see the table in the "Fees and Expenses" section of each prospectus. Provided that Janus Capital remains investment adviser to the Portfolios, Janus Capital has agreed to continue such waivers until at least May 1, 2008. Mortality risk, expense risk, and other charges imposed by participating insurance companies are also excluded from the expense limitations noted.



                                 Expense Limit
Portfolio Name                   Percentage (%)
-----------------------------------------------
GROWTH & CORE
  Fundamental Equity Portfolio        1.20
VALUE
  Mid Cap Value Portfolio(1)          1.24(2)
SPECIALTY EQUITY
  Global Technology Portfolio         1.24(2)
  Global Life Sciences
    Portfolio                         1.24(2)
BOND
  Flexible Bond Portfolio             0.90(2)



(1) Effective February 1, 2007 Mid Cap Value Portfolio's investment advisory fee rate changed from a fixed rate to a rate that adjusts up or down based upon the Portfolio's performance relative to its benchmark index. Any adjustment to this fee rate commenced February 2007. Details discussing the change are included in the "Performance-Based Investment Advisory Fee" section of this SAI. Because a fee waiver will have a positive effect upon Mid Cap Value Portfolio's performance, a fee waiver that is in place during the period when the performance adjustment applies may effect the performance adjustment in a way that is favorable to Janus Capital. It is possible that the cumulative dollar amount of additional compensation ultimately payable to Janus Capital may, under some circumstances, exceed the cumulative dollar amount of management fees waived by Janus Capital. Unless terminated, revised, or extended, the Portfolio's expense limit will be in effect until May 1, 2008.


(2) The Portfolio's expenses without waivers are not expected to exceed the expense limit.



   The following table summarizes the advisory fees paid by the Portfolios and any advisory fee waivers for the last three fiscal years ended December 31. The information presented in the table below reflects the investment advisory fees in effect during each of the fiscal years shown.



                                                   2006                         2005                              2004
                                          -----------------------   ----------------------------        -------------------------
Portfolio Name                            Advisory Fees   Waivers    Advisory Fees       Waivers        Advisory Fees    Waivers
---------------------------------------------------------------------------------------------------------------------------------
GROWTH & CORE
  Large Cap Growth Portfolio               $ 5,389,025    $     0     $ 6,537,046        $     0         $10,672,316     $      0
  Forty Portfolio                          $ 5,845,493    $     0     $ 6,086,577        $     0         $ 5,927,286     $      0
  Mid Cap Growth Portfolio                 $ 4,981,465    $     0     $ 6,089,277        $     0         $11,556,335     $      0
  Growth and Income Portfolio              $   545,061    $     0     $   526,764        $     0         $   519,113     $      0
  Fundamental Equity Portfolio             $    91,529    $80,457     $    70,346        $27,709         $    64,573     $ 29,977
  Balanced Portfolio                       $11,368,824    $     0     $13,274,684        $     0         $20,917,204     $      0
VALUE
  Mid Cap Value Portfolio                  $   433,045    $     0     $   299,199        $     0         $   218,484     $      0
INTERNATIONAL & GLOBAL
  Worldwide Growth Portfolio               $ 8,797,213    $     0     $11,771,437        $     0         $21,735,917     $      0
  International Growth Portfolio           $10,897,991    $     0     $ 6,913,211        $     0         $ 6,954,622     $      0
SPECIALTY EQUITY
  Global Technology Portfolio              $ 1,035,736    $     0     $ 1,038,756        $     0         $ 1,238,553     $      0
  Global Life Sciences Portfolio           $   218,770    $     0     $   221,680        $     0         $   231,674     $      0
BOND
  Flexible Bond Portfolio                  $ 1,623,657    $     0     $ 1,898,436        $     0         $ 3,108,381     $      0





   Each Portfolio's Advisory Agreement continues in effect from year to year so long as such continuance is approved annually by a majority of the Portfolios' Trustees who are not parties to the Advisory Agreements or "interested persons" (as defined by the 1940 Act) of any such party (the "Independent Trustees"), and by either a majority of the outstanding voting shares of each Portfolio or the Trustees of the Portfolios. Each Advisory
   Agreement: (i) may be terminated without the payment of any penalty by a Portfolio or Janus Capital on 60 days' written notice; (ii) terminates automatically in the event of its assignment; and (iii) generally, may not be amended without the approval by vote of a majority of the Trustees of the affected Portfolio, including a majority of the Independent

   Trustees and, to the extent required by the 1940 Act, the vote of a majority of the outstanding voting securities of that Portfolio.


   A discussion regarding the basis for the Board of Trustees' approval of the Portfolios' Investment Advisory Agreements and Sub-Advisory Agreements (as applicable) is included in the Portfolios' semiannual and/or annual reports to shareholders. You can request the Portfolios' Annual Report or Semiannual Report (as they become available), free of charge, by contacting your plan sponsor, broker-dealer, or financial institution, or by contacting a Janus representative at 1-800-525-0020. The reports are also available, free of charge, on www.janus.com/info.

SUBADVISER

PERKINS, WOLF, MCDONNELL AND COMPANY, LLC

   Janus Capital has entered into a Sub-Advisory Agreement on behalf of Mid Cap Value Portfolio with Perkins, Wolf, McDonnell and Company, LLC ("Perkins"), 311 S. Wacker Drive, Suite 6000, Chicago, Illinois 60606.

   Perkins: (i) manages the investment operations of Mid Cap Value Portfolio;
   (ii) keeps Janus Capital fully informed as to the valuation of assets of the Portfolio, its condition, investment decisions and conditions; (iii) maintains all books and records required under federal securities law relating to day-to-day portfolio management of the Portfolio; (iv) performs certain limited related administrative functions; and (v) provides the Trustees and Janus Capital with economic, operational, and investment data and reports.

   Perkins and its predecessor have been in the investment advisory business since 1984. Perkins also serves as investment adviser or subadviser to separately managed accounts and other registered investment companies. Janus Capital has a 30% ownership stake in Perkins.

   Under the Sub-Advisory Agreement between Janus Capital and Perkins, investments will be acquired, held, disposed of or loaned, consistent with the investment objectives, policies and restrictions established by the Trustees and set forth in the Trust's registration statement. The Sub-Advisory Agreement provides that Perkins shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission taken with respect to the Portfolio, except for willful malfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under the Sub-Advisory Agreement and except to the extent otherwise provided by law.

   Under the Sub-Advisory Agreement, Mid Cap Value Portfolio pays Perkins a fee equal to 50% of the advisory fee Janus Capital receives from the Portfolio (calculated after any fee waivers and expense reimbursements). As a result of the reduction of the advisory fees paid by Mid Cap Value Portfolio to Janus Capital in connection with the Assurance of Discontinuance entered into with the New York Attorney General in August 2004, Janus Capital has agreed until January 31, 2007, to pay Perkins a fee equivalent to approximately one-half of the reduction with respect to the Portfolio.

   The Sub-Advisory Agreement with Perkins will continue in effect from year to year if such continuation is specifically approved at least annually by the Trustees or by vote of a majority of the outstanding shares of the Portfolio and in either case by vote of a majority of the Independent Trustees of the Portfolio. The Sub-Advisory Agreement is subject to termination without cause by Janus Capital or the Trust on 60 days' written notice, or material breach of Janus Capital's or Perkins' duties if that breach is not cured within a 20-day period after notice of breach, or if Perkins is unable to discharge its duties and obligations, and terminates automatically in the event of the assignment or termination of the Investment Advisory Agreement. Perkins may terminate the Sub-Advisory Agreement upon three years' notice.

   Janus Capital and Perkins have also entered into a Relationship Agreement, which sets forth a framework of mutual cooperation between the parties with respect to the developing, marketing, and servicing of products. Among other things, Janus Capital agrees that it will not terminate or recommend to the Trustees that they terminate the Sub-

   Advisory Agreement with Perkins, except for cause, as long as the Relationship Agreement is in effect. Among other things, Perkins agrees to provide Janus Capital with exclusive rights to certain value investment products and limit its ability to terminate the Sub-Advisory Agreement without cause. Accordingly, both Janus Capital and Perkins have financial incentives to maintain the relationship between the parties.

   PERFORMANCE-BASED SUB-ADVISORY FEE

   APPLIES TO MID CAP VALUE PORTFOLIO

   As a result of shareholder approval of Mid Cap Value Portfolio's amended investment advisory agreement between Janus Capital and the Trust, on behalf of the Portfolio, effective February 1, 2006, the subadvisory fee paid to Perkins changed from a fixed-rate fee to a fee that adjusts up or down based upon the performance of the Portfolio's Service Shares relative to the Russell Midcap(R) Value Index, the Portfolio's benchmark index. In accordance with the Sub-Advisory Agreement, Perkins receives a fee from the Portfolio equal to 50% of the advisory fee payable to Janus Capital from the Portfolio before reduction of the Janus fee by the amount of the fee payable to Perkins (net of any reimbursement of expenses incurred or fees waived by Janus Capital).



   For the fiscal year ended December 31, 2006, Mid Cap Value Portfolio paid subadvisory fees to Perkins of $216,522.



ADDITIONAL INFORMATION ABOUT JANUS CAPITAL AND THE SUBADVISER



   Janus Capital acts as subadviser for a number of private-label mutual funds and provides separate account advisory services for institutional accounts. Janus Capital may also manage its own proprietary accounts. Investment decisions for each account managed by Janus Capital, including the Portfolios, are made independently from those for any other account that is or may in the future become managed by Janus Capital or its affiliates. If, however, a number of accounts managed by Janus Capital are contemporaneously engaged in the purchase or sale of the same security, the orders may be aggregated and/or the transactions may be averaged as to price and allocated to each account in accordance with allocation procedures adopted by Janus Capital. Partial fills for the accounts of two or more portfolio managers will be allocated pro rata under procedures adopted by Janus Capital. Circumstances may arise under which Janus Capital may determine that, although it may be desirable and/or suitable that a particular security or other investment be purchased or sold for more than one account, there exists a limited supply or demand for the security or other investment. Janus Capital seeks to allocate the opportunity to purchase or sell that security or other investment among accounts on an equitable basis by taking into consideration factors including, but not limited to, size of the portfolio, concentration of holdings, investment objectives and guidelines, purchase costs, and cash availability. Janus Capital, however, cannot assure equality of allocations among all its accounts, nor can it assure that the opportunity to purchase or sell a security or other investment will be proportionally allocated among accounts according to any particular or predetermined standards or criteria. In some cases, these allocation procedures may adversely affect the price paid or received by an account or the size of the position obtained or liquidated for an account. In others, however, the accounts' ability to participate in volume transactions may produce better executions and prices for the accounts.



   With respect to allocations of initial public offerings ("IPOs"), under IPO allocation procedures adopted by Janus Capital and Perkins, accounts will participate in an IPO if the portfolio managers believe the IPO is an appropriate investment based on the account's investment restrictions, risk profile, asset composition, and/or cash levels. These IPO allocation procedures require that each account be assigned to a pre-defined group ("IPO Group"), based on objective criteria set forth in the procedures. Generally, an account may not participate in an IPO unless it is assigned to an IPO Group that correlates with the pre-offering market capitalization ("IPO Classification") of the company. All shares purchased will be allocated on a pro rata basis to all participating accounts within the portfolio managers account group among all participating portfolio managers. Any account(s) participating in an IPO which has been classified (small-, mid-, or large-cap based on the pre-offering market capitalization) outside of the account's assigned IPO Group (small-, mid-, or large-cap) will continue to have the portfolio managers' original indication/target filled in the after market unless instructed by the portfolio managers to do otherwise. The portfolio managers intend to build a long-term position in the company and purchase securities in both the initial offering and in the immediate aftermarket. If there is no immediate aftermarket activity, all shares purchased will be allocated pro rata to the participating accounts, subject to a de minimis exception standard. These IPO allocation procedures may result in certain accounts, particularly larger accounts, receiving fewer IPOs than other accounts, which may impact performance.


   Janus Capital is permitted to adjust its allocation procedures to eliminate fractional shares or odd lots, and has the discretion to deviate from its allocation procedures in certain circumstances. For example, additional securities may be allocated to the portfolio managers who are instrumental in originating or developing an investment opportunity or to comply with the portfolio managers' request to ensure that their accounts receive sufficient securities to satisfy specialized investment objectives.


   Janus Capital manages long and short portfolios. The simultaneous management of long and short portfolios creates potential conflicts of interest in fund management, and creates potential risks such as the risk that short sale activity could adversely affect the market value of long positions in one or more funds (and vice versa), the risk arising from the sequential orders in long and short positions, and the risks associated with the trade desk receiving opposing orders in the same security at the same time. Janus Capital has adopted procedures that it believes are reasonably designed to mitigate these potential conflicts and risks, including, among other things, trade allocation procedures.

   The officers and Trustees of the funds may also serve as officers and Trustees of the Janus Smart Portfolios. Conflicts may arise as the officers and Trustees seek to fulfill their fiduciary responsibilities to both the Janus Smart Portfolios and the funds. The Trustees intend to address any such conflicts as deemed appropriate.

   Perkins, the subadviser for Mid Cap Value Portfolio, may buy and sell securities, or engage in other investments, on behalf of multiple clients, including Mid Cap Value Portfolio. Perkins seeks to allocate trades among its clients on an equitable basis, taking into consideration such factors as the size of the client's portfolio, concentration of holdings, investment objectives and guidelines, purchase costs, and cash availability.

   Pursuant to an exemptive order granted by the SEC, the Portfolios and other portfolios advised by Janus Capital or its affiliates may also transfer daily uninvested cash balances into one or more joint trading accounts. Assets in the joint trading accounts are invested in money market instruments and the proceeds are allocated to the participating portfolios on a pro rata basis.


   Each account managed by Janus Capital or Perkins has its own investment objective and policies and is managed accordingly by the respective portfolio managers. As a result, from time to time, two or more different managed accounts may pursue divergent investment strategies with respect to investments or categories of investments.


   Janus Capital and Janus Distributors currently have in place Ethics Rules, which are comprised of the Personal Trading Code of Ethics, Gift Policy, Portfolio Holdings Disclosure Policy, and Outside Employment Policy. The Ethics Rules are designed to ensure Janus Capital and Janus Distributors personnel: (i) observe applicable legal (including compliance with applicable federal securities laws) and ethical standards in the performance of their duties; (ii) at all times place the interests of the Portfolio shareholders first; (iii) disclose all actual or potential conflicts; (iv) adhere to the highest standards of loyalty, candor, and care in all matters relating to the Portfolio shareholders; (v) conduct all personal trading, including transactions in the Portfolios and other securities, consistent with the Ethics Rules and in such a manner as to avoid any actual or potential conflict of interest or any abuse of their position of trust and responsibility; and (vi) not use any material nonpublic information in securities trading. The Ethics Rules are on file with and available from the SEC through the SEC website at http://www.sec.gov.

   Under the Personal Trading Code of Ethics (the "Code of Ethics"), all Janus Capital and Janus Distributors personnel, as well as the Trustees and Officers of the Portfolios, are required to conduct their personal investment activities in a manner that Janus Capital believes is not detrimental to the Portfolios. In addition, Janus Capital and Janus Distributors personnel are not permitted to transact in securities held by the Portfolios for their personal accounts except under circumstances specified in the Code of Ethics. All personnel of Janus Capital, Janus Distributors, and the

   Portfolios, as well as certain other designated employees deemed to have access to current trading information, are required to pre-clear all transactions in securities not otherwise exempt. Requests for trading authorization will be denied when, among other reasons, the proposed personal transaction would be contrary to the provisions of the Code of Ethics.

   In addition to the pre-clearance requirement described above, the Code of Ethics subjects such personnel to various trading restrictions and reporting obligations. All reportable transactions are reviewed for compliance with the Code of Ethics and under certain circumstances Janus Capital and Janus Distributors personnel may be required to forfeit their profits made from personal trading.

   Perkins has adopted its own Code of Ethics, (the "Code"), which Perkins has certified complies with Rule 17j-1 under the 1940 Act. The Code establishes policies and procedures that govern certain types of personal securities transactions by employees of Perkins. Subject to the requirements and restrictions of the Code, individuals are permitted to make personal securities transactions, including transactions in securities that may be purchased or held by the Portfolios. The Code has provisions that require the employees of Perkins to conduct their personal securities transactions in a manner that does not operate adversely to the interests of the Portfolios and to avoid serving their own personal interests ahead of the Portfolios and their shareholders.

PROXY VOTING POLICIES AND PROCEDURES

   Each Portfolio's Board of Trustees has delegated to Janus Capital or the Portfolio's subadviser, as applicable, the authority to vote all proxies relating to such Portfolio's portfolio securities in accordance with Janus Capital's or the applicable subadviser's own policies and procedures. Summaries of Janus Capital's or the applicable subadviser's policies and procedures are available: (i) without charge, upon request, by calling 1-800-525-0020; (ii) on the Portfolios' website at www.janus.com/proxyvoting; and (iii) on the SEC's website at http://www.sec.gov.

   A complete copy of Janus Capital's proxy voting policies and procedures, including specific guidelines, is available on www.janus.com/proxyvoting.

   Each Portfolio's proxy voting record for the one-year period ending each June 30th is available, free of charge, through www.janus.com/proxyvoting and from the SEC through the SEC website at http://www.sec.gov.

Janus Capital Management LLC
Proxy Voting Summary for Mutual Funds

   Janus Capital votes proxies in the best interest of its shareholders and without regard to any other Janus Capital relationship (business or otherwise). Janus Capital will not accept direction as to how to vote individual proxies for which it has voting responsibility from any other person or organization (other than the research and information provided by the Proxy Voting Service).

   PROXY VOTING PROCEDURES

   Janus Capital has developed proxy voting guidelines (the "Janus Guidelines") that influence how Janus Capital's portfolio managers vote proxies on securities held by the portfolios Janus Capital manages. The Janus Guidelines, which include recommendations on most major corporate issues, have been developed by the Janus Proxy Voting Committee (the "Proxy Voting Committee") in consultation with Janus Capital's portfolio managers and Janus Capital's Chief Investment Officer(s). In creating proxy voting recommendations, the Proxy Voting Committee analyzes proxy proposals from the prior year and evaluates whether those proposals would adversely affect shareholders' interests. Once the Proxy Voting Committee establishes its recommendations, they are distributed to Janus Capital's portfolio managers and Janus Capital's Chief Investment Officer(s) for input. Once agreed upon, the recommendations are implemented as the Janus Guidelines. Janus Capital's portfolio managers are responsible for proxy votes on securities they own in the portfolios they manage. Most portfolio managers vote consistently with the Janus Guidelines; however, a portfolio manager may choose to vote differently than the Janus Guidelines. Janus Capital has engaged an independent Proxy Voting Service to assist in the voting of proxies. The Proxy Voting Service also provides research and recommendations on proxy issues.

   The role of the Proxy Voting Committee is to work with Janus Capital's portfolio management and Janus Capital's Chief Investment Officer(s) to develop the Janus Guidelines. The Proxy Voting Committee also serves as a resource to portfolio management with respect to proxy voting and oversees the proxy voting process. The Proxy Voting Committee's oversight responsibilities include monitoring for and resolving material conflicts of interest with respect to proxy voting. Janus Capital believes that application of the Janus Guidelines to vote mutual fund proxies should, in most cases, adequately address any possible conflicts of interest since the Janus Guidelines are pre-determined. However, for proxy votes that are inconsistent with the Janus Guidelines, the Proxy Voting Committee will review the proxy votes in order to determine whether a portfolio manager's voting rationale appears reasonable. If the Proxy Voting Committee does not agree that a portfolio manager's rationale is reasonable, the Proxy Voting Committee will refer the matter to Janus Capital's Chief Investment Officer (or Director of Research).

   PROXY VOTING POLICIES

   As discussed above, the Proxy Voting Committee has developed the Janus Guidelines for use in voting proxies. Below is a summary of some of the more significant Janus Guidelines.

   BOARD OF DIRECTORS ISSUES
   Janus Capital will generally vote in favor of slates of director candidates that are comprised of a majority of independent directors. Janus Capital will generally vote in favor of proposals to increase the minimum number of independent directors. Janus Capital will generally oppose non-independent directors who serve on the audit, compensation, and/or nominating committees of the board.

   AUDITOR ISSUES
   Janus Capital will generally oppose proposals asking for approval of auditors that have a substantial nonaudit relationship with a company.

   EXECUTIVE COMPENSATION ISSUES
   Janus Capital reviews executive compensation plans on a case-by-case basis using research provided by the Proxy Voting Service. Janus Capital will generally oppose proposed equity-based compensation plans which contain stock option plans that are excessively dilutive. In addition, Janus Capital will generally oppose proposals regarding the issuance of options with an exercise price below market price and the issuance of reload options (stock option that is automatically granted if an outstanding stock option is exercised during a window period). Janus Capital will also generally oppose proposals regarding the repricing of underwater options.

   GENERAL CORPORATE ISSUES
   Janus Capital will generally oppose proposals regarding supermajority voting rights. Janus Capital will generally oppose proposals for different classes of stock with different voting rights. Janus Capital will generally oppose proposals seeking to implement measures designed to prevent or obstruct corporate takeovers. Janus Capital will review proposals relating to mergers, acquisitions, tender offers, and other similar actions on a case-by-case basis.

   SHAREHOLDER PROPOSALS
   If a shareholder proposal is specifically addressed by the Janus Guidelines, Janus Capital will generally vote pursuant to that Janus Guideline. Janus Capital will generally abstain from voting shareholder proposals that are moral or ethical in nature or place arbitrary constraints on the board or management of a company. Janus Capital will solicit additional research from its Proxy Voting Service for proposals outside the scope of the Janus Guidelines.

Perkins, Wolf, McDonnell and Company, LLC
Proxy Voting Summary for Mutual Funds

   Perkins votes proxies in the best interest of its shareholders and without regard to any other Perkins relationship (business or otherwise). Perkins will not accept direction as to how to vote individual proxies for which it has voting responsibility from any other person or organization (other than the research and information provided by the Proxy Voting Service).

   PROXY VOTING PROCEDURES

   Perkins has developed proxy voting guidelines (the "Perkins Wolf Guidelines") that influence how Perkins portfolio managers vote proxies on securities held by the portfolios Perkins manages. The Perkins Wolf Guidelines, which include recommendations on most major corporate issues, have been developed by the Perkins Wolf Proxy Voting Committee (the "Proxy Voting Committee"). Perkins portfolio managers are responsible for proxy votes on securities they own in the portfolios they manage. Most portfolio managers vote consistently with the Perkins Wolf Guidelines; however, a portfolio manager may choose to vote differently than the Perkins Wolf Guidelines. Perkins has delegated the administration of its proxy voting to Janus Capital. Janus Capital, on Perkins' behalf, has engaged an independent Proxy Voting Service to assist in the voting of proxies. The Proxy Voting Service also provides research and recommendations on proxy issues.

   The role of the Proxy Voting Committee is to develop the Perkins Wolf Guidelines. The Proxy Voting Committee also serves as a resource to portfolio management with respect to proxy voting and oversees the proxy voting process. The Proxy Voting Committee's oversight responsibilities include monitoring for and resolving material conflicts of interest with respect to proxy voting. Perkins believes that application of the Perkins Wolf Guidelines to vote mutual fund proxies should, in most cases, adequately address any possible conflicts of interest since the Perkins Wolf Guidelines are pre-determined. However, for proxy votes that are inconsistent with the Perkins Wolf Guidelines, the Proxy Voting Committee will review the proxy votes in order to determine whether the portfolio manager's voting rationale appears reasonable. If the Proxy Voting Committee does not agree that the portfolio manager's rationale is reasonable, the Proxy Voting Committee will refer the matter to the Chief Investment Officer (or the Director of Research).

   PROXY VOTING POLICIES

   As discussed above, the Proxy Voting Committee has developed the Perkins Wolf Guidelines for use in voting proxies. Below is a summary of some of the more significant Perkins Wolf Guidelines.

   BOARD OF DIRECTORS ISSUES
   Perkins will generally vote in favor of slates of director candidates that are comprised of a majority of independent directors. Perkins will generally vote in favor of proposals to increase the minimum number of independent directors. Perkins will generally oppose non-independent directors who serve on the audit, compensation, and/or nominating committees of the board.

   AUDITOR ISSUES
   Perkins will generally oppose proposals asking for approval of auditors that have a substantial nonaudit relationship with a company.

   EXECUTIVE COMPENSATION ISSUES
   Perkins reviews executive compensation plans on a case-by-case basis using research provided by the Proxy Voting Service. Perkins will generally oppose proposed equity-based compensation plans which contain stock option plans that are excessively dilutive. In addition, Perkins will generally oppose proposals regarding the issuance of options with an exercise price below market price and the issuance of reload options (stock option that is automatically granted if an outstanding stock option is exercised during a window period).

   GENERAL CORPORATE ISSUES
   Perkins will generally oppose proposals regarding supermajority voting rights. Perkins will generally oppose proposals for different classes of stock with different voting rights. Perkins will generally oppose proposals seeking to implement measures designed to prevent or obstruct corporate takeovers. Perkins will review proposals relating to mergers, acquisitions, tender offers, and other similar actions on a case-by-case basis.

   SHAREHOLDER PROPOSALS
   If a shareholder proposal is specifically addressed by the Perkins Wolf Guidelines, Perkins will generally vote pursuant to that Perkins Wolf Guideline. Perkins will generally abstain from voting shareholder proposals that are moral or ethical in nature or place arbitrary constraints on the board or management of a company. Perkins Wolf will solicit additional research from its Proxy Voting Service for proposals outside the scope of the Perkins Wolf Guidelines.

CUSTODIAN, TRANSFER AGENT, AND CERTAIN AFFILIATIONS
--------------------------------------------------------------------------------

   State Street Bank and Trust Company, P.O. Box 0351, Boston, Massachusetts 02117-0351 is the custodian of the domestic securities and cash of the Portfolios. State Street is the designated Foreign Custody Manager (as the term is defined in Rule 17f-5 under the 1940 Act) of the Portfolios' securities and cash held outside the United States. The Portfolios' Trustees have delegated to State Street certain responsibilities for such assets, as permitted by Rule 17f-5. State Street and the foreign subcustodians selected by it hold the Portfolios' assets in safekeeping and collect and remit the income thereon, subject to the instructions of each Portfolio.

   Janus Services LLC ("Janus Services"), P.O. Box 173375, Denver, Colorado 80217-3375, a wholly-owned subsidiary of Janus Capital, is the Portfolios' transfer agent. In addition, Janus Services provides certain other administrative, recordkeeping, and shareholder relations services for the Portfolios. Janus Services is not compensated for its services related to the Shares, except for out-of-pocket costs.


   The Portfolios pay DST Systems, Inc. ("DST") license fees at the annual rate of $3.06 per shareholder account for each Portfolio, except for Flexible Bond Portfolio, which pays $3.98 per shareholder account, for the use of DST's shareholder accounting system.


   Janus Distributors, 151 Detroit Street, Denver, Colorado 80206-4805, a wholly-owned subsidiary of Janus Capital, is a distributor of the Portfolios. Janus Distributors is registered as a broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. The cash-compensation rate at which Janus Distributors pays its registered representatives for sales of institutional products may differ based on a type of fund or a specific trust. The receipt of (or prospect of receiving) compensation described above may provide an incentive for a registered representative to favor sales of funds, or certain share classes of a fund, for which they receive a higher compensation rate. You may wish to consider these arrangements when evaluating any recommendations of registered representatives. Janus Capital periodically monitors sales compensation paid to its registered representatives in order to attempt to identify potential conflicts of interest.

PORTFOLIO TRANSACTIONS AND BROKERAGE
--------------------------------------------------------------------------------

   Janus Capital places all portfolio transactions of the Portfolios. With respect to Mid Cap Value Portfolio, Janus Capital places all portfolio transactions solely upon Perkins' direction.

   Janus Capital and Perkins have a policy of seeking to obtain the "best execution" of all portfolio transactions (the best net prices under the circumstances based upon a number of factors including and subject to the factors discussed below) provided that Janus Capital and the subadviser may occasionally pay higher commissions for research services as described below. The Portfolios may trade foreign securities in foreign countries because the best available market for these securities is often on foreign exchanges. In transactions on foreign stock exchanges, brokers' commissions are frequently fixed and are often higher than in the United States, where commissions are negotiated.


   Janus Capital considers a number of factors in seeking best execution in selecting brokers and dealers and in negotiating commissions on agency transactions. In seeking best execution on trades for portfolios subadvised by Perkins, Janus Capital acts on behalf of and in consultation with Perkins. Those factors include, but are not limited to: Janus Capital's and Perkins' knowledge of currently available negotiated commission rates or prices of securities currently available and other current transaction costs; the nature of the security being traded; the size and type of the transaction; the nature and character of the markets for the security to be purchased or sold; the desired timing of the trade; the activity existing and expected in the market for the particular security; confidentiality, including trade anonymity; liquidity; the quality of the execution, clearance, and settlement services; financial stability of the broker or dealer; the existence of actual or apparent operational problems of any broker or dealer; rebates of commissions by a broker to a Portfolio or to a third party service provider to the Portfolio to pay Portfolio expenses; and the value of research products or services provided by brokers. In recognition of the value of the foregoing factors, and as permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended, Janus Capital may place portfolio transactions with a broker or dealer with whom it has negotiated a commission that is in excess of the commission another broker or dealer would have charged for effecting that transaction if Janus Capital (or Janus Capital acting on behalf of and in consultation with Perkins) determines in good faith that such amount of commission was reasonable in light of the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or of the overall responsibilities of Janus Capital or Perkins, as applicable. To constitute eligible "research services," such services must qualify as "advice," "analyses," or "reports." To determine that a service constitutes research services, Janus Capital or Perkins, as applicable, must conclude that it reflects the "expression of reasoning or knowledge" relating to the value of securities, advisability of effecting transactions in securities or analyses or reports concerning issuers, securities, economic factors, investment strategies or the performance of accounts. To constitute eligible "brokerage services," such services must effect securities transactions and functions incidental thereto, and include clearance, settlement and the related custody services. Additionally, brokerage services have been interpreted to include services relating to the execution of securities transactions. Research received from brokers or dealers is supplemental to Janus Capital's and Perkins' own research efforts. Because Janus Capital and Perkins receive a benefit from research they receive from broker-dealers, Janus Capital and Perkins may have an incentive to continue to use those broker-dealers to effect transactions. Janus Capital and Perkins do not consider a broker-dealer's sale of Portfolio shares when choosing a broker-dealer to effect transactions.



   "Cross trades," in which one Janus Capital account sells a particular security to another account (potentially saving transaction costs for both accounts), may also pose a potential conflict of interest. Cross trades may be seen to involve a potential conflict of interest if, for example, one account is permitted to sell a security to another account at a higher price than an independent third party would pay. Janus Capital and the Portfolios' Board of Trustees have adopted compliance procedures that provide that any transactions between the Portfolio and another Janus-advised account are to be made at an independent current market price, as required by law. There is also a potential conflict of interest when cross trades involve a Janus fund that has substantial ownership by Janus Capital. At times, Janus Capital may have a controlling interest of a Portfolio involved in a cross trade.

   For the fiscal year ended December 31, 2006, the total brokerage commissions paid by the Portfolios to brokers and dealers in transactions identified for execution primarily on the basis of research and other services provided to the Portfolios are summarized below.



Portfolio Name                                                Commissions         Transactions
----------------------------------------------------------------------------------------------
GROWTH & CORE
  Large Cap Growth Portfolio                                    $ 8,504           $ 4,822,785
  Forty Portfolio                                               $16,643           $ 6,427,565
  Growth and Income Portfolio                                   $ 1,077           $   671,737
  Fundamental Equity Portfolio                                  $   417           $   248,449
  Balanced Portfolio                                            $ 3,106           $ 2,485,534
VALUE
  Mid Cap Value Portfolio                                       $ 1,244           $ 1,440,302
INTERNATIONAL & GLOBAL
  Worldwide Growth Portfolio                                    $ 9,969           $ 6,684,147
SPECIALTY EQUITY
  Global Technology Portfolio                                   $ 3,679           $ 2,910,054
  Global Life Sciences Portfolio                                $   432           $   116,664


Note: Portfolios that are not included in the table did not pay any commissions related to research for the stated period.


   Janus Capital and Perkins do not guarantee any broker the placement of a pre-determined amount of securities transactions in return for the research or brokerage services it provides. Janus Capital and Perkins do, however, have internal procedures for allocating transactions in a manner consistent with their execution policies to brokers that they have identified as providing research, research-related products or services, or execution-related services of a particular benefit to their clients. Brokerage and research products and services furnished by brokers may be used in servicing any or all of the clients of Janus Capital or Perkins and such research may not necessarily be used by Janus Capital or Perkins in connection with the accounts which paid commissions to the broker providing such brokerage and research products and services. Similarly, research and brokerage services paid for with commissions generated by equity trades may be used for fixed-income clients that normally do not pay brokerage commissions or other clients whose commissions are generally not used to obtain such research and brokerage services. Perkins may make its own separate arrangements with and maintain internal allocation procedures for allocating transactions to brokers who provide research products and services to encourage them to provide services expected to be useful to Perkins' clients, including Mid Cap Value Portfolio.


   Janus Capital and Perkins may also use step-out transactions in order to receive research products and related services. In a step-out transaction, Janus Capital or Perkins directs trades to a broker-dealer with the instruction that the broker-dealer execute the transaction, but "step-out" all or a portion of the transaction or commission in favor of another broker-dealer that provides such products and/or services. The second broker-dealer may clear and settle and receive commissions for the stepped-in portion. In a new issue designation, Janus Capital or Perkins directs purchase orders to a broker-dealer that is a selling group member or underwriter of an equity or fixed-income new issue offering. Janus Capital or Perkins directs that broker-dealer to designate a portion of the broker-dealer's commission on the new issue purchase to a second broker-dealer(s) that provides such products and/or services. Given Janus Capital's and Perkins' receipt of such products and services in connection with step-out transactions and new issue designations, Janus Capital and Perkins have an incentive to continue to engage in such transactions; however, Janus Capital and Perkins only intend to utilize step-out transactions and new issue designations when they believe that doing so would not hinder best execution efforts.

   When the Portfolios purchase or sell a security in the over-the-counter market, the transaction takes place directly with a principal market-maker, without the use of a broker, except in those circumstances where in the opinion of Janus Capital or Perkins better prices and executions will be achieved through the use of a broker.

   The following table lists the total amount of brokerage commissions paid by each Portfolio for the fiscal years ending on December 31 of each year shown.



Portfolio Name                                                   2006         2005          2004
----------------------------------------------------------------------------------------------------
GROWTH & CORE
  Large Cap Growth Portfolio                                  $  761,281   $ 1,673,594   $ 1,431,844
  Forty Portfolio                                             $  559,770   $   436,290   $   427,407
  Mid Cap Growth Portfolio                                    $1,096,555   $   674,117   $ 1,114,158
  Growth and Income Portfolio                                 $   68,637   $    53,602   $    94,851
  Fundamental Equity Portfolio                                $   14,389   $    13,546   $    13,175
  Balanced Portfolio                                          $  769,427   $ 1,236,141   $ 2,898,001
VALUE
  Mid Cap Value Portfolio                                     $  124,442   $    84,500   $    98,037
INTERNATIONAL & GLOBAL
  Worldwide Growth Portfolio                                  $2,146,961   $ 2,616,471   $12,298,680
  International Growth Portfolio                              $4,176,216   $ 2,307,917   $ 2,443,447
SPECIALTY EQUITY
  Global Technology Portfolio                                 $  400,593   $   218,366   $   227,433
  Global Life Sciences Portfolio                              $   70,891   $    59,100   $    88,355
BOND
  Flexible Bond Portfolio                                     $       52   $     1,405   $     2,189


   Brokerage commissions paid by a Portfolio may vary significantly from year to year because of portfolio turnover rates, contract owner and plan participant purchase/redemption activity, varying market conditions, changes to investment strategies or processes, and other factors.


   Included in such brokerage commissions are the following amounts paid to DST Securities, Inc. ("DSTS"), a wholly-owned broker-dealer subsidiary of DST. DST was an affiliate of JCGI prior to June 16, 2004. The following amounts served to reduce each Portfolio's out-of-pocket expenses through the use of credits against the charges of DST and its affiliates. Information is not shown for the fiscal years ended December 31, 2006 and December 31, 2005 because DST was not considered an "affiliate" of the Portfolios during this period.



                                                                Commission Paid
                                                              through DSTS for the
                                                                  Period Ended        Reduction of
Portfolio Name                                                  June 16, 2004(1)      Expenses(1)
--------------------------------------------------------------------------------------------------
GROWTH & CORE
  Balanced Portfolio                                                 $4,000              $3,001
INTERNATIONAL & GLOBAL
  Worldwide Growth Portfolio                                         $2,785              $2,089


(1) The difference between commissions paid through DSTS and expenses reduced constitute commissions paid to an unaffiliated clearing broker.
Note: Portfolios that did not execute trades with DSTS during the stated periods are not included in the table.

   As of December 31, 2006, certain Portfolios owned securities of their regular broker-dealers (or parents), as shown below:



                                                                                                            Value of
                                                                       Name of                          Securities Owned
Portfolio Name                                                      Broker-Dealer                        as of 12/31/06
--------------------------------------------------------------------------------------------------------------------------
GROWTH & CORE
Large Cap Growth Portfolio                         JP Morgan Chase & Co.                                  $27,640,399
                                                   Merrill Lynch & Company, Inc.                           12,976,464
                                                   Morgan Stanley Co.                                       4,009,916
                                                   UBS A.G.                                                18,086,810
Forty Portfolio                                    Bear Stearns Companies, Inc.                           $13,677,590
                                                   Goldman Sachs Group, Inc.                               36,084,343
                                                   Lehman Brothers Holdings, Inc.                          12,574,976
                                                   Merrill Lynch & Company, Inc.                            9,633,523
Mid Cap Growth Portfolio                           Morgan Stanley Co.                                     $ 7,020,456
Growth and Income Portfolio                        Citigroup, Inc.                                        $ 2,318,067
                                                   Goldman Sachs Group, Inc.                                1,316,268
                                                   JP Morgan Chase & Co.                                    1,817,288
                                                   Lehman Brothers Holdings, Inc.                             699,344
                                                   Morgan Stanley Co.                                         960,438
Fundamental Equity Portfolio                       Citigroup, Inc.                                        $   579,614
                                                   JP Morgan Chase & Co.                                      624,277
                                                   Merrill Lynch & Company, Inc.                              613,529
Balanced Portfolio                                 Citigroup, Inc.                                        $ 7,629,567
                                                   Credit Suisse First Boston USA, Inc.                     7,813,151
                                                   JP Morgan Chase & Co.                                   57,257,187
                                                   JP Morgan Chase & Co.                                    5,520,160
                                                   Merrill Lynch & Company, Inc.                           75,382,138
                                                   UBS A.G.                                                17,703,839
INTERNATIONAL & GLOBAL
Worldwide Portfolio                                Citigroup, Inc.                                        $20,575,246
                                                   JP Morgan Chase & Co.                                   50,944,811
                                                   UBS A.G.                                                19,492,683
SPECIALTY EQUITY
Global Technology Portfolio                        Goldman Sachs Group, Inc.                              $   786,994
BOND
Flexible Bond Portfolio                            Goldman Sachs Group, Inc.                              $   977,504
                                                   JP Morgan Chase & Co.                                      671,195
                                                   Merrill Lynch & Company, Inc.                              388,140

TRUSTEES AND OFFICERS
--------------------------------------------------------------------------------

   The following are the Trustees and officers of the Trust, together with a brief description of their principal occupations during the last five years (principal occupations for certain Trustees may include periods over five years).


   Each Trustee has served in that capacity since he or she was originally elected or appointed. The Trustees do not serve a specified term of office. Each Trustee will hold office until the termination of the Trust or his or her earlier death, resignation, retirement, incapacity, or removal. The retirement age for Trustees is 72. The Portfolios' Nominating and Governance Committee will consider nominees for the position of Trustee recommended by shareholders. Shareholders may submit the name of a candidate for consideration by the Committee by submitting their recommendations to the Trust's Secretary. Each Trustee is currently a Trustee of two other registered investment companies advised by Janus Capital: Janus Investment Fund and Janus Adviser Series. As of the date of this SAI, collectively, the three registered investment companies consist of 71 series or funds.


   The Trust's officers are elected annually by the Trustees for a one-year term. Certain officers also serve as officers of Janus Investment Fund and Janus Adviser Series. Certain officers of the Portfolios may also be officers and/or directors of Janus Capital. Portfolio officers receive no compensation from the Portfolios, except for the Portfolios' Chief Compliance Officer, as authorized by the Trustees.

------------------------------------------------------------------------------------------------------------------------
                                                        TRUSTEES
------------------------------------------------------------------------------------------------------------------------
                                                                                        NUMBER OF
                                                                                        PORTFOLIOS IN
                                                                                        FUND COMPLEX     OTHER
 NAME, ADDRESS        POSITIONS HELD   LENGTH OF TIME   PRINCIPAL OCCUPATIONS DURING    OVERSEEN BY      DIRECTORSHIPS
 AND AGE              WITH PORTFOLIOS  SERVED           THE PAST FIVE YEARS             TRUSTEE          HELD BY TRUSTEE
------------------------------------------------------------------------------------------------------------------------
 INDEPENDENT TRUSTEES
------------------------------------------------------------------------------------------------------------------------
 Dennis B. Mullen     Chairman         3/04-Present     Chief Executive Officer of Red  71*              Chairman of the
 151 Detroit Street                                     Robin Gourmet Burgers, Inc.                      Board (since
 Denver, CO 80206     Trustee          9/93-Present     (since 2005). Formerly,                          2005) and
 DOB: 1943                                              private investor (since 1998).                   Director of Red
                                                                                                         Robin Gourmet
                                                                                                         Burgers, Inc.;
                                                                                                         and Director of
                                                                                                         Janus Capital
                                                                                                         Funds Plc
                                                                                                         (Dublin-based,
                                                                                                         non-U.S.
                                                                                                         funds).
------------------------------------------------------------------------------------------------------------------------
 Jerome S. Contro     Trustee          11/05-Present    Partner of Tango Group, a       71               Trustee and
 151 Detroit Street                                     private investment firm (since                   Chairman of RS
 Denver, CO 80206                                       1999).                                           Investment
 DOB: 1956                                                                                               Trust (since
                                                                                                         2001); Director
                                                                                                         of IZZE
                                                                                                         Beverages and
                                                                                                         MyFamily.com,
                                                                                                         Inc.
                                                                                                         (genealogical
                                                                                                         research
                                                                                                         website).
------------------------------------------------------------------------------------------------------------------------
 William F. McCalpin  Trustee          6/02-Present     Private Investor. Formerly,     71               Director of the
 151 Detroit Street                                     Vice President of Asian                          F.B. Heron
 Denver, CO 80206                                       Cultural Council and Executive                   Foundation (a
 DOB: 1957                                              Vice President and Chief                         private
                                                        Operating Officer of The                         grantmaking
                                                        Rockefeller Brothers Fund (a                     foundation).
                                                        private family foundation)
                                                        (1998-2006).
------------------------------------------------------------------------------------------------------------------------
 John W. McCarter,    Trustee          6/02-Present     President and Chief Executive   71               Chairman of the
 Jr.                                                    Officer of The Field Museum of                   Board and
 151 Detroit Street                                     Natural History (Chicago, IL)                    Director of
 Denver, CO 80206                                       (since 1997).                                    Divergence Inc.
 DOB: 1938                                                                                               (biotechnology
                                                                                                         firm); Director
                                                                                                         of W.W.
                                                                                                         Grainger, Inc.
                                                                                                         (industrial
                                                                                                         distributor);
                                                                                                         and Trustee of
                                                                                                         WTTW (Chicago
                                                                                                         public
                                                                                                         television
                                                                                                         station) and
                                                                                                         the University
                                                                                                         of Chicago.
------------------------------------------------------------------------------------------------------------------------
 James T. Rothe       Trustee          1/97-Present     Co-founder and Managing         71               Director of Red
 151 Detroit Street                                     Director of Roaring Fork                         Robin Gourmet
 Denver, CO 80206                                       Capital Management, LLC                          Burgers, Inc.
 DOB: 1943                                              (private investment in public
                                                        equity firm); and Professor
                                                        Emeritus of Business of the
                                                        University of Colorado,
                                                        Colorado Springs, CO (since
                                                        2004). Formerly, Professor of
                                                        Business of the University of
                                                        Colorado (2002-2004); and
                                                        Distinguished Visiting
                                                        Professor of Business
                                                        (2001-2002) Thunderbird
                                                        University (American Graduate
                                                        School of International
                                                        Management), Glendale, AZ.
------------------------------------------------------------------------------------------------------------------------
 William D. Stewart   Trustee          9/93-Present     Corporate Vice President and    71               N/A
 151 Detroit Street                                     General Manager of MKS
 Denver, CO 80206                                       Instruments - HPS Products,
 DOB: 1944                                              Boulder, CO (a manufacturer of
                                                        vacuum fittings and valves).
------------------------------------------------------------------------------------------------------------------------
 Martin H. Waldinger  Trustee          9/93-Present     Private Investor and            71               N/A
 151 Detroit Street                                     Consultant to California
 Denver, CO 80206                                       Planned Unit Developments
 DOB: 1938                                              (since 1994). Formerly, CEO
                                                        and President of Marwal, Inc.
                                                        (homeowner association
                                                        management company).
------------------------------------------------------------------------------------------------------------------------



* Mr. Mullen also serves as director of Janus Capital Funds Plc, consisting of 17 funds. Including Janus Capital Funds and the 71 funds comprising the Janus Funds, Mr. Mullen oversees 88 funds.

------------------------------------------------------------------------------------------------------------------------
                                                        TRUSTEES
------------------------------------------------------------------------------------------------------------------------
                                                                                        NUMBER OF
                                                                                        PORTFOLIOS IN
                                                                                        FUND COMPLEX     OTHER
 NAME, ADDRESS        POSITIONS HELD   LENGTH OF TIME   PRINCIPAL OCCUPATIONS DURING    OVERSEEN BY      DIRECTORSHIPS
 AND AGE              WITH PORTFOLIOS  SERVED           THE PAST FIVE YEARS             TRUSTEE          HELD BY TRUSTEE
------------------------------------------------------------------------------------------------------------------------
 INDEPENDENT TRUSTEES (CONT'D.)
------------------------------------------------------------------------------------------------------------------------
 Linda S. Wolf        Trustee          12/05-Present    Retired. Formerly, Chairman     71               Director of
 151 Detroit Street                                     and Chief Executive Officer of                   Wal-Mart, The
 Denver, CO 80206                                       Leo Burnett (Worldwide)                          Field Museum of
 DOB: 1947                                              (advertising agency)                             Natural History
                                                        (2001-2005).                                     (Chicago, IL),
                                                                                                         Children's
                                                                                                         Memorial
                                                                                                         Hospital
                                                                                                         (Chicago, IL),
                                                                                                         Chicago Council
                                                                                                         on Foreign
                                                                                                         Relations,
                                                                                                         Economic Club
                                                                                                         of Chicago and
                                                                                                         InnerWorkings
                                                                                                         (US provider of
                                                                                                         print
                                                                                                         procurement
                                                                                                         solutions).
------------------------------------------------------------------------------------------------------------------------
 INTERESTED TRUSTEE
------------------------------------------------------------------------------------------------------------------------
 Thomas H. Bailey*    Trustee          5/93-Present     Retired. Formerly, President    71               N/A
 151 Detroit Street                                     (1978-2002) and Chief
 Denver, CO 80206                                       Executive Officer (1994-2002)
 DOB: 1937                                              of Janus Capital or Janus
                                                        Capital Corporation; Chairman
                                                        and Director (1978-2002) of
                                                        Janus Capital Corporation;
                                                        President and Director (1994-
                                                        2002) of The Janus Foundation.
------------------------------------------------------------------------------------------------------------------------



* The Portfolios are treating Mr. Bailey as an "interested person" of the Trust by virtue of his past positions and continuing relationships with Janus Capital and ownership of shares of Janus Capital's parent company. Mr. Bailey has announced his intention to retire his position as Trustee for the Janus funds, effective on or about May 15, 2007.

---------------------------------------------------------------------------------------------------------------------------------
                                                            OFFICERS
---------------------------------------------------------------------------------------------------------------------------------
                                                      TERM OF
                                                      OFFICE* AND
 NAME, AGE                                            LENGTH OF
 AND ADDRESS          POSITIONS HELD WITH PORTFOLIOS  TIME SERVED    PRINCIPAL OCCUPATIONS DURING THE PAST FIVE YEARS
---------------------------------------------------------------------------------------------------------------------------------
 Jonathan D. Coleman  Executive Vice President and    2/02-Present   Co-Chief Investment Officer and Executive Vice President of
 151 Detroit Street   Portfolio Manager                              Janus Capital, and Portfolio Manager for other Janus
 Denver, CO 80206     Mid Cap Growth Portfolio                       accounts. Formerly,Vice President (1998-2007) for Janus
 DOB: 1971                                                           Capital; and Analyst (2000-2002) for Janus Capital
                                                                     Corporation.
---------------------------------------------------------------------------------------------------------------------------------
 David J. Corkins     Executive Vice President and    2/06-Present   Vice President of Janus Capital and Portfolio Manager for
 151 Detroit Street   Portfolio Manager                              other Janus accounts. Formerly, Portfolio Manager
 Denver, CO 80206     Large Cap Growth Portfolio                     (1998-2003) for Growth and Income Portfolio.
 DOB: 1966
---------------------------------------------------------------------------------------------------------------------------------
 Brent A. Lynn        Executive Vice President and    1/01-Present   Vice President of Janus Capital and Portfolio Manager for
 151 Detroit Street   Portfolio Manager                              other Janus accounts.
 Denver, CO 80206     International Growth Portfolio
 DOB: 1964
---------------------------------------------------------------------------------------------------------------------------------
 Thomas R. Malley     Executive Vice President and    12/99-Present  Vice President of Janus Capital and Portfolio Manager for
 151 Detroit Street   Co-Portfolio Manager                           other Janus accounts.
 Denver, CO 80206     Global Life Sciences Portfolio
 DOB: 1968
---------------------------------------------------------------------------------------------------------------------------------
 Marc Pinto           Executive Vice President and    5/05-Present   Vice President of Janus Capital and Portfolio Manager for
 151 Detroit Street   Co-Portfolio Manager                           other Janus accounts.
 Denver, CO 80206     Balanced Portfolio
 DOB: 1961
---------------------------------------------------------------------------------------------------------------------------------
 Scott W. Schoelzel   Executive Vice President and    5/97-Present   Vice President of Janus Capital and Portfolio Manager for
 151 Detroit Street   Portfolio Manager                              other Janus accounts.
 Denver, CO 80206     Forty Portfolio
 DOB: 1958
---------------------------------------------------------------------------------------------------------------------------------
 J. Bradley           Executive Vice President and    02/06-Present  Portfolio Manager for other Janus accounts and Research
 Slingerlend          Co-Portfolio Manager                           Analyst for Janus Capital.
 151 Detroit Street   Global Technology Portfolio
 Denver, CO 80206
 DOB: 1978
---------------------------------------------------------------------------------------------------------------------------------
 Gibson Smith         Executive Vice President and    5/05-Present   Co-Chief Investment Officer and Executive Vice President of
 151 Detroit Street   Co-Portfolio Manager                           Janus Capital, and Portfolio Manager for other Janus
 Denver, CO 80206     Balanced Portfolio                             accounts. Formerly,Vice President (2003-2007) of Janus
 DOB: 1968                                                           Capital; and Analyst, (2001-2003) for Janus Capital
                      Executive Vice President and    5/07-Present   Corporation.
                      Co-Portfolio Manager
                      Flexible Bond Portfolio
---------------------------------------------------------------------------------------------------------------------------------
 Minyoung Sohn        Executive Vice President and    1/04-Present   Vice President of Janus Capital and Portfolio Manager for
 151 Detroit Street   Portfolio Manager                              other Janus accounts. Formerly, Analyst (1998-2003) for
 Denver, CO 80206     Growth and Income Portfolio                    Janus Capital Corporation.
 DOB: 1975
                      Executive Vice President and    5/05-Present
                      Portfolio Manager
                      Fundamental Equity Portfolio
---------------------------------------------------------------------------------------------------------------------------------
 Ronald V. Speaker**  Executive Vice President and    5/93-Present   Vice President of Janus Capital and Portfolio Manager for
 151 Detroit Street   Portfolio Manager                              other Janus accounts.
 Denver, CO 80206     Flexible Bond Portfolio
 DOB: 1964
---------------------------------------------------------------------------------------------------------------------------------
 Darrell Watters      Executive Vice President and    05/07-Present  Portfolio Manager for other Janus accounts and Research
 151 Detroit Street   Co-Portfolio Manager                           Analyst for Janus Capital.
 Denver, CO 80206     Flexible Bond Portfolio
 DOB: 1963
---------------------------------------------------------------------------------------------------------------------------------
 Burton H. Wilson     Executive Vice President and    02/06-Present  Portfolio Manager for other Janus accounts and Research
 151 Detroit Street   Co-Portfolio Manager                           Analyst for Janus Capital. Formerly, Research Analyst
 Denver, CO 80206     Global Technology Portfolio                    (2000-2004) for Lincoln Equity Management.
 DOB: 1963
---------------------------------------------------------------------------------------------------------------------------------


 * Officers are elected at least annually by the Trustees for a one-year term and may also be elected from time to time by the Trustees for an interim period.


** Mr. Speaker has announced his intention to resign effective May 15, 2007

---------------------------------------------------------------------------------------------------------------------------------
                                                            OFFICERS
---------------------------------------------------------------------------------------------------------------------------------
                                                      TERM OF
                                                      OFFICE* AND
 NAME, AGE                                            LENGTH OF
 AND ADDRESS          POSITIONS HELD WITH PORTFOLIOS  TIME SERVED    PRINCIPAL OCCUPATIONS DURING THE PAST FIVE YEARS
---------------------------------------------------------------------------------------------------------------------------------
 Jason P. Yee         Executive Vice President and    7/04-Present   Vice President of Janus Capital and Portfolio Manager for
 151 Detroit Street   Portfolio Manager                              other Janus accounts.
 Denver, CO 80206     Worldwide Growth Portfolio
 DOB: 1969
---------------------------------------------------------------------------------------------------------------------------------
 Stephanie            Chief Legal Counsel and         1/06-Present   Vice President of Janus Capital and Janus Distributors LLC;
 Grauerholz-Lofton    Secretary                                      and Associate Counsel of Janus Capital. Formerly, Assistant
 151 Detroit Street                                                  Vice President of Janus Capital and Janus Distributors LLC
 Denver, CO 80206     Vice President                  3/06-Present   (2006-2007) and Associate of Vedder, Price, Kaufman &
 DOB: 1970                                                           Kammholz, P.C. (1999-2003).
---------------------------------------------------------------------------------------------------------------------------------
 Andrew J. Iseman     President and Chief Executive   3/07-Present   Chief Operating Officer and Senior Vice President of Janus
 151 Detroit Street   Officer                                        Capital; and President of Janus Services LLC. Formerly,
 Denver, CO 80206                                                    Senior Vice President (2005-2007) of Enhanced Investment
 DOB: 1964                                                           Technologies, LLC; Vice President of Janus Capital
                                                                     (2003-2005) and Janus Services LLC (2003-2004); and Chief
                                                                     Operating Officer (2000-2002) and Vice President (1999-2002)
                                                                     of Berger Financial Group LLC.
---------------------------------------------------------------------------------------------------------------------------------
 David R. Kowalski    Vice President and Chief        6/02-Present   Senior Vice President and Chief Compliance Officer of Janus
 151 Detroit Street   Compliance Officer, and Anti-                  Capital, Janus Distributors LLC, and Janus Services LLC;
 Denver, CO 80206     Money Laundering Officer                       Chief Compliance Officer of Bay Isle Financial LLC; and Vice
 DOB: 1957                                                           President of Enhanced Investment Technologies LLC. Formerly,
                                                                     Chief Compliance Officer of Enhanced Investment
                                                                     Technologies, LLC (2003-2005); Vice President of Janus
                                                                     Capital (2000-2005), Janus Distributors LLC (2000-2001), and
                                                                     Janus Services LLC (2004-2005); and Assistant Vice President
                                                                     of Janus Services LLC (2000-2004).
---------------------------------------------------------------------------------------------------------------------------------
 Jesper Nergaard      Chief Financial Officer         3/05-Present   Vice President of Janus Capital. Formerly, Director of
 151 Detroit Street                                                  Financial Reporting for OppenheimerFunds, Inc. (2004-2005);
 Denver, CO 80206     Vice President, Treasurer, and  2/05-Present   Site Manager and First Vice President of Mellon Global
 DOB: 1962            Principal Accounting Officer                   Securities Services (2003); and Director of Fund Accounting,
                                                                     Project Development, and Training of INVESCO Funds Group
                                                                     (1994-2003).
---------------------------------------------------------------------------------------------------------------------------------


* Officers are elected at least annually by the Trustees for a one-year term and may also be elected from time to time by the Trustees for an interim period.

   The Trustees are responsible for major decisions relating to the establishment or change of each Portfolio's objective(s), policies, and techniques. The Trustees also supervise the operation of the Portfolios by their officers and review the investment decisions of the officers, although the Trustees do not actively participate on a regular basis in making such decisions. The Board of Trustees has seven standing committees that each perform specialized functions: an Audit Committee, Brokerage Committee, Investment Oversight Committee, Legal and Regulatory Committee, Money Market Committee, Nominating and Governance Committee, and Pricing Committee. Each committee is comprised entirely of Independent Trustees. Information about each committee's functions is provided in the following table:



----------------------------------------------------------------------------------------------------------------------------------
                                                                         MEMBERS                           NUMBER OF MEETINGS HELD
                           FUNCTIONS                                     (INDEPENDENT TRUSTEES)            DURING LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------------------------
 AUDIT COMMITTEE           Reviews the financial reporting process, the  Jerome S. Contro (Chairman)                4
                           system of internal controls over financial    John W. McCarter, Jr.
                           reporting, disclosure controls and            Dennis B. Mullen
                           procedures, Form N-CSR filings, and the
                           audit process. The Committee's review of the
                           audit process includes, among other things,
                           the appointment, compensation, and oversight
                           of the auditors and pre-approval of all
                           audit and nonaudit services.
----------------------------------------------------------------------------------------------------------------------------------
 BROKERAGE COMMITTEE       Reviews and makes recommendations regarding   James T. Rothe (Chairman)                  4
                           matters related to the Trust's use of         Jerome S. Contro
                           brokerage commissions and placement of        William F. McCalpin
                           portfolio transactions.
----------------------------------------------------------------------------------------------------------------------------------
 INVESTMENT OVERSIGHT      Oversees the investment activities of the     Dennis B. Mullen (Chairman)                5
 COMMITTEE                 Trust's non- money market funds.              Jerome S. Contro
                                                                         William F. McCalpin
                                                                         John W. McCarter, Jr.
                                                                         James T. Rothe
                                                                         William D. Stewart
                                                                         Martin H. Waldinger
                                                                         Linda S. Wolf
----------------------------------------------------------------------------------------------------------------------------------
 LEGAL AND REGULATORY      Oversees compliance with various procedures   William F. McCalpin (Chairman)             5
 COMMITTEE                 adopted by the Trust, reviews registration    William D. Stewart
                           statements on Form N-1A, oversees the         Linda S. Wolf
                           implementation and administration of the
                           Trust's Proxy Voting Guidelines.
----------------------------------------------------------------------------------------------------------------------------------
 MONEY MARKET COMMITTEE    Reviews various matters related to the        Martin H. Waldinger (Chairman)             4
                           operations of the Janus money market funds,   William F. McCalpin
                           including compliance with their Money Market  James T. Rothe
                           Fund Procedures.
----------------------------------------------------------------------------------------------------------------------------------
 NOMINATING AND            Identifies and recommends individuals for     John W. McCarter, Jr. (Chairman)           4
 GOVERNANCE COMMITTEE      election as Trustee, consults with            Dennis B. Mullen
                           Management in planning Trustee meetings, and  Martin H. Waldinger oversees the administration of, and ensures
                           the compliance with, the Trust's Governance
                           Procedures and Guidelines.
----------------------------------------------------------------------------------------------------------------------------------
 PRICING COMMITTEE         Determines a fair value of securities for     William D. Stewart (Chairman)              15
                           which market quotations are not readily       James T. Rothe
                           available or are deemed not to be reliable,   Linda S. Wolf
                           pursuant to procedures adopted by the
                           Trustees.
----------------------------------------------------------------------------------------------------------------------------------

   Under the Trust's Governance Procedures and Guidelines, the Trustees are expected to invest in one or more (but not necessarily all) funds of the Trust for which they serve as Trustees, to the extent they are directly eligible to do so. Such investments, including the amount and which funds, are dictated by each Trustee's individual financial circumstances and investment goals. The Trustees cannot directly own Shares of the Portfolios without purchasing an insurance contract through one of the participating insurance companies or through a qualified plan. As a result, such Trustees as a group do not own any outstanding Shares of the Portfolios. The Trustees may, however, own shares of certain other Janus mutual funds that have comparable investment objectives and strategies as the Portfolios described in this SAI but offered through different distribution channels. The table below gives the aggregate dollar range of shares of all funds advised by Janus Capital and overseen by the Trustees (collectively, the "Janus Funds"), owned by each Trustee as of December 31, 2006.



----------------------------------------------------------------------------------------------------------
                                                                  AGGREGATE DOLLAR RANGE OF EQUITY
                                            DOLLAR RANGE OF       SECURITIES IN ALL REGISTERED INVESTMENT
                                            EQUITY SECURITIES IN  COMPANIES OVERSEEN BY TRUSTEE IN JANUS
 NAME OF TRUSTEE                            THE PORTFOLIOS        FUNDS
----------------------------------------------------------------------------------------------------------
 INDEPENDENT TRUSTEES
----------------------------------------------------------------------------------------------------------
 DENNIS B. MULLEN                           None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 JEROME S. CONTRO                           None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 WILLIAM F. MCCALPIN                        None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 JOHN W. MCCARTER, JR.                      None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 JAMES T. ROTHE                             None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 WILLIAM D. STEWART                         None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 MARTIN H. WALDINGER                        None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 LINDA S. WOLF                              None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 INTERESTED TRUSTEE
----------------------------------------------------------------------------------------------------------
 THOMAS H. BAILEY                           None                  Over $100,000
----------------------------------------------------------------------------------------------------------

   The Trust pays each Independent Trustee an annual retainer plus a fee for each regular in-person meeting of the Trustees attended, a fee for in-person meetings of committees attended if convened on a date other than that of a regularly scheduled meeting, and a fee for telephone meetings of the Trustees and committees. In addition, committee chairs and the Chairman of the Board of Trustees receive an additional supplemental retainer. Each current Independent Trustee also receives fees from other Janus funds for serving as Trustee of those funds. Janus Capital pays persons who are directors, officers, or employees of Janus Capital or any affiliate thereof, or any Trustee considered an "interested" Trustee for their services as Trustees or officers. The Trust and other funds managed by Janus may pay all or a portion of compensation and related expenses of the Portfolio's Chief Compliance Officer and compliance staff, as authorized from time to time by the Trustees.


   The following table shows the aggregate compensation paid to each Independent Trustee by the Portfolios described in this SAI and all Janus Funds for the periods indicated. None of the Trustees receives any pension or retirement benefits from the Portfolios or the Janus Funds. Effective January 1, 2006, the Trustees established a deferred compensation plan under which the Trustees may elect to defer receipt of all, or a portion, of the compensation they earn for their services to the Portfolios, in lieu of receiving current payments of such compensation. Any deferred amount is treated as though an equivalent dollar amount has been invested in shares of one or more funds advised by Janus Capital ("shadow investments").



                                                              Aggregate Compensation       Total Compensation
                                                              from the Portfolios for   from the Janus Funds for
                                                                 fiscal year ended         calendar year ended
Name of Person, Position                                         December 31, 2006       December 31, 2006(1)(2)
-----------------------------------------------------------------------------------------------------------------
INDEPENDENT TRUSTEES
Dennis B. Mullen, Chairman and Trustee(3)                             $37,607                   $442,409
Jerome S. Contro, Trustee                                             $27,737                   $302,000
William F. McCalpin, Trustee                                          $25,527                   $288,000
John W. McCarter, Jr., Trustee                                        $28,156                   $306,500
James T. Rothe, Trustee                                               $27,468                   $309,000
William D. Stewart, Trustee                                           $28,945                   $315,000
Martin H. Waldinger, Trustee                                          $25,332                   $299,000
Linda S. Wolf, Trustee                                                $27,369                   $298,000



(1) For Mr. Mullen, includes compensation for service on the boards of four Janus trusts comprised of 86 portfolios (17 portfolios of which are for service on the board of Janus Capital Funds Plc, an offshore product). For all other Trustees, includes compensation for service on the boards of three Janus trusts comprised of 69 portfolios.


(2) Total compensation received from the Janus Funds includes the following additional compensation for preparation and participation in depositions related to excessive fee litigation: Dennis B. Mullen $10,000; and John W. McCarter, Jr. $10,000.

(3) Aggregate compensation received from the Portfolios includes additional compensation paid for service as Independent Chairman of the Board of Trustees. Total compensation received from all Janus Funds includes additional compensation paid for service as Independent Chairman of the boards of three Janus trusts, including the Trust, and compensation for service as a director of Janus Capital Funds Plc.

JANUS INVESTMENT PERSONNEL



   OTHER ACCOUNTS MANAGED

   The following table provides information relating to other accounts managed by the portfolio managers and/or investment personnel as of December 31, 2006. To the extent that any of the accounts pay advisory fees based on account performance, information on those accounts is separately listed.


                                                                       Other Registered
                                                                          Investment            Other Pooled
                                                                           Companies         Investment Vehicles   Other Accounts
    -----------------------------------------------------------------------------------------------------------------------------
    Andrew Acker                Number of Other Accounts Managed                      1                 None                None
                                Assets in Other Accounts Managed        $    97,157,325                 None                None
    Jonathan D. Coleman         Number of Other Accounts Managed                      3                    1                   3
                                Assets in Other Accounts Managed        $ 1,892,719,369          $41,104,061        $  9,274,642
    David J. Corkins            Number of Other Accounts Managed                      4                 None                   1
                                Assets in Other Accounts Managed        $13,500,273,739                 None        $ 30,732,211
    Brent A. Lynn               Number of Other Accounts Managed                      2                 None                None
                                Assets in Other Accounts Managed        $ 7,371,760,002                 None                None
    Thomas R. Malley            Number of Other Accounts Managed                      2                 None                   1
                                Assets in Other Accounts Managed        $ 1,101,173,344                 None        $305,612,525
    Marc Pinto                  Number of Other Accounts Managed                      9                    2                  25(1)
                                Assets in Other Accounts Managed        $ 3,163,389,915          $83,050,971        $465,523,926
    Scott W. Schoelzel          Number of Other Accounts Managed                     15                    1                  10
                                Assets in Other Accounts Managed        $14,233,007,709          $38,653,709        $259,529,466
    J. Bradley Slingerlend      Number of Other Accounts Managed                      3                 None                None
                                Assets in Other Accounts Managed        $ 1,070,296,660                 None                None
    Gibson Smith                Number of Other Accounts Managed                     10                 None                   2
                                Assets in Other Accounts Managed        $ 3,341,874,161                 None        $ 82,698,243
    Minyoung Sohn               Number of Other Accounts Managed                      6                 None                   1
                                Assets in Other Accounts Managed        $ 8,478,846,299                 None        $  7,368,942
    Ronald V. Speaker*          Number of Other Accounts Managed                      4                 None                   7
                                Assets in Other Accounts Managed        $ 1,450,058,473                 None        $949,479,127
    Darrell Watters             Number of Other Accounts Managed                   None                 None                None
                                Assets in Other Accounts Managed                   None                 None                None
    Burton H. Wilson            Number of Other Accounts Managed                      3                 None                None
                                Assets in Other Accounts Managed        $ 1,070,296,660                 None                None
    Jason P. Yee                Number of Other Accounts Managed                      5(2)              None                   1
                                Assets in Other Accounts Managed        $ 4,756,327,480                 None        $ 31,707,612



    * Mr. Speaker has announced his intention to resign effective May 17, 2007.


   (1) One of the accounts included in the total, consisting of $220,682,426 of the total assets, has a performance-based advisory fee.


   (2) Two of the accounts included in the total, consisting of $4,647,815,001 of the total assets, have performance-based advisory fees.



   MATERIAL CONFLICTS



   As shown in the table above, certain Portfolios' portfolio managers may manage other accounts with investment strategies similar to the Portfolios. Those other accounts may include other Janus funds, private-label mutual funds for which Janus Capital serves as subadviser, and separately managed accounts. In addition, certain portfolio managers may also have roles as research analysts for one or more Janus funds. Fees earned by Janus Capital may vary among these accounts, the portfolio managers may personally invest in some but not all of these accounts, and their compensation may be weighted toward primary duties as research analysts where applicable. These factors could create conflicts of interest because a portfolio manager may have incentives to favor certain accounts over others, resulting in the potential for other accounts outperforming a Portfolio. A conflict may also exist if a portfolio manager identifies a limited investment opportunity that may be appropriate for more than one account, but a Portfolio is not able to take full advantage of that opportunity due to the need to allocate that opportunity among multiple accounts. In addition, the portfolio manager may execute transactions for another account that may adversely impact the value of securities held by the Portfolio. However, Janus Capital believes that these conflicts may be mitigated by the fact that accounts with like investment strategies managed by a particular portfolio manager are generally managed in a similar fashion, subject to exceptions to account for particular investment restrictions or policies applicable only to certain accounts, certain portfolio holdings that may be transferred in-kind when an account is opened, differences in cash flows and account sizes, and similar factors. In addition, Janus Capital has adopted trade allocation procedures that require equitable allocation of trade orders for a particular security among participating accounts. Trade allocation and personal trading are described in further detail under "Additional Information About Janus Capital and the Subadviser."


   COMPENSATION

   The following describes the structure and method of calculating a portfolio manager's compensation as of December 31, 2006.

   A portfolio manager is compensated for managing a Portfolio and any other funds, portfolios, or accounts managed by the portfolio manager (collectively, the "Managed Funds") through two components: fixed compensation and variable compensation.

   FIXED COMPENSATION: Fixed compensation is paid in cash and is comprised of an annual base salary and an additional amount calculated based on factors such as the complexity of managing funds and other accounts, scope of responsibility (including assets under management), tenure, and long-term performance as a portfolio manager.

   VARIABLE COMPENSATION: Variable compensation is paid in the form of cash and long-term incentive awards (consisting of Janus Capital Group Inc. ("JCGI") restricted stock, stock options, and a cash deferred award that is credited with income, gains, and losses based on the performance of Janus mutual fund investments selected by the portfolio manager). Variable compensation is structured to pay the portfolio manager primarily on individual performance (and leadership criteria, as applicable), with additional compensation available for team performance and a lesser component based on net asset flows in the Managed Funds. Variable compensation is based on pre-tax performance of the Managed Funds.


   A portfolio manager's individual performance compensation is determined by applying a multiplier against the portfolio manager's fixed compensation. The multiplier is tied to the Managed Funds' aggregate asset-weighted Lipper peer group performance ranking for one- and three-year performance periods, if applicable, with a greater emphasis on three-year results. The portfolio manager is also eligible to receive additional individual performance compensation if the Managed Funds achieve a certain ranking in their Lipper peer performance groups in each of three, four, or five consecutive years (performance periods may be from commencement of a portfolio manager's tenure managing a Portfolio). Equity portfolio manager compensation is also subject to reduction in the event that the Managed Funds incur material negative absolute performance. Portfolio managers are not eligible to earn any individual performance compensation if the Managed Funds' performance does not meet or exceed a certain ranking in their Lipper peer performance group.


   Equity and fixed-income portfolio managers are also eligible to participate in team performance compensation pools. Equity portfolio managers participate in a designated equity team compensation pool and fixed-income portfolio managers participate in a designated fixed-income team compensation pool. The compensation pools generally are each derived from a formula tied to the team's aggregate asset-weighted Lipper peer group performance ranking for the one-year performance period. Compensation from each pool is then allocated among the eligible respective participants in each pool at the discretion of Janus Capital. No team performance compensation is paid to any portfolio manager if the aggregate asset-weighted team performance for the one-year period for their respective pool does not meet or exceed a certain ranking in the relevant Lipper peer group.

   Portfolio managers may elect to defer payment of a designated percentage of their fixed compensation and/or up to all of their variable compensation in accordance with JCGI's Executive Income Deferral Program.

   COMPENSATION

   The following describes the structure and method of calculating Andrew Acker's compensation as of December 31, 2006.

   Andrew Acker is compensated for co-managing the Portfolio and any other funds, portfolios, or accounts managed by him through two components: fixed compensation and variable compensation.

   FIXED COMPENSATION: Fixed compensation is paid in cash and is comprised of an annual base salary and an additional amount calculated based on factors such as scope of responsibility, tenure, and long-term performance.


   VARIABLE COMPENSATION: Variable compensation is paid in the form of cash and long-term incentive awards (consisting of a mixture of JCGI restricted stock, stock options, and a cash deferred award that is credited with income, gains, and losses based on the performance of Janus mutual fund investments selected by Andrew Acker). Variable compensation is based on pre-tax performance. Variable compensation is structured to pay Andrew Acker primarily on his individual contribution with additional compensation available for team performance.


   Individual performance compensation is determined by Janus Capital and based on criteria which may include performance of investment recommendations, team contribution, scope of coverage, and subjective criteria.

   Andrew Acker is also eligible for performance compensation through participation in team performance compensation pools which generally are derived from a formula tied to the team's aggregate asset-weighted peer group performance ranking for the one- and three-year performance periods of certain Janus funds. The performance ranking benchmarks and the investment personnel participating in the team are established by Janus Capital. Such compensation is then allocated among the eligible respective participants at the discretion of Janus Capital. No team performance compensation is paid to any team member if the aggregate asset-weighted team performance for the one-year period does not meet or exceed a certain rank in the benchmark established by Janus Capital.

   COMPENSATION

   The following describes the structure and method of calculating J. Bradley Slingerlend's and Burton H. Wilson's (the "Co-Portfolio Managers") compensation as of December 31, 2006.

   The Co-Portfolio Managers are compensated for their responsibilities as analysts and for their management and leadership roles with respect to the Portfolio and any other funds, portfolios, or accounts for which they have responsibilities through two components: fixed compensation and variable compensation.

   FIXED COMPENSATION: Fixed compensation is paid in cash and is comprised of an annual base salary and an additional amount calculated based on factors such as scope of responsibility, tenure, and long-term performance.

   VARIABLE COMPENSATION: Variable compensation is paid in the form of cash and long-term incentive awards (consisting of a mixture of JCGI restricted stock, stock options, and a cash-deferred award that is credited with income, gains, and losses based on the performance of Janus mutual fund investments selected by the Co-Portfolio Managers). Variable compensation is based on pre-tax performance of the Janus mutual funds.

   The Co-Portfolio Managers are eligible for variable compensation through participation in two compensation pools: an analyst-managed fund performance pool and a team performance pool. Aggregate compensation available in each pool is derived from a formula tied to the aggregate asset-weighted Lipper peer group performance ranking of certain Janus mutual funds for one- and three-year periods, subject to a reduction in the event of absolute negative performance. Aggregate compensation in each pool is allocated among the eligible respective participants at the discretion of Janus Capital based on factors which may include performance of investment recommendations, team contributions, scope of coverage, and subjective criteria. In the case of the analyst-managed fund performance pool, no performance compensation is paid to any team member if the team's aggregate asset-weighted performance for the one- or three-year periods does not meet or exceed a certain ranking.

   Each Portfolio's Lipper peer group for compensation purposes is shown in the following table:


    Portfolio                                                 Lipper Peer Group
    ----------------------------------------------------------------------------------------------------------------
    GROWTH & CORE
      Large Cap Growth Portfolio                              VA Large-Cap Growth Funds
      Forty Portfolio                                         VA Large-Cap Growth Funds
      Mid Cap Growth Portfolio                                VA Mid-Cap Growth Funds
      Growth and Income Portfolio                             VA Large-Cap Core Funds
      Fundamental Equity Portfolio                            VA Large-Cap Core Funds
      Balanced Portfolio                                      VA Mixed-Asset Target Allocation Moderate Funds
    INTERNATIONAL & GLOBAL
      Worldwide Growth Portfolio                              VA Global Funds
      International Growth Portfolio                          VA International Funds
    SPECIALTY EQUITY
      Global Technology Portfolio                             VA Science & Technology Funds
      Global Life Sciences Portfolio                          VA Health/Biotechnology Funds
    BOND
      Flexible Bond Portfolio                                 VA Intermediate Investment Grade Debt Funds


PERKINS INVESTMENT PERSONNEL



   OTHER ACCOUNTS MANAGED


   The following table provides information relating to other accounts managed by the portfolio managers as of December 31, 2006. To the extent that any of the accounts pay advisory fees based on account performance, information on those accounts is separately listed.



                                                                       Other Registered
                                                                          Investment            Other Pooled
                                                                           Companies         Investment Vehicles   Other Accounts
    -----------------------------------------------------------------------------------------------------------------------------
    Jeffrey Kautz               Number of Other Accounts Managed                     4(1)           None                      10
                                Assets in Other Accounts Managed        $7,280,538,431              None            $786,454,807
    Thomas Perkins              Number of Other Accounts Managed                     4(1)           None                      10
                                Assets in Other Accounts Managed        $7,280,538,431              None            $786,454,807



   (1) Two of the accounts included in the total, consisting of $6,929,368,824 of the total assets, have performance-based advisory fees.



   MATERIAL CONFLICTS



   As shown in the table above, Mid Cap Value Portfolio's portfolio managers may manage other funds and accounts with investment strategies similar to the Portfolio. Fees earned by the adviser may vary among these accounts and the portfolio managers may personally invest in some but not all of these accounts. These factors could create conflicts of interest because a portfolio manager may have incentives to favor certain accounts over others, resulting in the potential for other accounts or funds outperforming the Portfolio. A conflict may also exist if a portfolio manager identifies a limited investment opportunity that may be appropriate for more than one account, but the Portfolio is not able to take full advantage of that opportunity due to the need to allocate that opportunity among multiple accounts. In addition, the portfolio managers may execute transactions for another account that may adversely impact the value of securities held by the Portfolio. However, Perkins believes that these conflicts may be mitigated by the fact that accounts with like investment strategies managed by the portfolio managers are generally managed in a similar fashion, subject to exceptions to account for particular investment restrictions or policies applicable only to certain accounts, portfolio holdings that may be transferred in-kind when an account is opened, differences in cash flows and account sizes and similar factors. Information regarding Perkins' trade allocation procedures is described under "Additional Information About Janus Capital and the Subadvisers."

   COMPENSATION

   As described under "Investment Adviser and Subadvisers," Janus Capital has entered into a Sub-Advisory Agreement on behalf of Mid Cap Value Portfolio. The compensation structure of the portfolio managers is determined by Perkins and is summarized by Perkins below.

   For managing the Portfolio, the portfolio managers receive base pay in the form of a fixed annual salary paid by Perkins, Wolf, McDonnell and Company, LLC.

   The portfolio managers, as part owners of Perkins, also receive compensation by virtue of their ownership interests in Perkins. Portfolio managers are also entitled to participate in such life insurance, medical, profit sharing and other programs as may be made generally available from time to time by Perkins for the benefit of its employees generally.

OWNERSHIP OF SECURITIES


   The portfolio managers cannot directly own Shares of the Portfolios without purchasing an insurance contract through one of the participating insurance companies or through a qualified plan. As a result, such portfolio managers as a group do not own any outstanding Shares of the Portfolios. The portfolio managers may, however, own shares of certain other Janus mutual funds which have comparable investment objectives and strategies to the Portfolios which they manage. The following table reflects the portfolio managers ownership in the Janus Funds as of December 31, 2006.




-------------------------------------------------------------------------------------------------------------
                           DOLLAR RANGE OF EQUITY          AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES IN
 INVESTMENT PERSONNEL      SECURITIES IN THE PORTFOLIOS    JANUS FUNDS
-------------------------------------------------------------------------------------------------------------
 JANUS CAPITAL
-------------------------------------------------------------------------------------------------------------
 ANDREW ACKER              None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------
 JONATHAN D. COLEMAN       None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------
 DAVID J. CORKINS          None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------
 BRENT A. LYNN             None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------
 THOMAS R. MALLEY          None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------
 MARC PINTO                None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------
 SCOTT W. SCHOELZEL        None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------
 J. BRADLEY SLINGERLEND    None                            $500,001-$1,000,000
-------------------------------------------------------------------------------------------------------------
 GIBSON SMITH              None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------
 MINYOUNG SOHN             None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------
 RONALD V. SPEAKER         None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------
 DARRELL WATTERS           None                            $500,001-$1,000,000
-------------------------------------------------------------------------------------------------------------
 BURTON H. WILSON          None                            $100,001-$500,000
-------------------------------------------------------------------------------------------------------------
 JASON P. YEE              None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------
 PERKINS
-------------------------------------------------------------------------------------------------------------
 JEFFREY KAUTZ             None                            $100,001-$500,000
-------------------------------------------------------------------------------------------------------------
 THOMAS PERKINS            None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------

SHARES OF THE TRUST
--------------------------------------------------------------------------------

NET ASSET VALUE DETERMINATION

   As stated in the Portfolios' Prospectus, the net asset value ("NAV") of the Shares of each class of each Portfolio is determined once each day the New York Stock Exchange (the "NYSE") is open, as of the close of its regular trading session (normally 4:00 p.m., New York time, Monday through Friday). The per share NAV for each class of each Portfolio is computed by dividing the total value of securities and other assets allocated to the class, less liabilities allocated to that class, by the total number of shares outstanding for the class. In determining NAV, securities listed on an Exchange, the Nasdaq National Market, and foreign markets are generally valued at the closing prices on such markets, or if such price is lacking for the trading period immediately preceding the time of determination, such securities are valued at their current bid price. Municipal securities held by the Portfolios are traded primarily in the over-the-counter market. Valuations of such securities are furnished by one or more pricing services employed by the Portfolios and approved by the Trustees and are based upon a computerized matrix system or appraisals obtained by a pricing service, in each case in reliance upon information concerning market transactions and quotations from recognized municipal securities dealers. Other securities that are traded on the over-the-counter markets are generally valued at their closing bid prices. Foreign securities and currencies are converted to U.S. dollars using the applicable exchange rate in effect at the close of the NYSE. Each Portfolio will determine the market value of individual securities held by it by using prices provided by one or more professional pricing services which may provide market prices to other funds, or, as needed, by obtaining market quotations from independent broker-dealers. Short-term securities maturing within 60 days or less are valued on an amortized cost basis. Debt securities with a remaining maturity of greater than 60 days are valued in accordance with the evaluated bid price supplied by the pricing service. The evaluated bid price supplied by the pricing service is an evaluation that reflects such factors as security prices, yields, maturities, and ratings. Securities for which market quotations are not readily available or are deemed unreliable are valued at fair value determined in good faith under procedures established by and under the supervision of the Trustees (the "Valuation Procedures"). Circumstances in which fair value pricing may be utilized include, but are not limited to: (i) when significant events occur which may affect the securities of a single issuer, such as mergers, bankruptcies, or significant issuer specific developments; (ii) when significant events occur which may affect an entire market, such as natural disasters or significant governmental actions; and (iii) when non-significant events occur such as markets closing early or not opening, security trading halts, or pricing of nonvalued securities and restricted or nonpublic securities. The Portfolios may use a systematic fair valuation model provided by an independent third party to value international equity securities in order to adjust for stale pricing, which may occur between the close of certain foreign exchanges and the NYSE.

   Trading in securities on European and Far Eastern securities exchanges and over-the-counter markets is normally completed well before the close of business on each business day in New York (i.e., a day on which the NYSE is open). In addition, European or Far Eastern securities trading generally or in a particular country or countries may not take place on all business days in New York. Furthermore, trading takes place in Japanese markets on certain Saturdays and in various foreign markets on days which are not business days in New York and on which a Portfolio's NAV is not calculated. A Portfolio calculates its NAV per share, and therefore effects sales, redemptions, and repurchases of its shares, as of the close of the NYSE once each day on which the NYSE is open. Such calculation may not take place contemporaneously with the determination of the prices of the foreign portfolio securities used in such calculation. If an event that is expected to affect the value of a portfolio security occurs after the close of the principal exchange or market on which that security is traded, and before the close of the NYSE, then that security may be valued in good faith under the Valuation Procedures.

PURCHASES

   Shares of the Portfolios can be purchased only by (i) the separate accounts of participating insurance companies for the purpose of funding variable insurance contracts and (ii) certain qualified retirement plans. Participating insurance companies and certain designated organizations are authorized to receive purchase orders on the Portfolios' behalf and those organizations are authorized to designate their agents and affiliates as intermediaries to receive purchase orders. Purchase orders are deemed received by a Portfolio when authorized organizations, their agents, or affiliates receive the order provided that such designated organizations or their agents or affiliates transmit the order to the Portfolio within contractually specified periods. The Portfolios are not responsible for the failure of any designated organization or its agents or affiliates to carry out its obligations to its customers. In order to receive a day's price, your order must be received in good order by the close of the regular trading session of the NYSE as described above in "Net Asset Value Determination." The prospectus for your insurance company's separate account or your plan documents contain detailed information about investing in the Portfolios.

REDEMPTIONS

   Redemptions, like purchases, may only be effected through the separate accounts of participating insurance companies or qualified retirement plans. Certain designated organizations are authorized to receive redemption orders on the Portfolios' behalf and those organizations are authorized to designate their agents and affiliates as intermediaries to receive redemption orders. Redemption orders are deemed received by a Portfolio when authorized organizations, their agents, or affiliates receive the order. The Portfolios are not responsible for the failure of any designated organization or its agents or affiliates to carry out its obligations to its customers.

   Shares normally will be redeemed for cash, although each Portfolio retains the right to redeem some or all of its shares in-kind under unusual circumstances, in order to protect the interests of remaining shareholders, or to accommodate a request by a particular shareholder that does not adversely affect the interest of the remaining shareholders, by delivery of securities selected from its assets at its discretion. However, the Portfolios are governed by Rule 18f-1 under the 1940 Act, which requires each Portfolio to redeem shares solely for cash up to the lesser of $250,000 or 1% of the NAV of that Portfolio during any 90-day period for any one shareholder. Should redemptions by any shareholder exceed such limitation, a Portfolio will have the option of redeeming the excess in cash or in-kind. If shares are redeemed in-kind, the redeeming shareholder may incur brokerage costs in converting the assets to cash. The method of valuing securities used to make redemptions in-kind will be the same as the method of valuing portfolio securities described under "Shares of the Trust - Net Asset Value Determination" and such valuation will be made as of the same time the redemption price is determined.

   The right to require the Portfolios to redeem their Shares may be suspended, or the date of payment may be postponed, whenever: (i) trading on the NYSE is restricted, as determined by the SEC, or the NYSE is closed (except for holidays and weekends); (ii) the SEC permits such suspension and so orders; or (iii) an emergency exists as determined by the SEC so that disposal of securities or determination of NAV is not reasonably practicable.

INCOME DIVIDENDS, CAPITAL GAINS DISTRIBUTIONS, AND TAX STATUS
--------------------------------------------------------------------------------

   The following is intended to be a general summary of certain U.S. federal income tax consequences of investing in the Portfolios. It is not intended to be a complete discussion of all such federal income tax consequences, nor does it purport to deal with all categories of investors. This discussion reflects applicable tax laws of the United States as of the date of this Statement of Additional Information. However, tax laws may change or be subject to new interpretation by the courts or the IRS, possibly with retroactive effect. Investors are therefore advised to consult with their own tax advisers before making an investment in the Portfolios.

   It is a policy of the Portfolios' Shares to make distributions of substantially all of their respective investment income and any net realized capital gains. The Portfolios intend to qualify as regulated investment companies by satisfying certain requirements prescribed by Subchapter M of the Internal Revenue Code. If a Portfolio failed to qualify as a regulated investment company in any taxable year, the Portfolio may be subject to tax on its taxable income at corporate rates. In addition, all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would generally be taxable to shareholders as ordinary income but may, at least in part, qualify for the dividends received deduction applicable to corporations or the reduced rate of taxation applicable to noncorporate holders for "qualified dividend income." In addition, the Portfolios could be required to recognize unrealized gains, pay taxes and interest, and make distributions before requalifying as regulated investment companies that are accorded special tax treatment. In addition, each Portfolio intends to comply with the diversification requirements of Internal Revenue Code Section 817(h) related to the tax-deferred status of insurance company separate accounts.

   All income dividends and capital gains distributions, if any, on a Portfolio's Shares are reinvested automatically in additional Shares of that Portfolio at the NAV determined on the first business day following the record date.

   The Portfolios may purchase securities of certain foreign corporations considered to be passive foreign investment companies by the Internal Revenue Code. In order to avoid taxes and interest that must be paid by the Portfolios, the Portfolios may make various elections permitted by the tax laws. However, these elections could require that the Portfolios recognize taxable income, which in turn must be distributed even though the Portfolios may not have received any income upon such an event.

   Some foreign securities purchased by the Portfolios may be subject to foreign taxes which could reduce the yield on such securities. If the amount of foreign taxes is significant in a particular year, the Portfolios that qualify under Section 853 of the Internal Revenue Code may elect to pass through such taxes to shareholders. If such election is not made by a Portfolio, any foreign taxes paid or accrued will represent an expense to the Portfolio which will reduce its investment company taxable income.

   Because Shares of the Portfolios can only be purchased through variable insurance contracts or qualified plans, it is anticipated that any income dividends or capital gains distributions will be exempt from current taxation if left to accumulate within such contracts or plans. See the prospectus for the separate account of the related insurance company or the plan documents for additional information.

PRINCIPAL SHAREHOLDERS
--------------------------------------------------------------------------------


   The officers and Trustees of the Portfolios cannot directly own Shares of the Portfolios without purchasing an insurance contract through one of the participating insurance companies or through a qualified plan. As a result, such officers and Trustees as a group do not own any outstanding Shares of the Portfolios. As of April 20, 2007, all of the outstanding Shares of the Portfolios were owned by certain insurance company separate accounts or qualified plans. The percentage ownership of each separate account or plan owning 5% or more of the Shares of any Portfolio is as follows:



Portfolio Name                                       Shareholder and Address of Record                       Percentage Ownership
---------------------------------------------------------------------------------------------------------------------------------
Large Cap Growth Portfolio                           GE Life & Annuity Company                                      20.57%
                                                     Richmond VA
                                                     Pruco Life Insurance Company                                   16.61%
                                                     Newark NJ
                                                     Pruco Life Insurance Company of Arizona                         9.03%
                                                     Newark NJ
                                                     Kemper Investors Life Insurance Company                         6.72%
                                                     Variable Annuity Separate Account
                                                     Mercer Island WA
                                                     Jefferson National Life Insurance                               5.48%
                                                     Louisville KY
                                                     Lincoln Benefit Life                                            5.13%
                                                     Variable Life
                                                     Lincoln NE
Forty Portfolio                                      Life of Virginia                                               24.16%
                                                     Richmond VA
                                                     Delaware Charter Guarantee Trust                                9.84%
                                                     FBO Principal Financial Group
                                                     Des Moines IA
                                                     Charles Schwab & Company, Inc.                                  9.76%
                                                     Exclusive Benefit of our Customers
                                                     Reinvest Account
                                                     San Francisco CA
                                                     Mony America Variable Account A                                 6.12%
                                                     The Mony Group Inc
                                                     New York NY
Mid Cap Growth Portfolio                             GE Life & Annuity Company                                      21.74%
                                                     Richmond VA
                                                     Kemper Investors Life Insurance Company                        10.89%
                                                     Variable Annuity Separate Account
                                                     Mercer Island WA
                                                     Lincoln Benefit Life                                            7.72%
                                                     Variable Life
                                                     Lincoln NE
                                                     Jefferson National Life Insurance                               6.18%
                                                     Louisville KY
                                                     Western Reserve Life                                            6.01%
                                                     Cedar Rapids IA
                                                     Annuity Investors Life Insurance Company                        5.79%
                                                     Cincinnati OH
                                                     Lincoln Benefit Life                                            5.16%
                                                     Variable Annuity
                                                     Lincoln NE

Portfolio Name                                       Shareholder and Address of Record                       Percentage Ownership
---------------------------------------------------------------------------------------------------------------------------------
                                                     Delaware Charter Guarantee Trust                                5.01%
                                                     FBO Principal Life
                                                     Des Moines IA
Growth and Income Portfolio                          Great-West Life & Annuity                                      37.75%
                                                     Client Plans
                                                     Englewood CO
                                                     Jefferson National Life Insurance                              22.37%
                                                     Louisville KY
                                                     Western Reserve Life                                           20.89%
                                                     Cedar Rapids IA
                                                     Great-West Life & Annuity                                       8.44%
                                                     Englewood CO
Fundamental Equity Portfolio                         Western Reserve Life                                           80.87%
                                                     Cedar Rapids IA
                                                     Great-West Life & Annuity                                      19.02%
                                                     Client Plans
                                                     Englewood CO
Balanced Portfolio                                   NYLife Distributors                                            47.84%
                                                     Parsippany NJ
                                                     GE Life & Annuity Company                                      16.53%
                                                     Richmond VA
                                                     Kemper Investors Life Insurance Company                         7.11%
                                                     Variable Annuity Separate Account
                                                     Mercer Island WA
                                                     Annuity Investors Life Insurance Company                        6.00%
                                                     Cincinnati OH
Mid Cap Value Portfolio                              Western Reserve Life                                           71.07%
                                                     Cedar Rapids IA
                                                     Sun Life Financial                                             16.22%
                                                     FBO Larse Case Vul SEP Account G
                                                     Wellesley Hills MA
                                                     Pel Life-Coli                                                  12.56%
                                                     FMD Variable Accounting Group
                                                     Aegon USA Inc.
                                                     Cedar Rapids IA
Worldwide Growth Portfolio                           NYLife Distributors                                            32.31%
                                                     Parsippany NJ
                                                     Life of Virginia                                               14.19%
                                                     Richmond VA
                                                     Kemper Investors Life Insurance Company                         7.09%
                                                     Variable Annuity Separate Account
                                                     Mercer Island WA
                                                     AUL Group Retirement Account II                                 5.93%
                                                     Indianapolis IN
International Growth Portfolio                       Pruco Life Insurance Company of Arizona                        27.92%
                                                     Newark NJ
                                                     GE Life & Annuity Company                                      20.39%
                                                     Richmond VA

Portfolio Name                                       Shareholder and Address of Record                       Percentage Ownership
---------------------------------------------------------------------------------------------------------------------------------
                                                     Fidelity Investments Institutional Operations Co Inc            6.01%
                                                       as Agent for Certain Employee Benefit Plans
                                                     Covington KY
                                                     Sentry Life Insurance Company Group                             5.52%
                                                     Stevens Point WI
                                                     Western Reserve Life                                            5.16%
                                                     Cedar Rapids IA
                                                     NJ Transit ATU Account                                          5.08%
                                                     Newark NJ
Global Technology Portfolio                          Western Reserve Life                                           90.03%
                                                     Cedar Rapids IA
                                                     Connecticut General Life Insurance Company                      8.80%
                                                     Separate Acct HB CIGNA/CRIS
                                                     Hartford CT
Global Life Sciences Portfolio                       Western Reserve Life                                          100.00%
                                                     Cedar Rapids IA
Flexible Bond Portfolio                              AUL Group Retirement Account II                                25.08%
                                                     Indianapolis IN
                                                     AUL Individual Variable Annuity                                13.12%
                                                     Unit Trust 1
                                                     Indianapolis IN
                                                     GE Life & Annuity Company                                      12.07%
                                                     Richmond VA
                                                     Great-West Life & Annuity                                       7.95%
                                                     Unit Valuations 2T2
                                                     Englewood CO
                                                     Great West Life & Annuity                                       7.74%
                                                     FBO Schwab Annuities
                                                     Englewood CO
                                                     Lincoln Benefit Life                                            7.21%
                                                     Variable Annuity
                                                     Lincoln NE
                                                     AUL American Investment Trust                                   6.07%
                                                     Indianapolis IN


   No qualified plan owned 10% or more of the shares of the Trust as a whole.

   The Shares held by the separate accounts of each insurance company, including Shares for which no voting instructions have been received, will be voted by each insurance company in proportion to instructions received from contract owners. Since the listed insurance company separate accounts' voting rights are passed through to contract owners, the insurance companies themselves do not exercise voting control over the shares held in those accounts.

MISCELLANEOUS INFORMATION
--------------------------------------------------------------------------------

   Each Portfolio is a series of the Trust, an open-end management investment company registered under the 1940 Act and organized as a Delaware statutory trust on May 20, 1993. As of the date of this SAI, the Trust offers seventeen series of shares, known as "Portfolios," three of which offer three classes of shares, nine of which offer two classes of shares, and five of which offer one class of shares.

   Janus Capital reserves the right to the name "Janus." In the event that Janus Capital does not continue to provide investment advice to the Portfolios, the Portfolios must cease to use the name "Janus" as soon as reasonably practicable.

SHARES OF THE TRUST

   The Trust is authorized to issue an unlimited number of shares of beneficial interest with a par value of $0.001 per share for each series of the Trust. Shares of each series of the Trust are fully paid and nonassessable when issued. Shares of a Portfolio participate equally in dividends and other distributions by the shares of such Portfolio, and in residual assets of that Portfolio in the event of liquidation. Shares of each Portfolio have no preemptive, conversion, or subscription rights.

   The Portfolios discussed in this SAI each offer two or three classes of shares. The Shares discussed in this SAI are offered only in connection with investment in and payments under variable insurance contracts and to qualified retirement plans. The other classes of shares, Service Shares and Service II Shares, are offered only in connection with investment in and payments under variable insurance contracts and to qualified retirement plans that require a fee from Portfolio assets to procure distribution and administrative services to contract owners and plan participants. For Service II Shares, a redemption fee may be imposed on interests in separate accounts or plans held 60 days or less.

SHAREHOLDER MEETINGS

   The Trust does not intend to hold annual or regular shareholder meetings unless otherwise required by the Amended and Restated Trust Instrument or the 1940 Act. Special meetings may be called for a specific Portfolio or for the Trust as a whole for purposes such as electing or removing Trustees, terminating or reorganizing the Trust, changing fundamental policies, or for any other purpose requiring a shareholder vote under the 1940 Act. Commencing in 2005 and not less than every fifth calendar year thereafter, a meeting of shareholders shall be held to elect Trustees.

   Separate votes are taken by each Portfolio or class only if a matter affects or requires the vote of only that Portfolio or class or if that Portfolio's or class' interest in the matter differs from the interest of other Portfolios or classes of the Trust. A shareholder is entitled to one vote for each whole dollar and a proportionate fractional vote for each fractional dollar of NAV of the applicable shares held in the shareholder's name.

   Under the Amended and Restated Trust Instrument, special meetings of shareholders of the Trust or of any Portfolio shall be called subject to certain conditions, upon written request of shareholders owning Shares representing at least two-thirds of the votes entitled to be cast at such meeting. The Portfolios will assist these shareholders in communicating with other shareholders in connection with such a meeting similar to that referred to in Section 16(c) of the 1940 Act.

VOTING RIGHTS

   A participating insurance company issuing a variable insurance contract will vote shares in the separate account as required by law and interpretations thereof, as may be amended or changed from time to time. In accordance with current law and interpretations, a participating insurance company is required to request voting instructions from policy owners and must vote shares in the separate account, including shares for which no instructions have been received, in proportion to the voting instructions received. Additional information may be found in the participating insurance company's separate account prospectus.

   The Trustees are responsible for major decisions relating to each Portfolio's policies and objectives; the Trustees oversee the operation of each Portfolio by its officers and review the investment decisions of the officers.

   The Trustees of the Trust were elected at a meeting of shareholders on December 29, 2005. Under the Amended and Restated Trust Instrument, each Trustee will continue in office until the termination of the Trust or his or her earlier death, retirement, resignation, bankruptcy, incapacity, or removal. Vacancies will be filled by appointment by a majority of the remaining Trustees, subject to the 1940 Act. Therefore, no annual or regular meetings of shareholders normally will be held, unless otherwise required by the Amended and Restated Trust Instrument or the 1940 Act. Subject to the foregoing, shareholders have the power to vote to elect or remove Trustees, to terminate or reorganize their Portfolio, to amend the Amended and Restated Trust Instrument, to bring certain derivative actions, and on any other matters on which a shareholder vote is required by the 1940 Act, the Amended and Restated Trust Instrument, the Trust's Bylaws, or the Trustees.

   As mentioned previously in "Shareholder Meetings," a shareholder will be entitled to one vote for each whole dollar and a proportionate fractional vote for each fractional dollar of NAV of the applicable shares held in the shareholder's name. Shares of all Portfolios of the Trust have noncumulative voting rights, which means that the holders of more than 50% of the value of shares of all Portfolios of the Trust voting for the election of Trustees can elect 100% of the Trustees if they choose to do so. In such event, the holders of the remaining value of shares will not be able to elect any Trustees.


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


   PricewaterhouseCoopers LLP, 1670 Broadway, Suite 1000, Denver, Colorado 80202, the Independent Registered Public Accounting Firm for the Portfolios, audits the Portfolios' annual financial statements and compiles their tax returns.

REGISTRATION STATEMENT

   The Trust has filed with the SEC, Washington, D.C., a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities to which this SAI relates. If further information is desired with respect to the Portfolios or such securities, reference is made to the Registration Statement and the exhibits filed as a part thereof.

FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

DOCUMENTS INCORPORATED BY REFERENCE TO THE ANNUAL REPORT

   The following audited financial statements for the period ended December 31, 2006 are hereby incorporated into this SAI by reference to the Portfolios' Annual Reports dated December 31, 2006.

   Schedules of Investments as of December 31, 2006

   Statements of Assets and Liabilities as of December 31, 2006

   Statements of Operations for the period ended December 31, 2006


   Statements of Changes in Net Assets for each of the periods indicated


   Financial Highlights for each of the periods indicated

   Notes to Financial Statements

   Report of Independent Registered Public Accounting Firm

   The portions of the Annual Reports that are not specifically listed above are not incorporated by reference into this SAI and are not part of the Registration Statement.

APPENDIX A
--------------------------------------------------------------------------------

EXPLANATION OF RATING CATEGORIES

   The following is a description of credit ratings issued by three of the major credit rating agencies. Credit ratings evaluate only the safety of principal and interest payments, not the market value risk of lower quality securities. Credit rating agencies may fail to change credit ratings to reflect subsequent events on a timely basis. Although Janus Capital or the subadviser consider security ratings when making investment decisions, they also perform their own investment analyses and do not rely solely on the ratings assigned by credit agencies.

STANDARD & POOR'S
RATINGS SERVICE

          BOND RATING                  EXPLANATION
          -----------------------------------------------------------------------------------------
          Investment Grade
          AAA......................... Highest rating; extremely strong capacity to pay principal and interest.
          AA.......................... High quality; very strong capacity to pay principal and interest.
          A........................... Strong capacity to pay principal and interest; somewhat more susceptible to the adverse effects of changing circumstances and economic conditions.
          BBB-........................ Adequate capacity to pay principal and interest; normally exhibit adequate protection parameters, but adverse economic conditions or changing circumstances more likely to lead to a weakened capacity to pay principal and interest than for higher rated bonds.
          Non-Investment Grade
          BB+, B, CCC, CC, C.......... Predominantly speculative with respect to the issuer's capacity to meet required interest and principal payments.
                                       BB - lowest degree of speculation; C - the highest degree of speculation. Quality and protective characteristics
                                       outweighed by large uncertainties or major risk exposure to adverse conditions.
          D........................... In default.

FITCH, INC.

          BOND RATING                  EXPLANATION
          -----------------------------------------------------------------------------------------
          Investment Grade
          AAA......................... Highest rating; extremely strong capacity to pay principal and interest.
          AA.......................... High quality; very strong capacity to pay principal and interest.
          A........................... Strong capacity to pay principal and interest; somewhat more susceptible to the adverse effects of changing circumstances and economic conditions.
          BBB-........................ Adequate capacity to pay principal and interest; normally exhibit adequate protection parameters, but adverse economic conditions or changing circumstances more likely to lead to a weakened capacity to pay principal and interest than for higher rated bonds.
          Non-Investment Grade
          BB+, B, CCC, CC, C.......... Predominantly speculative with respect to the issuer's capacity to meet required interest and principal payments.
                                       BB - lowest degree of speculation; C - the highest degree of speculation. Quality and protective characteristics
                                       outweighed by large uncertainties or major risk exposure to adverse conditions.
          D........................... In default.

MOODY'S INVESTORS
SERVICE, INC.

          BOND RATING                  EXPLANATION
          -----------------------------------------------------------------------------------------
          Investment Grade
          Aaa......................... Highest quality, smallest degree of investment risk.
          Aa.......................... High quality; together with Aaa bonds, they compose the high-grade bond group.
          A........................... Upper to medium-grade obligations; many favorable investment attributes.
          Baa......................... Medium-grade obligations; neither highly protected nor poorly secured. Interest and principal appear adequate for the present but certain protective elements may be lacking or may be unreliable over any great length of time.
          Non-Investment Grade
          Ba.......................... More uncertain, with speculative elements. Protection of interest and principal payments not well safeguarded during good and bad times.
          B........................... Lack characteristics of desirable investment; potentially low assurance of timely interest and principal payments or maintenance of other contract terms over time.
          Caa......................... Poor standing, may be in default; elements of danger with respect to principal or interest payments.
          Ca.......................... Speculative in a high degree; could be in default or have other marked shortcomings.
          C........................... Lowest rated; extremely poor prospects of ever attaining investment standing.


   Unrated securities will be treated as non-investment grade securities unless the portfolio managers determine that such securities are the equivalent of investment grade securities. When calculating the quality assigned to securities that receive different ratings from two or more agencies ("split rated securities"), the security will receive: (i) the middle rating from the three reporting agencies if three agencies provide a rating for the security;
   (ii) the lowest rating if only two agencies provide a rating for the security; or (iii) the rating assigned if only one agency rates the security.

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

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

                                  (JANUS LOGO)
                                   WWW.JANUS.COM/INFO

                                   151 Detroit Street
                                   Denver, CO 80206-4805
                                   1-800-525-0020

                                       May 1, 2007

                                       GROWTH & CORE
                                        Large Cap Growth Portfolio
                                        Forty Portfolio
                                        Mid Cap Growth Portfolio
                                        Growth and Income Portfolio
                                        Fundamental Equity Portfolio
                                        Balanced Portfolio
                                       RISK-MANAGED
                                        Janus Aspen INTECH Risk-Managed Growth
                                        Portfolio
                                        Janus Aspen INTECH Risk-Managed Core
                                        Portfolio
                                       VALUE
                                        Mid Cap Value Portfolio
                                        Small Company Value Portfolio
                                       INTERNATIONAL & GLOBAL
                                        Worldwide Growth Portfolio
                                        International Growth Portfolio
                                        Foreign Stock Portfolio
                                       SPECIALTY EQUITY
                                        Global Technology Portfolio
                                        Global Life Sciences Portfolio
                                       BOND
                                        Flexible Bond Portfolio

                               JANUS ASPEN SERIES
                                 SERVICE SHARES

                      Statement of Additional Information


     This Statement of Additional Information ("SAI") expands upon and supplements the information contained in the current Prospectuses for the Service Shares (the "Shares") of the Portfolios listed above, each of which is a separate series of Janus Aspen Series, a Delaware statutory trust (the "Trust"). Each of these series of the Trust represents shares of beneficial interest in a separate portfolio of securities and other assets with its own objective and policies. Janus Capital Management LLC ("Janus Capital") is the investment adviser of each Portfolio. In addition, a subadviser is responsible for the day-to-day operations of certain Portfolios.


     Shares of the Portfolios may be purchased only by separate accounts of insurance companies for the purpose of funding variable life insurance policies and variable annuity contracts (collectively, "variable insurance contracts") and by certain qualified retirement plans. Certain Portfolios also offer one or two additional classes of shares to certain qualified plans or separate accounts of insurance companies.


     This SAI is not a Prospectus and should be read in conjunction with the Portfolios' Prospectuses dated May 1, 2007, and any supplements thereto, which are incorporated by reference into this SAI and may be obtained from your insurance company or plan sponsor, or by contacting a Janus representative at 1-800-525-0020. This SAI contains additional and more detailed information about the Portfolios' operations and activities than the Prospectuses. The Annual and Semiannual Reports, which contain important financial information about the Portfolios, are incorporated by reference into this SAI and are also available, without charge, from your plan sponsor, or other financial intermediary, at www.janus.com/info, or by contacting a Janus representative at 1-800-525-0020.

(JANUS LOGO)

TABLE OF CONTENTS
--------------------------------------------------------------------------------

    Classification, Investment Policies and Restrictions, and
    Investment Strategies and Risks.............................    2
    Investment Adviser and Subadvisers..........................   29
    Custodian, Transfer Agent, and Certain Affiliations.........   49
    Portfolio Transactions and Brokerage........................   50
    Trustees and Officers.......................................   55
    Shares of the Trust.........................................   71
       Net Asset Value Determination............................   71
       Purchases................................................   71
       Distribution and Shareholder Servicing Plan..............   72
       Redemptions..............................................   73
    Income Dividends, Capital Gains Distributions, and Tax
    Status......................................................   75
    Principal Shareholders......................................   76
    Miscellaneous Information...................................   80
       Shares of the Trust......................................   80
       Shareholder Meetings.....................................   80
       Voting Rights............................................   80
       Independent Registered Public Accounting Firm............   81
       Registration Statement...................................   81
    Financial Statements........................................   82
    Appendix A..................................................   83
       Explanation of Rating Categories.........................   83

CLASSIFICATION, INVESTMENT POLICIES AND RESTRICTIONS, AND INVESTMENT
STRATEGIES AND RISKS
--------------------------------------------------------------------------------

JANUS ASPEN SERIES

   This Statement of Additional Information includes information about 16 series of the Trust. Each Portfolio is a series of the Trust, an open-end, management investment company.

   EQUITY PORTFOLIOS. Large Cap Growth Portfolio, Forty Portfolio, Mid Cap Growth Portfolio, Growth and Income Portfolio, Fundamental Equity Portfolio, Balanced Portfolio, Janus Aspen INTECH Risk-Managed Growth Portfolio, Janus Aspen INTECH Risk-Managed Core Portfolio, Mid Cap Value Portfolio, Small Company Value Portfolio, Worldwide Growth Portfolio, International Growth Portfolio, Foreign Stock Portfolio, Global Technology Portfolio, and Global Life Sciences Portfolio are referred to collectively in this SAI as the "Equity Portfolios."

   BOND PORTFOLIO. Flexible Bond Portfolio is referred to in this SAI as the "Bond Portfolio."

CLASSIFICATION

   The Investment Company Act of 1940, as amended, ("1940 Act") classifies mutual funds as either diversified or nondiversified. Forty Portfolio and Foreign Stock Portfolio are classified as nondiversified. Large Cap Growth Portfolio, Mid Cap Growth Portfolio, Growth and Income Portfolio, Fundamental Equity Portfolio, Balanced Portfolio, Janus Aspen INTECH Risk-Managed Growth Portfolio, Janus Aspen INTECH Risk-Managed Core Portfolio, Mid Cap Value Portfolio, Small Company Value Portfolio, Worldwide Growth Portfolio, International Growth Portfolio, Global Technology Portfolio, Global Life Sciences Portfolio and Flexible Bond Portfolio are classified as diversified.

SUBADVISERS

   PORTFOLIOS SUBADVISED BY INTECH. Enhanced Investment Technologies, LLC ("INTECH") is the investment subadviser for Janus Aspen INTECH Risk-Managed Growth Portfolio and Janus Aspen INTECH Risk-Managed Core Portfolio (together, the "Risk-Managed Portfolios").

   PORTFOLIO SUBADVISED BY PERKINS. Perkins, Wolf, McDonnell and Company, LLC ("Perkins") is the investment subadviser for Mid Cap Value Portfolio.

INVESTMENT POLICIES AND RESTRICTIONS APPLICABLE TO ALL PORTFOLIOS

   The Portfolios are subject to certain fundamental policies and restrictions that may not be changed without shareholder approval. Shareholder approval means approval by the lesser of: (i) more than 50% of the outstanding voting securities of the Trust (or a particular Portfolio or particular class of shares if a matter affects just that Portfolio or that class of shares) or
   (ii) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding voting securities of the Trust (or a particular Portfolio or class of shares) are present or represented by proxy. The following policies are fundamental policies of the Portfolios. Each of these policies applies to all of the Portfolios, except policies (1) and (2), which apply only to the Portfolios specifically listed in those policies.

   (1) With respect to 75% of its total assets, Large Cap Growth Portfolio, Mid Cap Growth Portfolio, Growth and Income Portfolio, Fundamental Equity Portfolio, Balanced Portfolio, Risk-Managed Growth Portfolio, Risk-Managed Core Portfolio, Mid Cap Value Portfolio, Small Company Value Portfolio, Worldwide Growth Portfolio, International Growth Portfolio, Global Technology Portfolio, Global Life Sciences Portfolio and Flexible Bond Portfolio may not purchase securities of an issuer (other than the U.S. Government, its agencies, instrumentalities or authorities, or repurchase agreements collateralized by U.S. Government securities, and other investment companies) if: (a) such purchase would, at the time, cause more than 5% of the Portfolio's total assets taken at market value to be invested in the securities of such issuer or (b) such purchase would, at the time, result in more than 10% of the outstanding voting securities of such issuer being held by the Portfolio.

   Each Portfolio may not:

   (2) Invest 25% or more of the value of its total assets in any particular industry (other than U.S. Government securities). This policy does not apply to Global Life Sciences Portfolio.

   (3) Invest directly in real estate or interests in real estate; however, each Portfolio may own debt or equity securities issued by companies engaged in those businesses.

   (4) Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments (but this limitation shall not prevent each Portfolio from purchasing or selling foreign currencies, options, futures, swaps, forward contracts, or other derivative instruments, or from investing in securities or other instruments backed by physical commodities).

   (5) Lend any security or make any other loan if, as a result, more than 33 1/3% of the Portfolio's total assets would be lent to other parties (but this limitation does not apply to investments in repurchase agreements, commercial paper, debt securities, or loans, including assignments and participation interests).

   (6) Act as an underwriter of securities issued by others, except to the extent that the Portfolio may be deemed an underwriter in connection with the disposition of its portfolio securities.

   (7) Borrow money except that each Portfolio may borrow money for temporary or emergency purposes (not for leveraging or investment). Borrowings from banks will not, in any event, exceed one-third of the value of a Portfolio's total assets (including the amount borrowed). This policy shall not prohibit short sales transactions or futures, options, swaps, or forward transactions. The Portfolios may not issue "senior securities" in contravention of the 1940 Act.

   As a fundamental policy, each Portfolio may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies, and limitations as such Portfolio.

   The Trustees have adopted additional investment restrictions for the Portfolios. These restrictions are operating policies of the Portfolios and may be changed by the Trustees without shareholder approval. The additional restrictions adopted by the Trustees to date include the following:


   (a) The Portfolios may sell securities short if they own or have the right to obtain securities equivalent in kind and amount to the securities sold short without the payment of any additional consideration therefore ("short sales against the box"). In addition, the Equity Portfolios may engage in "naked" (uncovered) short sales, which involve selling a security that a Portfolio borrows and does not own. The total market value of all of a Portfolio's naked short sale positions will not exceed 10% of its assets. Transactions in futures, options, swaps, and forward contracts are not deemed to constitute selling securities short.



   (b) The Portfolios do not intend to purchase securities on margin, except that the Portfolios may obtain such short-term credits as are necessary for the clearance of transactions, and provided that margin payments and other deposits in connection with transactions in futures, options, swaps, and forward contracts shall not be deemed to constitute purchasing securities on margin.


   (c) A Portfolio may not mortgage or pledge any securities owned or held by such Portfolio in amounts that exceed, in the aggregate, 15% of that Portfolio's net asset value ("NAV"), provided that this limitation does not apply to: reverse repurchase agreements; deposits of assets to margin; guarantee positions in futures, options, swaps, or forward contracts; or the segregation of assets in connection with such contracts.


   (d) The Portfolios do not currently intend to purchase any security or enter into a repurchase agreement if, as a result, more than 15% of their respective net assets would be invested in repurchase agreements not entitling the holder to payment of principal and interest within seven days and in securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market. The Trustees, or the Portfolios' investment adviser acting pursuant to authority delegated by the Trustees, may determine that a readily available market exists for: securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933, as amended, ("Rule 144A Securities"), or any successor to such rule; Section 4(2) commercial paper; and municipal lease obligations. Accordingly, such securities may not be subject to the foregoing limitation.


   (e) The Portfolios may not invest in companies for the purpose of exercising control of management.

   Under the terms of an exemptive order received from the Securities and Exchange Commission ("SEC"), each Portfolio may borrow money from or lend money to other funds that permit such transactions and for which Janus Capital or one of its affiliates serves as investment adviser. All such borrowing and lending will be subject to the above limits and to the limits and other conditions in such exemptive order. A Portfolio will borrow money through the program only when the costs are equal to or lower than the cost of bank loans. Interfund loans and borrowings normally extend overnight, but can have a maximum duration of seven days. A Portfolio will lend through the program only when the returns are higher than those available from other short-term instruments (such as repurchase agreements). A Portfolio may have to borrow from a bank at a higher interest rate if an interfund loan is called or not renewed. Any delay in repayment to a lending Portfolio could result in a lost investment opportunity or additional borrowing costs.

   For the purposes of these investment restrictions, the identification of the issuer of a municipal obligation depends on the terms and conditions of the security. When assets and revenues of a political subdivision are separate from those of the government that created the subdivision and the security is backed only by the assets and revenues of the subdivision, the subdivision is deemed to be the sole issuer. Similarly, in the case of an industrial development bond, if the bond is backed only by assets and revenues of a nongovernmental user, then the nongovernmental user would be deemed to be the sole issuer. If, however, in either case, the creating government or some other entity guarantees the security, the guarantee would be considered a separate security that would be treated as an issue of the guaranteeing entity.

   For purposes of each Portfolio's policies on investing in particular industries, the Portfolios will rely primarily on industry or industry group classifications as published by Bloomberg L.P. To the extent that Bloomberg L.P. industry classifications are so broad that the primary economic characteristics in a single class are materially different, the Portfolios may further classify issuers in accordance with industry classifications as published by the SEC.

INVESTMENT POLICIES APPLICABLE TO CERTAIN PORTFOLIOS

   BALANCED PORTFOLIO. As an operational policy, at least 25% of the assets of Balanced Portfolio will normally be invested in fixed-income senior securities.

   GLOBAL LIFE SCIENCES PORTFOLIO. As a fundamental policy, Global Life Sciences Portfolio will normally invest at least 25% of its total assets, in the aggregate, in the following industry groups: health care, pharmaceuticals, agriculture, cosmetics/personal care, and biotechnology. The Portfolio does not have a policy to concentrate in any industry other than those listed above.

INVESTMENT STRATEGIES AND RISKS

Diversification


   Diversification is a way to reduce risk by investing in a broad range of stocks or other securities. A portfolio that is classified as "nondiversified" has the ability to take larger positions in a smaller number of issuers than a portfolio that is classified as "diversified." This gives a portfolio which is classified as nondiversified more flexibility to focus its investments in the most attractive companies identified by the portfolio managers and/or investment personnel. However, because the appreciation or depreciation of a single stock may have a greater impact on the NAV of a portfolio which is classified as nondiversified, its share price can be expected to fluctuate more than a comparable portfolio which is classified as diversified. This fluctuation, if significant, may affect the performance of a portfolio.


Cash Position

   As discussed in the Prospectus, a Portfolio's cash position may temporarily increase under various circumstances. Securities that the Portfolios may invest in as a means of receiving a return on idle cash include domestic or foreign denominated commercial paper, certificates of deposit, repurchase agreements, or other short-term debt obligations. These securities may include U.S. and foreign short-term cash instruments. Each Portfolio may also invest in money market funds, including funds managed by Janus Capital. (See "Investment Company Securities.")

   The Risk-Managed Portfolios, subadvised by INTECH, normally remain as fully invested as possible and do not seek to lessen the effects of a declining market through hedging or temporary defensive positions. These Portfolios may use exchange-traded funds, as well as futures, options, and other derivatives, to gain exposure to the stock market pending investment of cash balances or to meet liquidity needs. These Portfolios may invest in U.S. Government securities and other short-term, interest-bearing securities without regard to the Portfolios' otherwise applicable percentage limits, policies, or their normal investment emphasis, when INTECH believes market, economic, or political conditions warrant a temporary defensive position.

Illiquid Investments

   Each Portfolio may invest up to 15% of its net assets in illiquid investments (i.e., securities that are not readily marketable). The Trustees have authorized Janus Capital to make liquidity determinations with respect to certain securities, including Rule 144A Securities, commercial paper, and municipal lease obligations purchased by the Portfolios. Under the guidelines established by the Trustees, Janus Capital will consider the following factors: (i) the frequency of trades and quoted prices for the security; (ii) the number of dealers willing to purchase or sell the security and the number of other potential purchasers; (iii) the willingness of dealers to undertake to make a market in the security; and (iv) the nature of the security and the nature of the marketplace trades, including the time needed to dispose of the security, the method of soliciting offers, and the mechanics of the transfer. In the case of commercial paper, Janus Capital will also consider whether the paper is traded flat or in default as to principal and interest and any ratings of the paper by a nationally recognized statistical rating organization ("NRSRO"). Certain securities previously deemed liquid may become illiquid in any subsequent assessment of the foregoing factors or other changes. Foreign securities that may be freely traded on or through the facilities of an offshore exchange or other established offshore securities market are not restricted under the Portfolios' liquidity procedures if traded in that market. Such securities will be treated as "restricted" if traded in the United States because foreign securities are not registered for sale under the U.S. Securities Act of 1933, as amended (the "1933 Act").


   If illiquid securities exceed 15% of a Portfolio's net assets after the time of purchase, the Portfolio will take steps to reduce in an orderly fashion its holdings of illiquid securities. Because illiquid securities may not be readily marketable, the portfolio managers and/or investment personnel may not be able to dispose of them in a timely manner. As a result, the Portfolio may be forced to hold illiquid securities while their price depreciates. Depreciation in the price of illiquid securities may cause the NAV of a Portfolio to decline.



   Each Portfolio may invest up to 5% of its total assets in venture capital investments, although no more than 0.5% of its total assets will be invested in any one venture capital company. Venture capital investments are investments in new and early stage companies whose securities are not publicly traded. These investments may present significant opportunities for capital appreciation but involve a high degree of risk that can result in substantial losses. The Portfolios may not be able to sell such investments when the portfolio managers and/or investment personnel deem it appropriate to do so due to restrictions on their sale. In addition, the Portfolios may be forced to sell their venture capital investments at less than fair market value. Where venture capital investments must be registered prior to their sale, the Portfolios may be obligated to pay all or part of the registration expenses. Any of these situations may result in a decrease in a Portfolio's NAV.


Securities Lending

   Under procedures adopted by the Trustees, the Portfolios may lend securities to qualified parties (typically brokers or other financial institutions) who need to borrow securities in order to complete certain transactions such as covering short sales, avoiding failures to deliver securities, or completing arbitrage activities. The Portfolios may seek to earn additional income through securities lending. There is the risk of delay in recovering a loaned security or the risk of loss in collateral rights if the borrower fails financially. In addition, Janus Capital makes efforts to balance the benefits and risks from granting such loans. The Portfolios do not have the right to vote on securities while they are being lent; however, the Portfolios may attempt to call back the loan and vote the proxy if time permits. All loans will be continuously secured by collateral which may consist of cash, U.S. Government securities, domestic and foreign short-term debt instruments, letters of credit, money market mutual funds or other money market accounts, or such other collateral as permitted by the SEC. Cash collateral may be invested in affiliated money market funds or other accounts advised by Janus Capital to the extent consistent with exemptive relief obtained from the SEC or as permitted by the 1940 Act and rules promulgated thereunder. Cash collateral may also be invested in unaffiliated money market funds or other accounts.

Foreign Securities

   Unless otherwise limited by its specific investment policies, each Portfolio and each Risk-Managed Portfolio to the extent that foreign securities may be included in its benchmark index, may invest without limit in foreign securities either indirectly (e.g., depositary receipts) or directly in foreign markets, including emerging markets. Investments in foreign securities, including those of foreign governments, may involve greater risks than investing in domestic securities because a Portfolio's performance may depend on factors other than the performance of a particular company. These factors include:

   CURRENCY RISK. As long as a Portfolio holds a foreign security, its value will be affected by the value of the local currency relative to the U.S. dollar. When a Portfolio sells a foreign denominated security, its value may be worth less in U.S. dollars even if the security increases in value in its home country. U.S. dollar-denominated securities of foreign issuers may also be affected by currency risk due to the overall impact of exposure to the issuer's local currency.

   POLITICAL AND ECONOMIC RISK. Foreign investments may be subject to heightened political and economic risks, particularly in emerging markets which may have relatively unstable governments, immature economic structures, national policies restricting investments by foreigners, different legal systems, and economies based on only a few industries. In some countries, there is the risk that the government may take over the assets or operations of a company or that the government may impose taxes or limits on the removal of a Portfolio's assets from that country.

   REGULATORY RISK. There may be less government supervision of foreign markets. As a result, foreign issuers may not be subject to the uniform accounting, auditing, and financial reporting standards and practices applicable to domestic issuers and there may be less publicly available information about foreign issuers.

   MARKET RISK. Foreign securities markets, particularly those of emerging market countries, may be less liquid and more volatile than domestic markets. Certain markets may require payment for securities before delivery and delays may be encountered in settling securities transactions. In some foreign markets, there may not be protection against failure by other parties to complete transactions. Such factors may hinder a Portfolio's ability to buy and sell emerging market securities in a timely manner, affecting the Portfolio's investment strategies and potentially affecting the value of the Portfolio.

   TRANSACTION COSTS. Costs of buying, selling, and holding foreign securities, including brokerage, tax, and custody costs, may be higher than those involved in domestic transactions.


   EMERGING MARKETS. Within the parameters of their specific investment policies, the Portfolios, particularly Worldwide Growth Portfolio, International Growth Portfolio, Foreign Stock Portfolio, Global Technology Portfolio, and Global Life Sciences Portfolio, may invest their assets in a company or companies from one or more "developing countries" or "emerging markets." Such countries include, but are not limited to, countries included in the Morgan Stanley Capital International ("MSCI") Emerging Markets Index(SM). Investing in emerging markets involves certain risks not typically associated with investing in the United States, and imposes risks greater than, or in addition to, risks of investing in more developed foreign countries. In many developing markets, there is less government supervision and regulation of business and industry practices, stock exchanges, brokers, and listed companies than in more developed markets. There is a risk in developing countries that a future economic or political crisis could lead to price controls, forced mergers of companies, expropriation or confiscatory taxation, seizure, nationalization, or creation of government monopolies, any of which may have a detrimental effect on a Portfolio's investments. Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation or deflation for many years, and future inflation may adversely affect the economies and securities markets of such countries. The securities markets of many of the countries in which the Portfolios may invest may also be smaller, less liquid, and subject to greater price volatility than those in the United States. In the event of a default on any investments in foreign debt obligations, it may be more difficult for the Portfolios to obtain or to enforce a judgment against the issuers of such securities. In addition, there may be little financial or accounting information available with respect to issuers of emerging market securities, and it may be difficult as a result to assess the value of an investment in such securities. The Portfolios may be subject to emerging markets risk to the extent that they invest in companies which are not considered to be from emerging markets, but which have customers, products, or transactions associated with emerging markets. A summary of each Portfolio's investments by country is contained in the Portfolios' shareholder reports and Form N-Q reports, which are filed with the SEC.


Short Sales

   Each Portfolio, with the exception of the Risk-Managed Portfolios, may engage in "short sales against the box." This technique involves selling either a security that a Portfolio owns, or a security equivalent in kind and amount to the security sold short that the Portfolio has the right to obtain, for delivery at a specified date in the future. A Portfolio may enter into a short sale against the box to hedge against anticipated declines in the market price of portfolio securities. If the value of the securities sold short increases prior to the scheduled delivery date, a Portfolio loses the opportunity to participate in the gain.


   The Equity Portfolios, with the exception of the Risk-Managed Portfolios and Flexible Bond Portfolio, may also engage in "naked" (uncovered) short sales. A Portfolio may engage in naked short sales when the portfolio managers and/or investment personnel anticipate that a security's market purchase price will be less than its borrowing price. In a naked short sale transaction, a Portfolio sells a security it does not own to a purchaser at a specified price. To complete a naked short sale, a Portfolio must: (i) borrow the security to deliver it to the purchaser and (ii) buy that same security in the market to return it to the lender. Naked short sales involve the same fundamental risk as short sales against the box, as described in the previous paragraph. In addition, a Portfolio may incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the Portfolio replaces the borrowed security, and the Portfolio may realize a gain if the security declines in price between those same dates. Although a Portfolio's potential for gain as a result of a short sale is limited to the price at which it sold the security short less the cost of borrowing the security, the potential for loss is theoretically unlimited because there is no limit to the cost of replacing the borrowed security. To borrow the security, a Portfolio may also be required to pay a premium, which would increase the cost of the security sold.


   The Portfolios may not always be able to close out a short position at a particular time or at an acceptable price. A lender may request that the borrowed securities be returned to it on short notice, and a Portfolio may have to buy the borrowed securities at an unfavorable price. If this occurs at a time that other short sellers of the same security also want to close out their positions, a "short squeeze" can occur. A short squeeze occurs when demand is greater than supply for the stock sold short. A short squeeze makes it more likely that a Portfolio will have to cover its short sale at an unfavorable price. If that happens, the Portfolio may lose some or all of the potential profit from, or even incur a loss as a result of, the short sale.

   Until a Portfolio closes its short position or replaces the borrowed security, the Portfolio may designate liquid assets it owns (other than the short sale proceeds) as segregated assets to the books of the broker and/or its custodian in an amount equal to its obligation to purchase the securities sold short, as required by the 1940 Act. The amount segregated in this manner is expected to be increased or decreased each business day equal to the change in market value of the Portfolio's obligation to purchase the security sold short. The proceeds of the short sale will be retained by the broker, to the extent necessary to meet the margin requirements, until the short position is closed out. If the lending broker requires the Portfolio to deposit additional collateral (in addition to the short sales proceeds that the broker holds during the period of the short sale), which may be as much as 50% of the value of the securities sold short, the amount of the additional collateral may be deducted in determining the amount of cash or liquid assets the Portfolio is required to segregate to cover the short sale obligation pursuant to the 1940 Act. The amount segregated must be unencumbered by any other obligation or claim other than the obligation that is being covered. A Portfolio believes that short sale obligations that are covered, either by an offsetting asset or right (acquiring the security sold short or having an option to purchase the security sold short at an exercise price that covers the obligation), or by the Portfolio's segregated asset procedures (or a combination thereof), are not senior securities under the 1940 Act and are not subject to the Portfolio's borrowing restrictions. This requirement to segregate assets limits a Portfolio's leveraging of its investments and the related risk of losses from leveraging. A Portfolio also is required to pay the lender of the security any dividends or interest that accrue on a borrowed security during the period of the loan. Depending on the arrangements made with the broker or custodian, a Portfolio may or may not receive any payments (including interest) on collateral it has deposited with the broker. The total market value of all of a Portfolio's naked short sale positions will not exceed 10% of its net assets.




Zero Coupon, Step Coupon, and Pay-In-Kind Securities

   Within the parameters of its specific investment policies, each Portfolio, with the exception of the Risk-Managed Portfolios, may invest up to 10% (without limit for Flexible Bond Portfolio) of its assets in zero coupon, pay-in-kind, and step coupon securities. Zero coupon bonds are issued and traded at a discount from their face value. They do not entitle the holder to any periodic payment of interest prior to maturity. Step coupon bonds are high-quality issues with above-market interest rates and a coupon that increases over the life of the bond. They may pay monthly, semiannual, or annual interest payments. On the date of each coupon payment, the issuer decides whether to call the bond at par or whether to extend it until the next payment date at the new coupon rate. Pay-in-kind bonds normally give the issuer an option to pay cash at a coupon payment date or give the holder of the security a similar bond with the same coupon rate and a face value equal to the amount of the coupon payment that would have been made. For the purposes of any Portfolio's restriction on investing in income-producing securities, income-producing securities include securities that make periodic interest payments as well as those that make interest payments on a deferred basis or pay interest only at maturity (e.g., Treasury bills or zero coupon bonds).

   Current federal income tax law requires holders of zero coupon securities and step coupon securities to report the portion of the original issue discount on such securities that accrues during a given year as interest income, even though the holders receive no cash payments of interest during the year. In order to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, a Portfolio must distribute its investment company taxable income, including the original issue discount accrued on zero coupon or step coupon bonds. Because a Portfolio will not receive cash payments on a current basis with respect to accrued original-issue discount on zero coupon bonds or step coupon bonds during the period before interest payments begin, in some years that Portfolio may have to distribute cash obtained from other sources in order to satisfy the distribution requirements under the Internal Revenue Code. A Portfolio may obtain such cash from selling other portfolio holdings which may cause that Portfolio to incur capital gains or losses on the sale. Additionally, these actions are likely to reduce the assets to which Portfolio expenses could be allocated and to reduce the rate of return for that Portfolio. In some circumstances, such sales might be necessary in order to satisfy cash distribution requirements even though investment considerations might otherwise make it undesirable for a Portfolio to sell the securities at the time.

   Generally, the market prices of zero coupon, step coupon, and pay-in-kind securities are more volatile than the prices of securities that pay interest periodically and in cash and are likely to respond to changes in interest rates to a greater degree than other types of debt securities having similar maturities and credit quality.

Pass-Through Securities

   The Portfolios, with the exception of the Risk-Managed Portfolios, may invest in various types of pass-through securities, such as mortgage-backed securities, asset-backed securities, credit-linked trust certificates, traded custody receipts, and participation interests. A pass-through security is a share or certificate of interest in a pool of debt obligations that have been repackaged by an intermediary, such as a bank or broker-dealer. The purchaser of a pass-through security receives an undivided interest in the underlying pool of securities. The issuers of the underlying securities make interest and principal payments to the intermediary which are passed through to purchasers, such as the Portfolios. The most common type of pass-through securities are mortgage-backed securities. Ginnie Mae Certificates are mortgage-backed securities that evidence an undivided interest in a pool of mortgage loans. Ginnie Mae Certificates differ from bonds in that principal is paid back monthly by the borrowers over the term of the loan rather than returned in a lump sum at maturity. A Portfolio will generally purchase "modified pass-through" Ginnie Mae Certificates, which entitle the holder to receive a share of all interest and principal payments paid and owned on the mortgage pool, net of fees paid to the "issuer" and Ginnie Mae, regardless of whether or not the mortgagor actually makes the payment. Ginnie Mae Certificates are backed as to the timely payment of principal and interest by the full faith and credit of the U.S. Government.

   Freddie Mac issues two types of mortgage pass-through securities: mortgage participation certificates ("PCs") and guaranteed mortgage certificates ("GMCs"). PCs resemble Ginnie Mae Certificates in that each PC represents a pro rata share of all interest and principal payments made and owned on the underlying pool. Freddie Mac guarantees timely payments of interest on PCs and the full return of principal. GMCs also represent a pro rata interest in a pool of mortgages. However, these instruments pay interest semiannually and return principal once a year in guaranteed minimum payments. This type of security is guaranteed by Freddie Mac as to timely payment of principal and interest but it is not guaranteed by the full faith and credit of the U.S. Government.

   Fannie Mae issues guaranteed mortgage pass-through certificates ("Fannie Mae Certificates"). Fannie Mae Certificates resemble Ginnie Mae Certificates in that each Fannie Mae Certificate represents a pro rata share of all interest and principal payments made and owned on the underlying pool. This type of security is guaranteed by Fannie Mae as to timely payment of principal and interest but it is not guaranteed by the full faith and credit of the U.S. Government.

   Except for GMCs, each of the mortgage-backed securities described above is characterized by monthly payments to the holder, reflecting the monthly payments made by the borrowers who received the underlying mortgage loans. The payments to the security holders (such as the Portfolios), like the payments on the underlying loans, represent both principal and interest. Although the underlying mortgage loans are for specified periods of time, such as 20 or 30 years, the borrowers can, and typically do, pay them off sooner. Thus, the security holders frequently receive prepayments of principal in addition to the principal that is part of the regular monthly payments. The portfolio managers and/or investment personnel will consider estimated prepayment rates in calculating the average-weighted maturity of a Portfolio. A borrower is more likely to prepay a mortgage that bears a relatively high rate of interest. This means that in times of declining interest rates, higher yielding mortgage-backed securities held by a Portfolio might be converted to cash and that Portfolio will be forced to accept lower interest rates when that cash is used to purchase additional securities in the mortgage-backed securities sector or in other investment sectors. Additionally, prepayments during such periods will limit a Portfolio's ability to participate in as large a market gain as may be experienced with a comparable security not subject to prepayment.

   Asset-backed securities represent interests in pools of consumer loans and are backed by paper or accounts receivables originated by banks, credit card companies, or other providers of credit. Generally, the originating bank or credit provider is neither the obligor nor the guarantor of the security, and interest and principal payments ultimately depend upon payment of the underlying loans by individuals. Tax-exempt asset-backed securities include units of beneficial interests in pools of purchase contracts, financing leases, and sales agreements that may be created when a municipality enters into an installment purchase contract or lease with a vendor. Such securities may be secured by the assets purchased or leased by the municipality; however, if the municipality stops making payments, there generally will be no recourse against the vendor. The market for tax-exempt, asset-backed securities is still relatively new. These obligations are likely to involve unscheduled prepayments of principal.

   The Portfolios also may invest in pass-through securities, which are interests evidencing direct ownership of a pool of debt securities. Holders of the interests are entitled to receive distributions of interest, principal, and other payments on each of the underlying debt securities (less expenses), and in some cases distributions of the underlying debt securities. The underlying debt securities have a specified maturity but are subject to prepayment risk because if an issuer prepays the principal, a Portfolio may have additional cash to invest at a time when prevailing interest rates have declined and reinvestment of such additional funds is made at a lower rate. The value of the underlying debt securities may change due to changes in market interest rates. If interest rates rise, the value of the underlying debt securities, and therefore the value of the pass-through security, may decline. If the underlying debt securities are high-yield securities, the risks associated with high-yield/high-risk securities discussed in this SAI and in the Portfolios' Prospectuses may apply.

Investment Company Securities

   From time to time, the Portfolios may invest in securities of other investment companies, subject to the provisions of the 1940 Act and any applicable SEC exemptive orders. Section 12(d)(1) of the 1940 Act prohibits a Portfolio from acquiring: (i) more than 3% of another investment company's voting stock; (ii) securities of another investment company with a value in excess of 5% of a Portfolio's total assets; or (iii) securities of such other investment company and all other investment companies owned by a Portfolio having a value in excess of 10% of the Portfolio's total assets. In addition,
   Section 12(d)(1) prohibits another investment company from selling its shares to a Portfolio if, after the sale: (i) the Portfolio owns more than 3% of the other investment company's voting stock or (ii) the Portfolio and other investment companies, and companies controlled by them, own more than 10% of the voting stock of such other investment company. The Portfolios may invest their cash holdings in affiliated or non-affiliated money market funds and purchase unlimited shares of funds managed by Janus Capital, as permitted by the 1940 Act and rules promulgated thereunder and/or an SEC exemptive order.

   Investment companies may include index-based investments such as exchange-traded funds ("ETFs"), which hold substantially all of their assets in securities representing their specific index. Accordingly, the main risk of investing in index-based investments is the same as investing in a portfolio of equity securities comprising the index. As a shareholder of another investment company, a Portfolio would bear its pro rata portion of the other investment company's expenses, including advisory fees, in addition to the expenses the Portfolio bears directly in connection with its own operation. The market prices of index-based investments will fluctuate in accordance with both changes in the market value of their underlying portfolio securities and due to supply and demand for the instruments on the exchanges on which they are traded (which may result in their trading at a discount or premium to their NAVs). Index-based investments may not replicate exactly the performance of their specific index because of transaction costs and because of the temporary unavailability of certain component securities of the index. Some ETFs have obtained exemptive orders permitting other investment companies, such as the Portfolios, to acquire their securities in excess of the limits of the 1940 Act.

Depositary Receipts

   Each Portfolio, and each Risk-Managed Portfolio to the extent that they may be included in its benchmark index, may invest in sponsored and unsponsored American Depositary Receipts ("ADRs"), which are receipts issued by an American bank or trust company evidencing ownership of underlying securities issued by a foreign issuer. ADRs, in registered form, are designed for use in U.S. securities markets. Unsponsored ADRs may be created without the participation of the foreign issuer. Holders of these ADRs generally bear all the costs of the ADR facility, whereas foreign issuers typically bear certain costs in a sponsored ADR. The bank or trust company depositary of an unsponsored ADR may be under no obligation to distribute shareholder communications received from the foreign issuer or to pass through voting rights. The Portfolios may also invest in European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs"), and in other similar instruments representing securities of foreign companies. EDRs and GDRs are securities that are typically issued by foreign banks or foreign trust companies, although U.S. banks or U.S. trust companies may issue them. EDRs and GDRs are structured similarly to the arrangements of ADRs. EDRs, in bearer form, are designed for use in European securities markets.

   Depositary Receipts are generally subject to the same sort of risks as direct investments in a foreign country, such as currency risk, political and economic risk, and market risk, because their values depend on the performance of a

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


   foreign security denominated in its home currency. The risks of foreign investing are addressed in some detail in the Portfolios' Prospectuses.


U.S. Government Securities

   To the extent permitted by its investment objective and policies, each Portfolio, particularly Balanced Portfolio and Flexible Bond Portfolio, may invest in U.S. Government securities. The 1940 Act defines U.S. Government securities to include securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities. U.S. Government securities may also include repurchase agreements collateralized by and municipal securities escrowed with or refunded with U.S. Government securities. U.S. Government securities in which a Portfolio may invest include U.S. Treasury securities and obligations issued or guaranteed by U.S. Government agencies and instrumentalities that are backed by the full faith and credit of the U.S. Government, such as those issued or guaranteed by the Small Business Administration, Maritime Administration, Export-Import Bank of the United States, Farmers Home Administration, Federal Housing Administration, and Ginnie Mae. In addition, U.S. Government securities in which a Portfolio may invest include securities backed only by the rights of the issuers to borrow from the U.S. Treasury, such as those issued by the Federal Farm Credit Bank, Federal Intermediate Credit Banks, Tennessee Valley Authority, and Freddie Mac. Securities issued by Fannie Mae, the Federal Home Loan Banks, and the Student Loan Marketing Association ("Sallie Mae") are supported by the discretionary authority of the U.S. Government to purchase the obligations. There is no guarantee that the U.S. Government will support securities not backed by its full faith and credit. Accordingly, although these securities have historically involved little risk of loss of principal if held to maturity, they may involve more risk than securities backed by the full faith and credit of the U.S. Government because the Portfolios must look principally to the agency or instrumentality issuing or guaranteeing the securities for repayment and may not be able to assert a claim against the United States if the agency or instrumentality does not meet its commitment.

Municipal Obligations

   The Portfolios, with the exception of the Risk-Managed Portfolios, may invest in municipal obligations issued by states, territories, and possessions of the United States and the District of Columbia. The value of municipal obligations can be affected by changes in their actual or perceived credit quality. The credit quality of municipal obligations can be affected by, among other things, the financial condition of the issuer or guarantor, the issuer's future borrowing plans and sources of revenue, the economic feasibility of the revenue bond project or general borrowing purpose, political or economic developments in the region where the security is issued, and the liquidity of the security. Because municipal securities are generally traded over-the-counter, the liquidity of a particular issue often depends on the willingness of dealers to make a market in the security. The liquidity of some municipal obligations may be enhanced by demand features, which would enable a Portfolio to demand payment on short notice from the issuer or a financial intermediary.

Other Income-Producing Securities

   Other types of income-producing securities that the Portfolios, with the exception of the Risk-Managed Portfolios, may purchase include, but are not limited to, the following types of securities:

   VARIABLE AND FLOATING RATE OBLIGATIONS. These types of securities have variable or floating rates of interest and, under certain limited circumstances, may have varying principal amounts. Variable and floating rate securities pay interest at rates that are adjusted periodically according to a specified formula, usually with reference to some interest rate index or market interest rate (the "underlying index"). The floating rate tends to decrease the security's price sensitivity to changes in interest rates. These types of securities are relatively long-term instruments that often carry demand features permitting the holder to demand payment of principal at any time or at specified intervals prior to maturity.


   In order to most effectively use these investments, the portfolio managers and/or investment personnel must correctly assess probable movements in interest rates. This involves different skills than those used to select most portfolio securities. If the portfolio managers and/or investment personnel incorrectly forecast such movements, a Portfolio could be adversely affected by the use of variable or floating rate obligations.


   STANDBY COMMITMENTS. These instruments, which are similar to a put, give a Portfolio the option to obligate a broker-dealer or bank to repurchase a security held by that Portfolio at a specified price.

   TENDER OPTION BONDS. Tender option bonds are relatively long-term bonds that are coupled with the option to tender the securities to a bank, broker-dealer, or other financial institution at periodic intervals and receive the face value of the bond. This investment structure is commonly used as a means of enhancing a security's liquidity.

   INVERSE FLOATERS. Inverse floaters are debt instruments whose interest bears an inverse relationship to the interest rate on another security. No Portfolio will invest more than 5% of its assets in inverse floaters. Similar to variable and floating rate obligations, effective use of inverse floaters requires skills different from those needed to select most portfolio securities. If movements in interest rates are incorrectly anticipated, a Portfolio could lose money or its NAV could decline by the use of inverse floaters.

   STRIP BONDS. Strip bonds are debt securities that are stripped of their interest (usually by a financial intermediary) after the securities are issued. The market value of these securities generally fluctuates more in response to changes in interest rates than interest-paying securities of comparable maturity.

   The Portfolios will purchase standby commitments, tender option bonds, and instruments with demand features primarily for the purpose of increasing the liquidity of their portfolio holdings.


Real Estate Investment Trusts ("REITs")



   REITs are sometimes informally characterized as equity REITs, mortgage REITs, and hybrid REITs. Investment in REITs may subject a Fund to risks associated with the direct ownership of real estate, such as decreases in real estate values, overbuilding, increased competition, and other risks related to local or general economic conditions, increases in operating costs and property taxes, changes in zoning laws, casualty or condemnation losses, possible environmental liabilities, regulatory limitations on rent, and fluctuations in rental income. Equity REITs generally experience these risks directly through fee or leasehold interests, whereas mortgage REITs generally experience these risks indirectly through mortgage interests, unless the mortgage REIT forecloses on the underlying real estate. Changes in interest rates may also affect the value of a Portfolio's investment in REITs. For instance, during periods of declining interest rates, certain mortgage REITs may hold mortgages that the mortgagors elect to prepay, which prepayment may diminish the yield on securities issues by those REITs.



   Certain REITs have relatively small market capitalizations, which may tend to increase the volatility of the market price of their securities. Furthermore, REITs are dependent upon specialized management skills, have limited diversification and are, therefore, subject to risks inherent in operating and financing a limited number of projects. REITs are also subject to heavy cash flow dependency, defaults by borrowers and the possibility of failing to qualify for tax-free pass-through of income under the Internal Revenue Code and to maintain exemption from the registration requirements of the 1940 Act. By investing in REITs indirectly through a Portfolio, a shareholder will bear not only his or her proportionate share of the expenses of a Portfolio, but also, indirectly, similar expenses of the REITs. In addition, REITs depend generally on their ability to generate cash flow to make distributions to shareholders.


Repurchase and Reverse Repurchase Agreements

   In a repurchase agreement, a Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date within a number of days (usually not more than seven) from the date of purchase. The resale price consists of the purchase price plus an agreed upon incremental amount that is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value (at least equal to the amount of the agreed upon resale price and marked-to-market daily) of the underlying security or "collateral." A risk associated with repurchase agreements is the failure of the seller to repurchase the securities as agreed, which may cause a Portfolio to suffer a loss if the market value of such securities declines before they can be liquidated on the open market. In the event of bankruptcy or insolvency of the seller, a Portfolio may encounter delays and incur costs in liquidating the underlying security. Repurchase agreements that mature in more than seven days are subject to the 15% limit on illiquid investments. While it is not possible to eliminate all risks from these transactions, it is the policy of the Portfolios to limit repurchase agreements to those parties whose creditworthiness has been reviewed and found satisfactory by Janus Capital.

   A Portfolio may use reverse repurchase agreements to obtain cash to satisfy unusually heavy redemption requests or for other temporary or emergency purposes without the necessity of selling portfolio securities, or to earn additional income on portfolio securities, such as Treasury bills or notes. In a reverse repurchase agreement, a Portfolio sells a portfolio security to another party, such as a bank or broker-dealer, in return for cash and agrees to repurchase the instrument at a particular price and time. While a reverse repurchase agreement is outstanding, a Portfolio will maintain cash and appropriate liquid assets in a segregated custodial account to cover its obligation under the agreement. A Portfolio will enter into reverse repurchase agreements only with parties that Janus Capital deems creditworthy. Using reverse repurchase agreements to earn additional income involves the risk that the interest earned on the invested proceeds is less than the expense of the reverse repurchase agreement transaction. This technique may also have a leveraging effect on a Portfolio, although the Portfolio's intent to segregate assets in the amount of the reverse repurchase agreement minimizes this effect.

Mortgage Dollar Rolls

   Flexible Bond Portfolio also may enter into "mortgage dollar rolls," which are similar to reverse repurchase agreements in certain respects. In a "mortgage dollar roll" transaction, the Portfolio sells a mortgage-related security (such as a GNMA security) to a dealer and simultaneously agrees to repurchase a similar security (but not the same security) in the future at a pre-determined price. A "dollar roll" can be viewed, like a reverse repurchase agreement, as a collateralized borrowing in which the Portfolio pledges a mortgage-related security to a dealer to obtain cash. Unlike in the case of reverse repurchase agreements, the dealer with which the Portfolio enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by the Portfolio, but only securities which are "substantially identical." To be considered "substantially identical," the securities returned to the Portfolio generally must: (i) be collateralized by the same types of underlying mortgages; (ii) be issued by the same agency and be part of the same program; (iii) have a similar original stated maturity; (iv) have identical net coupon rates; (v) have similar market yields (and, therefore, price); and (vi) satisfy "good delivery" requirements, meaning that the aggregate principal amounts of the securities delivered and received back must be within 2.5% of the initial amount delivered.

   The Portfolio's obligations under a dollar roll agreement must be covered by cash, U.S. Government securities, or other liquid high grade debt obligations equal in value to the securities subject to repurchase by the Portfolio, maintained in a segregated account. To the extent that the Portfolio collateralizes its obligations under a dollar roll agreement, the asset coverage requirements of the 1940 Act will not apply to such transactions. Furthermore, under certain circumstances, an underlying mortgage-backed security that is part of a dollar roll transaction may be considered illiquid. During the roll period, the Portfolio foregoes principal and interest paid on the mortgage-backed security. The Portfolio is compensated by the difference between the current sales price and the lower forward price purchase price, often referred to as the "drop," as well as the interest earned on the cash proceeds of the initial sales.

   Successful use of mortgage dollar rolls depends on the Portfolio's ability to predict interest rates and mortgage payments. Dollar roll transactions involve the risk that the market value of the securities the Portfolio is required to purchase may decline below the agreed upon repurchase price.

Bank Loans

   Balanced Portfolio and Flexible Bond Portfolio may invest in bank loans (no more than 20% of each Portfolio's total assets), which include institutionally traded floating rate securities generally acquired as an assignment or participation interest in loans originated by a lender or financial institution. Assignments and participations involve credit, interest rate, and liquidity risk. Interest rates on floating rate securities adjust with general interest rate changes and/or issuer credit quality. The interest rates paid on a floating rate security in which a Portfolio invests generally are readjusted periodically to an increment over a designated benchmark rate, such as the one-month, three-month, six-month, or one-year London Interbank Offered Rate ("LIBOR").

   When a Portfolio purchases an assignment, it typically acquires direct rights against the borrower in the loan. However, the rights and obligations acquired by a Portfolio as the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. A Portfolio may be required generally to rely upon the assigning bank to demand payment and enforce its rights against the borrower, but may otherwise be entitled to all of such bank's rights in the loan. Additional risks are involved in purchasing assignments. For example, if a loan is foreclosed, a Portfolio may become part owner of any collateral securing the loan, and may bear the costs and liabilities associated with owning and disposing of any collateral. Legal theories of lender liability could conceivably be applied against a Portfolio. In addition, there is no assurance that the liquidation of any collateral from a secured loan would satisfy a borrower's obligations or that any collateral could be liquidated.

   If a Portfolio purchases a participation interest, it typically will have a contractual relationship with the lender and not with the borrower. As a result, a Portfolio may have the right to receive payments of principal, interest, and any fees to which it is entitled only from the lender and only upon receipt by the lender of the payments from the borrower. A Portfolio generally will have no right to enforce compliance by the borrower with the terms of the underlying loan agreement, nor any rights with respect to set-off against the borrower and the Portfolio may not directly benefit from any collateral supporting the underlying loan. As a result, a Portfolio may assume the credit risk of both the borrower and the lender. The failure by a Portfolio to receive scheduled interest or principal payments may adversely affect the income of the Portfolio and may likely reduce the value of its assets, which would be reflected in a reduction in the Portfolio's NAV.

   The borrower of a loan in which a Portfolio holds an assignment or participation interest may, either at its own election or pursuant to the terms of the loan documentation, prepay amounts of the loan from time to time. There is no assurance that a Portfolio will be able to reinvest the proceeds of any loan prepayment at the same interest rate or on the same terms as those of the original loan participation.

   A Portfolio may have difficulty trading assignments and participations to third parties. There may be restrictions on transfer and only limited opportunities may exist to sell such securities in secondary markets. As a result, a Portfolio may be unable to sell assignments or participations at the desired time or only at a price less than fair market value.

   Notwithstanding its intention generally not to receive material, nonpublic information with respect to its management of investments in floating rate loans, Janus Capital may from time to time come into possession of material, nonpublic information about the issuers of loans that may be held in a Portfolio's holdings. Possession of such information may in some instances occur despite Janus Capital's efforts to avoid such possession, but in other instances Janus Capital may choose to receive such information (for example, in connection with participation in a creditor's committee with respect to a financially distressed issuer). As, and to the extent, required by applicable law, Janus Capital's ability to trade in these loans for the account of a Portfolio could potentially be limited by its possession of such information. Such limitations on Janus Capital's ability to trade could have an adverse effect on a Portfolio by, for example, preventing the Portfolio from selling a loan that is experiencing a material decline in value. In some instances, these trading restrictions could continue in effect for a substantial period of time.

High-Yield/High-Risk Bonds

   Within the parameters of its specific investment policies, no Portfolio intends to invest more than 35% of its net assets in bonds that are rated below investment grade (i.e., bonds rated BB+ or lower by Standard & Poor's Ratings Service and Fitch, Inc., or Ba or lower by Moody's Investors Service, Inc.), and Large Cap Growth Portfolio, Mid Cap Growth Portfolio, Fundamental Equity Portfolio, Mid Cap Value Portfolio, Small Company Value Portfolio, and Foreign Stock Portfolio will, under normal circumstances, each limit its investments in such bonds to 20% or less of its net assets.

   The Risk-Managed Portfolios do not intend to invest in high-yield/high-risk bonds. Lower rated bonds involve a higher degree of credit risk, which is the risk that the issuer will not make interest or principal payments when due. In the event of an unanticipated default, a Portfolio would experience a reduction in its income, and could expect a decline in the market value of the bonds so affected.


   Any Portfolio may also invest in unrated bonds of foreign and domestic issuers. For the Portfolios subject to such limit, unrated bonds may be included in any Portfolio's limit, as applicable, on investments in bonds rated below investment grade unless its portfolio managers and/or investment personnel deem such securities to be the equivalent of investment grade bonds. Unrated bonds, while not necessarily of lower quality than rated bonds, may not have as broad a market. Because of the size and perceived demand of the issue, among other factors, certain municipalities may not incur the costs of obtaining a rating. A Portfolio's portfolio managers and/or investment personnel will analyze the creditworthiness of the issuer, as well as any financial institution or other party responsible for payments on the bond, in determining whether to purchase unrated municipal bonds.


   The secondary market on which high-yield securities are traded may be less liquid than the market for investment grade securities. The lack of a liquid secondary market may have an adverse impact on the market price of the security. When secondary markets for high-yield securities are less liquid than the market for investment grade securities, it also may be more difficult to value the securities because valuation may require more research, and elements of judgment may play a larger role in the valuation because there is less reliable, objective data available.

   Please refer to the "Explanation of Rating Categories" section of this SAI for a description of bond rating categories.

Defaulted Securities


   A Portfolio may hold defaulted securities if its portfolio managers and/or investment personnel believe, based upon their analysis of the financial condition, results of operations and economic outlook of an issuer, that there is potential for resumption of income payments and that the securities offer an unusual opportunity for capital appreciation. For the Portfolios subject to such limit, defaulted securities will be included in each Portfolio's limit on investments in bonds rated below investment grade. Notwithstanding the portfolio managers' and/or investment personnel's belief about the resumption of income, however, the purchase of any security on which payment of interest or dividends is suspended involves a high degree of risk. Such risk includes, among other things, the following:


   FINANCIAL AND MARKET RISKS. Investments in securities that are in default involve a high degree of financial and market risks that can result in substantial or, at times, even total losses. Issuers of defaulted securities may have substantial capital needs and may become involved in bankruptcy or reorganization proceedings. Among the problems involved in investments in such issuers is the fact that it may be difficult to obtain information about the condition of such issuers. The market prices of such securities also are subject to abrupt and erratic movements and above average price volatility, and the spread between the bid and asked prices of such securities may be greater than normally expected.


   DISPOSITION OF PORTFOLIO SECURITIES. Although the Portfolios generally will purchase securities for which their portfolio managers and/or investment personnel expect an active market to be maintained, defaulted securities may be less actively traded than other securities and it may be difficult to dispose of substantial holdings of such securities at prevailing market prices. The Portfolios will limit holdings of any such securities to amounts that the portfolio managers and/or investment personnel believe could be readily sold, and holdings of such securities would, in any event, be limited so as not to limit the Portfolios' ability to readily dispose of securities to meet redemptions.


   OTHER. Defaulted securities require active monitoring and may, at times, require participation in bankruptcy or receivership proceedings on behalf of the Portfolios.

Futures, Options, and Other Derivative Instruments

   FUTURES CONTRACTS. The Portfolios may enter into contracts for the purchase or sale for future delivery of equity securities, fixed-income securities, foreign currencies, or contracts based on financial indices, including indices of U.S.

   Government securities, foreign government securities, equity or fixed-income securities. U.S. futures contracts are traded on exchanges which have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC") and must be executed through a futures commission merchant ("FCM"), or brokerage firm, which is a member of the relevant contract market. Through their clearing corporations, the exchanges guarantee performance of the contracts as between the clearing members of the exchange.

   The buyer or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, both the buyer and seller are required to deposit "initial margin" for the benefit of the FCM when the contract is entered into. Initial margin deposits are equal to a percentage of the contract's value, as set by the exchange on which the contract is traded, and currently may be maintained in cash or certain other liquid assets by the Portfolios' custodian or subcustodian for the benefit of the FCM. Initial margin payments are similar to good faith deposits or performance bonds. Unlike margin extended by a securities broker, initial margin payments do not constitute purchasing securities on margin for purposes of the Portfolio's investment limitations. If the value of either party's position declines, that party will be required to make additional "variation margin" payments for the benefit of the FCM to settle the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. In the event of the bankruptcy of the FCM that holds margin on behalf of a Portfolio, that Portfolio may be entitled to return of margin owed to such Portfolio only in proportion to the amount received by the FCM's other customers. Janus Capital or the subadviser will attempt to minimize the risk by careful monitoring of the creditworthiness of the FCMs with which the Portfolios do business. FCMs may no longer maintain margin assets with the Portfolios' custodian or subcustodian and are required to hold such accounts directly.

   The Portfolios may enter into futures contracts and related options as permitted under CFTC Rule 4.5. The Portfolios have claimed exclusion from the definition of the term "commodity pool operator" adopted by the CFTC and the National Futures Association, which regulate trading in the futures markets. Therefore, the Portfolios are not subject to commodity pool operator registration and regulation under the Commodity Exchange Act.

   Although a Portfolio will segregate cash and liquid assets in an amount sufficient to cover its open futures obligations, the segregated assets would be available to that Portfolio immediately upon closing out the futures position; however, closing out open futures positions through customary settlement procedures could take several days. Because a Portfolio's cash that may otherwise be invested would be held uninvested or invested in other liquid assets so long as the futures position remains open, such Portfolio's return could be diminished due to the opportunity losses of foregoing other potential investments.

   The Portfolios may enter into futures contracts to gain exposure to the stock market pending investment of cash balances or to meet liquidity needs. A Portfolio may also enter into futures contracts to protect itself from fluctuations in the value of individual securities or the securities markets generally, or interest rate fluctuations without actually buying or selling the underlying debt or equity security. For example, if the Portfolio anticipates an increase in the price of stocks, and it intends to purchase stocks at a later time, that Portfolio could enter into a futures contract to purchase a stock index as a temporary substitute for stock purchases. If an increase in the market occurs that influences the stock index as anticipated, the value of the futures contracts will increase, thereby serving as a hedge against that Portfolio not participating in a market advance. This technique is sometimes known as an anticipatory hedge. A Portfolio may also use this technique with respect to an individual company's stock. To the extent a Portfolio enters into futures contracts for this purpose, the segregated assets maintained to cover such Portfolio's obligations with respect to the futures contracts will consist of liquid assets from its portfolio in an amount equal to the difference between the contract price and the aggregate value of the initial and variation margin payments made by that Portfolio with respect to the futures contracts. Conversely, if a Portfolio holds stocks and seeks to protect itself from a decrease in stock prices, the Portfolio might sell stock index futures contracts, thereby hoping to offset the potential decline in the value of its portfolio securities by a corresponding increase in the value of the futures contract position. Similarly, if a Portfolio holds an individual company's stock and expects the price of that stock to decline, the Portfolio may sell a futures contract on that stock in hopes of offsetting the potential decline in the company's stock price. A Portfolio

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

   could protect against a decline in stock prices by selling portfolio securities and investing in money market instruments, but the use of futures contracts enables it to maintain a defensive position without having to sell portfolio securities.


   With the exception of the Risk-Managed Portfolios, if a Portfolio owns bonds and the portfolio managers and/or investment personnel expect interest rates to increase, that Portfolio may take a short position in interest rate futures contracts. Taking such a position would have much the same effect as that Portfolio selling bonds in its portfolio. If interest rates increase as anticipated, the value of the bonds would decline, but the value of that Portfolio's interest rate futures contract would increase, thereby keeping the NAV of that Portfolio from declining as much as it may have otherwise. If, on the other hand, the portfolio managers and/or investment personnel expect interest rates to decline, that Portfolio may take a long position in interest rate futures contracts in anticipation of later closing out the futures position and purchasing the bonds. Although a Portfolio can accomplish similar results by buying securities with long maturities and selling securities with short maturities, given the greater liquidity of the futures market than the cash market, it may be possible to accomplish the same result more easily and more quickly by using futures contracts as an investment tool to reduce risk.



   The ordinary spreads between prices in the cash and futures markets, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial margin and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close out futures contracts through offsetting transactions which could distort the normal price relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery of the instrument underlying a futures contract. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced and prices in the futures market distorted. Third, from the point of view of speculators, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of the foregoing distortions, a correct forecast of general price trends by the portfolio managers and/or investment personnel still may not result in a successful use of futures.



   Futures contracts entail risks. There is no guarantee that derivative investments will benefit the Portfolios. A Portfolio's performance could be worse than if the Portfolio had not used such instruments. For example, if a Portfolio has hedged against the effects of a possible decrease in prices of securities held in its portfolio and prices increase instead, that Portfolio will lose part or all of the benefit of the increased value of these securities because of offsetting losses in its futures positions. This risk may be magnified for single stock futures transactions, as the portfolio managers and/or investment personnel must predict the direction of the price of an individual stock, as opposed to securities prices generally. In addition, if a Portfolio has insufficient cash, it may have to sell securities from its portfolio to meet daily variation margin requirements. Those sales may be, but will not necessarily be, at increased prices which reflect the rising market and may occur at a time when the sales are disadvantageous to such Portfolio.


   The prices of futures contracts depend primarily on the value of their underlying instruments. Because there are a limited number of types of futures contracts, it is possible that the standardized futures contracts available to a Portfolio will not match exactly such Portfolio's current or potential investments. A Portfolio may buy and sell futures contracts based on underlying instruments with different characteristics from the securities in which it typically invests - for example, by hedging investments in portfolio securities with a futures contract based on a broad index of securities - which involves a risk that the futures position will not correlate precisely with the performance of such Portfolio's investments.

   Futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments closely correlate with a Portfolio's investments, such as with a single stock futures contract. Futures prices are affected by factors such as current and anticipated short-term interest rates, changes in volatility of the underlying instruments, and the time remaining until expiration of the contract. Those factors may affect securities prices differently from futures prices. Imperfect correlations between a Portfolio's investments and its futures positions also may result from differing levels of demand in the futures markets and the securities markets, from structural differences in how futures and securities are traded, and from imposition of daily price fluctuation limits for futures contracts. A Portfolio may buy or sell futures contracts with a greater or lesser value than the securities it wishes to hedge or is considering purchasing in order to attempt to compensate for differences in historical volatility between the futures contract and the securities, although this may not be successful in all cases. If price changes in a Portfolio's futures positions are poorly correlated with its other investments, its futures positions may fail to produce desired gains or result in losses that are not offset by the gains in that Portfolio's other investments.

   Because futures contracts are generally settled within a day from the date they are closed out, compared with a settlement period of three days for some types of securities, the futures markets can provide superior liquidity to the securities markets. Nevertheless, there is no assurance that a liquid secondary market will exist for any particular futures contract at any particular time. In addition, futures exchanges may establish daily price fluctuation limits for futures contracts and may halt trading if a contract's price moves upward or downward more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached, it may be impossible for a Portfolio to enter into new positions or close out existing positions. If the secondary market for a futures contract is not liquid because of price fluctuation limits or otherwise, a Portfolio may not be able to promptly liquidate unfavorable futures positions and potentially could be required to continue to hold a futures position until the delivery date, regardless of changes in its value. As a result, such Portfolio's access to other assets held to cover its futures positions also could be impaired.

   OPTIONS ON FUTURES CONTRACTS. The Portfolios may buy and write put and call options on futures contracts. An option on a future gives a Portfolio the right (but not the obligation) to buy or sell a futures contract at a specified price on or before a specified date. The purchase of a call option on a futures contract is similar in some respects to the purchase of a call option on an individual security. As with other option transactions, securities will be segregated to cover applicable margin or segregation requirements on open futures contracts. Depending on the pricing of the option compared to either the price of the futures contract upon which it is based or the price of the underlying instrument, ownership of the option may or may not be less risky than ownership of the futures contract or the underlying instrument. As with the purchase of futures contracts, when a Portfolio is not fully invested it may buy a call option on a futures contract to hedge against a market advance.

   The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the security or foreign currency which is deliverable under, or of the index comprising, the futures contract. If the futures price at the expiration of the option is below the exercise price, a Portfolio will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in that Portfolio's holdings. The writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the security or foreign currency which is deliverable under, or of the index comprising, the futures contract. If the futures price at expiration of the option is higher than the exercise price, a Portfolio will retain the full amount of the option premium which provides a partial hedge against any increase in the price of securities which that Portfolio is considering buying. If a call or put option a Portfolio has written is exercised, such Portfolio will incur a loss which will be reduced by the amount of the premium it received. Depending on the degree of correlation between the change in the value of its portfolio securities and changes in the value of the futures positions, a Portfolio's losses from existing options on futures may to some extent be reduced or increased by changes in the value of portfolio securities.

   The purchase of a put option on a futures contract is similar in some respects to the purchase of protective put options on portfolio securities. For example, a Portfolio may buy a put option on a futures contract to hedge its portfolio against the risk of falling prices or rising interest rates.

   The amount of risk a Portfolio assumes when it buys an option on a futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option

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

   also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the options bought.


   FORWARD CONTRACTS. A forward contract is an agreement between two parties in which one party is obligated to deliver a stated amount of a stated asset at a specified time in the future and the other party is obligated to pay a specified amount for the assets at the time of delivery. The Portfolios, with the exception of the Risk-Managed Portfolios, may enter into forward contracts to purchase and sell government securities, equity or income securities, foreign currencies, or other financial instruments. Currently, the Portfolios do not intend to invest in forward contracts other than forward currency contracts. Forward contracts generally are traded in an interbank market conducted directly between traders (usually large commercial banks) and their customers. Unlike futures contracts, which are standardized contracts, forward contracts can be specifically drawn to meet the needs of the parties that enter into them. The parties to a forward contract may agree to offset or terminate the contract before its maturity, or may hold the contract to maturity and complete the contemplated exchange.



   The following discussion summarizes the Portfolios' principal uses of forward foreign currency exchange contracts ("forward currency contracts"). A Portfolio may enter into forward currency contracts with stated contract values of up to the value of that Portfolio's assets. A forward currency contract is an obligation to buy or sell an amount of a specified currency for an agreed price (which may be in U.S. dollars or a foreign currency). A Portfolio may invest for nonhedging purposes such as seeking to enhance return. A Portfolio will exchange foreign currencies for U.S. dollars and for other foreign currencies in the normal course of business and may buy and sell currencies through forward currency contracts in order to fix a price for securities it has agreed to buy or sell ("transaction hedge"). A Portfolio also may hedge some or all of its investments denominated in a foreign currency or exposed to foreign currency fluctuations against a decline in the value of that currency relative to the U.S. dollar by entering into forward currency contracts to sell an amount of that currency (or a proxy currency whose performance is expected to replicate or exceed the performance of that currency relative to the U.S. dollar) approximating the value of some or all of its portfolio securities denominated in or exposed to that currency ("position hedge") or by participating in options or futures contracts with respect to the currency. A Portfolio also may enter into a forward currency contract with respect to a currency where the Portfolio is considering the purchase or sale of investments denominated in that currency but has not yet selected the specific investments ("anticipatory hedge"). In any of these circumstances a Portfolio may, alternatively, enter into a forward currency contract to purchase or sell one foreign currency for a second currency that is expected to perform more favorably relative to the U.S. dollar if the portfolio managers and/or investment personnel believe there is a reasonable degree of correlation between movements in the two currencies ("cross-hedge").



   These types of hedging minimize the effect of currency appreciation as well as depreciation, but do not eliminate fluctuations in the underlying U.S. dollar equivalent value of the proceeds of or rates of return on a Portfolio's foreign currency denominated portfolio securities. The matching of the increase in value of a forward contract and the decline in the U.S. dollar equivalent value of the foreign currency denominated asset that is the subject of the hedge generally will not be precise. Shifting a Portfolio's currency exposure from one foreign currency to another removes that Portfolio's opportunity to profit from increases in the value of the original currency and involves a risk of increased losses to such Portfolio if its portfolio managers' and/or investment personnel's projection of future exchange rates is inaccurate. Proxy hedges and cross-hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which hedged securities are denominated. Unforeseen changes in currency prices may result in poorer overall performance for a Portfolio than if it had not entered into such contracts.


   In general, the Portfolios cover outstanding forward currency contracts by maintaining liquid portfolio securities denominated in or whose value is tied to the currency underlying the forward contract or the currency being hedged. To the extent that a Portfolio is not able to cover its forward currency positions with underlying portfolio securities, the Portfolios' custodian segregates cash or other liquid assets having a value equal to the aggregate amount of such Portfolio's commitments under forward contracts entered into with respect to position hedges, cross-hedges, and anticipatory hedges. If the value of the securities used to cover a position or the value of segregated assets declines, a Portfolio will find alternative cover or segregate additional cash or other liquid assets on a daily basis so that the value of the covered and segregated assets will be equal to the amount of such Portfolio's commitments with respect to such contracts. As an alternative to segregating assets, a Portfolio may buy call options permitting such Portfolio to buy the amount of foreign currency being hedged by a forward sale contract or a Portfolio may buy put options permitting it to sell the amount of foreign currency subject to a forward buy contract.

   While forward contracts are not currently regulated by the CFTC, the CFTC may in the future assert authority to regulate forward contracts. In such event, the Portfolios' ability to utilize forward contracts may be restricted. In addition, a Portfolio may not always be able to enter into forward contracts at attractive prices and may be limited in its ability to use these contracts to hedge Portfolio assets.

   OPTIONS ON FOREIGN CURRENCIES. The Portfolios, with the exception of the Risk-Managed Portfolios, may buy and write options on foreign currencies in a manner similar to that in which futures or forward contracts on foreign currencies will be utilized. For example, a decline in the U.S. dollar value of a foreign currency in which portfolio securities are denominated will reduce the U.S. dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of portfolio securities, a Portfolio may buy put options on the foreign currency. If the value of the currency declines, such Portfolio will have the right to sell such currency for a fixed amount in U.S. dollars, thereby offsetting, in whole or in part, the adverse effect on its portfolio.

   Conversely, when a rise in the U.S. dollar value of a currency in which securities to be acquired are denominated is projected, thereby increasing the cost of such securities, a Portfolio may buy call options on the foreign currency. The purchase of such options could offset, at least partially, the effects of the adverse movements in exchange rates. As in the case of other types of options, however, the benefit to a Portfolio from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, if currency exchange rates do not move in the direction or to the extent projected, a Portfolio could sustain losses on transactions in foreign currency options that would require such Portfolio to forego a portion or all of the benefits of advantageous changes in those rates.

   The Portfolios may also write options on foreign currencies. For example, to hedge against a potential decline in the U.S. dollar value of foreign currency denominated securities due to adverse fluctuations in exchange rates, a Portfolio could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option will most likely not be exercised and the decline in value of portfolio securities will be offset by the amount of the premium received.

   Similarly, instead of purchasing a call option to hedge against a potential increase in the U.S. dollar cost of securities to be acquired, a Portfolio could write a put option on the relevant currency which, if rates move in the manner projected, should expire unexercised and allow that Portfolio to hedge the increased cost up to the amount of the premium. As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium. If exchange rates do not move in the expected direction, the option may be exercised and a Portfolio would be required to buy or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on foreign currencies, a Portfolio also may lose all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.

   The Portfolios may write covered call options on foreign currencies. A call option written on a foreign currency by a Portfolio is "covered" if that Portfolio owns the foreign currency underlying the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other foreign currencies held in its portfolio. A call option is also covered if a Portfolio has a call on the same foreign currency in the same principal amount as the call written if the exercise price of the call held: (i) is equal to or less than the exercise price of the call written or (ii) is greater than the exercise price of the call written, if the difference is maintained by such Portfolio in cash or other liquid assets in a segregated account with the Portfolio's custodian.

   The Portfolios also may write call options on foreign currencies for cross-hedging purposes. A call option on a foreign currency is for cross-hedging purposes if it is designed to provide a hedge against a decline due to an adverse change in the exchange rate in the U.S. dollar value of a security which a Portfolio owns or has the right to acquire and which is denominated in the currency underlying the option. Call options on foreign currencies which are entered into for cross-hedging purposes are not covered. However, in such circumstances, a Portfolio will collateralize the option by segregating cash or other liquid assets in an amount not less than the value of the underlying foreign currency in U.S. dollars marked-to-market daily.

   OPTIONS ON SECURITIES. In an effort to increase current income and to reduce fluctuations in NAV, the Portfolios may write covered put and call options and buy put and call options on securities that are traded on United States and foreign securities exchanges and over-the-counter. The Portfolios may write and buy options on the same types of securities that the Portfolios may purchase directly.

   A put option written by a Portfolio is "covered" if that Portfolio: (i) segregates cash not available for investment or other liquid assets with a value equal to the exercise price of the put with the Portfolio's custodian or (ii) holds a put on the same security and in the same principal amount as the put written, and the exercise price of the put held is equal to or greater than the exercise price of the put written. The premium paid by the buyer of an option will reflect, among other things, the relationship of the exercise price to the market price and the volatility of the underlying security, the remaining term of the option, supply and demand, and interest rates.

   A call option written by a Portfolio is "covered" if that Portfolio owns the underlying security covered by the call or has an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account by the Portfolio's custodian) upon conversion or exchange of other securities held in its portfolio. A call option is also deemed to be covered if a Portfolio holds a call on the same security and in the same principal amount as the call written and the exercise price of the call held: (i) is equal to or less than the exercise price of the call written or (ii) is greater than the exercise price of the call written if the difference is maintained by that Portfolio in cash and other liquid assets in a segregated account with its custodian.


   The Portfolios also may write call options that are not covered for cross-hedging purposes. A Portfolio collateralizes its obligation under a written call option for cross-hedging purposes by segregating cash or other liquid assets in an amount not less than the market value of the underlying security, marked-to-market daily. A Portfolio would write a call option for cross-hedging purposes, instead of writing a covered call option, when the premium to be received from the cross-hedge transaction would exceed that which would be received from writing a covered call option and its portfolio managers and/or investment personnel believe that writing the option would achieve the desired hedge.


   The writer of an option may have no control over when the underlying securities must be sold, in the case of a call option, or bought, in the case of a put option, since with regard to certain options, the writer may be assigned an exercise notice at any time prior to the termination of the obligation. Whether or not an option expires unexercised, the writer retains the amount of the premium. This amount, of course, may, in the case of a covered call option, be offset by a decline in the market value of the underlying security during the option period. If a call option is exercised, the writer experiences a profit or loss from the sale of the underlying security. If a put option is exercised, the writer must fulfill the obligation to buy the underlying security at the exercise price, which will usually exceed the then market value of the underlying security.

   The writer of an option that wishes to terminate its obligation may effect a "closing purchase transaction." This is accomplished by buying an option of the same series as the option previously written. The effect of the purchase is that the writer's position will be canceled by the clearing corporation. However, a writer may not effect a closing purchase transaction after being notified of the exercise of an option. Likewise, an investor who is the holder of an option may liquidate its position by effecting a "closing sale transaction." This is accomplished by selling an option of the same series as the option previously bought. There is no guarantee that either a closing purchase or a closing sale transaction can be effected.

   In the case of a written call option, effecting a closing transaction will permit a Portfolio to write another call option on the underlying security with either a different exercise price or expiration date or both. In the case of a written put option, such transaction will permit a Portfolio to write another put option to the extent that the exercise price is secured by deposited liquid assets. Effecting a closing transaction also will permit a Portfolio to use the cash or proceeds from the concurrent sale of any securities subject to the option for other investments. If a Portfolio desires to sell a particular security from its portfolio on which it has written a call option, such Portfolio will effect a closing transaction prior to or concurrent with the sale of the security.

   A Portfolio will realize a profit from a closing transaction if the price of the purchase transaction is less than the premium received from writing the option or the price received from a sale transaction is more than the premium paid to buy the option. A Portfolio will realize a loss from a closing transaction if the price of the purchase transaction is more than the premium received from writing the option or the price received from a sale transaction is less than the premium paid to buy the option. Because increases in the market price of a call option generally will reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by a Portfolio.

   An option position may be closed out only where a secondary market for an option of the same series exists. If a secondary market does not exist, the Portfolio may not be able to effect closing transactions in particular options and the Portfolio would have to exercise the options in order to realize any profit. If a Portfolio is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying security until the option expires or it delivers the underlying security upon exercise. The absence of a liquid secondary market may be due to the following: (i) insufficient trading interest in certain options; (ii) restrictions imposed by a national securities exchange ("Exchange") on which the option is traded on opening or closing transactions or both; (iii) trading halts, suspensions, or other restrictions imposed with respect to particular classes or series of options or underlying securities; (iv) unusual or unforeseen circumstances that interrupt normal operations on an Exchange; (v) the facilities of an Exchange or of the Options Clearing Corporation ("OCC") may not at all times be adequate to handle current trading volume; or (vi) one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options on that Exchange that had been issued by the OCC as a result of trades on that Exchange would continue to be exercisable in accordance with their terms.

   A Portfolio may write options in connection with buy-and-write transactions. In other words, a Portfolio may buy a security and then write a call option against that security. The exercise price of such call will depend upon the expected price movement of the underlying security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written. Buy-and-write transactions using in-the-money call options may be used when it is expected that the price of the underlying security will remain flat or decline moderately during the option period. Buy-and-write transactions using at-the-money call options may be used when it is expected that the price of the underlying security will remain fixed or advance moderately during the option period. Buy-and-write transactions using out-of-the-money call options may be used when it is expected that the premiums received from writing the call option plus the appreciation in the market price of the underlying security up to the exercise price will be greater than the appreciation in the price of the underlying security alone. If the call options are exercised in such transactions, a Portfolio's maximum gain will be the premium received by it for writing the option, adjusted upwards or downwards by the difference between that Portfolio's purchase price of the security and the exercise price. If the options are not exercised and the price of the underlying security declines, the amount of such decline will be offset by the amount of premium received.

   The writing of covered put options is similar in terms of risk and return characteristics to buy-and-write transactions. If the market price of the underlying security rises or otherwise is above the exercise price, the put option will expire worthless and a Portfolio's gain will be limited to the premium received. If the market price of the underlying security declines or otherwise is below the exercise price, a Portfolio may elect to close the position or take delivery of the security at the exercise price and that Portfolio's return will be the premium received from the put options minus the amount by which the market price of the security is below the exercise price.

   A Portfolio may buy put options to hedge against a decline in the value of its portfolio. By using put options in this way, a Portfolio will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by transaction costs.

   A Portfolio may buy call options to hedge against an increase in the price of securities that it may buy in the future. The premium paid for the call option plus any transaction costs will reduce the benefit, if any, realized by such Portfolio upon exercise of the option, and, unless the price of the underlying security rises sufficiently, the option may expire worthless to that Portfolio.

   A Portfolio may write straddles (combinations of put and call options on the same underlying security), which are generally a nonhedging technique used for purposes such as seeking to enhance return. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out than individual options contracts. The straddle rules of the Internal Revenue Code require deferral of certain losses realized on positions of a straddle to the extent that a Portfolio has unrealized gains in offsetting positions at year end. The holding period of the securities comprising the straddle will be suspended until the straddle is terminated.

   EURODOLLAR INSTRUMENTS. A Portfolio, with the exception of the Risk-Managed Portfolios, may make investments in Eurodollar instruments. Eurodollar instruments are U.S. dollar-denominated futures contracts or options thereon which are linked to the London Interbank Offered Rate ("LIBOR"), although foreign currency denominated instruments are available from time to time. Eurodollar futures contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. A Portfolio might use Eurodollar futures contracts and options thereon to hedge against changes in LIBOR, to which many interest rate swaps and fixed-income instruments are linked.

   SWAPS AND SWAP-RELATED PRODUCTS. A Portfolio, with the exception of the Risk-Managed Portfolios, may enter into interest rate swaps, caps, and floors on either an asset-based or liability-based basis, depending upon whether it is hedging its assets or its liabilities, and will usually enter into interest rate swaps on a net basis (i.e., the two payment streams are netted out, with a Portfolio receiving or paying, as the case may be, only the net amount of the two payments). The net amount of the excess, if any, of a Portfolio's obligations over its entitlement with respect to each interest rate swap will be calculated on a daily basis and an amount of cash or other liquid assets having an aggregate NAV at least equal to the accrued excess will be maintained in a segregated account by the Portfolios' custodian. If a Portfolio enters into an interest rate swap on other than a net basis, it would maintain a segregated account in the full amount accrued on a daily basis of its obligations with respect to the swap. A Portfolio will not enter into any interest rate swap, cap, or floor transaction unless the unsecured senior debt or the claims-paying ability of the other party thereto is rated in one of the three highest rating categories of at least one NRSRO at the time of entering into such transaction. Janus Capital or the subadviser will monitor the creditworthiness of all counterparties on an ongoing basis. If there is a default by the other party to such a transaction, a Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

   The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. Janus Capital has determined that, as a result, the swap market has become relatively liquid. Caps and floors are more recent innovations for which standardized documentation has not yet been developed and, accordingly, they are less liquid than swaps. To the extent a Portfolio sells (i.e., writes) caps and floors, it will segregate cash or other liquid assets having an aggregate NAV at least equal to the full amount, accrued on a daily basis, of its obligations with respect to any caps or floors.

   There is no limit on the amount of interest rate swap transactions that may be entered into by a Portfolio. These transactions may in some instances involve the delivery of securities or other underlying assets by a Portfolio or its counterparty to collateralize obligations under the swap. Under the documentation currently used in those markets, the risk of loss with respect to interest rate swaps is limited to the net amount of the payments that a Portfolio is contractually obligated to make. If the other party to an interest rate swap that is not collateralized defaults, a Portfolio would risk the loss of the net amount of the payments that it contractually is entitled to receive. A Portfolio may buy and sell (i.e., write) caps and floors without limitation, subject to the segregation requirement described above.


   Flexible Bond Portfolio may enter into credit default swap agreements (with values not to exceed 10% of the net assets of the Portfolio) for investment purposes and to add leverage to its portfolio. As the seller in a credit default swap contract, the Portfolio would be required to pay the par (or other agreed-upon) value of a referenced debt obligation to the counterparty in the event of a default by a third party, such as a U.S. or foreign corporate issuer, on the debt obligation. In return, the Portfolio would receive from the counterparty a periodic stream of payments over the term of the contract provided that no event of default has occurred. If no default occurs, the Portfolio would keep the stream of payments and would have no payment obligations. As the seller, the Portfolio would effectively add leverage to its portfolio because, in addition to its total net assets, the Portfolio would be subject to investment exposure on the notional amount of the swap.


   Flexible Bond Portfolio may also purchase credit default swap contracts in order to hedge against the risk of default of debt securities held in its portfolio, in which case the Portfolio would function as the counterparty referenced in the preceding paragraph. This would involve the risk that the investment may expire worthless and would only generate income in the event of an actual default by the issuer of the underlying obligation (as opposed to a credit downgrade or other indication of financial instability). It would also involve credit risk - that the seller may fail to satisfy its payment obligations to the Portfolio in the event of a default.

   ADDITIONAL RISKS OF OPTIONS ON FOREIGN CURRENCIES, FORWARD CONTRACTS, AND FOREIGN INSTRUMENTS. Unlike transactions entered into by the Portfolios in futures contracts, options on foreign currencies and forward contracts are not traded on contract markets regulated by the CFTC or (with the exception of certain foreign currency options) by the SEC. To the contrary, such instruments are traded through financial institutions acting as market-makers, although foreign currency options are also traded on certain Exchanges, such as the Philadelphia Stock Exchange and the Chicago Board Options Exchange, subject to SEC regulation. Similarly, options on currencies may be traded over-the-counter. In an over-the-counter trading environment, many of the protections afforded to Exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the buyer of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost. Moreover, an option writer and a buyer or seller of futures or forward contracts could lose amounts substantially in excess of any premium received or initial margin or collateral posted due to the potential additional margin and collateral requirements associated with such positions.

   Options on foreign currencies traded on Exchanges are within the jurisdiction of the SEC, as are other securities traded on Exchanges. As a result, many of the protections provided to traders on organized Exchanges will be available with respect to such transactions. In particular, all foreign currency option positions entered into on an Exchange are cleared and guaranteed by the OCC, thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on an Exchange may be more readily available than in the over-the-counter market, potentially permitting a Portfolio to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.

   The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of the availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities, and the effects of other political and economic events. In addition, exchange-traded options on foreign currencies involve certain risks not presented by the over-the-counter market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in applicable foreign countries for this purpose. As a result, the OCC may, if it determines that foreign governmental restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on the OCC or its clearing member, impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices, or prohibitions on exercise.

   In addition, options on U.S. Government securities, futures contracts, options on futures contracts, forward contracts, and options on foreign currencies may be traded on foreign exchanges and over-the-counter in foreign countries. Such transactions are subject to the risk of governmental actions affecting trading in or the prices of foreign currencies or securities. The value of such positions also could be adversely affected by: (i) other complex foreign political and economic factors; (ii) lesser availability than in the United States of data on which to make trading decisions; (iii) delays in a Portfolio's ability to act upon economic events occurring in foreign markets during nonbusiness hours in the United States; (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States; and (v) low trading volume.

   A Portfolio may from time to time participate on committees formed by creditors to negotiate with the management of financially troubled issuers of securities held by that Portfolio. Such participation may subject a Portfolio to expenses such as legal fees and may make that Portfolio an "insider" of the issuer for purposes of the federal securities laws, and therefore may restrict that Portfolio's ability to trade in or acquire additional positions in a particular security or other securities of the issuer when it might otherwise desire to do so. Participation by a Portfolio on such committees also may expose that Portfolio to potential liabilities under the federal bankruptcy laws or other laws governing the rights of creditors and debtors. A Portfolio would participate on such committees only when Janus Capital believes that such participation is necessary or desirable to enforce that Portfolio's rights as a creditor or to protect the value of securities held by that Portfolio.

Portfolio Turnover


   Portfolio turnover rates for the fiscal periods ended December 31, 2006 and December 31, 2005 are presented in the table below. As a reference point, a portfolio turnover rate of 100% would mean that a Portfolio had sold and purchased securities valued at 100% of its net assets within a one-year period. Variations in portfolio turnover rates shown may be due to market conditions, changes in the size of a Portfolio, the nature of a Portfolio's investments, and the investment style and/or outlook of the portfolio managers and/or investment personnel. Higher levels of portfolio turnover may result in higher costs for brokerage commissions, dealer mark-ups, and other transaction costs. Higher costs associated with increased portfolio turnover may offset gains in Portfolio performance.



                                Portfolio Turnover for       Portfolio Turnover for
                                the fiscal year ended        the fiscal year ended
Portfolio Name                    December 31, 2006            December 31, 2005
-----------------------------------------------------------------------------------
GROWTH & CORE
  Large Cap Growth Portfolio              54%                          87%
  Forty Portfolio                         44%                          42%
  Mid Cap Growth Portfolio                41%                          32%
  Growth and Income Portfolio             58%                          37%
  Fundamental Equity Portfolio            51%                          62%
  Balanced Portfolio                      52%                          52%
RISK-MANAGED
  Risk-Managed Growth
    Portfolio                            120%                         126%
  Risk-Managed Core Portfolio            141%                         109%
VALUE
  Mid Cap Value Portfolio                 89%                          74%
  Small Company Value
    Portfolio                             59%                          53%
INTERNATIONAL & GLOBAL
  Worldwide Growth Portfolio              46%                          41%
  International Growth
    Portfolio                             60%                          57%
  Foreign Stock Portfolio                 16%                          20%
SPECIALTY EQUITY
  Global Technology Portfolio             89%                          42%
  Global Life Sciences
    Portfolio                             80%                          89%
BOND
  Flexible Bond Portfolio                163%                         171%


PORTFOLIO HOLDINGS DISCLOSURE POLICIES AND PROCEDURES

   The Mutual Fund Holdings Disclosure Policies and Procedures adopted by Janus Capital and the Portfolios, including all funds managed within the Janus fund complex, are designed to be in the best interests of the Portfolios and to protect the confidentiality of the Portfolios' holdings. The following describes those policies and procedures.


   The non-money market portfolios' portfolio holdings (excluding cash investments, derivatives, short positions, and other investment positions), consisting of at least the names of the holdings, are generally available monthly, with a 30-day lag, on www.janus.com/info. They are posted to the website within approximately two business days after month-end. Portfolio holdings of portfolios subadvised by INTECH are generally available on a calendar quarter-end basis with a 60-day lag. The money market portfolio's portfolio holdings are generally available monthly, with no lag, on www.janus.com/info. They are posted to the website within approximately six business days after month-end. All of the portfolios' holdings remain available at least until a Form N-CSR or Form N-Q is filed with the SEC for the period that includes the date as of which the website information is current. The top ten portfolio holdings for each portfolio (except that certain portfolios publish the top five portfolio holdings) are published monthly with a 30-day lag, and quarterly with a 15-day lag, on www.janus.com/info approximately two business days after the end of the applicable period. Security breakdowns (e.g., industry, sector, regional, market capitalization, and asset allocation) for certain portfolios are published monthly with a 30-day lag, and quarterly with a 15-day lag, on www.janus.com/info.

   Specific portfolio level performance attribution information and statistics for all portfolios shall be available upon request to any person quarterly with a 15-day lag, and monthly with a 30-day lag, following the posting of the portfolios' portfolio holdings on www.janus.com/info. Janus Capital may exclude from publication all or any portion of portfolio holdings or change the time periods of disclosure as deemed necessary to protect the interests of the portfolios.


   The portfolios' Trustees, officers, and primary service providers, including investment advisers, distributors, administrators, transfer agents, custodians, and their respective personnel, may receive or have access to nonpublic portfolio holdings information. In addition, third parties, including but not limited to those that provide services to the Janus funds, Janus Capital, and its affiliates, such as trade execution measurement systems providers, independent pricing services, proxy voting service providers, the portfolios' insurers, computer systems service providers, lenders, counsel, accountants/auditors, and rating and ranking organizations may also receive or have access to nonpublic portfolio holdings information. Other recipients of nonpublic portfolio holdings information may include, but may not be limited to, third parties such as consultants, data aggregators, and asset allocation services which calculate information derived from holdings for use by Janus Capital, and which supply their analyses (but not the holdings themselves) to their clients. Such parties, either by agreement or by virtue of their duties, are required to maintain confidentiality with respect to such nonpublic portfolio holdings.

   Nonpublic portfolio holdings information may be disclosed to certain third parties upon a good faith determination made by Janus Capital's Chief Compliance Officer or senior management team that a portfolio has a legitimate business purpose for such disclosure and the recipient agrees to maintain confidentiality. Preapproval by the Chief Compliance Officer or senior management team is not required for certain routine service providers and in response to regulatory, administrative, and judicial requirements. The Chief Compliance Officer reports to the Janus portfolios' Trustees regarding material compliance matters with respect to the portfolio holdings disclosure policies and procedures.

   As of the date of this SAI, the following non-affiliated third parties, which consist of service providers and consultants as described above, receive or may have access to nonpublic portfolio holdings information, which may include the full holdings of a Portfolio. Certain of the arrangements below reflect relationships of an affiliated subadviser, INTECH, and its products.


    NAME                                                          FREQUENCY            LAG TIME
    ----                                                          ---------            --------
    Brockhouse & Cooper Inc.                                      Quarterly            Current
    Callan Associates Inc.                                        As needed            Current
    Cambridge Associates LLC                                      Quarterly            Current
    Charles River Systems, Inc.                                   As needed            Current
    Charles Schwab & Co., Inc.                                    As needed            Current
    Citibank, N.A.                                                Daily                Current
    CMS BondEdge                                                  As needed            Current
    Deloitte & Touche LLP                                         As needed            Current
    Deloitte Tax LLP                                              As needed            Current
    Eagle Investment Systems Corp.                                As needed            Current
    Eaton Vance Management                                        As needed            Current
    Ernst & Young LLP                                             As needed            Current
    FactSet Research Systems, Inc.                                As needed            Current
    Financial Models Company, Inc.                                As needed            Current
    FT Interactive Data Corporation                               Daily                Current
    Institutional Shareholder Services, Inc.                      Daily                Current
    International Data Corporation                                Daily                Current

    NAME                                                          FREQUENCY            LAG TIME
    ----                                                          ---------            --------
    Investment Technology Group, Inc.                             Daily                Current
    Jeffrey Slocum & Associates, Inc.                             As needed            Current
    Lehman Brothers Inc.                                          Daily                Current
    Marco Consulting Group, Inc.                                  Monthly              Current
    Marquette Associates                                          As needed            Current
    Markit Loans, Inc.                                            Daily                Current
    Mercer Investment Consulting, Inc.                            Quarterly            Current
    Moody's Investors Service Inc.                                Weekly               7 days or more
    New England Pension Consultants                               Monthly              Current
    PricewaterhouseCoopers LLP                                    As needed            Current
    Reuters America Inc.                                          Daily                Current
    Rocaton Investment Advisors, LLC                              As needed            Current
    Rogerscasey, Inc.                                             Quarterly            Current
    Russell/Mellon Analytical Services, LLC                       Monthly              Current
    Sapient Corporation                                           As needed            Current
    SEI Investments                                               As needed            Current
    Simcorp USA, Inc.                                             As needed            Current
    Standard & Poor's                                             Daily                Current
    Standard & Poor's Financial Services                          Weekly               2 days or more
    Standard & Poor's Securities Evaluation                       Daily                Current
    State Street Bank and Trust Company                           Daily                Current
    Summit Strategies Group                                       Monthly; Quarterly   Current
    The Yield Book Inc.                                           Daily                Current
    UBS Securities LLC                                            As needed            Current
    Wachovia Securities LLC                                       As needed            Current
    Wall Street On Demand, Inc.                                   Monthly; Quarterly   30 days; 15 days
    Wilshire Associates Incorporated                              As needed            Current
    Yanni Partners, Inc.                                          Quarterly            Current
    Zephyr Associates, Inc.                                       Quarterly            Current


   In addition to the categories of persons and names of persons described above who may receive nonpublic portfolio holdings information, brokers executing portfolio trades on behalf of the portfolios may receive nonpublic portfolio holdings information.


   Janus Capital manages other accounts such as separate accounts, private accounts, unregistered products, and portfolios sponsored by companies other than Janus Capital. These other accounts may be managed in a similar fashion to certain Janus funds and thus may have similar portfolio holdings. Such accounts may be subject to different portfolio holdings disclosure policies that permit public disclosure of portfolio holdings information in different forms and at different times than the Portfolios' portfolio holdings disclosure policies. Additionally, clients of such accounts have access to their portfolio holdings, and may not be subject to the Portfolios' portfolio holdings disclosure policies.

INVESTMENT ADVISER AND SUBADVISERS
--------------------------------------------------------------------------------

INVESTMENT ADVISER - JANUS CAPITAL MANAGEMENT LLC

   As stated in the Prospectus, each Portfolio has an Investment Advisory Agreement with Janus Capital Management LLC, 151 Detroit Street, Denver, Colorado 80206-4805. Janus Capital is a direct subsidiary of Janus Capital Group Inc. ("JCGI"), a publicly traded company with principal operations in financial asset management businesses. JCGI owns approximately 95% of Janus Capital, with the remaining 5% held by Janus Management Holdings Corporation.

   Each Advisory Agreement provides that Janus Capital will furnish continuous advice and recommendations concerning the Portfolios' investments, provide office space for the Portfolios, and pay the salaries, fees, and expenses of all Portfolio officers and of those Trustees who are considered to be interested persons of Janus Capital. Janus Capital is also authorized to perform the management and administrative services necessary for the operation of the Portfolios. As discussed below, Janus Capital has delegated certain of these duties for certain Portfolios to INTECH and Perkins pursuant to subadvisory agreements ("Sub-Advisory Agreements") between Janus Capital and each Subadviser.

   In addition to payments made under 12b-1 plans, Janus Capital and its affiliates also may make payments out of their own assets to selected broker-dealer firms or institutions that are or are expected to be instrumental in the acquisition or retention of contract owners or plan participants for the Portfolios or other Janus funds or that perform recordkeeping or other services with respect to shareholder accounts. The amount of these payments is determined from time to time by Janus Capital, may be substantial, and may differ for different financial intermediaries. Eligibility requirements for such payments to institutional intermediaries are determined by Janus Capital and/or its affiliates.

   In addition, from their own assets, Janus Capital, Janus Distributors LLC ("Janus Distributors"), or their affiliates may pay brokerage firms, banks, financial advisers, retirement plan service providers, and other financial intermediaries fees for providing recordkeeping, subaccounting, transaction processing, and other shareholder or administrative services in connection with investments in the Janus funds. These fees are in addition to any fees that may be paid by the Janus funds for these types of or other services. You may wish to consider whether such arrangements exist when evaluating any recommendations to purchase or sell shares of the Portfolios.

   Janus Capital or its affiliates may also share certain marketing expenses with, or pay for or sponsor informational meetings, seminars, client awareness events, support for marketing materials, or business building programs for such intermediaries to raise awareness of the Portfolios.

   The Portfolios pay custodian fees and expenses, brokerage commissions and dealer spreads, and other expenses in connection with the execution of portfolio transactions, legal and accounting expenses, interest and taxes, a portion of trade or other investment company dues and expenses, registration fees, expenses of shareholders' meetings and reports to shareholders, fees and expenses of Portfolio Trustees who are not interested persons of Janus Capital, other costs of complying with applicable laws regulating the sale of Portfolio shares, and compensation to the Portfolios' transfer agent. Pursuant to the Advisory Agreements, Janus Capital furnishes certain other services, including NAV determination, portfolio accounting, and recordkeeping, for which the Portfolios may reimburse Janus Capital for its costs.

   The Portfolios pay a monthly investment advisory fee to Janus Capital for its services. The fee is based on the average daily net assets of each Portfolio and is calculated at the annual rate as shown below for each Portfolio.

   The following table reflects the Portfolios' contractual investment advisory fee rates during the most recent fiscal year.

                                                                                 Contractual
                                                      Average Daily              Investment
                                                        Net Assets            Advisory Fees (%)
Portfolio Name                                         of Portfolio             (annual rate)
------------------------------------------------------------------------------------------------
GROWTH & CORE
  Large Cap Growth Portfolio                        All Asset Levels                0.64
  Forty Portfolio                                   All Asset Levels                0.64
  Mid Cap Growth Portfolio                          All Asset Levels                0.64
  Growth and Income Portfolio                       All Asset Levels                0.62
  Fundamental Equity Portfolio                      All Asset Levels                0.60
  Balanced Portfolio                                All Asset Levels                0.55
RISK-MANAGED
  Risk-Managed Growth Portfolio                     All Asset Levels                0.50
  Risk-Managed Core Portfolio                       All Asset Levels                0.50
VALUE
  Mid Cap Value Portfolio(1)                        All Asset Levels                0.64
  Small Company Value Portfolio                     All Asset Levels                0.74
INTERNATIONAL & GLOBAL
  Worldwide Growth Portfolio                        All Asset Levels                0.60(2)
  International Growth Portfolio                    All Asset Levels                0.64
  Foreign Stock Portfolio                           All Asset Levels                0.64
SPECIALTY EQUITY
  Global Technology Portfolio                       All Asset Levels                0.64
  Global Life Sciences Portfolio                    All Asset Levels                0.64
BOND
  Flexible Bond Portfolio                           First $300 Million              0.55
                                                    Over $300 million               0.45

(1) 50% of the investment advisory fee (less any fee waivers or expense reimbursements) is payable directly by the Portfolio to Perkins, the Portfolio's subadviser.
(2) The investment advisory agreement for the Portfolio with Janus Capital provides for the payment by the Portfolio of a base management fee at the annual rate of 0.60% of the average daily net assets of the Portfolio ("Base Fee"), subject to a performance fee adjustment which commenced February 1, 2007, as described in the Prospectus. The performance fee adjustment is based on the total return performance of the Portfolio ("Portfolio Performance") as compared to the performance of the Portfolio's benchmark index, the Morgan Stanley Capital International World Index(SM) ("Benchmark Performance").

    For the period from July 1, 2006 through January 31, 2007 ("Waiver Period"), Janus Capital waived a portion of the Base Fee, at the annual rate of up to 0.15% of average daily net assets, under certain conditions. This waiver was applied for any calendar month in the Waiver Period if Portfolio Performance for the period from February 1, 2006 through the end of the preceding calendar month, calculated as though there had been no waiver of the Base Fee, was less than performance of the Portfolio's primary benchmark index for that period, as follows:

PERCENT BY WHICH PORTFOLIO PERFORMANCE IS LESS THAN BENCHMARK PERFORMANCE   ANNUAL RATE OF WAIVER AS PERCENT OF AVERAGE NET ASSETS*
-------------------------------------------------------------------------   -------------------------------------------------------
                                   0.0                                                              0.0
                                  -0.5                                                              0.0125
                                  -1.0                                                              0.0250
                                  -1.5                                                              0.0375
                                  -2.0                                                              0.0500
                                  -2.5                                                              0.0625
                                  -3.0                                                              0.0750
                                  -3.5                                                              0.0875
                                  -4.0                                                              0.1000
                                  -4.5                                                              0.1125
                                  -5.0                                                              0.1250
                                  -5.5                                                              0.1375
                                  -6.0                                                              0.1500

   ------------------

   * The waiver was calculated in increments of 0.0125% for every full 0.5% of Portfolio Performance below Benchmark Performance, with a maximum waiver of 0.15%.

   For example, the first waiver was calculated based on Portfolio Performance compared to Benchmark Performance for the period from February 1, 2006 to June 30, 2006. If Portfolio Performance was less than Benchmark Performance by 0.5% or more, a waiver was applied to reduce management fees paid by the Portfolio during the month of July 2006. A similar calculation was repeated monthly, with each successive monthly calculation based on a period that included the most recently completed month, until the last waiver, if any, was calculated for the period from February 1, 2006 through December 31, 2006 and applied during January 2007. The Waiver Period terminated January 31, 2007. Because any fee waiver will have a positive effect upon the Portfolio's performance, fee waivers during the Waiver Period may effect the performance fee adjustment that commenced February 1, 2007, in a way that is favorable to Janus Capital. It is possible that the cumulative dollar amount of additional compensation ultimately payable to Janus Capital after February 1, 2007, under some circumstances, may exceed the cumulative dollar amount of management fees waived by Janus Capital during the Waiver Period.

   During the Waiver Period, even if Portfolio Performance exceeded Benchmark Performance, the management fee did not exceed the Base Fee, and Janus Capital may not recover any management fees previously waived. However, effective for periods after January 31, 2007, the performance adjustment to the investment advisory fee takes effect.

   PERFORMANCE-BASED INVESTMENT ADVISORY FEE

   APPLIES TO RISK-MANAGED CORE PORTFOLIO, MID CAP VALUE PORTFOLIO, AND WORLDWIDE GROWTH PORTFOLIO ONLY


   Effective January 1, 2006 for Risk-Managed Core Portfolio, effective February 1, 2006, Mid Cap Value Portfolio, and Worldwide Growth Portfolio, each Portfolio implemented an investment advisory fee rate that adjusts up or down based upon each Portfolio's performance relative to its respective benchmark index. Any performance adjustment commenced January 2007 for Risk-Managed Core Portfolio and February 2007 for Mid Cap Value Portfolio, and Worldwide Growth Portfolio. Until that time, only the contractual rate shown in the table on the previous page applied.



   Under the performance-based fee structure, the investment advisory fee paid to Janus Capital by each Portfolio consists of two components: (1) a base fee calculated by applying the contractual fixed-rate of the advisory fee to the Portfolio's average daily net assets during the previous month ("Base Fee"), plus or minus (2) a performance-fee adjustment ("Performance Adjustment") calculated by applying a variable rate of up to 0.15% (positive or negative) to the Portfolio's average daily net assets during the applicable performance measurement period. The performance measurement period generally is the previous 36 months, although no Performance Adjustment will be made until the performance-based fee structure has been in effect for at least 12 months and, accordingly, only the Portfolio's Base Fee rate applies for the initial 12 months. When the performance-based fee structure has been in effect for at least 12 months, but less than 36 months, the performance measurement period will be equal to the time that has elapsed since the performance-based fee structure took effect (which was January 1, 2006 or February 1, 2006, as noted above). The Base Fee is calculated and accrued daily. The Performance Adjustment is calculated monthly in arrears and is accrued evenly each day throughout the month. As is currently the case, the investment advisory fee is paid monthly in arrears.


   For each Portfolio, the fixed rate used in computing the Base Fee is the same as that used in computing the fee paid to Janus Capital by the Portfolio under its Investment Advisory Agreement effective during the most recent fiscal year. The Performance Adjustment may result in an increase or decrease in the investment advisory fee paid by a Portfolio, depending upon the investment performance of the Portfolio relative to its benchmark index over the performance measurement period. No Performance Adjustment is applied unless the difference between the Portfolio's investment performance and the investment record of the Portfolio's benchmark index is 0.50% or greater (positive or negative) during the applicable performance measurement period. Because the Performance Adjustment is tied to a Portfolio's performance relative to its benchmark index (and not its absolute performance), the Performance Adjustment could increase Janus Capital's fee even if the Portfolio's shares lose value during the performance measurement period and could decrease Janus Capital's fee even if the Portfolio's shares increase in value during the performance measurement period. For purposes of computing the Base Fee and the Performance Adjustment, net assets are averaged over different periods (average daily net assets during the previous month for the Base Fee versus average daily net assets during the performance measurement period for the Performance Adjustment). Performance of a Portfolio is calculated net of expenses, whereas a Portfolio's benchmark index does not have any fees or expenses. Reinvestment of dividends and distributions are included in calculating both the performance of a Portfolio and the Portfolio's benchmark index.

   The investment performance of a Portfolio's Service Shares ("Service Shares") is used for purposes of calculating the Portfolio's Performance Adjustment. After Janus Capital determines whether a particular Portfolio's performance was above or below its benchmark index by comparing the investment performance of the Portfolio's Service Shares against the investment record of that Portfolio's benchmark index, Janus Capital will apply the same Performance Adjustment (positive or negative) across each other class of shares of the Portfolio.

   The Trustees may determine that a class of shares of a Portfolio other than Service Shares is the most appropriate for use in calculating the Performance Adjustment. If a different class of shares is substituted in calculating the Performance Adjustment, the use of that successor class of shares may apply to the entire performance measurement period so long as the successor class was outstanding at the beginning of such period. If the successor class of shares was not outstanding for all or a portion of the performance measurement period, it may only be used in calculating that portion of the Performance Adjustment attributable to the period during which the successor class was outstanding, and any prior portion of the performance measurement period would be calculated using the class of shares previously designated. Any change to the class of shares used to calculate the Performance Adjustment is subject to applicable law. It is currently the position of the staff of the SEC (the "Staff") that any changes to a class of shares selected for purposes of calculating the Performance Adjustment will require shareholder approval. If there is a change in the Staff's position, the Trustees intend to notify shareholders of such change in position at such time as the Trustees may determine that a change in such selected class is appropriate.

   The Trustees may from time to time determine that another securities index for a Portfolio is a more appropriate benchmark index for purposes of evaluating the performance of that Portfolio. In that event, the Trustees may approve the substitution of a successor index for the Portfolio's benchmark index. However, the calculation of the Performance Adjustment for any portion of the performance measurement period prior to the adoption of the successor index will still be based upon the Portfolio's performance compared to its former benchmark index. Any change to a particular Portfolio's benchmark index for purposes of calculating the Performance Adjustment is subject to applicable law. It is currently the position of the Staff that any changes to a Portfolio's benchmark index will require shareholder approval. If there is a change in the Staff's position, the Trustees intend to notify shareholders of such change in position at such time as the Trustees may determine that a change in a Portfolio's benchmark index is appropriate.

   It is not possible to predict the effect of the Performance Adjustment on future overall compensation to Janus Capital since it will depend on the performance of each Portfolio relative to the record of the Portfolio's benchmark index and future changes to the size of each Portfolio.

   If the average daily net assets of a Portfolio remain constant during a 36-month performance measurement period, current net assets will be the same as average net assets over the performance measurement period and the maximum Performance Adjustment will be equivalent to 0.15% of current net assets. When current net assets vary from net assets over the 36-month performance measurement period, the Performance Adjustment, as a percentage of current assets, may vary significantly, including at a rate more or less than 0.15%, depending upon whether the net assets of the Portfolio had been increasing or decreasing (and the amount of such increase or decrease) during the performance measurement period. Note that if net assets for a Portfolio were increasing during the performance measurement period, the total performance fee paid, measured in dollars, would be more than if that Portfolio had not increased its net assets during the performance measurement period.

   Suppose, for example, that the Performance Adjustment was being computed after the assets of a Portfolio had been shrinking. Assume its monthly Base Fee was 1/12(th) of 0.60% of average daily net assets during the previous month. Assume also that average daily net assets during the 36 month performance measurement period were $500 million, but that average daily net assets during the preceding month were just $200 million.

   The Base Fee would be computed as follows:

   $200 million x 0.60% / 12 = $100,000

   If the Portfolio outperformed or underperformed its benchmark index by an amount which triggered the maximum Performance Adjustment, the Performance Adjustment would be computed as follows:

   $500 million x 0.15% / 12 = $62,500, which is approximately 1/12(th) of 0.375% of $200 million.

   If the Portfolio had outperformed its benchmark index, the total advisory fee rate for that month would be $162,500, which is approximately 1/12(th) of 0.975% of $200 million.

   If the Portfolio had underperformed its benchmark index, the total advisory fee rate for that month would be $37,500, which is approximately 1/12(th) of 0.225% of $200 million.

   Therefore, the total advisory fee rate for that month, as a percentage of average net assets during the preceding month, would be approximately 1/12(th) of 0.975% in the case of outperformance, or approximately 1/12(th) of 0.225% in the case of underperformance. Under extreme circumstances, involving underperformance by a rapidly shrinking Portfolio, the dollar amount of the Performance Adjustment could be more than the dollar amount of the Base Fee. In such circumstances, Janus Capital would reimburse the applicable Portfolio.

   By contrast, the Performance Adjustment would be a smaller percentage of current assets if the net assets of the Portfolio were increasing during the performance measurement period. Suppose, for example, that the Performance Adjustment was being computed after the assets of a Portfolio had been growing. Assume its average daily net assets during the 36-month performance measurement period were $500 million, but that average daily net assets during the preceding month were $800 million.

   The Base Fee would be computed as follows:

   $800 million x 0.60% / 12 = $400,000

   If the Portfolio outperformed or underperformed its benchmark index by an amount which triggered the maximum Performance Adjustment, the Performance Adjustment would be computed as follows:

   $500 million x 0.15% / 12 = $62,500, which is approximately 1/12(th) of 0.094% of $800 million.

   If the Portfolio had outperformed its benchmark index, the total advisory fee rate for that month would be $462,500, which is approximately 1/12(th) of 0.694% of $800 million.

   If the Portfolio had underperformed its benchmark index, the total advisory fee rate for that month would be $337,500, which is approximately 1/12(th) of 0.506% of $800 million.

   Therefore, the total advisory fee rate for that month, as a percentage of average net assets during the preceding month, would be approximately 1/12(th) of 0.694% in the case of outperformance, or approximately 1/12(th) of 0.506% in the case of underperformance.

   The Base Fee for each Portfolio (which is the same as the annual investment advisory fee rate paid by the Portfolio during the most recent fiscal year) and the Portfolio's benchmark index used for purposes of calculating the Performance Adjustment are shown in the following table:

                                                                                                     Base Fee (%)
    Portfolio Name                                                Benchmark Index                    (annual rate)
    ----------------------------------------------------------------------------------------------------------------
    Risk-Managed Core Portfolio                                   S&P 500(R) Index(1)                  0.50(2)
    Mid Cap Value Portfolio                                       Russell Midcap(R) Value              0.64(4)
                                                                  Index(3)
    Worldwide Growth Portfolio                                    MSCI World Index(SM)(5)              0.60


   (1) The S&P 500(R) Index is Standard & Poor's composite index of 500 stocks, a widely recognized, unmanaged index of common stock prices.
   (2) Janus Capital, and not Risk-Managed Core Portfolio, pays INTECH, the Portfolio's subadviser, a fee for its services provided pursuant to a Sub-Advisory Agreement between Janus Capital, on behalf of the Portfolio, and INTECH. For the fiscal year ended December 31, 2006, that fee was calculated at an annual rate of 0.26% of the Portfolio's average daily net assets. Effective January 1, 2007, the subadvisory fee paid by Janus Capital to INTECH will adjust up or down based on the Portfolio's performance relative to its benchmark index.
   (3) The Russell Midcap(R) Value Index measures the performance of those Russell Midcap(R) companies with lower price-to-book ratios and lower forecasted growth rates.
   (4) This amount is reduced by the amount payable by Mid Cap Value Portfolio to Perkins, the subadviser to Mid Cap Value Portfolio, pursuant to a Sub-Advisory Agreement between Janus Capital and Perkins. Under this Sub-Advisory Agreement, Mid Cap Value Portfolio pays Perkins a fee equal to 50% of the advisory fee otherwise payable by the Portfolio to Janus Capital (net of any reimbursements of expenses incurred or fees waived by Janus Capital). For the fiscal year ended December 31, 2006, Mid Cap Value Portfolio paid Perkins a subadvisory fee at the annual rate of 0.32% of the Portfolio's average daily net assets.
   (5) The MSCI World Index(SM) is a market capitalization weighted index composed of companies representative of the market structure of developed market countries in North America, Europe, and the Asia/Pacific Region. The index includes reinvestment of dividends, net of foreign withholding taxes.

   The following hypothetical examples illustrate the application of the Performance Adjustment for each Portfolio. The examples assume that the average daily net assets of the Portfolio remain constant during a 36-month performance measurement period. The Performance Adjustment would be a smaller percentage of current assets if the net assets of the Portfolio were increasing during the performance measurement period, and a greater percentage of current assets if the net assets of the Portfolio were decreasing during the performance measurement period. All numbers in the examples are rounded to the nearest hundredth percent. The net assets of each Portfolio as of the fiscal year ended December 31, 2006 is shown below:


    Portfolio                                                     Net Assets (000s)
    -------------------------------------------------------------------------------
    Risk-Managed Core Portfolio                                      $   16,721
    Mid Cap Value Portfolio                                              80,444
    Worldwide Growth Portfolio                                        1,418,118


   EXAMPLES: RISK-MANAGED CORE PORTFOLIO


   The monthly maximum positive or negative Performance Adjustment of 1/12th of 0.15% of average net assets during the prior 36 months occurs if the Portfolio outperforms or underperforms its benchmark index by 4.00% over the same period. The Performance Adjustment is made in even increments for every 0.50% difference in the investment performance of the Portfolio's Service Shares compared to the investment record of the S&P 500(R) Index.


   Example 1: Portfolio Outperforms Its Benchmark By 4%

   If the Portfolio has outperformed the S&P 500(R) Index by 4% during the preceding 36 months, the Portfolio would calculate the investment advisory fee as follows:

                                                                                                Total Advisory Fee Rate
    Base Fee Rate                                                 Performance Adjustment Rate       For That Month
    -------------------------------------------------------------------------------------------------------------------
    1/12th of 0.50%                                                    1/12th of 0.15%            1/12th of 0.65%

   Example 2: Portfolio Performance Tracks Its Benchmark

   If the Portfolio performance has tracked the performance of the S&P 500(R) Index during the preceding 36 months, the Portfolio would calculate the investment advisory fee as follows:

                                                                                                Total Advisory Fee Rate
    Base Fee Rate                                                 Performance Adjustment Rate       For That Month
    -------------------------------------------------------------------------------------------------------------------
    1/12th of 0.50%                                                         0.00                  1/12th of 0.50%

   Example 3: Portfolio Underperforms Its Benchmark By 4%

   If the Portfolio has underperformed the S&P 500(R) Index by 4% during the preceding 36 months, the Portfolio would calculate the investment advisory fee as follows:

                                                                                                Total Advisory Fee Rate
    Base Fee Rate                                                 Performance Adjustment Rate       For That Month
    -------------------------------------------------------------------------------------------------------------------
    1/12th of 0.50%                                                   1/12th of -0.15%            1/12th of 0.35%

   EXAMPLES: MID CAP VALUE PORTFOLIO


   The monthly maximum positive or negative Performance Adjustment of 1/12th of 0.15% of average net assets during the prior 36 months occurs if the Portfolio outperforms or underperforms its benchmark index by 4.00% over the same period. The Performance Adjustment is made in even increments for every 0.50% difference in the investment performance of the Portfolio's Service Shares compared to the investment record of the Russell Midcap(R) Value Index.


   Example 1: Portfolio Outperforms Its Benchmark By 4%

   If the Portfolio has outperformed the Russell Midcap(R) Value Index by 4% during the preceding 36 months, the Portfolio would calculate the investment advisory fee as follows:

                                                                                                Total Advisory Fee Rate
    Base Fee Rate                                                 Performance Adjustment Rate       For That Month
    -------------------------------------------------------------------------------------------------------------------
    1/12th of 0.64%                                                    1/12th of 0.15%            1/12th of 0.79%

   Example 2: Portfolio Performance Tracks Its Benchmark

   If the Portfolio performance has tracked the performance of the Russell Midcap(R) Value Index during the preceding 36 months, the Portfolio would calculate the investment advisory fee as follows:

                                                                                                Total Advisory Fee Rate
    Base Fee Rate                                                 Performance Adjustment Rate       For That Month
    -------------------------------------------------------------------------------------------------------------------
    1/12th of 0.64%                                                         0.00                  1/12th of 0.64%

   Example 3: Portfolio Underperforms Its Benchmark By 4%

   If the Portfolio has underperformed the Russell Midcap(R) Value Index by 4% during the preceding 36 months, the Portfolio would calculate the investment advisory fee as follows:

                                                                                                Total Advisory Fee Rate
    Base Fee Rate                                                 Performance Adjustment Rate       For That Month
    -------------------------------------------------------------------------------------------------------------------
    1/12th of 0.64%                                                   1/12th of -0.15%            1/12th of 0.49%

   Under the terms of the current Sub-Advisory Agreement between Janus Capital, on behalf of Mid Cap Value Portfolio, and Perkins, Mid Cap Value Portfolio pays Perkins a fee equal to 50% of the advisory fee otherwise paid to Janus Capital by the Portfolio (and Janus Capital's fee is thereby reduced by 50% to account for the fee paid directly to Perkins). This means that the subadvisory fee rate for fees paid by the Portfolio to Perkins will adjust upward or downward in line with the advisory fee rate for fees paid by the Portfolio to Janus Capital based on Mid Cap Value Portfolio Service Shares' performance relative to the Russell Midcap(R) Value Index.

   EXAMPLES: WORLDWIDE GROWTH PORTFOLIO


   The monthly maximum positive or negative Performance Adjustment of 1/12th of 0.15% of average net assets during the prior 36 months occurs if the Portfolio outperforms or underperforms its benchmark index by 6.00% over the same period. The Performance Adjustment is made in even increments for every 0.50% difference in the investment performance of the Portfolio's Service Shares compared to the investment record of the MSCI World Index(SM).


   Example 1: Portfolio Outperforms Its Benchmark By 6%

   If the Portfolio has outperformed the MSCI World Index(SM) by 6% during the preceding 36 months, the Portfolio would calculate the investment advisory fee as follows:

                                                                                                Total Advisory Fee Rate
    Base Fee Rate                                                 Performance Adjustment Rate       For That Month
    -------------------------------------------------------------------------------------------------------------------
    1/12th of 0.60%                                                    1/12th of 0.15%            1/12th of 0.75%

   Example 2: Portfolio Performance Tracks Its Benchmark

   If the Portfolio has tracked the performance of the MSCI World Index(SM) during the preceding 36 months, the Portfolio would calculate the investment advisory fee as follows:

                                                                                                Total Advisory Fee Rate
    Base Fee Rate                                                 Performance Adjustment Rate       For That Month
    -------------------------------------------------------------------------------------------------------------------
    1/12th of 0.60%                                                         0.00                  1/12th of 0.60%

   Example 3: Portfolio Underperforms Its Benchmark By 6%

   If the Portfolio has underperformed the MSCI World Index(SM) by 6% during the preceding 36 months, the Portfolio would calculate the investment advisory fee as follows:

                                                                                                Total Advisory Fee Rate
    Base Fee Rate                                                 Performance Adjustment Rate       For That Month
    -------------------------------------------------------------------------------------------------------------------
    1/12th of 0.60%                                                   1/12th of -0.15%            1/12th of 0.45%

   FEE WAIVERS


   Janus Capital agreed by contract to waive the advisory fee payable by certain Portfolios in an amount equal to the amount, if any, that such Portfolio's normal operating expenses in any fiscal year, including the investment advisory fee, but excluding the distribution and shareholder servicing fee applicable to Service Shares and Service II Shares, the administrative services fee applicable to Service Shares, brokerage commissions, interest, taxes, and extraordinary expenses, exceed the annual rate shown below. For information about how these expense limits affect the total expenses of each class of the Portfolios, see the table in the "Fees and Expenses" section of each prospectus. Provided that Janus Capital remains investment adviser to the Portfolios, Janus Capital has agreed to continue such waivers until at least May 1, 2008. Mortality risk, expense risk, and other charges imposed by participating insurance companies are also excluded from the expense limitations noted.



                                 Expense Limit
Portfolio Name                   Percentage (%)
-----------------------------------------------
GROWTH & CORE
  Fundamental Equity Portfolio        1.20
RISK-MANAGED
  Risk-Managed Growth
    Portfolio                         1.10
  Risk-Managed Core
    Portfolio(1)                      1.10
VALUE
  Mid Cap Value Portfolio(1)          1.24(2)
  Small Company Value
    Portfolio                         1.34
INTERNATIONAL & GLOBAL
  Foreign Stock Portfolio             1.24
SPECIALTY EQUITY
  Global Technology Portfolio         1.24(2)
  Global Life Sciences
    Portfolio                         1.24(2)
BOND
  Flexible Bond Portfolio             0.90(2)

(1) Effective January 1, 2007 for Risk-Managed Core Portfolio, and February 1, 2007 for Mid Cap Value Portfolio, each Portfolio's investment advisory fee rate changed from a fixed rate to a rate that adjusts up or down based upon the Portfolio's performance relative to its benchmark index. Any adjustment to this fee rate commenced January 2007 for Risk-Managed Core Portfolio and February 2007 for Mid Cap Value Portfolio. Details discussing the change are included in the "Performance-Based Investment Advisory Fee" section of this SAI. Because a fee waiver will have a positive effect upon Risk-Managed Core Portfolio's and Mid Cap Value Portfolio's performance, a fee waiver that is in place during the period when the performance adjustment applies may effect the performance adjustment in a way that is favorable to Janus Capital. It is possible that the cumulative dollar amount of additional compensation ultimately payable to Janus Capital may, under some circumstances, exceed the cumulative dollar amount of management fees waived by Janus Capital. Unless terminated, revised, or extended, each Portfolio's expense limit will be in effect until May 1, 2008.


(2) The Portfolio's expenses without waivers are not expected to exceed the expense limit.



   The following table summarizes the advisory fees paid by the Portfolios and any advisory fee waivers for the last three fiscal years ended December 31. The information presented in the table below reflects the investment advisory fees in effect during each of the fiscal years shown.



                                                2006                              2005                             2004
                                       -----------------------       ------------------------------      ------------------------
Portfolio Name                         Advisory Fees   Waivers        Advisory Fees         Waivers      Advisory Fees    Waivers
---------------------------------------------------------------------------------------------------------------------------------
GROWTH & CORE
  Large Cap Growth Portfolio            $ 5,389,025    $     0         $ 6,537,046          $     0       $10,672,316     $     0
  Forty Portfolio                       $ 5,845,493    $     0         $ 6,086,577          $     0       $ 5,927,286     $     0
  Mid Cap Growth Portfolio              $ 4,981,465    $     0         $ 6,089,277          $     0       $11,556,335     $     0
  Growth and Income Portfolio           $   545,061    $     0         $   526,764          $     0       $   519,113     $     0
  Fundamental Equity Portfolio          $    91,529    $80,457         $    70,346          $27,709       $    64,573     $29,977
  Balanced Portfolio                    $11,368,824    $     0         $13,274,684          $     0       $20,917,204     $     0
RISK-MANAGED
  Risk-Managed Growth Portfolio         $    51,541    $51,541(1)      $    53,000          $18,640       $    55,864     $29,657
  Risk-Managed Core Portfolio           $    91,265    $73,850         $    95,870          $     0       $    86,204     $     0
VALUE
  Mid Cap Value Portfolio               $   433,045    $     0         $   299,199          $     0       $   218,484     $     0
  Small Company Value Portfolio         $    96,721    $65,689         $    37,885          $37,885(1)    $    15,346     $15,346(1)
INTERNATIONAL & GLOBAL
  Worldwide Growth Portfolio            $ 8,797,213    $     0         $11,771,437          $     0       $21,735,917     $     0
  International Growth Portfolio        $10,897,991    $     0         $ 6,913,211          $     0       $ 6,954,622     $     0
  Foreign Stock Portfolio               $   109,342    $33,922         $   106,208          $     0       $    85,692     $     0
SPECIALTY EQUITY
  Global Technology Portfolio           $ 1,035,736    $     0         $ 1,038,756          $     0       $ 1,238,553     $     0
  Global Life Sciences Portfolio        $   218,770    $     0         $   221,680          $     0       $   231,674     $     0
BOND
  Flexible Bond Portfolio               $ 1,623,657    $     0         $ 1,898,436          $     0       $ 3,108,381     $     0


(1) Fee waiver by Janus Capital exceeded the advisory fee.

   Each Portfolio's Advisory Agreement continues in effect from year to year so long as such continuance is approved annually by a majority of the Portfolios' Trustees who are not parties to the Advisory Agreements or "interested persons" (as defined by the 1940 Act) of any such party (the "Independent Trustees"), and by either a majority of the outstanding voting shares of each Portfolio or the Trustees of the Portfolios. Each Advisory
   Agreement: (i) may be terminated without the payment of any penalty by a Portfolio or Janus Capital on 60 days' written notice; (ii) terminates automatically in the event of its assignment; and (iii) generally, may not be amended without the approval by vote of a majority of the Trustees of the affected Portfolio, including a majority of the Independent Trustees and, to the extent required by the 1940 Act, the vote of a majority of the outstanding voting securities of that Portfolio.


   A discussion regarding the basis for the Board of Trustees' approval of the Portfolios' Investment Advisory Agreements and Sub-Advisory Agreements (as applicable) is included in the Portfolios' semiannual and/or annual reports to shareholders. You can request the Portfolios' Annual Report or Semiannual Report (as they become available), free of charge, by contacting your plan sponsor, broker-dealer, or financial institution, or by contacting a Janus representative at 1-800-525-0020. The reports are also available, free of charge, on www.janus.com/info.

SUBADVISERS

   Janus Capital has entered into Sub-Advisory Agreements on behalf of Risk-Managed Growth Portfolio, Risk-Managed Core Portfolio, and Mid Cap Value Portfolio.

ENHANCED INVESTMENT TECHNOLOGIES, LLC

   Janus Capital has entered into a Sub-Advisory Agreement with Enhanced Investment Technologies, LLC, 2401 PGA Boulevard, Suite 100, Palm Beach Gardens, Florida 33410, on behalf of Risk-Managed Growth Portfolio and Risk-Managed Core Portfolio.

   INTECH has been in the investment advisory business since 1987. INTECH also serves as investment adviser or subadviser to other U.S. registered and unregistered investment companies, offshore investment funds, and other institutional accounts. Janus Capital indirectly owns approximately 82.5% of the outstanding voting shares of INTECH.

   Under the Sub-Advisory Agreement between Janus Capital and INTECH, INTECH is responsible for the day-to-day investment operations of Risk-Managed Growth Portfolio and Risk-Managed Core Portfolio. Investments will be acquired, held, disposed of, or loaned, consistent with the investment objectives, policies, and restrictions established by the Trustees and set forth in the Trust's registration statement. INTECH is also obligated to: (i) place all orders for the purchase and sale of investments for the Portfolios with brokers or dealers selected by INTECH; (ii) perform certain limited related administrative functions; (iii) provide the Trustees with oral or written reports regarding the investment portfolio of the Portfolios; and (iv) maintain all books and records required under federal securities law relating to day-to-day portfolio management of the Portfolios. The Sub-Advisory Agreements provide that INTECH shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission taken with respect to the Portfolios, except for willful malfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under the Sub-Advisory Agreement and except to the extent otherwise provided by law.

   Each Sub-Advisory Agreement will continue from year to year if such continuation is specifically approved at least annually by the Trustees or by vote of a majority of the outstanding shares of the Portfolios and in either case by vote of a majority of the Independent Trustees of the Portfolios. The Sub-Advisory Agreements are subject to termination by the Portfolios or the subadviser on 60 days' written notice and terminates automatically in the event of its assignment and in the event of termination of the Investment Advisory Agreement.

   PERFORMANCE-BASED SUB-ADVISORY FEE

   APPLIES TO RISK-MANAGED CORE PORTFOLIO
   Effective January 1, 2006, the subadvisory fee rate for Risk-Managed Core Portfolio changed from a fixed rate to a rate that adjusts up or down based upon the performance of the Portfolio's Service Shares relative to the S&P 500(R) Index. Any performance adjustment commenced January 2007. Until that time, only the previous fixed rate applied. Janus Capital, and not Risk-Managed Core Portfolio, pays this fee. The following discussion provides additional details regarding this change.

   On December 29, 2005, shareholders of Risk-Managed Core Portfolio approved an amended subadvisory agreement between Janus Capital, on behalf of the Portfolio, and INTECH that introduces a performance incentive subadvisory fee structure. The subadvisory fee rate payable by Janus Capital to INTECH changed from a fixed rate to a rate that adjusts upward or downward based upon the performance of the Portfolio's Service Shares relative to its benchmark index, the S&P 500(R) Index. Under the Amended Sub-Advisory Agreement, the subadvisory fee rate paid by Janus Capital to INTECH consists of two components: (i) a base fee calculated and accrued daily and payable monthly equal to 0.26% of the Portfolio's average daily net assets during the previous month ("Base Fee"), plus or minus (ii) half of any performance fee adjustment paid to Janus Capital by the Portfolio ("Performance Adjustment") pursuant to the Investment Advisory Agreement between Janus Capital and the Trust, on behalf of the Portfolio as approved by shareholders on December 29, 2005.

   The Base Fee rate is the same as the current annual fixed-rate fee paid by Janus Capital to INTECH under its Sub-Advisory Agreement in effect during the most recent fiscal year. The Performance Adjustment is calculated monthly and may result in an increase or decrease in the subadvisory fee rate paid by Janus Capital to INTECH, depending upon the investment performance of the Portfolio's Service Shares relative to the S&P 500(R) Index over the performance measurement period. For purposes of computing the Base Fee and the Performance Adjustment, net assets are averaged over different periods (average daily net assets during the previous month for the Base Fee versus average daily net assets over the performance measurement period for the Performance Adjustment).

   The Amended Sub-Advisory Agreement and the new fee schedule became effective on January 1, 2006. For the first 12 months after the effective date, only the Base Fee rate applies. When the Amended Sub-Advisory Agreement has been in effect for at least 12 months, but less than 36 months, the performance measurement period equals the time that has elapsed since the Amended Sub-Advisory Agreement took effect and the Performance Adjustment will be calculated for that performance measurement period. Once the Portfolio has 36 months of performance history from the effective date, the Performance Adjustment is calculated using a rolling 36-month period.

PERKINS, WOLF, MCDONNELL AND COMPANY, LLC

   Janus Capital has entered into a Sub-Advisory Agreement on behalf of Mid Cap Value Portfolio with Perkins, Wolf, McDonnell and Company, LLC ("Perkins"), 311 S. Wacker Drive, Suite 6000, Chicago, Illinois 60606.

   Perkins: (i) manages the investment operations of Mid Cap Value Portfolio;
   (ii) keeps Janus Capital fully informed as to the valuation of assets of the Portfolio, its condition, investment decisions and conditions; (iii) maintains all books and records required under federal securities law relating to day-to-day portfolio management of the Portfolio; (iv) performs certain limited related administrative functions; and (v) provides the Trustees and Janus Capital with economic, operational, and investment data and reports.

   Perkins and its predecessor have been in the investment advisory business since 1984. Perkins also serves as investment adviser or subadviser to separately managed accounts and other registered investment companies. Janus Capital has a 30% ownership stake in Perkins.

   Under the Sub-Advisory Agreement between Janus Capital and Perkins, investments will be acquired, held, disposed of or loaned, consistent with the investment objectives, policies and restrictions established by the Trustees and set forth in the Trust's registration statement. The Sub-Advisory Agreement provides that Perkins shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission taken with respect to the Portfolio, except for willful malfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under the Sub-Advisory Agreement and except to the extent otherwise provided by law.

   Under the Sub-Advisory Agreement, Mid Cap Value Portfolio pays Perkins a fee equal to 50% of the advisory fee Janus Capital receives from the Portfolio (calculated after any fee waivers and expense reimbursements). As a result of the reduction of the advisory fees paid by Mid Cap Value Portfolio to Janus Capital in connection with the Assurance of Discontinuance entered into with the New York Attorney General in August 2004, Janus Capital has agreed until January 31, 2007, to pay Perkins a fee equivalent to approximately one-half of the reduction with respect to the Portfolio.

   The Sub-Advisory Agreement with Perkins will continue in effect from year to year if such continuation is specifically approved at least annually by the Trustees or by vote of a majority of the outstanding shares of the Portfolio and in either case by vote of a majority of the Independent Trustees of the Portfolio. The Sub-Advisory Agreement is subject to termination without cause by Janus Capital or the Trust on 60 days' written notice, or material breach of Janus Capital's or Perkins' duties if that breach is not cured within a 20-day period after notice of breach, or if Perkins is unable to discharge its duties and obligations, and terminates automatically in the event of the assignment or termination of the Investment Advisory Agreement. Perkins may terminate the Sub-Advisory Agreement upon three years' notice.

   Janus Capital and Perkins have also entered into a Relationship Agreement, which sets forth a framework of mutual cooperation between the parties with respect to the developing, marketing, and servicing of products. Among other things, Janus Capital agrees that it will not terminate or recommend to the Trustees that they terminate the Sub-Advisory Agreement with Perkins, except for cause, as long as the Relationship Agreement is in effect. Among other things, Perkins agrees to provide Janus Capital with exclusive rights to certain value investment products and limit its ability to terminate the Sub-Advisory Agreement without cause. Accordingly, both Janus Capital and Perkins have financial incentives to maintain the relationship between the parties.

   PERFORMANCE-BASED SUB-ADVISORY FEE

   APPLIES TO MID CAP VALUE PORTFOLIO

   As a result of shareholder approval of Mid Cap Value Portfolio's amended investment advisory agreement between Janus Capital and the Trust, on behalf of the Portfolio, effective February 1, 2006, the subadvisory fee paid to Perkins changed from a fixed-rate fee to a fee that adjusts up or down based upon the performance of the Portfolio's Service Shares relative to the Russell Midcap(R) Value Index, the Portfolio's benchmark index. In accordance with the Sub-Advisory Agreement, Perkins receives a fee from the Portfolio equal to 50% of the advisory fee payable to Janus Capital from the Portfolio before reduction of the Janus fee by the amount of the fee payable to Perkins (net of any reimbursement of expenses incurred or fees waived by Janus Capital).


   Under each Sub-Advisory Agreement, the respective subadviser was compensated according to the following schedule for the fiscal year ended December 31, 2006:

   Portfolio Name                                                Subadviser       Annual Rate (%)
   ----------------------------------------------------------------------------------------------
   Risk-Managed Growth Portfolio                                  INTECH               0.26
   Risk-Managed Core Portfolio                                    INTECH               0.26
   Mid Cap Value Portfolio                                        Perkins              0.32(1)

   (1) Net of fee reimbursement.


   The Risk-Managed Portfolios pay no fees directly to INTECH. Janus Capital pays these subadvisory fees out of its advisory fees. For the fiscal year ended December 31, 2006, Mid Cap Value Portfolio paid subadvisory fees to Perkins of $216,522.

ADDITIONAL INFORMATION ABOUT JANUS CAPITAL AND THE SUBADVISERS


   Janus Capital acts as subadviser for a number of private-label mutual funds and provides separate account advisory services for institutional accounts. Janus Capital may also manage its own proprietary accounts. Investment decisions for each account managed by Janus Capital, including the Portfolios, are made independently from those for any other account that is or may in the future become managed by Janus Capital or its affiliates. If, however, a number of accounts managed by Janus Capital are contemporaneously engaged in the purchase or sale of the same security, the orders may be aggregated and/or the transactions may be averaged as to price and allocated to each account in accordance with allocation procedures adopted by Janus Capital. Partial fills for the accounts of two or more portfolio managers and/or investment personnel will be allocated pro rata under procedures adopted by Janus Capital. Circumstances may arise under which Janus Capital may determine that, although it may be desirable and/or suitable that a particular security or other investment be purchased or sold for more than one account, there exists a limited supply or demand for the security or other investment. Janus Capital seeks to allocate the opportunity to purchase or sell that security or other investment among accounts on an equitable basis by taking into consideration factors including, but not limited to, size of the portfolio, concentration of holdings, investment objectives and guidelines, purchase costs, and cash availability. Janus Capital, however, cannot assure equality of allocations among all its accounts, nor can it assure that the opportunity to purchase or sell a security or other investment will be proportionally allocated among accounts according to any particular or predetermined standards or criteria. In some cases, these allocation procedures may adversely affect the price paid or received by an account or the size of the position obtained or liquidated for an account. In others, however, the accounts' ability to participate in volume transactions may produce better executions and prices for the accounts.



   With respect to allocations of initial public offerings ("IPOs"), under IPO allocation procedures adopted by Janus Capital and Perkins, accounts will participate in an IPO if the portfolio managers and/or investment personnel believe the IPO is an appropriate investment based on the account's investment restrictions, risk profile, asset composition, and/or cash levels. These IPO allocation procedures require that each account be assigned to a pre-defined group ("IPO Group"), based on objective criteria set forth in the procedures. Generally, an account may not participate in an IPO unless it is assigned to an IPO Group that correlates with the pre-offering market capitalization ("IPO Classification") of the company. All shares purchased will be allocated on a pro rata basis to all participating accounts within the portfolio managers and/or investment personnel account group among all participating portfolio managers and/or investment personnel. Any account(s) participating in an IPO which has been classified (small-, mid-, or large-cap based on the pre-offering market capitalization) outside of the account's assigned IPO Group (small-, mid-, or large-cap) will continue to have the portfolio managers' and/or investment personnel's original indication/target filled in the after market unless instructed by the portfolio managers and/or investment personnel to do otherwise. The portfolio managers and/or investment personnel intend to build a long-term position in the company and purchase securities in both the initial offering and in the immediate aftermarket. If there is no immediate aftermarket activity, all shares purchased will be allocated pro rata to the participating accounts, subject to a de minimis exception standard. These IPO allocation procedures may result in certain accounts, particularly larger accounts, receiving fewer IPOs than other accounts, which may impact performance.



   Janus Capital is permitted to adjust its allocation procedures to eliminate fractional shares or odd lots, and has the discretion to deviate from its allocation procedures in certain circumstances. For example, additional securities may be allocated to the portfolio managers and/or investment personnel who are instrumental in originating or developing an investment opportunity or to comply with the portfolio managers' and/or investment personnel's request to ensure that their accounts receive sufficient securities to satisfy specialized investment objectives.


   Janus Capital manages long and short portfolios. The simultaneous management of long and short portfolios creates potential conflicts of interest in fund management, and creates potential risks such as the risk that short sale activity could adversely affect the market value of long positions in one or more funds (and vice versa), the risk arising from the sequential orders in long and short positions, and the risks associated with the trade desk receiving opposing orders in the same security at the same time. Janus Capital has adopted procedures that it believes are reasonably designed to mitigate these potential conflicts and risks, including, among other things, trade allocation procedures.

   The officers and Trustees of the funds may also serve as officers and Trustees of the Janus Smart Portfolios. Conflicts may arise as the officers and Trustees seek to fulfill their fiduciary responsibilities to both the Janus Smart Portfolios and the funds. The Trustees intend to address any such conflicts as deemed appropriate.

   INTECH has adopted its own allocation procedures, which apply to the Risk-Managed Portfolios. INTECH, the subadviser for Risk-Managed Growth Portfolio and Risk-Managed Core Portfolio, generates daily trades for all of its clients, including Risk-Managed Growth Portfolio and Risk-Managed Core Portfolio, using proprietary trade system software. Before submission for execution, trades are reviewed by the trader for errors or discrepancies. Trades are submitted to designated brokers in a single electronic file at one time during the day, pre-allocated to individual clients. If an order is not completely filled, executed shares are allocated to client accounts in proportion to the order.

   Perkins, the subadviser for Mid Cap Value Portfolio, may buy and sell securities, or engage in other investments, on behalf of multiple clients, including Mid Cap Value Portfolio. Perkins seeks to allocate trades among its clients on an equitable basis, taking into consideration such factors as the size of the client's portfolio, concentration of holdings, investment objectives and guidelines, purchase costs, and cash availability.

   Pursuant to an exemptive order granted by the SEC, the Portfolios and other portfolios advised by Janus Capital or its affiliates may also transfer daily uninvested cash balances into one or more joint trading accounts. Assets in the joint trading accounts are invested in money market instruments and the proceeds are allocated to the participating portfolios on a pro rata basis.

   Each account managed by Janus Capital or the subadvisers has its own investment objective and policies and is managed accordingly by the respective portfolio managers and/or investment personnel. As a result, from time to time, two or more different managed accounts may pursue divergent investment strategies with respect to investments or categories of investments.

   Janus Capital, INTECH, and Janus Distributors currently have in place Ethics Rules, which are comprised of the Personal Trading Code of Ethics, Gift Policy, Portfolio Holdings Disclosure Policy, and Outside Employment Policy. The Ethics Rules are designed to ensure Janus Capital, INTECH, and Janus Distributors personnel: (i) observe applicable legal (including compliance with applicable federal securities laws) and ethical standards in the performance of their duties; (ii) at all times place the interests of the Portfolio shareholders first; (iii) disclose all actual or potential conflicts; (iv) adhere to the highest standards of loyalty, candor, and care in all matters relating to the Portfolio shareholders; (v) conduct all personal trading, including transactions in the Portfolios and other securities, consistent with the Ethics Rules and in such a manner as to avoid any actual or potential conflict of interest or any abuse of their position of trust and responsibility; and (vi) not use any material nonpublic information in securities trading. The Ethics Rules are on file with and available from the SEC through the SEC website at http://www.sec.gov.

   Under the Personal Trading Code of Ethics (the "Code of Ethics"), all Janus Capital, INTECH, and Janus Distributors personnel, as well as the Trustees and Officers of the Portfolios, are required to conduct their personal investment activities in a manner that Janus Capital believes is not detrimental to the Portfolios. In addition, Janus Capital, INTECH, and Janus Distributors personnel are not permitted to transact in securities held by the Portfolios for their personal accounts except under circumstances specified in the Code of Ethics. All personnel of Janus Capital, INTECH, Janus Distributors, and the Portfolios, as well as certain other designated employees deemed to have access to current trading information, are required to pre-clear all transactions in securities not otherwise exempt. Requests for trading authorization will be denied when, among other reasons, the proposed personal transaction would be contrary to the provisions of the Code of Ethics.

   In addition to the pre-clearance requirement described above, the Code of Ethics subjects such personnel to various trading restrictions and reporting obligations. All reportable transactions are reviewed for compliance with the Code of

   Ethics and under certain circumstances Janus Capital, INTECH, and Janus Distributors personnel may be required to forfeit their profits made from personal trading.

   Perkins has adopted its own Code of Ethics, (the "Code"), which Perkins has certified complies with Rule 17j-1 under the 1940 Act. The Code establishes policies and procedures that govern certain types of personal securities transactions by employees of Perkins. Subject to the requirements and restrictions of the Code, individuals are permitted to make personal securities transactions, including transactions in securities that may be purchased or held by the Portfolios. The Code has provisions that require the employees of Perkins to conduct their personal securities transactions in a manner that does not operate adversely to the interests of the Portfolios and to avoid serving their own personal interests ahead of the Portfolios and their shareholders.

PROXY VOTING POLICIES AND PROCEDURES

   Each Portfolio's Board of Trustees has delegated to Janus Capital or the Portfolio's subadviser, as applicable, the authority to vote all proxies relating to such Portfolio's portfolio securities in accordance with Janus Capital's or the applicable subadviser's own policies and procedures. Summaries of Janus Capital's or the applicable subadviser's policies and procedures are available: (i) without charge, upon request, by calling 1-800-525-0020; (ii) on the Portfolios' website at www.janus.com/proxyvoting; and (iii) on the SEC's website at http://www.sec.gov.

   A complete copy of Janus Capital's proxy voting policies and procedures, including specific guidelines, is available on www.janus.com/proxyvoting.

   Each Portfolio's proxy voting record for the one-year period ending each June 30th is available, free of charge, through www.janus.com/proxyvoting and from the SEC through the SEC website at http://www.sec.gov.

Janus Capital Management LLC
Proxy Voting Summary for Mutual Funds

   Janus Capital votes proxies in the best interest of its shareholders and without regard to any other Janus Capital relationship (business or otherwise). Janus Capital will not accept direction as to how to vote individual proxies for which it has voting responsibility from any other person or organization (other than the research and information provided by the Proxy Voting Service).

   PROXY VOTING PROCEDURES

   Janus Capital has developed proxy voting guidelines (the "Janus Guidelines") that influence how Janus Capital's portfolio managers vote proxies on securities held by the portfolios Janus Capital manages. The Janus Guidelines, which include recommendations on most major corporate issues, have been developed by the Janus Proxy Voting Committee (the "Proxy Voting Committee") in consultation with Janus Capital's portfolio managers and Janus Capital's Chief Investment Officer(s). In creating proxy voting recommendations, the Proxy Voting Committee analyzes proxy proposals from the prior year and evaluates whether those proposals would adversely affect shareholders' interests. Once the Proxy Voting Committee establishes its recommendations, they are distributed to Janus Capital's portfolio managers and Janus Capital's Chief Investment Officer(s) for input. Once agreed upon, the recommendations are implemented as the Janus Guidelines. Janus Capital's portfolio managers are responsible for proxy votes on securities they own in the portfolios they manage. Most portfolio managers vote consistently with the Janus Guidelines; however, a portfolio manager may choose to vote differently than the Janus Guidelines. Janus Capital has engaged an independent Proxy Voting Service to assist in the voting of proxies. The Proxy Voting Service also provides research and recommendations on proxy issues.

   The role of the Proxy Voting Committee is to work with Janus Capital's portfolio management and Janus Capital's Chief Investment Officer(s) to develop the Janus Guidelines. The Proxy Voting Committee also serves as a resource to portfolio management with respect to proxy voting and oversees the proxy voting process. The Proxy Voting Committee's oversight responsibilities include monitoring for and resolving material conflicts of interest with respect to proxy voting. Janus Capital believes that application of the Janus Guidelines to vote mutual fund proxies should, in most cases, adequately address any possible conflicts of interest since the Janus Guidelines are pre-determined. However, for proxy votes that are inconsistent with the Janus Guidelines, the Proxy Voting Committee will review the proxy votes in order to determine whether a portfolio manager's voting rationale appears reasonable. If the Proxy Voting Committee does not agree that a portfolio manager's rationale is reasonable, the Proxy Voting Committee will refer the matter to Janus Capital's Chief Investment Officer (or Director of Research).

   PROXY VOTING POLICIES

   As discussed above, the Proxy Voting Committee has developed the Janus Guidelines for use in voting proxies. Below is a summary of some of the more significant Janus Guidelines.

   BOARD OF DIRECTORS ISSUES
   Janus Capital will generally vote in favor of slates of director candidates that are comprised of a majority of independent directors. Janus Capital will generally vote in favor of proposals to increase the minimum number of independent directors. Janus Capital will generally oppose non-independent directors who serve on the audit, compensation, and/or nominating committees of the board.

   AUDITOR ISSUES
   Janus Capital will generally oppose proposals asking for approval of auditors that have a substantial nonaudit relationship with a company.

   EXECUTIVE COMPENSATION ISSUES
   Janus Capital reviews executive compensation plans on a case-by-case basis using research provided by the Proxy Voting Service. Janus Capital will generally oppose proposed equity-based compensation plans which contain stock option plans that are excessively dilutive. In addition, Janus Capital will generally oppose proposals regarding the issuance of options with an exercise price below market price and the issuance of reload options (stock option that is automatically granted if an outstanding stock option is exercised during a window period). Janus Capital will also generally oppose proposals regarding the repricing of underwater options.

   GENERAL CORPORATE ISSUES
   Janus Capital will generally oppose proposals regarding supermajority voting rights. Janus Capital will generally oppose proposals for different classes of stock with different voting rights. Janus Capital will generally oppose proposals seeking to implement measures designed to prevent or obstruct corporate takeovers. Janus Capital will review proposals relating to mergers, acquisitions, tender offers, and other similar actions on a case-by-case basis.

   SHAREHOLDER PROPOSALS
   If a shareholder proposal is specifically addressed by the Janus Guidelines, Janus Capital will generally vote pursuant to that Janus Guideline. Janus Capital will generally abstain from voting shareholder proposals that are moral or ethical in nature or place arbitrary constraints on the board or management of a company. Janus Capital will solicit additional research from its Proxy Voting Service for proposals outside the scope of the Janus Guidelines.

Enhanced Investment Technologies, LLC
Proxy Voting Procedures

   The following are the procedures for INTECH with respect to the voting of proxies on behalf of all clients for which INTECH has been delegated the responsibility for voting proxies and the keeping of records relating to proxy voting.

   GENERAL POLICY. INTECH's investment process involves buy and sell decisions that are determined solely by a mathematical formula that selects target holdings and weightings without any consideration of the fundamentals of individual companies or other company-specific factors. As such, extensive corporate research analysis is not performed. Accordingly, INTECH has engaged Institutional Shareholder Services ("ISS") to vote all proxies on behalf of client accounts in accordance, at the client's discretion, with the ISS Benchmark Proxy Voting Guidelines, ISS Taft-Hartley Proxy Voting Guidelines, ISS Public Fund Proxy Voting Guidelines, ISS Social Proxy Voting Guidelines, or ISS Catholic Proxy Voting Guidelines (collectively referred to as "ISS Recommendations").


   INTECH will vote all proxies on behalf of client's accounts in accordance with the ISS Recommendations that best represent the client type. Specifically, unless otherwise directed by the client, INTECH will vote:

   - Corporate, Mutual Fund/Sub-Advised, and Commingled Pool clients in accordance with the ISS Benchmark ("ISS-BK") Proxy Voting Guidelines, which were developed by ISS to increase total shareholder value and risk mitigation and are generally management oriented.

   - Union and Union Taft-Hartley clients in accordance with the ISS Taft-Hartley ("ISS-TH") Proxy Voting Guidelines (formerly known as the ISS Proxy Voting Service or PVS Guidelines), which were developed by ISS in conjunction with the AFL-CIO with a worker-owner view of long-term corporate value.

   - Public Fund clients in accordance with ISS Public Fund ("ISS-PUBLIC") Proxy Voting Guidelines, which were developed by ISS to help ensure that public funds fulfill all statutory and common law obligations governing proxy voting.


   - Not-For-Profit (including Endowments and Foundations) clients in accordance with ISS Social ("ISS-SOCIAL") Proxy Voting Guidelines, which were developed by ISS to recognize that socially responsible institutional shareholders are concerned with economic returns to shareholders and good corporate governance along with the ethical behavior of corporations and the social and environmental impact of their actions. The ISS Catholic Proxy Voting Guidelines ("ISS-CATHOLIC") are also available to clients upon request.



   Concurrent with the adoption of these procedures, INTECH will not accept direction in the voting of proxies for which it has voting responsibility from any person or organization other than the ISS Recommendations. Additional information about ISS and the ISS Recommendations is available at www.issproxy.com/policy/2007policy.jsp. INTECH will only accept direction from a client to vote proxies for the client's account pursuant to the ISS-BK, ISS-TH, ISS-PUBLIC, ISS-SOCIAL, or ISS-CATHOLIC Proxy Voting Guidelines. With respect to clients that have elected to participate in securities lending, INTECH is not able to call back securities in order to vote proxies.


   DELEGATION OF PROXY VOTING ADMINISTRATION. INTECH has engaged the services of the Investment Accounting Operations Group of Janus Capital to provide the administration for its proxy voting.


   JANUS INVESTMENT ACCOUNTING OPERATIONS GROUP. The Janus Investment Accounting Operations Group works with ISS and is responsible to INTECH for ensuring that all proxies are voted consistent with the ISS-BK, ISS-TH, ISS-PUBLIC, ISS-SOCIAL, or ISS-CATHOLIC Proxy Voting Guidelines.



   VOTING AND USE OF PROXY VOTING SERVICE. Pursuant to its relationship with Janus Capital, INTECH has engaged ISS, an independent Proxy Voting Service, to assist in the voting of proxies. ISS is responsible for coordinating with the clients' custodians to ensure that all proxy materials received by the custodians relating to the clients' portfolio securities are processed in a timely fashion. ISS is responsible for working with the Janus Investment Accounting Operations Group to coordinate the actual votes cast. In addition, ISS is responsible for maintaining copies of all proxy statements received by issuers and to promptly provide such materials to INTECH or Janus Capital upon request. ISS will process all proxy votes in accordance with the ISS-BK, ISS-TH, ISS-PUBLIC, ISS-SOCIAL, or ISS-CATHOLIC Proxy Voting Guidelines. In absence of specific client direction, INTECH will direct ISS to vote proxies in accordance with the ISS Recommendations that best represents the client type. Janus Capital has instructed ISS to vote all Janus fund proxies, for which INTECH has voting authority, in accordance with the ISS-BK Proxy Voting Guidelines.

   CONFLICTS OF INTEREST. INTECH has adopted the following procedures and controls to avoid conflicts of interest that may arise in connection with proxy voting:


   - ISS shall vote all proxies on INTECH's behalf in accordance with the ISS-BK, ISS-TH, ISS-PUBLIC, ISS-SOCIAL, or ISS-CATHOLIC Proxy Voting Guidelines. In its capacity as administrator, Janus Capital shall conduct periodic reviews of proxy voting records on a sample basis to ensure that all votes are actually cast in accordance with this policy.


   - The Janus Investment Accounting Operations Group is not authorized to override any recommendation except upon the receipt of express written authorization from INTECH's Chief Compliance Officer. The Janus Investment Accounting Operations Group shall maintain records of all overrides, including all required authorizations.

   - Without limiting the foregoing, the Janus Investment Accounting Operations Group shall not give any consideration to the manner in which votes are being cast on behalf of Janus Capital or its affiliates with respect to a particular matter.

   - Any attempts to influence the proxy voting process shall be reported immediately to the INTECH Chief Compliance Officer.

   - All client accounts are prohibited from investing in securities of Janus Capital or securities of its publicly traded affiliates. INTECH maintains a Restricted List of securities that may not be purchased on behalf of individual accounts which includes, among other things, affiliates of such accounts. The trading system is designed to prohibit transactions in all securities on the Restricted List.

   In light of the foregoing policies, it is not expected that any conflicts will arise in the proxy voting process. In the unusual circumstance that ISS seeks direction on any matter or INTECH is otherwise in a position of evaluating a proposal on a case-by-case basis, the matter shall be referred to the INTECH Chief Compliance Officer to determine whether a material conflict exists. The matter will be reviewed by INTECH's Chief Operating Officer, Chief Legal Counsel and Chief Compliance Officer ("Proxy Review Group"). To the extent that a conflict of interest is identified, INTECH will vote the proxy according to the ISS recommendation unless otherwise determined by the Proxy Review Group.


   REPORTING AND RECORD RETENTION. On a quarterly basis, INTECH will provide its clients with the proxy voting record for that client's account. Janus Capital, on INTECH's behalf, retains proxy statements received regarding client securities, records of votes cast on behalf of clients, and records of client requests for proxy voting information. In addition, INTECH will retain copies of its Proxy Voting Procedures and the ISS-BK, ISS-TH, ISS-PUBLIC, ISS-SOCIAL, and ISS-CATHOLIC Proxy Voting Guidelines. Proxy statements received from issuers are either available on the SEC's EDGAR database or are kept by a third party voting service and are available on request. All proxy voting materials and supporting documentation are retained for a minimum of 6 years.


   REVIEW OF POLICY. INTECH shall periodically review this policy and the services provided by ISS to determine whether the continued use of ISS and the ISS Recommendations is in the best interest of clients.

Perkins, Wolf, McDonnell and Company, LLC
Proxy Voting Summary for Mutual Funds

   Perkins votes proxies in the best interest of its shareholders and without regard to any other Perkins relationship (business or otherwise). Perkins will not accept direction as to how to vote individual proxies for which it has voting responsibility from any other person or organization (other than the research and information provided by the Proxy Voting Service).

   PROXY VOTING PROCEDURES

   Perkins has developed proxy voting guidelines (the "Perkins Wolf Guidelines") that influence how Perkins portfolio managers vote proxies on securities held by the portfolios Perkins manages. The Perkins Wolf Guidelines, which include recommendations on most major corporate issues, have been developed by the Perkins Wolf Proxy Voting Committee (the "Proxy Voting Committee"). Perkins portfolio managers are responsible for proxy votes on securities they own in the portfolios they manage. Most portfolio managers vote consistently with the Perkins Wolf Guidelines; however, a portfolio manager may choose to vote differently than the Perkins Wolf Guidelines. Perkins has delegated the administration of its proxy voting to Janus Capital. Janus Capital, on Perkins' behalf, has engaged an independent Proxy Voting Service to assist in the voting of proxies. The Proxy Voting Service also provides research and recommendations on proxy issues.

   The role of the Proxy Voting Committee is to develop the Perkins Wolf Guidelines. The Proxy Voting Committee also serves as a resource to portfolio management with respect to proxy voting and oversees the proxy voting process. The Proxy Voting Committee's oversight responsibilities include monitoring for and resolving material conflicts of interest with respect to proxy voting. Perkins believes that application of the Perkins Wolf Guidelines to vote mutual fund proxies should, in most cases, adequately address any possible conflicts of interest since the Perkins Wolf Guidelines are pre-determined. However, for proxy votes that are inconsistent with the Perkins Wolf Guidelines, the Proxy Voting Committee will review the proxy votes in order to determine whether the portfolio manager's voting rationale appears reasonable. If the Proxy Voting Committee does not agree that the portfolio manager's rationale is reasonable, the Proxy Voting Committee will refer the matter to the Chief Investment Officer (or the Director of Research).

   PROXY VOTING POLICIES

   As discussed above, the Proxy Voting Committee has developed the Perkins Wolf Guidelines for use in voting proxies. Below is a summary of some of the more significant Perkins Wolf Guidelines.

   BOARD OF DIRECTORS ISSUES
   Perkins will generally vote in favor of slates of director candidates that are comprised of a majority of independent directors. Perkins will generally vote in favor of proposals to increase the minimum number of independent directors. Perkins will generally oppose non-independent directors who serve on the audit, compensation, and/or nominating committees of the board.

   AUDITOR ISSUES
   Perkins will generally oppose proposals asking for approval of auditors that have a substantial nonaudit relationship with a company.

   EXECUTIVE COMPENSATION ISSUES
   Perkins reviews executive compensation plans on a case-by-case basis using research provided by the Proxy Voting Service. Perkins will generally oppose proposed equity-based compensation plans which contain stock option plans that are excessively dilutive. In addition, Perkins will generally oppose proposals regarding the issuance of options with an exercise price below market price and the issuance of reload options (stock option that is automatically granted if an outstanding stock option is exercised during a window period).

   GENERAL CORPORATE ISSUES
   Perkins will generally oppose proposals regarding supermajority voting rights. Perkins will generally oppose proposals for different classes of stock with different voting rights. Perkins will generally oppose proposals seeking to implement measures designed to prevent or obstruct corporate takeovers. Perkins will review proposals relating to mergers, acquisitions, tender offers, and other similar actions on a case-by-case basis.

   SHAREHOLDER PROPOSALS
   If a shareholder proposal is specifically addressed by the Perkins Wolf Guidelines, Perkins will generally vote pursuant to that Perkins Wolf Guideline. Perkins will generally abstain from voting shareholder proposals that are moral or ethical in nature or place arbitrary constraints on the board or management of a company. Perkins Wolf will solicit additional research from its Proxy Voting Service for proposals outside the scope of the Perkins Wolf Guidelines.

CUSTODIAN, TRANSFER AGENT, AND CERTAIN AFFILIATIONS
--------------------------------------------------------------------------------

   State Street Bank and Trust Company, P.O. Box 0351, Boston, Massachusetts 02117-0351 is the custodian of the domestic securities and cash of the Portfolios. State Street is the designated Foreign Custody Manager (as the term is defined in Rule 17f-5 under the 1940 Act) of the Portfolios' securities and cash held outside the United States. The Portfolios' Trustees have delegated to State Street certain responsibilities for such assets, as permitted by Rule 17f-5. State Street and the foreign subcustodians selected by it hold the Portfolios' assets in safekeeping and collect and remit the income thereon, subject to the instructions of each Portfolio.

   Janus Services LLC ("Janus Services"), P.O. Box 173375, Denver, Colorado 80217-3375, a wholly-owned subsidiary of Janus Capital, is the Portfolios' transfer agent. In addition, Janus Services provides certain other administrative, recordkeeping, and shareholder relations services for the Portfolios. Janus Services is not compensated for its services related to the Shares, except for out-of-pocket costs. Janus Services may receive from Mid Cap Value Portfolio, Small Company Value Portfolio, Risk-Managed Growth Portfolio, and Risk-Managed Core Portfolio a fee at an annual rate of up to 0.10% of the average daily net assets of the Service Shares of each of these Portfolios, to compensate Janus Services for providing, or arranging for the provision of record keeping, subaccounting, and administrative services to retirement or pension plan participants, variable contract owners, or other underlying investors investing through institutional channels.

   For the fiscal year or period ended December 31, 2006, the total administrative services fee amounts paid by Service Shares of the Portfolios to Janus Services are summarized below:


                                                                   Administrative
                                                                    Services Fees
Portfolio Name                                                    December 31, 2006
-------------------------------------------------------------------------------------
RISK-MANAGED
  Risk-Managed Growth Portfolio                                        $10,314
  Risk-Managed Core Portfolio                                          $18,260
VALUE
  Mid Cap Value Portfolio                                              $58,793
  Small Company Value Portfolio                                        $13,106



   The Portfolios pay DST Systems, Inc. ("DST") license fees at the annual rate of $3.06 per shareholder account for each Portfolio, except for Flexible Bond Portfolio, which pays $3.98 per shareholder account, for the use of DST's shareholder accounting system.


   Janus Distributors, 151 Detroit Street, Denver, Colorado 80206-4805, a wholly-owned subsidiary of Janus Capital, is a distributor of the Portfolios. Janus Distributors is registered as a broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. The cash-compensation rate at which Janus Distributors pays its registered representatives for sales of institutional products may differ based on a type of fund or a specific trust. The receipt of (or prospect of receiving) compensation described above may provide an incentive for a registered representative to favor sales of funds, or certain share classes of a fund, for which they receive a higher compensation rate. You may wish to consider these arrangements when evaluating any recommendations of registered representatives. Janus Capital periodically monitors sales compensation paid to its registered representatives in order to attempt to identify potential conflicts of interest.

PORTFOLIO TRANSACTIONS AND BROKERAGE
--------------------------------------------------------------------------------

   Janus Capital places all portfolio transactions of the Portfolios, except for the Risk-Managed Portfolios. With respect to the Risk-Managed Portfolios, INTECH places portfolio transactions using its proprietary trade system software. With respect to Mid Cap Value Portfolio, Janus Capital places all portfolio transactions solely upon Perkins' direction.

   Janus Capital and Perkins have a policy of seeking to obtain the "best execution" of all portfolio transactions (the best net prices under the circumstances based upon a number of factors including and subject to the factors discussed below) provided that Janus Capital and Perkins may occasionally pay higher commissions for research services as described below. The Portfolios may trade foreign securities in foreign countries because the best available market for these securities is often on foreign exchanges. In transactions on foreign stock exchanges, brokers' commissions are frequently fixed and are often higher than in the United States, where commissions are negotiated.


   Janus Capital considers a number of factors in seeking best execution in selecting brokers and dealers and in negotiating commissions on agency transactions. In seeking best execution on trades for portfolios subadvised by Perkins, Janus Capital acts on behalf of and in consultation with Perkins. Those factors include, but are not limited to: Janus Capital's and Perkins' knowledge of currently available negotiated commission rates or prices of securities currently available and other current transaction costs; the nature of the security being traded; the size and type of the transaction; the nature and character of the markets for the security to be purchased or sold; the desired timing of the trade; the activity existing and expected in the market for the particular security; confidentiality, including trade anonymity; liquidity; the quality of the execution, clearance, and settlement services; financial stability of the broker or dealer; the existence of actual or apparent operational problems of any broker or dealer; rebates of commissions by a broker to a Portfolio or to a third party service provider to the Portfolio to pay Portfolio expenses; and the value of research products or services provided by brokers. In recognition of the value of the foregoing factors, and as permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended, Janus Capital may place portfolio transactions with a broker or dealer with whom it has negotiated a commission that is in excess of the commission another broker or dealer would have charged for effecting that transaction if Janus Capital (or Janus Capital acting on behalf of and in consultation with Perkins) determines in good faith that such amount of commission was reasonable in light of the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or of the overall responsibilities of Janus Capital or Perkins, as applicable. To constitute eligible "research services," such services must qualify as "advice," "analyses," or "reports." To determine that a service constitutes research services, Janus Capital or Perkins, as applicable, must conclude that it reflects the "expression of reasoning or knowledge" relating to the value of securities, advisability of effecting transactions in securities or analyses or reports concerning issuers, securities, economic factors, investment strategies or the performance of accounts. To constitute eligible "brokerage services," such services must effect securities transactions and functions incidental thereto, and include clearance, settlement and the related custody services. Additionally, brokerage services have been interpreted to include services relating to the execution of securities transactions. Research received from brokers or dealers is supplemental to Janus Capital's and Perkins' own research efforts. Because Janus Capital and Perkins receive a benefit from research they receive from broker-dealers, Janus Capital and Perkins may have an incentive to continue to use those broker-dealers to effect transactions. Janus Capital and Perkins do not consider a broker-dealer's sale of Portfolio shares when choosing a broker-dealer to effect transactions.



   "Cross trades," in which one Janus Capital account sells a particular security to another account (potentially saving transaction costs for both accounts), may also pose a potential conflict of interest. Cross trades may be seen to involve a potential conflict of interest if, for example, one account is permitted to sell a security to another account at a higher price than an independent third party would pay. Janus Capital and the Portfolios' Board of Trustees have adopted compliance procedures that provide that any transactions between the Portfolio and another Janus-advised account are to be made at an independent current market price, as required by law. There is also a potential conflict of interest when cross trades involve a Janus fund that has substantial ownership by Janus Capital. At times, Janus Capital may have a controlling interest of a Portfolio involved in a cross trade.

   For the fiscal year ended December 31, 2006, the total brokerage commissions paid by the Portfolios to brokers and dealers in transactions identified for execution primarily on the basis of research and other services provided to the Portfolios are summarized below.



Portfolio Name                                                Commissions         Transactions
----------------------------------------------------------------------------------------------
GROWTH & CORE
  Large Cap Growth Portfolio                                   $  8,504           $  4,822,785
  Forty Portfolio                                              $ 16,643           $  6,427,565
  Growth and Income Portfolio                                  $  1,077           $    671,737
  Fundamental Equity Portfolio                                 $    417           $    248,449
  Balanced Portfolio                                           $  3,106           $  2,485,534
VALUE
  Mid Cap Value Portfolio                                      $  1,244           $  1,440,302
INTERNATIONAL & GLOBAL
  Worldwide Growth Portfolio                                   $  9,969           $  6,684,147
SPECIALTY EQUITY
  Global Technology Portfolio                                  $  3,679           $  2,910,054
  Global Life Sciences Portfolio                               $    432           $    116,664


Note: Portfolios that are not included in the table did not pay any commissions related to research for the stated period.


   Janus Capital and Perkins do not guarantee any broker the placement of a pre-determined amount of securities transactions in return for the research or brokerage services it provides. Janus Capital and Perkins do, however, have internal procedures for allocating transactions in a manner consistent with their execution policies to brokers that they have identified as providing research, research-related products or services, or execution-related services of a particular benefit to their clients. Brokerage and research products and services furnished by brokers may be used in servicing any or all of the clients of Janus Capital or Perkins and such research may not necessarily be used by Janus Capital or Perkins in connection with the accounts which paid commissions to the broker providing such brokerage and research products and services. Similarly, research and brokerage services paid for with commissions generated by equity trades may be used for fixed-income clients that normally do not pay brokerage commissions or other clients whose commissions are generally not used to obtain such research and brokerage services. Perkins may make its own separate arrangements with and maintain internal allocation procedures for allocating transactions to brokers who provide research products and services to encourage them to provide services expected to be useful to Perkins' clients, including Mid Cap Value Portfolio.


   Janus Capital and Perkins may also use step-out transactions in order to receive research products and related services. In a step-out transaction, Janus Capital or Perkins directs trades to a broker-dealer with the instruction that the broker-dealer execute the transaction, but "step-out" all or a portion of the transaction or commission in favor of another broker-dealer that provides such products and/or services. The second broker-dealer may clear and settle and receive commissions for the stepped-in portion. In a new issue designation, Janus Capital or Perkins directs purchase orders to a broker-dealer that is a selling group member or underwriter of an equity or fixed-income new issue offering. Janus Capital or Perkins directs that broker-dealer to designate a portion of the broker-dealer's commission on the new issue purchase to a second broker-dealer(s) that provides such products and/or services. Given Janus Capital's and Perkins' receipt of such products and services in connection with step-out transactions and new issue designations, Janus Capital and Perkins have an incentive to continue to engage in such transactions; however, Janus Capital and Perkins only intend to utilize step-out transactions and new issue designations when they believe that doing so would not hinder best execution efforts.

   INTECH has a policy of seeking to obtain best execution (obtaining the most favorable price and efficient execution). INTECH seeks to effect each transaction at a price and commission, if any, that provides the most favorable total cost or proceeds reasonably attainable in the circumstances. INTECH may, however, pay a higher commission than would otherwise be necessary for a particular transaction when, in INTECH's opinion, to do so will further the goal of obtaining the best available execution. Commissions are negotiated with the broker on the basis of the quality and quantity of execution services that the broker provides, in light of generally prevailing commission rates with respect to any securities transactions involving a commission payment. Periodically, reviews are conducted of the allocation among brokers of orders for equity securities and the commissions that were paid.

   INTECH does not consider research services in selecting brokers. For the Risk-Managed Portfolios, regular daily trades are generated by INTECH using proprietary trade system software. Before submission for execution, trades are reviewed by the trader for errors or discrepancies. Trades are submitted to designated brokers at one time during the day, to the extent possible, pre-allocated to individual clients. In the event that an order is not completely filled, executed shares are allocated to client accounts in proportion to the order.

   When the Portfolios purchase or sell a security in the over-the-counter market, the transaction takes place directly with a principal market-maker, without the use of a broker, except in those circumstances where in the opinion of Janus Capital or the subadviser better prices and executions will be achieved through the use of a broker.


   The following table lists the total amount of brokerage commissions paid by each Portfolio for the fiscal years ending on December 31 of each year shown.



Portfolio Name                                                   2006          2005          2004
-----------------------------------------------------------------------------------------------------
GROWTH & CORE
  Large Cap Growth Portfolio                                  $   761,281   $ 1,673,594   $ 1,431,844
  Forty Portfolio                                             $   559,770   $   436,290   $   427,407
  Mid Cap Growth Portfolio                                    $ 1,096,555   $   674,117   $ 1,114,158
  Growth and Income Portfolio                                 $    68,637   $    53,602   $    94,851
  Fundamental Equity Portfolio                                $    14,389   $    13,546   $    13,175
  Balanced Portfolio                                          $   769,427   $ 1,236,141   $ 2,898,001
RISK-MANAGED
  Risk-Managed Growth Portfolio                               $    11,700   $    11,864   $    11,246
  Risk-Managed Core Portfolio                                 $    23,318   $    18,480   $    15,537
VALUE
  Mid Cap Value Portfolio                                     $   124,442   $    84,500   $    98,037
  Small Company Value Portfolio                               $    31,181   $     9,082   $     4,104
INTERNATIONAL & GLOBAL
  Worldwide Growth Portfolio                                  $ 2,146,961   $ 2,616,471   $12,298,680
  International Growth Portfolio                              $ 4,176,216   $ 2,307,917   $ 2,443,447
  Foreign Stock Portfolio                                     $     7,460   $     8,378   $     9,259
SPECIALTY EQUITY
  Global Technology Portfolio                                 $   400,593   $   218,366   $   227,433
  Global Life Sciences Portfolio                              $    70,891   $    59,100   $    88,355
BOND
  Flexible Bond Portfolio                                     $        52   $     1,405   $     2,189

   Brokerage commissions paid by a Portfolio may vary significantly from year to year because of portfolio turnover rates, contract owner and plan participant purchase/redemption activity, varying market conditions, changes to investment strategies or processes, and other factors.


   Included in such brokerage commissions are the following amounts paid to DST Securities, Inc. ("DSTS"), a wholly-owned broker-dealer subsidiary of DST. DST was an affiliate of JCGI prior to June 16, 2004. The following amounts served to reduce each Portfolio's out-of-pocket expenses through the use of credits against the charges of DST and its affiliates. Information is not shown for the fiscal years ended December 31, 2006 and December 31, 2005 because DST was not considered an "affiliate" of the Portfolios during this period.



                                                                Commission Paid
                                                              through DSTS for the
                                                                  Period Ended        Reduction of
Portfolio Name                                                  June 16, 2004(1)      Expenses(1)
--------------------------------------------------------------------------------------------------
GROWTH & CORE
  Balanced Portfolio                                                 $4,000              $3,001
INTERNATIONAL & GLOBAL
  Worldwide Growth Portfolio                                         $2,785              $2,089


(1) The difference between commissions paid through DSTS and expenses reduced constitute commissions paid to an unaffiliated clearing broker.
Note: Portfolios that did not execute trades with DSTS during the stated periods are not included in the table.


   As of December 31, 2006, certain Portfolios owned securities of their regular broker-dealers (or parents), as shown below:



                                                                                                            Value of
                                                                       Name of                          Securities Owned
Portfolio Name                                                      Broker-Dealer                        as of 12/31/06
--------------------------------------------------------------------------------------------------------------------------
GROWTH & CORE
Large Cap Growth Portfolio                         JP Morgan Chase & Co.                                  $27,640,399
                                                   Merrill Lynch & Company, Inc.                           12,976,464
                                                   Morgan Stanley Co.                                       4,009,916
                                                   UBS A.G.                                                18,086,810
Forty Portfolio                                    Bear Stearns Companies, Inc.                           $13,677,590
                                                   Goldman Sachs Group, Inc.                               36,084,343
                                                   Lehman Brothers Holdings, Inc.                          12,574,976
                                                   Merrill Lynch & Company, Inc.                            9,633,523
Mid Cap Growth Portfolio                           Morgan Stanley Co.                                     $ 7,020,456
Growth and Income Portfolio                        Citigroup, Inc.                                        $ 2,318,067
                                                   Goldman Sachs Group, Inc.                                1,316,268
                                                   JP Morgan Chase & Co.                                    1,817,288
                                                   Lehman Brothers Holdings, Inc.                             699,344
                                                   Morgan Stanley Co.                                         960,438
Fundamental Equity Portfolio                       Citigroup, Inc.                                        $   579,614
                                                   JP Morgan Chase & Co.                                      624,277
                                                   Merrill Lynch & Company, Inc.                              613,529
Balanced Portfolio                                 Citigroup, Inc.                                        $ 7,629,567
                                                   Credit Suisse First Boston USA, Inc.                     7,813,151
                                                   JP Morgan Chase & Co.                                   57,257,187
                                                   JP Morgan Chase & Co.                                    5,520,160
                                                   Merrill Lynch & Company, Inc.                           75,382,138
                                                   UBS A.G.                                                17,703,839

                                                                                                            Value of
                                                                       Name of                          Securities Owned
Portfolio Name                                                      Broker-Dealer                        as of 12/31/06
--------------------------------------------------------------------------------------------------------------------------
RISK-MANAGED
Risk-Managed Growth Portfolio                      Goldman Sachs Group, Inc.                              $   119,610
                                                   Merrill Lynch & Company, Inc.                               55,860
                                                   Morgan Stanley Co.                                          57,001
Risk-Managed Core Portfolio                        Bear Stearns Companies, Inc.                           $    65,112
                                                   Citigroup, Inc.                                            111,400
                                                   Goldman Sachs Group, Inc.                                  179,416
                                                   JP Morgan Chase & Co.                                      115,920
                                                   Lehman Brothers Holdings, Inc.                              54,684
                                                   Merrill Lynch & Company, Inc.                              102,410
                                                   Morgan Stanley Co.                                          73,287
INTERNATIONAL & GLOBAL
Worldwide Growth Portfolio                         Citigroup, Inc.                                        $20,575,246
                                                   JP Morgan Chase & Co.                                   50,944,811
                                                   UBS A.G.                                                19,492,683
SPECIALTY EQUITY
Global Technology Portfolio                        Goldman Sachs Group, Inc.                              $   786,994
BOND
Flexible Bond Portfolio                            Goldman Sachs Group, Inc.                              $   977,504
                                                   JP Morgan Chase & Co.                                      671,195
                                                   Merrill Lynch & Company, Inc.                              388,140

TRUSTEES AND OFFICERS
--------------------------------------------------------------------------------

   The following are the Trustees and officers of the Trust, together with a brief description of their principal occupations during the last five years (principal occupations for certain Trustees may include periods over five years).


   Each Trustee has served in that capacity since he or she was originally elected or appointed. The Trustees do not serve a specified term of office. Each Trustee will hold office until the termination of the Trust or his or her earlier death, resignation, retirement, incapacity, or removal. The retirement age for Trustees is 72. The Portfolios' Nominating and Governance Committee will consider nominees for the position of Trustee recommended by shareholders. Shareholders may submit the name of a candidate for consideration by the Committee by submitting their recommendations to the Trust's Secretary. Each Trustee is currently a Trustee of two other registered investment companies advised by Janus Capital: Janus Investment Fund and Janus Adviser Series. As of the date of this SAI, collectively, the three registered investment companies consist of 71 series or funds.


   The Trust's officers are elected annually by the Trustees for a one-year term. Certain officers also serve as officers of Janus Investment Fund and Janus Adviser Series. Certain officers of the Portfolios may also be officers and/or directors of Janus Capital. Portfolio officers receive no compensation from the Portfolios, except for the Portfolios' Chief Compliance Officer, as authorized by the Trustees.

------------------------------------------------------------------------------------------------------------------------
                                                        TRUSTEES
------------------------------------------------------------------------------------------------------------------------
                                                                                        NUMBER OF
                                                                                        PORTFOLIOS IN
                                                                                        FUND COMPLEX     OTHER
 NAME, ADDRESS        POSITIONS HELD   LENGTH OF TIME   PRINCIPAL OCCUPATIONS DURING    OVERSEEN BY      DIRECTORSHIPS
 AND AGE              WITH PORTFOLIOS  SERVED           THE PAST FIVE YEARS             TRUSTEE          HELD BY TRUSTEE
------------------------------------------------------------------------------------------------------------------------
 INDEPENDENT TRUSTEES
------------------------------------------------------------------------------------------------------------------------
 Dennis B. Mullen     Chairman         3/04-Present     Chief Executive Officer of Red  71*              Chairman of the
 151 Detroit Street                                     Robin Gourmet Burgers, Inc.                      Board (since
 Denver, CO 80206     Trustee          9/93-Present     (since 2005). Formerly,                          2005) and
 DOB: 1943                                              private investor (since 1998).                   Director of Red
                                                                                                         Robin Gourmet
                                                                                                         Burgers, Inc.;
                                                                                                         and Director of
                                                                                                         Janus Capital
                                                                                                         Funds Plc
                                                                                                         (Dublin-based,
                                                                                                         non-U.S.
                                                                                                         funds).
------------------------------------------------------------------------------------------------------------------------
 Jerome S. Contro     Trustee          11/05-Present    Partner of Tango Group, a       71               Trustee and
 151 Detroit Street                                     private investment firm (since                   Chairman of RS
 Denver, CO 80206                                       1999).                                           Investment
 DOB: 1956                                                                                               Trust (since
                                                                                                         2001); Director
                                                                                                         of IZZE
                                                                                                         Beverages and
                                                                                                         MyFamily.com,
                                                                                                         Inc.
                                                                                                         (genealogical
                                                                                                         research
                                                                                                         website).
------------------------------------------------------------------------------------------------------------------------
 William F. McCalpin  Trustee          6/02-Present     Private Investor. Formerly,     71               Director of the
 151 Detroit Street                                     Vice President of Asian                          F.B. Heron
 Denver, CO 80206                                       Cultural Council and Executive                   Foundation (a
 DOB: 1957                                              Vice President and Chief                         private
                                                        Operating Officer of The                         grantmaking
                                                        Rockefeller Brothers Fund (a                     foundation).
                                                        private family foundation)
                                                        (1998-2006).
------------------------------------------------------------------------------------------------------------------------
 John W. McCarter,    Trustee          6/02-Present     President and Chief Executive   71               Chairman of the
 Jr.                                                    Officer of The Field Museum of                   Board and
 151 Detroit Street                                     Natural History (Chicago, IL)                    Director of
 Denver, CO 80206                                       (since 1997).                                    Divergence Inc.
 DOB: 1938                                                                                               (biotechnology
                                                                                                         firm); Director
                                                                                                         of W.W.
                                                                                                         Grainger, Inc.
                                                                                                         (industrial
                                                                                                         distributor);
                                                                                                         and Trustee of
                                                                                                         WTTW (Chicago
                                                                                                         public
                                                                                                         television
                                                                                                         station) and
                                                                                                         the University
                                                                                                         of Chicago.
------------------------------------------------------------------------------------------------------------------------
 James T. Rothe       Trustee          1/97-Present     Co-founder and Managing         71               Director of Red
 151 Detroit Street                                     Director of Roaring Fork                         Robin Gourmet
 Denver, CO 80206                                       Capital Management, LLC                          Burgers, Inc.
 DOB: 1943                                              (private investment in public
                                                        equity firm); and Professor
                                                        Emeritus of Business of the
                                                        University of Colorado,
                                                        Colorado Springs, CO (since
                                                        2004). Formerly, Professor of
                                                        Business of the University of
                                                        Colorado (2002-2004); and
                                                        Distinguished Visiting
                                                        Professor of Business
                                                        (2001-2002) Thunderbird
                                                        University (American Graduate
                                                        School of International
                                                        Management), Glendale, AZ.
------------------------------------------------------------------------------------------------------------------------
 William D. Stewart   Trustee          9/93-Present     Corporate Vice President and    71               N/A
 151 Detroit Street                                     General Manager of MKS
 Denver, CO 80206                                       Instruments - HPS Products,
 DOB: 1944                                              Boulder, CO (a manufacturer of
                                                        vacuum fittings and valves).
------------------------------------------------------------------------------------------------------------------------
 Martin H. Waldinger  Trustee          9/93-Present     Private Investor and            71               N/A
 151 Detroit Street                                     Consultant to California
 Denver, CO 80206                                       Planned Unit Developments
 DOB: 1938                                              (since 1994). Formerly, CEO
                                                        and President of Marwal, Inc.
                                                        (homeowner association
                                                        management company).
------------------------------------------------------------------------------------------------------------------------



* Mr. Mullen also serves as director of Janus Capital Funds Plc, consisting of 17 funds. Including Janus Capital Funds and the 71 funds comprising the Janus Funds, Mr. Mullen oversees 88 funds.

------------------------------------------------------------------------------------------------------------------------
                                                        TRUSTEES
------------------------------------------------------------------------------------------------------------------------
                                                                                        NUMBER OF
                                                                                        PORTFOLIOS IN
                                                                                        FUND COMPLEX     OTHER
 NAME, ADDRESS        POSITIONS HELD   LENGTH OF TIME   PRINCIPAL OCCUPATIONS DURING    OVERSEEN BY      DIRECTORSHIPS
 AND AGE              WITH PORTFOLIOS  SERVED           THE PAST FIVE YEARS             TRUSTEE          HELD BY TRUSTEE
------------------------------------------------------------------------------------------------------------------------
 INDEPENDENT TRUSTEES (CONT'D.)
------------------------------------------------------------------------------------------------------------------------
 Linda S. Wolf        Trustee          12/05-Present    Retired. Formerly, Chairman     71               Director of
 151 Detroit Street                                     and Chief Executive Officer of                   Wal-Mart, The
 Denver, CO 80206                                       Leo Burnett (Worldwide)                          Field Museum of
 DOB: 1947                                              (advertising agency)                             Natural History
                                                        (2001-2005).                                     (Chicago, IL),
                                                                                                         Children's
                                                                                                         Memorial
                                                                                                         Hospital
                                                                                                         (Chicago, IL),
                                                                                                         Chicago Council
                                                                                                         on Foreign
                                                                                                         Relations,
                                                                                                         Economic Club
                                                                                                         of Chicago and
                                                                                                         InnerWorkings
                                                                                                         (US provider of
                                                                                                         print
                                                                                                         procurement
                                                                                                         solutions).
------------------------------------------------------------------------------------------------------------------------
 INTERESTED TRUSTEE
------------------------------------------------------------------------------------------------------------------------
 Thomas H. Bailey*    Trustee          5/93-Present     Retired. Formerly, President    71               N/A
 151 Detroit Street                                     (1978-2002) and Chief
 Denver, CO 80206                                       Executive Officer (1994-2002)
 DOB: 1937                                              of Janus Capital or Janus
                                                        Capital Corporation; Chairman
                                                        and Director (1978-2002) of
                                                        Janus Capital Corporation;
                                                        President and Director (1994-
                                                        2002) of The Janus Foundation.
------------------------------------------------------------------------------------------------------------------------



* The Portfolios are treating Mr. Bailey as an "interested person" of the Trust by virtue of his past positions and continuing relationships with Janus Capital and ownership of shares of Janus Capital's parent company. Mr. Bailey has announced his intention to retire his position as Trustee for the Janus funds, effective on or about May 15, 2007.

---------------------------------------------------------------------------------------------------------------------------------
                                                            OFFICERS
---------------------------------------------------------------------------------------------------------------------------------
                                                      TERM OF
                                                      OFFICE* AND
 NAME, AGE                                            LENGTH OF
 AND ADDRESS          POSITIONS HELD WITH PORTFOLIOS  TIME SERVED    PRINCIPAL OCCUPATIONS DURING THE PAST FIVE YEARS
---------------------------------------------------------------------------------------------------------------------------------
 Jonathan D. Coleman  Executive Vice President and    2/02-Present   Co-Chief Investment Officer and Executive Vice President of
 151 Detroit Street   Portfolio Manager                              Janus Capital, and Portfolio Manager for other Janus
 Denver, CO 80206     Mid Cap Growth Portfolio                       accounts. Formerly,Vice President (1998-2007) for Janus
 DOB: 1971                                                           Capital; and Analyst (2000-2002) for Janus Capital
                                                                     Corporation.
---------------------------------------------------------------------------------------------------------------------------------
 David J. Corkins     Executive Vice President and    2/06-Present   Vice President of Janus Capital and Portfolio Manager for
 151 Detroit Street   Portfolio Manager                              other Janus accounts. Formerly, Portfolio Manager
 Denver, CO 80206     Large Cap Growth Portfolio                     (1998-2003) for Growth and Income Portfolio.
 DOB: 1966
---------------------------------------------------------------------------------------------------------------------------------
 Jakob V. Holm        Executive Vice President and    7/05-Present   Portfolio Manager for other Janus accounts.
 151 Detroit Street   Portfolio Manager
 Denver, CO 80206     Small Company Value Portfolio
 DOB: 1971
---------------------------------------------------------------------------------------------------------------------------------
 Brent A. Lynn        Executive Vice President and    1/01-Present   Vice President of Janus Capital and Portfolio Manager for
 151 Detroit Street   Portfolio Manager                              other Janus accounts.
 Denver, CO 80206     International Growth Portfolio
 DOB: 1964
---------------------------------------------------------------------------------------------------------------------------------
 Thomas R. Malley     Executive Vice President and    12/99-Present  Vice President of Janus Capital and Portfolio Manager for
 151 Detroit Street   Co-Portfolio Manager                           other Janus accounts.
 Denver, CO 80206     Global Life Sciences Portfolio
 DOB: 1968
---------------------------------------------------------------------------------------------------------------------------------
 Marc Pinto           Executive Vice President and    5/05-Present   Vice President of Janus Capital and Portfolio Manager for
 151 Detroit Street   Co-Portfolio Manager                           other Janus accounts.
 Denver, CO 80206     Balanced Portfolio
 DOB: 1961
---------------------------------------------------------------------------------------------------------------------------------
 Scott W. Schoelzel   Executive Vice President and    5/97-Present   Vice President of Janus Capital and Portfolio Manager for
 151 Detroit Street   Portfolio Manager                              other Janus accounts.
 Denver, CO 80206     Forty Portfolio
 DOB: 1958
---------------------------------------------------------------------------------------------------------------------------------
 J. Bradley           Executive Vice President and    02/06-Present  Portfolio Manager for other Janus accounts and Research
 Slingerlend          Co-Portfolio Manager                           Analyst for Janus Capital.
 151 Detroit Street   Global Technology Portfolio
 Denver, CO 80206
 DOB: 1978
---------------------------------------------------------------------------------------------------------------------------------
 Gibson Smith         Executive Vice President and    5/05-Present   Co-Chief Investment Officer and Executive Vice President of
 151 Detroit Street   Co-Portfolio Manager                           Janus Capital, and Portfolio Manager for other Janus
 Denver, CO 80206     Balanced Portfolio                             accounts. Formerly,Vice President (2003-2007) of Janus
 DOB: 1968                                                           Capital; and Analyst, (2001-2003) for Janus Capital
                      Executive Vice President and    5/07-Present   Corporation.
                      Co-Portfolio Manager
                      Flexible Bond Portfolio
---------------------------------------------------------------------------------------------------------------------------------
 Minyoung Sohn        Executive Vice President and    1/04-Present   Vice President of Janus Capital and Portfolio Manager for
 151 Detroit Street   Portfolio Manager                              other Janus accounts. Formerly, Analyst (1998-2003) for
 Denver, CO 80206     Growth and Income Portfolio                    Janus Capital Corporation.
 DOB: 1975
                      Executive Vice President and    5/05-Present
                      Portfolio Manager
                      Fundamental Equity Portfolio
---------------------------------------------------------------------------------------------------------------------------------
 Ronald V. Speaker**  Executive Vice President and    5/93-Present   Vice President of Janus Capital and Portfolio Manager for
 151 Detroit Street   Portfolio Manager                              other Janus accounts.
 Denver, CO 80206     Flexible Bond Portfolio
 DOB: 1964
---------------------------------------------------------------------------------------------------------------------------------
 Darrell Watters      Executive Vice President and    05/07-Present  Portfolio Manager for other Janus accounts and Research
 151 Detroit Street   Co-Portfolio Manager                           Analyst for Janus Capital.
 Denver, CO 80206     Flexible Bond Portfolio
 DOB: 1963
---------------------------------------------------------------------------------------------------------------------------------



 * Officers are elected at least annually by the Trustees for a one-year term and may also be elected from time to time by the Trustees for an interim period.


** Mr. Speaker has announced his intention to resign effective May 15, 2007.

---------------------------------------------------------------------------------------------------------------------------------
                                                            OFFICERS
---------------------------------------------------------------------------------------------------------------------------------
                                                      TERM OF
                                                      OFFICE* AND
 NAME, AGE                                            LENGTH OF
 AND ADDRESS          POSITIONS HELD WITH PORTFOLIOS  TIME SERVED    PRINCIPAL OCCUPATIONS DURING THE PAST FIVE YEARS
---------------------------------------------------------------------------------------------------------------------------------
 Burton H. Wilson     Executive Vice President and    02/06-Present  Portfolio Manager for other Janus accounts and Research
 151 Detroit Street   Co-Portfolio Manager                           Analyst for Janus Capital. Formerly, Research Analyst
 Denver, CO 80206     Global Technology Portfolio                    (2000-2004) for Lincoln Equity Management.
 DOB: 1963
---------------------------------------------------------------------------------------------------------------------------------
 Jason P. Yee         Executive Vice President and    7/04-Present   Vice President of Janus Capital and Portfolio Manager for
 151 Detroit Street   Portfolio Manager                              other Janus accounts.
 Denver, CO 80206     Worldwide Growth Portfolio
 DOB: 1969
                      Executive Vice President and    3/01-Present
                      Portfolio Manager
                      Foreign Stock Portfolio
---------------------------------------------------------------------------------------------------------------------------------
 Stephanie            Chief Legal Counsel and         1/06-Present   Vice President of Janus Capital and Janus Distributors LLC;
 Grauerholz-Lofton    Secretary                                      and Associate Counsel of Janus Capital. Formerly, Assistant
 151 Detroit Street                                                  Vice President of Janus Capital and Janus Distributors LLC
 Denver, CO 80206     Vice President                  3/06-Present   (2006-2007) and Associate of Vedder, Price, Kaufman &
 DOB: 1970                                                           Kammholz, P.C. (1999-2003).
---------------------------------------------------------------------------------------------------------------------------------
 Andrew J. Iseman     President and Chief Executive   3/07-Present   Chief Operating Officer and Senior Vice President of Janus
 151 Detroit Street   Officer                                        Capital; and President of Janus Services LLC. Formerly,
 Denver, CO 80206                                                    Senior Vice President (2005-2007) of Enhanced Investment
 DOB: 1964                                                           Technologies, LLC; Vice President of Janus Capital
                                                                     (2003-2005) and Janus Services LLC (2003-2004); and Chief
                                                                     Operating Officer (2000-2002) and Vice President (1999-2002)
                                                                     of Berger Financial Group LLC.
---------------------------------------------------------------------------------------------------------------------------------
 David R. Kowalski    Vice President and Chief        6/02-Present   Senior Vice President and Chief Compliance Officer of Janus
 151 Detroit Street   Compliance Officer, and Anti-                  Capital, Janus Distributors LLC, and Janus Services LLC;
 Denver, CO 80206     Money Laundering Officer                       Chief Compliance Officer of Bay Isle Financial LLC; and Vice
 DOB: 1957                                                           President of Enhanced Investment Technologies LLC. Formerly,
                                                                     Chief Compliance Officer of Enhanced Investment
                                                                     Technologies, LLC (2003-2005); Vice President of Janus
                                                                     Capital (2000-2005), Janus Distributors LLC (2000-2001), and
                                                                     Janus Services LLC (2004-2005); and Assistant Vice President
                                                                     of Janus Services LLC (2000-2004).
---------------------------------------------------------------------------------------------------------------------------------
 Jesper Nergaard      Chief Financial Officer         3/05-Present   Vice President of Janus Capital. Formerly, Director of
 151 Detroit Street                                                  Financial Reporting for OppenheimerFunds, Inc. (2004-2005);
 Denver, CO 80206     Vice President, Treasurer, and  2/05-Present   Site Manager and First Vice President of Mellon Global
 DOB: 1962            Principal Accounting Officer                   Securities Services (2003); and Director of Fund Accounting,
                                                                     Project Development, and Training of INVESCO Funds Group
                                                                     (1994-2003).
---------------------------------------------------------------------------------------------------------------------------------


* Officers are elected at least annually by the Trustees for a one-year term and may also be elected from time to time by the Trustees for an interim period.

   The Trustees are responsible for major decisions relating to the establishment or change of each Portfolio's objective(s), policies, and techniques. The Trustees also supervise the operation of the Portfolios by their officers and review the investment decisions of the officers, although the Trustees do not actively participate on a regular basis in making such decisions. The Board of Trustees has seven standing committees that each perform specialized functions: an Audit Committee, Brokerage Committee, Investment Oversight Committee, Legal and Regulatory Committee, Money Market Committee, Nominating and Governance Committee, and Pricing Committee. Each committee is comprised entirely of Independent Trustees. Information about each committee's functions is provided in the following table:



----------------------------------------------------------------------------------------------------------------------------------
                                                                         MEMBERS                           NUMBER OF MEETINGS HELD
                           FUNCTIONS                                     (INDEPENDENT TRUSTEES)            DURING LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------------------------
 AUDIT COMMITTEE           Reviews the financial reporting process, the  Jerome S. Contro (Chairman)                4
                           system of internal controls over financial    John W. McCarter, Jr.
                           reporting, disclosure controls and            Dennis B. Mullen
                           procedures, Form N-CSR filings, and the
                           audit process. The Committee's review of the
                           audit process includes, among other things,
                           the appointment, compensation, and oversight
                           of the auditors and pre-approval of all
                           audit and nonaudit services.
----------------------------------------------------------------------------------------------------------------------------------
 BROKERAGE COMMITTEE       Reviews and makes recommendations regarding   James T. Rothe (Chairman)                  4
                           matters related to the Trust's use of         Jerome S. Contro
                           brokerage commissions and placement of        William F. McCalpin
                           portfolio transactions.
----------------------------------------------------------------------------------------------------------------------------------
 INVESTMENT OVERSIGHT      Oversees the investment activities of the     Dennis B. Mullen (Chairman)                5
 COMMITTEE                 Trust's non- money market funds.              Jerome S. Contro
                                                                         William F. McCalpin
                                                                         John W. McCarter, Jr.
                                                                         James T. Rothe
                                                                         William D. Stewart
                                                                         Martin H. Waldinger
                                                                         Linda S. Wolf
----------------------------------------------------------------------------------------------------------------------------------
 LEGAL AND REGULATORY      Oversees compliance with various procedures   William F. McCalpin (Chairman)             5
 COMMITTEE                 adopted by the Trust, reviews registration    William D. Stewart
                           statements on Form N-1A, oversees the         Linda S. Wolf
                           implementation and administration of the
                           Trust's Proxy Voting Guidelines.
----------------------------------------------------------------------------------------------------------------------------------
 MONEY MARKET COMMITTEE    Reviews various matters related to the        Martin H. Waldinger (Chairman)             4
                           operations of the Janus money market funds,   William F. McCalpin
                           including compliance with their Money Market  James T. Rothe
                           Fund Procedures.
----------------------------------------------------------------------------------------------------------------------------------
 NOMINATING AND            Identifies and recommends individuals for     John W. McCarter, Jr. (Chairman)           4
 GOVERNANCE COMMITTEE      election as Trustee, consults with            Dennis B. Mullen
                           Management in planning Trustee meetings, and  Martin H. Waldinger oversees the administration of, and ensures
                           the compliance with, the Trust's Governance
                           Procedures and Guidelines.
----------------------------------------------------------------------------------------------------------------------------------
 PRICING COMMITTEE         Determines a fair value of securities for     William D. Stewart (Chairman)              15
                           which market quotations are not readily       James T. Rothe
                           available or are deemed not to be reliable,   Linda S. Wolf
                           pursuant to procedures adopted by the
                           Trustees.
----------------------------------------------------------------------------------------------------------------------------------

   Under the Trust's Governance Procedures and Guidelines, the Trustees are expected to invest in one or more (but not necessarily all) funds of the Trust for which they serve as Trustees, to the extent they are directly eligible to do so. Such investments, including the amount and which funds, are dictated by each Trustee's individual financial circumstances and investment goals. The Trustees cannot directly own Shares of the Portfolios without purchasing an insurance contract through one of the participating insurance companies or through a qualified plan. As a result, such Trustees as a group do not own any outstanding Shares of the Portfolios. The Trustees may, however, own shares of certain other Janus mutual funds that have comparable investment objectives and strategies as the Portfolios described in this SAI but offered through different distribution channels. The table below gives the aggregate dollar range of shares of all funds advised by Janus Capital and overseen by the Trustees (collectively, the "Janus Funds"), owned by each Trustee as of December 31, 2006.



----------------------------------------------------------------------------------------------------------
                                                                  AGGREGATE DOLLAR RANGE OF EQUITY
                                            DOLLAR RANGE OF       SECURITIES IN ALL REGISTERED INVESTMENT
                                            EQUITY SECURITIES IN  COMPANIES OVERSEEN BY TRUSTEE IN JANUS
 NAME OF TRUSTEE                            THE PORTFOLIOS        FUNDS
----------------------------------------------------------------------------------------------------------
 INDEPENDENT TRUSTEES
----------------------------------------------------------------------------------------------------------
 DENNIS B. MULLEN                           None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 JEROME S. CONTRO                           None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 WILLIAM F. MCCALPIN                        None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 JOHN W. MCCARTER, JR.                      None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 JAMES T. ROTHE                             None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 WILLIAM D. STEWART                         None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 MARTIN H. WALDINGER                        None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 LINDA S. WOLF                              None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 INTERESTED TRUSTEE
----------------------------------------------------------------------------------------------------------
 THOMAS H. BAILEY                           None                  Over $100,000
----------------------------------------------------------------------------------------------------------

   The Trust pays each Independent Trustee an annual retainer plus a fee for each regular in-person meeting of the Trustees attended, a fee for in-person meetings of committees attended if convened on a date other than that of a regularly scheduled meeting, and a fee for telephone meetings of the Trustees and committees. In addition, committee chairs and the Chairman of the Board of Trustees receive an additional supplemental retainer. Each current Independent Trustee also receives fees from other Janus funds for serving as Trustee of those funds. Janus Capital pays persons who are directors, officers, or employees of Janus Capital or any affiliate thereof, or any Trustee considered an "interested" Trustee for their services as Trustees or officers. The Trust and other funds managed by Janus may pay all or a portion of compensation and related expenses of the Portfolio's Chief Compliance Officer and compliance staff, as authorized from time to time by the Trustees.


   The following table shows the aggregate compensation paid to each Independent Trustee by the Portfolios described in this SAI and all Janus Funds for the periods indicated. None of the Trustees receives any pension or retirement benefits from the Portfolios or the Janus Funds. Effective January 1, 2006, the Trustees established a deferred compensation plan under which the Trustees may elect to defer receipt of all, or a portion, of the compensation they earn for their services to the Portfolios, in lieu of receiving current payments of such compensation. Any deferred amount is treated as though an equivalent dollar amount has been invested in shares of one or more funds advised by Janus Capital ("shadow investments").



                                                              Aggregate Compensation       Total Compensation
                                                              from the Portfolios for   from the Janus Funds for
                                                                 fiscal year ended         calendar year ended
Name of Person, Position                                         December 31, 2006       December 31, 2006(1)(2)
-----------------------------------------------------------------------------------------------------------------
INDEPENDENT TRUSTEES
Dennis B. Mullen, Chairman and Trustee(3)                             $38,402                   $442,409
Jerome S. Contro, Trustee                                             $28,283                   $302,000
William F. McCalpin, Trustee                                          $26,063                   $288,000
John W. McCarter, Jr., Trustee                                        $28,735                   $306,500
James T. Rothe, Trustee                                               $28,011                   $309,000
William D. Stewart, Trustee                                           $29,520                   $315,000
Martin H. Waldinger, Trustee                                          $25,847                   $299,000
Linda S. Wolf, Trustee                                                $27,912                   $298,000



(1) For Mr. Mullen, includes compensation for service on the boards of four Janus trusts comprised of 86 portfolios (17 portfolios of which are for service on the board of Janus Capital Funds Plc, an offshore product). For all other Trustees, includes compensation for service on the boards of three Janus trusts comprised of 69 portfolios.


(2) Total compensation received from the Janus Funds includes the following additional compensation for preparation and participation in depositions related to excessive fee litigation: Dennis B. Mullen $10,000; and John W. McCarter, Jr. $10,000.

(3) Aggregate compensation received from the Portfolios includes additional compensation paid for service as Independent Chairman of the Board of Trustees. Total compensation received from all Janus Funds includes additional compensation paid for service as Independent Chairman of the boards of three Janus trusts, including the Trust, and compensation for service as a director of Janus Capital Funds Plc.

JANUS INVESTMENT PERSONNEL



   OTHER ACCOUNTS MANAGED

   The following table provides information relating to other accounts managed by the portfolio managers and/or investment personnel as of December 31, 2006. To the extent that any of the accounts pay advisory fees based on account performance, information on those accounts is separately listed.


                                                                       Other Registered
                                                                          Investment            Other Pooled
                                                                           Companies         Investment Vehicles   Other Accounts
    -----------------------------------------------------------------------------------------------------------------------------
    Andrew Acker                Number of Other Accounts Managed                      1                 None                None
                                Assets in Other Accounts Managed        $    97,157,325                 None                None
    Jonathan D. Coleman         Number of Other Accounts Managed                      3                    1                   3
                                Assets in Other Accounts Managed        $ 1,892,719,369          $41,104,061        $  9,274,642
    David J. Corkins            Number of Other Accounts Managed                      4                 None                   1
                                Assets in Other Accounts Managed        $13,500,273,739                 None        $ 30,732,211
    Jakob V. Holm               Number of Other Accounts Managed                      1                 None                None
                                Assets in Other Accounts Managed        $    30,638,418                 None                None
    Brent A. Lynn               Number of Other Accounts Managed                      2                 None                None
                                Assets in Other Accounts Managed        $ 7,371,760,002                 None                None
    Thomas R. Malley            Number of Other Accounts Managed                      2                 None                   1
                                Assets in Other Accounts Managed        $ 1,101,173,344                 None        $305,612,525
    Marc Pinto                  Number of Other Accounts Managed                      9                    2                  25(1)
                                Assets in Other Accounts Managed        $ 3,163,389,915          $83,050,971        $465,523,926
    Scott W. Schoelzel          Number of Other Accounts Managed                     15                    1                  10
                                Assets in Other Accounts Managed        $14,233,007,709          $38,653,709        $259,529,466
    J. Bradley Slingerlend      Number of Other Accounts Managed                      3                 None                None
                                Assets in Other Accounts Managed        $ 1,070,296,660                 None                None
    Gibson Smith                Number of Other Accounts Managed                     10                 None                   2
                                Assets in Other Accounts Managed        $ 3,341,874,161                 None        $ 82,698,243
    Minyoung Sohn               Number of Other Accounts Managed                      6                 None                   1
                                Assets in Other Accounts Managed        $ 8,478,846,299                 None        $  7,368,942
    Ronald V. Speaker*          Number of Other Accounts Managed                      4                 None                   7
                                Assets in Other Accounts Managed        $ 1,450,058,473                 None        $949,479,127
    Darrell Watters             Number of Other Accounts Managed                   None                 None                None
                                Assets in Other Accounts Managed                   None                 None                None
    Burton H. Wilson            Number of Other Accounts Managed                      3                 None                None
                                Assets in Other Accounts Managed        $ 1,070,296,660                 None                None
    Jason P. Yee                Number of Other Accounts Managed                      5(2)              None                   1
                                Assets in Other Accounts Managed        $ 4,756,327,480                 None        $ 31,707,612



    * Mr. Speaker has announced his intention to resign effective May 17, 2007.


   (1) One of the accounts included in the total, consisting of $220,682,426 of the total assets, has a performance-based fee.


   (2) Two of the accounts included in the total, consisting of $4,647,815,001 of the total assets, have performance-based advisory fees.


   MATERIAL CONFLICTS


   As shown in the table above, certain Portfolios' portfolio managers may manage other accounts with investment strategies similar to the Portfolios. Those other accounts may include other Janus funds, private-label mutual funds for which Janus Capital serves as subadviser, and separately managed accounts. In addition, certain portfolio managers may also have roles as research analysts for one or more Janus funds. Fees earned by Janus Capital may vary among these accounts, the portfolio managers may personally invest in some but not all of these accounts, and their compensation may be weighted toward primary duties as research analysts where applicable. These factors could create conflicts of interest because a portfolio manager may have incentives to favor certain accounts over others, resulting in the potential for other accounts outperforming a Portfolio. A conflict may also exist if a portfolio manager identifies a limited investment opportunity that may be appropriate for more than one account, but a Portfolio is not able to take full advantage of that opportunity due to the need to allocate that opportunity among multiple accounts. In addition, the portfolio manager may execute transactions for another account that may adversely impact the value of securities held by the Portfolio. However, Janus Capital believes that these conflicts may be mitigated by the fact that accounts with like investment strategies managed by a particular portfolio manager are generally managed in a similar fashion, subject to exceptions to account for particular investment restrictions or policies applicable only to certain accounts, certain portfolio holdings that may be transferred in-kind when an account is opened, differences in cash flows and account sizes, and similar factors. In addition, Janus Capital has adopted trade allocation procedures that require equitable allocation of trade orders for a particular security among participating accounts. Trade allocation and personal trading are described in further detail under "Additional Information About Janus Capital and the Subadvisers."


   COMPENSATION

   The following describes the structure and method of calculating a portfolio manager's compensation as of December 31, 2006.

   A portfolio manager is compensated for managing a Portfolio and any other funds, portfolios, or accounts managed by the portfolio manager (collectively, the "Managed Funds") through two components: fixed compensation and variable compensation.

   FIXED COMPENSATION: Fixed compensation is paid in cash and is comprised of an annual base salary and an additional amount calculated based on factors such as the complexity of managing funds and other accounts, scope of responsibility (including assets under management), tenure, and long-term performance as a portfolio manager.

   VARIABLE COMPENSATION: Variable compensation is paid in the form of cash and long-term incentive awards (consisting of Janus Capital Group Inc. ("JCGI") restricted stock, stock options, and a cash deferred award that is credited with income, gains, and losses based on the performance of Janus mutual fund investments selected by the portfolio manager). Variable compensation is structured to pay the portfolio manager primarily on individual performance (and leadership criteria, as applicable), with additional compensation available for team performance and a lesser component based on net asset flows in the Managed Funds. Variable compensation is based on pre-tax performance of the Managed Funds.

   A portfolio manager's individual performance compensation is determined by applying a multiplier against the portfolio manager's fixed compensation. The multiplier is tied to the Managed Funds' aggregate asset-weighted Lipper peer group performance ranking for one- and three-year performance periods, if applicable, with a greater emphasis on three-year results. The portfolio manager is also eligible to receive additional individual performance compensation if the Managed Funds achieve a certain ranking in their Lipper peer performance groups in each of three, four, or five consecutive years (performance periods may be from commencement of a portfolio manager's tenure managing a Portfolio). Equity portfolio manager compensation is also subject to reduction in the event that the Managed Funds incur material negative absolute performance. Portfolio managers are not eligible to earn any individual performance compensation if the Managed Funds' performance does not meet or exceed a certain ranking in their Lipper peer performance group.

   Equity and fixed-income portfolio managers are also eligible to participate in team performance compensation pools. Equity portfolio managers participate in a designated equity team compensation pool and fixed-income portfolio managers participate in a designated fixed-income team compensation pool. The compensation pools generally are each derived from a formula tied to the team's aggregate asset-weighted Lipper peer group performance ranking for the one-year performance period. Compensation from each pool is then allocated among the eligible respective participants in each pool at the discretion of Janus Capital. No team performance compensation is paid to any portfolio manager if the aggregate asset-weighted team performance for the one-year period for their respective pool does not meet or exceed a certain ranking in the relevant Lipper peer group.

   Portfolio managers may elect to defer payment of a designated percentage of their fixed compensation and/or up to all of their variable compensation in accordance with JCGI's Executive Income Deferral Program.

   COMPENSATION

   The following describes the structure and method of calculating Andrew Acker's compensation as of December 31, 2006.

   Andrew Acker is compensated for co-managing the Portfolio and any other funds, portfolios, or accounts managed by him through two components: fixed compensation and variable compensation.

   FIXED COMPENSATION: Fixed compensation is paid in cash and is comprised of an annual base salary and an additional amount calculated based on factors such as scope of responsibility, tenure, and long-term performance.

   VARIABLE COMPENSATION: Variable compensation is paid in the form of cash and long-term incentive awards (consisting of a mixture of JCGI restricted stock, stock options, and a cash deferred award that is credited with income, gains, and losses based on the performance of Janus mutual fund investments selected by Andrew Acker). Variable compensation is based on pre-tax performance. Variable compensation is structured to pay Andrew Acker primarily on his individual contribution with additional compensation available for team performance.

   Individual performance compensation is determined by Janus Capital and based on criteria which may include performance of investment recommendations, team contribution, scope of coverage, and subjective criteria.

   Andrew Acker is also eligible for performance compensation through participation in team performance compensation pools which generally are derived from a formula tied to the team's aggregate asset-weighted peer group performance ranking for the one- and three-year performance periods of certain Janus funds. The performance ranking benchmarks and the investment personnel participating in the team are established by Janus Capital. Such compensation is then allocated among the eligible respective participants at the discretion of Janus Capital. No team performance compensation is paid to any team member if the aggregate asset-weighted team performance for the one-year period does not meet or exceed a certain rank in the benchmark established by Janus Capital.

   COMPENSATION

   The following describes the structure and method of calculating Jakob Holm's compensation as of December 31, 2006.


   Jakob Holm is compensated for managing the Portfolio and any other funds, portfolios, or accounts managed by the portfolio manager (collectively, the "Managed Funds") through two components: fixed compensation and variable compensation.


   FIXED COMPENSATION: Fixed compensation is paid in cash and is comprised of an annual base salary and an additional amount calculated based on factors such as the complexity of managing funds and other accounts, scope of responsibility (including assets under management), tenure, and long-term performance as the portfolio manager.

   VARIABLE COMPENSATION: Variable compensation is paid in the form of cash and long-term incentive awards (consisting of a mixture of JCGI restricted stock, stock options, and a cash deferred award that is credited with income, gains, and losses based on the performance of Janus mutual fund investments selected by the portfolio manager). Variable compensation is structured to pay the portfolio manager primarily on individual performance and a lesser component based on net asset flows in the Managed Funds. Variable compensation is based on pre-tax performance of the Managed Funds.

   Jakob Holm's individual performance compensation is determined by applying a multiplier against the portfolio manager's fixed compensation. The multiplier is tied to the Managed Funds' aggregate asset-weighted Lipper peer group performance ranking for the one-year performance period. The portfolio manager will not be eligible to earn any individual performance compensation if the Managed Funds' performance does not meet or exceed a certain ranking in their Lipper peer performance group.

   Jakob Holm may elect to defer payment of a designated percentage of his fixed compensation and/or up to all of his variable compensation in accordance with JCGI's Executive Income Deferral Program.

   COMPENSATION

   The following describes the structure and method of calculating J. Bradley Slingerlend's and Burton H. Wilson's (the "Co-Portfolio Managers") compensation as of December 31, 2006.

   The Co-Portfolio Managers are compensated for their responsibilities as analysts and for their management and leadership roles with respect to the Portfolio and any other funds, portfolios, or accounts for which they have responsibilities through two components: fixed compensation and variable compensation.

   FIXED COMPENSATION: Fixed compensation is paid in cash and is comprised of an annual base salary and an additional amount calculated based on factors such as scope of responsibility, tenure, and long-term performance.

   VARIABLE COMPENSATION: Variable compensation is paid in the form of cash and long-term incentive awards (consisting of a mixture of JCGI restricted stock, stock options, and a cash-deferred award that is credited with income, gains, and losses based on the performance of Janus mutual fund investments selected by the Co-Portfolio Managers). Variable compensation is based on pre-tax performance of the Janus mutual funds.

   The Co-Portfolio Managers are eligible for variable compensation through participation in two compensation pools: an analyst-managed fund performance pool and a team performance pool. Aggregate compensation available in each pool is derived from a formula tied to the aggregate asset-weighted Lipper peer group performance ranking of certain Janus mutual funds for one- and three-year periods, subject to a reduction in the event of absolute negative performance. Aggregate compensation in each pool is allocated among the eligible respective participants at the discretion of Janus Capital based on factors which may include performance of investment recommendations, team contributions, scope of coverage, and subjective criteria. In the case of the analyst-managed fund performance pool, no performance compensation is paid to any team member if the team's aggregate asset-weighted performance for the one- or three-year periods does not meet or exceed a certain ranking.

   Each Portfolio's Lipper peer group for compensation purposes is shown in the following table:


    Portfolio                                                 Lipper Peer Group
    ----------------------------------------------------------------------------------------------------------------
    GROWTH & CORE
      Large Cap Growth Portfolio                              VA Large-Cap Growth Funds
      Forty Portfolio                                         VA Large-Cap Growth Funds
      Mid Cap Growth Portfolio                                VA Mid-Cap Growth Funds
      Growth and Income Portfolio                             VA Large-Cap Core Funds
      Fundamental Equity Portfolio                            VA Large-Cap Core Funds
      Balanced Portfolio                                      VA Mixed-Asset Target Allocation Moderate Funds
    VALUE
      Small Company Value Portfolio                           VA Small Cap Core Funds
    INTERNATIONAL & GLOBAL
      Worldwide Growth Portfolio                              VA Global Funds
      International Growth Portfolio                          VA International Funds
      Foreign Stock Portfolio                                 VA International Funds
    SPECIALTY EQUITY
      Global Technology Portfolio                             VA Science & Technology Funds
      Global Life Sciences Portfolio                          VA Health/Biotechnology Funds
    BOND
      Flexible Bond Portfolio                                 VA Intermediate Investment Grade Debt Funds


INTECH INVESTMENT PERSONNEL



   OTHER ACCOUNTS MANAGED

   The following table provides information relating to other accounts managed by the investment personnel as of December 31, 2006. To the extent that any of the accounts pay advisory fees based on account performance, information on those accounts is separately listed.


                                                              Other Registered
                                                                 Investment         Other Pooled
                                                                 Companies       Investment Vehicles   Other Accounts(1)
    --------------------------------------------------------------------------------------------------------------------
    Robert Fernholz   Number of Other Accounts Managed                     14(1)                30                  346(2)
                      Assets in Other Accounts Managed         $7,701,117,169      $10,021,386,018      $44,559,973,694
    David E. Hurley   Number of Other Accounts Managed                     14(1)                30                  346(2)
                      Assets in Other Accounts Managed         $7,701,117,169      $10,021,386,018      $44,559,973,694
    Cary Maguire      Number of Other Accounts Managed                     14(1)                30                  346(2)
                      Assets in Other Accounts Managed         $7,701,117,169      $10,021,386,018      $44,559,973,694
    Joseph Runnels    Number of Other Accounts Managed                     14(1)                30                  346(2)
                      Assets in Other Accounts Managed         $7,701,117,169      $10,021,386,018      $44,559,973,694



   (1) Two of the accounts included in the totals, consisting of $1,281,353,374 of the total assets in the category, have performance-based advisory fees.


   (2) 40 of the accounts included in the totals, consisting of $8,263,971,707 of the total assets in the category, have performance-based advisory fees.



   MATERIAL CONFLICTS



   As shown in the table above, the Portfolios' investment personnel may manage other accounts with investment strategies similar to the Portfolios. Fees earned by the adviser may vary among these accounts and the investment personnel may personally invest in some but not all of these accounts. These factors could create conflicts of interest because the investment personnel may have incentives to favor certain accounts over others, resulting in the potential for other accounts outperforming a Portfolio. A conflict may also exist if the investment personnel identifies a limited investment opportunity that may be appropriate for more than one account, but a Portfolio is not able to take full advantage of that opportunity due to the need to allocate that opportunity among multiple accounts. In addition, the investment personnel may execute transactions for another account that may adversely impact the value of securities held by the Portfolio. However, INTECH believes that these conflicts may be mitigated by the fact that accounts with like investment strategies managed by the investment personnel are generally managed in a similar fashion, subject to exceptions to account for particular investment restrictions or policies applicable only to certain accounts, certain portfolio holdings that may be transferred in-kind when an account is opened, differences in cash flows and account sizes, and similar factors. In addition, INTECH generates regular daily trades for all of its clients using proprietary trade system software. Trades are submitted to designated brokers in a single electronic file at one time during the day, pre-allocated to individual clients. If an order is not completely filled, executed shares are allocated to client accounts in proportion to the order. These procedures are described in further detail under "Additional Information About Janus Capital and the Subadvisers."


   COMPENSATION

   As described under "Investment Adviser and Subadvisers," Janus Capital has entered into Sub-Advisory Agreements on behalf of Risk-Managed Growth Portfolio and Risk-Managed Core Portfolio. The compensation structure of the investment personnel is determined by INTECH and is summarized by INTECH below. The following describes the structure and method of calculating the investment personnel's compensation as of December 31, 2006.


   For managing the Portfolios and all other accounts, the investment personnel receive base pay in the form of a fixed annual salary paid by INTECH, and which is not based on performance or assets of the Portfolios or other accounts. The investment personnel are also eligible for a cash bonus as determined by INTECH, and which is not directly based on performance or assets of the Portfolios or other accounts. The investment personnel, as part owners of INTECH, also receive compensation by virtue of their ownership interest in INTECH.


   The investment personnel may elect to defer payment of a designated percentage of their fixed compensation and/or up to all of their variable compensation in accordance with JCGI's Executive Income Deferral Program.

PERKINS INVESTMENT PERSONNEL



   OTHER ACCOUNTS MANAGED

   The following table provides information relating to other accounts managed by the portfolio managers as of December 31, 2006. To the extent that any of the accounts pay advisory fees based on account performance, information on those accounts is separately listed.


                                                                       Other Registered
                                                                          Investment            Other Pooled
                                                                           Companies         Investment Vehicles   Other Accounts
    -----------------------------------------------------------------------------------------------------------------------------
    Jeffrey Kautz               Number of Other Accounts Managed                     4(1)           None                      10
                                Assets in Other Accounts Managed        $7,280,538,431              None            $786,454,807
    Thomas Perkins              Number of Other Accounts Managed                     4(1)           None                      10
                                Assets in Other Accounts Managed        $7,280,538,431              None            $786,454,807



   (1) Two of the accounts included in the total, consisting of $6,929,368,824 of the total assets, have performance-based advisory fees.



   MATERIAL CONFLICTS


   As shown in the table above, Mid Cap Value Portfolio's portfolio managers may manage other funds and accounts with investment strategies similar to the Portfolio. Fees earned by the adviser may vary among these accounts and the portfolio managers may personally invest in some but not all of these accounts. These factors could create conflicts of interest because a portfolio manager may have incentives to favor certain accounts over others, resulting in the potential for other accounts or funds outperforming the Portfolio. A conflict may also exist if a portfolio manager identifies a limited investment opportunity that may be appropriate for more than one account, but the Portfolio is not able to take full advantage of that opportunity due to the need to allocate that opportunity among multiple accounts. In addition, the portfolio managers may execute transactions for another account that may adversely impact the value of securities held by the Portfolio. However, Perkins believes that these conflicts may be mitigated by the fact that accounts with like investment strategies managed by the portfolio managers are generally managed in a similar fashion, subject to exceptions to account for particular investment restrictions or policies applicable only to certain accounts, certain portfolio holdings that may be transferred in-kind when an account is opened, differences in cash flows and account sizes, and similar factors. Information regarding Perkins' trade allocation procedures is described in further detail under "Additional Information About Janus Capital and the Subadvisers."


   COMPENSATION

   As described under "Investment Adviser and Subadvisers," Janus Capital has entered into a Sub-Advisory Agreement on behalf of Mid Cap Value Portfolio. The compensation structure of the portfolio managers is determined by Perkins and is summarized by Perkins below.

   For managing the Portfolio, the portfolio managers receive base pay in the form of a fixed annual salary paid by Perkins, Wolf, McDonnell and Company, LLC.

   The portfolio managers, as part owners of Perkins, also receive compensation by virtue of their ownership interests in Perkins. Portfolio managers are also entitled to participate in such life insurance, medical, profit sharing and other programs as may be made generally available from time to time by Perkins for the benefit of its employees generally.

OWNERSHIP OF SECURITIES


   The portfolio managers and/or investment personnel cannot directly own Shares of the Portfolios without purchasing an insurance contract through one of the participating insurance companies or through a qualified plan. As a result, such portfolio managers and/or investment personnel as a group do not own any outstanding Shares of the Portfolios. The portfolio managers and/or investment personnel may, however, own shares of certain other Janus mutual funds which have comparable investment objectives and strategies to the Portfolios which they manage. The following table reflects the portfolio managers and/or investment personnel's ownership in the Janus Funds as of December 31, 2006.




-------------------------------------------------------------------------------------------------------------
                           DOLLAR RANGE OF EQUITY          AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES IN
 INVESTMENT PERSONNEL      SECURITIES IN THE PORTFOLIOS    JANUS FUNDS
-------------------------------------------------------------------------------------------------------------
 JANUS CAPITAL
-------------------------------------------------------------------------------------------------------------
 ANDREW ACKER              None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------
 JONATHAN D. COLEMAN       None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------
 DAVID J. CORKINS          None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------
 JAKOB V. HOLM             None                            $100,001-$500,000
-------------------------------------------------------------------------------------------------------------
 BRENT A. LYNN             None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------
 THOMAS R. MALLEY          None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------
 MARC PINTO                None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------
 SCOTT W. SCHOELZEL        None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------
 J. BRADLEY SLINGERLEND    None                            $500,001-$1,000,000
-------------------------------------------------------------------------------------------------------------
 GIBSON SMITH              None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------
 MINYOUNG SOHN             None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------
 RONALD V. SPEAKER         None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------
 DARRELL WATTERS           None                            $500,001-$1,000,000
-------------------------------------------------------------------------------------------------------------
 BURTON H. WILSON          None                            $100,001-$500,000
-------------------------------------------------------------------------------------------------------------
 JASON P. YEE              None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------
 INTECH
-------------------------------------------------------------------------------------------------------------
 ROBERT FERNHOLZ           None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------
 DAVID E. HURLEY           None                            $1-$10,000
-------------------------------------------------------------------------------------------------------------
 CARY MAGUIRE              None                            $500,001-$1,000,000
-------------------------------------------------------------------------------------------------------------
 JOSEPH RUNNELS            None                            $10,001-$50,000
-------------------------------------------------------------------------------------------------------------
 PERKINS
-------------------------------------------------------------------------------------------------------------
 JEFFREY KAUTZ             None                            $500,001-$1,000,000
-------------------------------------------------------------------------------------------------------------
 THOMAS PERKINS            None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------

SHARES OF THE TRUST
--------------------------------------------------------------------------------

NET ASSET VALUE DETERMINATION

   As stated in the Portfolios' Prospectus, the net asset value ("NAV") of the Shares of each class of each Portfolio is determined once each day the New York Stock Exchange (the "NYSE") is open, as of the close of its regular trading session (normally 4:00 p.m., New York time, Monday through Friday). The per share NAV for each class of each Portfolio is computed by dividing the total value of securities and other assets allocated to the class, less liabilities allocated to that class, by the total number of shares outstanding for the class. In determining NAV, securities listed on an Exchange, the Nasdaq National Market, and foreign markets are generally valued at the closing prices on such markets, or if such price is lacking for the trading period immediately preceding the time of determination, such securities are valued at their current bid price. Municipal securities held by the Portfolios are traded primarily in the over-the-counter market. Valuations of such securities are furnished by one or more pricing services employed by the Portfolios and approved by the Trustees and are based upon a computerized matrix system or appraisals obtained by a pricing service, in each case in reliance upon information concerning market transactions and quotations from recognized municipal securities dealers. Other securities that are traded on the over-the-counter markets are generally valued at their closing bid prices. Foreign securities and currencies are converted to U.S. dollars using the applicable exchange rate in effect at the close of the NYSE. Each Portfolio will determine the market value of individual securities held by it by using prices provided by one or more professional pricing services which may provide market prices to other funds, or, as needed, by obtaining market quotations from independent broker-dealers. Short-term securities maturing within 60 days or less are valued on an amortized cost basis. Debt securities with a remaining maturity of greater than 60 days are valued in accordance with the evaluated bid price supplied by the pricing service. The evaluated bid price supplied by the pricing service is an evaluation that reflects such factors as security prices, yields, maturities, and ratings. Securities for which market quotations are not readily available or are deemed unreliable are valued at fair value determined in good faith under procedures established by and under the supervision of the Trustees (the "Valuation Procedures"). Circumstances in which fair value pricing may be utilized include, but are not limited to: (i) when significant events occur which may affect the securities of a single issuer, such as mergers, bankruptcies, or significant issuer specific developments; (ii) when significant events occur which may affect an entire market, such as natural disasters or significant governmental actions; and (iii) when non-significant events occur such as markets closing early or not opening, security trading halts, or pricing of nonvalued securities and restricted or nonpublic securities. The Portfolios may use a systematic fair valuation model provided by an independent third party to value international equity securities in order to adjust for stale pricing, which may occur between the close of certain foreign exchanges and the NYSE.

   Trading in securities on European and Far Eastern securities exchanges and over-the-counter markets is normally completed well before the close of business on each business day in New York (i.e., a day on which the NYSE is open). In addition, European or Far Eastern securities trading generally or in a particular country or countries may not take place on all business days in New York. Furthermore, trading takes place in Japanese markets on certain Saturdays and in various foreign markets on days which are not business days in New York and on which a Portfolio's NAV is not calculated. A Portfolio calculates its NAV per share, and therefore effects sales, redemptions, and repurchases of its shares, as of the close of the NYSE once each day on which the NYSE is open. Such calculation may not take place contemporaneously with the determination of the prices of the foreign portfolio securities used in such calculation. If an event that is expected to affect the value of a portfolio security occurs after the close of the principal exchange or market on which that security is traded, and before the close of the NYSE, then that security may be valued in good faith under the Valuation Procedures.

PURCHASES

   Shares of the Portfolios can be purchased only by (i) the separate accounts of participating insurance companies for the purpose of funding variable insurance contracts and (ii) certain qualified retirement plans. Participating insurance companies and certain designated organizations are authorized to receive purchase orders on the Portfolios' behalf and those organizations are authorized to designate their agents and affiliates as intermediaries to receive purchase orders. Purchase orders are deemed received by a Portfolio when authorized organizations, their agents, or affiliates receive the order provided that such designated organizations or their agents or affiliates transmit the order to the Portfolio within contractually specified periods. The Portfolios are not responsible for the failure of any designated organization or its agents or affiliates to carry out its obligations to its customers. In order to receive a day's price, your order must be received in good order by the close of the regular trading session of the NYSE as described above in "Net Asset Value Determination." The prospectus for your insurance company's separate account or your plan documents contain detailed information about investing in the Portfolios.

DISTRIBUTION AND SHAREHOLDER SERVICING PLAN

   Under a distribution and shareholder servicing plan ("Plan") adopted in accordance with Rule 12b-1 under the 1940 Act, the Shares may pay Janus Distributors, the Trust's distributor, a fee at an annual rate of up to 0.25% of the average daily net assets of the Shares of a Portfolio. Under the terms of the Plan, the Trust is authorized to make payments to Janus Distributors for remittance to insurance companies and qualified plan service providers as compensation for distribution and shareholder servicing performed by such service providers. The Plan is a compensation type plan and permits the payment at an annual rate of up to 0.25% of the average daily net assets of the Shares of a Portfolio for recordkeeping and administrative services as well as activities which are primarily intended to result in sales of the Shares, including but not limited to preparing, printing and distributing prospectuses, Statements of Additional Information, shareholder reports, and educational materials to prospective and existing contract owners and plan participants; responding to inquiries by contract owners and plan participants; receiving and answering correspondence; contract owner and participant level recordkeeping and administrative services; and similar activities. Payments are made to Janus Distributors, the Portfolios' distributor, who may make ongoing payments to insurance companies and qualified plan service providers based on the value of Portfolio shares held by such intermediaries' customers. On December 14, 1999, Trustees unanimously approved the Plan which became effective on that date. The Plan and any Rule 12b-1 related agreement that is entered into by the Portfolios or Janus Distributors in connection with the Plan will continue in effect for a period of more than one year only so long as continuance is specifically approved at least annually by a vote of a majority of the Trustees, and of a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the operation of the Plan or any related agreements ("12b-1 Trustees"). All material amendments to the Plan must be approved by a majority vote of the Trustees, including a majority of the 12b-1 Trustees, at a meeting called for that purpose. In addition, the Plan may be terminated as to a Portfolio at any time, without penalty, by vote of a majority of the outstanding Shares of a Portfolio or by vote of a majority of the 12b-1 Trustees.

   For the fiscal year ended December 31, 2006, the Service Shares and Service II Shares of the Portfolios made payments to Janus Distributors pursuant to Rule 12b-1 plans in amounts aggregating $7,380,047 and Janus Capital made payments to intermediaries from its own resources in amounts aggregating $1,088,128. The following summarizes allocation of the aggregated $8,468,175 paid by the Portfolios and Janus Capital under the 12b-1 plans for the
   Portfolios:



                                                   Prospectus
                                                  Preparation,
                                Advertising and   Printing and   Payment to   Compensation to   Total Fund 12b-1
Portfolio Name                    Literature        Mailing       Brokers     Sales Personnel       Payments
----------------------------------------------------------------------------------------------------------------
GROWTH & CORE
  Large Cap Growth Portfolio        $ 4,844         $ 9,604      $  371,705      $ 13,351          $  372,187
  Forty Portfolio                   $15,893         $20,665      $1,099,644      $ 68,118          $1,099,925
  Mid Cap Growth Portfolio          $ 7,223         $13,293      $  633,508      $ 26,097          $  634,028
  Growth and Income Portfolio       $ 2,796         $ 6,020      $  112,142      $  6,509          $  112,382
  Fundamental Equity Portfolio      $   490         $ 3,676      $    4,573      $  1,745          $    4,562
  Balanced Portfolio                $15,617         $23,569      $1,287,917      $ 77,146          $1,288,296
RISK-MANAGED
  Risk-Managed Growth
    Portfolio                       $ 6,739         $ 4,141      $       --      $     --          $   25,785
  Risk-Managed Core Portfolio       $ 8,768         $ 6,512      $   43,760      $ 12,876          $   45,650
VALUE
  Mid Cap Value Portfolio           $ 5,262         $ 6,380      $  147,266      $ 26,037          $  146,982
  Small Company Value
    Portfolio                       $ 2,875         $ 4,148      $   30,460      $ 12,874          $   32,764
INTERNATIONAL & GLOBAL
  Worldwide Growth Portfolio        $ 6,368         $15,547      $  488,112      $ 25,456          $  488,384
  International Growth
    Portfolio                       $35,729         $55,689      $2,543,210      $474,917          $2,533,873
  Foreign Stock Portfolio           $ 3,212         $ 4,416      $   43,088      $  5,988          $   43,059
SPECIALTY EQUITY
  Global Technology Portfolio       $ 7,867         $15,420      $  399,068      $ 22,334          $  399,451
  Global Life Sciences
    Portfolio                       $ 3,040         $ 4,872      $   75,675      $  5,845          $   75,770
BOND
  Flexible Bond Portfolio           $ 1,257         $ 4,809      $   76,792      $  5,221          $   76,949


REDEMPTIONS

   Redemptions, like purchases, may only be effected through the separate accounts of participating insurance companies or qualified retirement plans. Certain designated organizations are authorized to receive redemption orders on the Portfolios' behalf and those organizations are authorized to designate their agents and affiliates as intermediaries to receive redemption orders. Redemption orders are deemed received by a Portfolio when authorized organizations, their agents, or affiliates receive the order. The Portfolios are not responsible for the failure of any designated organization or its agents or affiliates to carry out its obligations to its customers.

   Shares normally will be redeemed for cash, although each Portfolio retains the right to redeem some or all of its shares in-kind under unusual circumstances, in order to protect the interests of remaining shareholders, or to accommodate a request by a particular shareholder that does not adversely affect the interest of the remaining shareholders, by delivery of securities selected from its assets at its discretion. However, the Portfolios are governed by Rule 18f-1 under the 1940 Act, which requires each Portfolio to redeem shares solely for cash up to the lesser of $250,000 or 1% of the NAV of that Portfolio during any 90-day period for any one shareholder. Should redemptions by any shareholder exceed such limitation, a Portfolio will have the option of redeeming the excess in cash or in-kind. If shares are redeemed in-kind, the redeeming shareholder may incur brokerage costs in converting the assets to cash. The method of valuing securities used to make redemptions in-kind will be the same as the method of valuing portfolio securities described under "Shares of the Trust - Net Asset Value Determination" and such valuation will be made as of the same time the redemption price is determined.

   The right to require the Portfolios to redeem their Shares may be suspended, or the date of payment may be postponed, whenever: (i) trading on the NYSE is restricted, as determined by the SEC, or the NYSE is closed (except for holidays and weekends); (ii) the SEC permits such suspension and so orders; or (iii) an emergency exists as determined by the SEC so that disposal of securities or determination of NAV is not reasonably practicable.

INCOME DIVIDENDS, CAPITAL GAINS DISTRIBUTIONS, AND TAX STATUS
--------------------------------------------------------------------------------

   The following is intended to be a general summary of certain U.S. federal income tax consequences of investing in the Portfolios. It is not intended to be a complete discussion of all such federal income tax consequences, nor does it purport to deal with all categories of investors. This discussion reflects applicable tax laws of the United States as of the date of this Statement of Additional Information. However, tax laws may change or be subject to new interpretation by the courts or the IRS, possibly with retroactive effect. Investors are therefore advised to consult with their own tax advisers before making an investment in the Portfolios.

   It is a policy of the Portfolios' Shares to make distributions of substantially all of their respective investment income and any net realized capital gains. The Portfolios intend to qualify as regulated investment companies by satisfying certain requirements prescribed by Subchapter M of the Internal Revenue Code. If a Portfolio failed to qualify as a regulated investment company in any taxable year, the Portfolio may be subject to tax on its taxable income at corporate rates. In addition, all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would generally be taxable to shareholders as ordinary income but may, at least in part, qualify for the dividends received deduction applicable to corporations or the reduced rate of taxation applicable to noncorporate holders for "qualified dividend income." In addition, the Portfolios could be required to recognize unrealized gains, pay taxes and interest, and make distributions before requalifying as regulated investment companies that are accorded special tax treatment. In addition, each Portfolio intends to comply with the diversification requirements of Internal Revenue Code Section 817(h) related to the tax-deferred status of insurance company separate accounts.

   All income dividends and capital gains distributions, if any, on a Portfolio's Shares are reinvested automatically in additional Shares of that Portfolio at the NAV determined on the first business day following the record date.

   The Portfolios may purchase securities of certain foreign corporations considered to be passive foreign investment companies by the Internal Revenue Code. In order to avoid taxes and interest that must be paid by the Portfolios, the Portfolios may make various elections permitted by the tax laws. However, these elections could require that the Portfolios recognize taxable income, which in turn must be distributed even though the Portfolios may not have received any income upon such an event.

   Some foreign securities purchased by the Portfolios may be subject to foreign taxes which could reduce the yield on such securities. If the amount of foreign taxes is significant in a particular year, the Portfolios that qualify under Section 853 of the Internal Revenue Code may elect to pass through such taxes to shareholders. If such election is not made by a Portfolio, any foreign taxes paid or accrued will represent an expense to the Portfolio which will reduce its investment company taxable income.

   Because Shares of the Portfolios can only be purchased through variable insurance contracts or qualified plans, it is anticipated that any income dividends or capital gains distributions will be exempt from current taxation if left to accumulate within such contracts or plans. See the prospectus for the separate account of the related insurance company or the plan documents for additional information.

PRINCIPAL SHAREHOLDERS
--------------------------------------------------------------------------------


   The officers and Trustees of the Portfolios cannot directly own Shares of the Portfolios without purchasing an insurance contract through one of the participating insurance companies or through a qualified plan. As a result, such officers and Trustees as a group do not own any outstanding Shares of the Portfolios. As of April 20, 2007, all of the outstanding Shares of the Portfolios were owned by certain insurance company separate accounts or qualified plans. The percentage ownership of each separate account or plan owning 5% or more of the Shares of any Portfolio is as follows:



Portfolio Name                                       Shareholder and Address of Record                       Percentage Ownership
---------------------------------------------------------------------------------------------------------------------------------
Large Cap Growth Portfolio                           Lincoln Life Account R NG                                      25.24%
                                                     Fort Wayne IN
                                                     Allmerica Financial Life Insurance & Annuity Co.               24.36%
                                                     Topeka KS
                                                     Pruco Life Insurance Company                                   15.67%
                                                     Newark NJ
                                                     Ohio National Life Insurance Company                           14.68%
                                                     FBO ITS Separate Accounts
                                                     Cincinnati OH
                                                     GE Life & Annuity Assurance Company                             8.60%
                                                     Richmond VA
Forty Portfolio                                      Nationwide Insurance Company - NWVA9                           44.44%
                                                     Columbus OH
                                                     Minnesota Life                                                 14.92%
                                                     St Paul MN
                                                     Nationwide Insurance Company - NWVL14                           9.83%
                                                     Columbus OH
                                                     GE Life & Annuity Company                                       9.75%
                                                     Richmond VA
                                                     Nationwide Insurance Company - NWVAII                           8.12%
                                                     Columbus OH
Mid Cap Growth Portfolio                             Lincoln Life Account R NG                                      22.60%
                                                     Fort Wayne IN
                                                     IDS Life Insurance Corporation                                 16.62%
                                                     FBO VUL III
                                                     Minneapolis MN
                                                     Metlife Insurance Company of CT                                13.83%
                                                     Hartford CT
                                                     Metlife Life & Annuity Company of CT                           10.07%
                                                     Hartford CT
                                                     Principal Financial Group                                       7.55%
                                                     Des Moines IA
                                                     PFL Life Insurance Company                                      7.00%
                                                     FMD Accounting MS 4410
                                                     Cedar Rapids IA
                                                     GE Life & Annuity Assurance Company                             5.28%
                                                     Richmond VA
Growth and Income Portfolio                          Allmerica Financial Life Insurance & Annuity Company           89.06%
                                                     Topeka KS
                                                     First Allmerica Financial Life Insurance Company                6.55%
                                                     Topeka KS

Portfolio Name                                       Shareholder and Address of Record                       Percentage Ownership
---------------------------------------------------------------------------------------------------------------------------------
Fundamental Equity Portfolio                         Principal Life Insurance Company                               87.22%
                                                     Executive Variable Universal Life
                                                     Des Moines IA
                                                     Principal Life Insurance Company                               12.78%
                                                     Benefit Variable Universal Life
                                                     Des Moines IA
Balanced Portfolio                                   GE Life & Annuity Assurance Company                            29.74%
                                                     Richmond VA
                                                     NYLIAC                                                         23.80%
                                                     Parsippany NJ
                                                     Ohio National Life Insurance Company                           12.53%
                                                     FBO ITS Separate Accounts
                                                     Cincinnati OH
                                                     Lincoln Life Account R NG                                       9.49%
                                                     Fort Wayne IN
Janus Aspen INTECH Risk-Managed Growth Portfolio     Janus Capital Management LLC                                   99.77%*
                                                     Denver CO
Janus Aspen INTECH Risk-Managed Core Portfolio       Lincoln Benefit Life                                           41.41%
                                                     Lincoln NE
                                                     Nationwide Insurance Company - NWVAII                          22.43%
                                                     Columbus OH
                                                     Nationwide Insurance Company - NWVA9                           21.42%
                                                     Columbus OH
                                                     Nationwide Insurance Company - NWVA7                            5.87%
                                                     Columbus OH
Mid Cap Value Portfolio                              Lincoln Benefit Life                                           37.37%
                                                     Lincoln NE
                                                     Nationwide Insurance Company - NWPPVA2                         17.69%
                                                     Columbus OH
                                                     Kemper Investors Life Insurance Company                        17.25%
                                                     Zurich Life
                                                     Mercer Island WA
Small Company Value Portfolio                        Lincoln Benefit Life                                           44.77%
                                                     Lincoln NE
                                                     Kemper Investors Life Insurance Company                        39.06%
                                                     Zurich Life
                                                     Mercer Island WA
                                                     Janus Capital Management LLC                                    5.86%
                                                     Denver CO
                                                     Federal Kemper Life Assurance                                   5.72%
                                                     Elgin IL
Worldwide Growth Portfolio                           PFL Life Insurance Company                                     23.17%
                                                     Cedar Rapids IA
                                                     NYLIAC                                                         19.57%
                                                     Parsippany NJ
                                                     Metlife Life & Annuity Company of CT                           11.87%
                                                     Hartford CT

* This ownership represents seed capital that Janus Capital or an affiliate provided for the Portfolio.

Portfolio Name                                       Shareholder and Address of Record                       Percentage Ownership
---------------------------------------------------------------------------------------------------------------------------------
                                                     Ohio National Life Insurance Company                            8.95%
                                                     FBO ITS Separate Accounts
                                                     Cincinatti OH
                                                     GE Life & Annuity Company                                       8.20%
                                                     Richmond VA
                                                     Metlife Insurance Company of CT                                 6.31%
                                                     Hartford CT
International Growth Portfolio                       IDS Life Insurance Corporation                                 26.56%
                                                     FBO VUL III
                                                     Minneapolis MN
                                                     Ohio National Life Insurance Company                           15.36%
                                                     FBO ITS Separate Accounts
                                                     Cincinatti OH
                                                     Nationwide Insurance Company - NWVA9                           13.02%
                                                     Columbus OH
                                                     Minnesota Life                                                 12.58%
                                                     St Paul MN
                                                     Nationwide Insurance Company - NWVL14                           5.08%
                                                     Columbus OH
Foreign Stock Portfolio                              Lincoln Benefit Life                                           71.97%
                                                     Lincoln NE
                                                     Lincoln Benefit Life Company                                   27.67%
                                                     Lincoln NE
Global Technology Portfolio                          Nationwide Insurance Company - NWVA9                           29.48%
                                                     Columbus OH
                                                     IDS Life Insurance Corp                                        26.24%
                                                     FBO VUL III
                                                     Minneapolis MN
                                                     Nationwide Insurance Company - NWVL14                          11.74%
                                                     Columbus OH
                                                     GE Life & Annuity Company                                       8.36%
                                                     Richmond VA
                                                     Metlife Insurance Company of CT                                 8.07%
                                                     Hartford CT
Global Life Sciences Portfolio                       GE Life & Annuity Assurance Company                            51.37%
                                                     Richmond VA
                                                     Metlife Insurance Company of CT                                32.67%
                                                     Hartford CT
                                                     Metlife Life & Annuity Company of CT                           15.33%
                                                     Hartford CT
Flexible Bond Portfolio                              Money Life Insurance Company of America                        47.02%
                                                     Money America Variable Account A-VA
                                                     New York NY
                                                     Lincoln Life Account R NG                                      13.50%
                                                     Ft Wayne IN
                                                     Principal Life Insurance Company                               11.02%
                                                     Executive Variable Universal Life
                                                     G-008-N20
                                                     Des Moines IA

Portfolio Name                                       Shareholder and Address of Record                       Percentage Ownership
---------------------------------------------------------------------------------------------------------------------------------
                                                     Guardian Insurance & Annuity Company Inc                        8.37%
                                                     S/A F VA-461 FBO Flexible Income
                                                     Bethlehem PA
                                                     Money Life Insurance Company of America                         6.06%
                                                     Money America Variable Account A-VA
                                                     New York NY


   No qualified plan owned 10% or more of the shares of the Trust as a whole.

   The Shares held by the separate accounts of each insurance company, including Shares for which no voting instructions have been received, will be voted by each insurance company in proportion to instructions received from contract owners. Since the listed insurance company separate accounts' voting rights are passed through to contract owners, the insurance companies themselves do not exercise voting control over the shares held in those accounts.

MISCELLANEOUS INFORMATION
--------------------------------------------------------------------------------

   Each Portfolio is a series of the Trust, an open-end management investment company registered under the 1940 Act and organized as a Delaware statutory trust on May 20, 1993. As of the date of this SAI, the Trust offers seventeen series of shares, known as "Portfolios," three of which offer three classes of shares, nine of which offer two classes of shares, and five of which offer one class of shares.

   Janus Capital reserves the right to the name "Janus." In the event that Janus Capital does not continue to provide investment advice to the Portfolios, the Portfolios must cease to use the name "Janus" as soon as reasonably practicable.

SHARES OF THE TRUST

   The Trust is authorized to issue an unlimited number of shares of beneficial interest with a par value of $0.001 per share for each series of the Trust. Shares of each series of the Trust are fully paid and nonassessable when issued. Shares of a Portfolio participate equally in dividends and other distributions by the shares of such Portfolio, and in residual assets of that Portfolio in the event of liquidation. Shares of each Portfolio have no preemptive, conversion, or subscription rights.

   The Portfolios discussed in this SAI each offer one to three classes of shares. The Shares discussed in this SAI are offered only in connection with investment in and payments under variable insurance contracts and to qualified retirement plans that require a fee from Portfolio assets to procure distribution and administrative services to contract owners and plan participants. The second class of shares, Institutional Shares, is offered only in connection with investments in and payments under variable insurance contracts as well as other qualified retirement plans. The third class of shares, Service II Shares, is offered only in connection with investment in and payments under variable insurance contracts as well as certain qualified retirement plans that require a fee from Portfolio assets to procure distribution and administrative services to contract owners and plan participants and includes a redemption fee. The redemption fee may be imposed on interests in separate accounts or plans held 60 days or less.

SHAREHOLDER MEETINGS

   The Trust does not intend to hold annual or regular shareholder meetings unless otherwise required by the Amended and Restated Trust Instrument or the 1940 Act. Special meetings may be called for a specific Portfolio or for the Trust as a whole for purposes such as electing or removing Trustees, terminating or reorganizing the Trust, changing fundamental policies, or for any other purpose requiring a shareholder vote under the 1940 Act. Commencing in 2005 and not less than every fifth calendar year thereafter, a meeting of shareholders shall be held to elect Trustees.

   Separate votes are taken by each Portfolio or class only if a matter affects or requires the vote of only that Portfolio or class or if that Portfolio's or class' interest in the matter differs from the interest of other Portfolios or classes of the Trust. A shareholder is entitled to one vote for each whole dollar and a proportionate fractional vote for each fractional dollar of NAV of the applicable shares held in the shareholder's name.

   Under the Amended and Restated Trust Instrument, special meetings of shareholders of the Trust or of any Portfolio shall be called subject to certain conditions, upon written request of shareholders owning Shares representing at least two-thirds of the votes entitled to be cast at such meeting. The Portfolios will assist these shareholders in communicating with other shareholders in connection with such a meeting similar to that referred to in Section 16(c) of the 1940 Act.

VOTING RIGHTS

   A participating insurance company issuing a variable insurance contract will vote shares in the separate account as required by law and interpretations thereof, as may be amended or changed from time to time. In accordance with current law and interpretations, a participating insurance company is required to request voting instructions from policy owners and must vote shares in the separate account, including shares for which no instructions have been received, in proportion to the voting instructions received. Additional information may be found in the participating insurance company's separate account prospectus.

   The Trustees are responsible for major decisions relating to each Portfolio's policies and objectives; the Trustees oversee the operation of each Portfolio by its officers and review the investment decisions of the officers.

   The Trustees of the Trust were elected at a meeting of shareholders on December 29, 2005. Under the Amended and Restated Trust Instrument, each Trustee will continue in office until the termination of the Trust or his or her earlier death, retirement, resignation, bankruptcy, incapacity, or removal. Vacancies will be filled by appointment by a majority of the remaining Trustees, subject to the 1940 Act. Therefore, no annual or regular meetings of shareholders normally will be held, unless otherwise required by the Amended and Restated Trust Instrument or the 1940 Act. Subject to the foregoing, shareholders have the power to vote to elect or remove Trustees, to terminate or reorganize their Portfolio, to amend the Amended and Restated Trust Instrument, to bring certain derivative actions, and on any other matters on which a shareholder vote is required by the 1940 Act, the Amended and Restated Trust Instrument, the Trust's Bylaws, or the Trustees.

   As mentioned previously in "Shareholder Meetings," a shareholder will be entitled to one vote for each whole dollar and a proportionate fractional vote for each fractional dollar of NAV of the applicable shares held in the shareholder's name. Shares of all Portfolios of the Trust have noncumulative voting rights, which means that the holders of more than 50% of the value of shares of all Portfolios of the Trust voting for the election of Trustees can elect 100% of the Trustees if they choose to do so. In such event, the holders of the remaining value of shares will not be able to elect any Trustees.


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


   PricewaterhouseCoopers LLP, 1670 Broadway, Suite 1000, Denver, Colorado 80202, the Independent Registered Public Accounting Firm for the Portfolios, audits the Portfolios' annual financial statements and compiles their tax returns.

REGISTRATION STATEMENT

   The Trust has filed with the SEC, Washington, D.C., a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities to which this SAI relates. If further information is desired with respect to the Portfolios or such securities, reference is made to the Registration Statement and the exhibits filed as a part thereof.

FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

DOCUMENTS INCORPORATED BY REFERENCE TO THE ANNUAL REPORT

   The following audited financial statements for the period ended December 31, 2006 are hereby incorporated into this SAI by reference to the Portfolios' Annual Reports dated December 31, 2006.

   Schedules of Investments as of December 31, 2006

   Statements of Assets and Liabilities as of December 31, 2006

   Statements of Operations for the period ended December 31, 2006


   Statements of Changes in Net Assets for each of the periods indicated


   Financial Highlights for each of the periods indicated

   Notes to Financial Statements

   Report of Independent Registered Public Accounting Firm

   The portions of the Annual Reports that are not specifically listed above are not incorporated by reference into this SAI and are not part of the Registration Statement.

APPENDIX A
--------------------------------------------------------------------------------

EXPLANATION OF RATING CATEGORIES

   The following is a description of credit ratings issued by three of the major credit rating agencies. Credit ratings evaluate only the safety of principal and interest payments, not the market value risk of lower quality securities. Credit rating agencies may fail to change credit ratings to reflect subsequent events on a timely basis. Although Janus Capital and Perkins consider security ratings when making investment decisions, they also perform their own investment analyses and do not rely solely on the ratings assigned by credit agencies.

STANDARD & POOR'S
RATINGS SERVICE

          BOND RATING                  EXPLANATION
          -----------------------------------------------------------------------------------------
          Investment Grade
          AAA......................... Highest rating; extremely strong capacity to pay principal and interest.
          AA.......................... High quality; very strong capacity to pay principal and interest.
          A........................... Strong capacity to pay principal and interest; somewhat more susceptible to the adverse effects of changing circumstances and economic conditions.
          BBB-........................ Adequate capacity to pay principal and interest; normally exhibit adequate protection parameters, but adverse economic conditions or changing circumstances more likely to lead to a weakened capacity to pay principal and interest than for higher rated bonds.
          Non-Investment Grade
          BB+, B, CCC, CC, C.......... Predominantly speculative with respect to the issuer's capacity to meet required interest and principal payments.
                                       BB - lowest degree of speculation; C - the highest degree of speculation. Quality and protective characteristics
                                       outweighed by large uncertainties or major risk exposure to adverse conditions.
          D........................... In default.

FITCH, INC.

          BOND RATING                  EXPLANATION
          -----------------------------------------------------------------------------------------
          Investment Grade
          AAA......................... Highest rating; extremely strong capacity to pay principal and interest.
          AA.......................... High quality; very strong capacity to pay principal and interest.
          A........................... Strong capacity to pay principal and interest; somewhat more susceptible to the adverse effects of changing circumstances and economic conditions.
          BBB-........................ Adequate capacity to pay principal and interest; normally exhibit adequate protection parameters, but adverse economic conditions or changing circumstances more likely to lead to a weakened capacity to pay principal and interest than for higher rated bonds.
          Non-Investment Grade
          BB+, B, CCC, CC, C.......... Predominantly speculative with respect to the issuer's capacity to meet required interest and principal payments.
                                       BB - lowest degree of speculation; C - the highest degree of speculation. Quality and protective characteristics
                                       outweighed by large uncertainties or major risk exposure to adverse conditions.
          D........................... In default.

MOODY'S INVESTORS
SERVICE, INC.

          BOND RATING                  EXPLANATION
          -----------------------------------------------------------------------------------------
          Investment Grade
          Aaa......................... Highest quality, smallest degree of investment risk.
          Aa.......................... High quality; together with Aaa bonds, they compose the high-grade bond group.
          A........................... Upper to medium-grade obligations; many favorable investment attributes.
          Baa......................... Medium-grade obligations; neither highly protected nor poorly secured. Interest and principal appear adequate for the present but certain protective elements may be lacking or may be unreliable over any great length of time.
          Non-Investment Grade
          Ba.......................... More uncertain, with speculative elements. Protection of interest and principal payments not well safeguarded during good and bad times.
          B........................... Lack characteristics of desirable investment; potentially low assurance of timely interest and principal payments or maintenance of other contract terms over time.
          Caa......................... Poor standing, may be in default; elements of danger with respect to principal or interest payments.
          Ca.......................... Speculative in a high degree; could be in default or have other marked shortcomings.
          C........................... Lowest rated; extremely poor prospects of ever attaining investment standing.


   Unrated securities will be treated as non-investment grade securities unless the portfolio managers and/or investment personnel determine that such securities are the equivalent of investment grade securities. When calculating the quality assigned to securities that receive different ratings from two or more agencies ("split rated securities"), the security will receive: (i) the middle rating from the three reporting agencies if three agencies provide a rating for the security; (ii) the lowest rating if only two agencies provide a rating for the security; or (iii) the rating assigned if only one agency rates the security.

                      This page intentionally left blank.

                                  (JANUS LOGO)
                                   WWW.JANUS.COM/INFO

                                   151 Detroit Street
                                   Denver, CO 80206-4805
                                   1-800-525-0020

                                         May 1, 2007

                                         INTERNATIONAL & GLOBAL
                                          Worldwide Growth Portfolio
                                          International Growth Portfolio
                                         SPECIALTY EQUITY
                                          Global Technology Portfolio

                               JANUS ASPEN SERIES
                               SERVICE II SHARES

                      Statement of Additional Information


     This Statement of Additional Information ("SAI") expands upon and supplements the information contained in the current Prospectuses for the Service II Shares (the "Shares") of the Portfolios listed above, each of which is a separate series of Janus Aspen Series, a Delaware statutory trust (the "Trust"). Each of these series of the Trust represents shares of beneficial interest in a separate portfolio of securities and other assets with its own objective and policies. Janus Capital Management LLC ("Janus Capital") is the investment adviser of each Portfolio.


     Shares of the Portfolios may be purchased only by separate accounts of insurance companies for the purpose of funding variable life insurance policies and variable annuity contracts (collectively, "variable insurance contracts") and by certain qualified retirement plans. Each portfolio also offers two additional classes of shares to certain qualified plans or separate accounts of insurance companies.


     This SAI is not a Prospectus and should be read in conjunction with the Portfolios' Prospectuses dated May 1, 2007, and any supplements thereto, which are incorporated by reference into this SAI and may be obtained from your insurance company or plan sponsor, or by contacting a Janus representative at 1-800-525-0020. This SAI contains additional and more detailed information about the Portfolios' operations and activities than the Prospectuses. The Annual and Semiannual Reports, which contain important financial information about the Portfolios, are incorporated by reference into this SAI and are also available, without charge, from your plan sponsor, or other financial intermediary, at www.janus.com/info, or by contacting a Janus representative at 1-800-525-0020.

(JANUS LOGO)

TABLE OF CONTENTS
--------------------------------------------------------------------------------

    Classification, Investment Policies and Restrictions, and
    Investment Strategies and Risks.............................    2
    Investment Adviser..........................................   25
    Custodian, Transfer Agent, and Certain Affiliations.........   36
    Portfolio Transactions and Brokerage........................   37
    Trustees and Officers.......................................   40
    Shares of the Trust.........................................   50
       Net Asset Value Determination............................   50
       Purchases................................................   50
       Distribution and Shareholder Servicing Plan..............   51
       Redemptions..............................................   52
    Income Dividends, Capital Gains Distributions, and Tax
    Status......................................................   53
    Principal Shareholders......................................   54
    Miscellaneous Information...................................   55
       Shares of the Trust......................................   55
       Shareholder Meetings.....................................   55
       Voting Rights............................................   55
       Independent Registered Public Accounting Firm............   56
       Registration Statement...................................   56
    Financial Statements........................................   57
    Appendix A..................................................   58
       Explanation of Rating Categories.........................   58

CLASSIFICATION, INVESTMENT POLICIES
AND RESTRICTIONS, AND INVESTMENT STRATEGIES AND RISKS
--------------------------------------------------------------------------------

CLASSIFICATION

   The Investment Company Act of 1940, as amended, ("1940 Act") classifies mutual funds as either diversified or nondiversified. Worldwide Growth Portfolio, International Growth Portfolio, and Global Technology Portfolio are classified as diversified.

INVESTMENT POLICIES AND RESTRICTIONS APPLICABLE TO ALL PORTFOLIOS

   The Portfolios are subject to certain fundamental policies and restrictions that may not be changed without shareholder approval. Shareholder approval means approval by the lesser of: (i) more than 50% of the outstanding voting securities of the Trust (or a particular Portfolio or particular class of shares if a matter affects just that Portfolio or that class of shares) or
   (ii) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding voting securities of the Trust (or a particular Portfolio or class of shares) are present or represented by proxy. The following policies are fundamental policies of the Portfolios. Each of these policies applies to all of the Portfolios, except policy (1), which applies only to the Portfolios specifically listed in that policy.

   (1) With respect to 75% of its total assets, Worldwide Growth Portfolio, International Growth Portfolio, and Global Technology Portfolio may not purchase securities of an issuer (other than the U.S. Government, its agencies, instrumentalities or authorities, or repurchase agreements collateralized by U.S. Government securities, and other investment companies) if: (a) such purchase would, at the time, cause more than 5% of the Portfolio's total assets taken at market value to be invested in the securities of such issuer or (b) such purchase would, at the time, result in more than 10% of the outstanding voting securities of such issuer being held by the Portfolio.

   Each Portfolio may not:

   (2) Invest 25% or more of the value of its total assets in any particular industry (other than U.S. Government securities).

   (3) Invest directly in real estate or interests in real estate; however, each Portfolio may own debt or equity securities issued by companies engaged in those businesses.

   (4) Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments (but this limitation shall not prevent each Portfolio from purchasing or selling foreign currencies, options, futures, swaps, forward contracts, or other derivative instruments, or from investing in securities or other instruments backed by physical commodities).

   (5) Lend any security or make any other loan if, as a result, more than 33 1/3% of the Portfolio's total assets would be lent to other parties (but this limitation does not apply to investments in repurchase agreements, commercial paper, debt securities, or loans, including assignments and participation interests).

   (6) Act as an underwriter of securities issued by others, except to the extent that the Portfolio may be deemed an underwriter in connection with the disposition of its portfolio securities.

   (7) Borrow money except that each Portfolio may borrow money for temporary or emergency purposes (not for leveraging or investment). Borrowings from banks will not, in any event, exceed one-third of the value of a Portfolio's total assets (including the amount borrowed). This policy shall not prohibit short sales transactions or futures, options, swaps, or forward transactions. The Portfolios may not issue "senior securities" in contravention of the 1940 Act.

   As a fundamental policy, each Portfolio may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies, and limitations as such Portfolio.

   The Trustees have adopted additional investment restrictions for the Portfolios. These restrictions are operating policies of the Portfolios and may be changed by the Trustees without shareholder approval. The additional restrictions adopted by the Trustees to date include the following:


   (a) The Portfolios may sell securities short if they own or have the right to obtain securities equivalent in kind and amount to the securities sold short without the payment of any additional consideration therefore ("short sales against the box"). In addition, the Portfolios may engage in "naked" (uncovered) short sales, which involve selling a security that a Portfolio borrows and does not own. The total market value of all of a Portfolio's naked short sale positions will not exceed 10% of its assets. Transactions in futures, options, swaps, and forward contracts are not deemed to constitute selling securities short.



   (b) The Portfolios do not intend to purchase securities on margin, except that the Portfolios may obtain such short-term credits as are necessary for the clearance of transactions, and provided that margin payments and other deposits in connection with transactions in futures, options, swaps, and forward contracts shall not be deemed to constitute purchasing securities on margin.


   (c) A Portfolio may not mortgage or pledge any securities owned or held by such Portfolio in amounts that exceed, in the aggregate, 15% of that Portfolio's net asset value ("NAV"), provided that this limitation does not apply to: reverse repurchase agreements; deposits of assets to margin; guarantee positions in futures, options, swaps, or forward contracts; or the segregation of assets in connection with such contracts.


   (d) The Portfolios do not currently intend to purchase any security or enter into a repurchase agreement if, as a result, more than 15% of their respective net assets would be invested in repurchase agreements not entitling the holder to payment of principal and interest within seven days and in securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market. The Trustees, or the Portfolios' investment adviser acting pursuant to authority delegated by the Trustees, may determine that a readily available market exists for: securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933, as amended, ("Rule 144A Securities"), or any successor to such rule; Section 4(2) commercial paper; and municipal lease obligations. Accordingly, such securities may not be subject to the foregoing limitation.


   (e) The Portfolios may not invest in companies for the purpose of exercising control of management.

   Under the terms of an exemptive order received from the Securities and Exchange Commission ("SEC"), each Portfolio may borrow money from or lend money to other funds that permit such transactions and for which Janus Capital or one of its affiliates serves as investment adviser. All such borrowing and lending will be subject to the above limits and to the limits and other conditions in such exemptive order. A Portfolio will borrow money through the program only when the costs are equal to or lower than the cost of bank loans. Interfund loans and borrowings normally extend overnight, but can have a maximum duration of seven days. A Portfolio will lend through the program only when the returns are higher than those available from other short-term instruments (such as repurchase agreements). A Portfolio may have to borrow from a bank at a higher interest rate if an interfund loan is called or not renewed. Any delay in repayment to a lending Portfolio could result in a lost investment opportunity or additional borrowing costs.

   For purposes of each Portfolio's policies on investing in particular industries, the Portfolios will rely primarily on industry or industry group classifications as published by Bloomberg L.P. To the extent that Bloomberg L.P. industry classifications are so broad that the primary economic characteristics in a single class are materially different, the Portfolios may further classify issuers in accordance with industry classifications as published by the SEC.

INVESTMENT STRATEGIES AND RISKS

Diversification

   Diversification is a way to reduce risk by investing in a broad range of stocks or other securities. A portfolio that is classified as "nondiversified" has the ability to take larger positions in a smaller number of issuers than a portfolio that is classified as "diversified." This gives a portfolio which is classified as nondiversified more flexibility to focus its investments in the most attractive companies identified by the portfolio managers. However, because the appreciation or depreciation of a single stock may have a greater impact on the NAV of a portfolio which is classified as nondiversified, its share price can be expected to fluctuate more than a comparable portfolio which is classified as diversified. This fluctuation, if significant, may affect the performance of a portfolio.


Cash Position

   As discussed in the Prospectus, a Portfolio's cash position may temporarily increase under various circumstances. Securities that the Portfolios may invest in as a means of receiving a return on idle cash include domestic or foreign denominated commercial paper, certificates of deposit, repurchase agreements, or other short-term debt obligations. These securities may include U.S. and foreign short-term cash instruments. Each Portfolio may also invest in money market funds, including funds managed by Janus Capital. (See "Investment Company Securities.")

Illiquid Investments

   Each Portfolio may invest up to 15% of its net assets in illiquid investments (i.e., securities that are not readily marketable). The Trustees have authorized Janus Capital to make liquidity determinations with respect to certain securities, including Rule 144A Securities, commercial paper, and municipal lease obligations purchased by the Portfolios. Under the guidelines established by the Trustees, Janus Capital will consider the following factors: (i) the frequency of trades and quoted prices for the security; (ii) the number of dealers willing to purchase or sell the security and the number of other potential purchasers; (iii) the willingness of dealers to undertake to make a market in the security; and (iv) the nature of the security and the nature of the marketplace trades, including the time needed to dispose of the security, the method of soliciting offers, and the mechanics of the transfer. In the case of commercial paper, Janus Capital will also consider whether the paper is traded flat or in default as to principal and interest and any ratings of the paper by a nationally recognized statistical rating organization ("NRSRO"). Certain securities previously deemed liquid may become illiquid in any subsequent assessment of the foregoing factors or other changes. Foreign securities that may be freely traded on or through the facilities of an offshore exchange or other established offshore securities market are not restricted under the Portfolios' liquidity procedures if traded in that market. Such securities will be treated as "restricted" if traded in the United States because foreign securities are not registered for sale under the U.S. Securities Act of 1933, as amended (the "1933 Act").


   If illiquid securities exceed 15% of a Portfolio's net assets after the time of purchase, the Portfolio will take steps to reduce in an orderly fashion its holdings of illiquid securities. Because illiquid securities may not be readily marketable, the portfolio managers may not be able to dispose of them in a timely manner. As a result, the Portfolio may be forced to hold illiquid securities while their price depreciates. Depreciation in the price of illiquid securities may cause the NAV of a Portfolio to decline.



   Each Portfolio may invest up to 5% of its total assets in venture capital investments, although no more than 0.5% of its total assets will be invested in any one venture capital company. Venture capital investments are investments in new and early stage companies whose securities are not publicly traded. These investments may present significant opportunities for capital appreciation but involve a high degree of risk that can result in substantial losses. The Portfolios may not be able to sell such investments when the portfolio managers deem it appropriate to do so due to restrictions on their sale. In addition, the Portfolios may be forced to sell their venture capital investments at less than fair market value. Where venture capital investments must be registered prior to their sale, the Portfolios may be obligated to pay all or part of the registration expenses. Any of these situations may result in a decrease in a Portfolio's NAV.


Securities Lending

   Under procedures adopted by the Trustees, the Portfolios may lend securities to qualified parties (typically brokers or other financial institutions) who need to borrow securities in order to complete certain transactions such as covering short sales, avoiding failures to deliver securities, or completing arbitrage activities. The Portfolios may seek to earn additional income through securities lending. There is the risk of delay in recovering a loaned security or the risk of loss in collateral rights if the borrower fails financially. In addition, Janus Capital makes efforts to balance the benefits and risks from granting such loans. The Portfolios do not have the right to vote on securities while they are being lent; however, the Portfolios may attempt to call back the loan and vote the proxy if time permits. All loans will be continuously secured by collateral which may consist of cash, U.S. Government securities, domestic and foreign short-term debt instruments, letters of credit, money market mutual funds or other money market accounts, or such other collateral as permitted by the SEC. Cash collateral may be invested in affiliated money market funds or other accounts advised by Janus Capital to the extent consistent with exemptive relief obtained from the SEC or as permitted by the 1940 Act and rules promulgated thereunder. Cash collateral may also be invested in unaffiliated money market funds or other accounts.

Foreign Securities

   Unless otherwise limited by its specific investment policies, each Portfolio may invest without limit in foreign securities either indirectly (e.g., depositary receipts) or directly in foreign markets, including emerging markets. Investments in foreign securities, including those of foreign governments, may involve greater risks than investing in domestic securities because a Portfolio's performance may depend on factors other than the performance of a particular company. These factors include:

   CURRENCY RISK. As long as a Portfolio holds a foreign security, its value will be affected by the value of the local currency relative to the U.S. dollar. When a Portfolio sells a foreign denominated security, its value may be worth less in U.S. dollars even if the security increases in value in its home country. U.S. dollar-denominated securities of foreign issuers may also be affected by currency risk due to the overall impact of exposure to the issuer's local currency.

   POLITICAL AND ECONOMIC RISK. Foreign investments may be subject to heightened political and economic risks, particularly in emerging markets which may have relatively unstable governments, immature economic structures, national policies restricting investments by foreigners, different legal systems, and economies based on only a few industries. In some countries, there is the risk that the government may take over the assets or operations of a company or that the government may impose taxes or limits on the removal of a Portfolio's assets from that country.

   REGULATORY RISK. There may be less government supervision of foreign markets. As a result, foreign issuers may not be subject to the uniform accounting, auditing, and financial reporting standards and practices applicable to domestic issuers and there may be less publicly available information about foreign issuers.

   MARKET RISK. Foreign securities markets, particularly those of emerging market countries, may be less liquid and more volatile than domestic markets. Certain markets may require payment for securities before delivery and delays may be encountered in settling securities transactions. In some foreign markets, there may not be protection against failure by other parties to complete transactions. Such factors may hinder a Portfolio's ability to buy and sell emerging market securities in a timely manner, affecting the Portfolio's investment strategies and potentially affecting the value of the Portfolio.

   TRANSACTION COSTS. Costs of buying, selling, and holding foreign securities, including brokerage, tax, and custody costs, may be higher than those involved in domestic transactions.


   EMERGING MARKETS. Within the parameters of their specific investment policies, the Portfolios may invest their assets in a company or companies from one or more "developing countries" or "emerging markets." Such countries include, but are not limited to, countries included in the Morgan Stanley Capital International ("MSCI") Emerging Markets Index(SM). Investing in emerging markets involves certain risks not typically associated with investing in the United States, and imposes risks greater than, or in addition to, risks of investing in more developed foreign countries. In many developing markets, there is less government supervision and regulation of business and industry practices, stock exchanges, brokers, and listed companies than in more developed markets. There is a risk in developing countries that a future economic or political crisis could lead to price controls, forced mergers of companies, expropriation or confiscatory taxation, seizure, nationalization, or creation of government monopolies, any of which may have a detrimental effect on a Portfolio's investments. Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation or deflation for many years, and future inflation may adversely affect the economies and securities markets of such countries. The securities markets of many of the countries in which the Portfolios may invest may also be smaller, less liquid, and subject to greater price volatility than those in the United States. In the event of a default on any investments in foreign debt obligations, it may be more difficult for the Portfolios to obtain or to enforce a judgment against the issuers of such securities. In addition, there may be little financial or accounting information available with respect to issuers of emerging market securities, and it may be difficult as a result to assess the value of an investment in such securities. The Portfolios may be subject to emerging markets risk to the extent that they invest in companies which are not considered to be from emerging markets, but which have customers, products, or transactions associated with emerging markets. A summary of each Portfolio's investments by country is contained in the Portfolios' shareholder reports and Form N-Q reports, which are filed with the SEC.


Short Sales

   Each Portfolio may engage in "short sales against the box." This technique involves selling either a security that a Portfolio owns, or a security equivalent in kind and amount to the security sold short that the Portfolio has the right to obtain, for delivery at a specified date in the future. A Portfolio may enter into a short sale against the box to hedge against anticipated declines in the market price of portfolio securities. If the value of the securities sold short increases prior to the scheduled delivery date, a Portfolio loses the opportunity to participate in the gain.


   The Portfolios may also engage in "naked" (uncovered) short sales. A Portfolio may engage in naked short sales when the portfolio managers anticipate that a security's market purchase price will be less than its borrowing price. In a naked short sale transaction, a Portfolio sells a security it does not own to a purchaser at a specified price. To complete a naked short sale, a Portfolio must: (i) borrow the security to deliver it to the purchaser and (ii) buy that same security in the market to return it to the lender. Naked short sales involve the same fundamental risk as short sales against the box, as described in the previous paragraph. In addition, a Portfolio may incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the Portfolio replaces the borrowed security, and the Portfolio may realize a gain if the security declines in price between those same dates. Although a Portfolio's potential for gain as a result of a short sale is limited to the price at which it sold the security short less the cost of borrowing the security, the potential for loss is theoretically unlimited because there is no limit to the cost of replacing the borrowed security. To borrow the security, a Portfolio may also be required to pay a premium, which would increase the cost of the security sold.


   The Portfolios may not always be able to close out a short position at a particular time or at an acceptable price. A lender may request that the borrowed securities be returned to it on short notice, and a Portfolio may have to buy the borrowed securities at an unfavorable price. If this occurs at a time that other short sellers of the same security also want to close out their positions, a "short squeeze" can occur. A short squeeze occurs when demand is greater than supply for the stock sold short. A short squeeze makes it more likely that a Portfolio will have to cover its short sale at an unfavorable price. If that happens, the Portfolio may lose some or all of the potential profit from, or even incur a loss as a result of, the short sale.

   Until a Portfolio closes its short position or replaces the borrowed security, the Portfolio may designate liquid assets it owns (other than the short sale proceeds) as segregated assets to the books of the broker and/or its custodian in an amount equal to its obligation to purchase the securities sold short, as required by the 1940 Act. The amount segregated in this manner is expected to be increased or decreased each business day equal to the change in market value of the Portfolio's obligation to purchase the security sold short. The proceeds of the short sale will be retained by the broker, to the extent necessary to meet the margin requirements, until the short position is closed out. If the lending broker requires the Portfolio to deposit additional collateral (in addition to the short sales proceeds that the broker holds during the period of the short sale), which may be as much as 50% of the value of the securities sold short, the amount of the additional collateral may be deducted in determining the amount of cash or liquid assets the

   Portfolio is required to segregate to cover the short sale obligation pursuant to the 1940 Act. The amount segregated must be unencumbered by any other obligation or claim other than the obligation that is being covered. A Portfolio believes that short sale obligations that are covered, either by an offsetting asset or right (acquiring the security sold short or having an option to purchase the security sold short at an exercise price that covers the obligation), or by the Portfolio's segregated asset procedures (or a combination thereof), are not senior securities under the 1940 Act and are not subject to the Portfolio's borrowing restrictions. This requirement to segregate assets limits a Portfolio's leveraging of its investments and the related risk of losses from leveraging. A Portfolio also is required to pay the lender of the security any dividends or interest that accrue on a borrowed security during the period of the loan. Depending on the arrangements made with the broker or custodian, a Portfolio may or may not receive any payments (including interest) on collateral it has deposited with the broker. The total market value of all of a Portfolio's naked short sale positions will not exceed 10% of its net assets.


Zero Coupon, Step Coupon, and Pay-In-Kind Securities

   Within the parameters of its specific investment policies, each Portfolio may invest up to 10% of its assets in zero coupon, pay-in-kind, and step coupon securities. Zero coupon bonds are issued and traded at a discount from their face value. They do not entitle the holder to any periodic payment of interest prior to maturity. Step coupon bonds are high-quality issues with above-market interest rates and a coupon that increases over the life of the bond. They may pay monthly, semiannual, or annual interest payments. On the date of each coupon payment, the issuer decides whether to call the bond at par or whether to extend it until the next payment date at the new coupon rate. Pay-in-kind bonds normally give the issuer an option to pay cash at a coupon payment date or give the holder of the security a similar bond with the same coupon rate and a face value equal to the amount of the coupon payment that would have been made. For the purposes of any Portfolio's restriction on investing in income-producing securities, income-producing securities include securities that make periodic interest payments as well as those that make interest payments on a deferred basis or pay interest only at maturity (e.g., Treasury bills or zero coupon bonds).

   Current federal income tax law requires holders of zero coupon securities and step coupon securities to report the portion of the original issue discount on such securities that accrues during a given year as interest income, even though the holders receive no cash payments of interest during the year. In order to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, a Portfolio must distribute its investment company taxable income, including the original issue discount accrued on zero coupon or step coupon bonds. Because a Portfolio will not receive cash payments on a current basis with respect to accrued original-issue discount on zero coupon bonds or step coupon bonds during the period before interest payments begin, in some years that Portfolio may have to distribute cash obtained from other sources in order to satisfy the distribution requirements under the Internal Revenue Code. A Portfolio may obtain such cash from selling other portfolio holdings which may cause that Portfolio to incur capital gains or losses on the sale. Additionally, these actions are likely to reduce the assets to which Portfolio expenses could be allocated and to reduce the rate of return for that Portfolio. In some circumstances, such sales might be necessary in order to satisfy cash distribution requirements even though investment considerations might otherwise make it undesirable for a Portfolio to sell the securities at the time.

   Generally, the market prices of zero coupon, step coupon, and pay-in-kind securities are more volatile than the prices of securities that pay interest periodically and in cash and are likely to respond to changes in interest rates to a greater degree than other types of debt securities having similar maturities and credit quality.

Pass-Through Securities

   The Portfolios may invest in various types of pass-through securities, such as mortgage-backed securities, asset-backed securities, credit-linked trust certificates, traded custody receipts, and participation interests. A pass-through security is a share or certificate of interest in a pool of debt obligations that have been repackaged by an intermediary, such as a bank or broker-dealer. The purchaser of a pass-through security receives an undivided interest in the underlying pool of securities. The issuers of the underlying securities make interest and principal payments to the intermediary which are passed through to purchasers, such as the Portfolios. The most common type of pass-through securities are mortgage-backed securities. Ginnie Mae Certificates are mortgage-backed securities that evidence an undivided interest in a pool of mortgage loans. Ginnie Mae Certificates differ from bonds in that principal is paid back monthly by the borrowers over the term of the loan rather than returned in a lump sum at maturity. A Portfolio will generally purchase "modified pass-through" Ginnie Mae Certificates, which entitle the holder to receive a share of all interest and principal payments paid and owned on the mortgage pool, net of fees paid to the "issuer" and Ginnie Mae, regardless of whether or not the mortgagor actually makes the payment. Ginnie Mae Certificates are backed as to the timely payment of principal and interest by the full faith and credit of the U.S. Government.

   Freddie Mac issues two types of mortgage pass-through securities: mortgage participation certificates ("PCs") and guaranteed mortgage certificates ("GMCs"). PCs resemble Ginnie Mae Certificates in that each PC represents a pro rata share of all interest and principal payments made and owned on the underlying pool. Freddie Mac guarantees timely payments of interest on PCs and the full return of principal. GMCs also represent a pro rata interest in a pool of mortgages. However, these instruments pay interest semiannually and return principal once a year in guaranteed minimum payments. This type of security is guaranteed by Freddie Mac as to timely payment of principal and interest but it is not guaranteed by the full faith and credit of the U.S. Government.

   Fannie Mae issues guaranteed mortgage pass-through certificates ("Fannie Mae Certificates"). Fannie Mae Certificates resemble Ginnie Mae Certificates in that each Fannie Mae Certificate represents a pro rata share of all interest and principal payments made and owned on the underlying pool. This type of security is guaranteed by Fannie Mae as to timely payment of principal and interest but it is not guaranteed by the full faith and credit of the U.S. Government.

   Except for GMCs, each of the mortgage-backed securities described above is characterized by monthly payments to the holder, reflecting the monthly payments made by the borrowers who received the underlying mortgage loans. The payments to the security holders (such as the Portfolios), like the payments on the underlying loans, represent both principal and interest. Although the underlying mortgage loans are for specified periods of time, such as 20 or 30 years, the borrowers can, and typically do, pay them off sooner. Thus, the security holders frequently receive prepayments of principal in addition to the principal that is part of the regular monthly payments. The portfolio managers will consider estimated prepayment rates in calculating the average-weighted maturity of a Portfolio. A borrower is more likely to prepay a mortgage that bears a relatively high rate of interest. This means that in times of declining interest rates, higher yielding mortgage-backed securities held by a Portfolio might be converted to cash and that Portfolio will be forced to accept lower interest rates when that cash is used to purchase additional securities in the mortgage-backed securities sector or in other investment sectors. Additionally, prepayments during such periods will limit a Portfolio's ability to participate in as large a market gain as may be experienced with a comparable security not subject to prepayment.

   Asset-backed securities represent interests in pools of consumer loans and are backed by paper or accounts receivables originated by banks, credit card companies, or other providers of credit. Generally, the originating bank or credit provider is neither the obligor nor the guarantor of the security, and interest and principal payments ultimately depend upon payment of the underlying loans by individuals. Tax-exempt asset-backed securities include units of beneficial interests in pools of purchase contracts, financing leases, and sales agreements that may be created when a municipality enters into an installment purchase contract or lease with a vendor. Such securities may be secured by the assets purchased or leased by the municipality; however, if the municipality stops making payments, there generally will be no recourse against the vendor. The market for tax-exempt, asset-backed securities is still relatively new. These obligations are likely to involve unscheduled prepayments of principal.

   The Portfolios also may invest in pass-through securities, which are interests evidencing direct ownership of a pool of debt securities. Holders of the interests are entitled to receive distributions of interest, principal, and other payments on each of the underlying debt securities (less expenses), and in some cases distributions of the underlying debt securities. The underlying debt securities have a specified maturity but are subject to prepayment risk because if an issuer prepays the principal, a Portfolio may have additional cash to invest at a time when prevailing interest rates have declined and reinvestment of such additional funds is made at a lower rate. The value of the underlying debt securities may change due to changes in market interest rates. If interest rates rise, the value of the underlying debt securities, and therefore the value of the pass-through security, may decline. If the underlying debt securities are high-yield securities, the risks associated with high-yield/high-risk securities discussed in this SAI and in the Portfolios' Prospectuses may apply.

Investment Company Securities

   From time to time, the Portfolios may invest in securities of other investment companies, subject to the provisions of the 1940 Act and any applicable SEC exemptive orders. Section 12(d)(1) of the 1940 Act prohibits a Portfolio from acquiring: (i) more than 3% of another investment company's voting stock; (ii) securities of another investment company with a value in excess of 5% of a Portfolio's total assets; or (iii) securities of such other investment company and all other investment companies owned by a Portfolio having a value in excess of 10% of the Portfolio's total assets. In addition,
   Section 12(d)(1) prohibits another investment company from selling its shares to a Portfolio if, after the sale: (i) the Portfolio owns more than 3% of the other investment company's voting stock or (ii) the Portfolio and other investment companies, and companies controlled by them, own more than 10% of the voting stock of such other investment company. The Portfolios may invest their cash holdings in affiliated or non-affiliated money market funds and purchase unlimited shares of funds managed by Janus Capital, as permitted by the 1940 Act and rules promulgated thereunder and/or an SEC exemptive order.

   Investment companies may include index-based investments such as exchange-traded funds ("ETFs"), which hold substantially all of their assets in securities representing their specific index. Accordingly, the main risk of investing in index-based investments is the same as investing in a portfolio of equity securities comprising the index. As a shareholder of another investment company, a Portfolio would bear its pro rata portion of the other investment company's expenses, including advisory fees, in addition to the expenses the Portfolio bears directly in connection with its own operation. The market prices of index-based investments will fluctuate in accordance with both changes in the market value of their underlying portfolio securities and due to supply and demand for the instruments on the exchanges on which they are traded (which may result in their trading at a discount or premium to their NAVs). Index-based investments may not replicate exactly the performance of their specific index because of transaction costs and because of the temporary unavailability of certain component securities of the index. Some ETFs have obtained exemptive orders permitting other investment companies, such as the Portfolios, to acquire their securities in excess of the limits of the 1940 Act.

Depositary Receipts

   Each Portfolio may invest in sponsored and unsponsored American Depositary Receipts ("ADRs"), which are receipts issued by an American bank or trust company evidencing ownership of underlying securities issued by a foreign issuer. ADRs, in registered form, are designed for use in U.S. securities markets. Unsponsored ADRs may be created without the participation of the foreign issuer. Holders of these ADRs generally bear all the costs of the ADR facility, whereas foreign issuers typically bear certain costs in a sponsored ADR. The bank or trust company depositary of an unsponsored ADR may be under no obligation to distribute shareholder communications received from the foreign issuer or to pass through voting rights. The Portfolios may also invest in European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs"), and in other similar instruments representing securities of foreign companies. EDRs and GDRs are securities that are typically issued by foreign banks or foreign trust companies, although U.S. banks or U.S. trust companies may issue them. EDRs and GDRs are structured similarly to the arrangements of ADRs. EDRs, in bearer form, are designed for use in European securities markets.


   Depositary Receipts are generally subject to the same sort of risks as direct investments in a foreign country, such as currency risk, political and economic risk, and market risk, because their values depend on the performance of a foreign security denominated in its home currency. The risks of foreign investing are addressed in some detail in the Portfolios' Prospectuses.

U.S. Government Securities

   To the extent permitted by its investment objective and policies, each Portfolio may invest in U.S. Government securities. The 1940 Act defines U.S. Government securities to include securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities. U.S. Government securities may also include repurchase agreements collateralized by and municipal securities escrowed with or refunded with U.S. Government securities. U.S. Government securities in which a Portfolio may invest include U.S. Treasury securities and obligations issued or guaranteed by U.S. Government agencies and instrumentalities that are backed by the full faith and credit of the U.S. Government, such as those issued or guaranteed by the Small Business Administration, Maritime Administration, Export-Import Bank of the United States, Farmers Home Administration, Federal Housing Administration, and Ginnie Mae. In addition, U.S. Government securities in which a Portfolio may invest include securities backed only by the rights of the issuers to borrow from the U.S. Treasury, such as those issued by the Federal Farm Credit Bank, Federal Intermediate Credit Banks, Tennessee Valley Authority, and Freddie Mac. Securities issued by Fannie Mae, the Federal Home Loan Banks, and the Student Loan Marketing Association ("Sallie Mae") are supported by the discretionary authority of the U.S. Government to purchase the obligations. There is no guarantee that the U.S. Government will support securities not backed by its full faith and credit. Accordingly, although these securities have historically involved little risk of loss of principal if held to maturity, they may involve more risk than securities backed by the full faith and credit of the U.S. Government because the Portfolios must look principally to the agency or instrumentality issuing or guaranteeing the securities for repayment and may not be able to assert a claim against the United States if the agency or instrumentality does not meet its commitment.

Municipal Obligations

   The Portfolios may invest in municipal obligations issued by states, territories, and possessions of the United States and the District of Columbia. The value of municipal obligations can be affected by changes in their actual or perceived credit quality. The credit quality of municipal obligations can be affected by, among other things, the financial condition of the issuer or guarantor, the issuer's future borrowing plans and sources of revenue, the economic feasibility of the revenue bond project or general borrowing purpose, political or economic developments in the region where the security is issued, and the liquidity of the security. Because municipal securities are generally traded over-the-counter, the liquidity of a particular issue often depends on the willingness of dealers to make a market in the security. The liquidity of some municipal obligations may be enhanced by demand features, which would enable a Portfolio to demand payment on short notice from the issuer or a financial intermediary.

Other Income-Producing Securities

   Other types of income-producing securities that the Portfolios may purchase include, but are not limited to, the following types of securities:

   VARIABLE AND FLOATING RATE OBLIGATIONS. These types of securities have variable or floating rates of interest and, under certain limited circumstances, may have varying principal amounts. Variable and floating rate securities pay interest at rates that are adjusted periodically according to a specified formula, usually with reference to some interest rate index or market interest rate (the "underlying index"). The floating rate tends to decrease the security's price sensitivity to changes in interest rates. These types of securities are relatively long-term instruments that often carry demand features permitting the holder to demand payment of principal at any time or at specified intervals prior to maturity.


   In order to most effectively use these investments, the portfolio managers must correctly assess probable movements in interest rates. This involves different skills than those used to select most portfolio securities. If the portfolio managers incorrectly forecast such movements, a Portfolio could be adversely affected by the use of variable or floating rate obligations.


   STANDBY COMMITMENTS. These instruments, which are similar to a put, give a Portfolio the option to obligate a broker-dealer or bank to repurchase a security held by that Portfolio at a specified price.

   TENDER OPTION BONDS. Tender option bonds are relatively long-term bonds that are coupled with the option to tender the securities to a bank, broker-dealer, or other financial institution at periodic intervals and receive the face value of the bond. This investment structure is commonly used as a means of enhancing a security's liquidity.

   INVERSE FLOATERS. Inverse floaters are debt instruments whose interest bears an inverse relationship to the interest rate on another security. No Portfolio will invest more than 5% of its assets in inverse floaters. Similar to variable and floating rate obligations, effective use of inverse floaters requires skills different from those needed to select most portfolio securities. If movements in interest rates are incorrectly anticipated, a Portfolio could lose money or its NAV could decline by the use of inverse floaters.

   STRIP BONDS. Strip bonds are debt securities that are stripped of their interest (usually by a financial intermediary) after the securities are issued. The market value of these securities generally fluctuates more in response to changes in interest rates than interest-paying securities of comparable maturity.

   The Portfolios will purchase standby commitments, tender option bonds, and instruments with demand features primarily for the purpose of increasing the liquidity of their portfolio holdings.


Real Estate Investment Trusts ("REITs")



   REITs are sometimes informally characterized as equity REITs, mortgage REITs, and hybrid REITs. Investment in REITs may subject a Fund to risks associated with the direct ownership of real estate, such as decreases in real estate values, overbuilding, increased competition, and other risks related to local or general economic conditions, increases in operating costs and property taxes, changes in zoning laws, casualty or condemnation losses, possible environmental liabilities, regulatory limitations on rent, and fluctuations in rental income. Equity REITs generally experience these risks directly through fee or leasehold interests, whereas mortgage REITs generally experience these risks indirectly through mortgage interests, unless the mortgage REIT forecloses on the underlying real estate. Changes in interest rates may also affect the value of a Portfolio's investment in REITs. For instance, during periods of declining interest rates, certain mortgage REITs may hold mortgages that the mortgagors elect to prepay, which prepayment may diminish the yield on securities issues by those REITs.



   Certain REITs have relatively small market capitalizations, which may tend to increase the volatility of the market price of their securities. Furthermore, REITs are dependent upon specialized management skills, have limited diversification and are, therefore, subject to risks inherent in operating and financing a limited number of projects. REITs are also subject to heavy cash flow dependency, defaults by borrowers and the possibility of failing to qualify for tax-free pass-through of income under the Internal Revenue Code and to maintain exemption from the registration requirements of the 1940 Act. By investing in REITs indirectly through a Portfolio, a shareholder will bear not only his or her proportionate share of the expenses of a Portfolio, but also, indirectly, similar expenses of the REITs. In addition, REITs depend generally on their ability to generate cash flow to make distributions to shareholders.


Repurchase and Reverse Repurchase Agreements

   In a repurchase agreement, a Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date within a number of days (usually not more than seven) from the date of purchase. The resale price consists of the purchase price plus an agreed upon incremental amount that is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value (at least equal to the amount of the agreed upon resale price and marked-to-market daily) of the underlying security or "collateral." A risk associated with repurchase agreements is the failure of the seller to repurchase the securities as agreed, which may cause a Portfolio to suffer a loss if the market value of such securities declines before they can be liquidated on the open market. In the event of bankruptcy or insolvency of the seller, a Portfolio may encounter delays and incur costs in liquidating the underlying security. Repurchase agreements that mature in more than seven days are subject to the 15% limit on illiquid investments. While it is not possible to eliminate all risks from these transactions, it is the policy of the Portfolios to limit repurchase agreements to those parties whose creditworthiness has been reviewed and found satisfactory by Janus Capital.

   A Portfolio may use reverse repurchase agreements to obtain cash to satisfy unusually heavy redemption requests or for other temporary or emergency purposes without the necessity of selling portfolio securities, or to earn additional income on portfolio securities, such as Treasury bills or notes. In a reverse repurchase agreement, a Portfolio sells a portfolio security to another party, such as a bank or broker-dealer, in return for cash and agrees to repurchase the instrument at a particular price and time. While a reverse repurchase agreement is outstanding, a Portfolio will maintain cash and appropriate liquid assets in a segregated custodial account to cover its obligation under the agreement. A Portfolio will enter into reverse repurchase agreements only with parties that Janus Capital deems creditworthy. Using reverse repurchase agreements to earn additional income involves the risk that the interest earned on the invested proceeds is less than the expense of the reverse repurchase agreement transaction. This technique may also have a leveraging effect on a Portfolio, although the Portfolio's intent to segregate assets in the amount of the reverse repurchase agreement minimizes this effect.

High-Yield/High-Risk Bonds

   Within the parameters of its specific investment policies, no Portfolio intends to invest more than 35% of its net assets in bonds that are rated below investment grade (i.e., bonds rated BB+ or lower by Standard & Poor's Ratings Service and Fitch, Inc., or Ba or lower by Moody's Investors Service, Inc.). Lower rated bonds involve a higher degree of credit risk, which is the risk that the issuer will not make interest or principal payments when due. In the event of an unanticipated default, a Portfolio would experience a reduction in its income, and could expect a decline in the market value of the bonds so affected.


   Any Portfolio may also invest in unrated bonds of foreign and domestic issuers. Unrated bonds may be included in the 35% limit on investments in bonds rated below investment grade unless its portfolio managers deem such securities to be the equivalent of investment grade bonds. Unrated bonds, while not necessarily of lower quality than rated bonds, may not have as broad a market. Because of the size and perceived demand of the issue, among other factors, certain municipalities may not incur the costs of obtaining a rating. A Portfolio's portfolio managers will analyze the creditworthiness of the issuer, as well as any financial institution or other party responsible for payments on the bond, in determining whether to purchase unrated municipal bonds.


   The secondary market on which high-yield securities are traded may be less liquid than the market for investment grade securities. The lack of a liquid secondary market may have an adverse impact on the market price of the security. When secondary markets for high-yield securities are less liquid than the market for investment grade securities, it also may be more difficult to value the securities because valuation may require more research, and elements of judgment may play a larger role in the valuation because there is less reliable, objective data available.

   Please refer to the "Explanation of Rating Categories" section of this SAI for a description of bond rating categories.

Defaulted Securities


   A Portfolio may hold defaulted securities if its portfolio managers believe, based upon their analysis of the financial condition, results of operations and economic outlook of an issuer, that there is potential for resumption of income payments and that the securities offer an unusual opportunity for capital appreciation. Defaulted securities will be included in limits on investments in bonds rated below investment grade. Notwithstanding the portfolio managers' belief about the resumption of income, however, the purchase of any security on which payment of interest or dividends is suspended involves a high degree of risk. Such risk includes, among other things, the following:


   FINANCIAL AND MARKET RISKS. Investments in securities that are in default involve a high degree of financial and market risks that can result in substantial or, at times, even total losses. Issuers of defaulted securities may have substantial capital needs and may become involved in bankruptcy or reorganization proceedings. Among the problems involved in investments in such issuers is the fact that it may be difficult to obtain information about the condition of such issuers. The market prices of such securities also are subject to abrupt and erratic movements and above average price volatility, and the spread between the bid and asked prices of such securities may be greater than normally expected.


   DISPOSITION OF PORTFOLIO SECURITIES. Although the Portfolios generally will purchase securities for which their portfolio managers expect an active market to be maintained, defaulted securities may be less actively traded than other securities and it may be difficult to dispose of substantial holdings of such securities at prevailing market prices. The Portfolios will limit holdings of any such securities to amounts that the portfolio managers believe could be readily sold, and holdings of such securities would, in any event, be limited so as not to limit the Portfolios' ability to readily dispose of securities to meet redemptions.


   OTHER. Defaulted securities require active monitoring and may, at times, require participation in bankruptcy or receivership proceedings on behalf of the Portfolios.

Futures, Options, and Other Derivative Instruments


   FUTURES CONTRACTS. The Portfolios may enter into contracts for the purchase or sale for future delivery of equity securities, fixed-income securities, foreign currencies, or contracts based on financial indices, including indices of U.S. Government securities, foreign government securities, equity or fixed-income securities. U.S. futures contracts are traded on exchanges which have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC") and must be executed through a futures commission merchant ("FCM"), or brokerage firm, which is a member of the relevant contract market. Through their clearing corporations, the exchanges guarantee performance of the contracts as between the clearing members of the exchange.


   The buyer or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, both the buyer and seller are required to deposit "initial margin" for the benefit of the FCM when the contract is entered into. Initial margin deposits are equal to a percentage of the contract's value, as set by the exchange on which the contract is traded, and currently may be maintained in cash or certain other liquid assets by the Portfolios' custodian or subcustodian for the benefit of the FCM. Initial margin payments are similar to good faith deposits or performance bonds. Unlike margin extended by a securities broker, initial margin payments do not constitute purchasing securities on margin for purposes of the Portfolio's investment limitations. If the value of either party's position declines, that party will be required to make additional "variation margin" payments for the benefit of the FCM to settle the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. In the event of the bankruptcy of the FCM that holds margin on behalf of a Portfolio, that Portfolio may be entitled to return of margin owed to such Portfolio only in proportion to the amount received by the FCM's other customers. Janus Capital will attempt to minimize the risk by careful monitoring of the creditworthiness of the FCMs with which the Portfolios do business. FCMs may no longer maintain margin assets with the Portfolios' custodian or subcustodian and are required to hold such accounts directly.

   The Portfolios may enter into futures contracts and related options as permitted under CFTC Rule 4.5. The Portfolios have claimed exclusion from the definition of the term "commodity pool operator" adopted by the CFTC and the National Futures Association, which regulate trading in the futures markets. Therefore, the Portfolios are not subject to commodity pool operator registration and regulation under the Commodity Exchange Act.

   Although a Portfolio will segregate cash and liquid assets in an amount sufficient to cover its open futures obligations, the segregated assets would be available to that Portfolio immediately upon closing out the futures position; however, closing out open futures positions through customary settlement procedures could take several days. Because a Portfolio's cash that may otherwise be invested would be held uninvested or invested in other liquid assets so long as the futures position remains open, such Portfolio's return could be diminished due to the opportunity losses of foregoing other potential investments.

   The Portfolios may enter into futures contracts to gain exposure to the stock market pending investment of cash balances or to meet liquidity needs. A Portfolio may also enter into futures contracts to protect itself from fluctuations in the value of individual securities or the securities markets generally, or interest rate fluctuations without actually buying or selling the underlying debt or equity security. For example, if the Portfolio anticipates an increase in the price of stocks, and it intends to purchase stocks at a later time, that Portfolio could enter into a futures contract to purchase a stock index as a temporary substitute for stock purchases. If an increase in the market occurs that influences the stock index as anticipated, the value of the futures contracts will increase, thereby serving as a hedge against that Portfolio not participating in a market advance. This technique is sometimes known as an anticipatory hedge. A Portfolio may also use this technique with respect to an individual company's stock. To the extent a Portfolio enters into futures contracts for this purpose, the segregated assets maintained to cover such Portfolio's obligations with respect to the futures contracts will consist of liquid assets from its portfolio in an amount equal to the difference between the contract price and the aggregate value of the initial and variation margin payments made by that Portfolio with respect to the futures contracts. Conversely, if a Portfolio holds stocks and seeks to protect itself from a decrease in stock prices, the Portfolio might sell stock index futures contracts, thereby hoping to offset the potential decline in the value of its portfolio securities by a corresponding increase in the value of the futures contract position. Similarly, if a Portfolio holds an individual company's stock and expects the price of that stock to decline, the Portfolio may sell a futures contract on that stock in hopes of offsetting the potential decline in the company's stock price. A Portfolio could protect against a decline in stock prices by selling portfolio securities and investing in money market instruments, but the use of futures contracts enables it to maintain a defensive position without having to sell portfolio securities.


   If a Portfolio owns bonds and the portfolio managers expect interest rates to increase, that Portfolio may take a short position in interest rate futures contracts. Taking such a position would have much the same effect as that Portfolio selling bonds in its portfolio. If interest rates increase as anticipated, the value of the bonds would decline, but the value of that Portfolio's interest rate futures contract would increase, thereby keeping the NAV of that Portfolio from declining as much as it may have otherwise. If, on the other hand, the portfolio managers expect interest rates to decline, that Portfolio may take a long position in interest rate futures contracts in anticipation of later closing out the futures position and purchasing the bonds. Although a Portfolio can accomplish similar results by buying securities with long maturities and selling securities with short maturities, given the greater liquidity of the futures market than the cash market, it may be possible to accomplish the same result more easily and more quickly by using futures contracts as an investment tool to reduce risk.



   The ordinary spreads between prices in the cash and futures markets, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial margin and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close out futures contracts through offsetting transactions which could distort the normal price relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery of the instrument underlying a futures contract. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced and prices in the futures market distorted. Third, from the point of view of speculators, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of the foregoing distortions, a correct forecast of general price trends by the portfolio managers still may not result in a successful use of futures.



   Futures contracts entail risks. There is no guarantee that derivative investments will benefit the Portfolios. A Portfolio's performance could be worse than if the Portfolio had not used such instruments. For example, if a Portfolio has hedged against the effects of a possible decrease in prices of securities held in its portfolio and prices increase instead, that Portfolio will lose part or all of the benefit of the increased value of these securities because of offsetting losses in its futures positions. This risk may be magnified for single stock futures transactions, as the portfolio managers must predict the direction of the price of an individual stock, as opposed to securities prices generally. In addition, if a Portfolio has insufficient cash, it may have to sell securities from its portfolio to meet daily variation margin requirements. Those sales may be, but will not necessarily be, at increased prices which reflect the rising market and may occur at a time when the sales are disadvantageous to such Portfolio.

   The prices of futures contracts depend primarily on the value of their underlying instruments. Because there are a limited number of types of futures contracts, it is possible that the standardized futures contracts available to a Portfolio will not match exactly such Portfolio's current or potential investments. A Portfolio may buy and sell futures contracts based on underlying instruments with different characteristics from the securities in which it typically invests - for example, by hedging investments in portfolio securities with a futures contract based on a broad index of securities - which involves a risk that the futures position will not correlate precisely with the performance of such Portfolio's investments.

   Futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments closely correlate with a Portfolio's investments, such as with a single stock futures contract. Futures prices are affected by factors such as current and anticipated short-term interest rates, changes in volatility of the underlying instruments, and the time remaining until expiration of the contract. Those factors may affect securities prices differently from futures prices. Imperfect correlations between a Portfolio's investments and its futures positions also may result from differing levels of demand in the futures markets and the securities markets, from structural differences in how futures and securities are traded, and from imposition of daily price fluctuation limits for futures contracts. A Portfolio may buy or sell futures contracts with a greater or lesser value than the securities it wishes to hedge or is considering purchasing in order to attempt to compensate for differences in historical volatility between the futures contract and the securities, although this may not be successful in all cases. If price changes in a Portfolio's futures positions are poorly correlated with its other investments, its futures positions may fail to produce desired gains or result in losses that are not offset by the gains in that Portfolio's other investments.

   Because futures contracts are generally settled within a day from the date they are closed out, compared with a settlement period of three days for some types of securities, the futures markets can provide superior liquidity to the securities markets. Nevertheless, there is no assurance that a liquid secondary market will exist for any particular futures contract at any particular time. In addition, futures exchanges may establish daily price fluctuation limits for futures contracts and may halt trading if a contract's price moves upward or downward more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached, it may be impossible for a Portfolio to enter into new positions or close out existing positions. If the secondary market for a futures contract is not liquid because of price fluctuation limits or otherwise, a Portfolio may not be able to promptly liquidate unfavorable futures positions and potentially could be required to continue to hold a futures position until the delivery date, regardless of changes in its value. As a result, such Portfolio's access to other assets held to cover its futures positions also could be impaired.

   OPTIONS ON FUTURES CONTRACTS. The Portfolios may buy and write put and call options on futures contracts. An option on a future gives a Portfolio the right (but not the obligation) to buy or sell a futures contract at a specified price on or before a specified date. The purchase of a call option on a futures contract is similar in some respects to the purchase of a call option on an individual security. As with other option transactions, securities will be segregated to cover applicable margin or segregation requirements on open futures contracts. Depending on the pricing of the option compared to either the price of the futures contract upon which it is based or the price of the underlying instrument, ownership of the option may or may not be less risky than ownership of the futures contract or the underlying instrument. As with the purchase of futures contracts, when a Portfolio is not fully invested it may buy a call option on a futures contract to hedge against a market advance.

   The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the security or foreign currency which is deliverable under, or of the index comprising, the futures contract. If the futures price at the expiration of the option is below the exercise price, a Portfolio will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in that Portfolio's holdings. The writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the security or foreign currency which is deliverable under, or of the index comprising, the futures contract. If the futures price at expiration of the option is higher than the exercise price, a Portfolio will retain the full amount of the option premium which provides a partial hedge against any increase in the price of securities which that Portfolio is considering buying. If a call or put option a Portfolio has written is exercised, such Portfolio will incur a loss which will be reduced by the amount of the premium it received. Depending on the degree of correlation between the change in the value of its portfolio securities and changes in the value of the futures positions, a Portfolio's losses from existing options on futures may to some extent be reduced or increased by changes in the value of portfolio securities.

   The purchase of a put option on a futures contract is similar in some respects to the purchase of protective put options on portfolio securities. For example, a Portfolio may buy a put option on a futures contract to hedge its portfolio against the risk of falling prices or rising interest rates.

   The amount of risk a Portfolio assumes when it buys an option on a futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the options bought.

   FORWARD CONTRACTS. A forward contract is an agreement between two parties in which one party is obligated to deliver a stated amount of a stated asset at a specified time in the future and the other party is obligated to pay a specified amount for the assets at the time of delivery. The Portfolios may enter into forward contracts to purchase and sell government securities, equity or income securities, foreign currencies, or other financial instruments. Currently, the Portfolios do not intend to invest in forward contracts other than forward currency contracts. Forward contracts generally are traded in an interbank market conducted directly between traders (usually large commercial banks) and their customers. Unlike futures contracts, which are standardized contracts, forward contracts can be specifically drawn to meet the needs of the parties that enter into them. The parties to a forward contract may agree to offset or terminate the contract before its maturity, or may hold the contract to maturity and complete the contemplated exchange.


   The following discussion summarizes the Portfolios' principal uses of forward foreign currency exchange contracts ("forward currency contracts"). A Portfolio may enter into forward currency contracts with stated contract values of up to the value of that Portfolio's assets. A forward currency contract is an obligation to buy or sell an amount of a specified currency for an agreed price (which may be in U.S. dollars or a foreign currency). A Portfolio may invest for nonhedging purposes such as seeking to enhance return. A Portfolio will exchange foreign currencies for U.S. dollars and for other foreign currencies in the normal course of business and may buy and sell currencies through forward currency contracts in order to fix a price for securities it has agreed to buy or sell ("transaction hedge"). A Portfolio also may hedge some or all of its investments denominated in a foreign currency or exposed to foreign currency fluctuations against a decline in the value of that currency relative to the U.S. dollar by entering into forward currency contracts to sell an amount of that currency (or a proxy currency whose performance is expected to replicate or exceed the performance of that currency relative to the U.S. dollar) approximating the value of some or all of its portfolio securities denominated in or exposed to that currency ("position hedge") or by participating in options or futures contracts with respect to the currency. A Portfolio also may enter into a forward currency contract with respect to a currency where the Portfolio is considering the purchase or sale of investments denominated in that currency but has not yet selected the specific investments ("anticipatory hedge"). In any of these circumstances a Portfolio may, alternatively, enter into a forward currency contract to purchase or sell one foreign currency for a second currency that is expected to perform more favorably relative to the U.S. dollar if the portfolio managers believe there is a reasonable degree of correlation between movements in the two currencies ("cross-hedge").


   These types of hedging minimize the effect of currency appreciation as well as depreciation, but do not eliminate fluctuations in the underlying U.S. dollar equivalent value of the proceeds of or rates of return on a Portfolio's foreign currency denominated portfolio securities. The matching of the increase in value of a forward contract and the decline in the U.S. dollar equivalent value of the foreign currency denominated asset that is the subject of the hedge generally will not be precise. Shifting a Portfolio's currency exposure from one foreign currency to another removes that Portfolio's opportunity to profit from increases in the value of the original currency and involves a risk of increased losses to such Portfolio if its portfolio managers' projection of future exchange rates is inaccurate. Proxy hedges and cross-hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which hedged securities are denominated. Unforeseen changes in currency prices may result in poorer overall performance for a Portfolio than if it had not entered into such contracts.


   In general, the Portfolios cover outstanding forward currency contracts by maintaining liquid portfolio securities denominated in or whose value is tied to the currency underlying the forward contract or the currency being hedged. To the extent that a Portfolio is not able to cover its forward currency positions with underlying portfolio securities, the Portfolios' custodian segregates cash or other liquid assets having a value equal to the aggregate amount of such Portfolio's commitments under forward contracts entered into with respect to position hedges, cross-hedges, and anticipatory hedges. If the value of the securities used to cover a position or the value of segregated assets declines, a Portfolio will find alternative cover or segregate additional cash or other liquid assets on a daily basis so that the value of the covered and segregated assets will be equal to the amount of such Portfolio's commitments with respect to such contracts. As an alternative to segregating assets, a Portfolio may buy call options permitting such Portfolio to buy the amount of foreign currency being hedged by a forward sale contract or a Portfolio may buy put options permitting it to sell the amount of foreign currency subject to a forward buy contract.

   While forward contracts are not currently regulated by the CFTC, the CFTC may in the future assert authority to regulate forward contracts. In such event, the Portfolios' ability to utilize forward contracts may be restricted. In addition, a Portfolio may not always be able to enter into forward contracts at attractive prices and may be limited in its ability to use these contracts to hedge Portfolio assets.

   OPTIONS ON FOREIGN CURRENCIES. The Portfolios may buy and write options on foreign currencies in a manner similar to that in which futures or forward contracts on foreign currencies will be utilized. For example, a decline in the U.S. dollar value of a foreign currency in which portfolio securities are denominated will reduce the U.S. dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of portfolio securities, a Portfolio may buy put options on the foreign currency. If the value of the currency declines, such Portfolio will have the right to sell such currency for a fixed amount in U.S. dollars, thereby offsetting, in whole or in part, the adverse effect on its portfolio.

   Conversely, when a rise in the U.S. dollar value of a currency in which securities to be acquired are denominated is projected, thereby increasing the cost of such securities, a Portfolio may buy call options on the foreign currency. The purchase of such options could offset, at least partially, the effects of the adverse movements in exchange rates. As in the case of other types of options, however, the benefit to a Portfolio from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, if currency exchange rates do not move in the direction or to the extent projected, a Portfolio could sustain losses on transactions in foreign currency options that would require such Portfolio to forego a portion or all of the benefits of advantageous changes in those rates.

   The Portfolios may also write options on foreign currencies. For example, to hedge against a potential decline in the U.S. dollar value of foreign currency denominated securities due to adverse fluctuations in exchange rates, a Portfolio could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option will most likely not be exercised and the decline in value of portfolio securities will be offset by the amount of the premium received.

   Similarly, instead of purchasing a call option to hedge against a potential increase in the U.S. dollar cost of securities to be acquired, a Portfolio could write a put option on the relevant currency which, if rates move in the manner projected, should expire unexercised and allow that Portfolio to hedge the increased cost up to the amount of the premium. As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium. If exchange rates do not move in the expected direction, the option may be exercised and a Portfolio would be required to buy or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on foreign currencies, a Portfolio also may lose all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.

   The Portfolios may write covered call options on foreign currencies. A call option written on a foreign currency by a Portfolio is "covered" if that Portfolio owns the foreign currency underlying the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other foreign currencies held in its portfolio. A call option is also covered if a Portfolio has a call on the same foreign currency in the same principal amount as the call written if the exercise price of the call held: (i) is equal to or less than the exercise price of the call written or (ii) is greater than the exercise price of the call written, if the difference is maintained by such Portfolio in cash or other liquid assets in a segregated account with the Portfolio's custodian.

   The Portfolios also may write call options on foreign currencies for cross-hedging purposes. A call option on a foreign currency is for cross-hedging purposes if it is designed to provide a hedge against a decline due to an adverse change in the exchange rate in the U.S. dollar value of a security which a Portfolio owns or has the right to acquire and which is denominated in the currency underlying the option. Call options on foreign currencies which are entered into for cross-hedging purposes are not covered. However, in such circumstances, a Portfolio will collateralize the option by segregating cash or other liquid assets in an amount not less than the value of the underlying foreign currency in U.S. dollars marked-to-market daily.

   OPTIONS ON SECURITIES. In an effort to increase current income and to reduce fluctuations in NAV, the Portfolios may write covered put and call options and buy put and call options on securities that are traded on United States and foreign securities exchanges and over-the-counter. The Portfolios may write and buy options on the same types of securities that the Portfolios may purchase directly.

   A put option written by a Portfolio is "covered" if that Portfolio: (i) segregates cash not available for investment or other liquid assets with a value equal to the exercise price of the put with the Portfolio's custodian or (ii) holds a put on the same security and in the same principal amount as the put written, and the exercise price of the put held is equal to or greater than the exercise price of the put written. The premium paid by the buyer of an option will reflect, among other things, the relationship of the exercise price to the market price and the volatility of the underlying security, the remaining term of the option, supply and demand, and interest rates.

   A call option written by a Portfolio is "covered" if that Portfolio owns the underlying security covered by the call or has an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account by the Portfolio's custodian) upon conversion or exchange of other securities held in its portfolio. A call option is also deemed to be covered if a Portfolio holds a call on the same security and in the same principal amount as the call written and the exercise price of the call held: (i) is equal to or less than the exercise price of the call written or (ii) is greater than the exercise price of the call written if the difference is maintained by that Portfolio in cash and other liquid assets in a segregated account with its custodian.


   The Portfolios also may write call options that are not covered for cross-hedging purposes. A Portfolio collateralizes its obligation under a written call option for cross-hedging purposes by segregating cash or other liquid assets in an amount not less than the market value of the underlying security, marked-to-market daily. A Portfolio would write a call option for cross-hedging purposes, instead of writing a covered call option, when the premium to be received from the cross-hedge transaction would exceed that which would be received from writing a covered call option and its portfolio managers believe that writing the option would achieve the desired hedge.


   The writer of an option may have no control over when the underlying securities must be sold, in the case of a call option, or bought, in the case of a put option, since with regard to certain options, the writer may be assigned an exercise notice at any time prior to the termination of the obligation. Whether or not an option expires unexercised, the writer retains the amount of the premium. This amount, of course, may, in the case of a covered call option, be offset by a decline in the market value of the underlying security during the option period. If a call option is exercised, the writer experiences a profit or loss from the sale of the underlying security. If a put option is exercised, the writer must fulfill the obligation to buy the underlying security at the exercise price, which will usually exceed the then market value of the underlying security.

   The writer of an option that wishes to terminate its obligation may effect a "closing purchase transaction." This is accomplished by buying an option of the same series as the option previously written. The effect of the purchase is that the writer's position will be canceled by the clearing corporation. However, a writer may not effect a closing purchase transaction after being notified of the exercise of an option. Likewise, an investor who is the holder of an option may liquidate its position by effecting a "closing sale transaction." This is accomplished by selling an option of the same series as the option previously bought. There is no guarantee that either a closing purchase or a closing sale transaction can be effected.

   In the case of a written call option, effecting a closing transaction will permit a Portfolio to write another call option on the underlying security with either a different exercise price or expiration date or both. In the case of a written put option, such transaction will permit a Portfolio to write another put option to the extent that the exercise price is secured by deposited liquid assets. Effecting a closing transaction also will permit a Portfolio to use the cash or proceeds from the concurrent sale of any securities subject to the option for other investments. If a Portfolio desires to sell a particular security from its portfolio on which it has written a call option, such Portfolio will effect a closing transaction prior to or concurrent with the sale of the security.

   A Portfolio will realize a profit from a closing transaction if the price of the purchase transaction is less than the premium received from writing the option or the price received from a sale transaction is more than the premium paid to buy the option. A Portfolio will realize a loss from a closing transaction if the price of the purchase transaction is more than the premium received from writing the option or the price received from a sale transaction is less than the premium paid to buy the option. Because increases in the market price of a call option generally will reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by a Portfolio.

   An option position may be closed out only where a secondary market for an option of the same series exists. If a secondary market does not exist, the Portfolio may not be able to effect closing transactions in particular options and the Portfolio would have to exercise the options in order to realize any profit. If a Portfolio is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying security until the option expires or it delivers the underlying security upon exercise. The absence of a liquid secondary market may be due to the following: (i) insufficient trading interest in certain options; (ii) restrictions imposed by a national securities exchange ("Exchange") on which the option is traded on opening or closing transactions or both; (iii) trading halts, suspensions, or other restrictions imposed with respect to particular classes or series of options or underlying securities; (iv) unusual or unforeseen circumstances that interrupt normal operations on an Exchange; (v) the facilities of an Exchange or of the Options Clearing Corporation ("OCC") may not at all times be adequate to handle current trading volume; or (vi) one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options on that Exchange that had been issued by the OCC as a result of trades on that Exchange would continue to be exercisable in accordance with their terms.

   A Portfolio may write options in connection with buy-and-write transactions. In other words, a Portfolio may buy a security and then write a call option against that security. The exercise price of such call will depend upon the expected price movement of the underlying security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written. Buy-and-write transactions using in-the-money call options may be used when it is expected that the price of the underlying security will remain flat or decline moderately during the option period. Buy-and-write transactions using at-the-money call options may be used when it is expected that the price of the underlying security will remain fixed or advance moderately during the option period. Buy-and-write transactions using out-of-the-money call options may be used when it is expected that the premiums received from writing the call option plus the appreciation in the market price of the underlying security up to the exercise price will be greater than the appreciation in the price of the underlying security alone. If the call options are exercised in such transactions, a Portfolio's maximum gain will be the premium received by it for writing the option, adjusted upwards or downwards by the difference between that Portfolio's purchase price of the security and the exercise price. If the options are not exercised and the price of the underlying security declines, the amount of such decline will be offset by the amount of premium received.

   The writing of covered put options is similar in terms of risk and return characteristics to buy-and-write transactions. If the market price of the underlying security rises or otherwise is above the exercise price, the put option will expire worthless and a Portfolio's gain will be limited to the premium received. If the market price of the underlying security declines or otherwise is below the exercise price, a Portfolio may elect to close the position or take delivery of the security at the exercise price and that Portfolio's return will be the premium received from the put options minus the amount by which the market price of the security is below the exercise price.

   A Portfolio may buy put options to hedge against a decline in the value of its portfolio. By using put options in this way, a Portfolio will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by transaction costs.

   A Portfolio may buy call options to hedge against an increase in the price of securities that it may buy in the future. The premium paid for the call option plus any transaction costs will reduce the benefit, if any, realized by such Portfolio upon exercise of the option, and, unless the price of the underlying security rises sufficiently, the option may expire worthless to that Portfolio.

   A Portfolio may write straddles (combinations of put and call options on the same underlying security), which are generally a nonhedging technique used for purposes such as seeking to enhance return. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out than individual options contracts. The straddle rules of the Internal Revenue Code require deferral of certain losses realized on positions of a straddle to the extent that a Portfolio has unrealized gains in offsetting positions at year end. The holding period of the securities comprising the straddle will be suspended until the straddle is terminated.

   EURODOLLAR INSTRUMENTS. A Portfolio may make investments in Eurodollar instruments. Eurodollar instruments are U.S. dollar-denominated futures contracts or options thereon which are linked to the London Interbank Offered Rate ("LIBOR"), although foreign currency denominated instruments are available from time to time. Eurodollar futures contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. A Portfolio might use Eurodollar futures contracts and options thereon to hedge against changes in LIBOR, to which many interest rate swaps and fixed-income instruments are linked.

   SWAPS AND SWAP-RELATED PRODUCTS. A Portfolio may enter into interest rate swaps, caps, and floors on either an asset-based or liability-based basis, depending upon whether it is hedging its assets or its liabilities, and will usually enter into interest rate swaps on a net basis (i.e., the two payment streams are netted out, with a Portfolio receiving or paying, as the case may be, only the net amount of the two payments). The net amount of the excess, if any, of a Portfolio's obligations over its entitlement with respect to each interest rate swap will be calculated on a daily basis and an amount of cash or other liquid assets having an aggregate NAV at least equal to the accrued excess will be maintained in a segregated account by the Portfolios' custodian. If a Portfolio enters into an interest rate swap on other than a net basis, it would maintain a segregated account in the full amount accrued on a daily basis of its obligations with respect to the swap. A Portfolio will not enter into any interest rate swap, cap, or floor transaction unless the unsecured senior debt or the claims-paying ability of the other party thereto is rated in one of the three highest rating categories of at least one NRSRO at the time of entering into such transaction. Janus Capital will monitor the creditworthiness of all counterparties on an ongoing basis. If there is a default by the other party to such a transaction, a Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

   The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. Janus Capital has determined that, as a result, the swap market has become relatively liquid. Caps and floors are more recent innovations for which standardized documentation has not yet been developed and, accordingly, they are less liquid than swaps. To the extent a Portfolio sells (i.e., writes) caps and floors, it will segregate cash or other liquid assets having an aggregate NAV at least equal to the full amount, accrued on a daily basis, of its obligations with respect to any caps or floors.

   There is no limit on the amount of interest rate swap transactions that may be entered into by a Portfolio. These transactions may in some instances involve the delivery of securities or other underlying assets by a Portfolio or its counterparty to collateralize obligations under the swap. Under the documentation currently used in those markets, the risk of loss with respect to interest rate swaps is limited to the net amount of the payments that a Portfolio is contractually obligated to make. If the other party to an interest rate swap that is not collateralized defaults, a Portfolio would risk the loss of the net amount of the payments that it contractually is entitled to receive. A Portfolio may buy and sell (i.e., write) caps and floors without limitation, subject to the segregation requirement described above.

   ADDITIONAL RISKS OF OPTIONS ON FOREIGN CURRENCIES, FORWARD CONTRACTS, AND FOREIGN INSTRUMENTS. Unlike transactions entered into by the Portfolios in futures contracts, options on foreign currencies and forward contracts are not traded on contract markets regulated by the CFTC or (with the exception of certain foreign currency options) by the SEC. To the contrary, such instruments are traded through financial institutions acting as market-makers, although foreign currency options are also traded on certain Exchanges, such as the Philadelphia Stock Exchange and the Chicago Board Options Exchange, subject to SEC regulation. Similarly, options on currencies may be traded over-the-counter. In an over-the-counter trading environment, many of the protections afforded to Exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the buyer of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost. Moreover, an option writer and a buyer or seller of futures or forward contracts could lose amounts substantially in excess of any premium received or initial margin or collateral posted due to the potential additional margin and collateral requirements associated with such positions.

   Options on foreign currencies traded on Exchanges are within the jurisdiction of the SEC, as are other securities traded on Exchanges. As a result, many of the protections provided to traders on organized Exchanges will be available with respect to such transactions. In particular, all foreign currency option positions entered into on an Exchange are cleared and guaranteed by the OCC, thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on an Exchange may be more readily available than in the over-the-counter market, potentially permitting a Portfolio to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.

   The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of the availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities, and the effects of other political and economic events. In addition, exchange-traded options on foreign currencies involve certain risks not presented by the over-the-counter market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in applicable foreign countries for this purpose. As a result, the OCC may, if it determines that foreign governmental restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on the OCC or its clearing member, impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices, or prohibitions on exercise.

   In addition, options on U.S. Government securities, futures contracts, options on futures contracts, forward contracts, and options on foreign currencies may be traded on foreign exchanges and over-the-counter in foreign countries. Such transactions are subject to the risk of governmental actions affecting trading in or the prices of foreign currencies or securities. The value of such positions also could be adversely affected by: (i) other complex foreign political and economic factors; (ii) lesser availability than in the United States of data on which to make trading decisions; (iii) delays in a Portfolio's ability to act upon economic events occurring in foreign markets during nonbusiness hours in the United States; (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States; and (v) low trading volume.

   A Portfolio may from time to time participate on committees formed by creditors to negotiate with the management of financially troubled issuers of securities held by that Portfolio. Such participation may subject a Portfolio to expenses such as legal fees and may make that Portfolio an "insider" of the issuer for purposes of the federal securities laws, and therefore may restrict that Portfolio's ability to trade in or acquire additional positions in a particular security or other securities of the issuer when it might otherwise desire to do so. Participation by a Portfolio on such committees also may expose that Portfolio to potential liabilities under the federal bankruptcy laws or other laws governing the rights of creditors and debtors. A Portfolio would participate on such committees only when Janus Capital believes that such participation is necessary or desirable to enforce that Portfolio's rights as a creditor or to protect the value of securities held by that Portfolio.

Portfolio Turnover


   Portfolio turnover rates for the fiscal periods ended December 31, 2006 and December 31, 2005 are presented in the table below. As a reference point, a portfolio turnover rate of 100% would mean that a Portfolio had sold and purchased securities valued at 100% of its net assets within a one-year period. Variations in portfolio turnover rates shown may be due to market conditions, changes in the size of a Portfolio, the nature of a Portfolio's investments, and the investment style and/or outlook of the portfolio managers. Higher levels of portfolio turnover may result in higher costs for brokerage commissions, dealer mark-ups, and other transaction costs. Higher costs associated with increased portfolio turnover may offset gains in Portfolio performance.



                                Portfolio Turnover for       Portfolio Turnover for
                                the fiscal year ended        the fiscal year ended
Portfolio Name                    December 31, 2006            December 31, 2005
-----------------------------------------------------------------------------------
INTERNATIONAL & GLOBAL
  Worldwide Growth Portfolio              46%                          41%
  International Growth
    Portfolio                             60%                          57%
SPECIALTY EQUITY
  Global Technology Portfolio             89%                          42%


PORTFOLIO HOLDINGS DISCLOSURE POLICIES AND PROCEDURES

   The Mutual Fund Holdings Disclosure Policies and Procedures adopted by Janus Capital and the Portfolios, including all funds managed within the Janus fund complex, are designed to be in the best interests of the Portfolios and to protect the confidentiality of the Portfolios' holdings. The following describes those policies and procedures.


   The non-money market portfolios' portfolio holdings (excluding cash investments, derivatives, short positions, and other investment positions), consisting of at least the names of the holdings, are generally available monthly, with a 30-day lag, on www.janus.com/info. They are posted to the website within approximately two business days after month-end. Portfolio holdings of portfolios subadvised by INTECH are generally available on a calendar quarter-end basis with a 60-day lag. The money market portfolio's portfolio holdings are generally available monthly, with no lag, on www.janus.com/info. They are posted to the website within approximately six business days after month-end. All of the portfolios' holdings remain available at least until a Form N-CSR or Form N-Q is filed with the SEC for the period that includes the date as of which the website information is current. The top ten portfolio holdings for each portfolio (except that certain portfolios publish the top five portfolio holdings) are published monthly with a 30-day lag, and quarterly with a 15-day lag, on www.janus.com/info approximately two business days after the end of the applicable period. Security breakdowns (e.g., industry, sector, regional, market capitalization, and asset allocation) for certain portfolios are published monthly with a 30-day lag, and quarterly with a 15-day lag, on www.janus.com/info.


   Specific portfolio level performance attribution information and statistics for all portfolios shall be available upon request to any person quarterly with a 15-day lag, and monthly with a 30-day lag, following the posting of the portfolios' portfolio holdings on www.janus.com/info. Janus Capital may exclude from publication all or any portion of portfolio holdings or change the time periods of disclosure as deemed necessary to protect the interests of the portfolios.


   The portfolios' Trustees, officers, and primary service providers, including investment advisers, distributors, administrators, transfer agents, custodians, and their respective personnel, may receive or have access to nonpublic portfolio holdings information. In addition, third parties, including but not limited to those that provide services to the Janus funds, Janus Capital, and its affiliates, such as trade execution measurement systems providers, independent pricing services, proxy voting service providers, the portfolios' insurers, computer systems service providers, lenders, counsel, accountants/auditors, and rating and ranking organizations may also receive or have access to nonpublic portfolio holdings information. Other recipients of nonpublic portfolio holdings information may include, but may not be limited to, third parties such as consultants, data aggregators, and asset allocation services which calculate information derived from holdings for use by Janus Capital, and which supply their analyses (but not the holdings themselves) to their clients. Such parties, either by agreement or by virtue of their duties, are required to maintain confidentiality with respect to such nonpublic portfolio holdings.

   Nonpublic portfolio holdings information may be disclosed to certain third parties upon a good faith determination made by Janus Capital's Chief Compliance Officer or senior management team that a portfolio has a legitimate business purpose for such disclosure and the recipient agrees to maintain confidentiality. Preapproval by the Chief Compliance Officer or senior management team is not required for certain routine service providers and in response to regulatory, administrative, and judicial requirements. The Chief Compliance Officer reports to the Janus portfolios' Trustees regarding material compliance matters with respect to the portfolio holdings disclosure policies and procedures.

   As of the date of this SAI, the following non-affiliated third parties, which consist of service providers and consultants as described above, receive or may have access to nonpublic portfolio holdings information, which may include the full holdings of a Portfolio. Certain of the arrangements below reflect relationships of an affiliated subadviser, INTECH, and its products.


    NAME                                                          FREQUENCY            LAG TIME
    ----                                                          ---------            --------
    Brockhouse & Cooper Inc.                                      Quarterly            Current
    Callan Associates Inc.                                        As needed            Current
    Cambridge Associates LLC                                      Quarterly            Current
    Charles River Systems, Inc.                                   As needed            Current
    Charles Schwab & Co., Inc.                                    As needed            Current
    Citibank, N.A.                                                Daily                Current
    CMS BondEdge                                                  As needed            Current
    Deloitte & Touche LLP                                         As needed            Current
    Deloitte Tax LLP                                              As needed            Current
    Eagle Investment Systems Corp.                                As needed            Current
    Eaton Vance Management                                        As needed            Current
    Ernst & Young LLP                                             As needed            Current

    NAME                                                          FREQUENCY            LAG TIME
    ----                                                          ---------            --------
    FactSet Research Systems, Inc.                                As needed            Current
    Financial Models Company, Inc.                                As needed            Current
    FT Interactive Data Corporation                               Daily                Current
    Institutional Shareholder Services, Inc.                      Daily                Current
    International Data Corporation                                Daily                Current
    Investment Technology Group, Inc.                             Daily                Current
    Jeffrey Slocum & Associates, Inc.                             As needed            Current
    Lehman Brothers Inc.                                          Daily                Current
    Marco Consulting Group, Inc.                                  Monthly              Current
    Marquette Associates                                          As needed            Current
    Markit Loans, Inc.                                            Daily                Current
    Mercer Investment Consulting, Inc.                            Quarterly            Current
    Moody's Investors Service Inc.                                Weekly               7 days or more
    New England Pension Consultants                               Monthly              Current
    PricewaterhouseCoopers LLP                                    As needed            Current
    Reuters America Inc.                                          Daily                Current
    Rocaton Investment Advisors, LLC                              As needed            Current
    Rogerscasey, Inc.                                             Quarterly            Current
    Russell/Mellon Analytical Services, LLC                       Monthly              Current
    Sapient Corporation                                           As needed            Current
    SEI Investments                                               As needed            Current
    Simcorp USA, Inc.                                             As needed            Current
    Standard & Poor's                                             Daily                Current
    Standard & Poor's Financial Services                          Weekly               2 days or more
    Standard & Poor's Securities Evaluation                       Daily                Current
    State Street Bank and Trust Company                           Daily                Current
    Summit Strategies Group                                       Monthly; Quarterly   Current
    The Yield Book Inc.                                           Daily                Current
    UBS Securities LLC                                            As needed            Current
    Wachovia Securities LLC                                       As needed            Current
    Wall Street On Demand, Inc.                                   Monthly; Quarterly   30 days; 15 days
    Wilshire Associates Incorporated                              As needed            Current
    Yanni Partners, Inc.                                          Quarterly            Current
    Zephyr Associates, Inc.                                       Quarterly            Current


   In addition to the categories of persons and names of persons described above who may receive nonpublic portfolio holdings information, brokers executing portfolio trades on behalf of the portfolios may receive nonpublic portfolio holdings information.


   Janus Capital manages other accounts such as separate accounts, private accounts, unregistered products, and portfolios sponsored by companies other than Janus Capital. These other accounts may be managed in a similar fashion to certain Janus funds and thus may have similar portfolio holdings. Such accounts may be subject to different portfolio holdings disclosure policies that permit public disclosure of portfolio holdings information in different forms and at different times than the Portfolios' portfolio holdings disclosure policies. Additionally, clients of such accounts have access to their portfolio holdings, and may not be subject to the Portfolios' portfolio holdings disclosure policies.

INVESTMENT ADVISER
--------------------------------------------------------------------------------

INVESTMENT ADVISER - JANUS CAPITAL MANAGEMENT LLC

   As stated in the Prospectus, each Portfolio has an Investment Advisory Agreement with Janus Capital Management LLC, 151 Detroit Street, Denver, Colorado 80206-4805. Janus Capital is a direct subsidiary of Janus Capital Group Inc. ("JCGI"), a publicly traded company with principal operations in financial asset management businesses. JCGI owns approximately 95% of Janus Capital, with the remaining 5% held by Janus Management Holdings Corporation.

   Each Advisory Agreement provides that Janus Capital will furnish continuous advice and recommendations concerning the Portfolios' investments, provide office space for the Portfolios, and pay the salaries, fees, and expenses of all Portfolio officers and of those Trustees who are considered to be interested persons of Janus Capital. Janus Capital is also authorized to perform the management and administrative services necessary for the operation of the Portfolios.

   In addition to payments made under 12b-1 plans, Janus Capital and its affiliates also may make payments out of their own assets to selected broker-dealer firms or institutions that are or are expected to be instrumental in the acquisition or retention of contract owners or plan participants for the Portfolios or other Janus funds or that perform recordkeeping or other services with respect to shareholder accounts. The amount of these payments is determined from time to time by Janus Capital, may be substantial, and may differ for different financial intermediaries. Eligibility requirements for such payments to institutional intermediaries are determined by Janus Capital and/or its affiliates.

   In addition, from their own assets, Janus Capital, Janus Distributors LLC ("Janus Distributors"), or their affiliates may pay brokerage firms, banks, financial advisers, retirement plan service providers, and other financial intermediaries fees for providing recordkeeping, subaccounting, transaction processing, and other shareholder or administrative services in connection with investments in the Janus funds. These fees are in addition to any fees that may be paid by the Janus funds for these types of or other services. You may wish to consider whether such arrangements exist when evaluating any recommendations to purchase or sell shares of the Portfolios.

   Janus Capital or its affiliates may also share certain marketing expenses with, or pay for or sponsor informational meetings, seminars, client awareness events, support for marketing materials, or business building programs for such intermediaries to raise awareness of the Portfolios.

   The Portfolios pay custodian fees and expenses, brokerage commissions and dealer spreads, and other expenses in connection with the execution of portfolio transactions, legal and accounting expenses, interest and taxes, a portion of trade or other investment company dues and expenses, registration fees, expenses of shareholders' meetings and reports to shareholders, fees and expenses of Portfolio Trustees who are not interested persons of Janus Capital, other costs of complying with applicable laws regulating the sale of Portfolio shares, and compensation to the Portfolios' transfer agent. Pursuant to the Advisory Agreements, Janus Capital furnishes certain other services, including NAV determination, portfolio accounting, and recordkeeping, for which the Portfolios may reimburse Janus Capital for its costs.

   The Portfolios pay a monthly investment advisory fee to Janus Capital for its services. The fee is based on the average daily net assets of each Portfolio and is calculated at the annual rate as shown below for each Portfolio.

   The following table reflects the Portfolios' contractual investment advisory fee rates during the most recent fiscal year.


                                                                                         Contractual
                                                                   Average Daily         Investment
                                                                     Net Assets       Advisory Fees (%)
    Portfolio Name                                                  of Portfolio        (annual rate)
    ---------------------------------------------------------------------------------------------------
    INTERNATIONAL & GLOBAL
      Worldwide Growth Portfolio                                  All Asset Levels          0.60(1)
      International Growth Portfolio                              All Asset Levels          0.64
    SPECIALTY EQUITY
      Global Technology Portfolio                                 All Asset Levels          0.64


(1) The investment advisory agreement for the Portfolio with Janus Capital provides for the payment by the Portfolio of a base management fee at the annual rate of 0.60% of the average daily net assets of the Portfolio ("Base Fee"), subject to a performance fee adjustment which commenced February 1, 2007, as described in the Prospectus. The performance fee adjustment is based on the total return performance of the Portfolio ("Portfolio Performance") as compared to the performance of the Portfolio's benchmark index, the Morgan Stanley Capital International World Index(SM) ("Benchmark Performance").

    For the period from July 1, 2006 through January 31, 2007 ("Waiver Period"), Janus Capital waived a portion of the Base Fee, at the annual rate of up to 0.15% of average daily net assets, under certain conditions. This waiver was applied for any calendar month in the Waiver Period if Portfolio Performance for the period from February 1, 2006 through the end of the preceding calendar month, calculated as though there had been no waiver of the Base Fee, was less than performance of the Portfolio's primary benchmark index for that period, as follows:

PERCENT BY WHICH PORTFOLIO PERFORMANCE IS LESS THAN BENCHMARK PERFORMANCE   ANNUAL RATE OF WAIVER AS PERCENT OF AVERAGE NET ASSETS*
-------------------------------------------------------------------------   -------------------------------------------------------
                                   0.0                                                              0.0
                                  -0.5                                                              0.0125
                                  -1.0                                                              0.0250
                                  -1.5                                                              0.0375
                                  -2.0                                                              0.0500
                                  -2.5                                                              0.0625
                                  -3.0                                                              0.0750
                                  -3.5                                                              0.0875
                                  -4.0                                                              0.1000
                                  -4.5                                                              0.1125
                                  -5.0                                                              0.1250
                                  -5.5                                                              0.1375
                                  -6.0                                                              0.1500

   ------------------

   * The waiver was calculated in increments of 0.0125% for every full 0.5% of Portfolio Performance below Benchmark Performance, with a maximum waiver of 0.15%.

   For example, the first waiver was calculated based on Portfolio Performance compared to Benchmark Performance for the period from February 1, 2006 to June 30, 2006. If Portfolio Performance was less than Benchmark Performance by 0.5% or more, a waiver was applied to reduce management fees paid by the Portfolio during the month of July 2006. A similar calculation was repeated monthly, with each successive monthly calculation based on a period that included the most recently completed month, until the last waiver, if any, was calculated for the period from February 1, 2006 through December 31, 2006 and applied during January 2007. The Waiver Period terminated January 31, 2007. Because any fee waiver will have a positive effect upon the Portfolio's performance, fee waivers during the Waiver Period may effect the performance fee adjustment that commenced February 1, 2007, in a way that is favorable to Janus Capital. It is possible that the cumulative dollar amount of additional compensation ultimately payable to Janus Capital after February 1, 2007, under some circumstances, may exceed the cumulative dollar amount of management fees waived by Janus Capital during the Waiver Period.

   During the Waiver Period, even if Portfolio Performance exceeded Benchmark Performance, the management fee did not exceed the Base Fee, and Janus Capital may not recover any management fees previously waived. However, effective for periods after January 31, 2007, the performance adjustment to the investment advisory fee takes effect.

   PERFORMANCE-BASED INVESTMENT ADVISORY FEE

   APPLIES TO WORLDWIDE GROWTH PORTFOLIO ONLY


   Effective February 1, 2006, Worldwide Growth Portfolio implemented an investment advisory fee rate that adjusts up or down based upon the Portfolio's performance relative to its respective benchmark index. Any performance adjustment commenced February 2007 for Worldwide Growth Portfolio. Until that time, only the contractual rate shown in the table on the previous page applied.



   Under the performance-based fee structure, the investment advisory fee paid to Janus Capital by the Portfolio consists of two components: (1) a base fee calculated by applying the contractual fixed-rate of the advisory fee to the Portfolio's average daily net assets during the previous month ("Base Fee"), plus or minus (2) a performance-fee adjustment ("Performance Adjustment") calculated by applying a variable rate of up to 0.15% (positive or negative) to the Portfolio's average daily net assets during the applicable performance measurement period. The performance measurement period generally is the previous 36 months, although no Performance Adjustment will be made until the performance-based fee structure has been in effect for at least 12 months and, accordingly, only the Portfolio's Base Fee rate applies for the initial 12 months. When the performance-based fee structure has been in effect for at least 12 months, but less than 36 months, the performance measurement period will be equal to the time that has elapsed since the performance-based fee structure took effect (which was February 1, 2006, as noted above). The Base Fee is calculated and accrued daily. The Performance Adjustment is calculated monthly in arrears and is accrued evenly each day throughout the month. As is currently the case, the investment advisory fee is paid monthly in arrears.


   For the Portfolio, the fixed rate used in computing the Base Fee is the same as that used in computing the fee paid to Janus Capital by the Portfolio under its Investment Advisory Agreement effective during the most recent fiscal year. The Performance Adjustment may result in an increase or decrease in the investment advisory fee paid by the Portfolio, depending upon the investment performance of the Portfolio relative to its benchmark index over the performance measurement period. No Performance Adjustment is applied unless the difference between the Portfolio's investment performance and the investment record of the Portfolio's benchmark index is 0.50% or greater (positive or negative) during the applicable performance measurement period. Because the Performance Adjustment is tied to the Portfolio's performance relative to its benchmark index (and not its absolute performance), the Performance Adjustment could increase Janus Capital's fee even if the Portfolio's shares lose value during the performance measurement period and could decrease Janus Capital's fee even if the Portfolio's shares increase in value during the performance measurement period. For purposes of computing the Base Fee and the Performance Adjustment, net assets are averaged over different periods (average daily net assets during the previous month for the Base Fee versus average daily net assets during the performance measurement period for the Performance Adjustment). Performance of the Portfolio is calculated net of expenses, whereas the Portfolio's benchmark index does not have any fees or expenses. Reinvestment of dividends and distributions are included in calculating both the performance of the Portfolio and the Portfolio's benchmark index.

   The investment performance of the Portfolio's Service Shares ("Service Shares") is used for purposes of calculating the Portfolio's Performance Adjustment. After Janus Capital determines whether the Portfolio's performance was above or below its benchmark index by comparing the investment performance of the Portfolio's Service Shares against the investment record of the Portfolio's benchmark index, Janus Capital will apply the same Performance Adjustment (positive or negative) across each other class of shares of the Portfolio.

   The Trustees may determine that a class of shares of the Portfolio other than Service Shares is the most appropriate for use in calculating the Performance Adjustment. If a different class of shares is substituted in calculating the Performance Adjustment, the use of that successor class of shares may apply to the entire performance measurement period so long as the successor class was outstanding at the beginning of such period. If the successor class of shares was not outstanding for all or a portion of the performance measurement period, it may only be used in calculating that portion of the Performance Adjustment attributable to the period during which the successor class was outstanding, and any prior portion of the performance measurement period would be calculated using the class of shares previously designated. Any change to the class of shares used to calculate the Performance Adjustment is subject to applicable law. It is currently the position of the staff of the SEC (the "Staff") that any changes to a class of shares selected for purposes of calculating the Performance Adjustment will require shareholder approval. If there is a change in the Staff's position, the Trustees intend to notify shareholders of such change in position at such time as the Trustees may determine that a change in such selected class is appropriate.

   The Trustees may from time to time determine that another securities index for the Portfolio is a more appropriate benchmark index for purposes of evaluating the performance of the Portfolio. In that event, the Trustees may approve the substitution of a successor index for the Portfolio's benchmark index. However, the calculation of the Performance Adjustment for any portion of the performance measurement period prior to the adoption of the successor index will still be based upon the Portfolio's performance compared to its former benchmark index. Any change to the Portfolio's benchmark index for purposes of calculating the Performance Adjustment is subject to applicable law. It is currently the position of the Staff that any changes to the Portfolio's benchmark index will require shareholder approval. If there is a change in the Staff's position, the Trustees intend to notify shareholders of such change in position at such time as the Trustees may determine that a change in the Portfolio's benchmark index is appropriate.

   It is not possible to predict the effect of the Performance Adjustment on future overall compensation to Janus Capital since it will depend on the performance of the Portfolio relative to the record of the Portfolio's benchmark index and future changes to the size of the Portfolio.

   If the average daily net assets of the Portfolio remain constant during a 36-month performance measurement period, current net assets will be the same as average net assets over the performance measurement period and the maximum Performance Adjustment will be equivalent to 0.15% of current net assets. When current net assets vary from net assets over the 36-month performance measurement period, the Performance Adjustment, as a percentage of current assets, may vary significantly, including at a rate more or less than 0.15%, depending upon whether the net assets of the Portfolio had been increasing or decreasing (and the amount of such increase or decrease) during the performance measurement period. Note that if net assets for the Portfolio were increasing during the performance measurement period, the total performance fee paid, measured in dollars, would be more than if the Portfolio had not increased its net assets during the performance measurement period.

   Suppose, for example, that the Performance Adjustment was being computed after the assets of the Portfolio had been shrinking. Assume its monthly Base Fee was 1/12(th) of 0.60% of average daily net assets during the previous month. Assume also that average daily net assets during the 36 month performance measurement period were $500 million, but that average daily net assets during the preceding month were just $200 million.

   The Base Fee would be computed as follows:

   $200 million x 0.60% / 12 = $100,000

   If the Portfolio outperformed or underperformed its benchmark index by an amount which triggered the maximum Performance Adjustment, the Performance Adjustment would be computed as follows:

   $500 million x 0.15% / 12 = $62,500, which is approximately 1/12(th) of 0.375% of $200 million.

   If the Portfolio had outperformed its benchmark index, the total advisory fee rate for that month would be $162,500, which is approximately 1/12(th) of 0.975% of $200 million.

   If the Portfolio had underperformed its benchmark index, the total advisory fee rate for that month would be $37,500, which is approximately 1/12(th) of 0.225% of $200 million.

   Therefore, the total advisory fee rate for that month, as a percentage of average net assets during the preceding month, would be approximately 1/12(th) of 0.975% in the case of outperformance, or approximately 1/12(th) of 0.225% in the case of underperformance. Under extreme circumstances, involving underperformance by a rapidly shrinking Portfolio, the dollar amount of the Performance Adjustment could be more than the dollar amount of the Base Fee. In such circumstances, Janus Capital would reimburse the applicable Portfolio.

   By contrast, the Performance Adjustment would be a smaller percentage of current assets if the net assets of the Portfolio were increasing during the performance measurement period. Suppose, for example, that the Performance Adjustment was being computed after the assets of the Portfolio had been growing. Assume its average daily net assets during the 36-month performance measurement period were $500 million, but that average daily net assets during the preceding month were $800 million.

   The Base Fee would be computed as follows:

   $800 million x 0.60% / 12 = $400,000

   If the Portfolio outperformed or underperformed its benchmark index by an amount which triggered the maximum Performance Adjustment, the Performance Adjustment would be computed as follows:

   $500 million x 0.15% / 12 = $62,500, which is approximately 1/12(th) of 0.094% of $800 million.

   If the Portfolio had outperformed its benchmark index, the total advisory fee rate for that month would be $462,500, which is approximately 1/12(th) of 0.694% of $800 million.

   If the Portfolio had underperformed its benchmark index, the total advisory fee rate for that month would be $337,500, which is approximately 1/12(th) of 0.506% of $800 million.

   Therefore, the total advisory fee rate for that month, as a percentage of average net assets during the preceding month, would be approximately 1/12(th) of 0.694% in the case of outperformance, or approximately 1/12(th) of 0.506% in the case of underperformance.

   The Base Fee for the Portfolio (which is the same as the annual investment advisory fee rate paid by the Portfolio during the most recent fiscal year) and the Portfolio's benchmark index used for purposes of calculating the Performance Adjustment are shown in the following table:

                                                                                                     Base Fee (%)
    Portfolio Name                                                Benchmark Index                    (annual rate)
    ----------------------------------------------------------------------------------------------------------------
    Worldwide Growth Portfolio                                    MSCI World Index(SM)(1)              0.60

   (1) The MSCI World Index(SM) is a market capitalization weighted index composed of companies representative of the market structure of developed market countries in North America, Europe, and the Asia/Pacific Region. The index includes reinvestment of dividends, net of foreign withholding taxes.

   The following hypothetical examples illustrate the application of the Performance Adjustment for the Portfolio. The examples assume that the average daily net assets of the Portfolio remain constant during a 36-month performance measurement period. The Performance Adjustment would be a smaller percentage of current assets if the net assets of the Portfolio were increasing during the performance measurement period, and a greater percentage of current assets if the net assets of the Portfolio were decreasing during the performance measurement period. All numbers in the examples are rounded to the nearest hundredth percent. The net assets of the Portfolio as of the fiscal year ended December 31, 2006 is shown below:


    Portfolio                                                     Net Assets (000s)
    -------------------------------------------------------------------------------
    Worldwide Growth Portfolio                                       $1,418,118


   EXAMPLES: WORLDWIDE GROWTH PORTFOLIO

   The monthly maximum positive or negative Performance Adjustment of 1/12th of 0.15% of average net assets during the prior 36 months occurs if the Portfolio outperforms or underperforms its benchmark index by 6.00% over the same period. The Performance Adjustment is made in even increments for every 0.50% difference in the investment performance of the Portfolio's Service Shares compared to the investment record of the MSCI World Index(SM).

   Example 1: Portfolio Outperforms Its Benchmark By 6%

   If the Portfolio has outperformed the MSCI World Index(SM) by 6% during the preceding 36 months, the Portfolio would calculate the investment advisory fee as follows:

                                                                                                Total Advisory Fee Rate
    Base Fee Rate                                                 Performance Adjustment Rate       For That Month
    -------------------------------------------------------------------------------------------------------------------
    1/12th of 0.60%                                                    1/12th of 0.15%            1/12th of 0.75%

   Example 2: Portfolio Performance Tracks Its Benchmark

   If the Portfolio has tracked the performance of the MSCI World Index(SM) during the preceding 36 months, the Portfolio would calculate the investment advisory fee as follows:

                                                                                                Total Advisory Fee Rate
    Base Fee Rate                                                 Performance Adjustment Rate       For That Month
    -------------------------------------------------------------------------------------------------------------------
    1/12th of 0.60%                                                         0.00                  1/12th of 0.60%

   Example 3: Portfolio Underperforms Its Benchmark By 6%

   If the Portfolio has underperformed the MSCI World Index(SM) by 6% during the preceding 36 months, the Portfolio would calculate the investment advisory fee as follows:

                                                                                                Total Advisory Fee Rate
    Base Fee Rate                                                 Performance Adjustment Rate       For That Month
    -------------------------------------------------------------------------------------------------------------------
    1/12th of 0.60%                                                   1/12th of -0.15%            1/12th of 0.45%

   FEE WAIVERS

   Janus Capital agreed by contract to waive the advisory fee payable by the Portfolio listed in an amount equal to the amount, if any, that the Portfolio's normal operating expenses in any fiscal year, including the investment advisory fee, but excluding the distribution and shareholder servicing fee applicable to Service Shares and Service II Shares, the administrative services fee applicable to Service Shares, brokerage commissions, interest, taxes, and extraordinary expenses, exceed the annual rate shown below. For information about how the expense limits affect the total expenses of each class of the Portfolios, see the table in the "Fees and Expenses" section of each prospectus. Provided that Janus Capital remains investment adviser to the Portfolios, Janus Capital has agreed to continue the waiver until at least May 1, 2008. Mortality risk, expense risk, and other charges imposed by participating insurance companies are also excluded from the expense limitations noted.


                                 Expense Limit
Portfolio Name                   Percentage (%)
-----------------------------------------------
SPECIALTY EQUITY
  Global Technology Portfolio         1.24(1)

(1) The Portfolio's expenses without waivers are not expected to exceed the expense limit.


   The following table summarizes the advisory fees paid by the Portfolios and any advisory fee waivers for the last three fiscal years ended December 31. The information presented in the table below reflects the investment advisory fees in effect during each of the fiscal years shown.



                                                    2006                         2005                              2004
                                           -----------------------   ----------------------------        ------------------------
Portfolio Name                             Advisory Fees   Waivers    Advisory Fees       Waivers        Advisory Fees    Waivers
---------------------------------------------------------------------------------------------------------------------------------
Worldwide Growth Portfolio                  $ 8,797,213      $0        $11,771,437          $0            $21,735,917      $  0
International Growth Portfolio              $10,897,991      $0        $ 6,913,211          $0            $ 6,954,622      $  0
Global Technology Portfolio                 $ 1,035,736      $0        $ 1,038,756          $0            $ 1,238,553      $  0



   Each Portfolio's Advisory Agreement continues in effect from year to year so long as such continuance is approved annually by a majority of the Portfolios' Trustees who are not parties to the Advisory Agreements or "interested persons" (as defined by the 1940 Act) of any such party (the "Independent Trustees"), and by either a majority of the outstanding voting shares of each Portfolio or the Trustees of the Portfolios. Each Advisory
   Agreement: (i) may be terminated without the payment of any penalty by a Portfolio or Janus Capital on 60 days' written notice; (ii) terminates automatically in the event of its assignment; and (iii) generally, may not be amended without the approval by vote of a majority of the Trustees of the affected Portfolio, including a majority of the Independent Trustees and, to the extent required by the 1940 Act, the vote of a majority of the outstanding voting securities of that Portfolio.


   A discussion regarding the basis for the Board of Trustees' approval of the Portfolios' Investment Advisory Agreements and Sub-Advisory Agreements (as applicable) is included in the Portfolios' semiannual and/or annual reports to shareholders. You can request the Portfolios' Annual Report or Semiannual Report (as they become available), free of charge, by contacting your plan sponsor, broker-dealer, or financial institution, or by contacting a Janus representative at 1-800-525-0020. The reports are also available, free of charge, on www.janus.com/info.

ADDITIONAL INFORMATION ABOUT JANUS CAPITAL


   Janus Capital acts as subadviser for a number of private-label mutual funds and provides separate account advisory services for institutional accounts. Janus Capital may also manage its own proprietary accounts. Investment decisions for each account managed by Janus Capital, including the Portfolios, are made independently from those for any other account that is or may in the future become managed by Janus Capital or its affiliates. If, however, a number of accounts managed by Janus Capital are contemporaneously engaged in the purchase or sale of the same security, the orders may be aggregated and/or the transactions may be averaged as to price and allocated to each account in accordance with allocation procedures adopted by Janus Capital. Partial fills for the accounts of two or more portfolio managers will be allocated pro rata under procedures adopted by Janus Capital. Circumstances may arise under which Janus Capital may determine that, although it may be desirable and/or suitable that a particular security or other investment be purchased or sold for more than one account, there exists a limited supply or demand for the security or other investment. Janus Capital seeks to allocate the opportunity to purchase or sell that security or other investment among accounts on an equitable basis by taking into consideration factors including, but not limited to, size of the portfolio, concentration of holdings, investment objectives and guidelines, purchase costs, and cash availability. Janus Capital, however, cannot assure equality of allocations among all its accounts, nor can it assure that the opportunity to purchase or sell a security or other investment will be proportionally allocated among accounts according to any particular or predetermined standards or criteria. In some cases, these allocation procedures may adversely affect the price paid or received by an account or the size of the position obtained or liquidated for an account. In others, however, the accounts' ability to participate in volume transactions may produce better executions and prices for the accounts.


   With respect to allocations of initial public offerings ("IPOs"), under IPO allocation procedures adopted by Janus Capital, accounts will participate in an IPO if the portfolio managers believe the IPO is an appropriate investment based on the account's investment restrictions, risk profile, asset composition, and/or cash levels. These IPO allocation procedures require that each account be assigned to a pre-defined group ("IPO Group"), based on objective criteria set forth in the procedures. Generally, an account may not participate in an IPO unless it is assigned to an IPO Group that correlates with the pre-offering market capitalization ("IPO Classification") of the company. All shares purchased will be allocated on a pro rata basis to all participating accounts within the portfolio managers account group among all participating portfolio managers. Any account(s) participating in an IPO which has been classified (small-, mid-, or large-cap based on the pre-offering market capitalization) outside of the account's assigned IPO Group (small-, mid-, or large-cap) will continue to have the portfolio managers' original indication/target filled in the after market unless instructed by the portfolio manager to do otherwise. The portfolio managers intend to build a long-term position in the company and purchase securities in both the initial offering and in the immediate aftermarket. If there is no immediate aftermarket activity, all shares purchased will be allocated pro rata to the participating accounts, subject to a de minimis exception standard. These IPO allocation procedures may result in certain accounts, particularly larger accounts, receiving fewer IPOs than other accounts, which may impact performance.



   Janus Capital is permitted to adjust its allocation procedures to eliminate fractional shares or odd lots, and has the discretion to deviate from its allocation procedures in certain circumstances. For example, additional securities may be allocated to the portfolio managers who are instrumental in originating or developing an investment opportunity or to comply with the portfolio managers' request to ensure that their accounts receive sufficient securities to satisfy specialized investment objectives.


   Janus Capital manages long and short portfolios. The simultaneous management of long and short portfolios creates potential conflicts of interest in fund management, and creates potential risks such as the risk that short sale activity could adversely affect the market value of long positions in one or more funds (and vice versa), the risk arising from the sequential orders in long and short positions, and the risks associated with the trade desk receiving opposing orders in the same security at the same time. Janus Capital has adopted procedures that it believes are reasonably designed to mitigate these potential conflicts and risks, including, among other things, trade allocation procedures.

   The officers and Trustees of the funds may also serve as officers and Trustees of the Janus Smart Portfolios. Conflicts may arise as the officers and Trustees seek to fulfill their fiduciary responsibilities to both the Janus Smart Portfolios and the funds. The Trustees intend to address any such conflicts as deemed appropriate.

   Pursuant to an exemptive order granted by the SEC, the Portfolios and other portfolios advised by Janus Capital or its affiliates may also transfer daily uninvested cash balances into one or more joint trading accounts. Assets in the joint trading accounts are invested in money market instruments and the proceeds are allocated to the participating portfolios on a pro rata basis.


   Each account managed by Janus Capital has its own investment objective and policies and is managed accordingly by the respective portfolio managers. As a result, from time to time, two or more different managed accounts may pursue divergent investment strategies with respect to investments or categories of investments.


   Janus Capital and Janus Distributors currently have in place Ethics Rules, which are comprised of the Personal Trading Code of Ethics, Gift Policy, Portfolio Holdings Disclosure Policy, and Outside Employment Policy. The Ethics Rules are designed to ensure Janus Capital and Janus Distributors personnel: (i) observe applicable legal (including compliance with applicable federal securities laws) and ethical standards in the performance of their duties; (ii) at all times place the interests of the Portfolio shareholders first; (iii) disclose all actual or potential conflicts; (iv) adhere to the highest standards of loyalty, candor, and care in all matters relating to the Portfolio shareholders; (v) conduct all personal trading, including transactions in the Portfolios and other securities, consistent with the Ethics Rules and in such a manner as to avoid any actual or potential conflict of interest or any abuse of their position of trust and responsibility; and (vi) not use any material nonpublic information in securities trading. The Ethics Rules are on file with and available from the SEC through the SEC website at http://www.sec.gov.

   Under the Personal Trading Code of Ethics (the "Code of Ethics"), all Janus Capital and Janus Distributors personnel, as well as the Trustees and Officers of the Portfolios, are required to conduct their personal investment activities in a manner that Janus Capital believes is not detrimental to the Portfolios. In addition, Janus Capital and Janus Distributors personnel are not permitted to transact in securities held by the Portfolios for their personal accounts except under circumstances specified in the Code of Ethics. All personnel of Janus Capital, Janus Distributors, and the Portfolios, as well as certain other designated employees deemed to have access to current trading information, are required to pre-clear all transactions in securities not otherwise exempt. Requests for trading authorization will be denied when, among other reasons, the proposed personal transaction would be contrary to the provisions of the Code of Ethics.

   In addition to the pre-clearance requirement described above, the Code of Ethics subjects such personnel to various trading restrictions and reporting obligations. All reportable transactions are reviewed for compliance with the Code of Ethics and under certain circumstances Janus Capital and Janus Distributors personnel may be required to forfeit their profits made from personal trading.

PROXY VOTING POLICIES AND PROCEDURES

   Each Portfolio's Board of Trustees has delegated to Janus Capital the authority to vote all proxies relating to such Portfolio's portfolio securities in accordance with Janus Capital's own policies and procedures. Summaries of Janus Capital's policies and procedures are available: (i) without charge, upon request, by calling 1-800-525-0020; (ii) on the Portfolios' website at www.janus.com/proxyvoting; and (iii) on the SEC's website at http://www.sec.gov.

   A complete copy of Janus Capital's proxy voting policies and procedures, including specific guidelines, is available on www.janus.com/proxyvoting.

   Each Portfolio's proxy voting record for the one-year period ending each June 30th is available, free of charge, through www.janus.com/proxyvoting and from the SEC through the SEC website at http://www.sec.gov.

Janus Capital Management LLC
Proxy Voting Summary for Mutual Funds

   Janus Capital votes proxies in the best interest of its shareholders and without regard to any other Janus Capital relationship (business or otherwise). Janus Capital will not accept direction as to how to vote individual proxies for which it has voting responsibility from any other person or organization (other than the research and information provided by the Proxy Voting Service).

   PROXY VOTING PROCEDURES

   Janus Capital has developed proxy voting guidelines (the "Janus Guidelines") that influence how Janus Capital's portfolio managers vote proxies on securities held by the portfolios Janus Capital manages. The Janus Guidelines, which include recommendations on most major corporate issues, have been developed by the Janus Proxy Voting Committee (the "Proxy Voting Committee") in consultation with Janus Capital's portfolio managers and Janus Capital's Chief Investment Officer(s). In creating proxy voting recommendations, the Proxy Voting Committee analyzes proxy proposals from the prior year and evaluates whether those proposals would adversely affect shareholders' interests. Once the Proxy Voting Committee establishes its recommendations, they are distributed to Janus Capital's portfolio managers and Janus Capital's Chief Investment Officer(s) for input. Once agreed upon, the recommendations are implemented as the Janus Guidelines. Janus Capital's portfolio managers are responsible for proxy votes on securities they own in the portfolios they manage. Most portfolio managers vote consistently with the Janus Guidelines; however, a portfolio manager may choose to vote differently than the Janus Guidelines. Janus Capital has engaged an independent Proxy Voting Service to assist in the voting of proxies. The Proxy Voting Service also provides research and recommendations on proxy issues.

   The role of the Proxy Voting Committee is to work with Janus Capital's portfolio management and Janus Capital's Chief Investment Officer(s) to develop the Janus Guidelines. The Proxy Voting Committee also serves as a resource to portfolio management with respect to proxy voting and oversees the proxy voting process. The Proxy Voting Committee's oversight responsibilities include monitoring for and resolving material conflicts of interest with respect to proxy voting. Janus Capital believes that application of the Janus Guidelines to vote mutual fund proxies should, in most cases, adequately address any possible conflicts of interest since the Janus Guidelines are pre-determined. However, for proxy votes that are inconsistent with the Janus Guidelines, the Proxy Voting Committee will review the proxy votes in order to determine whether a portfolio manager's voting rationale appears reasonable. If the Proxy Voting Committee does not agree that a portfolio manager's rationale is reasonable, the Proxy Voting Committee will refer the matter to Janus Capital's Chief Investment Officer (or Director of Research).

   PROXY VOTING POLICIES

   As discussed above, the Proxy Voting Committee has developed the Janus Guidelines for use in voting proxies. Below is a summary of some of the more significant Janus Guidelines.

   BOARD OF DIRECTORS ISSUES
   Janus Capital will generally vote in favor of slates of director candidates that are comprised of a majority of independent directors. Janus Capital will generally vote in favor of proposals to increase the minimum number of independent directors. Janus Capital will generally oppose non-independent directors who serve on the audit, compensation, and/or nominating committees of the board.

   AUDITOR ISSUES
   Janus Capital will generally oppose proposals asking for approval of auditors that have a substantial nonaudit relationship with a company.

   EXECUTIVE COMPENSATION ISSUES
   Janus Capital reviews executive compensation plans on a case-by-case basis using research provided by the Proxy Voting Service. Janus Capital will generally oppose proposed equity-based compensation plans which contain stock option plans that are excessively dilutive. In addition, Janus Capital will generally oppose proposals regarding the issuance of options with an exercise price below market price and the issuance of reload options (stock option that is automatically granted if an outstanding stock option is exercised during a window period). Janus Capital will also generally oppose proposals regarding the repricing of underwater options.

   GENERAL CORPORATE ISSUES
   Janus Capital will generally oppose proposals regarding supermajority voting rights. Janus Capital will generally oppose proposals for different classes of stock with different voting rights. Janus Capital will generally oppose proposals seeking to implement measures designed to prevent or obstruct corporate takeovers. Janus Capital will review proposals relating to mergers, acquisitions, tender offers, and other similar actions on a case-by-case basis.

   SHAREHOLDER PROPOSALS
   If a shareholder proposal is specifically addressed by the Janus Guidelines, Janus Capital will generally vote pursuant to that Janus Guideline. Janus Capital will generally abstain from voting shareholder proposals that are moral or ethical in nature or place arbitrary constraints on the board or management of a company. Janus Capital will solicit additional research from its Proxy Voting Service for proposals outside the scope of the Janus Guidelines.

CUSTODIAN, TRANSFER AGENT, AND CERTAIN AFFILIATIONS
--------------------------------------------------------------------------------

   State Street Bank and Trust Company, P.O. Box 0351, Boston, Massachusetts 02117-0351 is the custodian of the domestic securities and cash of the Portfolios. State Street is the designated Foreign Custody Manager (as the term is defined in Rule 17f-5 under the 1940 Act) of the Portfolios' securities and cash held outside the United States. The Portfolios' Trustees have delegated to State Street certain responsibilities for such assets, as permitted by Rule 17f-5. State Street and the foreign subcustodians selected by it hold the Portfolios' assets in safekeeping and collect and remit the income thereon, subject to the instructions of each Portfolio.

   Janus Services LLC ("Janus Services"), P.O. Box 173375, Denver, Colorado 80217-3375, a wholly-owned subsidiary of Janus Capital, is the Portfolios' transfer agent. In addition, Janus Services provides certain other administrative, recordkeeping, and shareholder relations services for the Portfolios. Janus Services is not compensated for its services related to the Shares, except for out-of-pocket costs.

   The Portfolios pay DST Systems, Inc. ("DST") license fees at the annual rate of $3.06 per shareholder account for each Portfolio for the use of DST's shareholder accounting system.

   Janus Distributors, 151 Detroit Street, Denver, Colorado 80206-4805, a wholly-owned subsidiary of Janus Capital, is a distributor of the Portfolios. Janus Distributors is registered as a broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. The cash-compensation rate at which Janus Distributors pays its registered representatives for sales of institutional products may differ based on a type of fund or a specific trust. The receipt of (or prospect of receiving) compensation described above may provide an incentive for a registered representative to favor sales of funds, or certain share classes of a fund, for which they receive a higher compensation rate. You may wish to consider these arrangements when evaluating any recommendations of registered representatives. Janus Capital periodically monitors sales compensation paid to its registered representatives in order to attempt to identify potential conflicts of interest.

PORTFOLIO TRANSACTIONS AND BROKERAGE
--------------------------------------------------------------------------------

   Janus Capital has a policy of seeking to obtain the "best execution" of all portfolio transactions (the best net prices under the circumstances based upon a number of factors including and subject to the factors discussed below) provided that Janus Capital may occasionally pay higher commissions for research services as described below. The Portfolios may trade foreign securities in foreign countries because the best available market for these securities is often on foreign exchanges. In transactions on foreign stock exchanges, brokers' commissions are frequently fixed and are often higher than in the United States, where commissions are negotiated.

   Janus Capital considers a number of factors in seeking best execution in selecting brokers and dealers and in negotiating commissions on agency transactions. Those factors include, but are not limited to: Janus Capital's knowledge of currently available negotiated commission rates or prices of securities currently available and other current transaction costs; the nature of the security being traded; the size and type of the transaction; the nature and character of the markets for the security to be purchased or sold; the desired timing of the trade; the activity existing and expected in the market for the particular security; confidentiality, including trade anonymity; liquidity; the quality of the execution, clearance, and settlement services; financial stability of the broker or dealer; the existence of actual or apparent operational problems of any broker or dealer; rebates of commissions by a broker to a Portfolio or to a third party service provider to the Portfolio to pay Portfolio expenses; and the value of research products or services provided by brokers. In recognition of the value of the foregoing factors, and as permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended, Janus Capital may place portfolio transactions with a broker or dealer with whom it has negotiated a commission that is in excess of the commission another broker or dealer would have charged for effecting that transaction if Janus Capital determines in good faith that such amount of commission was reasonable in light of the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or of the overall responsibilities of Janus Capital. To constitute eligible "research services," such services must qualify as "advice," "analyses" or "reports." To determine that a service constitutes research services, Janus Capital or Perkins, as applicable, must conclude that it reflects the "expression of reasoning or knowledge" relating to the value of securities, advisability of effecting transactions in securities or analyses or reports concerning issuers, securities, economic factors, investment strategies or the performance of accounts. To constitute eligible "brokerage services" such services must effect securities transactions and functions incidental thereto, and include clearance, settlement and the related custody services. Additionally, brokerage services have been interpreted to include services relating to the execution of securities transactions. Research received from brokers or dealers is supplemental to Janus Capital's own research efforts. Because Janus Capital receives a benefit from research it receives from broker-dealers, Janus Capital may have an incentive to continue to use those broker-dealers to effect transactions. Janus Capital does not consider a broker-dealer's sale of Portfolio shares when choosing a broker-dealer to effect transactions.


   "Cross trades," in which one Janus Capital account sells a particular security to another account (potentially saving transaction costs for both accounts), may also pose a potential conflict of interest. Cross trades may be seen to involve a potential conflict of interest if, for example, one account is permitted to sell a security to another account at a higher price than an independent third party would pay. Janus Capital and the Portfolios' Board of Trustees have adopted compliance procedures that provide that any transactions between the Portfolio and another Janus-advised account are to be made at an independent current market price, as required by law. There is also a potential conflict of interest when cross trades involve a Janus fund that has substantial ownership by Janus Capital. At times, Janus Capital may have a controlling interest of a Portfolio involved in a cross trade.

   For the fiscal year ended December 31, 2006, the total brokerage commissions paid by the Portfolios to brokers and dealers in transactions identified for execution primarily on the basis of research and other services provided to the Portfolios are summarized below.



Portfolio Name                                                Commissions         Transactions
----------------------------------------------------------------------------------------------
Worldwide Growth Portfolio                                      $ 9,969           $ 6,684,147
Global Technology Portfolio                                     $ 3,679           $ 2,910,054


Note: Portfolios that are not included in the table did not pay any commissions related to research for the stated period.


   Janus Capital does not guarantee any broker the placement of a pre-determined amount of securities transactions in return for the research or brokerage services it provides. Janus Capital does, however, have internal procedures for allocating transactions in a manner consistent with its execution policy to brokers that it has identified as providing research, research-related products or services, or execution-related services of a particular benefit to their clients. Brokerage and research products and services furnished by brokers may be used in servicing any or all of the clients of Janus Capital and such research may not necessarily be used by Janus Capital in connection with the accounts which paid commissions to the broker providing such brokerage and research products and services. Similarly, research and brokerage services paid for with commissions generated by equity trades may be used for fixed-income clients that normally do not pay brokerage commissions or other clients whose commissions are generally not used to obtain such research and brokerage services.


   Janus Capital may also use step-out transactions in order to receive research products and related services. In a step-out transaction, Janus Capital directs trades to a broker-dealer with the instruction that the broker-dealer execute the transaction, but "step-out" all or a portion of the transaction or commission in favor of another broker-dealer that provides such products and/or services. The second broker-dealer may clear and settle and receive commissions for the stepped-in portion. In a new issue designation, Janus Capital directs purchase orders to a broker-dealer that is a selling group member or underwriter of an equity or fixed-income new issue offering. Janus Capital directs that broker-dealer to designate a portion of the broker-dealer's commission on the new issue purchase to a second broker-dealer(s) that provides such products and/or services. Given Janus Capital's receipt of such products and services in connection with step-out transactions and new issue designations, Janus Capital has an incentive to continue to engage in such transactions; however, Janus Capital only intends to utilize step-out transactions and new issue designations when it believes that doing so would not hinder best execution efforts.

   When the Portfolios purchase or sell a security in the over-the-counter market, the transaction takes place directly with a principal market-maker, without the use of a broker, except in those circumstances where in the opinion of Janus Capital better prices and executions will be achieved through the use of a broker.


   The following table lists the total amount of brokerage commissions paid by each Portfolio for the fiscal years ending on December 31 of each year shown.



Portfolio Name                                                   2006          2005          2004
-----------------------------------------------------------------------------------------------------
Worldwide Growth Portfolio                                    $ 2,146,961   $ 2,616,471   $12,298,680
International Growth Portfolio                                $ 4,176,216   $ 2,307,917   $ 2,443,447
Global Technology Portfolio                                   $   400,593   $   218,366   $   227,433

   Brokerage commissions paid by a Portfolio may vary significantly from year to year because of portfolio turnover rates, contract owner and plan participant purchase/redemption activity, varying market conditions, changes to investment strategies or processes, and other factors.


   Included in such brokerage commissions are the following amounts paid to DST Securities, Inc. ("DSTS"), a wholly-owned broker-dealer subsidiary of DST. DST was an affiliate of JCGI prior to June 16, 2004. The following amounts served to reduce each Portfolio's out-of-pocket expenses through the use of credits against the charges of DST and its affiliates. Information is not shown for the fiscal years ended December 31, 2006 and December 31, 2005 because DST was not considered an "affiliate" of the Portfolios during this period.



                                                                Commission Paid
                                                              through DSTS for the
                                                                  Period Ended       Reduction of
Portfolio Name                                                  June 16, 2004(1)     Expenses(1)
-------------------------------------------------------------------------------------------------
Worldwide Growth Portfolio                                           $2,785             $2,089


(1) The difference between commissions paid through DSTS and expenses reduced constitute commissions paid to an unaffiliated clearing broker.
Note: Portfolios that did not execute trades with DSTS during the stated periods are not included in the table.


   As of December 31, 2006, certain Portfolios owned securities of their regular broker-dealers (or parents), as shown below:



                                                                                                            Value of
                                                                       Name of                          Securities Owned
Portfolio Name                                                      Broker-Dealer                        as of 12/31/06
--------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL & GLOBAL
Worldwide Growth Portfolio                         Citigroup, Inc.                                        $20,575,246
                                                   JP Morgan Chase & Co.                                   50,944,811
                                                   UBS A.G.                                                19,492,683
SPECIALTY EQUITY
Global Technology Portfolio                        Goldman Sachs Group, Inc.                              $   786,994

TRUSTEES AND OFFICERS
--------------------------------------------------------------------------------

   The following are the Trustees and officers of the Trust, together with a brief description of their principal occupations during the last five years (principal occupations for certain Trustees may include periods over five years).


   Each Trustee has served in that capacity since he or she was originally elected or appointed. The Trustees do not serve a specified term of office. Each Trustee will hold office until the termination of the Trust or his or her earlier death, resignation, retirement, incapacity, or removal. The retirement age for Trustees is 72. The Portfolios' Nominating and Governance Committee will consider nominees for the position of Trustee recommended by shareholders. Shareholders may submit the name of a candidate for consideration by the Committee by submitting their recommendations to the Trust's Secretary. Each Trustee is currently a Trustee of two other registered investment companies advised by Janus Capital: Janus Investment Fund and Janus Adviser Series. As of the date of this SAI, collectively, the three registered investment companies consist of 71 series or funds.


   The Trust's officers are elected annually by the Trustees for a one-year term. Certain officers also serve as officers of Janus Investment Fund and Janus Adviser Series. Certain officers of the Portfolios may also be officers and/or directors of Janus Capital. Portfolio officers receive no compensation from the Portfolios, except for the Portfolios' Chief Compliance Officer, as authorized by the Trustees.

------------------------------------------------------------------------------------------------------------------------
                                                        TRUSTEES
------------------------------------------------------------------------------------------------------------------------
                                                                                        NUMBER OF
                                                                                        PORTFOLIOS IN
                                                                                        FUND COMPLEX     OTHER
 NAME, ADDRESS        POSITIONS HELD   LENGTH OF TIME   PRINCIPAL OCCUPATIONS DURING    OVERSEEN BY      DIRECTORSHIPS
 AND AGE              WITH PORTFOLIOS  SERVED           THE PAST FIVE YEARS             TRUSTEE          HELD BY TRUSTEE
------------------------------------------------------------------------------------------------------------------------
 INDEPENDENT TRUSTEES
------------------------------------------------------------------------------------------------------------------------
 Dennis B. Mullen     Chairman         3/04-Present     Chief Executive Officer of Red  71*              Chairman of the
 151 Detroit Street                                     Robin Gourmet Burgers, Inc.                      Board (since
 Denver, CO 80206     Trustee          9/93-Present     (since 2005). Formerly,                          2005) and
 DOB: 1943                                              private investor (since 1998).                   Director of Red
                                                                                                         Robin Gourmet
                                                                                                         Burgers, Inc.;
                                                                                                         and Director of
                                                                                                         Janus Capital
                                                                                                         Funds Plc
                                                                                                         (Dublin-based,
                                                                                                         non-U.S.
                                                                                                         funds).
------------------------------------------------------------------------------------------------------------------------
 Jerome S. Contro     Trustee          11/05-Present    Partner of Tango Group, a       71               Trustee and
 151 Detroit Street                                     private investment firm (since                   Chairman of RS
 Denver, CO 80206                                       1999).                                           Investment
 DOB: 1956                                                                                               Trust (since
                                                                                                         2001); Director
                                                                                                         of IZZE
                                                                                                         Beverages and
                                                                                                         MyFamily.com,
                                                                                                         Inc.
                                                                                                         (genealogical
                                                                                                         research
                                                                                                         website).
------------------------------------------------------------------------------------------------------------------------
 William F. McCalpin  Trustee          6/02-Present     Private Investor. Formerly,     71               Director of the
 151 Detroit Street                                     Vice President of Asian                          F.B. Heron
 Denver, CO 80206                                       Cultural Council and Executive                   Foundation (a
 DOB: 1957                                              Vice President and Chief                         private
                                                        Operating Officer of The                         grantmaking
                                                        Rockefeller Brothers Fund (a                     foundation).
                                                        private family foundation)
                                                        (1998-2006).
------------------------------------------------------------------------------------------------------------------------
 John W. McCarter,    Trustee          6/02-Present     President and Chief Executive   71               Chairman of the
 Jr.                                                    Officer of The Field Museum of                   Board and
 151 Detroit Street                                     Natural History (Chicago, IL)                    Director of
 Denver, CO 80206                                       (since 1997).                                    Divergence Inc.
 DOB: 1938                                                                                               (biotechnology
                                                                                                         firm); Director
                                                                                                         of W.W.
                                                                                                         Grainger, Inc.
                                                                                                         (industrial
                                                                                                         distributor);
                                                                                                         and Trustee of
                                                                                                         WTTW (Chicago
                                                                                                         public
                                                                                                         television
                                                                                                         station) and
                                                                                                         the University
                                                                                                         of Chicago.
------------------------------------------------------------------------------------------------------------------------
 James T. Rothe       Trustee          1/97-Present     Co-founder and Managing         71               Director of Red
 151 Detroit Street                                     Director of Roaring Fork                         Robin Gourmet
 Denver, CO 80206                                       Capital Management, LLC                          Burgers, Inc.
 DOB: 1943                                              (private investment in public
                                                        equity firm); and Professor
                                                        Emeritus of Business of the
                                                        University of Colorado,
                                                        Colorado Springs, CO (since
                                                        2004). Formerly, Professor of
                                                        Business of the University of
                                                        Colorado (2002-2004); and
                                                        Distinguished Visiting
                                                        Professor of Business
                                                        (2001-2002) Thunderbird
                                                        University (American Graduate
                                                        School of International
                                                        Management), Glendale, AZ.
------------------------------------------------------------------------------------------------------------------------
 William D. Stewart   Trustee          9/93-Present     Corporate Vice President and    71               N/A
 151 Detroit Street                                     General Manager of MKS
 Denver, CO 80206                                       Instruments - HPS Products,
 DOB: 1944                                              Boulder, CO (a manufacturer of
                                                        vacuum fittings and valves).
------------------------------------------------------------------------------------------------------------------------
 Martin H. Waldinger  Trustee          9/93-Present     Private Investor and            71               N/A
 151 Detroit Street                                     Consultant to California
 Denver, CO 80206                                       Planned Unit Developments
 DOB: 1938                                              (since 1994). Formerly, CEO
                                                        and President of Marwal, Inc.
                                                        (homeowner association
                                                        management company).
------------------------------------------------------------------------------------------------------------------------



* Mr. Mullen also serves as director of Janus Capital Funds Plc, consisting of 17 funds. Including Janus Capital Funds and the 71 funds comprising the Janus Funds, Mr. Mullen oversees 88 funds.

------------------------------------------------------------------------------------------------------------------------
                                                        TRUSTEES
------------------------------------------------------------------------------------------------------------------------
                                                                                        NUMBER OF
                                                                                        PORTFOLIOS IN
                                                                                        FUND COMPLEX     OTHER
 NAME, ADDRESS        POSITIONS HELD   LENGTH OF TIME   PRINCIPAL OCCUPATIONS DURING    OVERSEEN BY      DIRECTORSHIPS
 AND AGE              WITH PORTFOLIOS  SERVED           THE PAST FIVE YEARS             TRUSTEE          HELD BY TRUSTEE
------------------------------------------------------------------------------------------------------------------------
 INDEPENDENT TRUSTEES (CONT'D.)
------------------------------------------------------------------------------------------------------------------------
 Linda S. Wolf        Trustee          12/05-Present    Retired. Formerly, Chairman     71               Director of
 151 Detroit Street                                     and Chief Executive Officer of                   Wal-Mart, The
 Denver, CO 80206                                       Leo Burnett (Worldwide)                          Field Museum of
 DOB: 1947                                              (advertising agency)                             Natural History
                                                        (2001-2005).                                     (Chicago, IL),
                                                                                                         Children's
                                                                                                         Memorial
                                                                                                         Hospital
                                                                                                         (Chicago, IL),
                                                                                                         Chicago Council
                                                                                                         on Foreign
                                                                                                         Relations,
                                                                                                         Economic Club
                                                                                                         of Chicago and
                                                                                                         InnerWorkings
                                                                                                         (US provider of
                                                                                                         print
                                                                                                         procurement
                                                                                                         solutions).
------------------------------------------------------------------------------------------------------------------------
 INTERESTED TRUSTEE
------------------------------------------------------------------------------------------------------------------------
 Thomas H. Bailey*    Trustee          5/93-Present     Retired. Formerly, President    71               N/A
 151 Detroit Street                                     (1978-2002) and Chief
 Denver, CO 80206                                       Executive Officer (1994-2002)
 DOB: 1937                                              of Janus Capital or Janus
                                                        Capital Corporation; Chairman
                                                        and Director (1978-2002) of
                                                        Janus Capital Corporation;
                                                        President and Director (1994-
                                                        2002) of The Janus Foundation.
------------------------------------------------------------------------------------------------------------------------



* The Portfolios are treating Mr. Bailey as an "interested person" of the Trust by virtue of his past positions and continuing relationships with Janus Capital and ownership of shares of Janus Capital's parent company. Mr. Bailey has announced his intention to retire his position as Trustee for the Janus funds, effective on or about May 15, 2007.

---------------------------------------------------------------------------------------------------------------------------------
                                                            OFFICERS
---------------------------------------------------------------------------------------------------------------------------------
                                                      TERM OF
                                                      OFFICE* AND
 NAME, AGE                                            LENGTH OF
 AND ADDRESS          POSITIONS HELD WITH PORTFOLIOS  TIME SERVED    PRINCIPAL OCCUPATIONS DURING THE PAST FIVE YEARS
---------------------------------------------------------------------------------------------------------------------------------
 Brent A. Lynn        Executive Vice President and    1/01-Present   Vice President of Janus Capital and Portfolio Manager for
 151 Detroit Street   Portfolio Manager                              other Janus accounts.
 Denver, CO 80206     International Growth Portfolio
 DOB: 1964
---------------------------------------------------------------------------------------------------------------------------------
 J. Bradley           Executive Vice President and    02/06-Present  Portfolio Manager for other Janus accounts and Research
 Slingerlend          Co-Portfolio Manager                           Analyst for Janus Capital.
 151 Detroit Street   Global Technology Portfolio
 Denver, CO 80206
 DOB: 1978
---------------------------------------------------------------------------------------------------------------------------------
 Burton H. Wilson     Executive Vice President and    02/06-Present  Portfolio Manager for other Janus accounts and Research
 151 Detroit Street   Co-Portfolio Manager                           Analyst for Janus Capital. Formerly, Research Analyst
 Denver, CO 80206     Global Technology Portfolio                    (2000-2004) for Lincoln Equity Management.
 DOB: 1963
---------------------------------------------------------------------------------------------------------------------------------
 Jason P. Yee         Executive Vice President and    7/04-Present   Vice President of Janus Capital and Portfolio Manager for
 151 Detroit Street   Portfolio Manager                              other Janus accounts.
 Denver, CO 80206     Worldwide Growth Portfolio
 DOB: 1969
---------------------------------------------------------------------------------------------------------------------------------
 Stephanie            Chief Legal Counsel and         1/06-Present   Vice President of Janus Capital and Janus Distributors LLC;
 Grauerholz-Lofton    Secretary                                      and Associate Counsel of Janus Capital. Formerly, Assistant
 151 Detroit Street                                                  Vice President of Janus Capital and Janus Distributors LLC
 Denver, CO 80206     Vice President                  3/06-Present   (2006-2007) and Associate of Vedder, Price, Kaufman &
 DOB: 1970                                                           Kammholz, P.C. (1999-2003).
---------------------------------------------------------------------------------------------------------------------------------
 Andrew J. Iseman     President and Chief Executive   3/07-Present   Chief Operating Officer and Senior Vice President of Janus
 151 Detroit Street   Officer                                        Capital; and President of Janus Services LLC. Formerly,
 Denver, CO 80206                                                    Senior Vice President (2005-2007) of Enhanced Investment
 DOB: 1964                                                           Technologies, LLC; Vice President of Janus Capital
                                                                     (2003-2005) and Janus Services LLC (2003-2004); and Chief
                                                                     Operating Officer (2000-2002) and Vice President (1999-2002)
                                                                     of Berger Financial Group LLC.
---------------------------------------------------------------------------------------------------------------------------------
 David R. Kowalski    Vice President and Chief        6/02-Present   Senior Vice President and Chief Compliance Officer of Janus
 151 Detroit Street   Compliance Officer, and Anti-                  Capital, Janus Distributors LLC, and Janus Services LLC;
 Denver, CO 80206     Money Laundering Officer                       Chief Compliance Officer of Bay Isle Financial LLC; and Vice
 DOB: 1957                                                           President of Enhanced Investment Technologies LLC. Formerly,
                                                                     Chief Compliance Officer of Enhanced Investment
                                                                     Technologies, LLC (2003-2005); Vice President of Janus
                                                                     Capital (2000-2005), Janus Distributors LLC (2000-2001), and
                                                                     Janus Services LLC (2004-2005); and Assistant Vice President
                                                                     of Janus Services LLC (2000-2004).
---------------------------------------------------------------------------------------------------------------------------------
 Jesper Nergaard      Chief Financial Officer         3/05-Present   Vice President of Janus Capital. Formerly, Director of
 151 Detroit Street                                                  Financial Reporting for OppenheimerFunds, Inc. (2004-2005);
 Denver, CO 80206     Vice President, Treasurer, and  2/05-Present   Site Manager and First Vice President of Mellon Global
 DOB: 1962            Principal Accounting Officer                   Securities Services (2003); and Director of Fund Accounting,
                                                                     Project Development, and Training of INVESCO Funds Group
                                                                     (1994-2003).
---------------------------------------------------------------------------------------------------------------------------------


* Officers are elected at least annually by the Trustees for a one-year term and may also be elected from time to time by the Trustees for an interim period.

   The Trustees are responsible for major decisions relating to the establishment or change of each Portfolio's objective(s), policies, and techniques. The Trustees also supervise the operation of the Portfolios by their officers and review the investment decisions of the officers, although the Trustees do not actively participate on a regular basis in making such decisions. The Board of Trustees has seven standing committees that each perform specialized functions: an Audit Committee, Brokerage Committee, Investment Oversight Committee, Legal and Regulatory Committee, Money Market Committee, Nominating and Governance Committee, and Pricing Committee. Each committee is comprised entirely of Independent Trustees. Information about each committee's functions is provided in the following table:



----------------------------------------------------------------------------------------------------------------------------------
                                                                         MEMBERS                           NUMBER OF MEETINGS HELD
                           FUNCTIONS                                     (INDEPENDENT TRUSTEES)            DURING LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------------------------
 AUDIT COMMITTEE           Reviews the financial reporting process, the  Jerome S. Contro (Chairman)                4
                           system of internal controls over financial    John W. McCarter, Jr.
                           reporting, disclosure controls and            Dennis B. Mullen
                           procedures, Form N-CSR filings, and the
                           audit process. The Committee's review of the
                           audit process includes, among other things,
                           the appointment, compensation, and oversight
                           of the auditors and pre-approval of all
                           audit and nonaudit services.
----------------------------------------------------------------------------------------------------------------------------------
 BROKERAGE COMMITTEE       Reviews and makes recommendations regarding   James T. Rothe (Chairman)                  4
                           matters related to the Trust's use of         Jerome S. Contro
                           brokerage commissions and placement of        William F. McCalpin
                           portfolio transactions.
----------------------------------------------------------------------------------------------------------------------------------
 INVESTMENT OVERSIGHT      Oversees the investment activities of the     Dennis B. Mullen (Chairman)                5
 COMMITTEE                 Trust's non- money market funds.              Jerome S. Contro
                                                                         William F. McCalpin
                                                                         John W. McCarter, Jr.
                                                                         James T. Rothe
                                                                         William D. Stewart
                                                                         Martin H. Waldinger
                                                                         Linda S. Wolf
----------------------------------------------------------------------------------------------------------------------------------
 LEGAL AND REGULATORY      Oversees compliance with various procedures   William F. McCalpin (Chairman)             5
 COMMITTEE                 adopted by the Trust, reviews registration    William D. Stewart
                           statements on Form N-1A, oversees the         Linda S. Wolf
                           implementation and administration of the
                           Trust's Proxy Voting Guidelines.
----------------------------------------------------------------------------------------------------------------------------------
 MONEY MARKET COMMITTEE    Reviews various matters related to the        Martin H. Waldinger (Chairman)             4
                           operations of the Janus money market funds,   William F. McCalpin
                           including compliance with their Money Market  James T. Rothe
                           Fund Procedures.
----------------------------------------------------------------------------------------------------------------------------------
 NOMINATING AND            Identifies and recommends individuals for     John W. McCarter, Jr. (Chairman)           4
 GOVERNANCE COMMITTEE      election as Trustee, consults with            Dennis B. Mullen
                           Management in planning Trustee meetings, and  Martin H. Waldinger oversees the administration of, and ensures
                           the compliance with, the Trust's Governance
                           Procedures and Guidelines.
----------------------------------------------------------------------------------------------------------------------------------
 PRICING COMMITTEE         Determines a fair value of securities for     William D. Stewart (Chairman)              15
                           which market quotations are not readily       James T. Rothe
                           available or are deemed not to be reliable,   Linda S. Wolf
                           pursuant to procedures adopted by the
                           Trustees.
----------------------------------------------------------------------------------------------------------------------------------

   Under the Trust's Governance Procedures and Guidelines, the Trustees are expected to invest in one or more (but not necessarily all) funds of the Trust for which they serve as Trustees, to the extent they are directly eligible to do so. Such investments, including the amount and which funds, are dictated by each Trustee's individual financial circumstances and investment goals. The Trustees cannot directly own Shares of the Portfolios without purchasing an insurance contract through one of the participating insurance companies or through a qualified plan. As a result, such Trustees as a group do not own any outstanding Shares of the Portfolios. The Trustees may, however, own shares of certain other Janus mutual funds that have comparable investment objectives and strategies as the Portfolios described in this SAI but offered through different distribution channels. The table below gives the aggregate dollar range of shares of all funds advised by Janus Capital and overseen by the Trustees (collectively, the "Janus Funds"), owned by each Trustee as of December 31, 2006.



----------------------------------------------------------------------------------------------------------
                                                                  AGGREGATE DOLLAR RANGE OF EQUITY
                                            DOLLAR RANGE OF       SECURITIES IN ALL REGISTERED INVESTMENT
                                            EQUITY SECURITIES IN  COMPANIES OVERSEEN BY TRUSTEE IN JANUS
 NAME OF TRUSTEE                            THE PORTFOLIOS        FUNDS
----------------------------------------------------------------------------------------------------------
 INDEPENDENT TRUSTEES
----------------------------------------------------------------------------------------------------------
 DENNIS B. MULLEN                           None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 JEROME S. CONTRO                           None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 WILLIAM F. MCCALPIN                        None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 JOHN W. MCCARTER, JR.                      None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 JAMES T. ROTHE                             None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 WILLIAM D. STEWART                         None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 MARTIN H. WALDINGER                        None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 LINDA S. WOLF                              None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 INTERESTED TRUSTEE
----------------------------------------------------------------------------------------------------------
 THOMAS H. BAILEY                           None                  Over $100,000
----------------------------------------------------------------------------------------------------------

   The Trust pays each Independent Trustee an annual retainer plus a fee for each regular in-person meeting of the Trustees attended, a fee for in-person meetings of committees attended if convened on a date other than that of a regularly scheduled meeting, and a fee for telephone meetings of the Trustees and committees. In addition, committee chairs and the Chairman of the Board of Trustees receive an additional supplemental retainer. Each current Independent Trustee also receives fees from other Janus funds for serving as Trustee of those funds. Janus Capital pays persons who are directors, officers, or employees of Janus Capital or any affiliate thereof, or any Trustee considered an "interested" Trustee for their services as Trustees or officers. The Trust and other funds managed by Janus may pay all or a portion of compensation and related expenses of the Portfolio's Chief Compliance Officer and compliance staff, as authorized from time to time by the Trustees.


   The following table shows the aggregate compensation paid to each Independent Trustee by the Portfolios described in this SAI and all Janus Funds for the periods indicated. None of the Trustees receives any pension or retirement benefits from the Portfolios or the Janus Funds. Effective January 1, 2006, the Trustees established a deferred compensation plan under which the Trustees may elect to defer receipt of all, or a portion, of the compensation they earn for their services to the Portfolios, in lieu of receiving current payments of such compensation. Any deferred amount is treated as though an equivalent dollar amount has been invested in shares of one or more funds advised by Janus Capital ("shadow investments").



                                                              Aggregate Compensation        Total Compensation
                                                              from the Portfolios for    from the Janus Funds for
                                                                 fiscal year ended          calendar year ended
Name of Person, Position                                         December 31, 2006        December 31, 2006(1)(2)
------------------------------------------------------------------------------------------------------------------
INDEPENDENT TRUSTEES
Dennis B. Mullen, Chairman and Trustee(3)                             $15,354                    $442,409
Jerome S. Contro, Trustee                                             $11,325                    $302,000
William F. McCalpin, Trustee                                          $10,452                    $288,000
John W. McCarter, Jr., Trustee                                        $11,484                    $306,500
James T. Rothe, Trustee                                               $11,201                    $309,000
William D. Stewart, Trustee                                           $11,803                    $315,000
Martin H. Waldinger, Trustee                                          $10,339                    $299,000
Linda S. Wolf, Trustee                                                $11,170                    $298,000



(1) For Mr. Mullen, includes compensation for service on the boards of four Janus trusts comprised of 86 portfolios (17 portfolios of which are for service on the board of Janus Capital Funds Plc, an offshore product). For all other Trustees, includes compensation for service on the boards of three Janus trusts comprised of 69 portfolios.


(2) Total compensation received from the Janus Funds includes the following additional compensation for preparation and participation in depositions related to excessive fee litigation: Dennis B. Mullen $10,000; and John W. McCarter, Jr. $10,000.

(3) Aggregate compensation received from the Portfolios includes additional compensation paid for service as Independent Chairman of the Board of Trustees. Total compensation received from all Janus Funds includes additional compensation paid for service as Independent Chairman of the boards of three Janus trusts, including the Trust, and compensation for service as a director of Janus Capital Funds Plc.

JANUS INVESTMENT PERSONNEL



   OTHER ACCOUNTS MANAGED


   The following table provides information relating to other accounts managed by the portfolio managers as of December 31, 2006. To the extent that any of the accounts pay advisory fees based on account performance, information on those accounts is separately listed.



                                                                       Other Registered
                                                                          Investment            Other Pooled
                                                                           Companies         Investment Vehicles   Other Accounts
    -----------------------------------------------------------------------------------------------------------------------------
    Brent A. Lynn               Number of Other Accounts Managed                     2                  None               None
                                Assets in Other Accounts Managed        $7,371,760,002                  None               None
    J. Bradley Slingerlend      Number of Other Accounts Managed                     3                  None               None
                                Assets in Other Accounts Managed        $1,070,296,660                  None               None
    Burton H. Wilson            Number of Other Accounts Managed                     3                  None               None
                                Assets in Other Accounts Managed        $1,070,296,660                  None               None
    Jason P. Yee                Number of Other Accounts Managed                     5(1)               None                  1
                                Assets in Other Accounts Managed        $4,756,327,480                  None        $31,707,612



   (1) Two of the accounts included in the total, consisting of $4,647,815,001 of the total assets, have performance-based advisory fees.



   MATERIAL CONFLICTS



   As shown in the table above, certain Portfolios' portfolio managers may manage other accounts with investment strategies similar to the Portfolios. Those other accounts may include other Janus funds, private-label mutual funds for which Janus Capital serves as subadviser, and separately managed accounts. In addition, certain portfolio managers may also have roles as research analysts for one or more Janus funds. Fees earned by Janus Capital may vary among these accounts, the portfolio managers may personally invest in some but not all of these accounts, and compensation may be weighted toward primary duties as research analysts where applicable. These factors could create conflicts of interest because a portfolio manager may have incentives to favor certain accounts over others, resulting in the potential for other accounts outperforming a Portfolio. A conflict may also exist if a portfolio manager identifies a limited investment opportunity that may be appropriate for more than one account, but a Portfolio is not able to take full advantage of that opportunity due to the need to allocate that opportunity among multiple accounts. In addition, the portfolio manager may execute transactions for another account that may adversely impact the value of securities held by the Portfolio. However, Janus Capital believes that these conflicts may be mitigated by the fact that accounts with like investment strategies managed by a particular portfolio manager are generally managed in a similar fashion, subject to exceptions to account for particular investment restrictions or policies applicable only to certain accounts, certain portfolio holdings that may be transferred in-kind when an account is opened, differences in cash flows and account sizes, and similar factors. In addition, Janus Capital has adopted trade allocation procedures that require equitable allocation of trade orders for a particular security among participating accounts. Trade allocation and personal trading are described in further detail under "Additional Information About Janus Capital."


   COMPENSATION

   The following describes the structure and method of calculating a portfolio manager's compensation as of December 31, 2006.

   A portfolio manager is compensated for managing a Portfolio and any other funds, portfolios, or accounts managed by the portfolio manager (collectively, the "Managed Funds") through two components: fixed compensation and variable compensation.

   FIXED COMPENSATION: Fixed compensation is paid in cash and is comprised of an annual base salary and an additional amount calculated based on factors such as the complexity of managing funds and other accounts, scope of responsibility (including assets under management), tenure, and long-term performance as a portfolio manager.

   VARIABLE COMPENSATION: Variable compensation is paid in the form of cash and long-term incentive awards (consisting of Janus Capital Group Inc. ("JCGI") restricted stock, stock options, and a cash deferred award that is credited with income, gains, and losses based on the performance of Janus mutual fund investments selected by the portfolio manager). Variable compensation is structured to pay the portfolio manager primarily on individual performance (and leadership criteria, as applicable), with additional compensation available for team performance and a lesser component based on net asset flows in the Managed Funds. Variable compensation is based on pre-tax performance of the Managed Funds.


   A portfolio manager's individual performance compensation is determined by applying a multiplier against the portfolio manager's fixed compensation. The multiplier is tied to the Managed Funds' aggregate asset-weighted Lipper peer group performance ranking for one- and three-year performance periods, if applicable, with a greater emphasis on three-year results. The portfolio manager is also eligible to receive additional individual performance compensation if the Managed Funds achieve a certain ranking in their Lipper peer performance groups in each of three, four, or five consecutive years (performance periods may be from commencement of a portfolio manager's tenure managing a Portfolio). Equity portfolio manager compensation is also subject to reduction in the event that the Managed Funds incur material negative absolute performance. Portfolio managers are not eligible to earn any individual performance compensation if the Managed Funds' performance does not meet or exceed a certain ranking in their Lipper peer performance group.


   Equity and fixed-income portfolio managers are also eligible to participate in team performance compensation pools. Equity portfolio managers participate in a designated equity team compensation pool and fixed-income portfolio managers participate in a designated fixed-income team compensation pool. The compensation pools generally are each derived from a formula tied to the team's aggregate asset-weighted Lipper peer group performance ranking for the one-year performance period. Compensation from each pool is then allocated among the eligible respective participants in each pool at the discretion of Janus Capital. No team performance compensation is paid to any portfolio manager if the aggregate asset-weighted team performance for the one-year period for their respective pool does not meet or exceed a certain ranking in the relevant Lipper peer group.

   Portfolio managers may elect to defer payment of a designated percentage of their fixed compensation and/or up to all of their variable compensation in accordance with JCGI's Executive Income Deferral Program.

   COMPENSATION


   The following describes the structure and method of calculating J. Bradley Slingerlend's and Burton H. Wilson's (the "Co-Portfolio Managers") compensation as of December 31, 2006.



   The Co-Portfolio Managers are compensated for their responsibilities as analysts and for their management and leadership roles with respect to the Portfolio and any other funds, portfolios, or accounts for which they have responsibilities through two components: fixed compensation and variable compensation.


   FIXED COMPENSATION: Fixed compensation is paid in cash and is comprised of an annual base salary and an additional amount calculated based on factors such as scope of responsibility, tenure, and long-term performance.


   VARIABLE COMPENSATION: Variable compensation is paid in the form of cash and long-term incentive awards (consisting of a mixture of JCGI restricted stock, stock options, and a cash-deferred award that is credited with income, gains, and losses based on the performance of Janus mutual fund investments selected by the Co-Portfolio Managers). Variable compensation is based on pre-tax performance of the Janus mutual funds.



   The Co-Portfolio Managers are eligible for variable compensation through participation in two compensation pools: an analyst-managed fund performance pool and a team performance pool. Aggregate compensation available in each pool is derived from a formula tied to the aggregate asset-weighted Lipper peer group performance ranking of certain Janus mutual funds for one- and three-year periods, subject to a reduction in the event of absolute negative performance. Aggregate compensation in each pool is allocated among the eligible respective participants at the discretion of Janus Capital based on factors which may include performance of investment recommendations, team contributions, scope of coverage, and subjective criteria. In the case of the analyst-managed fund performance pool, no performance compensation is paid to any team member if the team's aggregate asset-weighted performance for the one- or three-year periods does not meet or exceed a certain ranking.

   Each Portfolio's Lipper peer group for compensation purposes is shown in the following table:


    Portfolio                                                 Lipper Peer Group
    ----------------------------------------------------------------------------------------------------------------
    INTERNATIONAL & GLOBAL
      Worldwide Growth Portfolio                              VA Global Funds
      International Growth Portfolio                          VA International Funds
    SPECIALTY EQUITY
      Global Technology Portfolio                             VA Science & Technology Funds



OWNERSHIP OF SECURITIES



   The portfolio managers cannot directly own Shares of the Portfolios without purchasing an insurance contract through one of the participating insurance companies or through a qualified plan. As a result, such portfolio managers as a group do not own any outstanding Shares of the Portfolios. The portfolio managers may, however, own shares of certain other Janus mutual funds which have comparable investment objectives and strategies to the Portfolios which they manage. The following table reflects the portfolio managers ownership in the Janus Funds as of December 31, 2006.




-------------------------------------------------------------------------------------------------------------
                           DOLLAR RANGE OF EQUITY          AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES IN
 INVESTMENT PERSONNEL      SECURITIES IN THE PORTFOLIOS    JANUS FUNDS
-------------------------------------------------------------------------------------------------------------
 JANUS CAPITAL
-------------------------------------------------------------------------------------------------------------
 BRENT A. LYNN             None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------
 J. BRADLEY SLINGERLEND    None                            $500,001-$1,000,000
-------------------------------------------------------------------------------------------------------------
 BURTON H. WILSON          None                            $100,001-$500,000
-------------------------------------------------------------------------------------------------------------
 JASON P. YEE              None                            Over $1,000,000
-------------------------------------------------------------------------------------------------------------

SHARES OF THE TRUST
--------------------------------------------------------------------------------

NET ASSET VALUE DETERMINATION

   As stated in the Portfolios' Prospectus, the net asset value ("NAV") of the Shares of each class of each Portfolio is determined once each day the New York Stock Exchange (the "NYSE") is open, as of the close of its regular trading session (normally 4:00 p.m., New York time, Monday through Friday). The per share NAV for each class of each Portfolio is computed by dividing the total value of securities and other assets allocated to the class, less liabilities allocated to that class, by the total number of shares outstanding for the class. In determining NAV, securities listed on an Exchange, the Nasdaq National Market, and foreign markets are generally valued at the closing prices on such markets, or if such price is lacking for the trading period immediately preceding the time of determination, such securities are valued at their current bid price. Municipal securities held by the Portfolios are traded primarily in the over-the-counter market. Valuations of such securities are furnished by one or more pricing services employed by the Portfolios and approved by the Trustees and are based upon a computerized matrix system or appraisals obtained by a pricing service, in each case in reliance upon information concerning market transactions and quotations from recognized municipal securities dealers. Other securities that are traded on the over-the-counter markets are generally valued at their closing bid prices. Foreign securities and currencies are converted to U.S. dollars using the applicable exchange rate in effect at the close of the NYSE. Each Portfolio will determine the market value of individual securities held by it by using prices provided by one or more professional pricing services which may provide market prices to other funds, or, as needed, by obtaining market quotations from independent broker-dealers. Short-term securities maturing within 60 days or less are valued on an amortized cost basis. Debt securities with a remaining maturity of greater than 60 days are valued in accordance with the evaluated bid price supplied by the pricing service. The evaluated bid price supplied by the pricing service is an evaluation that reflects such factors as security prices, yields, maturities, and ratings. Securities for which market quotations are not readily available or are deemed unreliable are valued at fair value determined in good faith under procedures established by and under the supervision of the Trustees (the "Valuation Procedures"). Circumstances in which fair value pricing may be utilized include, but are not limited to: (i) when significant events occur which may affect the securities of a single issuer, such as mergers, bankruptcies, or significant issuer specific developments; (ii) when significant events occur which may affect an entire market, such as natural disasters or significant governmental actions; and (iii) when non-significant events occur such as markets closing early or not opening, security trading halts, or pricing of nonvalued securities and restricted or nonpublic securities. The Portfolios may use a systematic fair valuation model provided by an independent third party to value international equity securities in order to adjust for stale pricing, which may occur between the close of certain foreign exchanges and the NYSE.

   Trading in securities on European and Far Eastern securities exchanges and over-the-counter markets is normally completed well before the close of business on each business day in New York (i.e., a day on which the NYSE is open). In addition, European or Far Eastern securities trading generally or in a particular country or countries may not take place on all business days in New York. Furthermore, trading takes place in Japanese markets on certain Saturdays and in various foreign markets on days which are not business days in New York and on which a Portfolio's NAV is not calculated. A Portfolio calculates its NAV per share, and therefore effects sales, redemptions, and repurchases of its shares, as of the close of the NYSE once each day on which the NYSE is open. Such calculation may not take place contemporaneously with the determination of the prices of the foreign portfolio securities used in such calculation. If an event that is expected to affect the value of a portfolio security occurs after the close of the principal exchange or market on which that security is traded, and before the close of the NYSE, then that security may be valued in good faith under the Valuation Procedures.

PURCHASES

   Shares of the Portfolios can be purchased only by (i) the separate accounts of participating insurance companies for the purpose of funding variable insurance contracts and (ii) certain qualified retirement plans that have signed appropriate agreements with the Portfolios containing provisions requiring them to administer the redemption fee, consistent with the Portfolios' requirements. Participating insurance companies and certain designated organizations are authorized to receive purchase orders on the Portfolios' behalf and those organizations are authorized to designate their agents and affiliates as intermediaries to receive purchase orders. Purchase orders are deemed received by a Portfolio when authorized organizations, their agents, or affiliates receive the order provided that such designated organizations or their agents or affiliates transmit the order to the Portfolio within contractually specified periods. The Portfolios are not responsible for the failure of any designated organization or its agents or affiliates to carry out its obligations to its customers. In order to receive a day's price, your order must be received in good order by the close of the regular trading session of the NYSE as described above in "Net Asset Value Determination." The prospectus for your insurance company's separate account or your plan documents contain detailed information about investing in the Portfolios.

DISTRIBUTION AND SHAREHOLDER SERVICING PLAN

   Under a distribution and shareholder servicing plan ("Plan") adopted in accordance with Rule 12b-1 under the 1940 Act, the Shares may pay Janus Distributors, the Trust's distributor, a fee at an annual rate of up to 0.25% of the average daily net assets of the Shares of a Portfolio. Under the terms of the Plan, the Trust is authorized to make payments to Janus Distributors for remittance to insurance companies and qualified plan service providers as compensation for distribution and shareholder servicing performed by such service providers. The Plan is a compensation type plan and permits the payment at an annual rate of up to 0.25% of the average daily net assets of the Shares of a Portfolio for recordkeeping and administrative services as well as activities which are primarily intended to result in sales of the Shares, including but not limited to preparing, printing and distributing prospectuses, Statements of Additional Information, shareholder reports, and educational materials to prospective and existing contract owners and plan participants; responding to inquiries by contract owners and plan participants; receiving and answering correspondence; contract owner and participant level recordkeeping and administrative services; and similar activities. Payments are made to Janus Distributors, the Portfolios' distributor, who may make ongoing payments to insurance companies and qualified plan service providers based on the value of Portfolio shares held by such intermediaries' customers. On October 18, 2001, Trustees unanimously approved the Plan which became effective on that date. The Plan and any Rule 12b-1 related agreement that is entered into by the Portfolios or Janus Distributors in connection with the Plan will continue in effect for a period of more than one year only so long as continuance is specifically approved at least annually by a vote of a majority of the Trustees, and of a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the operation of the Plan or any related agreements ("12b-1 Trustees"). All material amendments to the Plan must be approved by a majority vote of the Trustees, including a majority of the 12b-1 Trustees, at a meeting called for that purpose. In addition, the Plan may be terminated as to a Portfolio at any time, without penalty, by vote of a majority of the outstanding Shares of a Portfolio or by vote of a majority of the 12b-1 Trustees.


   For the fiscal year ended December 31, 2006, the Service Shares and Service II Shares of the Portfolios made payments to Janus Distributors pursuant to Rule 12b-1 plans in amounts aggregating $3,421,708 and Janus Capital made payments to intermediaries from its own resources in amounts aggregating $668,009. The following summarizes allocation of the aggregated $2,762,381 paid by the Portfolios and Janus Capital under the 12b-1 plans for the
   Portfolios:



                                                                   Prospectus
                                                                  Preparation,
                                                Advertising and   Printing and    Payment to   Compensation to   Total Fund 12b-1
Portfolio Name                                    Literature         Mailing       Brokers     Sales Personnel       Payments
---------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL & GLOBAL
  Worldwide Growth Portfolio                        $ 6,368         $ 15,547      $ 488,112       $ 25,456          $  488,384
  International Growth Portfolio                    $35,729         $ 55,689      $2,543,210      $474,917          $2,533,873
SPECIALTY EQUITY
  Global Technology Portfolio                       $ 7,867         $ 15,420      $ 399,068       $ 22,334          $  399,451

REDEMPTIONS

   Redemptions, like purchases, may only be effected through the separate accounts of participating insurance companies or qualified retirement plans. Certain designated organizations are authorized to receive redemption orders on the Portfolios' behalf and those organizations are authorized to designate their agents and affiliates as intermediaries to receive redemption orders. Redemption orders are deemed received by a Portfolio when authorized organizations, their agents, or affiliates receive the order. The Portfolios are not responsible for the failure of any designated organization or its agents or affiliates to carry out its obligations to its customers.

   Shares normally will be redeemed for cash, although each Portfolio retains the right to redeem some or all of its shares in-kind under unusual circumstances, in order to protect the interests of remaining shareholders, or to accommodate a request by a particular shareholder that does not adversely affect the interest of the remaining shareholders, by delivery of securities selected from its assets at its discretion. However, the Portfolios are governed by Rule 18f-1 under the 1940 Act, which requires each Portfolio to redeem shares solely for cash up to the lesser of $250,000 or 1% of the NAV of that Portfolio during any 90-day period for any one shareholder. Should redemptions by any shareholder exceed such limitation, a Portfolio will have the option of redeeming the excess in cash or in-kind. If shares are redeemed in-kind, the redeeming shareholder may incur brokerage costs in converting the assets to cash. The method of valuing securities used to make redemptions in-kind will be the same as the method of valuing portfolio securities described under "Shares of the Trust - Net Asset Value Determination" and such valuation will be made as of the same time the redemption price is determined.

   The right to require the Portfolios to redeem their Shares may be suspended, or the date of payment may be postponed, whenever: (i) trading on the NYSE is restricted, as determined by the SEC, or the NYSE is closed (except for holidays and weekends); (ii) the SEC permits such suspension and so orders; or (iii) an emergency exists as determined by the SEC so that disposal of securities or determination of NAV is not reasonably practicable.

INCOME DIVIDENDS, CAPITAL GAINS DISTRIBUTIONS, AND TAX STATUS
--------------------------------------------------------------------------------

   The following is intended to be a general summary of certain U.S. federal income tax consequences of investing in the Portfolios. It is not intended to be a complete discussion of all such federal income tax consequences, nor does it purport to deal with all categories of investors. This discussion reflects applicable tax laws of the United States as of the date of this Statement of Additional Information. However, tax laws may change or be subject to new interpretation by the courts or the IRS, possibly with retroactive effect. Investors are therefore advised to consult with their own tax advisers before making an investment in the Portfolios.

   It is a policy of the Portfolios' Shares to make distributions of substantially all of their respective investment income and any net realized capital gains. The Portfolios intend to qualify as regulated investment companies by satisfying certain requirements prescribed by Subchapter M of the Internal Revenue Code. If a Portfolio failed to qualify as a regulated investment company in any taxable year, the Portfolio may be subject to tax on its taxable income at corporate rates. In addition, all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would generally be taxable to shareholders as ordinary income but may, at least in part, qualify for the dividends received deduction applicable to corporations or the reduced rate of taxation applicable to noncorporate holders for "qualified dividend income." In addition, the Portfolios could be required to recognize unrealized gains, pay taxes and interest, and make distributions before requalifying as regulated investment companies that are accorded special tax treatment. In addition, each Portfolio intends to comply with the diversification requirements of Internal Revenue Code Section 817(h) related to the tax-deferred status of insurance company separate accounts.

   All income dividends and capital gains distributions, if any, on a Portfolio's Shares are reinvested automatically in additional Shares of that Portfolio at the NAV determined on the first business day following the record date.

   The Portfolios may purchase securities of certain foreign corporations considered to be passive foreign investment companies by the Internal Revenue Code. In order to avoid taxes and interest that must be paid by the Portfolios, the Portfolios may make various elections permitted by the tax laws. However, these elections could require that the Portfolios recognize taxable income, which in turn must be distributed even though the Portfolios may not have received any income upon such an event.

   Some foreign securities purchased by the Portfolios may be subject to foreign taxes which could reduce the yield on such securities. If the amount of foreign taxes is significant in a particular year, the Portfolios that qualify under Section 853 of the Internal Revenue Code may elect to pass through such taxes to shareholders. If such election is not made by a Portfolio, any foreign taxes paid or accrued will represent an expense to the Portfolio which will reduce its investment company taxable income.

   Because Shares of the Portfolios can only be purchased through variable insurance contracts or qualified plans, it is anticipated that any income dividends or capital gains distributions will be exempt from current taxation if left to accumulate within such contracts or plans. See the prospectus for the separate account of the related insurance company or the plan documents for additional information.

PRINCIPAL SHAREHOLDERS
--------------------------------------------------------------------------------


   The officers and Trustees of the Portfolios cannot directly own Shares of the Portfolios without purchasing an insurance contract through one of the participating insurance companies or through a qualified plan. As a result, such officers and Trustees as a group do not own any outstanding Shares of the Portfolios. As of April 20, 2007, all of the outstanding Shares of the Portfolios were owned by certain insurance company separate accounts or qualified plans. The percentage ownership of each separate account or plan owning 5% or more of the Shares of any Portfolio is as follows:



Portfolio Name                                       Shareholder and Address of Record                       Percentage Ownership
---------------------------------------------------------------------------------------------------------------------------------
Worldwide Growth Portfolio                           Janus Capital Management LLC                                 100.00%*
                                                     Denver CO
International Growth Portfolio                       Nationwide Insurance Company - NWVA9                           48.42%
                                                     Columbus OH
                                                     Nationwide Insurance Company - NWVAII                          43.20%
                                                     Columbus OH
Global Technology Portfolio                          Nationwide Insurance Company - NWVA9                           78.39%
                                                     Columbus OH
                                                     Nationwide Insurance Company - NWVAII                          20.12%
                                                     Columbus OH



* This ownership represents seed capital that Janus Capital or an affiliate provided for the Portfolio.


   No qualified plan owned 10% or more of the shares of the Trust as a whole.

   The Shares held by the separate accounts of each insurance company, including Shares for which no voting instructions have been received, will be voted by each insurance company in proportion to instructions received from contract owners. Since the listed insurance company separate accounts' voting rights are passed through to contract owners, the insurance companies themselves do not exercise voting control over the shares held in those accounts.

MISCELLANEOUS INFORMATION
--------------------------------------------------------------------------------

   Each Portfolio is a series of the Trust, an open-end management investment company registered under the 1940 Act and organized as a Delaware statutory trust on May 20, 1993. As of the date of this SAI, the Trust offers seventeen series of shares, known as "Portfolios," three of which offer three classes of shares, nine of which offer two classes of shares, and five of which offer one class of shares.

   Janus Capital reserves the right to the name "Janus." In the event that Janus Capital does not continue to provide investment advice to the Portfolios, the Portfolios must cease to use the name "Janus" as soon as reasonably practicable.

SHARES OF THE TRUST

   The Trust is authorized to issue an unlimited number of shares of beneficial interest with a par value of $0.001 per share for each series of the Trust. Shares of each series of the Trust are fully paid and nonassessable when issued. Shares of a Portfolio participate equally in dividends and other distributions by the shares of such Portfolio, and in residual assets of that Portfolio in the event of liquidation. Shares of each Portfolio have no preemptive, conversion, or subscription rights.

   The Portfolios discussed in this SAI each offer three classes of shares. The Shares discussed in this SAI are offered only in connection with investment in and payments under variable insurance contracts as well as certain qualified retirement plans that require a fee from Portfolio assets to procure distribution and administrative services to contract owners and plan participants and include a redemption fee. The redemption fee may be imposed on interests in separate accounts or plans held 60 days or less and thus an insurance company or qualified plan must have agreed to administer the fee. The second class of shares, Institutional Shares, is offered only in connection with investments in and payments under variable insurance contracts as well as certain qualified retirement plans. The third class of shares, Service Shares, is offered only in connection with investment in and payments under variable insurance contracts as well as certain qualified retirement plans that require a fee from Portfolio assets to procure distribution and administrative services to contract owners and plan participants.

SHAREHOLDER MEETINGS

   The Trust does not intend to hold annual or regular shareholder meetings unless otherwise required by the Amended and Restated Trust Instrument or the 1940 Act. Special meetings may be called for a specific Portfolio or for the Trust as a whole for purposes such as electing or removing Trustees, terminating or reorganizing the Trust, changing fundamental policies, or for any other purpose requiring a shareholder vote under the 1940 Act. Commencing in 2005 and not less than every fifth calendar year thereafter, a meeting of shareholders shall be held to elect Trustees.

   Separate votes are taken by each Portfolio or class only if a matter affects or requires the vote of only that Portfolio or class or if that Portfolio's or class' interest in the matter differs from the interest of other Portfolios or classes of the Trust. A shareholder is entitled to one vote for each whole dollar and a proportionate fractional vote for each fractional dollar of NAV of the applicable shares held in the shareholder's name.

   Under the Amended and Restated Trust Instrument, special meetings of shareholders of the Trust or of any Portfolio shall be called subject to certain conditions, upon written request of shareholders owning Shares representing at least two-thirds of the votes entitled to be cast at such meeting. The Portfolios will assist these shareholders in communicating with other shareholders in connection with such a meeting similar to that referred to in Section 16(c) of the 1940 Act.

VOTING RIGHTS

   A participating insurance company issuing a variable insurance contract will vote shares in the separate account as required by law and interpretations thereof, as may be amended or changed from time to time. In accordance with current law and interpretations, a participating insurance company is required to request voting instructions from policy owners and must vote shares in the separate account, including shares for which no instructions have been received, in proportion to the voting instructions received. Additional information may be found in the participating insurance company's separate account prospectus.

   The Trustees are responsible for major decisions relating to each Portfolio's policies and objectives; the Trustees oversee the operation of each Portfolio by its officers and review the investment decisions of the officers.

   The Trustees of the Trust were elected at a meeting of shareholders on December 29, 2005. Under the Amended and Restated Trust Instrument, each Trustee will continue in office until the termination of the Trust or his or her earlier death, retirement, resignation, bankruptcy, incapacity, or removal. Vacancies will be filled by appointment by a majority of the remaining Trustees, subject to the 1940 Act. Therefore, no annual or regular meetings of shareholders normally will be held, unless otherwise required by the Amended and Restated Trust Instrument or the 1940 Act. Subject to the foregoing, shareholders have the power to vote to elect or remove Trustees, to terminate or reorganize their Portfolio, to amend the Amended and Restated Trust Instrument, to bring certain derivative actions, and on any other matters on which a shareholder vote is required by the 1940 Act, the Amended and Restated Trust Instrument, the Trust's Bylaws, or the Trustees.

   As mentioned previously in "Shareholder Meetings," a shareholder will be entitled to one vote for each whole dollar and a proportionate fractional vote for each fractional dollar of NAV of the applicable shares held in the shareholder's name. Shares of all Portfolios of the Trust have noncumulative voting rights, which means that the holders of more than 50% of the value of shares of all Portfolios of the Trust voting for the election of Trustees can elect 100% of the Trustees if they choose to do so. In such event, the holders of the remaining value of shares will not be able to elect any Trustees.


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


   PricewaterhouseCoopers LLP, 1670 Broadway, Suite 1000, Denver, Colorado 80202, the Independent Registered Public Accounting Firm for the Portfolios, audits the Portfolios' annual financial statements and compiles their tax returns.

REGISTRATION STATEMENT

   The Trust has filed with the SEC, Washington, D.C., a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities to which this SAI relates. If further information is desired with respect to the Portfolios or such securities, reference is made to the Registration Statement and the exhibits filed as a part thereof.

FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

DOCUMENTS INCORPORATED BY REFERENCE TO THE ANNUAL REPORT

   The following audited financial statements for the period ended December 31, 2006 are hereby incorporated into this SAI by reference to the Portfolios' Annual Reports dated December 31, 2006.

   Schedules of Investments as of December 31, 2006

   Statements of Assets and Liabilities as of December 31, 2006

   Statements of Operations for the period ended December 31, 2006


   Statements of Changes in Net Assets for each of the periods indicated


   Financial Highlights for each of the periods indicated

   Notes to Financial Statements

   Report of Independent Registered Public Accounting Firm

   The portions of the Annual Reports that are not specifically listed above are not incorporated by reference into this SAI and are not part of the Registration Statement.

APPENDIX A
--------------------------------------------------------------------------------

EXPLANATION OF RATING CATEGORIES

   The following is a description of credit ratings issued by three of the major credit rating agencies. Credit ratings evaluate only the safety of principal and interest payments, not the market value risk of lower quality securities. Credit rating agencies may fail to change credit ratings to reflect subsequent events on a timely basis. Although Janus Capital considers security ratings when making investment decisions, it also performs its own investment analyses and does not rely solely on the ratings assigned by credit agencies.

STANDARD & POOR'S
RATINGS SERVICE

          BOND RATING                  EXPLANATION
          -----------------------------------------------------------------------------------------
          Investment Grade
          AAA......................... Highest rating; extremely strong capacity to pay principal and interest.
          AA.......................... High quality; very strong capacity to pay principal and interest.
          A........................... Strong capacity to pay principal and interest; somewhat more susceptible to the adverse effects of changing circumstances and economic conditions.
          BBB-........................ Adequate capacity to pay principal and interest; normally exhibit adequate protection parameters, but adverse economic conditions or changing circumstances more likely to lead to a weakened capacity to pay principal and interest than for higher rated bonds.
          Non-Investment Grade
          BB+, B, CCC, CC, C.......... Predominantly speculative with respect to the issuer's capacity to meet required interest and principal payments.
                                       BB - lowest degree of speculation; C - the highest degree of speculation. Quality and protective characteristics
                                       outweighed by large uncertainties or major risk exposure to adverse conditions.
          D........................... In default.

FITCH, INC.

          BOND RATING                  EXPLANATION
          -----------------------------------------------------------------------------------------
          Investment Grade
          AAA......................... Highest rating; extremely strong capacity to pay principal and interest.
          AA.......................... High quality; very strong capacity to pay principal and interest.
          A........................... Strong capacity to pay principal and interest; somewhat more susceptible to the adverse effects of changing circumstances and economic conditions.
          BBB-........................ Adequate capacity to pay principal and interest; normally exhibit adequate protection parameters, but adverse economic conditions or changing circumstances more likely to lead to a weakened capacity to pay principal and interest than for higher rated bonds.
          Non-Investment Grade
          BB+, B, CCC, CC, C.......... Predominantly speculative with respect to the issuer's capacity to meet required interest and principal payments.
                                       BB - lowest degree of speculation; C - the highest degree of speculation. Quality and protective characteristics
                                       outweighed by large uncertainties or major risk exposure to adverse conditions.
          D........................... In default.

MOODY'S INVESTORS
SERVICE, INC.

          BOND RATING                  EXPLANATION
          -----------------------------------------------------------------------------------------
          Investment Grade
          Aaa......................... Highest quality, smallest degree of investment risk.
          Aa.......................... High quality; together with Aaa bonds, they compose the high-grade bond group.
          A........................... Upper to medium-grade obligations; many favorable investment attributes.
          Baa......................... Medium-grade obligations; neither highly protected nor poorly secured. Interest and principal appear adequate for the present but certain protective elements may be lacking or may be unreliable over any great length of time.
          Non-Investment Grade
          Ba.......................... More uncertain, with speculative elements. Protection of interest and principal payments not well safeguarded during good and bad times.
          B........................... Lack characteristics of desirable investment; potentially low assurance of timely interest and principal payments or maintenance of other contract terms over time.
          Caa......................... Poor standing, may be in default; elements of danger with respect to principal or interest payments.
          Ca.......................... Speculative in a high degree; could be in default or have other marked shortcomings.
          C........................... Lowest rated; extremely poor prospects of ever attaining investment standing.


   Unrated securities will be treated as non-investment grade securities unless the portfolio managers determine that such securities are the equivalent of investment grade securities. When calculating the quality assigned to securities that receive different ratings from two or more agencies ("split rated securities"), the security will receive: (i) the middle rating from the three reporting agencies if three agencies provide a rating for the security;
   (ii) the lowest rating if only two agencies provide a rating for the security; or (iii) the rating assigned if only one agency rates the security.

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 60

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

                                  (JANUS LOGO)
                                   WWW.JANUS.COM/INFO

                                   151 Detroit Street
                                   Denver, CO 80206-4805
                                   1-800-525-0020

                                         May 1, 2007
                                         Money Market Portfolio

                               JANUS ASPEN SERIES
                              INSTITUTIONAL SHARES

                      Statement of Additional Information


     This Statement of Additional Information ("SAI") expands upon and supplements the information contained in the current Prospectuses for the Institutional Shares (the "Shares") of Money Market Portfolio. The Shares are sold under the name "Janus Aspen Series". The Portfolio is a separate series of Janus Aspen Series, a Delaware statutory trust (the "Trust"), and is managed by Janus Capital Management LLC ("Janus Capital").


     The Shares of the Portfolio may be purchased only by the separate accounts of insurance companies for the purpose of funding variable life insurance policies and variable annuity contracts (collectively, "variable insurance contracts") and by certain qualified retirement plans.


     This SAI is not a Prospectus and should be read in conjunction with the Prospectus dated May 1, 2007, and any supplements thereto, which are incorporated by reference into this SAI and may be obtained from your insurance company or plan sponsor, or by contacting a Janus representative at 1-800-525-0020. This SAI contains additional and more detailed information about the Portfolio's operations and activities than the Prospectus. The Annual and Semiannual Reports, which contain important financial information about the Portfolio, are incorporated by reference into this SAI and are also available, without charge, from your plan sponsor, or other financial intermediary, at www.janus.com/info, or by contacting a Janus representative at 1-800-525-0020.

(JANUS LOGO)

TABLE OF CONTENTS
--------------------------------------------------------------------------------

    Investment Policies and Restrictions, and Investment
    Strategies..................................................    2
    Determination of Net Asset Value............................   12
    Investment Adviser..........................................   13
    Custodian, Transfer Agent, and Certain Affiliations.........   18
    Portfolio Transactions and Brokerage........................   19
    Trustees and Officers.......................................   21
    Purchase of Shares..........................................   27
    Redemption of Shares........................................   28
    Dividends and Tax Status....................................   29
    Principal Shareholders......................................   30
    Miscellaneous Information...................................   31
       Shares of the Trust......................................   31
       Shareholder Meetings.....................................   31
       Voting Rights............................................   31
       Independent Registered Public Accounting Firm............   32
       Registration Statement...................................   32
    Financial Statements........................................   33
    Appendix A..................................................   34
       Description of Securities Ratings........................   34
    Appendix B..................................................   36
       Description of Municipal Securities......................   36

INVESTMENT POLICIES AND RESTRICTIONS AND INVESTMENT STRATEGIES
--------------------------------------------------------------------------------

INVESTMENT POLICIES AND RESTRICTIONS

   The Portfolio has adopted certain fundamental investment policies and restrictions that cannot be changed without shareholder approval. Shareholder approval means approval by the lesser of: (i) more than 50% of the outstanding voting securities of the Trust (or the Portfolio or class of shares if a matter affects just the Portfolio or class of shares) or (ii) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding voting securities of the Trust (or the Portfolio or class of shares) are present or represented by proxy.

   As used in the policies and restrictions set forth below and as used elsewhere in this SAI, the term "U.S. Government securities" shall have the meaning set forth in the Investment Company Act of 1940, as amended (the "1940 Act"). The 1940 Act defines U.S. Government securities as securities issued or guaranteed by the United States Government, its agencies, or instrumentalities. U.S. Government securities may also include repurchase agreements collateralized and municipal securities escrowed with or refunded with escrowed U.S. Government securities.

   The Portfolio has adopted the following fundamental policies and restrictions:

   (1) With respect to 75% of its total assets, the Portfolio may not purchase securities of an issuer (other than a U.S. Government security or securities of another investment company) if: (a) such purchase would, at the time, cause more than 5% of the Portfolio's total assets taken at market value to be invested in the securities of such issuer (except as allowed under Rule 2a-7) or (b) such purchase would, at the time, result in more than 10% of the outstanding voting securities of such issuer being held by the Portfolio.

   (2) The Portfolio may not purchase securities if 25% or more of the value of its total assets would be invested in the securities of issuers conducting their principal business activities in the same industry; provided that: (i) there is no limit on investments in U.S. Government securities or in obligations of domestic commercial banks (including U.S. branches of foreign banks subject to regulations under U.S. laws applicable to domestic banks and, to the extent that its parent is unconditionally liable for the obligation, foreign branches of U.S. banks); (ii) this limitation shall not apply to the Portfolio's investments in municipal securities; (iii) there is no limit on investments in issuers domiciled in a single country; (iv) financial service companies are classified according to the end users of their services (for example, automobile finance, bank finance, and diversified finance are each considered to be a separate industry); and (v) utility companies are classified according to their services (for example, gas, gas transmission, electric, and telephone are each considered to be a separate industry).

   (3) The Portfolio may not act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities.

   (4) The Portfolio may not lend any security or make any other loan if, as a result, more than 33 1/3% of the Portfolio's total assets would be lent to other parties (but this limitation does not apply to investments in repurchase agreements, commercial paper, debt securities, or loans, including assignments and participation interests).

   (5) The Portfolio may not purchase or sell real estate or any interest therein, except that the Portfolio may invest in debt obligations secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein.

   (6) The Portfolio may not purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments (but this limitation shall not prevent the Portfolio from purchasing or selling foreign currencies, options, futures, swaps, forward contracts, or other derivative instruments, or from investing in securities or other instruments backed by physical commodities).

   (7) The Portfolio may not borrow money, except that the Portfolio may borrow money for temporary or emergency purposes (not for leveraging or investment). Borrowings from banks will not, in any event, exceed one-third of the value of the Portfolio's total assets (including the amount borrowed). This policy shall not prohibit short sales transactions, or futures, options, swaps, or forward transactions. The Portfolio may not issue "senior securities" in contravention of the 1940 Act.

   (8) The Portfolio may, notwithstanding any other investment policy or restriction (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies, and restrictions as the Portfolio.

   Investment restriction (1) is intended to reflect the requirements under
   Section 5(b)(1) of the 1940 Act for a diversified fund. Rule 2a-7 provides that money market funds that comply with the diversification limits of Rule 2a-7 are deemed to comply with the diversification limits of Section 5(b)(1). Thus, the Portfolio interprets restriction (1) in accordance with Rule 2a-7. Accordingly, if securities are subject to a guarantee provided by a noncontrolled person, the Rule 2a-7 diversification tests apply to the guarantor, and the diversification test in restriction (1) does not apply to the issuer.

   The Portfolio has adopted the following nonfundamental investment restrictions that may be changed by the Trustees without shareholder approval:

   (1) The Portfolio may not invest in securities or enter into repurchase agreements with respect to any securities if, as a result, more than 10% of its net assets would be invested in repurchase agreements not entitling the holder to payment of principal within seven days and in other securities that are not readily marketable ("illiquid securities"). The Trustees, or the Portfolio's investment adviser acting pursuant to authority delegated by the Trustees, may determine that a readily available market exists for: securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933, as amended ("Rule 144A Securities"), or any successor to such rule;
   Section 4(2) commercial paper; and municipal lease obligations. Accordingly, such securities may not be subject to the foregoing limitation.

   (2) The Portfolio may not purchase securities on margin or make short sales of securities, except for short sales against the box and the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities.

   (3) The Portfolio may not pledge, mortgage, hypothecate, or encumber any of its assets except to secure permitted borrowings or in connection with permitted short sales.

   (4) The Portfolio may not invest in companies for the purpose of exercising control of management.

   Under the terms of an exemptive order received from the Securities and Exchange Commission ("SEC"), the Portfolio may borrow money from or lend money to other funds that permit such transactions and for which Janus Capital or one of its affiliates serves as investment adviser. All such borrowing and lending will be subject to the above limits and to the limits and other conditions in such exemptive order. The Portfolio will borrow money through the program only when the costs are equal to or lower than the cost of bank loans. Interfund loans and borrowings normally extend overnight, but can have a maximum duration of seven days. The Portfolio will lend through the program only when the returns are higher than those available from other short-term instruments (such as repurchase agreements). The Portfolio may have to borrow from a bank at a higher interest rate if an interfund loan is called or not renewed. Any delay in repayment to a lending Portfolio could result in a lost investment opportunity or additional borrowing costs.

   For purposes of the Portfolio's policies on investing in particular industries, the Portfolio will rely primarily on industry or industry group classifications as published by Bloomberg L.P. To the extent that Bloomberg L.P. industry classifications are so broad that the primary economic characteristics in a single class are materially different, the Portfolio may further classify issuers in accordance with industry classifications as published by the SEC.

INVESTMENT STRATEGIES

   The Portfolio may invest only in "eligible securities" as defined in Rule 2a-7 adopted under the 1940 Act. Generally, an eligible security is a security that: (i) is denominated in U.S. dollars and has a remaining maturity of 397 days or less (as calculated pursuant to Rule 2a-7); (ii) is rated, or is issued by an issuer with short-term debt outstanding that is rated, in one of the two highest rating categories by any two nationally recognized statistical rating organizations ("NRSROs") or, if only one NRSRO has issued a rating, by that NRSRO (the "Requisite NRSROs") or is unrated and of comparable quality to a rated security, as determined by Janus Capital; and
   (iii) has been determined by Janus Capital to present minimal credit risks pursuant to procedures approved by the Trustees. In addition, the Portfolio will maintain a dollar-weighted average portfolio maturity of 90 days or less. A description of the ratings of some NRSROs appears in Appendix A.

   Under Rule 2a-7, the Portfolio may not invest more than five percent of its total assets in the securities of any one issuer other than U.S. Government securities, provided that in certain cases the Portfolio may invest more than 5% of its assets in a single issuer for a period of up to three business days. Investment in demand features, guarantees, and other types of instruments or features are subject to the diversification limits under Rule 2a-7.

   Pursuant to Rule 2a-7, the Portfolio will invest at least 95% of its total assets in "first-tier" securities. First-tier securities are eligible securities that are rated, or are issued by an issuer with short-term debt outstanding that is rated, in the highest rating category by the Requisite NRSROs or are unrated and of comparable quality to a rated security. In addition, the Portfolio may invest in "second-tier" securities, which are eligible securities that are not first-tier securities. However, the Portfolio may not invest in a second-tier security if, immediately after the acquisition thereof, it would have invested more than: (i) the greater of one percent of its total assets or one million dollars in second-tier securities issued by that issuer or (ii) five percent of its total assets in second-tier securities.

   The following discussion of types of securities in which the Portfolio may invest supplements and should be read in conjunction with the Prospectus.

Participation Interests

   The Portfolio may purchase participation interests in loans or securities in which it may invest directly. Participation interests are generally sponsored or issued by banks or other financial institutions. A participation interest gives the Portfolio an undivided interest in the underlying loans or securities in the proportion that the Portfolio's interest bears to the total principal amount of the underlying loans or securities. Participation interests, which may have fixed, floating, or variable rates, may carry a demand feature backed by a letter of credit or guarantee of a bank or institution permitting the holder to tender them back to the bank or other institution. For certain participation interests, the Portfolio will have the right to demand payment, on not more than seven days' notice, for all or a part of the Portfolio's participation interest. The Portfolio intends to exercise any demand rights it may have upon default under the terms of the loan or security, to provide liquidity or to maintain or improve the quality of the Portfolio's investment portfolio. The Portfolio will only purchase participation interests that Janus Capital determines present minimal credit risks.

Variable and Floating Rate Notes

   The Portfolio also may purchase variable and floating rate demand notes of corporations and other entities, which are unsecured obligations redeemable upon not more than 30 days' notice. These obligations include master demand notes that permit investment of fluctuating amounts at varying rates of interest pursuant to direct arrangements with the issuer of the instrument. The issuer of these obligations often has the right, after a given period, to prepay the outstanding principal amount of the obligations upon a specified number of days' notice. These obligations generally are not traded, nor generally is there an established secondary market for these obligations. To the extent a demand note does not have a seven day or shorter demand feature and there is no readily available market for the obligation, it is treated as an illiquid investment.

   Securities with ultimate maturities of greater than 397 days may be purchased only pursuant to Rule 2a-7. Under that Rule, only those long-term instruments that have demand features which comply with certain requirements and certain variable rate U.S. Government securities may be purchased. The rate of interest on securities purchased by the Portfolio may be tied to short-term Treasury or other government securities or indices on securities that are permissible investments of the Portfolio, as well as other money market rates of interest. The Portfolio will not purchase securities whose values are tied to interest rates or indices that are not appropriate for the duration and volatility standards of a money market fund.

Mortgage- and Asset-Backed Securities

   The Portfolio may invest in mortgage-backed securities, which represent an interest in a pool of mortgages made by lenders such as commercial banks, savings and loan institutions, mortgage bankers, mortgage brokers, and savings banks. Mortgage-backed securities may be issued by governmental or government-related entities or by nongovernmental entities such as banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers, and other secondary market issuers.

   Interests in pools of mortgage-backed securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. In contrast, mortgage-backed securities provide periodic payments, which consist of interest and, in most cases, principal. In effect, these payments are a "pass-through" of the periodic payments and optional prepayments made by the individual borrowers on their mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments to holders of mortgage-backed securities are caused by prepayments resulting from the sale of the underlying residential property, refinancing, or foreclosure, net of fees or costs which may be incurred.

   As prepayment rates of individual pools of mortgage loans vary widely, it is not possible to predict accurately the average life of a particular security. Although mortgage-backed securities are issued with stated maturities of up to forty years, unscheduled or early payments of principal and interest on the underlying mortgages may shorten considerably the effective maturities. Mortgage-backed securities may have varying assumptions for average life. The volume of prepayments of principal on a pool of mortgages underlying a particular security will influence the yield of that security, and the principal returned to the Portfolio may be reinvested in instruments whose yield may be higher or lower than that which might have been obtained had the prepayments not occurred. When interest rates are declining, prepayments usually increase, with the result that reinvestment of principal prepayments will be at a lower rate than the rate applicable to the original mortgage-backed security.

   The Portfolio may invest in mortgage-backed securities that are issued by agencies or instrumentalities of the U.S. Government. Ginnie Mae is the principal federal government guarantor of mortgage-backed securities. Ginnie Mae is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. Ginnie Mae Certificates are debt securities which represent an interest in one mortgage or a pool of mortgages insured by the Federal Housing Administration or the Farmers Home Administration or guaranteed by the Veterans Administration. The Portfolio may also invest in pools of conventional mortgages which are issued or guaranteed by agencies of the U.S. Government. Ginnie Mae pass-through securities are considered to be riskless with respect to default in that: (i) the underlying mortgage loan portfolio is comprised entirely of government-backed loans and (ii) the timely payment of both principal and interest on the securities is guaranteed by the full faith and credit of the U.S. Government, regardless of whether or not payments have been made on the underlying mortgages. Ginnie Mae pass-through securities are, however, subject to the same market risk as comparable debt securities. Therefore, the market value of the Portfolio's Ginnie Mae securities can be expected to fluctuate in response to changes in prevailing interest rate levels.

   Residential mortgage loans are pooled also by Freddie Mac. Freddie Mac is a privately managed, publicly chartered agency created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. Freddie Mac issues participation certificates ("PCs") which represent interests in mortgages from Freddie Mac's national portfolio. The mortgage loans in Freddie Mac's portfolio are not U.S. Government backed; rather, the loans are either uninsured with loan-to-value ratios of 80% or less, or privately insured if the loan-to-value ratio exceeds 80%. Freddie Mac guarantees the timely payment of interest and ultimate collection of principal on Freddie Mac PCs; the U.S. Government does not guarantee any aspect of Freddie Mac PCs.

   Fannie Mae is a government-sponsored corporation owned entirely by private shareholders. It is subject to general regulation by the Secretary of Housing and Urban Development. Fannie Mae purchases residential mortgages from a list of approved seller/servicers, which include savings and loan associations, savings banks, commercial banks, credit unions, and mortgage bankers. Fannie Mae guarantees the timely payment of principal and interest on the pass-through securities issued by Fannie Mae; the U.S. Government does not guarantee any aspect of the Fannie Mae pass-through securities.

   The Portfolio may also invest in privately-issued mortgage-backed securities to the extent permitted by its investment restrictions. Mortgage-backed securities offered by private issuers include pass-through securities comprised of pools of conventional residential mortgage loans; mortgage-backed bonds, which are considered to be debt obligations of the institution issuing the bonds and which are collateralized by mortgage loans; and collateralized mortgage obligations ("CMOs"), which are collateralized by mortgage-backed securities issued by Ginnie Mae, Freddie Mac, or Fannie Mae or by pools of conventional mortgages.

   Asset-backed securities represent direct or indirect participation in, or are secured by and payable from, assets other than mortgage-backed assets such as motor vehicle installment sales contracts, installment loan contracts, leases of various types of real and personal property, and receivables from revolving credit agreements (credit cards). Asset-backed securities have yield characteristics similar to those of mortgage-backed securities and, accordingly, are subject to many of the same risks.

Securities Lending

   Under procedures adopted by the Trustees, the Portfolio may lend securities to qualified parties (typically brokers or other financial institutions) who need to borrow securities in order to complete certain transactions such as covering short sales, avoiding failures to deliver securities, or completing arbitrage activities. The Portfolio may seek to earn additional income through securities lending. There is the risk of delay in recovering a loaned security or the risk of loss in collateral rights if the borrower fails financially. In addition, Janus Capital makes efforts to balance the benefits and risks from granting such loans. The Portfolio does not have the right to vote on securities while they are being lent; however, the Portfolio may attempt to call back the loan and vote the proxy if time permits. All loans will be continuously secured by collateral which may consist of cash, U.S. Government securities, domestic and foreign short-term debt instruments, letters of credit, money market mutual funds or other money market accounts, or such other collateral as permitted by the SEC. Cash collateral may be invested in affiliated money market funds or other accounts advised by Janus Capital to the extent consistent with exemptive relief obtained from the SEC or as permitted by the 1940 Act and rules promulgated thereunder. Cash collateral may also be invested in unaffiliated money market funds or other accounts.

Reverse Repurchase Agreements

   Reverse repurchase agreements are transactions in which the Portfolio sells a security and simultaneously commits to repurchase that security from the buyer at an agreed upon price on an agreed upon future date. The resale price in a reverse repurchase agreement reflects a market rate of interest that is not related to the coupon rate or maturity of the sold security. For certain demand agreements, there is no agreed upon repurchase date and interest payments are calculated daily, often based upon the prevailing overnight repurchase rate. The Portfolio will use the proceeds of reverse repurchase agreements only to satisfy unusually heavy redemption requests or for other temporary or emergency purposes without the necessity of selling portfolio securities.

   Generally, a reverse repurchase agreement enables the Portfolio to recover for the term of the reverse repurchase agreement all or most of the cash invested in the portfolio securities sold and to keep the interest income associated with those portfolio securities. Such transactions are only advantageous if the interest cost to the Portfolio of the reverse repurchase transaction is less than the cost of obtaining the cash otherwise. In addition, interest costs on the money received in a reverse repurchase agreement may exceed the return received on the investments made by the Portfolio with those monies.

When-Issued and Delayed Delivery Securities

   The Portfolio may purchase securities on a when-issued or delayed delivery basis. The Portfolio will enter into such transactions only when it has the intention of actually acquiring the securities. On delivery dates for such transactions, the Portfolio will meet its obligations from maturities, sales of securities, or from other available sources of cash. If it chooses to dispose of the right to acquire a when-issued security prior to its acquisition, the Portfolio could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. At the time it makes the commitment to purchase securities on a when-issued or delayed delivery basis, the Portfolio will record the transaction as a purchase and thereafter reflect the value of such securities in determining its net asset value ("NAV").

Investment Company Securities

   From time to time, the Portfolio may invest in securities of other investment companies, subject to the provisions of the 1940 Act and any applicable SEC exemptive orders. Section 12(d)(1) of the 1940 Act prohibits the Portfolio from acquiring: (i) more than 3% of another investment company's voting stock; (ii) securities of another investment company with a value in excess of 5% of the Portfolio's total assets; or (iii) securities of such other investment company and all other investment companies owned by the Portfolio having a value in excess of 10% of the Portfolio's total assets. In addition,
   Section 12(d)(1) prohibits another investment company from selling its shares to the Portfolio if, after the sale: (i) the Portfolio owns more than 3% of the other investment company's voting stock or (ii) the Portfolio and other investment companies, and companies controlled by them, own more than 10% of the voting stock of such other investment company. The Portfolio may invest its cash holdings in affiliated or non-affiliated money market funds and purchase unlimited shares of funds managed by Janus Capital, as permitted by the 1940 Act and rules promulgated thereunder and/or an SEC exemptive order.

Debt Obligations

   Money Market Portfolio may invest in U.S. dollar-denominated debt obligations. In general, sales of these securities may not be made absent registration under the Securities Act of 1933 or the availability of an appropriate exemption. Pursuant to Section 4(2) of the 1933 Act or Rule 144A adopted under the 1933 Act, however, some of these securities are eligible for resale to institutional investors, and accordingly, Janus Capital may determine that a liquid market exists for such a security pursuant to guidelines adopted by the Trustees.

Auction Market and Remarketed Preferred Stock

   The Portfolio may purchase certain types of auction market preferred stock ("AMPS") or remarketed preferred stock ("RPS") subject to a demand feature. These purchases may include AMPS and RPS issued by closed-end investment companies. AMPS and RPS may be deemed to meet the maturity and quality requirements of money market funds if they are structured to comply with conditions established by the SEC. AMPS and RPS subject to a demand feature, despite their status as equity securities, are economically similar to variable rate debt securities subject to a demand feature. Both AMPS and RPS allow the holder to sell the stock at a liquidation preference value at specified periods, provided that the auction or remarketing is successful. If the auction or remarketing fails, then the holder of certain types of AMPS and RPS may exercise a demand feature and has the right to sell the AMPS or RPS to a third party guarantor or counterparty at a price that can reasonably be expected to approximate its amortized cost. The ability of a bank or other financial institution providing the demand feature to fulfill its obligations might be affected by possible financial difficulties of its borrowers, adverse interest rate or economic conditions, regulatory limitations, or other factors.

Obligations of Financial Institutions

   The Portfolio may invest in obligations of financial institutions. Examples of obligations in which the Portfolio may invest include negotiable certificates of deposit, bankers' acceptances, time deposits, and other obligations of U.S. banks (including savings and loan associations) having total assets in excess of one billion dollars and U.S. branches of foreign banks having total assets in excess of ten billion dollars. The Portfolio may also invest in Eurodollar and Yankee bank obligations as discussed below and other U.S. dollar-denominated obligations of foreign banks having total assets in excess of ten billion dollars that Janus Capital believes are of an investment quality comparable to obligations of U.S. banks in which the Portfolio may invest.

   Certificates of deposit represent an institution's obligation to repay funds deposited with it that earn a specified interest rate over a given period. Bankers' acceptances are negotiable obligations of a bank to pay a draft which has been drawn by a customer and are usually backed by goods in international trade. Time deposits are non-negotiable deposits with a banking institution that earn a specified interest rate over a given period. Fixed time deposits, which are payable at a stated maturity date and bear a fixed rate of interest, generally may be withdrawn on demand by the Portfolio but may be subject to early withdrawal penalties that could reduce the Portfolio's yield. Unless there is a readily available market for them, time deposits that are subject to early withdrawal penalties and that mature in more than seven days will be treated as illiquid securities.

   Eurodollar bank obligations are dollar-denominated certificates of deposit or time deposits issued outside the U.S. capital markets by foreign branches of U.S. banks and by foreign banks. Yankee bank obligations are dollar-denominated obligations issued in the U.S. capital markets by foreign banks.

   Foreign, Eurodollar (and to a limited extent, Yankee) bank obligations are subject to certain sovereign risks. One such risk is the possibility that a foreign government might prevent dollar-denominated funds from flowing across its borders. Other risks include: adverse political and economic developments in a foreign country; the extent and quality of government regulation of financial markets and institutions; the imposition of foreign withholding taxes; and expropriation or nationalization of foreign issuers.

U.S. Government Securities

   To the extent permitted by its investment objective and policies, the Portfolio may invest in U.S. Government securities. The 1940 Act defines U.S. Government securities to include securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities. U.S. Government securities may also include repurchase agreements collateralized by and municipal securities escrowed with or refunded with U.S. Government securities. U.S. Government securities in which the Portfolio may invest include U.S. Treasury securities and obligations issued or guaranteed by U.S. Government agencies and instrumentalities that are backed by the full faith and credit of the U.S. Government, such as those issued or guaranteed by the Small Business Administration, Maritime Administration, Export-Import Bank of the United States, Farmers Home Administration, Federal Housing Administration, and Ginnie Mae. In addition, U.S. Government securities in which the Portfolio may invest include securities backed only by the rights of the issuers to borrow from the U.S. Treasury, such as those issued by the Federal Farm Credit Bank, Federal Intermediate Credit Banks, Tennessee Valley Authority, and Freddie Mac. Securities issued by Fannie Mae, the Federal Home Loan Banks, and the Student Loan Marketing Association ("Sallie Mae") are supported by the discretionary authority of the U.S. Government to purchase the obligations. There is no guarantee that the U.S. Government will support securities not backed by its full faith and credit. Accordingly, although these securities have historically involved little risk of loss of principal if held to maturity, they may involve more risk than securities backed by the full faith and credit of the U.S. Government because the Portfolio must look principally to the agency or instrumentality issuing or guaranteeing the securities for repayment and may not be able to assert a claim against the United States if the agency or instrumentality does not meet its commitment.

Municipal Leases

   The Portfolio may invest in municipal leases. Municipal leases frequently have special risks not normally associated with general obligation or revenue bonds. Municipal leases are municipal securities which may take the form of a lease or an installment purchase or conditional sales contract. Municipal leases are issued by state and local governments and authorities to acquire a wide variety of equipment and facilities. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the government issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of debt. The debt-issuance limitations of many state constitutions and statutes are deemed to be inapplicable because of the inclusion in many leases or contracts of "non-appropriation" clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. The Portfolio will only purchase municipal leases subject to a non-appropriation clause when the payment of principal and accrued interest is backed by an unconditional, irrevocable letter of credit, or guarantee of a bank or other entity that meets the criteria described in the Prospectus under "Taxable Investments."

   In evaluating municipal lease obligations, Janus Capital will consider such factors as it deems appropriate, including: (i) whether the lease can be canceled; (ii) the ability of the lease obligee to direct the sale of the underlying assets; (iii) the general creditworthiness of the lease obligor;
   (iv) the likelihood that the municipality will discontinue appropriating funding for the leased property in the event such property is no longer considered essential by the municipality; (v) the legal recourse of the lease obligee in the event of such a failure to appropriate funding; (vi) whether the security is backed by a credit enhancement such as insurance; and (vii) any limitations which are imposed on the lease obligor's ability to utilize substitute property or services other than those covered by the lease obligation. If a lease is backed by an unconditional letter of credit or other unconditional credit enhancement, then Janus Capital may determine that a lease is an eligible security solely on the basis of its evaluation of the credit enhancement.

   Municipal leases, like other municipal debt obligations, are subject to the risk of nonpayment. The ability of issuers of municipal leases to make timely lease payments may be adversely impacted in general economic downturns and as relative governmental cost burdens are allocated and reallocated among federal, state, and local governmental units. Such nonpayment would result in a reduction of income to the Portfolio, and could result in a reduction in the value of the municipal lease experiencing nonpayment and a potential decrease in the NAV of the Portfolio.

PORTFOLIO HOLDINGS DISCLOSURE POLICIES AND PROCEDURES

   The Mutual Fund Holdings Disclosure Policies and Procedures adopted by Janus Capital and the Portfolios, including all funds managed within the Janus fund complex, are designed to be in the best interests of the Portfolios and to protect the confidentiality of the Portfolios' holdings. The following describes those policies and procedures.


   The non-money market portfolios' portfolio holdings (excluding cash investments, derivatives, short positions, and other investment positions), consisting of at least the names of the holdings, are generally available monthly, with a 30-day lag, on www.janus.com/info. They are posted to the website within approximately two business days after month-end. Portfolio holdings of portfolios subadvised by INTECH are generally available on a calendar quarter-end basis with a 60-day lag. The money market portfolio's portfolio holdings are generally available monthly, with no lag, on www.janus.com/info. They are posted to the website within approximately six business days after month-end. All of the portfolios' holdings remain available at least until a Form N-CSR or Form N-Q is filed with the SEC for the period that includes the date as of which the website information is current. The top ten portfolio holdings for each portfolio (except that certain portfolios publish the top five portfolio holdings) are published monthly with a 30-day lag, and quarterly with a 15-day lag, on www.janus.com/info approximately two business days after the end of the applicable period. Security breakdowns (e.g., industry, sector, regional, market capitalization, and asset allocation) for certain portfolios are published monthly with a 30-day lag, and quarterly with a 15-day lag, on www.janus.com/info.



   Specific portfolio level performance attribution information and statistics for all portfolios shall be available upon request to any person quarterly with a 15-day lag, and monthly with a 30-day lag, following the posting of the portfolios' portfolio holdings on www.janus.com/info. Janus Capital may exclude from publication all or any portion of portfolio holdings or change the time periods of disclosure as deemed necessary to protect the interests of the portfolios.


   The portfolios' Trustees, officers, and primary service providers, including investment advisers, distributors, administrators, transfer agents, custodians, and their respective personnel, may receive or have access to nonpublic portfolio holdings information. In addition, third parties, including but not limited to those that provide services to the Janus funds, Janus Capital, and its affiliates, such as trade execution measurement systems providers, independent pricing services, proxy voting service providers, the portfolios' insurers, computer systems service providers, lenders, counsel, accountants/auditors, and rating and ranking organizations may also receive or have access to nonpublic portfolio holdings information. Other recipients of nonpublic portfolio holdings information may include, but may not be limited to, third parties such as consultants, data aggregators, and asset allocation services which calculate information derived from holdings for use by Janus Capital, and which supply their analyses (but not the holdings themselves) to their clients. Such parties, either by agreement or by virtue of their duties, are required to maintain confidentiality with respect to such nonpublic portfolio holdings.

   Nonpublic portfolio holdings information may be disclosed to certain third parties upon a good faith determination made by Janus Capital's Chief Compliance Officer or senior management team that a portfolio has a legitimate business purpose for such disclosure and the recipient agrees to maintain confidentiality. Preapproval by the Chief Compliance Officer or senior management team is not required for certain routine service providers and in response to regulatory, administrative, and judicial requirements. The Chief Compliance Officer reports to the Janus portfolios' Trustees regarding material compliance matters with respect to the portfolio holdings disclosure policies and procedures.

   As of the date of this SAI, the following non-affiliated third parties, which consist of service providers and consultants as described above, receive or may have access to nonpublic portfolio holdings information, which may include the full holdings of a Portfolio. Certain of the arrangements below reflect relationships of an affiliated subadviser, INTECH, and its products.


    NAME                                                          FREQUENCY            LAG TIME
    ----                                                          ---------            --------
    Brockhouse & Cooper Inc.                                      Quarterly            Current
    Callan Associates Inc.                                        As needed            Current
    Cambridge Associates LLC                                      Quarterly            Current
    Charles River Systems, Inc.                                   As needed            Current
    Charles Schwab & Co., Inc.                                    As needed            Current
    Citibank, N.A.                                                Daily                Current
    CMS BondEdge                                                  As needed            Current
    Deloitte & Touche LLP                                         As needed            Current
    Deloitte Tax LLP                                              As needed            Current
    Eagle Investment Systems Corp.                                As needed            Current
    Eaton Vance Management                                        As needed            Current
    Ernst & Young LLP                                             As needed            Current
    FactSet Research Systems, Inc.                                As needed            Current
    Financial Models Company, Inc.                                As needed            Current
    FT Interactive Data Corporation                               Daily                Current
    Institutional Shareholder Services, Inc.                      Daily                Current
    International Data Corporation                                Daily                Current
    Investment Technology Group, Inc.                             Daily                Current
    Jeffrey Slocum & Associates, Inc.                             As needed            Current
    Lehman Brothers Inc.                                          Daily                Current
    Marco Consulting Group, Inc.                                  Monthly              Current
    Marquette Associates                                          As needed            Current
    Markit Loans, Inc.                                            Daily                Current
    Mercer Investment Consulting, Inc.                            Quarterly            Current
    Moody's Investors Service Inc.                                Weekly               7 days or more
    New England Pension Consultants                               Monthly              Current
    PricewaterhouseCoopers LLP                                    As needed            Current
    Reuters America Inc.                                          Daily                Current

    NAME                                                          FREQUENCY            LAG TIME
    ----                                                          ---------            --------
    Rocaton Investment Advisors, LLC                              As needed            Current
    Rogerscasey, Inc.                                             Quarterly            Current
    Russell/Mellon Analytical Services, LLC                       Monthly              Current
    Sapient Corporation                                           As needed            Current
    SEI Investments                                               As needed            Current
    Simcorp USA, Inc.                                             As needed            Current
    Standard & Poor's                                             Daily                Current
    Standard & Poor's Financial Services                          Weekly               2 days or more
    Standard & Poor's Securities Evaluation                       Daily                Current
    State Street Bank and Trust Company                           Daily                Current
    Summit Strategies Group                                       Monthly; Quarterly   Current
    The Yield Book Inc.                                           Daily                Current
    UBS Securities LLC                                            As needed            Current
    Wachovia Securities LLC                                       As needed            Current
    Wall Street On Demand, Inc.                                   Monthly; Quarterly   30 days; 15 days
    Wilshire Associates Incorporated                              As needed            Current
    Yanni Partners, Inc.                                          Quarterly            Current
    Zephyr Associates, Inc.                                       Quarterly            Current


   In addition to the categories of persons and names of persons described above who may receive nonpublic portfolio holdings information, brokers executing portfolio trades on behalf of the portfolios may receive nonpublic portfolio holdings information.

   Janus Capital manages other accounts such as separate accounts, private accounts, unregistered products, and portfolios sponsored by companies other than Janus Capital. These other accounts may be managed in a similar fashion to certain Janus funds and thus may have similar portfolio holdings. Such accounts may be subject to different portfolio holdings disclosure policies that permit public disclosure of portfolio holdings information in different forms and at different times than the Portfolio's portfolio holdings disclosure policies. Additionally, clients of such accounts have access to their portfolio holdings, and may not be subject to the Portfolio's portfolio holdings disclosure policies.

DETERMINATION OF NET ASSET VALUE
--------------------------------------------------------------------------------

   Pursuant to SEC rules, the Trustees have established procedures to stabilize the Portfolio's NAV at $1.00 per Share. These procedures include a review of the extent of any deviation of NAV per Share as a result of fluctuating interest rates, based on available market rates, from the Portfolio's $1.00 amortized cost price per Share. Should that deviation exceed 1/2 of 1%, the Trustees will consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to shareholders. Such action may include redemption of shares in-kind, selling portfolio securities prior to maturity, reducing or withholding dividends, and utilizing an NAV per share as determined by using available market quotations. The Portfolio: (i) will maintain a dollar-weighted average portfolio maturity of 90 days or less; (ii) will not purchase any instrument with a remaining maturity greater than 397 days or subject to a repurchase agreement having a duration of greater than 397 days; (iii) will limit portfolio investments, including repurchase agreements, to those U.S. dollar-denominated instruments that Janus Capital has determined present minimal credit risks pursuant to procedures established by the Trustees; and (iv) will comply with certain reporting and recordkeeping procedures. The Trust has also established procedures to ensure that portfolio securities meet the Portfolio's high quality criteria.

INVESTMENT ADVISER
--------------------------------------------------------------------------------

   As stated in the Prospectus, the Portfolio has an Investment Advisory Agreement with Janus Capital Management LLC, 151 Detroit Street, Denver, Colorado 80206-4805. Janus Capital is a direct subsidiary of Janus Capital Group Inc. ("JCGI"), a publicly traded company with principal operations in financial asset management businesses. JCGI owns approximately 95% of Janus Capital, with the remaining 5% held by Janus Management Holdings Corporation.

   The Advisory Agreement provides that Janus Capital will furnish continuous advice and recommendations concerning the Portfolio's investments, provide office space for the Portfolio, and pay the salaries, fees, and expenses of all Portfolio officers and of those Trustees who are considered to be interested persons of Janus Capital. Janus Capital is also authorized to perform the management and administrative services necessary for the operation of the Portfolio.

   Janus Capital and its affiliates may make payments out of their own assets to selected broker-dealer firms or institutions that are or are expected to be instrumental in the acquisition or retention of contract owners or plan participants for the Portfolio or that perform recordkeeping or other services with respect to shareholder accounts. The amount of these payments is determined from time to time by Janus Capital, may be substantial, and may differ for different financial intermediaries. Eligibility requirements for such payments to institutional intermediaries are determined by Janus Capital and/or its affiliates.

   In addition, from their own assets, Janus Capital, Janus Distributors LLC ("Janus Distributors"), or their affiliates may pay brokerage firms, banks, financial advisers, retirement plan service providers, and other financial intermediaries fees for providing recordkeeping, subaccounting, transaction processing, and other shareholder or administrative services in connection with investments in the Janus funds. These fees are in addition to any fees that may be paid by the Janus funds for these types of or other services. You may wish to consider whether such arrangements exist when evaluating any recommendations to purchase or sell shares of the Portfolio.

   Janus Capital or its affiliates may also share certain marketing expenses with, or pay for or sponsor informational meetings, seminars, client awareness events, support for marketing materials, or business building programs for such intermediaries to raise awareness of the Portfolio.

   The Portfolio pays custodian fees and expenses, brokerage commissions and dealer spreads, and other expenses in connection with the execution of portfolio transactions, legal and accounting expenses, interest and taxes, registration fees, expenses of shareholders' meetings and reports to shareholders, fees and expenses of Trustees who are not interested persons of Janus Capital, other costs of complying with applicable laws regulating the sale of Portfolio shares, and compensation to the Portfolio's transfer agent. Pursuant to the Advisory Agreement, Janus Capital furnishes certain other services, including NAV determination, portfolio accounting and record-keeping for which the Portfolio may reimburse Janus Capital for its costs.


   The Portfolio has agreed to compensate Janus Capital for its advisory services by the monthly payment of an advisory fee at the annual rate of 0.25% of the Portfolio's average daily net assets. Janus Capital has agreed to waive the investment advisory fee payable by the Portfolio in an amount equal to the amount if any, that the Portfolio's normal operating expenses in any fiscal year, including the investment advisory fee, but excluding brokerage commissions, interest, taxes and extraordinary expenses, exceed 0.50% of average daily net assets. Mortality risk, expense risk and other charges imposed by participating insurance companies are excluded from the above expense limitation. The waiver is voluntary, and as a result, could change or be terminated at any time at the discretion of Janus Capital.



   The following table summarizes the advisory fees paid by the Portfolio and any advisory fee waivers for the last three fiscal years ended December 31. The information presented in the table below reflects the investment advisory fee in effect during each of the fiscal years shown.



                                                    2006                         2005                              2004
                                           -----------------------   ----------------------------        ------------------------
Portfolio Name                             Advisory Fees   Waivers    Advisory Fees       Waivers        Advisory Fees    Waivers
---------------------------------------------------------------------------------------------------------------------------------
Money Market Portfolio                        $30,763      $30,763(1)     $30,215         $30,215(1)        $ 36,018      $36,018(1)



(1) Fee waiver by Janus Capital exceeded the advisory fee.

   The Portfolio's Advisory Agreement continues in effect from year to year so long as such continuance is approved annually by a majority of the Portfolio's Trustees who are not parties to the Advisory Agreement or "interested persons" (as defined by the 1940 Act) of any such party (the "Independent Trustees"), and by either a majority of the outstanding voting shares of the Portfolio or the Trustees of the Portfolio. The Advisory
   Agreement: (i) may be terminated without the payment of any penalty by the Portfolio or Janus Capital on 60 days' written notice; (ii) terminates automatically in the event of its assignment; and (iii) generally, may not be amended without the approval by vote of a majority of the Trustees, including a majority of the Independent Trustees and, to the extent required by the 1940 Act, the vote of a majority of the outstanding voting securities of the Portfolio.

   A discussion regarding the basis for the Board of Trustees' approval of the Portfolio's Investment Advisory Agreement is included in the Portfolio's semiannual and/or annual report to shareholders. You can request the Portfolio's Annual Report or Semiannual Report (as they become available), free of charge, by contacting your plan sponsor, broker-dealer, or financial institution, or by contacting a Janus representative at 1-800-525-0020. The reports are also available, free of charge, on www.janus.com/info.

ADDITIONAL INFORMATION ABOUT JANUS CAPITAL


   Janus Capital acts as subadviser for a number of private-label mutual funds and provides separate account advisory services for institutional accounts. Janus Capital may also manage its own proprietary accounts. Investment decisions for each account managed by Janus Capital, including the Portfolio, are made independently from those for any other account that is or may in the future become managed by Janus Capital or its affiliates. If, however, a number of accounts managed by Janus Capital are contemporaneously engaged in the purchase or sale of the same security, the orders may be aggregated and/or the transactions may be averaged as to price and allocated to each account in accordance with allocation procedures adopted by Janus Capital. Partial fills for the accounts of two or more portfolio managers will be allocated pro rata under procedures adopted by Janus Capital. Circumstances may arise under which Janus Capital may determine that, although it may be desirable and/or suitable that a particular security or other investment be purchased or sold for more than one account, there exists a limited supply or demand for the security or other investment. Janus Capital seeks to allocate the opportunity to purchase or sell that security or other investment among accounts on an equitable basis by taking into consideration factors including, but not limited to, size of the portfolio, concentration of holdings, investment objectives and guidelines, purchase costs, and cash availability. Janus Capital, however, cannot assure equality of allocations among all its accounts, nor can it assure that the opportunity to purchase or sell a security or other investment will be proportionally allocated among accounts according to any particular or predetermined standards or criteria. In some cases, these allocation procedures may adversely affect the price paid or received by an account or the size of the position obtained or liquidated for an account. In others, however, the accounts' ability to participate in volume transactions may produce better executions and prices for the accounts.



   Janus Capital is permitted to adjust its allocation procedures to eliminate fractional shares or odd lots, and has the discretion to deviate from its allocation procedures in certain circumstances. For example, additional securities may be allocated to the portfolio managers who are instrumental in originating or developing an investment opportunity or to comply with the portfolio managers' request to ensure that their accounts receive sufficient securities to satisfy specialized investment objectives.


   The officers and Trustees of the funds may also serve as officers and Trustees of the Janus Smart Portfolios. Conflicts may arise as the officers and Trustees seek to fulfill their fiduciary responsibilities to both the Janus Smart Portfolios and the funds. The Trustees intend to address any such conflicts as deemed appropriate.

   Pursuant to an exemptive order granted by the SEC, the Portfolio and other funds advised by Janus Capital or its affiliates may also transfer daily uninvested cash balances into one or more joint trading accounts. Assets in the joint trading accounts are invested in money market instruments and the proceeds are allocated to the participating funds on a pro rata basis.

   Each account managed by Janus Capital has its own investment objective and policies and is managed accordingly by the respective portfolio managers. As a result, from time to time, two or more different managed accounts may pursue divergent investment strategies with respect to investments or categories of investments.


   Janus Capital and Janus Distributors currently have in place Ethics Rules, which are comprised of the Personal Trading Code of Ethics, Gift Policy, Portfolio Holdings Disclosure Policy, and Outside Employment Policy. The Ethics Rules are designed to ensure Janus Capital and Janus Distributors personnel: (i) observe applicable legal (including compliance with applicable federal securities laws) and ethical standards in the performance of their duties; (ii) at all times place the interests of the Portfolio shareholders first; (iii) disclose all actual or potential conflicts; (iv) adhere to the highest standards of loyalty, candor, and care in all matters relating to the Portfolio shareholders; (v) conduct all personal trading, including transactions in the Portfolio and other securities, consistent with the Ethics Rules and in such a manner as to avoid any actual or potential conflict of interest or any abuse of their position of trust and responsibility; and (vi) not use any material nonpublic information in securities trading. The Ethics Rules are on file with and available from the SEC through the SEC website at http://www.sec.gov.

   Under the Personal Trading Code of Ethics (the "Code of Ethics"), all Janus Capital and Janus Distributors personnel, as well as the Trustees and Officers of the Portfolio, are required to conduct their personal investment activities in a manner that Janus Capital believes is not detrimental to the Portfolio. In addition, Janus Capital and Janus Distributors personnel are not permitted to transact in securities held by the Portfolio for their personal accounts except under circumstances specified in the Code of Ethics. All personnel of Janus Capital, Janus Distributors, and the Portfolio, as well as certain other designated employees deemed to have access to current trading information, are required to pre-clear all transactions in securities not otherwise exempt. Requests for trading authorization will be denied when, among other reasons, the proposed personal transaction would be contrary to the provisions of the Code of Ethics.

   In addition to the pre-clearance requirement described above, the Code of Ethics subjects such personnel to various trading restrictions and reporting obligations. All reportable transactions are reviewed for compliance with the Code of Ethics and under certain circumstances Janus Capital and Janus Distributors personnel may be required to forfeit their profits made from personal trading.

PROXY VOTING POLICIES AND PROCEDURES

   The Portfolio's Board of Trustees has delegated to Janus Capital the authority to vote all proxies relating to the Portfolio's portfolio securities in accordance with Janus Capital's own policies and procedures. A summary of Janus Capital's policies and procedures is available: (i) without charge, upon request, by calling 1-800-525-0020; (ii) on the Portfolio's website at www.janus.com/proxyvoting; and (iii) on the SEC's website at http://www.sec.gov.

   A complete copy of Janus Capital's proxy voting policies and procedures, including specific guidelines, is available on www.janus.com/proxyvoting.

   The Portfolio's proxy voting record for the one-year period ending each June 30th is available, free of charge, through www.janus.com/proxyvoting and from the SEC through the SEC website at http://www.sec.gov.

Janus Capital Management LLC
Proxy Voting Summary for Mutual Funds

   Janus Capital votes proxies in the best interest of its shareholders and without regard to any other Janus Capital relationship (business or otherwise). Janus Capital will not accept direction as to how to vote individual proxies for which it has voting responsibility from any other person or organization (other than the research and information provided by the Proxy Voting Service).

   PROXY VOTING PROCEDURES

   Janus Capital has developed proxy voting guidelines (the "Janus Guidelines") that influence how Janus Capital's portfolio managers vote proxies on securities held by the portfolios Janus Capital manages. The Janus Guidelines, which include recommendations on most major corporate issues, have been developed by the Janus Proxy Voting Committee (the "Proxy Voting Committee") in consultation with Janus Capital's portfolio managers and Janus Capital's Chief Investment Officer(s). In creating proxy voting recommendations, the Proxy Voting Committee analyzes proxy proposals from the prior year and evaluates whether those proposals would adversely affect shareholders' interests. Once the Proxy Voting Committee establishes its recommendations, they are distributed to Janus Capital's portfolio managers and Janus Capital's Chief Investment Officer(s) for input. Once agreed upon, the recommendations are implemented as the Janus Guidelines. Janus Capital's portfolio managers are responsible for proxy votes on securities they own in the portfolios they manage. Most portfolio managers vote consistently with the Janus Guidelines; however, a portfolio manager may choose to vote differently than the Janus Guidelines. Janus Capital has engaged an independent Proxy Voting Service to assist in the voting of proxies. The Proxy Voting Service also provides research and recommendations on proxy issues.

   The role of the Proxy Voting Committee is to work with Janus Capital's portfolio management and Janus Capital's Chief Investment Officer(s) to develop the Janus Guidelines. The Proxy Voting Committee also serves as a resource to portfolio management with respect to proxy voting and oversees the proxy voting process. The Proxy Voting Committee's oversight responsibilities include monitoring for and resolving material conflicts of interest with respect to proxy voting. Janus Capital believes that application of the Janus Guidelines to vote mutual fund proxies should, in most cases, adequately address any possible conflicts of interest since the Janus Guidelines are pre-determined. However, for proxy votes that are inconsistent with the Janus Guidelines, the Proxy Voting Committee will review the proxy votes in order to determine whether a portfolio manager's voting rationale appears reasonable. If the Proxy Voting Committee does not agree that a portfolio manager's rationale is reasonable, the Proxy Voting Committee will refer the matter to Janus Capital's Chief Investment Officer (or Director of Research).

   PROXY VOTING POLICIES

   As discussed above, the Proxy Voting Committee has developed the Janus Guidelines for use in voting proxies. Below is a summary of some of the more significant Janus Guidelines.

   BOARD OF DIRECTORS ISSUES
   Janus Capital will generally vote in favor of slates of director candidates that are comprised of a majority of independent directors. Janus Capital will generally vote in favor of proposals to increase the minimum number of independent directors. Janus Capital will generally oppose non-independent directors who serve on the audit, compensation, and/or nominating committees of the board.

   AUDITOR ISSUES
   Janus Capital will generally oppose proposals asking for approval of auditors that have a substantial nonaudit relationship with a company.

   EXECUTIVE COMPENSATION ISSUES
   Janus Capital reviews executive compensation plans on a case-by-case basis using research provided by the Proxy Voting Service. Janus Capital will generally oppose proposed equity-based compensation plans which contain stock option plans that are excessively dilutive. In addition, Janus Capital will generally oppose proposals regarding the issuance of options with an exercise price below market price and the issuance of reload options (stock option that is automatically granted if an outstanding stock option is exercised during a window period). Janus Capital will also generally oppose proposals regarding the repricing of underwater options.

   GENERAL CORPORATE ISSUES
   Janus Capital will generally oppose proposals regarding supermajority voting rights. Janus Capital will generally oppose proposals for different classes of stock with different voting rights. Janus Capital will generally oppose proposals seeking to implement measures designed to prevent or obstruct corporate takeovers. Janus Capital will review proposals relating to mergers, acquisitions, tender offers, and other similar actions on a case-by-case basis.

   SHAREHOLDER PROPOSALS
   If a shareholder proposal is specifically addressed by the Janus Guidelines, Janus Capital will generally vote pursuant to that Janus Guideline. Janus Capital will generally abstain from voting shareholder proposals that are moral or ethical in nature or place arbitrary constraints on the board or management of a company. Janus Capital will solicit additional research from its Proxy Voting Service for proposals outside the scope of the Janus Guidelines.

CUSTODIAN, TRANSFER AGENT, AND CERTAIN AFFILIATIONS
--------------------------------------------------------------------------------

   Citibank, N.A., 111 Wall Street, 24th Floor, Zone 5, New York, NY 10043, is the Portfolio's custodian. The custodian holds the Portfolio's assets in safekeeping and collects and remits the income thereon, subject to the instructions of the Portfolio.

   Janus Services LLC ("Janus Services"), P.O. Box 173375, Denver, Colorado 80217-3375, a wholly-owned subsidiary of Janus Capital, is the Portfolio's transfer agent. In addition, Janus Services provides certain other administrative, recordkeeping, and shareholder relations services to the Portfolio. Janus Services is not compensated for its services with respect to the Shares except for out-of-pocket costs.

   The Portfolio pays DST Systems, Inc. ("DST") license fees at the annual rate of $3.98 per shareholder account for the use of DST's shareholder accounting system.

   Janus Distributors, 151 Detroit Street, Denver, Colorado 80206-4805, a wholly-owned subsidiary of Janus Capital, is a distributor of the Portfolio. Janus Distributors is registered as a broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. The cash-compensation rate at which Janus Distributors pays its registered representatives for sales of institutional products may differ based on a type of fund or a specific trust. The receipt of (or prospect of receiving) compensation described above may provide an incentive for a registered representative to favor sales of funds, or certain share classes of a fund, for which they receive a higher compensation rate. You may wish to consider these arrangements when evaluating any recommendations of registered representatives. Janus Capital periodically monitors sales compensation paid to its registered representatives in order to attempt to identify potential conflicts of interest.

PORTFOLIO TRANSACTIONS AND BROKERAGE
--------------------------------------------------------------------------------

   Decisions as to the assignment of portfolio business for the Portfolio and negotiation of its commission rates are made by Janus Capital, whose policy is to seek to obtain the "best execution" of all portfolio transactions (the best net prices under the circumstances based upon a number of factors including and subject to the factors discussed below) provided that Janus Capital may occasionally pay higher commissions for research services as described below.

   Janus Capital considers a number of factors in seeking best execution in selecting brokers and dealers and in negotiating commissions on agency transactions. Those factors include, but are not limited to: Janus Capital's knowledge of currently available negotiated commission rates or prices of securities currently available and other current transaction costs; the nature of the security being traded; the size and type of the transaction; the nature and character of the markets for the security to be purchased or sold; the desired timing of the trade; the activity existing and expected in the market for the particular security; confidentiality, including trade anonymity; liquidity; the quality of the execution, clearance, and settlement services; financial stability of the broker or dealer; the existence of actual or apparent operational problems of any broker or dealer; rebates of commissions by a broker to the Portfolio or to a third party service provider to the Portfolio to pay Portfolio expenses; and the value of research products or services provided by brokers. In recognition of the value of the foregoing factors, and as permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended, Janus Capital may place portfolio transactions with a broker or dealer with whom it has negotiated a commission that is in excess of the commission another broker or dealer would have charged for effecting that transaction if Janus Capital determines in good faith that such amount of commission was reasonable in light of the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or of the overall responsibilities of Janus Capital. To constitute eligible "research services," such services must qualify as "advice," "analyses" or "reports." To determine that a service constitutes research services, Janus Capital or Perkins, as applicable, must conclude that it reflects the "expression of reasoning or knowledge" relating to the value of securities, advisability of effecting transactions in securities or analyses or reports concerning issuers, securities, economic factors, investment strategies or the performance of accounts. To constitute eligible "brokerage services" such services must effect securities transactions and functions incidental thereto, and include clearance, settlement and the related custody services. Additionally, brokerage services have been interpreted to include services relating to the execution of securities transactions. Research received from brokers or dealers is supplemental to Janus Capital's own research efforts. Because Janus Capital receives a benefit from research it receives from broker-dealers, Janus Capital may have an incentive to continue to use those broker-dealers to effect transactions. Janus Capital does not consider a broker-dealer's sale of Portfolio shares when choosing a broker-dealer to effect transactions.


   "Cross trades," in which one Janus Capital account sells a particular security to another account (potentially saving transaction costs for both accounts), may also pose a potential conflict of interest. Cross trades may be seen to involve a potential conflict of interest if, for example, one account is permitted to sell a security to another account at a higher price than an independent third party would pay. Janus Capital and the Portfolios' Board of Trustees have adopted compliance procedures that provide that any transactions between the Portfolio and another Janus-advised account are to be made at an independent current market price, as required by law. There is also a potential conflict of interest when cross trades involve a Janus fund that has substantial ownership by Janus Capital. At times, Janus Capital may have a controlling interest of a Portfolio involved in a cross trade.



   For the fiscal years ended December 31, 2006, December 31, 2005, and December 31, 2004, the Portfolio did not incur any brokerage commissions. The Portfolio generally buys and sells securities in principal transactions, in which no commissions are paid. However, the Portfolio may engage an agent and pay commissions for such transactions if Janus Capital believes that the net result of the transaction to the Portfolio will be no less favorable than that of contemporaneously available principal transactions.


   When the Portfolio purchases or sells a security in the over-the-counter market, the transaction takes place directly with a principal market-maker, without the use of a broker, except in those circumstances where in the opinion of Janus Capital better prices and executions will be achieved through the use of a broker.

   As of December 31, 2006, the Portfolio owned securities of its regular broker-dealers (or parents) as shown below:



                                                                      Value of
                                                                  Securities Owned
Name of Broker-Dealer                                              as of 12/31/06
------------------------------------------------------------------------------------
Lehman Brothers Holdings, Inc.
                                                                    $   700,000
UBS Financial Services
                                                                      3,100,000

TRUSTEES AND OFFICERS
--------------------------------------------------------------------------------

   The following are the Trustees and officers of the Trust, together with a brief description of their principal occupations during the last five years (principal occupations for certain Trustees may include periods over five years).


   Each Trustee has served in that capacity since he or she was originally elected or appointed. The Trustees do not serve a specified term of office. Each Trustee will hold office until the termination of the Trust or his or her earlier death, resignation, retirement, incapacity, or removal. The retirement age for Trustees is 72. The Portfolios' Nominating and Governance Committee will consider nominees for the position of Trustee recommended by shareholders. Shareholders may submit the name of a candidate for consideration by the Committee by submitting their recommendations to the Trust's Secretary. Each Trustee is currently a Trustee of two other registered investment companies advised by Janus Capital: Janus Investment Fund and Janus Adviser Series. As of the date of this SAI, collectively, the three registered investment companies consist of 71 series or funds.


   The Trust's officers are elected annually by the Trustees for a one-year term. Certain officers also serve as officers of Janus Investment Fund and Janus Adviser Series. Certain officers of the Portfolio may also be officers and/or directors of Janus Capital. Portfolio officers receive no compensation from the Portfolio, except for the Portfolio's Chief Compliance Officer, as authorized by the Trustees.


------------------------------------------------------------------------------------------------------------------------
                                                        TRUSTEES
------------------------------------------------------------------------------------------------------------------------
                                                                                        NUMBER OF
                                                                                        PORTFOLIOS IN
                                                                                        FUND COMPLEX     OTHER
 NAME, ADDRESS        POSITIONS HELD   LENGTH OF TIME   PRINCIPAL OCCUPATIONS DURING    OVERSEEN BY      DIRECTORSHIPS
 AND AGE              WITH PORTFOLIO   SERVED           THE PAST FIVE YEARS             TRUSTEE          HELD BY TRUSTEE
------------------------------------------------------------------------------------------------------------------------
 INDEPENDENT TRUSTEES
------------------------------------------------------------------------------------------------------------------------
 Dennis B. Mullen     Chairman         3/04-Present     Chief Executive Officer of Red  71*              Chairman of the
 151 Detroit Street                                     Robin Gourmet Burgers, Inc.                      Board (since
 Denver, CO 80206     Trustee          9/93-Present     (since 2005). Formerly,                          2005) and
 DOB: 1943                                              private investor (since 1998).                   Director of Red
                                                                                                         Robin Gourmet
                                                                                                         Burgers, Inc.;
                                                                                                         and Director of
                                                                                                         Janus Capital
                                                                                                         Funds Plc
                                                                                                         (Dublin-based,
                                                                                                         non-U.S.
                                                                                                         funds).
------------------------------------------------------------------------------------------------------------------------
 Jerome S. Contro     Trustee          11/05-Present    Partner of Tango Group, a       71               Trustee and
 151 Detroit Street                                     private investment firm (since                   Chairman of RS
 Denver, CO 80206                                       1999).                                           Investment
 DOB: 1956                                                                                               Trust (since
                                                                                                         2001); Director
                                                                                                         of IZZE
                                                                                                         Beverages and
                                                                                                         MyFamily.com,
                                                                                                         Inc.
                                                                                                         (genealogical
                                                                                                         research
                                                                                                         website).
------------------------------------------------------------------------------------------------------------------------
 William F. McCalpin  Trustee          6/02-Present     Private Investor. Formerly,     71               Director of the
 151 Detroit Street                                     Vice President of Asian                          F.B. Heron
 Denver, CO 80206                                       Cultural Council and Executive                   Foundation (a
 DOB: 1957                                              Vice President and Chief                         private
                                                        Operating Officer of The                         grantmaking
                                                        Rockefeller Brothers Fund (a                     foundation).
                                                        private family foundation)
                                                        (1998-2006).
------------------------------------------------------------------------------------------------------------------------
 John W. McCarter,    Trustee          6/02-Present     President and Chief Executive   71               Chairman of the
 Jr.                                                    Officer of The Field Museum of                   Board and
 151 Detroit Street                                     Natural History (Chicago, IL)                    Director of
 Denver, CO 80206                                       (since 1997).                                    Divergence Inc.
 DOB: 1938                                                                                               (biotechnology
                                                                                                         firm); Director
                                                                                                         of W.W.
                                                                                                         Grainger, Inc.
                                                                                                         (industrial
                                                                                                         distributor);
                                                                                                         and Trustee of
                                                                                                         WTTW (Chicago
                                                                                                         public
                                                                                                         television
                                                                                                         station) and
                                                                                                         the University
                                                                                                         of Chicago.
------------------------------------------------------------------------------------------------------------------------



* Mr. Mullen also serves as director of Janus Capital Funds Plc, consisting of 17 funds. Including Janus Capital Funds and the 71 funds comprising the Janus Funds, Mr. Mullen oversees 88 funds.

------------------------------------------------------------------------------------------------------------------------
                                                        TRUSTEES
------------------------------------------------------------------------------------------------------------------------
                                                                                        NUMBER OF
                                                                                        PORTFOLIOS IN
                                                                                        FUND COMPLEX     OTHER
 NAME, ADDRESS        POSITIONS HELD   LENGTH OF TIME   PRINCIPAL OCCUPATIONS DURING    OVERSEEN BY      DIRECTORSHIPS
 AND AGE              WITH PORTFOLIO   SERVED           THE PAST FIVE YEARS             TRUSTEE          HELD BY TRUSTEE
------------------------------------------------------------------------------------------------------------------------
 INDEPENDENT TRUSTEES (CONT'D.)
------------------------------------------------------------------------------------------------------------------------
 James T. Rothe       Trustee          1/97-Present     Co-founder and Managing         71               Director of Red
 151 Detroit Street                                     Director of Roaring Fork                         Robin Gourmet
 Denver, CO 80206                                       Capital Management, LLC                          Burgers, Inc.
 DOB: 1943                                              (private investment in public
                                                        equity firm); and Professor
                                                        Emeritus of Business of the
                                                        University of Colorado,
                                                        Colorado Springs, CO (since
                                                        2004). Formerly, Professor of
                                                        Business of the University of
                                                        Colorado (2002-2004); and
                                                        Distinguished Visiting
                                                        Professor of Business
                                                        (2001-2002) Thunderbird
                                                        University (American Graduate
                                                        School of International
                                                        Management), Glendale, AZ.
------------------------------------------------------------------------------------------------------------------------
 William D. Stewart   Trustee          9/93-Present     Corporate Vice President and    71               N/A
 151 Detroit Street                                     General Manager of MKS
 Denver, CO 80206                                       Instruments - HPS Products,
 DOB: 1944                                              Boulder, CO (a manufacturer of
                                                        vacuum fittings and valves).
------------------------------------------------------------------------------------------------------------------------
 Martin H. Waldinger  Trustee          9/93-Present     Private Investor and            71               N/A
 151 Detroit Street                                     Consultant to California
 Denver, CO 80206                                       Planned Unit Developments
 DOB: 1938                                              (since 1994). Formerly, CEO
                                                        and President of Marwal, Inc.
                                                        (homeowner association
                                                        management company).
------------------------------------------------------------------------------------------------------------------------
 Linda S. Wolf        Trustee          12/05-Present    Retired. Formerly, Chairman     71               Director of
 151 Detroit Street                                     and Chief Executive Officer of                   Wal-Mart, The
 Denver, CO 80206                                       Leo Burnett (Worldwide)                          Field Museum of
 DOB: 1947                                              (advertising agency)                             Natural History
                                                        (2001-2005).                                     (Chicago, IL),
                                                                                                         Children's
                                                                                                         Memorial
                                                                                                         Hospital
                                                                                                         (Chicago, IL),
                                                                                                         Chicago Council
                                                                                                         on Foreign
                                                                                                         Relations,
                                                                                                         Economic Club
                                                                                                         of Chicago and
                                                                                                         InnerWorkings
                                                                                                         (US provider of
                                                                                                         print
                                                                                                         procurement
                                                                                                         solutions).
------------------------------------------------------------------------------------------------------------------------
 INTERESTED TRUSTEE
------------------------------------------------------------------------------------------------------------------------
 Thomas H. Bailey*    Trustee          5/93-Present     Retired. Formerly, President    71               N/A
 151 Detroit Street                                     (1978-2002) and Chief
 Denver, CO 80206                                       Executive Officer (1994-2002)
 DOB: 1937                                              of Janus Capital or Janus
                                                        Capital Corporation; Chairman
                                                        and Director (1978-2002) of
                                                        Janus Capital Corporation;
                                                        President and Director (1994-
                                                        2002) of The Janus Foundation.
------------------------------------------------------------------------------------------------------------------------



* The Portfolio is treating Mr. Bailey as an "interested person" of the Trust by virtue of his past positions and continuing relationships with Janus Capital and ownership of shares of Janus Capital's parent company. Mr. Bailey has announced his intention to retire his position as Trustee for the Janus funds, effective on or about May 15, 2007.

---------------------------------------------------------------------------------------------------------------------------------
                                                            OFFICERS
---------------------------------------------------------------------------------------------------------------------------------
                                                      TERM OF
                                                      OFFICE* AND
 NAME, AGE                                            LENGTH OF
 AND ADDRESS          POSITIONS HELD WITH PORTFOLIO   TIME SERVED    PRINCIPAL OCCUPATIONS DURING THE PAST FIVE YEARS
---------------------------------------------------------------------------------------------------------------------------------
 Craig Jacobson       Executive Vice President and    04/07-Present  Portfolio Manager of other Janus accounts and Research
 151 Detroit Street   Co-Portfolio Manager                           Analyst for Janus Capital.
 Denver, CO 80206     Money Market Portfolio
 DOB: 1970
---------------------------------------------------------------------------------------------------------------------------------
 J. Eric Thorderson   Executive Vice President and    1/01-Present   Vice President of Janus Capital and Portfolio Manager for
 151 Detroit Street   Co-Portfolio Manager                           other Janus accounts.
 Denver, CO 80206     Money Market Portfolio
 DOB: 1961
---------------------------------------------------------------------------------------------------------------------------------
 Stephanie            Chief Legal Counsel and         1/06-Present   Vice President of Janus Capital and Janus Distributors LLC;
 Grauerholz-Lofton    Secretary                                      and Associate Counsel of Janus Capital. Formerly, Assistant
 151 Detroit Street                                                  Vice President of Janus Capital and Janus Distributors LLC
 Denver, CO 80206     Vice President                  3/06-Present   (2006-2007) and Associate of Vedder, Price, Kaufman &
 DOB: 1970                                                           Kammholz, P.C. (1999-2003).
---------------------------------------------------------------------------------------------------------------------------------
 Andrew J. Iseman     President and Chief Executive   3/07-Present   Chief Operating Officer and Senior Vice President of Janus
 151 Detroit Street   Officer                                        Capital; and President of Janus Services LLC. Formerly,
 Denver, CO 80206                                                    Senior Vice President (2005-2007) of Enhanced Investment
 DOB: 1964                                                           Technologies, LLC; Vice President of Janus Capital
                                                                     (2003-2005) and Janus Services LLC (2003-2004); and Chief
                                                                     Operating Officer (2000-2002) and Vice President (1999-2002)
                                                                     of Berger Financial Group LLC.
---------------------------------------------------------------------------------------------------------------------------------
 David R. Kowalski    Vice President and Chief        6/02-Present   Senior Vice President and Chief Compliance Officer of Janus
 151 Detroit Street   Compliance Officer, and Anti-                  Capital, Janus Distributors LLC, and Janus Services LLC;
 Denver, CO 80206     Money Laundering Officer                       Chief Compliance Officer of Bay Isle Financial LLC; and Vice
 DOB: 1957                                                           President of Enhanced Investment Technologies LLC. Formerly,
                                                                     Chief Compliance Officer of Enhanced Investment
                                                                     Technologies, LLC (2003-2005); Vice President of Janus
                                                                     Capital (2000-2005), Janus Distributors LLC (2000-2001), and
                                                                     Janus Services LLC (2004-2005); and Assistant Vice President
                                                                     of Janus Services LLC (2000-2004).
---------------------------------------------------------------------------------------------------------------------------------
 Jesper Nergaard      Chief Financial Officer         3/05-Present   Vice President of Janus Capital. Formerly, Director of
 151 Detroit Street                                                  Financial Reporting for OppenheimerFunds, Inc. (2004-2005);
 Denver, CO 80206     Vice President, Treasurer, and  2/05-Present   Site Manager and First Vice President of Mellon Global
 DOB: 1962            Principal Accounting Officer                   Securities Services (2003); and Director of Fund Accounting,
                                                                     Project Development, and Training of INVESCO Funds Group
                                                                     (1994-2003).
---------------------------------------------------------------------------------------------------------------------------------


* Officers are elected at least annually by the Trustees for a one-year term and may also be elected from time to time by the Trustees for an interim period.

   The Trustees are responsible for major decisions relating to the establishment or change of the Portfolio's objective(s), policies, and techniques. The Trustees also supervise the operation of the Portfolio by its officers and review the investment decisions of the officers, although the Trustees do not actively participate on a regular basis in making such decisions. The Board of Trustees has seven standing committees that each perform specialized functions: an Audit Committee, Brokerage Committee, Investment Oversight Committee, Legal and Regulatory Committee, Money Market Committee, Nominating and Governance Committee, and Pricing Committee. Each committee is comprised entirely of Independent Trustees. Information about each committee's functions is provided in the following table:



----------------------------------------------------------------------------------------------------------------------------------
                                                                         MEMBERS                           NUMBER OF MEETINGS HELD
                           FUNCTIONS                                     (INDEPENDENT TRUSTEES)            DURING LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------------------------
 AUDIT COMMITTEE           Reviews the financial reporting process, the  Jerome S. Contro (Chairman)                4
                           system of internal controls over financial    John W. McCarter, Jr.
                           reporting, disclosure controls and            Dennis B. Mullen
                           procedures, Form N-CSR filings, and the
                           audit process. The Committee's review of the
                           audit process includes, among other things,
                           the appointment, compensation, and oversight
                           of the auditors and pre-approval of all
                           audit and nonaudit services.
----------------------------------------------------------------------------------------------------------------------------------
 BROKERAGE COMMITTEE       Reviews and makes recommendations regarding   James T. Rothe (Chairman)                  4
                           matters related to the Trust's use of         Jerome S. Contro
                           brokerage commissions and placement of        William F. McCalpin
                           portfolio transactions.
----------------------------------------------------------------------------------------------------------------------------------
 INVESTMENT OVERSIGHT      Oversees the investment activities of the     Dennis B. Mullen (Chairman)                5
 COMMITTEE                 Trust's non- money market funds.              Jerome S. Contro
                                                                         William F. McCalpin
                                                                         John W. McCarter, Jr.
                                                                         James T. Rothe
                                                                         William D. Stewart
                                                                         Martin H. Waldinger
                                                                         Linda S. Wolf
----------------------------------------------------------------------------------------------------------------------------------
 LEGAL AND REGULATORY      Oversees compliance with various procedures   William F. McCalpin (Chairman)             5
 COMMITTEE                 adopted by the Trust, reviews registration    William D. Stewart
                           statements on Form N-1A, oversees the         Linda S. Wolf
                           implementation and administration of the
                           Trust's Proxy Voting Guidelines.
----------------------------------------------------------------------------------------------------------------------------------
 MONEY MARKET COMMITTEE    Reviews various matters related to the        Martin H. Waldinger (Chairman)             4
                           operations of the Janus money market funds,   William F. McCalpin
                           including compliance with their Money Market  James T. Rothe
                           Fund Procedures.
----------------------------------------------------------------------------------------------------------------------------------
 NOMINATING AND            Identifies and recommends individuals for     John W. McCarter, Jr. (Chairman)           4
 GOVERNANCE COMMITTEE      election as Trustee, consults with            Dennis B. Mullen
                           Management in planning Trustee meetings, and  Martin H. Waldinger oversees the administration of, and ensures
                           the compliance with, the Trust's Governance
                           Procedures and Guidelines.
----------------------------------------------------------------------------------------------------------------------------------
 PRICING COMMITTEE         Determines a fair value of securities for     William D. Stewart (Chairman)              15
                           which market quotations are not readily       James T. Rothe
                           available or are deemed not to be reliable,   Linda S. Wolf
                           pursuant to procedures adopted by the
                           Trustees.
----------------------------------------------------------------------------------------------------------------------------------

   Under the Trust's Governance Procedures and Guidelines, the Trustees are expected to invest in one or more (but not necessarily all) funds of the Trust for which they serve as Trustees, to the extent they are directly eligible to do so. Such investments, including the amount and which funds, are dictated by each Trustee's individual financial circumstances and investment goals. The Trustees cannot directly own Shares of the Portfolio without purchasing an insurance contract through one of the participating insurance companies or through a qualified plan. As a result, such Trustees as a group do not own any outstanding Shares of the Portfolio. The Trustees may, however, own shares of certain other Janus mutual funds that have comparable investment objectives and strategies as the Portfolio described in this SAI but offered through different distribution channels. The table below gives the aggregate dollar range of shares of all funds advised by Janus Capital and overseen by the Trustees (collectively, the "Janus Funds"), owned by each Trustee as of December 31, 2006.



----------------------------------------------------------------------------------------------------------
                                                                  AGGREGATE DOLLAR RANGE OF EQUITY
                                            DOLLAR RANGE OF       SECURITIES IN ALL REGISTERED INVESTMENT
                                            EQUITY SECURITIES IN  COMPANIES OVERSEEN BY TRUSTEE IN JANUS
 NAME OF TRUSTEE                            THE PORTFOLIO         FUNDS
----------------------------------------------------------------------------------------------------------
 INDEPENDENT TRUSTEES
----------------------------------------------------------------------------------------------------------
 DENNIS B. MULLEN                           None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 JEROME S. CONTRO                           None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 WILLIAM F. MCCALPIN                        None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 JOHN W. MCCARTER, JR.                      None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 JAMES T. ROTHE                             None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 WILLIAM D. STEWART                         None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 MARTIN H. WALDINGER                        None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 LINDA S. WOLF                              None                  Over $100,000
----------------------------------------------------------------------------------------------------------
 INTERESTED TRUSTEE
----------------------------------------------------------------------------------------------------------
 THOMAS H. BAILEY                           None                  Over $100,000
----------------------------------------------------------------------------------------------------------

   The Trust pays each Independent Trustee an annual retainer plus a fee for each regular in-person meeting of the Trustees attended, a fee for in-person meetings of committees attended if convened on a date other than that of a regularly scheduled meeting, and a fee for telephone meetings of the Trustees and committees. In addition, committee chairs and the Chairman of the Board of Trustees receive an additional supplemental retainer. Each current Independent Trustee also receives fees from other Janus funds for serving as Trustee of those funds. Janus Capital pays persons who are directors, officers, or employees of Janus Capital or any affiliate thereof, or any Trustee considered an "interested" Trustee for their services as Trustees or officers. The Trust and other funds managed by Janus may pay all or a portion of compensation and related expenses of the Portfolio's Chief Compliance Officer and compliance staff, as authorized from time to time by the Trustees.


   The following table shows the aggregate compensation paid to each Independent Trustee by the Portfolio described in this SAI and all Janus Funds for the periods indicated. None of the Trustees receives any pension or retirement benefits from the Portfolio or the Janus Funds. Effective January 1, 2006, the Trustees established a deferred compensation plan under which the Trustees may elect to defer receipt of all, or a portion, of the compensation they earn for their services to the Portfolio, in lieu of receiving current payments of such compensation. Any deferred amount is treated as though an equivalent dollar amount has been invested in shares of one or more funds advised by Janus Capital ("shadow investments").



                                                              Aggregate Compensation      Total Compensation
                                                              from the Portfolio for   from the Janus Funds for
                                                                fiscal year ended         calendar year ended
Name of Person, Position                                        December 31, 2006       December 31, 2006(1)(2)
----------------------------------------------------------------------------------------------------------------
INDEPENDENT TRUSTEES
Dennis B. Mullen, Chairman and Trustee(3)                              $76                     $442,409
Jerome S. Contro, Trustee                                              $61                     $302,000
William F. McCalpin, Trustee                                           $65                     $288,000
John W. McCarter, Jr., Trustee                                         $61                     $306,500
James T. Rothe, Trustee                                                $75                     $309,000
William D. Stewart, Trustee                                            $64                     $315,000
Martin H. Waldinger, Trustee                                           $88                     $299,000
Linda S. Wolf, Trustee                                                 $61                     $298,000



(1) For Mr. Mullen, includes compensation for service on the boards of four Janus trusts comprised of 86 portfolios (17 portfolios of which are for service on the board of Janus Capital Funds Plc, an offshore product). For all other Trustees, includes compensation for service on the boards of three Janus trusts comprised of 69 portfolios.


(2) Total compensation received from the Janus Funds includes the following additional compensation for preparation and participation in depositions related to excessive fee litigation: Dennis B. Mullen $10,000; and John W. McCarter, Jr. $10,000.

(3) Aggregate compensation received from the Portfolios includes additional compensation paid for service as Independent Chairman of the Board of Trustees. Total compensation received from all Janus Funds includes additional compensation paid for service as Independent Chairman of the boards of three Janus trusts, including the Trust, and compensation for service as a director of Janus Capital Funds Plc.

PURCHASE OF SHARES
--------------------------------------------------------------------------------

   Shares of the Portfolio can be purchased only by (i) the separate accounts of participating insurance companies for the purpose of funding variable insurance contracts and (ii) certain qualified retirement plans. Participating insurance companies and certain designated organizations are authorized to receive purchase orders on the Portfolio's behalf, and those organizations are authorized to designate their agents and affiliates as intermediaries to receive purchase orders. Purchase orders are deemed received by the Portfolio when authorized organizations, their agents or affiliates receive the order provided that such designated organizations or their agents or affiliates transmit the order to the Portfolio within contractually specified periods. The Portfolio is not responsible for the failure of any designated organization or its agents or affiliates to carry out its obligations to its customers. Shares of the Portfolio are purchased at the NAV per share as determined at the close of the regular trading session of the New York Stock Exchange next occurring after a purchase order is received and accepted by the Portfolio or its authorized agent. In order to receive a day's dividend, your order must be received in good order by the close of the regular trading session of the NYSE. The prospectus for your insurance company's separate account or your plan documents contain detailed information about investing in the Portfolio.

REDEMPTION OF SHARES
--------------------------------------------------------------------------------

   Redemptions, like purchases, may only be effected through the separate accounts of participating insurance companies or qualified retirement plans. Certain designated organizations are authorized to receive redemption orders on the Portfolio's behalf and those organizations are authorized to designate their agents and affiliates as intermediaries to receive redemption orders. Redemption orders are deemed received by the Portfolio when authorized organizations, their agents or affiliates receive the order. The Portfolio is not responsible for the failure of any designated organization or its agents or affiliates to carry out its obligations to its customers.

   Shares normally will be redeemed for cash, although the Portfolio retains the right to redeem some or all of its shares in-kind under unusual circumstances, in order to protect the interests of remaining shareholders, or to accommodate a request by a particular shareholder that does not adversely affect the interest of the remaining shareholders, by delivery of securities selected from its assets at its discretion. However, the Portfolio is governed by Rule 18f-1 under the 1940 Act, which requires the Portfolio to redeem shares solely for cash up to the lesser of $250,000 or 1% of the NAV of the Portfolio during any 90-day period for any one shareholder. Should redemptions by any shareholder exceed such limitation, the Portfolio will have the option of redeeming the excess in cash or in-kind. If shares are redeemed in-kind, the redeeming shareholder may incur brokerage costs in converting the assets to cash. The method of valuing securities used to make redemptions in-kind will be the same as the method of valuing portfolio securities described under "Determination of Net Asset Value" and such valuation will be made as of the same time the redemption price is determined.

   The right to require the Portfolio to redeem its Shares may be suspended, or the date of payment may be postponed, whenever: (i) trading on the NYSE is restricted, as determined by the SEC, or the NYSE is closed (except for holidays and weekends); (ii) the SEC permits such suspension and so orders; or (iii) an emergency exists as determined by the SEC so that disposal of securities or determination of NAV is not reasonably practicable.

DIVIDENDS AND TAX STATUS
--------------------------------------------------------------------------------

   The following is intended to be a general summary of certain U.S. federal income tax consequences of investing in the Portfolio. It is not intended to be a complete discussion of all such federal income tax consequences, nor does it purport to deal with all categories of investors. This discussion reflects applicable tax laws of the United States as of the date of this Statement of Additional Information. However, tax laws may change or be subject to new interpretation by the courts or the IRS, possibly with retroactive effect. Investors are therefore advised to consult with their own tax advisers before making an investment in the Portfolio.


   Dividends representing substantially all of the net investment income and any net realized gains on sales of securities are declared daily, Saturdays, Sundays, and holidays included, and distributed on the last business day of each month. If a month begins on a Saturday, Sunday, or holiday, dividends for those days are declared and distributed at the end of the preceding month. The Portfolio intends to qualify as a regulated investment company by satisfying certain requirements prescribed by Subchapter M of the Internal Revenue Code. If the Portfolio failed to qualify as a regulated investment company in any taxable year, the Portfolio may be subject to tax on its taxable income at corporate rates. In addition, all distributions from earnings and profits, would generally be taxable to shareholders as ordinary income but may, at least in part, qualify for the dividends received deduction applicable to corporations or the reduced rate of taxation applicable to noncorporate holders for "qualified dividend income." In addition, the Portfolio could be required to recognize unrealized gains, pay taxes and interest, and make distributions before requalifying as a regulated investment company that is accorded special tax treatment. In addition, because a class of shares of the Portfolio are sold in connection with variable insurance contracts, the Portfolio intends to comply with the diversification requirements of Internal Revenue Code Section 817(h) related to the tax-deferred status of insurance company separate accounts.



   All income dividends on the Portfolio's Shares are reinvested automatically in additional Shares of the Portfolio at the NAV determined on the record date.


   Some money market securities employ a trust or other similar structure to modify the maturity, price characteristics, or quality of financial assets. For example, put features can be used to modify the maturity of a security, or interest rate adjustment features can be used to enhance price stability. If the structure does not perform as intended, adverse tax or investment consequences may result. Neither the Internal Revenue Service nor any other regulatory authority has ruled definitively on certain legal issues presented by structured securities. Future tax or other regulatory determinations could adversely affect the value, liquidity, or tax treatment of the income received from these securities or the nature and timing of distributions made by the Portfolio.

   Because Shares of the Portfolio can only be purchased through variable insurance contracts or qualified plans, it is anticipated that any income dividends or capital gains distributions will be exempt from current taxation if left to accumulate within such contracts or plans. See the prospectus for the separate account of the related insurance company or the plan documents for additional information.

PRINCIPAL SHAREHOLDERS
--------------------------------------------------------------------------------


   The officers and Trustees of the Portfolio cannot directly own Shares of the Portfolio without purchasing an insurance contract through one of the participating insurance companies or through a qualified plan. As a result, such officers and Trustees as a group own less than 1% of the outstanding Shares of the Portfolio. As of April 10, 2006, the percentage ownership of each separate account or plan owning 5% or more of the Shares of the Portfolio is as follows:



Portfolio Name                                       Shareholder and Address of Record                       Percentage Ownership
---------------------------------------------------------------------------------------------------------------------------------
Money Market Portfolio                               Western Reserve Life                                          100.00%
                                                     Cedar Rapids IA


   No qualified plan owned 10% or more of the shares of the Trust as a whole.

   The Shares held by the separate accounts of each insurance company, including Shares for which no voting instructions have been received, will be voted by each insurance company in proportion to instructions received from contract owners. Since the listed insurance company separate accounts' voting rights are passed through to contract owners, the insurance companies themselves do not exercise voting control over the shares held in those accounts.

MISCELLANEOUS INFORMATION
--------------------------------------------------------------------------------

   The Portfolio is a series of the Trust, an open-end management investment company registered under the 1940 Act and organized as a Delaware statutory trust on May 20, 1993. As of the date of this SAI, the Trust offers seventeen series of shares, known as "Portfolios," three of which offer three classes of shares, nine of which offer two classes of shares, and five of which offer one class of shares.

   Janus Capital reserves the right to the name "Janus." In the event that Janus Capital does not continue to provide investment advice to the Portfolio, the Portfolio must cease to use the name "Janus" as soon as reasonably practicable.

SHARES OF THE TRUST

   The Trust is authorized to issue an unlimited number of shares of beneficial interest with a par value of $0.001 per share for each series of the Trust. Shares of each series of the Trust are fully paid and nonassessable when issued. The shares of the Portfolio participate equally in dividends and other distributions by the Portfolio, and in residual assets of the Portfolio in the event of liquidation. Shares of the Portfolio have no preemptive, conversion, or subscription rights.

   Money Market Portfolio offers one class of shares. The Shares discussed in this SAI are offered only in connection with investment in and payments under variable contracts and life insurance contracts, as well as certain qualified retirement plans.

SHAREHOLDER MEETINGS

   The Trust does not intend to hold annual or regular shareholder meetings unless otherwise required by the Amended and Restated Trust Instrument or the 1940 Act. Special meetings may be called for the Portfolio or for the Trust as a whole for purposes such as electing or removing Trustees, terminating or reorganizing the Trust, changing fundamental policies, or for any other purpose requiring a shareholder vote under the 1940 Act. Commencing in 2005 and not less than every fifth calendar year thereafter, a meeting of shareholders shall be held to elect Trustees.

   Separate votes are taken by each Portfolio or class only if a matter affects or requires the vote of only that Portfolio or class or if that Portfolio's or class' interest in the matter differs from the interest of the other portfolios or class of the Trust. A shareholder is entitled to one vote for each whole dollar and a proportionate fractional vote for each fractional dollar of NAV of the applicable shares held in the shareholder's name.

   Under the Amended and Restated Trust Instrument, special meetings of shareholders of the Trust or of any Portfolio shall be called subject to certain conditions, upon written request of shareholders owning Shares representing at least two-thirds of the votes entitled to be cast at such meeting. The Portfolio will assist these shareholders in communicating with other shareholders in connection with such a meeting similar to that referred to in Section 16(c) of the 1940 Act.

VOTING RIGHTS

   A participating insurance company issuing a variable insurance contract will vote shares in the separate account as required by law and interpretations thereof, as may be amended or changed from time to time. In accordance with current law and interpretations, a participating insurance company is required to request voting instructions from policy owners and must vote shares in the separate account, including shares for which no instructions have been received, in proportion to the voting instructions received. Additional information may be found in the participating insurance company's separate account prospectus.

   The Trustees are responsible for major decisions relating to the Portfolio's policies and objectives; the Trustees oversee the operation of the Portfolio by its officers and review the investment decisions of the officers.

   The Trustees of the Trust were elected at a meeting of shareholders on December 29, 2005. Under the Amended and Restated Trust Instrument, each Trustee will continue in office until the termination of the Trust or his or her earlier death, retirement, resignation, bankruptcy, incapacity, or removal. Vacancies will be filled by appointment by a majority of the remaining Trustees, subject to the 1940 Act. Therefore, no annual or regular meetings of shareholders normally will be held, unless otherwise required by the Amended and Restated Trust Instrument or the 1940 Act. Subject to the foregoing, shareholders have the power to vote to elect or remove Trustees, to terminate or reorganize their Portfolio, to amend the Amended and Restated Trust Instrument, to bring certain derivative actions, and on any other matters on which a shareholder vote is required by the 1940 Act, the Amended and Restated Trust Instrument, the Trust's Bylaws, or the Trustees.

   As mentioned previously in "Shareholder Meetings," a shareholder will be entitled to one vote for each whole dollar and a proportionate fractional vote for each fractional dollar of NAV of the applicable shares held in the shareholder's name. Shares of all Portfolios of the Trust have noncumulative voting rights, which means that the holders of more than 50% of the value of shares of all Portfolios of the Trust voting for the election of Trustees can elect 100% of the Trustees if they choose to do so. In such event, the holders of the remaining value of shares will not be able to elect any Trustees.


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


   PricewaterhouseCoopers LLP, 1670 Broadway, Suite 1000, Denver, Colorado 80202, the Independent Registered Public Accounting Firm for the Portfolio, audits the Portfolio's annual financial statements and compiles its tax returns.

REGISTRATION STATEMENT

   The Trust has filed with the SEC, Washington, D.C., a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities to which this SAI relates. If further information is desired with respect to the Portfolio or such securities, reference is made to the Registration Statement and the exhibits filed as a part thereof.

FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

DOCUMENTS INCORPORATED BY REFERENCE TO THE ANNUAL REPORT

   The following audited financial statements for the period ended December 31, 2006 are hereby incorporated into this SAI by reference to the Portfolio's Annual Report dated December 31, 2006.

   Schedules of Investments as of December 31, 2006

   Statements of Assets and Liabilities as of December 31, 2006

   Statements of Operations for the period ended December 31, 2006


   Statements of Changes in Net Assets for each of the periods indicated


   Financial Highlights for each of the periods indicated

   Notes to Financial Statements

   Report of Independent Registered Public Accounting Firm

   The portions of the Annual Reports that are not specifically listed above are not incorporated by reference into this SAI and are not part of the Registration Statement.

APPENDIX A
--------------------------------------------------------------------------------

DESCRIPTION OF SECURITIES RATINGS

MOODY'S AND STANDARD & POOR'S

   MUNICIPAL AND CORPORATE BONDS AND MUNICIPAL LOANS

   The two highest ratings of Standard & Poor's Ratings Service ("S&P") for municipal and corporate bonds are AAA and AA. Bonds rated AAA have the highest rating assigned by S&P to a debt obligation. Capacity to pay interest and repay principal is extremely strong. Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in a small degree. The AA rating may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within that rating category.

   The two highest ratings of Moody's Investors Service, Inc. ("Moody's") for municipal and corporate bonds are Aaa and Aa. Bonds rated Aaa are judged by Moody's to be of the best quality. Bonds rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. Moody's states that Aa bonds are rated lower than the best bonds because margins of protection or other elements make long-term risks appear somewhat larger than Aaa securities. The generic rating Aa may be modified by the addition of the numerals 1, 2, or 3. The modifier 1 indicates that the security ranks in the higher end of the Aa rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of such rating category.

   SHORT-TERM MUNICIPAL LOANS

   S&P's highest rating for short-term municipal loans is SP-1. S&P states that short-term municipal securities bearing the SP-1 designation have a strong capacity to pay principal and interest. Those issues rated SP-1 which are determined to possess a very strong capacity to pay debt service will be given a plus (+) designation. Issues rated SP-2 have satisfactory capacity to pay principal and interest with some vulnerability to adverse financial and economic changes over the term of the notes.

   Moody's highest rating for short-term municipal loans is MIG-1/VMIG-1. Moody's states that short-term municipal securities rated MIG-1/VMIG-1 are of the best quality, enjoying strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing, or both. Loans bearing the MIG-2/VMIG-2 designation are of high quality, with margins of protection ample although not so large as in the MIG-1/VMIG-1 group.

   OTHER SHORT-TERM DEBT SECURITIES

   Prime-1 and Prime-2 are the two highest ratings assigned by Moody's for other short-term debt securities and commercial paper, and A-1 and A-2 are the two highest ratings for commercial paper assigned by S&P. Moody's uses the numbers 1, 2, and 3 to denote relative strength within its highest classification of Prime, while S&P uses the numbers 1, 2, and 3 to denote relative strength within its highest classification of A. Issuers rated Prime-1 by Moody's have a superior ability for repayment of senior short-term debt obligations and have many of the following characteristics: leading market positions in well-established industries, high rates of return on funds employed, conservative capitalization structure with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity. Issuers rated Prime-2 by Moody's have a strong ability for repayment of senior short-term debt obligations and display many of the same characteristics displayed by issuers rated Prime-1, but to a lesser degree. Issuers rated A-1 by S&P carry a strong degree of safety regarding timely repayment. Those issues determined to possess extremely strong safety characteristics are denoted with a plus (+) designation. Issuers rated A-2 by S&P carry a satisfactory degree of safety regarding timely repayment.

FITCH, INC.

          SHORT-TERM BOND RATING       EXPLANATION
          -----------------------------------------------------------------------------------------
          F-1+........................ Exceptionally strong credit quality. Issues assigned this rating are regarded as having the strongest degree of
                                       assurance for timely payment.
          F-1......................... Very strong credit quality. Issues assigned this rating reflect an assurance for timely payment only slightly less in degree than issues rated F-1+.
          F-2......................... Good credit quality. Issues assigned this rating have a satisfactory degree of assurance for timely payments, but
                                       the margin of safety is not as great as the F-1+ and F-1
                                       ratings.

APPENDIX B
--------------------------------------------------------------------------------

DESCRIPTION OF MUNICIPAL SECURITIES

   MUNICIPAL NOTES generally are used to provide for short-term capital needs and usually have maturities of one year or less. They include the following:

   1. PROJECT NOTES, which carry a U.S. Government guarantee, are issued by public bodies (called "local issuing agencies") created under the laws of a state, territory, or U.S. possession. They have maturities that range up to one year from the date of issuance. Project Notes are backed by an agreement between the local issuing agency and the Federal Department of Housing and Urban Development. These Notes provide financing for a wide range of financial assistance programs for housing, redevelopment, and related needs (such as low-income housing programs and renewal programs).

   2. TAX ANTICIPATION NOTES are issued to finance working capital needs of municipalities. Generally, they are issued in anticipation of various seasonal tax revenues, such as income, sales, use and business taxes, and are payable from these specific future taxes.

   3. REVENUE ANTICIPATION NOTES are issued in expectation of receipt of other types of revenues, such as federal revenues available under the Federal Revenue Sharing Programs.

   4. BOND ANTICIPATION NOTES are issued to provide interim financing until long-term financing can be arranged. In most cases, the long-term bonds then provide the money for the repayment of the Notes.

   5. CONSTRUCTION LOAN NOTES are sold to provide construction financing. After successful completion and acceptance, many projects receive permanent financing through the Federal Housing Administration under Fannie Mae or Ginnie Mae.

   6. TAX-EXEMPT COMMERCIAL PAPER is a short-term obligation with a stated maturity of 365 days or less. It is issued by agencies of state and local governments to finance seasonal working capital needs or as short-term financing in anticipation of longer term financing.

   MUNICIPAL BONDS, which meet longer term capital needs and generally have maturities of more than one year when issued, have three principal classifications:

   1. GENERAL OBLIGATION BONDS are issued by such entities as states, counties, cities, towns, and regional districts. The proceeds of these obligations are used to fund a wide range of public projects, including construction or improvement of schools, highways and roads, and water and sewer systems. The basic security behind General Obligation Bonds is the issuer's pledge of its full faith and credit and taxing power for the payment of principal and interest. The taxes that can be levied for the payment of debt service may be limited or unlimited as to the rate or amount of special assessments.

   2. REVENUE BONDS in recent years have come to include an increasingly wide variety of types of municipal obligations. As with other kinds of municipal obligations, the issuers of revenue bonds may consist of virtually any form of state or local governmental entity, including states, state agencies, cities, counties, authorities of various kinds such as public housing or redevelopment authorities, and special districts such as water, sewer or sanitary districts. Generally, revenue bonds are secured by the revenues or net revenues derived from a particular facility, group of facilities, or, in some cases, the proceeds of a special excise or other specific revenue source. Revenue bonds are issued to finance a wide variety of capital projects including electric, gas, water and sewer systems; highways, bridges, and tunnels; port and airport facilities; colleges and universities; and hospitals. Many of these bonds provide additional security in the form of a debt service reserve fund to be used to make principal and interest payments. Various forms of credit enhancement, such as a bank letter of credit or municipal bond insurance, may also be employed in revenue bond issues. Housing authorities have a wide range of security, including partially or fully insured mortgages, rent subsidized and/or collateralized mortgages, and/or the net revenues from housing or other public projects. Some authorities provide further security in the form of a state's ability (without obligation) to make up deficiencies in the debt service reserve fund.

   In recent years, revenue bonds have been issued in large volumes for projects that are privately owned and operated (see 3 below).

   3. PRIVATE ACTIVITY BONDS are considered municipal bonds if the interest paid thereon is exempt from federal income tax and are issued by or on behalf of public authorities to raise money to finance various privately operated facilities for business and manufacturing, housing and health. These bonds are also used to finance public facilities such as airports, mass transit systems and ports. The payment of the principal and interest on such bonds is dependent solely on the ability of the facility's user to meet its financial obligations and the pledge, if any, of real and personal property as security for such payment.

   While, at one time, the pertinent provisions of the Internal Revenue Code permitted private activity bonds to bear tax-exempt interest in connection with virtually any type of commercial or industrial project (subject to various restrictions as to authorized costs, size limitations, state per capita volume restrictions, and other matters), the types of qualifying projects under the Internal Revenue Code have become increasingly limited, particularly since the enactment of the Tax Reform Act of 1986. Under current provisions of the Internal Revenue Code, tax-exempt financing remains available, under prescribed conditions, for certain privately owned and operated rental multi-family housing facilities, nonprofit hospital and nursing home projects, airports, docks and wharves, mass commuting facilities, and solid waste disposal projects, among others, and for the refunding (that is, the tax-exempt refinancing) of various kinds of other private commercial projects originally financed with tax-exempt bonds. In future years, the types of projects qualifying under the Internal Revenue Code for tax-exempt financing are expected to become increasingly limited.

   Because of terminology formerly used in the Internal Revenue Code, virtually any form of private activity bond may still be referred to as an "industrial development bond," but more and more frequently revenue bonds have become classified according to the particular type of facility being financed, such as hospital revenue bonds, nursing home revenue bonds, multi-family housing revenue bonds, single family housing revenue bonds, industrial development revenue bonds, solid waste resource recovery revenue bonds, and so on.

   OTHER MUNICIPAL OBLIGATIONS, incurred for a variety of financing purposes, include: municipal leases, which may take the form of a lease or an installment purchase or conditional sale contract, are issued by state and local governments and authorities to acquire a wide variety of equipment and facilities such as fire and sanitation vehicles, telecommunications equipment and other capital assets. Municipal leases frequently have special risks not normally associated with general obligation or revenue bonds. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the government issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of debt. The debt-issuance limitations of many state constitutions and statutes are deemed to be inapplicable because of the inclusion in many leases or contracts of "non-appropriation" clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. To reduce this risk, the Fund will only purchase municipal leases subject to a non-appropriation clause when the payment of principal and accrued interest is backed by an unconditional irrevocable letter of credit, or guarantee of a bank or other entity that meets the criteria described in the Prospectus.

   Tax-exempt bonds are also categorized according to whether the interest is or is not includible in the calculation of alternative minimum taxes imposed on individuals, according to whether the costs of acquiring or carrying the bonds are or are not deductible in part by banks and other financial institutions, and according to other criteria relevant for federal income tax purposes. Due to the increasing complexity of Internal Revenue Code and related requirements governing the issuance of tax-exempt bonds, industry practice has uniformly required, as a condition to the issuance of such bonds, but particularly for revenue bonds, an opinion of nationally recognized bond counsel as to the tax-exempt status of interest on the bonds.

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 38
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

                                  (JANUS LOGO)
                                   WWW.JANUS.COM/INFO

                                   151 Detroit Street
                                   Denver, CO 80206-4805
                                   1-800-525-0020

                               JANUS ASPEN SERIES

                           PART C - OTHER INFORMATION
ITEM 23     Exhibits

            Exhibit  1  (a)   Trust Instrument dated May 19, 1993, is
                              incorporated herein by reference to Registrant's
                              Registration Statement on Form N-1A filed with the Securities and Exchange Commission on May 20, 1993
                              (File No. 33-63212).

                        (b) Amendments to Trust Instrument are incorporated herein by reference to Exhibit 1(b) to Post-Effective Amendment No. 7, filed on February 14, 1996 (File No. 33-63212).

                        (c) Amendment to Trust Instrument dated December 10, 1996 is incorporated herein by reference to
                              Exhibit 1(c) to Post-Effective Amendment No. 10, filed on February 13, 1997 (File No. 33-63212).

                        (d) Amendment to Trust Instrument dated September 14, 1999 is incorporated herein by reference to
                              Exhibit 1(d) to Post-Effective Amendment No. 20, filed on October 26, 1999 (File No. 33-63212).

                        (e) Amendment to Trust Instrument dated December 14, 1999 is incorporated herein by reference to
                              Exhibit 1(e) to Post-Effective Amendment No. 23, filed on February 16, 2000 (File No. 33-63212).

                        (f) Form of Amendment to Trust Instrument dated July 28, 2000, is incorporated by reference to Exhibit 1(f) to Post-Effective Amendment No. 25, filed on February 14, 2001 (File No. 33-63212).

                        (g) Form of Amendment to Trust Instrument dated August 1, 2000, is incorporated herein by reference to
                              Exhibit 1(g) to Post-Effective Amendment No. 25, filed on February 14, 2001 (File No. 33-63212).

                        (h) Form of Amendment to Trust Instrument dated February 12, 2000, is incorporated herein by reference to Exhibit 1(h) to Post-Effective Amendment No. 25, filed on February 14, 2001 (File No. 33-63212).

                        (i) Form of Amendment to Trust Instrument dated July 31, 2001, is incorporated herein by reference to
                              Exhibit 1(i) to Post-Effective Amendment No. 26, filed on June 1, 2001 (File No. 33-63212).

                        (j) Amendment to Trust Instrument dated September 13, 2001, is incorporated herein by reference to
                              Exhibit 1(j) to Post-Effective Amendment No. 27, filed on October 18, 2001 (File No. 33-63212).

                        (k) Fourteenth Amendment to Trust Instrument dated September 18, 2002, is incorporated herein by reference to Exhibit 1(k) to Post-Effective Amendment No. 30, filed on October 17, 2002 (File No. 33-63212).

                        (l) Fifteenth Amendment to Trust Instrument dated October 14, 2002, is incorporated herein by reference to Exhibit 1(l) to Post-Effective Amendment No. 30, filed on October 17, 2002 (File No. 33-63212).

                        (m) Sixteenth Amendment to Trust Instrument dated January 31, 2003, is incorporated herein by reference to Exhibit 1(m) to Post-Effective Amendment No. 32, filed on February 26, 2003 (File No. 33-63212).

                        (n) Amended and Restated Trust Instrument dated March 18, 2003, is incorporated herein by reference to
                              Exhibit 1(n) to Post-Effective Amendment No. 33, filed on April 30, 2003 (File No. 33-63212).

                        (o) First Amendment to Amended and Restated Trust Instrument dated May 1, 2003, is incorporated herein by reference to Exhibit 1(o) to Post-Effective Amendment No. 33, filed on April 30, 2003 (File No. 33-63212).

                        (p) Form of Second Amendment to Amended and Restated Trust Instrument dated May 1, 2004, is incorporated herein by reference to Exhibit 1(p) to Post-Effective Amendment No. 36, filed on February 26, 2004 (File No. 33-63212).

                        (q) Form of Third Amendment to Amended and Restated Trust Instrument dated May 1, 2005, is incorporated herein by reference to Exhibit 1(q) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (r) Third Amendment to Amended and Restated Trust Instrument dated March 28, 2005, is incorporated herein by reference to Exhibit 1(r) to Post-Effective Amendment No. 39, filed on April 29, 2005 (File No. 33-63212).

                        (s) Fourth Amendment to Amended and Restated Trust Instrument dated May 1, 2005, is incorporated herein by reference to Exhibit 1(s) to Post-Effective Amendment No. 39, filed on April 29, 2005 (File No. 33-63212).

                        (t) Amended and Restated Trust Instrument dated March 18, 2003, amended December 29, 2005, is incorporated herein by reference to Exhibit 1(t) to Post-Effective Amendment No. 40, filed on February 23, 2006 (File No. 33-63212).

                        (u) First Amendment to Amended and Restated Trust Instrument dated February 21, 2006, is incorporated herein by reference to Exhibit 1(u) to Post-Effective Amendment No. 41, filed on April 28, 2006 (File No. 33-63212).

                        (v) Second Amendment to Amended and Restated Trust Instrument dated April 18, 2006, is incorporated herein by reference to Exhibit 1(v) to Post-Effective Amendment No. 41, filed on April 28, 2006 (File No. 33-63212).

            Exhibit 2   (a)   Restated Bylaws are incorporated herein by
                              reference to Exhibit 2(a) to Post-Effective
                              Amendment No. 7, filed on February 14, 1996 (File
                              No. 33-63212).

                        (b) First Amendment to the Bylaws is incorporated herein by reference to Exhibit 2(b) to Post-Effective Amendment No. 7, filed on February 14, 1996 (File No. 33-63212).

                        (c) Second Amendment to the Bylaws is incorporated herein by reference to Exhibit 2(c) to Post-Effective Amendment No. 30, filed on October 17, 2002 (File No. 33-63212).

                        (d) Third Amendment to the Bylaws is incorporated herein by reference to Exhibit 2(d) to Post-Effective Amendment No. 37, filed on April 30, 2004 (File No. 33-63212).

                        (e) Fourth Amendment to the Bylaws is incorporated herein by reference to Exhibit 2(e) to Post-Effective Amendment No. 39, filed on April 29, 2005 (File No. 33-63212).

                        (f) Fifth Amendment to the Bylaws is incorporated herein by reference to Exhibit 2(f) to Post-Effective Amendment No. 39, filed on April 29, 2005 (File No. 33-63212).

            Exhibit 3         Not Applicable

            Exhibit 4   (a)   Investment Advisory Agreement for Growth
                              Portfolio, Aggressive Growth Portfolio, Worldwide
                              Growth Portfolio, Balanced Portfolio, Flexible
                              Income Portfolio and Short-Term Bond Portfolio is incorporated herein by reference to Exhibit 5(a) to Post-Effective Amendment No. 15, filed on
                              February 27, 1998 (File No. 33-63212).

                        (b) Investment Advisory Agreement for International Growth Portfolio is incorporated herein by reference to Exhibit 5(b) to Post-Effective Amendment No. 15, filed on February 27, 1998 (File No. 33-63212).

                        (c) Investment Advisory Agreement for Money Market Portfolio is incorporated herein by reference to
                              Exhibit 5(c) to Post-Effective Amendment No. 15, filed on February 27, 1998 (File No. 33-63212).

                        (d) Investment Advisory Agreement for High-Yield Portfolio filed as Exhibit 5(d) to Post-Effective Amendment No. 15, filed on February 27, 1998 (File No. 33-63212) has been withdrawn.

                        (e) Investment Advisory Agreement for Equity Income Portfolio is incorporated herein by reference to
                              Exhibit 5(e) to Post-Effective Amendment No. 15, filed on February 27, 1998 (File No. 33-63212).

                        (f) Investment Advisory Agreement for Capital Appreciation Portfolio is incorporated herein by reference to Exhibit 5(f) to Post-Effective Amendment No. 15, filed on February 27, 1998 (File No. 33-63212).

                        (g) Form of Investment Advisory Agreement for Growth and Income Portfolio is incorporated herein by reference to Exhibit 5(g) to Post-Effective Amendment No. 12, filed on August 11, 1997 (File No. 33-63212).

                        (h) Investment Advisory Agreement for Global Life Sciences Portfolio is incorporated herein by reference to Exhibit 4(h) to Post-Effective Amendment No. 22, filed on January 14, 2000 (File No. 33-63212).

                        (i) Investment Advisory Agreement for Global Technology Portfolio is incorporated herein by reference to Exhibit 4(i) to Post-Effective Amendment No. 22, filed on January 14, 2000 (File No. 33-63212).

                        (j) Investment Advisory Agreement for Strategic Value Portfolio filed as Exhibit 4(j) to Post-Effective Amendment 23, filed on February 16, 2000 (File No. 33-63212) has been withdrawn.

                        (k) Amendment to Investment Advisory Agreement for Growth Portfolio filed as Exhibit 4(k) to Post-Effective Amendment No. 24, filed on April 14, 2000 (File No. 33-63212) has been withdrawn.

                        (l) Amendment to Investment Advisory Agreement for Aggressive Growth Portfolio is incorporated herein by reference to Exhibit 4(l) to Post-Effective Amendment No. 24, filed on April 14, 2000 (File No. 33-63212).

                        (m) Amendment to Investment Advisory Agreement for Capital Appreciation Portfolio is incorporated herein by reference to Exhibit 4(m) to Post-Effective Amendment No. 24, filed on April 14, 2000 (File No. 33-63212).

                        (n) Amendment to Investment Advisory Agreement for Balanced Portfolio is incorporated herein by reference to Exhibit 4(n) to Post-Effective Amendment No. 24, filed on April 14, 2000 (File No. 33-63212).

                        (o) Amendment to Investment Advisory Agreement for Equity Income Portfolio is incorporated herein by reference to Exhibit 4(o) to Post-Effective Amendment No. 24, filed on April 14, 2000 (File No. 33-63212).

                        (p) Amendment to Investment Advisory Agreement for Growth and Income Portfolio is incorporated herein by reference to Exhibit 4(p) to Post-Effective Amendment No. 24, filed on April 14, 2000 (File No. 33-63212).

                        (q) Amendment to Investment Advisory Agreement for International Growth Portfolio is incorporated herein by reference to Exhibit 4(q) to Post-Effective Amendment No. 24, filed on April 14, 2000 (File No. 33-63212).

                        (r) Amendment to Investment Advisory Agreement for Worldwide Growth Portfolio is incorporated herein by reference to Exhibit 4(r) to Post-Effective Amendment No. 24, filed on April 14, 2000 (File No. 33-63212).

                        (s) Form of Investment Advisory Agreement for Global Value Portfolio dated March 13, 2001 is incorporated herein by reference to Exhibit 4(s) to Post-Effective Amendment No. 25, filed on February 14, 2001 (File No. 33-63212).

                        (t) Form of Amendment to Investment Advisory Agreement for Core Equity Portfolio dated July 31, 2001, is incorporated herein by reference to Exhibit 4(t) to Post-Effective Amendment No. 26, filed on June 1, 2001 (File No. 33-63212).

                        (u) Form of Investment Advisory Agreement for Aggressive Growth Portfolio, Balanced Portfolio, Capital Appreciation Portfolio, Core Equity Portfolio, Flexible Income Portfolio, Global Life Sciences Portfolio, Global Technology Portfolio, Global Value Portfolio, Growth and Income Portfolio, Growth Portfolio, International Growth Portfolio, Money Market Portfolio, Strategic Value Portfolio and Worldwide Growth Portfolio is incorporated herein by reference to Exhibit 4(u) to Post-Effective Amendment No. 28, filed on February 21, 2002 (File No. 33-63212).

                        (v) Form of Transfer and Assumption Agreement between Janus Capital Corporation and Janus Capital Management LLC, dated April 1, 2002, is incorporated herein by reference to Exhibit 4(v) to Post-Effective Amendment No. 29, filed on April 29, 2002 (File No. 33-63212).

                        (w) Investment Advisory Agreement for Risk-Managed Large Cap Growth Portfolio is incorporated herein by reference to Exhibit 4(w) to Post-Effective Amendment No. 31, filed on December 30, 2002 (File No. 33-63212).

                        (x) Investment Advisory Agreement for Risk-Managed Large Cap Core Portfolio is incorporated herein by reference to Exhibit 4(x) to Post-Effective Amendment No. 31, filed on December 30, 2002 (File No. 33-63212).

                        (y) Investment Advisory Agreement for Mid Cap Value Portfolio is incorporated herein by reference to
                              Exhibit 4(y) to Post-Effective Amendment No. 31, filed on December 30, 2002 (File No. 33-63212).

                        (z) Investment Advisory Agreement for Small Cap Value Portfolio is incorporated herein by reference to
                              Exhibit 4(z) to Post-Effective Amendment No. 31, filed on December 30, 2002 (File No. 33-63212).

                        (aa) Investment Sub-Advisory Agreement with Enhanced Investment Technologies for Risk-Managed Large Cap Growth Portfolio is incorporated herein by reference to Exhibit 4(aa) to Post-Effective Amendment No. 31, filed on December 30, 2002 (File No. 33-63212).

                        (bb) Investment Sub-Advisory Agreement with Enhanced Investment Technologies for Risk-Managed Large Cap Core Portfolio is incorporated herein by reference to Exhibit 4(bb) to Post-Effective Amendment No. 31, filed on December 30, 2002 (File No. 33-63212).

                        (cc) Investment Sub-Advisory Agreement with Perkins, Wolf, McDonnell and Company for Mid Cap Value Portfolio is incorporated herein by reference to
                              Exhibit 4(cc) to Post-Effective Amendment No. 31, filed on December 30, 2002 (File No. 33-63212).

                        (dd) Investment Sub-Advisory Agreement with Bay Isle Financial for Small Cap Value Portfolio is incorporated herein by reference to Exhibit 4(dd) to Post-Effective Amendment No. 31, filed on December 30, 2002 (File No. 33-63212).

                        (ee) Form of Sub-Advisory Agreement for Perkins, Wolf, McDonnell and Company, LLC for Mid Cap Value Portfolio (post-acquisition version) filed as
                              Exhibit 4(ee) to Post-Effective Amendment No. 33, filed on April 30, 2003 (File No. 33-63212) has been withdrawn.

                        (ff) Amendment to Investment Advisory Agreement for International Value Portfolio, dated December 31, 2002, is incorporated herein by reference to
                              Exhibit 4(ff) to Post-Effective Amendment No. 33, filed on April 30, 2003 (File No. 33-63212).

                        (gg) Form of Amendment to Investment Advisory Agreement for Mid Cap Growth Portfolio, dated May 1, 2003, is incorporated herein by reference to Exhibit 4(gg) to Post-Effective Amendment No. 33, filed on April 30, 2003 (File No. 33-63212).

                        (hh) Investment Sub-Advisory Agreement with Perkins, Wolf, McDonnell and Company, LLC, for Mid Cap Value Portfolio, dated May 1, 2003, is incorporated herein by reference to Exhibit 4(hh) to Post-Effective Amendment No. 35, filed on August 11, 2003 (File No. 33-63212).

                        (ii) Form of Second Amendment to Investment Advisory Agreement for International Value Portfolio is incorporated herein by reference to Exhibit 4(ii) to Post-Effective Amendment No. 36, filed on February 26, 2004 (File No. 33-63212).

                        (jj) Form of Amendment to Investment Advisory Agreement for Small Cap Value Portfolio is incorporated herein by reference to Exhibit 4(jj) to Post-Effective Amendment No. 36, filed on February 26, 2004 (File No. 33-63212).

                        (kk) Form of Amendment to Investment Advisory Agreement for Risk-Managed Large Cap Growth Portfolio is incorporated herein by reference to Exhibit 4(kk) to Post- Effective Amendment No. 36, filed on February 26, 2004 (File No. 33-63212).

                        (ll) Form of Amendment to Investment Advisory Agreement for Risk-Managed Large Cap Core Portfolio is incorporated herein by reference to Exhibit 4(ll) to Post-Effective Amendment No. 36, filed on February 26, 2004 (File No. 33-63212).

                        (mm) Form of Amendment to Sub-Advisory Agreement for Small Cap Value Portfolio is incorporated herein by reference to Exhibit 4(mm) to Post-Effective Amendment No. 36, filed on February 26, 2004 (File No. 33-63212).

                        (nn) Form of Amendment to Sub-Advisory Agreement for Risk-Managed Large Cap Growth is incorporated herein by reference to Exhibit 4(nn) to Post-Effective Amendment No. 36, filed on February 26, 2004 (File No. 33-63212).

                        (oo) Form of Amendment to Sub-Advisory Agreement for Risk-Managed Large Cap Core Portfolio is incorporated herein by reference to Exhibit 4(oo) to Post-Effective Amendment No. 36, filed on February 26, 2004 (File No. 33-63212).

                        (pp) Investment Advisory Agreement for Balanced Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 4(pp) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (qq) Investment Advisory Agreement for Capital Appreciation Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 4(qq) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (rr) Investment Advisory Agreement for Core Equity Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 4(rr) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (ss) Investment Advisory Agreement for Flexible Income Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 4(ss) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (tt) Investment Advisory Agreement for Foreign Stock Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 4(tt) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (uu) Investment Advisory Agreement for Global Life Sciences Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 4(uu) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (vv) Investment Advisory Agreement for Global Technology Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 4(vv) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (ww) Investment Advisory Agreement for Growth and Income Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 4(ww) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (xx) Investment Advisory Agreement for Growth Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 4(xx) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (yy) Investment Advisory Agreement for International Growth Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 4(yy) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (zz) Investment Advisory Agreement for Mid Cap Growth Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 4(zz) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (aaa) Investment Advisory Agreement for Mid Cap Value
                              Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 4(aaa) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (bbb) Investment Advisory Agreement for Risk-Managed
                              Core Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 4(bbb) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (ccc) Investment Advisory Agreement for Risk-Managed
                              Growth Portfolio dated July 1, 2004 is
                              incorporated herein by reference to Exhibit 4(ccc) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (ddd) Investment Advisory Agreement for Small Company
                              Value Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 4(ddd) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (eee) Investment Advisory Agreement for Worldwide Growth
                              Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 4(eee) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (fff) Sub-Advisory Agreement for Mid Cap Value Portfolio
                              dated July 1, 2004 is incorporated herein by reference to Exhibit 4(fff) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (ggg) Sub-Advisory Agreement for Risk-Managed Core
                              Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 4(ggg) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (hhh) Sub-Advisory Agreement for Risk-Managed Growth
                              Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 4(hhh) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (iii) Sub-Advisory Agreement for Small Company Value
                              Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 4(iii) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (jjj) Form of Amendment to Investment Advisory Agreement
                              for Capital Appreciation Portfolio is incorporated herein by reference to Exhibit 4(jjj) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (kkk) Form of Amendment to Investment Advisory Agreement
                              for Flexible Income Portfolio is incorporated herein by reference to Exhibit 4(kkk) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (lll) Form of Amendment to Investment Advisory Agreement
                              for Growth Portfolio is incorporated herein by reference to Exhibit 4(lll) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (mmm) Investment Advisory Agreement for Balanced
                              Portfolio dated July 1, 2004, as amended February 1, 2006, is incorporated herein by reference to
                              Exhibit 4(mmm) to Post-Effective Amendment No. 40, filed on February 23, 2006 (File No. 33-63212).

                        (nnn) Investment Advisory Agreement for Core Equity
                              Portfolio dated July 1, 2004, as amended February 1, 2006, is incorporated herein by reference to
                              Exhibit 4(nnn) to Post-Effective Amendment No. 40, filed on February 23, 2006 (File No. 33-63212).

                        (ooo) Investment Advisory Agreement for Flexible Bond
                              Portfolio dated July 1, 2004, as amended February 1, 2006, is incorporated herein by reference to
                              Exhibit 4(ooo) to Post-Effective Amendment No. 40, filed on February 23, 2006 (File No. 33-63212).

                        (ppp) Investment Advisory Agreement for Foreign Stock
                              Portfolio dated July 1, 2004, as amended February 1, 2006, is incorporated herein by reference to
                              Exhibit 4(ppp) to Post-Effective Amendment No. 40, filed on February 23, 2006 (File No. 33-63212).

                        (qqq) Investment Advisory Agreement for Forty Portfolio
                              dated July 1, 2004, as amended February 1, 2006, is incorporated herein by reference to Exhibit 4(qqq) to Post-Effective Amendment No. 40, filed on February 23, 2006 (File No. 33-63212).

                        (rrr) Investment Advisory Agreement for Global Life
                              Sciences Portfolio dated July 1, 2004, as amended February 1, 2006, is incorporated herein by reference to Exhibit 4(rrr) to Post-Effective Amendment No. 40, filed on February 23, 2006 (File No. 33-63212).

                        (sss) Investment Advisory Agreement for Global
                              Technology Portfolio dated July 1, 2004, as amended February 1, 2006, is incorporated herein by reference to Exhibit 4(sss) to Post-Effective Amendment No. 40, filed on February 23, 2006 (File No. 33-63212).

                        (ttt) Investment Advisory Agreement for Growth and
                              Income Portfolio dated July 1, 2004, as amended February 1, 2006, is incorporated herein by reference to Exhibit 4(ttt) to Post-Effective Amendment No. 40, filed on February 23, 2006 (File No. 33-63212).

                        (uuu) Investment Advisory Agreement for International
                              Growth Portfolio dated July 1, 2004, as amended February 1, 2006, is incorporated herein by reference to Exhibit 4(uuu) to Post-Effective Amendment No. 40, filed on February 23, 2006 (File No. 33-63212).

                        (vvv) Investment Advisory Agreement for Large Cap Growth
                              Portfolio dated July 1, 2004, as amended February 1, 2006, is incorporated herein by reference to
                              Exhibit 4(vvv) to Post-Effective Amendment No. 40, filed on February 23, 2006 (File No. 33-63212).

                        (www) Investment Advisory Agreement for Mid Cap Growth
                              Portfolio dated July 1, 2004, as amended February 1, 2006, is incorporated herein by reference to
                              Exhibit 4(www) to Post-Effective Amendment No. 40, filed on February 23, 2006 (File No. 33-63212).

                        (xxx) Investment Advisory Agreement for Mid Cap Value
                              Portfolio dated July 1, 2004, as amended February 1, 2006, is incorporated herein by reference to
                              Exhibit 4(xxx) to Post-Effective Amendment No. 40, filed on February 23, 2006 (File No. 33-63212).

                        (yyy) Investment Advisory Agreement for Money Market
                              Portfolio dated April 3, 2002, as amended February 1, 2006, is incorporated herein by reference to
                              Exhibit 4(yyy) to Post-Effective Amendment No. 40, filed on February 23, 2006 (File No. 33-63212).

                        (zzz) Investment Advisory Agreement for Risk-Managed
                              Core Portfolio dated July 1, 2004, as amended January 1, 2006, is incorporated herein by reference to Exhibit 4(zzz) to Post-Effective Amendment No. 40, filed on February 23, 2006 (File No. 33-63212).

                       (aaaa) Investment Advisory Agreement for Worldwide Growth
                              Portfolio dated July 1, 2004, as amended February 1, 2006, is incorporated herein by reference to
                              Exhibit 4(aaaa) to Post-Effective Amendment No. 40, filed on February 23, 2006 (File No. 33-63212).

                       (bbbb) Sub-Advisory Agreement for Risk-Managed Core
                              Portfolio dated July 1, 2004, as amended January 1, 2006, is incorporated herein by reference to
                              Exhibit 4(bbbb) to Post-Effective Amendment No. 40, filed on February 23, 2006 (File No. 33-63212).

                       (cccc) Amendment to Investment Advisory Agreement for
                              Core Equity Portfolio dated May 1, 2006 is incorporated herein by reference to Exhibit 4(cccc) to Post-Effective Amendment No. 41, filed on April 28, 2006 (File No. 33-63212).

                       (dddd) Amendment to Investment Advisory Agreement for
                              Risk-Managed Core Portfolio dated May 1, 2006 is incorporated herein by reference to Exhibit 4(dddd) to Post-Effective Amendment No. 41, filed on April 28, 2006 (File No. 33-63212).

                       (eeee) Amendment to Investment Advisory Agreement for
                              Risk-Managed Growth Portfolio dated May 1, 2006 is incorporated herein by reference to Exhibit 4(eeee) to Post-Effective Amendment No. 41, filed on April 28, 2006 (File No. 33-63212).

                       (ffff) Amendment to Sub-Advisory Agreement for
                              Risk-Managed Core Portfolio dated May 1, 2006 is incorporated herein by reference to Exhibit 4(ffff) to Post-Effective Amendment No. 41, filed on April 28, 2006 (File No. 33-63212).

                       (gggg) Amendment to Sub-Advisory Agreement for
                              Risk-Managed Growth Portfolio dated May 1, 2006 is incorporated herein by reference to Exhibit 4(gggg) to Post-Effective Amendment No. 41, filed on April 28, 2006 (File No. 33-63212).

                       (hhhh) Amendment to Investment Advisory Agreement for
                              Balanced Portfolio dated June 14, 2006 is incorporated herein by reference to Exhibit 4(hhhh) to Post-Effective Amendment No. 42, filed on February 26, 2007 (File No. 33-63212).

                       (iiii) Amendment to Investment Advisory Agreement for
                              Flexible Bond Portfolio dated June 14, 2006 is incorporated herein by reference to Exhibit 4(iiii) to Post-Effective Amendment No. 42, filed on February 26, 2007 (File No. 33-63212).

                       (jjjj) Amendment to Investment Advisory Agreement for
                              Foreign Stock Portfolio dated June 14, 2006 is incorporated herein by reference to Exhibit 4(jjjj) to Post-Effective Amendment No. 42, filed on February 26, 2007 (File No. 33-63212).

                       (kkkk) Amendment to Investment Advisory Agreement for
                              Forty Portfolio dated June 14, 2006 is
                              incorporated herein by reference to Exhibit
                              4(kkkk) to Post-Effective Amendment No. 42, filed on February 26, 2007 (File No. 33-63212).

                       (llll) Amendment to Investment Advisory Agreement for
                              Fundamental Equity Portfolio dated June 14, 2006 is incorporated herein by reference to Exhibit 4(llll) to Post-Effective Amendment No. 42, filed on February 26, 2007 (File No. 33-63212).

                       (mmmm) Amendment to Investment Advisory Agreement for
                              Global Life Sciences Portfolio dated June 14, 2006 is incorporated herein by reference to Exhibit 4(mmmm) to Post-Effective Amendment No. 42, filed on February 26, 2007 (File No. 33-63212).

                       (nnnn) Amendment to Investment Advisory Agreement for
                              Global Technology Portfolio dated June 14, 2006 is incorporated herein by reference to Exhibit 4(nnnn) to Post-Effective Amendment No. 42, filed on February 26, 2007 (File No. 33-63212).

                       (oooo) Amendment to Investment Advisory Agreement for
                              Growth and Income Portfolio dated June 14, 2006 is incorporated herein by reference to Exhibit 4(oooo) to Post-Effective Amendment No. 42, filed on February 26, 2007 (File No. 33-63212).

                       (pppp) Amendment to Investment Advisory Agreement for
                              International Growth Portfolio dated June 14, 2006 is incorporated herein by reference to as Exhibit 4(pppp) to Post-Effective Amendment No. 42, filed on February 26, 2007 (File No. 33-63212).

                       (qqqq) Amendment to Investment Advisory Agreement for
                              Large Cap Growth Portfolio dated June 14, 2006 is incorporated herein by reference to Exhibit 4(qqqq) to Post-Effective Amendment No. 42, filed on February 26, 2007 (File No. 33-63212).

                       (rrrr) Amendment to Investment Advisory Agreement for Mid
                              Cap Growth Portfolio dated June 14, 2006 is incorporated herein by reference to Exhibit 4(rrrr) to Post-Effective Amendment No. 42, filed on February 26, 2007 (File No. 33-63212).

                       (ssss) Amendment to Investment Advisory Agreement for Mid
                              Cap Value Portfolio dated June 14, 2006 is incorporated herein by reference to Exhibit 4(ssss) to Post-Effective Amendment No. 42, filed on February 26, 2007 (File No. 33-63212).

                       (tttt) Amendment to Investment Advisory Agreement for
                              Money Market Portfolio dated June 14, 2006 is incorporated herein by reference to Exhibit 4(tttt) to Post-Effective Amendment No. 42, filed on February 26, 2007 (File No. 33-63212).

                       (uuuu) Amendment to Investment Advisory Agreement for
                              Janus Aspen INTECH Risk-Managed Core Portfolio dated June 14, 2006 is incorporated herein by reference to Exhibit 4(uuuu) to Post-Effective Amendment No. 42, filed on February 26, 2007 (File No. 33-63212).

                       (vvvv) Amendment to Investment Advisory Agreement for
                              Janus Aspen INTECH Risk-Managed Growth Portfolio dated June 14, 2006 is incorporated herein by reference to Exhibit 4(vvvv) to Post-Effective Amendment No. 42, filed on February 26, 2007 (File No. 33-63212).

                       (wwww) Amendment to Investment Advisory Agreement for
                              Small Company Value Portfolio dated June 14, 2006 is incorporated herein by reference to Exhibit 4(wwww) to Post-Effective Amendment No. 42, filed on February 26, 2007 (File No. 33-63212).

                       (xxxx) Amendment to Investment Advisory Agreement for
                              Worldwide Growth Portfolio dated June 14, 2006 is incorporated herein by reference to Exhibit 4(xxxx) to Post-Effective Amendment No. 42, filed on February 26, 2007 (File No. 33-63212).

                       (yyyy) Amendment to Sub-Advisory Agreement for Mid Cap
                              Value Portfolio dated June 14, 2006 is
                              incorporated herein by reference to Exhibit
                              4(yyyy) to Post-Effective Amendment No. 42, filed on February 26, 2007 (File No. 33-63212).

                       (zzzz) Amendment to Sub-Advisory Agreement for Janus
                              Aspen INTECH Risk-Managed Growth Portfolio dated June 14, 2006 is incorporated herein by reference to Exhibit 4(zzzz) to Post-Effective Amendment No. 42, filed on February 26, 2007 (File No. 33-63212).

            Exhibit 5   (a)   Amended Distribution Agreement is incorporated
                              herein by reference to Post-Effective Amendment
                              No. 17, filed on February 26, 1999 (File No.
                              33-63212).

                        (b) Amended Distribution Agreement dated September 14, 1999 is incorporated herein by reference to Post-Effective Amendment No. 20, filed on October 26, 1999 (File No. 33-63212).

                        (c) Form of Distribution and Shareholder Services Agreement for Service Shares for Qualified Plans is incorporated herein by reference to Post-Effective Amendment No. 20, filed on October 26, 1999 (File No. 33-63212).

                        (d) Form of Distribution and Shareholder Services Agreement for Service Shares for Insurance Companies is incorporated herein by reference to Post-Effective Amendment No. 20, filed on October 26, 1999 (File No. 33-63212).

                        (e) Form of Amended and Restated Distribution Agreement, dated September 13, 2001, is incorporated herein by reference to Exhibit 5(e) to Post-Effective Amendment No. 27, filed on October 18, 2001 (File No. 33-63212).

                        (f) Form of Distribution and Shareholder Services Agreement for Service II Shares for Qualified Plans is incorporated herein by reference to
                              Exhibit 5(f) to Post-Effective Amendment No. 27, filed on October 18, 2001 (File No. 33-63212).

                        (g) Form of Distribution and Shareholder Services Agreement for Service II Shares for Insurance Companies is incorporated herein by reference to
                              Exhibit 5(g) to Post-Effective Amendment No. 27, filed on October 18, 2001 (File No. 33-63212).

                        (h) Form of Transfer and Assumption Agreement between Janus Distributors, Inc. and Janus Distributors LLC, dated April 1, 2002, is incorporated herein by reference to Exhibit 5(h) to Post-Effective Amendment No. 29, filed on April 29, 2002 (File No. 33-63212).

                        (i) Amended and Restated Distribution Agreement between Janus Aspen Series and Janus Distributors LLC, dated June 18, 2002, is incorporated herein by reference to Exhibit 5(i) to Post-Effective Amendment No. 30, filed on October 17, 2002 (File No. 33-63212).

            Exhibit 6         Not Applicable

            Exhibit 7   (a)   Form of Custody Agreement between Janus Aspen
                              Series and Investors Fiduciary Trust Company filed as Exhibit 8(a) to Post-Effective Amendment No.
                              11, filed on April 30, 1997 (File No. 33-63212)
                              has been withdrawn.

                        (b) Form of Custodian Contract between Janus Aspen Series and State Street Bank and Trust Company is incorporated herein by reference to Exhibit 8(b) to Post-Effective Amendment No. 11, filed on April 30, 1997 (File No. 33-63212).

                        (c) Letter Agreement dated April 4, 1994 regarding State Street Custodian Agreement is incorporated herein by reference to Exhibit 8(c) to Post-Effective Amendment No. 11, filed on April 30, 1997 (File No. 33-63212).

                        (d) Form of Custodian Agreement between Janus Aspen Series and United Missouri Bank, N.A. filed as
                              Exhibit 8(d) to Post-Effective Amendment No.
                              11, filed on April 30, 1997 (File No. 33-63212)
                              has been withdrawn.

                        (e) Amendment dated October 11, 1995 of State Street Custodian Contract is incorporated herein by reference to Exhibit 8(e) to Post-Effective Amendment No. 7, filed on February 14, 1996 (File No. 33-63212).

                        (f) Letter Agreement dated September 10, 1996 regarding State Street Custodian Contract is incorporated herein by reference to Exhibit 8(f) to Post-Effective Amendment No. 9, filed on October 24, 1996 (File No. 33-63212).

                        (g) Form of Subcustodian Contract between United Missouri Bank, N.A. and State Street Bank and Trust Company filed as Exhibit 8(g) to Post-Effective Amendment No. 9, filed on October 24, 1996 (File No. 33-63212) has been withdrawn.

                        (h) Form of Letter Agreement dated September 9, 1997, regarding State Street Custodian Contract is incorporated herein by reference to Exhibit 8(h) to Post-Effective Amendment No. 14, filed on October 24, 1997 (File No. 33-63212).

                        (i) Form of Global Custody Services Agreement dated March 11, 1999 with Citibank N.A. is incorporated herein by reference to Exhibit 7 to Post-Effective Amendment No. 19, filed on April 30, 1999 (File No. 33-63212).

                        (j) Form of Letter Agreement dated December 17, 1999 regarding State Street Custodian filed as Exhibit 7(j) to Post-Effective Amendment No. 22, filed on January 14, 2000 (File No. 33-63212) has been withdrawn.

                        (k) Amendment to Custodian Contract is incorporated herein by reference to Exhibit 7(k) to Post-Effective Amendment No. 24, filed on April 14, 2000 (File No. 33-63212).

                        (l) Foreign Custody Amendment to State Street Bank and Trust Company Contract, dated December 5, 2000, is incorporated herein by reference to Exhibit 7(l) to Post-Effective Amendment No. 25, filed on February 14, 2001 (File No. 33-63212).

                        (m) Foreign Custody Manager Addendum to Global Custodial Services Agreement with Citibank, N.A., dated December 5, 2000, is incorporated herein by reference to Exhibit 7(m) to Post-Effective Amendment No. 25, filed on February 14, 2001 (File No. 33-63212).

                        (n) Amendment to State Street Bank and Trust Company Custodian Contract, dated December 5, 2000, is incorporated herein by reference to Exhibit 7(n) to Post-Effective Amendment No. 25, filed on February 14, 2001 (File No. 33-63212).

                        (o) Form of Amendment to State Street Bank and Trust Company Custodian Contract, dated December 5, 2000, is incorporated herein by reference to
                              Exhibit 7(o) to Post-Effective Amendment No. 25, filed on February 14, 2001 (File No. 33-63212).

                        (p) Form of Letter Agreement with State Street Bank and Trust Company, dated May 1, 2001, is incorporated herein by reference to Exhibit 7(p) to Post-Effective Amendment No. 25, filed on February 14, 2001 (File No. 33-63212).

                        (q) Form of Letter Agreement with State Street Bank and Trust Company, dated July 31, 2001, is incorporated herein by reference to Exhibit 7(q) to Post-Effective Amendment No. 26, filed on June 1, 2001 (File No. 33-63212).

                        (r) Form of Letter Agreement with regard to Global Value Portfolio, with State Street Bank and Trust Company, dated December 31, 2002, is incorporated herein by reference to Exhibit 7(r) to Post-Effective Amendment No. 30, filed on October 17, 2002 (File No. 33-63212).

                        (s) Form of Letter Agreement with regard to Subadvised Portfolios, with State Street Bank and Trust Company, dated December 31, 2002, is incorporated herein by reference to Exhibit 7(s) to Post-Effective Amendment No. 30, filed on October 17, 2002 (File No. 33-63212).

                        (t) Form of Letter Agreement with regard to Aggressive Growth Portfolio, with State Street Bank and Trust Company, dated May 1, 2003 is incorporated herein by reference to Exhibit 7(t) to Post-Effective Amendment No. 33, filed on April 30, 2003 (File No. 33-63212).

                        (u) Form of Letter Agreement with regard to Foreign Stock Portfolio, with State Street Bank and Trust Company, dated May 1, 2004, is incorporated herein by reference to Exhibit 7(u) to Post-Effective Amendment No. 36, filed on February 26, 2004 (File No. 33-63212).

                        (v) Form of Letter Agreement with regard to Small Company Value Portfolio, with State Street Bank and Trust Company, dated May 1, 2004, is incorporated herein by reference to Exhibit 7(v) to Post-Effective Amendment No. 36, filed on February 26, 2004 (File No. 33-63212).

                        (w) Form of Letter Agreement with regard to Risk-Managed Growth Portfolio, dated May 1, 2004, is incorporated herein by reference to Exhibit 7(w) to Post-Effective Amendment No. 36, filed on February 26, 2004 (File No. 33-63212).

                        (x) Form of Letter Agreement with regard to Risk-Managed Core Portfolio, dated May 1, 2004, is incorporated herein by reference to Exhibit 7(x) to Post-Effective Amendment No. 36, filed on February 26, 2004 (File No. 33-63212).

                        (y) Amendment to State Street Bank and Trust Company Custodian Contract dated January 21, 2005 is incorporated herein by reference to Exhibit 7(y) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (z) Amendment to Global Custodial Services Agreement dated January 14, 2005 with Citibank, N.A. is incorporated herein by reference to Exhibit 7(z) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (aa) Letter Agreement with regard to Capital Appreciation Portfolio, dated February 15, 2005, is incorporated herein by reference to Exhibit 7(aa) to Post-Effective Amendment No. 39, filed on April 29, 2005 (File No. 33-63212).

                        (bb) Letter Agreement with regard to Flexible Income Portfolio, dated February 15, 2005, is incorporated herein by reference to Exhibit 7(bb) to Post-Effective Amendment No. 39, filed on April 29, 2005 (File No. 33-63212).

                        (cc) Letter Agreement with regard to Growth Portfolio, dated February 15, 2005, is incorporated herein by reference to Exhibit 7(cc) to Post-Effective Amendment No. 39, filed on April 29, 2005 (File No. 33-63212).

                        (dd) Amended and Restated Custodian Contract between Janus Aspen Series and State Street Bank and Trust Company, dated August 1, 2005, is incorporated herein by reference to Exhibit 7(dd) to Post-Effective Amendment No. 41, filed on April 28, 2006 (File No. 33-63212).

                        (ee) Letter Agreement with regard to Risk-Managed Core Portfolio and Risk-Managed Growth Portfolio, dated February 21, 2006, is incorporated herein by reference to Exhibit 7(ee) to Post-Effective Amendment No. 41, filed on April 28, 2006 (File No. 33-63212).

                        (ff) Form of Letter Agreement with regard to Core Equity Portfolio, dated April 18, 2006, is incorporated herein by reference to Exhibit 7(ff) to Post-Effective Amendment No. 41, filed on April 28, 2006 (File No. 33-63212).

       Exhibit    8     (a)   Transfer Agency Agreement with Janus Service
                              Corporation is incorporated herein by reference to
                              Exhibit 9(a) to Post-Effective Amendment No. 11, filed on April 30, 1997 (File No. 33-63212).

                        (b) Transfer Agency Agreement as amended May 1, 1997 is incorporated herein by reference to Exhibit 9(b) to Post-Effective Amendment No. 10, filed on February 13, 1997 (File No. 33-63212).

                        (c) Form of Model Participation Agreement is incorporated herein by reference to Exhibit 9(c) to Post-Effective Amendment No. 11, filed on April 30, 1997 (File No. 33-63212).

                        (d) Form of Amended and Restated Transfer Agency Agreement, dated September 13, 2001, is incorporated herein by reference to Exhibit 8(d) to Post-Effective Amendment No. 27, filed on October 18, 2001 (File No. 33-63212).

                        (e) Form of Transfer and Assumption Agreement between Janus Service Corporation and Janus Services LLC, dated April 1, 2002, is incorporated herein by reference to Exhibit 8(e) to Post-Effective Amendment No. 29, filed on April 29, 2002 (File No. 33-63212).

                        (f) Amended and Restated Transfer Agency Agreement between Janus Aspen Series and Janus Services LLC, dated June 18, 2002, is incorporated herein by reference to Exhibit 8(f) to Post-Effective Amendment No. 30, filed on October 17, 2002 (File No. 33-63212).

                        (g) Amended and Restated Transfer Agency Agreement between Janus Aspen Series and Janus Services LLC, dated December 10, 2002, is incorporated herein by reference to Exhibit 8(g) to Post-Effective Amendment No. 35, filed on August 11, 2003 (File No. 33-63212).

                        (h) Expense Limitation Agreement between Janus Capital Management LLC and Core Equity Portfolio is incorporated herein by reference to Exhibit 8(h) to Post-Effective Amendment No. 36, filed on February 26, 2004 (File No. 33-63212).

                        (i) Expense Limitation Agreement between Janus Capital Management LLC and Global Technology Portfolio is incorporated herein by reference to Exhibit 8(i) to Post-Effective Amendment No. 36, filed on February 26, 2004 (File No. 33-63212).

                        (j) Expense Limitation Agreement between Janus Capital Management LLC and Global Life Sciences Portfolio is incorporated herein by reference to Exhibit 8(j) to Post-Effective Amendment No. 36, filed on February 26, 2004 (File No. 33-63212).

                        (k) Expense Limitation Agreement between Janus Capital Management LLC and International Value Portfolio is incorporated herein by reference to Exhibit 8(k) to Post-Effective Amendment No. 36, filed on February 26, 2004 (File No. 33-63212).

                        (l) Expense Limitation Agreement between Janus Capital Management LLC and Mid Cap Value Portfolio is incorporated herein by reference to Exhibit 8(l) to Post-Effective Amendment No. 36, filed on February 26, 2004 (File No. 33-63212).

                        (m) Expense Limitation Agreement between Janus Capital Management LLC and Small Cap Value Portfolio is incorporated herein by reference to Exhibit 8(m) to Post-Effective Amendment No. 36, filed on February 26, 2004 (File No. 33-63212).

                        (n) Expense Limitation Agreement between Janus Capital Management LLC and Risk-Managed Large Cap Growth Portfolio is incorporated herein by reference to
                              Exhibit 8(n) to Post-Effective Amendment No. 36, filed on February 26, 2004 (File No. 33-63212).

                        (o) Expense Limitation Agreement between Janus Capital Management LLC and Risk-Managed Large Cap Core Portfolio is incorporated herein by reference to
                              Exhibit 8(o) to Post-Effective Amendment No. 36, filed on February 26, 2004 (File No. 33-63212).

                        (p) Expense Limitation Agreement between Janus Capital Management LLC and Flexible Income Portfolio is incorporated herein by reference to Exhibit 8(p) to Post-Effective Amendment No. 36, filed on February 26, 2004 (File No. 33-63212).

                        (q) Expense Limitation Agreement between Janus Capital Management LLC and Money Market Portfolio is incorporated herein by reference to Exhibit 8(q) to Post-Effective Amendment No. 36, filed on February 26, 2004 (File No. 33-63212).

                        (r) Expense Limitation Agreement between Janus Capital Management LLC and Core Equity Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 8(r) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (s) Expense Limitation Agreement between Janus Capital Management LLC and Flexible Income Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 8(s) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (t) Expense Limitation Agreement between Janus Capital Management LLC and Foreign Stock Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 8(t) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (u) Expense Limitation Agreement between Janus Capital Management LLC and Global Life Sciences Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 8(u) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (v) Expense Limitation Agreement between Janus Capital Management LLC and Global Technology Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 8(v) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (w) Expense Limitation Agreement between Janus Capital Management LLC and Mid Cap Value Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 8(w) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (x) Expense Limitation Agreement between Janus Capital Management LLC and Money Market Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 8(x) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (y) Expense Limitation Agreement between Janus Capital Management LLC and Risk-Managed Core Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 8(y) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (z) Expense Limitation Agreement between Janus Capital Management LLC and Risk-Managed Growth Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 8(z) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

                        (aa) Expense Limitation Agreement between Janus Capital Management LLC and Small Company Value Portfolio dated July 1, 2004 is incorporated herein by reference to Exhibit 8(aa) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212).

            Exhibit 9   (a)   Opinion and Consent of Fund Counsel with respect
                              to shares of Growth Portfolio, Aggressive Growth
                              Portfolio, Worldwide Growth Portfolio, Balanced
                              Portfolio, Flexible Income Portfolio and
                              Short-Term Bond Portfolio is incorporated herein by reference to Exhibit 10 to Post-Effective
                              Amendment No. 11, filed on April 30, 1997 (File
                              No. 33-63212).

                        (b) Opinion and Consent of Fund Counsel with respect to shares of International Growth Portfolio is incorporated herein by reference to Exhibit 10(b) to Post-Effective Amendment No. 11, filed on April 30, 1997 (File No. 33-63212).

                        (c) Opinion and Consent of Fund Counsel with respect to shares of Money Market Portfolio is incorporated herein by reference to Exhibit 10(c) to Post-Effective Amendment No. 11, filed on April 30, 1997 (File No. 33-63212).

                        (d) Opinion and Consent of Fund Counsel with respect to High-Yield Portfolio is incorporated herein by reference to Exhibit 10(d) to Post-Effective Amendment No. 7, filed on February 14, 1996 (File No. 33-63212).

                        (e) Opinion and Consent of Fund Counsel with respect to Equity Income Portfolio and Capital Appreciation Portfolio is incorporated herein by reference to Exhibit 10(e) to Post-Effective Amendment No. 10, filed on February 13, 1997 (File No. 33-63212).

                        (f) Opinion and Consent of Fund Counsel with respect to Growth and Income Portfolio is incorporated herein by reference to Exhibit 10(g) to Post-Effective Amendment No. 12, filed on August 11, 1997 (File No. 33-63212).

                        (g) Opinion and Consent of Fund Counsel with respect to Service Shares of all the Portfolios is incorporated herein by reference to Exhibit 9(i) to Post-Effective Amendment 20, filed on October 26, 1999 (File No. 33-63212).

                        (h) Opinion and Consent of Fund Counsel with respect to Global Life Sciences Portfolio and Global Technology Portfolio for Service Shares and Institutional Shares is incorporated herein by reference to Exhibit 9(j) to Post-Effective Amendment No. 21, filed on November 1, 1999 (File No. 33-63212).

                        (i) Opinion and Consent of Fund Counsel with respect to Strategic Value Portfolio for Service Shares and Institutional Shares is incorporated herein by reference to Exhibit 9(k) to Post-Effective Amendment No. 23, filed on February 16, 2000 (File No. 33-63212).

                        (j) Opinion and Consent of Fund Counsel with respect to Global Value Portfolio for Service Shares, dated February 13, 2001, is incorporated herein by reference to Exhibit 9(l) to Post-Effective Amendment No. 25, filed on February 14, 2001 (File No. 33-63212).

                        (k) Opinion and Consent of Fund Counsel with respect to Service II Shares of International Growth Portfolio, Worldwide Growth Portfolio and Global Technology Portfolio is incorporated herein by reference to Exhibit 9(k) to Post-Effective Amendment No. 27, filed on October 18, 2001 (File No. 33-63212).

                        (l) Opinion and Consent of Fund Counsel with respect to Service Shares of Risk-Managed Large Cap Growth Portfolio, Risk-Managed Large Cap Core Portfolio, Mid Cap Value Portfolio and Small Cap Value Portfolio is incorporated herein by reference to
                              Exhibit 9(l) to Post-Effective Amendment No. 30, filed on October 17, 2002 (File No. 33-63212).

                        (m) Opinion and Consent of Fund Counsel with respect to Institutional Shares of Mid Cap Value Portfolio is incorporated herein by reference to Exhibit 9(m) to Post-Effective Amendment No. 32, filed on February 26, 2003 (File No. 33-63212).

            Exhibit 10 Consent of PricewaterhouseCoopers LLP is incorporated herein by reference to Exhibit 10 to Post-Effective Amendment No. 43, filed on May 1, 2007 (File No. 33-63212).

            Exhibit 11        Not Applicable

            Exhibit 12        Not Applicable

            Exhibit 13  (a)   Form of Distribution and Shareholder Servicing
                              Plan for Service Shares between Janus
                              Distributors, Inc. and Janus Aspen Series is incorporated herein by reference to Exhibit 13(b) to Post-Effective Amendment No. 20, filed on
                              October 26, 1999 (File No. 33-63212).

                        (b) Form of Distribution and Shareholder Servicing Plan for Service II Shares between Janus Distributors, Inc. and Janus Aspen Series, dated October 18, 2001, is incorporated herein by reference to Exhibit 13(b) to Post-Effective Amendment No. 27, filed on October 18, 2001 (File No. 33-63212).

            Exhibit 14  (a)   Rule 18f-3 Plan dated December 10, 1996 is
                              incorporated herein by reference to Exhibit 18 to Post-Effective Amendment No. 10, filed on February
                              13, 1997 (File No. 33-63212).

                        (b) Amendment to Rule 18f-3 Plan dated June 15, 1999 is incorporated herein by reference to Exhibit 15 to Post-Effective Amendment No. 19, filed on June 21, 1999 (File No. 33-63212).

                        (c) Amendment to Rule 18f-3 Plan dated September 14, 1999 is incorporated herein by reference to
                              Exhibit 15(c) to Post-Effective Amendment No. 20, filed on October 26, 1999 (File No. 33-63212).

                        (d) Form of Amended and Restated Rule 18f-3 Plan is incorporated herein by reference to Exhibit 15(d) to Post-Effective Amendment No. 26, filed on June 1, 2001 (File No. 33-63212).

                        (e) Amended and Restated Rule 18f-3 Plan, dated September 13, 2001, is incorporated herein by reference to Exhibit 15(e) to Post-Effective Amendment No. 27, filed on October 18, 2001 (File No. 33-63212).

                        (f) Amended and Restated Rule 18f-3 Plan, dated June 18, 2002, is incorporated herein by reference to
                              Exhibit 15(f) to Post-Effective Amendment No. 33, filed on April 30, 2003 (File No. 33-63212).

                        (g) Amended and Restated Rule 18f-3 Plan, dated December 10, 2002, is incorporated herein by reference to Exhibit 15(g) to Post-Effective Amendment No. 33, filed on April 30, 2003 (File No. 33-63212).

            Exhibit 15 (a)    Powers of Attorney, dated as of November 25, 2003,
                              filed as Exhibit 17 to Post-Effective Amendment
                              No. 36, filed on February 26, 2004 (File No.
                              33-63212), have been withdrawn.

                        (b) Powers of Attorney, dated as of May 17, 2004, are incorporated herein by reference to Exhibit 15(b) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212), have been withdrawn.

                        (c) Powers of Attorney, dated as of January 1, 2006, are incorporated herein by reference to Exhibit 15(c) to Post-Effective Amendment No. 40, filed on February 23, 2006 (File No. 33-63212).

                        (d) Powers of Attorney, dated as of March 16, 2007, are incorporated herein by reference to
                              Exhibit 15(d) to Post-Effective Amendment No. 43, filed on May 1, 2007 (File No. 33-63212).

            Exhibit 16  (a)   Code of Ethics filed as Exhibit 16(a) to
                              Post-Effective Amendment No. 24, filed on April
                              24, 2000 (File No. 33-63212), has been withdrawn.

                        (b) Amended Janus Ethics Rules filed as Exhibit 16(b) to Post-Effective Amendment No. 26, filed on June 1, 2001 (File No. 33-63212), have been withdrawn.

                        (c) Amended Janus Ethics Rules filed as Exhibit 16(c) to Post-Effective Amendment No. 27, filed on October 18, 2001 (File No. 33-63212), have been withdrawn.

                        (d) Amended Janus Ethics Rules filed as Exhibit 16(d) to Post-Effective Amendment No. 29, filed on April 29, 2002 (File No. 33-63212), have been withdrawn.

                        (e) Bay Isle Financial Code of Ethics and Statement of Policies dated March 28, 2002, filed as Exhibit 16(e) to Post-Effective Amendment No. 31, filed on December 30, 2002 (File No. 33-63212), have been withdrawn.

                        (f) Enhanced Investment Technologies Code of Ethics and Statement of Personal Trading Policies dated May 1, 2002, filed as Exhibit 16(f) to Post-Effective Amendment No. 31, filed on December 30, 2002 (File No. 33-63212), have been withdrawn.

                        (g) Perkins, Wolf, McDonnell and Company Code of Ethics dated April 28, 2000, filed as Exhibit 16(g) to Post-Effective Amendment No. 31, filed on December 30, 2002 (File No. 33-63212), has been withdrawn.

                        (h) Amended Janus Ethics Rules filed as Exhibit 16(h) to Post-Effective Amendment No. 32, filed on February 26, 2003 (File No. 33-63212), have been withdrawn.

                        (i) Amended Janus Ethics Rules filed as Exhibit 16(i) to Post-Effective Amendment No. 33, filed on April 30, 2003 (File No. 33-63212), have been withdrawn.

                        (j) Amended Janus Ethics Rules, dated June 9, 2003, filed as Exhibit 16(j) to Post-Effective Amendment No. 35, filed on August 11, 2003 (File No. 33-63212), have been withdrawn.

                        (k) Amended Janus Ethics Rules, dated February 5, 2004, filed as Exhibit 16(k) to Post-Effective Amendment No. 36, filed on February 26, 2004 (File No. 33-63212) have been withdrawn.

                        (l) Amended Janus Ethics Rules, dated February 1, 2005, filed as Exhibit 16(l) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212) have been withdrawn.

                        (m) Code of Ethics of Perkins, Wolf, McDonnell and Company, LLC revised July 7, 2004 filed as Exhibit 16(m) to Post-Effective Amendment No. 38, filed on February 18, 2005 (File No. 33-63212) has been withdrawn.

                        (n) Amended Janus Ethics Rules, dated March 22, 2005, filed as Exhibit 16(n) to Post-Effective Amendment No. 39, filed on April 29, 2005 (File No. 33-63212) have been withdrawn.

                        (o) Revised Code of Ethics of Perkins, Wolf, McDonnell and Company, LLC filed as Exhibit 16(o) to Post-Effective Amendment No. 39, filed on April 29, 2005 (File No. 33-63212) has been withdrawn.

                        (p) Amended Janus Ethics Rules, revised December 6, 2005, filed as Exhibit 16(p) to Post-Effective Amendment No. 40, filed on February 23, 2006 (File No. 33-63212) have been withdrawn.

                        (q) Revised Code of Ethics of Perkins, Wolf, McDonnell and Company, LLC, revised April 27, 2005, is incorporated herein by reference to Exhibit 16(q) to Post-Effective Amendment No. 40, filed on February 23, 2006 (File No. 33-63212).

                        (r) Amended Janus Ethics Rules, revised April 4, 2006, is incorporated herein by reference to Exhibit 16(r) to Post-Effective Amendment No. 41, filed on April 28, 2006 (File No. 33-63212).

                        (s) Revised Code of Ethics of Perkins, Wolf, McDonnell and Company, LLC, revised December 19, 2005, is incorporated herein by reference to Exhibit 16(s) to Post-Effective Amendment No. 41, filed on April 28, 2006 (File No. 33-63212).

                        (t) Amended Janus Ethics Rules, revised January 26, 2007, is incorporated herein by reference to
                              Exhibit 16(t) to Post-Effective Amendment No. 42, filed on February 26, 2007 (File No. 33-63212).

                        (u) Amended Janus Ethics Rules, revised March 27, 2007, is incorporated herein by reference to
                              Exhibit 16(u) to Post-Effective Amendment No. 43, filed on May 1, 2007 (File No. 33-63212).


ITEM 24.    Persons Controlled by or Under Common Control with Registrant


      The Board of Trustees of Janus Aspen Series is the same as that of Janus Adviser Series and Janus Investment Fund. Each such Trust has Janus Capital Management LLC as its investment adviser. In addition, the officers of the three Trusts are substantially identical. Nonetheless, Janus Aspen Series takes the position that it is not under common control with other Janus funds because the power residing in the respective boards and officers arises as the result of an official position with each respective Trust.


ITEM 25.    Indemnification

      Article IX of Janus Aspen Series' Amended and Restated Trust Instrument provides for indemnification of certain persons acting on behalf of the Portfolios. In general, Trustees, officers and Advisory Board members will be indemnified against liability and against all expenses of litigation incurred by them in connection with any claim, action, suit or proceeding (or settlement of the same) in which they become involved by virtue of their office in connection with the Portfolios, unless their conduct is determined to constitute willful misfeasance, bad faith, gross negligence or reckless disregard of their duties, or unless it has been determined that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the Portfolios. A determination that a person covered by the indemnification provisions is entitled to indemnification may be made by the court or other body before which the proceeding is brought, or by either a vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust nor parties to the proceeding or by an independent legal counsel in a written opinion. The Portfolios also may advance money for these expenses, provided that the Trustee or officer undertakes to repay the Portfolios if his or her conduct is later determined to preclude indemnification, and that either he or she provide security for the undertaking, the Trust be insured against losses resulting from lawful advances, or a majority of a quorum of disinterested Trustees or independent counsel in a written opinion, determines that he or she ultimately will be found to be entitled to indemnification. The Trust also maintains a liability insurance policy covering its Trustees, officers and any Advisory Board members.

ITEM 26.    Business and Other Connections of Investment Adviser

      The only business of Janus Capital Management LLC is to serve as the investment adviser of the Registrant and as investment adviser or subadviser to several other mutual funds, unregistered investment companies, and for individual, charitable, corporate, private, and retirement accounts. Business backgrounds of the principal executive officers and directors of the adviser that also hold positions with the Registrant are included under "Trustees and Officers" in the Statement(s) of Additional Information included in this Registration Statement.

       The remaining principal executive officers of the investment adviser and their position with the adviser and affiliated entities are as follows:

                      Adviser/Affiliated Entity Name        Position(s) with Adviser
Name                  and Principal Business Address           or Affiliated Entity
Robin C. Beery        Janus Capital Group Inc.(1)        Chief Marketing Officer and
                                                         Executive Vice President
                      Janus Capital Management           Chief Marketing Officer and
                      LLC(1)                             Executive Vice President

                      Janus Services LLC(1)              Executive Vice President
                      The Janus Foundation(1)            President and Director
                      Enhanced Investment                Working Director
                      Technologies, LLC(2)

Gary D. Black         Janus Capital Group Inc.(1)        Chief Executive Officer and
                                                         Director
                      Janus Capital Management LLC(1)    Chief Executive Officer
                      Janus Management Holdings          Director and President
                      Corp.(1)
                      Bay Isle Financial LLC(1)          President
                      Enhanced Investment                Working Director
                      Technologies, LLC(2)

Jonathan D. Coleman   Janus Capital Management LLC(1)    Executive Vice President and
                                                         Co-Chief Investment Officer

Gregory A. Frost      Janus Capital Group Inc. (1)       Senior Vice President and Chief
                                                         Financial Officer
                      Janus Capital Management LLC(1)    Senior Vice President and Chief
                                                         Financial Officer
                      Janus Capital Asia Limited(3)      Director and Assistant Treasurer
                      Janus Capital International        Assistant Treasurer and Director
                      Limited(4)
                      Janus Holdings Corporation(1)      Senior Vice President,
                                                         Controller, and Director
                      Janus International Holding        Executive Vice President,
                      LLC(1)                             Controller, and Director
                      Janus Management Holdings          Senior Vice President, Chief
                      Corp.(1)                           Financial Officer, and Director
                      Janus Services LLC(1)              Senior Vice President and Chief
                                                         Financial Officer
                      Bay Isle Financial LLC(1)          Senior Vice President and Chief
                                                         Financial Officer
                      Berger Financial Group(1)          Vice President
                      Capital Group Partners, Inc.       Senior Vice President,
                      (5)                                Controller, and Director
                      Enhanced Investment                Vice President
                      Technologies, LLC(2)

Kelley Abbott Howes   Janus Capital Group Inc. (1)       Senior Vice President and
                                                         General Counsel
                      Janus Capital Management LLC(1)    Senior Vice President and
                                                         General Counsel
                      Janus Management Holdings          Senior Vice President, General
                      Corp. (1)                          Counsel, and Director
                      Capital Group Partners, Inc.(5)    Director
                      Enhanced Investment                Vice President
                      Technologies, LLC(2)

Dominic C. Martellaro Janus Capital Group Inc.(1)        Executive Vice President
                      Janus Capital Management LLC(1)    Executive Vice President
                      Janus Capital Funds Plc(4)         Director
                      Janus Capital Trust Manager        Director
                      Ltd.(6)
                      Janus Services LLC(1)              Executive Vice President

Gibson Smith          Janus Capital Management LLC(1)    Executive Vice President and
                                                         Co-Chief Investment Officer

John Zimmerman        Janus Capital Group Inc.(1)        Executive Vice President
                      Janus Capital Management           Executive Vice President
                      LLC(1)
                      Enhanced Investment                Working Director
                      Technologies, LLC(2)

(1)   Principal address is 151 Detroit Street, Denver, Colorado 80206-4805.

(2) Principal address is 2401 PGA Boulevard, Suite 100, Palm Beach Gardens, Florida 33410.


(3) Principal address is 4201-03 Cheung Kong Center, 2 Queen's Road, Central, Hong Kong, PRC

(4) Principal address is CityPoint, 1 Ropemaker Street, 26th Floor, London EC2Y 9HT, England.

(5)   Principal address is 525 Broadhollow Road, Melville, New York 11747.

(6) Principal address is Brooklawn House, Crampton Ave./Shelbourne Road, Ballsbridge, Dublin 4, Ireland.

      The only business of Enhanced Investment Technologies, LLC (fka Enhanced Investment Technologies, Inc.) and Perkins, Wolf, McDonnell and Company, LLC (fka Perkins, Wolf, McDonnell and Company) is to serve as a subadviser of the Registrant and investment adviser or subadviser to mutual funds, institutional and individual separate accounts, separately managed accounts, and other registered and unregistered investment companies. The principal executive officers of the subadvisers and their position with the subadvisers are as follows:

                      Subadviser/Affiliated Entity
                       Name and Principal Business       Position(s) with Subadviser
Name                           Address                       or Affiliated Entity
E. Robert Fernholz    Enhanced Investment                Chief Investment Officer,
                      Technologies, LLC(1)               Executive Vice President and
                                                         Working Director

Robert A. Garvy       Enhanced Investment                Chief Executive Officer,
                      Technologies, LLC(1)               President and Working Director

David E. Hurley       Enhanced Investment                Chief Operating Officer and
                      Technologies, LLC(1)               Executive Vice President

Robert H. Perkins     Perkins, Wolf, McDonnell and       Chief Investment Officer and
                      Company, LLC(2)                    President


Greg E. Wolf          Perkins, Wolf, McDonnell and       Chief Operating Officer and
                      Company, LLC(2)                    Treasurer


(1) Principal address is 2401 PGA Boulevard, Suite 100, Palm Beach Gardens, Florida 33410.

(2)   Principal address is 311 S. Wacker Drive, Suite 6000, Chicago, Illinois
      60606.

ITEM  27. Principal Underwriters

            (a) Janus Distributors LLC ("Janus Distributors") serves as principal underwriter for the Registrant, Janus Investment Fund, and Janus Adviser Series.

            (b) The principal business address, positions with Janus Distributors and positions with Registrant of David R. Kowalski, officer and director of Janus Distributors, are described under "Trustees and Officers" in the Statements of Additional Information included in this Registration Statement. The remaining principal executive officers of Janus Distributors are as follows:

                  Name                 Position(s) with Janus Distributors LLC
                  Robin C. Beery       Executive Vice President
                  Gregory A. Frost     Senior Vice President and Chief
                                       Financial Officer
                  Erich Gerth          Senior Vice President
                  Heidi W. Hardin      Vice President and Assistant General
                                       Counsel
                  Anya B. Hodges       Vice President
                  Kelley Abbott Howes  Senior Vice President and General Counsel
                  Karlene J. Lacy      Vice President
                  Douglas J. Laird     Vice President
                  John J. Mari         Vice President
                  Dominic Martellaro   President
                  Russell P. Shipman   Senior Vice President
                  Robert A. Watson     Senior Vice President
                  James R. Yount       Senior Vice President
                  John Zimmerman       Executive Vice President

                  Messrs. Frost, Gerth, Laird, Mari, Martellaro, Shipman, Watson, Yount, and Zimmerman and Mses. Beery, Hardin, Hodges, Howes, and Lacy do not hold any positions with the Registrant. Their principal business address is 151 Detroit Street, Denver, Colorado 80206-4805.

            (c)   Not applicable.

ITEM  28. Location of Accounts and Records

      The accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained by Janus Capital Management LLC, 151 Detroit Street, Denver, Colorado 80206-4805, 720 South Colorado Blvd., Denver, Colorado 80206-1929, and DocuVault, 5155 E. 46th Avenue, Denver, Colorado 80216; Janus Services LLC, 720 South Colorado Blvd., Denver, Colorado 80206-1929; State Street Bank and Trust Company, P.O. Box 0351, Boston, Massachusetts 02117-0351 and Citibank, N.A., 111 Wall Street, 24th Floor, Zone 5, New York, New York 10043. Certain records relating to the day-to-day portfolio management of Janus Aspen INTECH Risk-Managed Growth Portfolio and Janus Aspen INTECH Risk-Managed Core Portfolio are kept at the offices of the subadviser, Enhanced Investment Technologies, LLC, 2401 PGA Boulevard, Suite 100,

Palm Beach Gardens, Florida 33410. Certain records relating to the day-to-day portfolio management of Mid Cap Value Portfolio are kept at the offices of the subadviser, Perkins, Wolf, McDonnell and Company, LLC, 311 S. Wacker Drive, Suite 6000, Chicago, Illinois 60606.

ITEM  29. Management Services

      The Registrant has no management-related service contracts that are not discussed in Part A or Part B of this form.

ITEM  30. Undertakings

      Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Denver, and State of Colorado, on the 18th day of June, 2007.

                                    JANUS ASPEN SERIES


                                    By:   /s/ Andrew J. Iseman
                                          ----------------------------------
                                          Andrew J. Iseman, President and Chief
                                          Executive Officer

      Janus Aspen Series is organized under an Amended and Restated Trust Instrument dated March 18, 2003, amended December 29, 2005, ("Trust Instrument") under the laws of the State of Delaware. The obligations of the Registrant hereunder are not binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Registrant personally, but bind only the trust property of the Registrant, as provided in the Trust Instrument. The execution of this Amendment to the Registration Statement has been authorized by the Trustees of the Registrant and this Amendment to the Registration Statement has been signed by an authorized officer of the Registrant, acting as such, and neither such authorization by such Trustees nor such execution by such officer shall be deemed to have been made by any of them personally, but shall bind only the trust property of the Registrant as provided in its Trust Instrument.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
/s/ Andrew J. Iseman         President and Chief Executive       June 18, 2007
-----------------------
Andrew J. Iseman             Officer (Principal Executive
                             Officer)

/s/ Jesper Nergaard          Vice President, Chief Financial     June 18, 2007
-----------------------
Jesper Nergaard              Officer, Treasurer and Principal
                             Accounting Officer (Principal
                             Financial Officer and Principal
                             Accounting Officer)

Dennis B. Mullen*            Chairman and Trustee                June 18, 2007
-----------------------
Dennis B. Mullen

Jerome S. Contro*            Trustee                             June 18, 2007
-----------------------
Jerome S. Contro

William F. McCalpin*         Trustee                             June 18, 2007
-----------------------
William F. McCalpin

John W. McCarter, Jr.*       Trustee                             June 18,2007
-----------------------
John W. McCarter, Jr.

James T. Rothe*              Trustee                             June 18, 2007
-----------------------
James T. Rothe

William D. Stewart*          Trustee                             June 18, 2007
-----------------------
William D. Stewart

Martin H. Waldinger*         Trustee                             June 18, 2007
-----------------------
Martin H. Waldinger

Linda S. Wolf*               Trustee                             June 18, 2007
-----------------------
Linda S. Wolf

Thomas H. Bailey*            Trustee                             June 18, 2007
-----------------------
Thomas H. Bailey

/s/ Stephanie Grauerholz-Lofton
--------------------------------
*By:  Stephanie Grauerholz-Lofton
      Attorney-in-Fact
      Pursuant to Powers of Attorney, dated March 16, 2007, as incorporated herein by reference to Exhibit 15(d) to Post-Effective Amendment No. 43, filed on May 1, 2007 (File No. 33-63212).